Execution Copy



                   BEAR STEARNS ASSET BACKED SECURITIES I LLC,

                                    Depositor

                            EMC MORTGAGE CORPORATION,

                                     Sponsor

                             WELLS FARGO BANK, N.A.,

                  Master Servicer and Securities Administrator

                                       and

                                 CITIBANK, N.A.,

                                     Trustee


                     --------------------------------------

                         POOLING AND SERVICING AGREEMENT

                          Dated as of February 1, 2007
                     --------------------------------------


               BEAR STEARNS ASSET BACKED SECURITIES TRUST 2007-SD2

                   ASSET-BACKED CERTIFICATES, SERIES 2007-SD2


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                                TABLE OF CONTENTS

                                                                            Page

                                    ARTICLE I.

                                   DEFINITIONS

Section 1.01.      Defined Terms...............................................2

                                   ARTICLE II.

                            CONVEYANCE OF TRUST FUND
                         REPRESENTATIONS AND WARRANTIES

Section 2.01.      Conveyance of Trust Fund...................................47
Section 2.02.      Acceptance of the Mortgage Loans...........................49
Section 2.03.      Representations, Warranties and Covenants of the Master
                   Servicer and the Sponsor...................................51
Section 2.04.      Representations and Warranties of the Depositor............59
Section 2.05.      Delivery of Opinion of Counsel in Connection with
                   Substitutions and Repurchases..............................60
Section 2.06.      Authentication and Delivery of Certificates................60
Section 2.07.      Covenants of the Master Servicer...........................61
Section 2.08.      Lost Mortgage Notes Indemnity..............................61
Section 2.09.      Purposes and Powers of the Trust...........................61

                                  ARTICLE III.

              ADMINISTRATION AND MASTER SERVICING OF MORTGAGE LOANS

Section 3.01.      The Master Servicer........................................63
Section 3.02.      REMIC-Related Covenants....................................63
Section 3.03.      Monitoring of Servicers....................................64
Section 3.04.      [Reserved].................................................65
Section 3.05.      Power to Act; Procedures...................................65
Section 3.06.      Due-on-Sale Clauses; Assumption Agreements.................66
Section 3.07.      Release of Mortgage Files..................................66
Section 3.08.      Documents, Records and Funds in Possession of the
                   Master Servicer To Be Held for Trustee.....................67
Section 3.09.      Maintenance of Hazard Insurance............................67
Section 3.10.      Presentment of Claims and Collection of Proceeds...........68
Section 3.11.      Maintenance of the Primary Mortgage Insurance Policies.....68
Section 3.12.      Custodian to Retain Possession of Certain Insurance
                   Policies and Documents.....................................68
Section 3.13.      Realization Upon Defaulted Mortgage Loans..................69
Section 3.14.      Compensation for the Servicers and the Master Servicer.....69
Section 3.15.      REO Property...............................................69
Section 3.16.      Annual Statement as to Compliance..........................70
Section 3.17.      Assessments of Compliance and Attestation Reports..........70
Section 3.18.      Reports Filed with Securities and Exchange Commission......72


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Section 3.19.      [Reserved].................................................81
Section 3.20.      Optional Purchase of Defaulted Mortgage Loans..............81
Section 3.21.      [Reserved].................................................81
Section 3.22.      Intention of the Parties and Interpretation................81

                                   ARTICLE IV.

                                    ACCOUNTS

Section 4.01.      Protected Accounts.........................................82
Section 4.02.      [Reserved].................................................82
Section 4.03.      [Reserved].................................................82
Section 4.04.      Distribution Account.......................................82
Section 4.05.      Permitted Withdrawals and Transfers from the
                   Distribution Account.......................................84
Section 4.06.      The Yield Maintenance Account and the Yield Maintenance
                   Agreements.................................................86
Section 4.07.      The Final Maturity Reserve Account.........................87
Section 4.08.      Class P Reserve Account....................................88

                                   ARTICLE V.

                           DISTRIBUTIONS AND ADVANCES
                             BY THE MASTER SERVICER

Section 5.01.      Advances...................................................90
Section 5.02.      Compensating Interest Payments.............................90
Section 5.03.      REMIC Distributions........................................91
Section 5.04.      Distributions..............................................91
Section 5.04A.     Allocation of Realized Losses..............................98
Section 5.05.      Monthly Statements to Certificateholders..................100
Section 5.06.      REMIC Designations and Allocations........................103
Section 5.07.      Basis Risk Reserve Fund...................................108

                                   ARTICLE VI.

                                THE CERTIFICATES

Section 6.01.      The Certificates..........................................109
Section 6.02.      Certificate Register; Registration of Transfer and
                   Exchange of Certificates..................................111
Section 6.03.      Mutilated, Destroyed, Lost or Stolen Certificates.........115
Section 6.04.      Persons Deemed Owners.....................................115
Section 6.05.      Access to List of Certificateholders' Names and
                   Addresses.................................................115
Section 6.06.      Book-Entry Certificates...................................115
Section 6.07.      Notices to Depository.....................................116
Section 6.08.      Definitive Certificates...................................116
Section 6.09.      Maintenance of Office or Agency...........................117
Section 6.10.      Appointment of Paying Agent and Certificate Registrar.....117


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


                                  ARTICLE VII.

               THE DEPOSITOR, THE MASTER SERVICER AND THE SPONSOR

Section 7.01.      Respective Liabilities of the Depositor, the Master
                   Servicer and the Sponsor..................................118
Section 7.02.      Merger or Consolidation of the Depositor, the Master
                   Servicer or the Sponsor...................................118
Section 7.03.      Indemnification of the Trustee, the Master Servicer,
                   the Securities Administrator and Others...................118
Section 7.04.      Limitation on Liability of the Depositor, the Sponsor,
                   the Master Servicer, the Securities Administrator and
                   Others....................................................119
Section 7.05.      Limitation on Resignation of Master Servicer and Sponsor..120
Section 7.06.      Errors and Omissions Insurance; Fidelity Bonds............120

                                  ARTICLE VIII.

                     DEFAULT; TERMINATION OF MASTER SERVICER

Section 8.01.      Events of Default.........................................121
Section 8.02.      Trustee to Act; Appointment of Successor..................122
Section 8.03.      Notification to Certificateholders........................123

                                   ARTICLE IX.

             CONCERNING THE TRUSTEE AND THE SECURITIES ADMINISTRATOR

Section 9.01.      Duties of Trustee and Securities Administrator............124
Section 9.02.      Certain Matters Affecting the Trustee and the
                   Securities Administrator..................................125
Section 9.03.      Trustee and Securities Administrator Not Liable for
                   Certificates or Mortgage Loans............................127
Section 9.04.      Trustee and Securities Administrator May Own
                   Certificates..............................................128
Section 9.05.      Trustee's and Securities Administrator's Fees and
                   Expenses..................................................128
Section 9.06.      Eligibility Requirements for Trustee, Securities
                   Administrator and Paying Agent............................128
Section 9.07.      Insurance.................................................129
Section 9.08.      Resignation and Removal of Trustee, Securities
                   Administrator and Paying Agent............................129
Section 9.09.      Successor Trustee, Securities Administrator or Successor
                   Paying Agent..............................................130
Section 9.10.      Merger or Consolidation of Trustee, Securities
                   Administrator or Paying Agent.............................131
Section 9.11.      Appointment of Co-Trustee or Separate Trustee.............131
Section 9.12.      Tax Matters...............................................132

                                   ARTICLE X.

                                  TERMINATION

Section 10.01.     Termination upon Liquidation or Repurchase of the
                   Mortgage Loans............................................135
Section 10.02.     Final Distribution on the Certificates....................135
Section 10.03.     Additional Termination Requirements.......................136

                                   ARTICLE XI.

                            MISCELLANEOUS PROVISIONS

Section 11.01.     Amendment.................................................138


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Section 11.02.     Recordation of Agreement; Counterparts....................139
Section 11.03.     Governing Law.............................................139
Section 11.04.     Intention of Parties......................................139
Section 11.05.     Notices...................................................140
Section 11.06.     Severability of Provisions................................141
Section 11.07.     Assignment................................................141
Section 11.08.     Limitation on Rights of Certificateholders................141
Section 11.09.     Inspection and Audit Rights...............................142
Section 11.10.     Certificates Nonassessable and Fully Paid.................142



                                       iv

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Exhibits
--------

Exhibit A-1       Form of Class A Certificates
Exhibit A-2       Form of Class I-B and Class II-M Certificates
Exhibit A-3       Form of Class I-PO Certificates
Exhibit A-4       Form of Class P Certificates
Exhibit A-5       Form of Class X Certificates
Exhibit A-6       Form of Class B-IO Certificates
Exhibit A-7       Form of Class R Certificates
Exhibit B         Mortgage Loan Schedule
Exhibit C         [Reserved]
Exhibit D         Form of Transfer Affidavit
Exhibit E         Form of Transferor Certificate
Exhibit F         Form of Investment Letter (Non-Rule 144A)
Exhibit G         Form of Rule 144A Investment Letter
Exhibit H         Form of Request for Release
Exhibit I         DTC Letter of Representations
Exhibit J         Schedule of Mortgage Loans with Lost Notes
Exhibit K         Form of Custodial Agreements
Exhibit L         Servicing Criteria to be Addressed in Assessment of Compliance
Exhibit M-1       Form of Back-Up Certification
Exhibit M-2       Form of Certification for  the Securities Administrator
Exhibit N         Form of Yield Maintenance Agreements
Exhibit O         Form 10-D, Form 8-K and Form 10-K Reporting Responsibilities
Exhibit P         Form of Additional Disclosure Notice


Schedules
Schedule I         Servicing Agreements
Schedule II        Assignment, Assumptions and Recognition Agreements
Schedule III       Yield Maintenance Agreements Projected Principal Balances
Schedule IV        Coupon Strip Reserve Account Schedule

                  POOLING AND SERVICING AGREEMENT, dated as of February 1, 2007, among BEAR STEARNS ASSET BACKED SECURITIES I LLC, a Delaware limited liability company, as depositor (the "Depositor"), EMC MORTGAGE CORPORATION, a Delaware corporation, as sponsor (the "Sponsor"), WELLS FARGO BANK, N.A., a national banking association, as master servicer (in such capacity, the "Master Servicer") and as securities administrator (in such capacity, the "Securities Administrator") and CITIBANK, N.A., a national banking association, as trustee (the "Trustee").

                              PRELIMINARY STATEMENT

                  The parties to this Agreement hereby create a common law trust pursuant to the laws of the State of New York. The Depositor is the owner of the Trust Fund that is hereby conveyed to the Trustee in return for the Certificates. As provided herein, the Securities Administrator on behalf of the Trustee shall make four separate real estate mortgage investment conduit (each a "REMIC") elections with respect to the Trust Fund for Federal income tax purposes.

                  The Trust Fund shall be named, and may be referred to as, the "Bear Stearns Asset Backed Securities Trust 2007-SD2." The Certificates issued hereunder may be referred to as "Asset-Backed Certificates Series 2007-SD2" (including for purposes of any endorsement or assignment of a Mortgage Note or Mortgage).

                  In consideration of the mutual agreements herein contained, the Depositor, the Master Servicer, the Securities Administrator, the Sponsor and the Trustee agree as follows:




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

                                   ARTICLE I.

                                  DEFINITIONS

         Section 1.01. Defined Terms.

                  In addition to those terms defined in Section 1.02, whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

                  Accepted Master Servicing Practices: With respect to any Mortgage Loan those customary mortgage servicing practices of prudent mortgage servicing institutions that master service mortgage loans of the same type and quality as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located, to the extent applicable to the Master Servicer (except in its capacity as successor to a Servicer) or to the Trustee (in its capacity, if at all, as Successor Master Servicer).

                  Account: Each Protected Account, the Distribution Account, the Final Maturity Reserve Account, the Basis Risk Reserve Fund, the Yield Maintenance Account and the Class P Reserve Account.

                  Accrual Period: With respect to the Certificates (other than the Class I-PO Certificates, the Adjustable Rate Certificates, the Class P Certificates and the Residual Certificates) will be the calendar month immediately preceding the calendar month in which a Distribution Date occurs. All calculations of interest on such Certificates will be made on the basis of a 360-day year that consists of twelve 30-day months.

                  With respect to the Adjustable Rate Certificates and any Distribution Date, the period from and including the preceding Distribution Date (or, in the case of the first Distribution Date, from the Closing Date) to and including the day prior to the current Distribution Date. All calculations of interest on the Adjustable Rate Certificates (including the Interest Rate Cap) will be made on the basis of the actual number of days elapsed in the related Accrual Period and in a 360-day year.

                  Accrued Certificate Interest: With respect to the Group I Certificates of any Class (other than the Class I-PO Certificates) on any Distribution Date, is equal to the amount of interest accrued during the related Accrual Period at the applicable Pass-Through Rate on the Certificate Principal Balance or Notional Amount, as applicable, of such Certificate immediately prior to such Distribution Date, less (1) in the case of a Group I Senior Certificate, such Certificate's share of (a) Prepayment Interest Shortfalls on the related Mortgage Loans, to the extent not covered by Compensating Interest paid by the Servicer or the Master Servicer, (b) interest shortfalls on the related Mortgage Loans resulting from the application of the Relief Act or similar state law and
(c) after the Cross-Over Date, the interest portion of any Realized Losses on the related Mortgage Loans, and (2) in the case of a Group I Subordinate Certificate, such Certificate's share of (a) Prepayment Interest Shortfalls on the related Mortgage Loans, to the extent not covered by Compensating Interest paid by the Servicer or the Master Servicer, (b) interest shortfalls on the related Mortgage Loans resulting from the application of the Relief Act or similar state law and (c) the interest portion of any Realized Losses on the related Mortgage Loans. The Senior Percentage of Prepayment Interest Shortfalls and interest shortfalls resulting from the application of the Relief Act will be allocated among the Group I Senior Certificates in the related Certificate Group in proportion to the amount of Accrued Certificate Interest that would have been allocated thereto in the absence of such shortfalls. The applicable Subordinate Percentage of Prepayment Interest Shortfalls and interest shortfalls resulting from the application of the Relief Act will be allocated among the Group I Subordinate Certificates in proportion to the amount of Accrued Certificate Interest that would have been allocated thereto in the absence of such shortfalls. Accrued Certificate Interest with respect to the Group I Certificates (other than the Class I-PO Certificates) is calculated on the basis of a 360-day year consisting of twelve 30-day months. No Accrued Certificate Interest will be payable with respect to any Class of Certificates after the Distribution Date on which the outstanding Certificate Principal Balance or Notional Amount, as applicable, of such Certificate has been reduced to zero.

                  Actual Monthly Payments: For any Mortgage Loan in Loan Group II and each Due Period, means the actual monthly payments of principal and interest received during such month on such Mortgage Loan.

                  Additional Disclosure:  As defined in Section 3.18 (a).

                  Additional Form 10-D Disclosure:  As defined in Section
3.18 (a).

                  Additional Form 10-K Disclosure:  As defined in Section
3.18 (a).

                  Adjustable Rate Certificates: The Class II-A Certificates and the Class II-M Certificates.

                  Adjusted Rate Cap: With respect to each Class of Class II-A Certificates and Class II-M Certificates, each Distribution Date and the related Due Period, (A) the sum of (i) the scheduled Monthly Payments owed on the related Mortgage Loans for such Due Period less the related Servicing Fees and the related Master Servicing Fee and (ii) the Actual Monthly Payments received in excess of such scheduled Monthly Payments, minus (B) the Coupon Strip, if any, payable to the Final Maturity Reserve Account with respect to such Distribution Date, expressed as a per annum rate calculated on the basis of the aggregate Stated Principal Balance of the related Mortgage Loans for such Due Period and further reflecting the accrual of interest on an actual/360 basis.

                  Advance: An advance of delinquent payments of principal (other than in respect of delinquent payments of principal on any Simple Interest Loans) or interest in respect of a Mortgage Loan required to be made by the applicable Servicer pursuant to the related Servicing Agreement, or by the Master Servicer pursuant to Section 5.01.

                  Agreement: This Pooling and Servicing Agreement and any and all amendments or supplements hereto made in accordance with the terms herein.

                  Aggregate Subordinate Optimal Principal Amount: With respect to Loan Group I, is the sum of each of the components of the definition of Subordinate Optimal Principal Amount for all Sub-Loan Groups in such Loan Group.

                  Allocable Share: With respect to any class of Class I-B Certificates on any Distribution Date, will equal such Class's pro rata share (based on the Certificate Principal Balance of each Class entitled thereto) of the Aggregate Subordinate Optimal Principal Amount; provided, however, that no class of Class I-B Certificates (other than the class of Class I-B Certificates with the lowest numerical designation) shall be entitled on any Distribution Date to receive distributions pursuant to clauses (2), (3) and (5) of the definition of Subordinate Optimal Principal Amount unless the Class Prepayment Distribution Trigger for the related Class is satisfied for such Distribution Date. Notwithstanding the foregoing, if on any Distribution Date the Certificate Principal Balance of any class of Class I-B Certificates for which the related Class Prepayment Distribution Trigger was satisfied on such Distribution Date is reduced to zero, any amounts distributable to such Class pursuant to clauses
(2), (3) and (5) of the definition of Subordinate Optimal Principal Amount to the extent of such Class's remaining Allocable Share, shall be distributed to the remaining Classes of Class I-B Certificates in reduction of their respective Certificate Principal Balances, sequentially, to the Class I-B Certificates, in the order of their numerical class designations.



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


                  Amount Held for Future Distribution: As to any Distribution Date, the aggregate amount held in the Distribution Account at the close of business on the immediately preceding Determination Date on account of (i) all Scheduled Payments or portions thereof received in respect of the Mortgage Loans due after the related Due Period and (ii) Principal Prepayments, Liquidation Proceeds, Insurance Proceeds and Subsequent Recoveries received in respect of such Mortgage Loans after the last day of the related Prepayment Period or Liquidation Period, as applicable.

                  Annual Statement of Compliance:  As defined in Section 3.16.

                  Applicable Written Notice: For purposes of Section 8.01, written notice to the Master Servicer by the Trustee, the Securities Administrator or the Depositor, or to the Trustee and the Master Servicer by the Holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates.

                  Applied Realized Loss Amount: With respect to any Distribution Date and each Class of Group II Offered Certificates, the sum of the Realized Losses with respect to the Mortgage Loans in Loan Group II, which have been allocated in reduction of the Certificate Principal Balance of such Class of Certificates pursuant to this Agreement. Realized Losses in respect of Loan Group II in the aggregate shall equal the amount, if any, by which (i) the aggregate Certificate Principal Balance of all of the Group II Certificates (after all distributions of principal on such Distribution Date) exceeds (ii) the aggregate Stated Principal Balance of all of the Mortgage Loans in Loan Group II for such Distribution Date. Realized Losses in respect of Loan Group I shall be allocated, first, the Class II-M-5 Certificates, the Class II-M-4 Certificates, the Class II-M-3 Certificates, the Class II-M-2 Certificates and the Class II-M-1 Certificates, in that order, in each case until the respective Certificate Principal Balance thereof has been reduced to zero, and then, to the Class II-A-2 Certificates and the Class II-A-1 Certificates, in that order, in each case until the Certificate Principal Balance of each such class has been reduced to zero.

                  Appraised Value: With respect to any Mortgage Loan originated in connection with a refinancing, the appraised value of the Mortgaged Property based upon the appraisal made at the time of such refinancing or, with respect to any other Mortgage Loan, the appraised value of the Mortgaged Property based upon the appraisal made by a fee appraiser at the time of the origination of the related Mortgage Loan.

                  Assessment of Compliance:  As defined in Section 3.17.

                  Assumption Agreement: Any Assignment, Assumption and Recognition Agreement or comparable document transferring or acknowledging the transfer of a Servicing Agreement to the Trust set forth on Schedule II hereto.

                  Attesting Party:  As defined in Section 3.17.

                  Attestation Report:  As defined in Section 3.17.

                  Available Funds: With respect to any Distribution Date and each Sub-Loan Group in Loan Group I, an amount equal to the aggregate of the following amounts with respect to the Mortgage Loans in the related Sub-Loan
Group: (a) all previously undistributed payments on account of principal (including the principal portion of Scheduled Payments, Principal Prepayments and the principal portion of Net Liquidation Proceeds) and all previously undistributed payments on account of interest received after the Cut-off Date and on or prior to the related Determination Date, (b) any Advances and Compensating Interest paid by the paid by the Servicer or the Master Servicer with respect to such Distribution Date, (c) any reimbursed amount in connection with losses on investments of deposits in


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


certain eligible investments in respect of the Mortgage Loans in the related Sub-Loan Group, and (d) any amount allocated from the Available Funds of another Sub-Loan Group in accordance with Section 5.04(a)(I)(i)(F), except:

                  (i) all payments that were due on or before the Cut-off Date;

                  (ii) all Principal Prepayments and Liquidation Proceeds received after the applicable Prepayment Period and the Liquidation Period, respectively;

                  (iii) all payments, other than Principal Prepayments, that represent early receipt of Scheduled Payments due on a date or dates subsequent to the related Due Date;

                  (iv) amounts received on particular Mortgage Loans as late payments of principal or interest and respecting which, and to the extent that, there are any unreimbursed Advances;

                  (v) amounts of Advances determined to be Nonrecoverable Advances;

                  (vi) any investment earnings on amounts on deposit in the Distribution Account and amounts permitted to be withdrawn from the Distribution Account pursuant to this Agreement;

                  (vii) amounts needed to pay the Servicing Fees, the Master Servicing Fee or to reimburse the Servicer or the Master Servicer for amounts due under the Servicing Agreement and this Agreement (allocated as provided in Section 4.05(b)) to the extent such amounts have not been retained by, or paid previously to, the Servicer or the Master Servicer;

                  (viii) amounts applied to pay any fees with respect to any lender-paid primary mortgage insurance policy (allocated as provided in Section 4.05(b)); and

                  (ix) any expenses or other amounts (allocated as provided in Section 4.05(b)) reimbursable to the Trustee, the Securities Administrator and the Custodian pursuant to Section 4.05(a), Section 7.04 or Section 9.05.

                  Back-Up Certification:  As defined in Section 3.18(a)(iii).

                  Balloon Loan: A Mortgage Loan, identified as such on the Mortgage Loan Schedule, where the related Mortgage Note provides for lowered payments of principal over the life of such Mortgage Loan and a larger payment of principal than is usual at its stated maturity.

                  Bankruptcy Code:  Title 11 of the United States Code.

                  Basis Risk Reserve Fund:  The fund maintained as described in
Section 5.07.

                  Basis Risk Shortfall: As of any Distribution Date and for any Class of Adjustable Rate Certificates, the excess of (i) the amount of Current Interest that such Class would have been entitled to receive on such Distribution Date had the applicable Pass-Through Rate been calculated without regard to the Interest Rate Cap; over (ii) the sum of interest for such Class, calculated at the applicable Interest Rate Cap for such Distribution Date, and any amount paid to such Class in respect of interest under the Yield Maintenance Agreement.

                  Basis Risk Shortfall Carry Forward Amount: As of any Distribution Date and for any Class of Adjustable Rate Certificates, the sum of:
(i) if on such Distribution Date the applicable Pass-



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


Through Rate for such Class is based upon the applicable Interest Rate Cap, the applicable Basis Risk Shortfall; and (ii) the Basis Risk Shortfall for all previous Distribution Dates not previously paid (including interest accrued thereon at the applicable Pass-Through Rate for the Accrual Period with respect to each such prior Distribution Date), together with interest thereon at a rate equal to the applicable Pass-Through Rate for such Distribution Date.

                  Book-Entry Certificates: Any of the Certificates that shall be registered in the name of the Depository or its nominee, the ownership of which is reflected on the books of the Depository or on the books of a person maintaining an account with the Depository (directly, as a "Depository Participant", or indirectly, as an indirect participant in accordance with the rules of the Depository and as described in Section 6.06). As of the Closing Date, each Class of Regular Certificates constitutes a Class of Book-Entry Certificates.

                  Business Day: Any day other than (i) a Saturday or a Sunday, or (ii) a day on which banking institutions in The City of New York, New York, or the States of Maryland, Minnesota or Texas, or, if different, the city in which the Corporate Trust Office of the Trustee or the principal office of the Securities Administrator, the Master Servicer or of a Servicer is located are authorized or obligated by law or executive order to be closed.

                  Cede:  Cede & Co., or its successors in interest.

                  Certificate: Any one of the certificates of any Class executed and authenticated by the Certificate Registrar in substantially the forms attached hereto as Exhibits A-1 through A-6.

                  Certificate Group: With respect to the Certificates, either Sub-Loan Group I-1, Sub-Loan Group I-2 or Sub-Loan
Group I-3, as applicable.

                  Certificate Margin: Reference to any of the Class II-A-1 Margin, the Class II-A-2 Margin, the Class II-A-3 Margin, the Class II-M-1 Margin, the Class II-M-2 Margin, the Class II-M-3 Margin, the Class II-M-4 Margin or the Class II-M-5 Margin.

                  Certificate Owner: With respect to a Book-Entry Certificate, the Person that is the beneficial owner of such Book-Entry Certificate.

                  Certificate Principal Balance: As to any Certificate (other than any Class I-X Certificates, Class B-IO Certificates or Residual Certificates) and as of any Distribution Date, the Initial Certificate Principal Balance of such Certificate, increased by (i) (in the case of the Group II Certificates) the amount of any Net Deferred Interest allocated thereto on such Distribution Date and on any previous Distribution Dates, and (ii) any Subsequent Recoveries allocated to such Class (other than an Interest-Only Certificate) on previous Distribution Dates pursuant to Section 5.04A, reduced by the sum of (i) all amounts distributed with respect to such Certificate in reduction of the Certificate Principal Balance thereof on previous Distribution Dates pursuant to Section 5.04, (ii) the principal portion of the Realized Losses (other than Realized Losses resulting from Debt Service Reductions) allocated to such Certificate on previous Distribution Dates, and (iii) solely in the case of the Group I Subordinate Certificates, such Certificate's pro rata share, if any, of the applicable Subordinate Certificate Writedown Amount for previous Distribution Dates. References herein to the Certificate Principal Balance of a Class of Certificates shall mean the Certificate Principal Balances of all Certificates in such Class.

                  Certificate Register:  The register maintained pursuant to
Section 6.02 hereof.



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

                  Certificate Registrar: The Securities Administrator or any successor certificate registrar appointed hereunder.

                  Certificate Registrar Office: The office of the Certificate Registrar located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: BSABS 2007-SD2.

                  Certificateholder or Holder: The person in whose name a Certificate is registered in the Certificate Register (initially, Cede & Co., as nominee for the Depository, in the case of any Book-Entry Certificates).

                  Certification Parties:  As defined in Section 3.18(a)(iii)(D).

                  Certifying Person:  As defined in Section 3.18(a)(iii)(D).

                  Class: All Certificates bearing the same Class designation as set forth in Section 6.01 hereof.

                  Class A Certificates: The Class I-A Certificates and the Class II-A Certificates, in the form of Exhibit A-1 hereto.

                  Class B-IO Distribution Amount: With respect to any Distribution Date, the amount allocable to the Class B-IO Certificates as provided in Section 5.04 and Section 5.06(d), for such Distribution Date and all prior Distribution Dates, less the aggregate of all amounts distributed (or deemed distributed) in accordance with Section 5.04 and Section 5.06(d) with respect to the Class B-IO Certificates on prior Distribution Dates.

                  Class P Certificate: The Class I-P Certificates and the Class II-P Certificates, in the form of Exhibit A-4 hereto.

                  Class Prepayment Distribution Trigger: A test, which shall be satisfied for a class of Group I Subordinate Certificates for a Distribution Date if the fraction (expressed as a percentage), the numerator of which is the aggregate Certificate Principal Balance of such Class and each Class of Group I Subordinate Certificates subordinate thereto, if any, and the denominator of which is the Stated Principal Balances of all of the Mortgage Loans in Loan Group I as of the related Due Date, equals or exceeds such percentage calculated as of the Closing Date.

                  Class P Reserve Account: The reserve account established and maintained by the Securities Administrator pursuant to Section 4.08.

                  Class R-I Certificate: Any Certificate designated as a "Class R-I Certificate" on the face thereof, in substantially the form set forth in Exhibit A-6 hereto, and evidencing ownership of the residual interest in REMIC I and representing the right to the Percentage Interest of distributions provided for the Class R-1 Certificate as set forth herein.

                  Class R-II Certificate: Any Certificate designated as a "Class R-II Certificate" on the face thereof, in substantially the form set forth in Exhibit A-6 hereto, and evidencing ownership of the residual interest in REMIC II and representing the right to the Percentage Interest of distributions provided for the Class R-2 Certificate as set forth herein.

                  Class R-III Certificate: Any Certificate designated as a "Class R-III Certificate" on the face thereof, in substantially the form set forth in Exhibit A-6 hereto, and evidencing ownership of the residual interest in REMIC III and representing the right to the Percentage Interest of distributions provided for the Class R-III Certificate as set forth herein.

                  Class R-X Certificate: Any Certificate designated as a "Class R-X Certificate" on the face thereof, in substantially the form set forth in Exhibit A-6 hereto, and evidencing ownership of the residual interest in REMIC IV and representing the right to the Percentage Interest of distributions provided for the Class R-X Certificate as set forth herein.

                  Class I-A Certificates: The Class I-A-1 Certificates, Class I-A-2 Certificates and Class I-A-3 Certificates.

                  Class I-A-1 Certificates: The Class I-A-1A Certificates and Class I-A-1B Certificates.

                  Class I-A-2 Certificates: The Class I-A-2A Certificates and Class I-A-2B Certificates.

                  Class I-A-3 Certificates: The Class I-A-3A Certificates and Class I-A-3B Certificates.

                  Class I-B Certificates: The I-B-1 Certificates, Class I-B-2 Certificates, Class I-B-3 Certificates, Class I-B-4 Certificates, Class I-B-5 Certificates and Class I-B-6 Certificates.

                  Class I-P Certificate: Any Certificate designated as a "Class I-P Certificate" on the face thereof, in the form of Exhibit A-4 hereto, representing the right to its Percentage Interest of distributions provided for the Class I-P Certificates as set forth herein.

                  Class I-PO Certificate: Any Certificate designated as a "Class I-PO Certificate" on the face thereof, in the form of Exhibit A-3 hereto, representing the right to its Percentage Interest of distributions provided for the Class I-PO Certificates as set forth herein.

                  Class I-PO Certificate Cash Shortfall: For any Distribution Date, the difference between (i) principal distributable to the Class I-PO Certificates in accordance with priority third of clause (i)(A) under subsection 5.04(a)(I), and (ii) principal actually distributed to the Class I-PO Certificates after giving effect to clause (iii) under subsection 5.04(a)(I).

                  Class I-PO Certificate Deferred Amount: As to each Distribution Date through the Cross-Over Date, the aggregate of all amounts allocable on such dates to the Class I-PO Certificates in respect of the principal portion of Realized Losses in respect of Discount Mortgage Loans in Sub-Loan Group I-1 and the Class I-PO Certificate Cash Shortfall and all amounts previously allocated in respect of such losses and such shortfalls to the Class I-PO Certificates, and not distributed on prior Distribution Dates.

                  Class I-PO Certificate Principal Distribution Amount: With respect to each Distribution Date, an amount equal to the sum of:

                  (i) the PO Percentage of all scheduled payments of principal due on each Discount Mortgage Loan in Sub-Loan Group I-1 on the related Due Date as specified in the amortization schedule at the time applicable thereto (after adjustment for previous principal prepayments but before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period);

                  (ii) the PO Percentage of the stated principal balance of each Discount Mortgage Loan in Sub-Loan Group I-1 which was the subject of a prepayment in full received by a Servicer during the applicable Prepayment Period;

                  (iii) the PO Percentage of all partial prepayments of principal of each Discount Mortgage Loan in Sub-Loan Group I-1 received during the applicable Prepayment Period;

                  (iv) the lesser of (a) the PO Percentage of the sum of (A) all net Liquidation Proceeds allocable to principal on each Discount Mortgage Loan in Sub-Loan Group I-1 which became a Liquidated Mortgage Loan during the related Liquidation Period (other than a Discount Mortgage Loan described in clause (B)) and (B) the stated principal balance of each such Discount Mortgage Loan in Sub-Loan Group I-1 purchased by an insurer from the Trust during the related Prepayment Period pursuant to the related primary mortgage insurance policy, if any, or otherwise; and (b) the PO Percentage of the sum of (A) the stated principal balance of each Discount Mortgage Loan in Sub-Loan Group I-1 which became a Liquidated Mortgage Loan during the related Prepayment Period (other than a Discount Mortgage Loan described in clause (B)) and (B) the stated principal balance of each such Mortgage Loan in Sub-Loan Group I-1 that was purchased by an insurer from the Trust during the related Prepayment Period pursuant to the related primary mortgage insurance policy, if any, or otherwise; and

                  (v) the PO Percentage of the sum of (a) the Stated Principal Balance of each Discount Mortgage Loan in Sub-Loan Group I-1 which was repurchased by the seller in connection with such Distribution Date and
         (b) the difference, if any, between the Stated Principal Balance of a Discount Mortgage Loan in Sub-Loan Group I-1 that has been replaced by the seller with a substitute Discount Mortgage Loan pursuant to the pooling and servicing agreement in connection with such Distribution Date and the Stated Principal Balance of such substitute Discount Mortgage Loan.

The Class I-PO Certificates shall be entitled to distributions from Sub-Loan Group I-1 only.

                  Class II-A Certificates: The Class II-A-1 Certificates and Class II-A-2 Certificates.

                  Class II-A Principal Distribution Amount: With respect to any applicable Distribution Date, an amount equal to the excess, if any, of:

                  1. the aggregate Certificate Principal Balance of the Class II-A Certificates immediately prior to such Distribution Date over

                  2.       the lesser of

                           I.       the excess of

                                    (a)     the aggregate Stated Principal
                                            Balance of the Mortgage Loans in
                                            Loan Group II as of the last day of
                                            the related Due Period (after
                                            reduction for Realized Losses
                                            incurred during the related Realized
                                            Loss Period and Principal
                                            Prepayments received during the
                                            related Prepayment Period), over

                                    (b)     the aggregate Stated Principal
                                            Balance of the Mortgage Loans in
                                            Loan Group II as of the last day of
                                            the related Due Period (after
                                            reduction for Realized Losses
                                            incurred during the related

                                            Realized Loss Period and Principal
                                            Prepayments received during the
                                            related Prepayment Period)
                                            multiplied by (i) on each
                                            Distribution Date prior to the
                                            Distribution Date in February 2013,
                                            38.250% and (ii) on each
                                            Distribution Date on and after the
                                            Distribution Date in February 2013,
                                            30.600%, and

                           II.      the excess of

                                    (a)     the aggregate Stated Principal
                                            Balance of the Mortgage Loans in
                                            Loan Group II as of the last day of
                                            the related Due Period (after
                                            reduction for Realized Losses
                                            incurred during the related Realized
                                            Loss Period and Principal
                                            Prepayments received during the
                                            related Prepayment Period), over

                                    (b)     0.50% of the aggregate Stated
                                            Principal Balance of the Mortgage
                                            Loans in Loan Group II as of the
                                            Cut-off Date.

                  Class II-A-1 Certificate: Any Certificate designated as a "Class II-A-1 Certificate" on the face thereof, in the form of Exhibit A-1 hereto, representing the right to its Percentage Interest of distributions provided for the Class II-A-1 Certificates as set forth herein.

                  Class II-A-1 Margin: For any Distribution Date (i) on or prior to the Optional Termination Date, 0.400% per annum and (ii) thereafter, 0.800% per annum.

                  Class II-A-1 Pass-Through Rate: On any Distribution Date, the least of (i) One-Month LIBOR for the related Accrual Period plus the Class II-A-1 Margin for such Distribution Date, (ii) 11.50% per annum, and (iii) the applicable Interest Rate Cap for such Distribution Date.

                  Class II-A-2 Certificate: Any Certificate designated as a "Class II-A-2 Certificate" on the face thereof, in the form of Exhibit A-1 hereto, representing the right to its Percentage Interest of distributions provided for the Class II-A-2 Certificates as set forth herein.

                  Class II-A-2 Margin: For any Distribution Date (i) on or prior to the Optional Termination Date, 0.500% per annum and (ii) thereafter, 1.000% per annum.

                  Class II-A-2 Pass-Through Rate: On any Distribution Date, the lesser of (i) One-Month LIBOR for the related Accrual Period plus the Class II-A-2 Margin for such Distribution Date, (ii) 11.50% per annum, and (iii) the applicable Interest Rate Cap for such Distribution Date.

                  Class B-IO Certificate: Any Certificate designated as a "Class B-IO Certificate" on the face thereof, in the form of Exhibit A-6 hereto, representing the right to its Percentage Interest of distributions provided for the Class B-IO Certificates herein.

                  Class II-M Certificates: The M-1 Certificates, Class II-M-2 Certificates, Class II-M-3 Certificates, Class II-M-4 Certificates and Class II-M-5 Certificates.

                  Class II-M-1 Certificate: Any Certificate designated as a "Class II-M-1 Certificate" on the face thereof, in the form of Exhibit A-2 hereto, representing the right to its Percentage Interest of distributions provided for the Class II-M-1 Certificates as set forth herein.

                  Class II-M-1 Margin: For any Distribution Date (i) on or prior to the Optional Termination Date, 0.420% per annum and (ii) thereafter, 0.630% per annum.

                  Class II-M-1 Pass-Through Rate: For any Distribution Date, the lesser of (i) One-Month LIBOR for the related Accrual Period plus the Class II-M-1 Margin for such Distribution Date, (ii) 11.50% per annum, and (iii) the applicable Interest Rate Cap for such Distribution Date.

                  Class II-M-1 Principal Distribution Amount: With respect to any applicable Distribution Date, an amount equal to the excess, if any, of:

                  1. the Certificate Principal Balance of the Class II-M-1 Certificates immediately prior to such Distribution Date over

                  2.       the lesser of

                           I.       the excess of

                                    (a)     the aggregate Stated Principal
                                            Balance of the Mortgage Loans in
                                            Loan Group II as of the last day of
                                            the related Due Period (after
                                            reduction for Realized Losses
                                            incurred during the related Realized
                                            Loss Period and Principal
                                            Prepayments received during the
                                            related Prepayment Period), over

                                    (b)     the sum of

                                            (1)      the aggregate Certificate
                                                     Principal Balance of the
                                                     Class II-A Certificates
                                                     (after taking into account
                                                     the payment of the Class
                                                     II-A Principal Distribution
                                                     Amount on such Distribution
                                                     Date), and

                                            (2)      the aggregate Stated
                                                     Principal Balance of the
                                                     Mortgage Loans in Loan
                                                     Group II as of the last day
                                                     of the related Due Period
                                                     (after reduction for
                                                     Realized Losses incurred
                                                     during the related Realized
                                                     Loss Period and Principal
                                                     Prepayments received during
                                                     the related Prepayment
                                                     Period) multiplied by (i)
                                                     on each Distribution Date
                                                     prior to the Distribution
                                                     Date in February 2013,
                                                     32.375% and (ii) on each
                                                     Distribution Date on and
                                                     after the Distribution Date
                                                     in February 2013, 25.900%,
                                                     and

                           II.      the excess of

                                    (a)     the aggregate Stated Principal
                                            Balance of the Mortgage Loans in
                                            Loan Group II as of the last day of
                                            the related Due Period (after
                                            reduction for Realized Losses
                                            incurred during the related Realized
                                            Loss Period and Principal
                                            Prepayments received during the
                                            related Prepayment Period), over

                                    (b)     0.50% of the aggregate Stated
                                            Principal Balance of the Mortgage
                                            Loans in Loan Group II as of the
                                            Cut-off Date.

                  Class II-M-2 Certificate: Any Certificate designated as a "Class II-M-2 Certificate" on the face thereof, in the form of Exhibit A-2 hereto, representing the right to its Percentage Interest of distributions provided for the Class II-M-2 Certificates as set forth herein.

                  Class II-M-2 Margin: For any Distribution Date (i) on or prior to the Optional Termination Date, 0.500% per annum and (ii) thereafter, 0.750% per annum.

                  Class II-M-2 Pass-Through Rate: For any Distribution Date, the lesser of (i) One-Month LIBOR for the related Accrual Period plus the Class II-M-2 Margin for such Distribution Date, (ii) 11.50% per annum, and (iii) the applicable Interest Rate Cap for such Distribution Date.

                  Class II-M-2 Principal Distribution Amount: With respect to any applicable Distribution Date, an amount equal to the excess, if any, of:

                  1. the Certificate Principal Balance of the Class II-M-2 Certificates immediately prior to such Distribution Date over

                  2.       the lesser of

                           I.       the excess of

                                    (a)     the aggregate Stated Principal
                                            Balance of the Mortgage Loans in
                                            Loan Group II as of the last day of
                                            the related Due Period (after
                                            reduction for Realized Losses
                                            incurred during the related Realized
                                            Loss Period and Principal
                                            Prepayments received during the
                                            related Prepayment Period), over

                                    (b)     the sum of

                                            (1)      the aggregate Certificate
                                                     Principal Balance of the
                                                     Class II-A Certificates
                                                     (after taking into account
                                                     the payment of the Class
                                                     II-A Principal Distribution
                                                     Amount on such Distribution
                                                     Date),

                                            (2)      the Certificate Principal
                                                     Balance of the Class II-M-1
                                                     Certificates (after taking
                                                     into account the payment of
                                                     the Class II-M-1 Principal
                                                     Distribution Amount on such
                                                     Distribution Date), and

                                            (3)      the aggregate Stated
                                                     Principal Balance of the
                                                     Mortgage Loans in Loan
                                                     Group II as of the last day
                                                     of the related Due Period
                                                     (after reduction for
                                                     Realized Losses incurred
                                                     during the related Realized
                                                     Loss Period and Principal
                                                     Prepayments received during
                                                     the related Prepayment
                                                     Period) multiplied by (i)
                                                     on each Distribution Date
                                                     prior to the Distribution
                                                     Date in February 2013,
                                                     26.875% and (ii) on each
                                                     Distribution Date on and
                                                     after the Distribution Date
                                                     in February 2013, 21.500%,
                                                     and

                           II.      the excess of

                                    (a)     the aggregate Stated Principal
                                            Balance of the Mortgage Loans in
                                            Loan Group II as of the last day of
                                            the related Due Period (after
                                            reduction for Realized Losses
                                            incurred during the related Realized
                                            Loss Period and Principal
                                            Prepayments received during the
                                            related Prepayment Period), over

                                    (b)     0.50% of the aggregate Stated
                                            Principal Balance of the Mortgage
                                            Loans in Loan Group II as of the
                                            Cut-off Date.

                  Class II-M-3 Certificate: Any Certificate designated as a "Class II-M-3 Certificate" on the face thereof, in the form of Exhibit A-2 hereto, representing the right to its Percentage Interest of distributions provided for the Class II-M-3 Certificates as set forth herein.

                  Class II-M-3 Margin: For any Distribution Date (i) on or prior to the Optional Termination Date, 0.800% per annum and (ii) thereafter, 1.200% per annum.

                  Class II-M-3 Pass-Through Rate: For any Distribution Date, the lesser of (i) One-Month LIBOR for the related Accrual Period plus the Class II-M-3 Margin for such Distribution Date, (ii) 11.50% per annum, and (iii) the applicable Interest Rate Cap for such Distribution Date.

                  Class II-M-3 Principal Distribution Amount: With respect to any applicable Distribution Date, an amount equal to the excess, if any, of:

                  1. the Certificate Principal Balance of the Class II-M-3 Certificates immediately prior to such Distribution Date over

                  2.       the lesser of

                           I.       the excess of

                                    (a)     the aggregate Stated Principal
                                            Balance of the Mortgage Loans in
                                            Loan Group II as of the last day of
                                            the related Due Period (after
                                            reduction for Realized Losses
                                            incurred during the related Realized
                                            Loss Period and Principal
                                            Prepayments received during the
                                            related Prepayment Period), over

                                    (b)     the sum of

                                            (1)      the aggregate Certificate
                                                     Principal Balance of the
                                                     Class II-A Certificates
                                                     (after taking into account
                                                     the payment of the Class
                                                     II-A Principal Distribution
                                                     Amount on such Distribution
                                                     Date),

                                            (2)      the Certificate Principal
                                                     Balance of the Class II-M-1
                                                     Certificates (after taking
                                                     into account the payment of
                                                     the Class II-M-1 Principal
                                                     Distribution Amount on such
                                                     Distribution Date),

                                            (3)      the Certificate Principal
                                                     Balance of the Class II-M-2
                                                     Certificates (after taking
                                                     into account the payment of
                                                     the

                                                     Class II-M-2 Principal
                                                     Distribution Amount on such
                                                     Distribution Date), and

                                            (4)      the aggregate Stated
                                                     Principal Balance of the
                                                     Mortgage Loans in Loan
                                                     Group II as of the last day
                                                     of the related Due Period
                                                     (after reduction for
                                                     Realized Losses incurred
                                                     during the related Realized
                                                     Loss Period and Principal
                                                     Prepayments received during
                                                     the related Prepayment
                                                     Period) multiplied by (i)
                                                     on each Distribution Date
                                                     prior to the Distribution
                                                     Date in February 2013,
                                                     17.750% and (ii) on each
                                                     Distribution Date on and
                                                     after the Distribution Date
                                                     in February 2013, 14.200%,
                                                     and

                           II.      the excess of

                                    (a)     the aggregate Stated Principal
                                            Balance of the Mortgage Loans in
                                            Loan Group II as of the last day of
                                            the related Due Period (after
                                            reduction for Realized Losses
                                            incurred during the related Realized
                                            Loss Period and Principal
                                            Prepayments received during the
                                            related Prepayment Period), over

                                    (b)     0.50% of the aggregate Stated
                                            Principal Balance of the Mortgage
                                            Loans in Loan Group II as of the
                                            Cut-off Date.

                  Class II-M-4 Certificate: Any Certificate designated as a "Class II-M-4 Certificate" on the face thereof, in the form of Exhibit A-2 hereto, representing the right to its Percentage Interest of distributions provided for the Class II-M-4 Certificates as set forth herein.

                  Class II-M-4 Margin: For any Distribution Date (i) on or prior to the Optional Termination Date, 1.000% per annum and (ii) thereafter, 1.500% per annum.

                  Class II-M-4 Pass-Through Rate: For any Distribution Date, the lesser of (i) One-Month LIBOR for the related Accrual Period plus the Class II-M-4 Margin for such Distribution Date, (ii) 11.50% per annum, and (iii) the applicable Interest Rate Cap for such Distribution Date.

                  Class II-M-4 Principal Distribution Amount: With respect to any applicable Distribution Date, an amount equal to the excess, if any, of:

                  1. the Certificate Principal Balance of the Class II-M-4 Certificates immediately prior to such Distribution Date over

                  2.       the lesser of

                           I.       the excess of

                                    (a)     the aggregate Stated Principal
                                            Balance of the Mortgage Loans in
                                            Loan Group II as of the last day of
                                            the related Due Period (after
                                            reduction for Realized Losses
                                            incurred during the related Realized
                                            Loss Period and Principal
                                            Prepayments received during the
                                            related Prepayment Period), over

                                    (b)     the sum of

                                            (1)      the aggregate Certificate
                                                     Principal Balance of the
                                                     Class II-A Certificates
                                                     (after taking into account
                                                     the payment of the Class
                                                     II-A Principal Distribution
                                                     Amount on such Distribution
                                                     Date),

                                            (2)      the Certificate Principal
                                                     Balance of the Class II-M-1
                                                     Certificates (after taking
                                                     into account the payment of
                                                     the Class II-M-1 Principal
                                                     Distribution Amount on such
                                                     Distribution Date),
                                            (3)      the Certificate Principal
                                                     Balance of the Class II-M-2
                                                     Certificates (after taking
                                                     into account the payment of
                                                     the Class II-M-2 Principal
                                                     Distribution Amount on such
                                                     Distribution Date),

                                            (4)      the Certificate Principal
                                                     Balance of the Class II-M-3
                                                     Certificates (after taking
                                                     into account the payment of
                                                     the Class II-M-3 Principal
                                                     Distribution Amount on such
                                                     Distribution Date), and

                                            (5)      the aggregate Stated
                                                     Principal Balance of the
                                                     Mortgage Loans in Loan
                                                     Group II as of the last day
                                                     of the related Due Period
                                                     (after reduction for
                                                     Realized Losses incurred
                                                     during the related Realized
                                                     Loss Period and Principal
                                                     Prepayments received during
                                                     the related Prepayment
                                                     Period) multiplied by (i)
                                                     on each Distribution Date
                                                     prior to the Distribution
                                                     Date in February 2013,
                                                     11.250% and (ii) on each
                                                     Distribution Date on and
                                                     after the Distribution Date
                                                     in February 2013, 9.000%,
                                                     and

                           II.      the excess of

                                    (a)     the aggregate Stated Principal
                                            Balance of the Mortgage Loans in
                                            Loan Group II as of the last day of
                                            the related Due Period (after
                                            reduction for Realized Losses
                                            incurred during the related Realized
                                            Loss Period and Principal
                                            Prepayments received during the
                                            related Prepayment Period), over

                                    (b)     0.50% of the aggregate Stated
                                            Principal Balance of the Mortgage
                                            Loans in Loan Group II as of the
                                            Cut-off Date.

                  Class II-M-5 Certificate: Any Certificate designated as a "Class II-M-5 Certificate" on the face thereof, in the form of Exhibit A-2 hereto, representing the right to its Percentage Interest of distributions provided for the Class II-M-5 Certificates as set forth herein.

                  Class II-M-5 Margin: For any Distribution Date (i) on or prior to the Optional Termination Date, 1.000% per annum and (ii) thereafter, 1.500% per annum.

                  Class II-M-5 Pass-Through Rate: For any Distribution Date, the lesser of (i) One-Month LIBOR for the related Accrual Period plus the Class II-M-5 Margin for such Distribution Date, (ii) 11.50% per annum, and (iii) the applicable Interest Rate Cap for such Distribution Date.

                  Class II-M-5 Principal Distribution Amount: With respect to any applicable Distribution Date, an amount equal to the excess, if any, of:

                  1. the Certificate Principal Balance of the Class II-M-5 Certificates immediately prior to such Distribution Date over

                  2.       the lesser of

                           I.       the excess of

                                    (a)     the aggregate Stated Principal
                                            Balance of the Mortgage Loans in
                                            Loan Group II as of the last day of
                                            the related Due Period (after
                                            reduction for Realized Losses
                                            incurred during the related Realized
                                            Loss Period and Principal
                                            Prepayments received during the
                                            related Prepayment Period), over

                                    (b)     the sum of

                                            (1)      the aggregate Certificate
                                                     Principal Balance of the
                                                     Class II-A Certificates
                                                     (after taking into account
                                                     the payment of the Class
                                                     II-A Principal Distribution
                                                     Amount on such Distribution
                                                     Date),

                                            (2)      the Certificate Principal
                                                     Balance of the Class II-M-1
                                                     Certificates (after taking
                                                     into account the payment of
                                                     the Class II-M-1 Principal
                                                     Distribution Amount on such
                                                     Distribution Date),

                                            (3)      the Certificate Principal
                                                     Balance of the Class II-M-2
                                                     Certificates (after taking
                                                     into account the payment of
                                                     the Class II-M-2 Principal
                                                     Distribution Amount on such
                                                     Distribution Date),

                                            (4)      the Certificate Principal
                                                     Balance of the Class II-M-3
                                                     Certificates (after taking
                                                     into account the payment of
                                                     the Class II-M-3 Principal
                                                     Distribution Amount on such
                                                     Distribution Date),

                                            (5)      the Certificate Principal
                                                     Balance of the Class II-M-4
                                                     Certificates (after taking
                                                     into account the payment of
                                                     the Class II-M-4 Principal
                                                     Distribution Amount on such
                                                     Distribution Date), and

                                            (6)      the aggregate Stated
                                                     Principal Balance of the
                                                     Mortgage Loans in Loan
                                                     Group II as of the last day
                                                     of the related Due Period
                                                     (after reduction for
                                                     Realized Losses incurred
                                                     during the related Realized
                                                     Loss Period and Principal

                                                     Prepayments received during
                                                     the related Prepayment
                                                     Period) multiplied by (i)
                                                     on each Distribution Date
                                                     prior to the Distribution
                                                     Date in February 2013,
                                                     8.750% and (ii) on each
                                                     Distribution Date on and
                                                     after the Distribution Date
                                                     in February 2013, 7.000%,
                                                     and

                           II. the excess of

                                    (a)     the aggregate Stated Principal
                                            Balance of the Mortgage Loans in
                                            Loan Group II as of the last day of
                                            the related Due Period (after
                                            reduction for Realized Losses
                                            incurred during the related Realized
                                            Loss Period and Principal
                                            Prepayments received during the
                                            related Prepayment Period), over

                                    (b)     0.50% of the aggregate Stated
                                            Principal Balance of the Mortgage
                                            Loans in Loan Group II as of the
                                            Cut-off Date.

                  Class II-P Certificate: Any Certificate designated as a "Class II-P Certificate" on the face thereof, in the form of Exhibit A-4 hereto, representing the right to its Percentage Interest of distributions provided for the Class II-P Certificates as set forth herein.

                  Closing Date:  March 15, 2007.

                  Code: The Internal Revenue Code of 1986, as amended, including any successor or amendatory provisions.

                  Combined Loan-to-Value Ratio: The fraction, expressed as a percentage, the numerator of which is the sum of (x) the original principal balance of the related Mortgage Loan and (y) the outstanding principal balance at the date of origination of the Mortgage Loan of any senior mortgage loan, and the denominator of which is the Appraised Value of the related Mortgaged Property.

                  Compensating Interest: With respect to any Mortgage Loan and any Distribution Date, an amount, not to exceed the related Servicing Fee, to be applied by the related Servicer pursuant to the related Servicing Agreement to the payment of a Prepayment Interest Shortfall on such Mortgage Loan or by the Master Servicer pursuant to Section 5.02 hereof.

                  Corporate Trust Office: The designated office of the Trustee where at any particular time its corporate trust business with respect to this Agreement shall be administered, which office at the date of the execution of this Agreement is located at 388 Greenwich Street, 14th Floor, New York, New York 10013, Attention: Structured Finance Agency & Trust BSABS 2007-SD2, or at such other address as the Trustee may designate from time to time. With respect to the Certificate Registrar and the presentment of Certificates for registration of transfer, exchange or final payment, Wells Fargo Bank, N.A., Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention:
Corporate Trust, BSABS 2007-SD2, and for all other purposes, P.O. Box 98, Columbia, Maryland 21046 (or for overnight deliveries, 9062 Old Annapolis Road, Columbia, Maryland 21045), Attention: Corporate Trust, BSABS 2007-SD2.

                  Coupon Strip: With respect to Loan Group II and any Distribution Date occurring in or after March 2017, in which an amount is payable to the Final Maturity Reserve Account pursuant to Section 4.07, an amount, if any, equal to the lesser of (a) the product of (i) one-twelfth of 0.90%, and (ii) the Stated Principal Balance of the Mortgage Loans in Loan Group II with original terms to maturity in excess of 30 years at the beginning of the related Due Period, and (b) the amount, if any, which when added to amounts on deposit on the Final Maturity Reserve Account on such Distribution Date would equal the Final Maturity Reserve Account Target.

                  Credit Enhancement Percentage: With respect to Loan Group II and any Distribution Date, the percentage obtained by dividing (x) the sum of
(i) the aggregate Certificate Principal Balance of the Group II Subordinate Certificates, plus (ii) any Overcollateralization Amount (in each case after taking into account distribution of the Principal Distribution Amount on such Distribution Date), by (y) the aggregate Stated Principal Balances of the Mortgage Loans in Loan Group II as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Realized Loss Period and prepayments received during the related Prepayment Period).

                  Cross-Over Date: The Distribution Date on which the Certificate Principal Balances of the Group I Subordinate Certificates are reduced to zero.

                  Cumulative Loss Test: With respect to Loan Group II and any Distribution Date on or after the Stepdown Date, a Cumulative Loss Test will be deemed to have been violated if the aggregate of related Realized Losses (reduced by the aggregate amount of Subsequent Recoveries) from the Closing Date through the last day of the related Realized Loss Period with respect to the Mortgage Loans in Loan Group II, as a percentage of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group II as of the Cut-off Date, exceed for Distribution Dates occurring:


        DISTRIBUTION DATE                                                           LOSS PERCENTAGE
        -----------------                                                           ---------------

        March 2009 through February 2010................................     1.25%

        March 2010 through February 2011................................     1.25% for the first month,
                                                                             plus an additional 1/12th of
                                                                             0.50% for each month
                                                                             thereafter

        March 2011 through February 2012................................     1.75% for the first month,
                                                                             plus an additional 1/12th of
                                                                             0.25% for each month
                                                                             thereafter

        March 2012 through February 2013................................     2.00% for the first month,
                                                                             plus an additional 1/12th of
                                                                             0.25% for each month
                                                                             thereafter

        March 2013 and each month thereafter............................     2.25%


                  Current Interest: As of any Distribution Date, with respect to each Class of Group II Offered Certificates, (i) the interest accrued on the Certificate Principal Balance, during the related Accrual Period at the applicable Pass-Through Rate plus any amount previously distributed with respect to interest for such Certificate that has been recovered as a voidable preference by a trustee in bankruptcy, minus, to the extent allocated to such Class, (ii) the sum of (a) any Prepayment Interest Shortfall for such Distribution Date, to the extent not covered by Compensating Interest, (b) any shortfalls resulting from application of the Relief Act or similar state laws during the related Due Period, and (c) any Net Deferred Interest for such Distribution Date. For purposes of calculating Current Interest for any such Class, amounts specified in clause (ii) hereof for any such Distribution Date shall be allocated first to the Class B-IO Certificates and the Residual Certificates in reduction of amounts otherwise distributable to such Certificates on such Distribution Date and then any excess shall be allocated to each Class of Group II Certificates, pro rata, based on the respective amounts of interest accrued pursuant to clause (i) hereof for each such Class on such Distribution Date.

                  Custodial Agreement: The Custodial Agreement, dated as of March 15, 2007, among the Trustee, the Depositor, the Sponsor, the Master Servicer, the Securities Administrator and the Custodian thereunder, as amended or supplemented from time to time, in substantially the form of Exhibit K hereto.

                  Custodian: Wells Fargo Bank, N.A., as custodian on behalf of the Trustee with respect to the Mortgage Loans and related Mortgage Files held by Wells Fargo Bank, N.A. pursuant to the Custodial Agreement

                  Cut-off Date:  The close of business on February 1, 2007.

                  Cut-off Date Principal Balance: As to any Mortgage Loan, the unpaid principal balance thereof as of the close of business on the Cut-off Date after application of all Principal Prepayments received prior to the Cut-off Date and, except with respect to any Simple Interest Loans, scheduled payments of principal due on or before the Cut-off Date, whether or not received but without giving effect to any installments of principal received in respect of Due Dates after the Cut-off Date. The aggregate Cut-off Date Principal Balance of the Mortgage Loans is $350,840,007.38.

                  Deferred Interest: With respect to any negatively amortizing Mortgage Loan, the excess of the amount of interest due on such negatively amortizing Mortgage Loan over the interest portion of the scheduled payment due thereon, which is permitted under the terms of the related Mortgage Note to be added to the principal of the Mortgage Note.

                  Definitive Certificates:  As defined in Section 6.06.

                  Deleted Mortgage Loan: A Mortgage Loan replaced or to be replaced by a Replacement Mortgage Loan.

                  Delinquency Test: With respect to Loan Group II and any Distribution Date on or after the Stepdown Date, a Delinquency Test shall have been violated if at any time, (x) the three-month rolling average of the percent equivalent of a fraction, the numerator of which is the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group II that are 60 days or more Delinquent or are in bankruptcy or foreclosure or are REO Properties, and the denominator of which is the aggregate Stated Principal Balance of all of the Mortgage Loans in Loan Group II as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Realized Loss Period and prepayments received during the related Prepayment period) equals or exceeds (y) 34.00% of the Credit Enhancement Percentage.

                  Delinquent: A Mortgage Loan is "delinquent" if any payment due thereon is not made pursuant to the terms of such Mortgage Loan by the close of business on the day such payment is scheduled to be due. A Mortgage Loan is "30 days delinquent" if such payment has not been received by the close of business on the corresponding day of the month immediately succeeding the month in which such payment was due, or, if there is no such corresponding day (e.g., as when a 30-day month follows a 31-day month in which a payment was due on the 31st day of such month), then on the last day of such immediately succeeding month. Similarly for "60 days delinquent," "90 days delinquent" and so on.

                  Denomination: With respect to the Certificates, the amount set forth on the face thereof as, in the case of a Certificate having a Certificate Principal Balance, the "Initial Principal Balance of this Certificate," and, in the case of a Class I-X Certificate, as the "Initial Principal Balance (Notional) of this Certificate."

                  Depositor: Bear Stearns Asset Backed Securities I LLC, a Delaware limited liability company, or its successor in interest.

                  Depositor Information:  As defined in Section 3.18(b).

                  Depository: The initial Depository shall be DTC, the nominee of which is Cede, or any other organization registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. The Depository shall initially be the registered Holder of the Book-Entry Certificates. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(a)(5) of the Uniform Commercial Code of the State of New York.

                  Depository Agreement: With respect to the Class of Book-Entry Certificates, the agreement between the Trust and the initial Depository, dated March 14, 2007, substantially in the form of Exhibit I.

                  Depository Participant: A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

                  Determination Date: With respect to any Distribution Date and Servicer, the date specified in the related Servicing Agreement.

                  Discount Mortgage Loan: A Sub-Loan Group I-1 Mortgage Loan with a Net Mortgage Rate less than 5.500%.

                  Distribution Account: The separate Eligible Account created and maintained by the Paying Agent pursuant to Section 4.04 in the name of the Trustee for the benefit of the Certificateholders and designated "Citibank, N.A., in trust for registered holders of Bear Stearns Asset Backed Securities Trust 2007-SD2, Asset-Backed Certificates, Series 2007-SD2". Funds in the Distribution Account shall be held in trust for the Certificateholders for the uses and purposes set forth in this Agreement.

                  Distribution Date: The 25th day of each calendar month after the initial issuance of the Certificates, or if such 25th day is not a Business Day, the next succeeding Business Day, commencing in March 2007.

                  DTC: The Depository Trust Company, or its successors in interest.

                  Due Date: As to any Mortgage Loan (other than a Simple Interest Loan), the date in each month on which the related Scheduled Payment is due, as set forth in the related Mortgage Note, and with respect to any Simple Interest Loans, the last day of the immediately preceding Prepayment Period, if its Scheduled Payment is due during such Prepayment Period.

                  Due Period: With respect to any Distribution Date and any Mortgage Loan (other than any Simple Interest Loan), the period from the second day of the calendar month preceding the calendar month in which such Distribution Date occurs through close of business on the first day of the calendar month in which such Distribution Date occurs, and with respect to any Simple Interest Loans, the calendar month immediately preceding the month in which such Distribution Date occurs.

                  Eligible Account: Any of (i) an account or accounts maintained with a federal or state chartered depository institution or trust company, the long-term unsecured debt obligations and short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the debt obligations of such holding company, but only if Moody's is not a Rating Agency) are rated by each Rating Agency in one of its two highest long-term and its highest short-term rating, respectively (or, if S&P is a Rating Agency, in its highest long-term and one of its two highest short-term ratings, respectively,) at the time any amounts are held on deposit therein, or (ii) an account or accounts in a depository institution or trust company in which such accounts are insured by the FDIC (to the limits established by the FDIC) and the uninsured deposits in which accounts are otherwise secured such that, as evidenced by an Opinion of Counsel delivered to the Trustee and to each Rating Agency, the Certificateholders have a claim with respect to the funds in such account or a perfected first priority security interest against any collateral (which shall be limited to Permitted Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution or trust company in which such account is maintained, or (iii) a trust account or accounts maintained with the corporate trust department of a federal or state chartered depository institution or trust company having capital and surplus of not less than $50,000,000, acting in its fiduciary capacity or (iv) any other account acceptable to the Rating Agencies. Eligible Accounts may bear interest, and may include, if otherwise qualified under this definition, accounts maintained with the Trustee, the Securities Administrator or the Master Servicer.

                  EMC:  EMC Mortgage Corporation, a Delaware corporation.

                  ERISA: The Employee Retirement Income Security Act of 1974, as amended.

                  ERISA Restricted Certificate: Each Class of Certificates other than the Class A Certificates.

                  Event of Default:  As defined in Section 8.01 hereof.

                  Excess Cashflow: With respect to Loan Group II and any Distribution Date, an amount, if any, equal to the sum of (a) the Excess Overcollateralization Amount and (b) the Remaining Excess Spread, in each case for such Distribution Date.

                  Excess Liquidation Proceeds: To the extent not required by law to be paid to the related Mortgagor, the excess, if any, of any Liquidation Proceeds with respect to a Mortgage Loan over the Stated Principal Balance of such Mortgage Loan and accrued and unpaid interest at the related Mortgage Rate through the last day of the month in which the Mortgage Loan has been liquidated.

                  Excess Overcollateralization Amount: With respect to Loan Group II and any Distribution Date, the lesser of (i) Principal Funds and (ii) the excess, if any, of the Overcollateralization Amount over the Specified Overcollateralization Amount for such Distribution Date.

                  Excess Spread: With respect to Loan Group II and any Distribution Date, the excess, if any, of (i) Interest Funds for such Distribution Date over (ii) the sum of (a) Current Interest on the Group II Certificates and (b) Interest Carry Forward Amounts on the Class II-A Certificates for such Distribution Date.

                  Exchange Act: The Securities Exchange Act of 1934, as amended.

                  Extra Principal Distribution Amount: With respect to Loan Group II and any Distribution Date, the lesser of (i) the excess, if any, of the Specified Overcollateralization Amount for such Distribution Date over the Overcollateralization Amount for such Distribution Date and (ii) the Excess Spread for such Distribution Date.

                  Fannie Mae: Fannie Mae (also known as Federal National Mortgage Association), or any successor thereto.

                  FDIC: The Federal Deposit Insurance Corporation, or any successor thereto.

                  Final Maturity Reserve Account: The separate trust account established and maintained by the Securities Administrator pursuant to Section
4.07 hereof.

                  Final Maturity Reserve Account Target: On any Distribution Date occurring in or after March 2017, an amount equal to the lesser of (a) the product of (i) the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group II with original terms to maturity in excess of 30 years as of the related Due Date, and (ii) a fraction, the numerator of which is 1.00 and the denominator of which is 0.85, and (b) $866,836.13.

                  FIRREA: The Financial Institutions Reform, Recovery, and Enforcement Act of 1989.

                  Fiscal Quarter: December 1 through the last day of February, March 1 through May 31, June 1 through August 31, or September 1 through November 30, as applicable.

                  Fitch:  Fitch Ratings.

                  Freddie Mac: Freddie Mac (also known as Federal Home Loan Mortgage Corporation), or any successor thereto.

                  Gross Margin: With respect to each Mortgage Loan that bears an adjustable rate of interest, the fixed percentage set forth in the related Mortgage Note and indicated on the Mortgage Loan Schedule which percentage is added to the related Index on each Interest Adjustment Date to determine (subject to rounding, the Minimum Lifetime Mortgage Rate, the Maximum Lifetime Mortgage Rate and the Periodic Rate Cap, each as applicable) the Mortgage Rate until the next succeeding Interest Adjustment Date.

                  Group I Non-Offered Certificates: The Class I-B-4 Certificates, the Class I-B-5 Certificates, the Class I-B-6 Certificates and the Class I-P Certificates.

                  Group I Senior Certificates: The Class I-A Certificates, the Class I-PO Certificates and the Class I-X Certificates.

                  Group I Subordinate Certificates:  The Class I-B Certificates.

                  Group II Non-Offered Certificates: The Class B-IO Certificates and the Class II-P Certificates.

                  Group II Senior Certificates:  The Class II-A Certificates.

                  Group II Subordinate Certificates: The Class II-M
Certificates.

                  Indemnified Persons: The Trustee, the Master Servicer, the Sponsor, the Depositor, the Custodian and the Securities Administrator and their officers, directors, agents and employees and, with respect to the Trustee, any separate co-trustee and its officers, directors, agents and employees.

                  Index: With respect to each Mortgage Loan that bears an adjustable rate of interest, the index set forth in the related Mortgage Note and indicated on the Mortgage Loan Schedule, by reference to which the related Mortgage Rate will be adjusted from time to time.

                  Initial Certificate Principal Balance: With respect to any Certificate, the Certificate Principal Balance of such Certificate or any predecessor Certificate on the Closing Date.

                  Initial Overcollateralization Amount:  $7,120,624.32.

                  Insurance Policy: With respect to any Mortgage Loan included in the Trust Fund, any insurance policy, including all riders and endorsements thereto in effect with respect to such Mortgage Loan, including any replacement policy or policies for any such insurance policies.

                  Insurance Proceeds: Proceeds paid in respect of the Mortgage Loans pursuant to any Insurance Policy, to the extent such proceeds are not applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the procedures that such Servicer would follow in servicing mortgage loans held for its own account, in each case other than any amount included in such Insurance Proceeds in respect of Insured Expenses and exclusive of Subsequent Recoveries.

                  Insured Expenses: Expenses covered by an Insurance Policy or any other insurance policy with respect to the Mortgage Loans.

                  Interest Carry Forward Amount: As of any Distribution Date and with respect to each Class of Group II Offered Certificates, the sum of (i) the excess of (a) the Current Interest for such Class with respect to prior Distribution Dates over (b) the amount actually distributed to such Class with respect to interest on such prior Distribution Dates and (ii) interest thereon (to the extent permitted by applicable law) at the applicable Pass-Through Rate for such Class for the related Accrual Period including the Accrual Period relating to such Distribution Date.

                  Interest Determination Date: With respect to each Adjustable Rate Certificate, for the first Accrual Period, March 13, 2007, and with respect to any Accrual Period thereafter, the second LIBOR Business Day preceding the commencement of such Accrual Period.

                  Interest Funds: With respect to Loan Group II and any Distribution Date (i) the sum, without duplication, of the following amounts:
(a) all interest received during the related Due Period with respect to the related Mortgage Loans less the related Servicing Fee, and Master Servicing Fee referred to in clause (ii) of the definition thereof, (b) all Advances relating to interest with respect to the related Mortgage Loans made on or prior to the related Master Servicer Advance Date, (c) all Compensating Interest with respect to the related Mortgage Loans and required to be remitted pursuant to the related Servicing Agreement or this Agreement with respect to such Distribution Date, (d) Liquidation Proceeds with respect to the related Mortgage Loans collected during the related Liquidation Period (to the extent such Liquidation Proceeds relate to interest), (e) all amounts relating to interest with respect to each related Mortgage Loan repurchased by the Sponsor pursuant to Sections 2.02, 2.03 and 3.20, and (f) all amounts in respect of interest paid by EMC pursuant to Section 10.01, in each case to the extent remitted by the Master Servicer to the Distribution Account pursuant to this Agreement, minus (ii) all amounts relating to interest reimbursed pursuant to Sections 4.05.

                  Interest-Only Certificates: The Class I-X Certificates.

                  Interest Rate Adjustment Date: With respect to each Mortgage Loan that bears an adjustable rate of interest, the date set forth in the related Mortgage Note and indicated on the Mortgage Loan Schedule, on which the related Mortgage Rate is subject to adjustment.

                  Interest Rate Cap: For any Distribution Date and the Group II Offered Certificates, the excess of (A) the weighted average of the Net Mortgage Rates of the Mortgage Loans in Loan Group II as of the first day of the related Due Period, adjusted to reflect the accrual of interest based on the actual number of days elapsed in the related Accrual Period divided by 360, over (B) the Coupon Strip, if any, payable to the Final Maturity Reserve Account, divided by the outstanding Stated Principal Balance of the related Mortgage Loans as of the related Due Date prior to giving effect to any reduction in the Stated Principal Balances of the related Mortgage Loans on such Due Date, multiplied by 12.

                  Latest Possible Maturity Date: For the Group I Certificates and the Group II Certificates, the Distribution Date in February 2037. For purposes of the Treasury Regulations under Code section 860A through 860G, the latest possible maturity date of each regular interest issued by REMIC I, REMIC II, REMIC III and REMIC IV shall be the Latest Possible Maturity Date.

                  LIBOR Business Day: Any day on which banks in the London, England and New York City, U.S.A. are open and conducting transactions in foreign currency and exchange.

                  Liquidated Loan: With respect to any Distribution Date, a defaulted Mortgage Loan that has been liquidated through deed-in-lieu of foreclosure, foreclosure sale, trustee's sale or other realization as provided by applicable law governing the real property subject to the related Mortgage and any security agreements and as to which the related Servicer has certified to the Master Servicer during the prior calendar month that it has received all amounts it expects to receive in connection with such liquidation.

                  Liquidation Period: With respect to any Distribution Date, the related monthly or other period described in the related Servicing Agreement pursuant to which any Liquidation Proceeds are collected and remitted on the related Servicer Remittance Date.

                  Liquidation Proceeds: Amounts, other than Insurance Proceeds and Subsequent Recoveries, received in connection with the partial or complete liquidation of a Mortgage Loan, whether through trustee's sale, foreclosure sale or otherwise, or in connection with any condemnation or partial release of a Mortgaged Property and any other proceeds received with respect to an REO Property, less the sum of related unreimbursed Advances, Servicing Fees and Servicing Advances and all expenses of liquidation, including property protection expenses and foreclosure and sale costs, including court and reasonable attorney's fees.

                  Loan Group:  Any of Loan Group I or Loan Group II.

                  Loan Group I: The pool of the Mortgage Loans consisting of the Mortgage Loans included in Sub-Loan Group I-1, Sub-Loan Group I-2 and Sub-Loan Group I-3.

                  Loan Group II: The pool of the Mortgage Loans consisting of the Mortgage Loans included in Loan Group II.

                  Master Servicer: Wells Fargo Bank, N.A., a national banking association, in its capacity as master servicer hereunder, and its successors and assigns.

                  Master Servicer Advance Date: As to any Distribution Date, the Business Day immediately preceding such Distribution Date.

                  Master Servicer Information:   As defined in Section 3.18(b).

                  Master Servicing Fee: For any Distribution Date, the sum of
(i) all income and gain, net of losses, realized from any investment of funds in the Distribution Account since the prior Distribution Date and (ii) with respect to each Mortgage Loan, an amount equal to 1/12th of the Master Servicing Fee Rate multiplied by the Stated Principal Balance of such Mortgage Loan as of the close of business on the first day of the month immediately preceding the month in which such Distribution Date occurs.

                  Master Servicing Fee Rate: For each Distribution Date, 0.015% per annum of the aggregate Stated Principal Balance of the Mortgage Loans as of the first day of the month immediately preceding such Distribution Date.

                  Maximum Lifetime Mortgage Rate: As to each Mortgage Loan that bears an adjustable rate of interest, the rate, if any, set forth in the related Mortgage Note and indicated on the Mortgage Loan Schedule, that is the maximum level to which a Mortgage Rate can adjust in accordance with its terms, regardless of the change in the applicable Index.

                  MERS: Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

                  MERS(R) System: The system of recording transfers of Mortgages electronically maintained by MERS.

                  MIN: The Mortgage Identification Number for Mortgage Loans registered with MERS on the MERS(R) System.

                  Minimum Lifetime Mortgage Rate: As to each Mortgage Loan that bears an adjustable rate of interest, the rate, if any, set forth in the related Mortgage Note and indicated on the Mortgage Loan Schedule, that is the minimum level to which a Mortgage Rate can adjust in accordance with its terms, regardless of the change in the applicable Index.

                  MOM Loan: Any Mortgage Loan as to which, at origination thereof, MERS acts as the mortgagee, solely as nominee for the originator of such Mortgage Loan and its successors and assigns.

                  Monthly Statement: The statement delivered to the Certificateholders pursuant to Section 5.05.

                  Moody's:  Moody's Investors Service, Inc.

                  Mortgage: The mortgage, deed of trust or other instrument creating a first lien on or first priority ownership interest, or creating a second lien on or second priority ownership interest, as applicable, in an estate in fee simple in real property securing a Mortgage Note.

                  Mortgage File: The mortgage documents listed in Section 2.01 hereof pertaining to a particular Mortgage Loan and any additional documents delivered to the Custodian on behalf of the Trustee to be added to the Mortgage File pursuant to this Agreement.

                  Mortgage Loans: Such of the mortgage loans transferred and assigned to the Trustee pursuant to the provisions hereof, as from time to time are held as a part of the Trust Fund (including any REO Property), the mortgage loans so held being identified in the Mortgage Loan Schedule, notwithstanding foreclosure or other acquisition of title of the related Mortgaged Property. Any mortgage loan that was intended by the parties hereto to be transferred to the Trust Fund as indicated by such Mortgage Loan Schedule which is in fact not so transferred for any reason including, without limitation, a breach of the representation contained in Section 2.03(b)(v) hereof, shall continue to be a Mortgage Loan hereunder until the Purchase Price with respect thereto has been paid to the Trust Fund. The term Mortgage Loan shall not include any Liquidated Loan.

                  Mortgage Loan Purchase Price: The price, calculated as set forth in Section 10.01, to be paid in connection with the repurchase of the Mortgage Loans pursuant to Section 10.01.

                  Mortgage Loan Schedule: The list of Mortgage Loans (as from time to time amended by the Master Servicer to reflect the deletion of Deleted Mortgage Loans and the addition of Replacement Mortgage Loans pursuant to the provisions of this Agreement) transferred to the Trustee as part of the Trust Fund and from time to time subject to this Agreement. The initial Mortgage Loan
Schedule is attached hereto as Exhibit B and sets forth the following information with respect to each Mortgage Loan:

                  (i)      the loan number;

                  (ii)     the Servicer thereof;

                  (iii)    the Mortgage Rate in effect as of the Cut-off Date;

                  (iv)     the Master Servicing Fee Rate;

                  (v)      the related Servicing Fee Rate;

                  (vi)     the Net Mortgage Rate in effect as of the Cut-off
         Date;

                  (vii)    the stated maturity date;

                  (viii)   the original principal balance;

                  (ix)     the stated original term;

                  (x)      the next payment date as of the Cut-off Date;

                  (xi)     the monthly payment as of the Cut-off Date;

                  (xii)    the remaining term as of the Cut-off Date;

                  (xiii)   the property type;

                  (xiv) if it is a first or second lien on the related Mortgaged Property;

                  (xv)     if applicable, that such Mortgage Loan is a Balloon
         Loan;

                  (xvi) whether interest accrues at a fixed rate, and otherwise, the applicable Index (with respect to adjustable rate Mortgage Loans);

                  (xvii)   the Gross Margin, if applicable;

                  (xviii) the intervals between Interest Adjustment Dates, if applicable;

                  (xix) the next succeeding Interest Adjustment Date, if applicable, as of the Cut-off Date;

                  (xx)     the Periodic Rate Cap, if applicable;

                  (xxi)    the Minimum Lifetime Mortgage Rate, if applicable;

                  (xxii)   the Maximum Lifetime Mortgage Rate, if applicable;

                  (xxiii) the Combined Loan-to-Value Ratio as of the Cut-off
         Date;

                  (xxiv)   [Reserved];

                  (xxv)    the Cut-off Date Principal Balance;

                  (xxvi) if applicable, that such Mortgage Loan is a Simple Interest Loan;

                  (xxvii) if applicable, that such Mortgage Loan provides for negative amortization; and

                  (xxviii) the MIN with respect to each Mortgage Loan registered on the MERS(R) System.

Such schedule shall also set forth the total of the amounts described under
(xxv) above for all of the Mortgage Loans.

                  Mortgage Note: The original executed note or other evidence of indebtedness of a Mortgagor under a Mortgage Loan.

                  Mortgage Rate: The annual rate of interest borne by a Mortgage Note.

                  Mortgaged Property: The underlying property securing a Mortgage Loan.

                  Mortgagor:  The obligor on a Mortgage Note.

                  Net Deferred Interest: With respect to the Mortgage Loans in Loan Group II, on any Distribution Date, means the amount of Deferred Interest on the related Mortgage Loans during the related Due Period net of Principal Prepayments in full, partial Principal Prepayments, Net Liquidation Proceeds, Repurchase Proceeds and scheduled principal payments, in that order, in each case with respect to Loan Group II, included in the related available funds for such Distribution Date and available to be distributed on the related Certificates on that Distribution Date.

                  With respect to any Class of Group II Senior Certificates and Group II Subordinate Certificates as of any Distribution Date, means an amount equal to the product of (1) the excess, if any, of (a) the Pass-Through Rate for such Class of Certificates, over (b) the Adjusted Rate Cap for such Class of Certificates for such Distribution Date, (2) the Certificate Principal Balance of such Class of Certificates immediately prior to such Distribution Date, and
(3) the actual number of days in such Accrual Period divided by 360.

                  Net Interest Shortfalls: With respect to Loan Group I and any Distribution Date, the sum of Prepayment Interest Shortfalls on the related Mortgage Loans, to the extent not covered by Compensating Interest, and interest shortfalls on the related Mortgage Loans resulting from the application of the Relief Act or similar state law, in each case with respect to such Distribution Date.

                  Net Mortgage Rate: As to each Mortgage Loan, and at any time, the per annum rate equal to the Mortgage Rate less the sum of the related Servicing Fee Rate and the Master Servicing Fee Rate.

                  NIM Issuer: Any entity established as the issuer of NIM Securities.

                  NIM Securities: Any debt securities secured or otherwise backed by some or all of the Non-Offered Certificates.

                  NIM Trustee:  The trustee for any NIM Securities.

                  Non-Book-Entry Certificate: Any Certificate other than a Book-Entry Certificate.

                  Non-Offered Certificates: The Group I Non-Offered Certificates, the Group II Non-Offered Certificates, or the Residual Certificates.

                  Non-PO Percentage: (a) With respect to each Mortgage Loan in Loan Group I that is a Discount Mortgage Loan, the related Net Mortgage Rate divided by 5.500%, and (b) with respect to each Mortgage Loan in Loan Group I that is not a Discount Mortgage Loan, 100%.

                  Nonrecoverable Advance: Any portion of an Advance previously made or proposed to be made by the Master Servicer that, in the good faith judgment of the Master Servicer, will not or, in the case of a proposed advance, would not, be ultimately recoverable by it from the related Mortgagor, related Liquidation Proceeds or otherwise.

                  Notional Amount: The Notional Amount of the Class I-X Certificates immediately prior to any Distribution Date, is equal to the aggregate State Principal Balance of the Sub-Loan Group I-3 Mortgage Loans with a Net Mortgage Rate greater than or equal to 6.500% per annum.

                  Offered Certificates: The Senior Certificates, the Group I Subordinate Certificates (other than Group I Non-Offered Certificates) and the Group II Subordinate Certificates (other than Group II Non-Offered Certificates).

                  Officer's Certificate: A certificate (i) signed by the Chairman of the Board, the Vice Chairman of the Board, the President, a Vice President (however denominated), an Assistant Vice President, the Treasurer, the Secretary, or one of the assistant treasurers or assistant secretaries of the Depositor, EMC or the Master Servicer (or any other officer customarily performing functions similar to those performed by any of the above designated officers and also to whom, with respect to a particular matter, such matter is referred because of such officer's knowledge of and familiarity with a particular subject) or (ii), if provided for in this Agreement, signed by a Servicing Officer, as the case may be, and delivered to the Depositor, the Sponsor, the Securities Administrator, the Master Servicer and/or the Trustee, as the case may be, as required by this Agreement.

                  One-Month LIBOR: With respect to any Accrual Period, the rate determined by the Securities Administrator on the related Interest Determination Date on the basis of the rate for U.S. dollar deposits for one month that appears on Telerate Screen Page 3750 as of 11:00 a.m. (London time) on such

Interest Determination Date. If such rate does not appear on such page (or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying One-Month LIBOR or comparable rates as may be reasonably selected by the Securities Administrator), One-Month LIBOR for the applicable Accrual Period will be the Reference Bank Rate. If no such quotations can be obtained by the Securities Administrator and no Reference Bank Rate is available, One-Month LIBOR will be One-Month LIBOR applicable to the preceding Accrual Period. The establishment of One-Month LIBOR on each Determination Date by the Securities Administrator and the Securities Administrator's calculation of the rate of interest applicable to the Certificates bearing interest based on One-Month LIBOR shall, in the absence of manifest error, be conclusive and binding.

                  Opinion of Counsel: A written opinion of counsel, who may be counsel for the Depositor or the Master Servicer, reasonably acceptable to each addressee of such opinion; provided that with respect to Section 7.05 or 11.01, or the interpretation or application of the REMIC Provisions, such counsel must
(i) in fact be independent of the Depositor and the Master Servicer, (ii) not have any direct financial interest in the Depositor or the Master Servicer or in any affiliate of either, and (iii) not be connected with the Depositor or the Master Servicer as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

                  Optional Termination: The termination of either Loan Group I or Loan Group II as a result of the purchase of all of the Mortgage Loans in the related Loan Group and any related REO Property pursuant to the last sentence of
Section 10.01 hereof.

                  Optional Termination Date: With respect to each Loan Group, the Distribution Date on which the Stated Principal Balance of all of the Mortgage Loans in the related Loan Group, and the Appraised Value of all related REO Properties, at the time of repurchase is equal to or less than 10% of the aggregate Cut-off Date Principal Balance of all of the Mortgage Loans in the related Loan Group.

                  Original Group I Subordinate Principal Balance: The aggregate Certificate Principal Balance of the Group I Subordinate Certificates as of the Closing Date.

                  Original Value: The value of the property underlying a Mortgage Loan based on an appraisal.

                  Originator: Any of the entities which either originated or acquired a Mortgage Loan and transferred such Mortgage Loan to the Sponsor.

                  OTS:  The Office of Thrift Supervision.

                  Outstanding: With respect to the Certificates as of any date of determination, all Certificates theretofore executed and authenticated under this Agreement except:

                  (a) Certificates theretofore canceled by the Certificate Registrar or delivered to the Certificate Registrar for cancellation; and

                  (b) Certificates in exchange for which or in lieu of which other Certificates have been executed and delivered by the Certificate Registrar pursuant to this Agreement.

                  Outstanding Mortgage Loan: As of any date of determination, a Mortgage Loan with a Stated Principal Balance greater than zero that was not the subject of a Principal Prepayment in full, and that did not become a Liquidated Loan, prior to the end of the related Prepayment Period.

                  Overcollateralization Amount: With respect to Loan Group II and any Distribution Date, the excess, if any, of (i) the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group II as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Realized Loss Period and prepayments received during the related Prepayment Period), over (ii) the sum of the Certificate Principal Balances of the Group II Offered Certificates (after taking into account the payment of principal other than any Extra Principal Distribution Amount on such Certificates) on such Distribution Date.

                  Overcollateralization Floor: With respect to Loan Group II and any date of determination, 0.50% of the aggregate Cut-off Date Principal Balance of the Mortgage Loans in Loan Group II.

                  Ownership Interest: As to any Certificate, any ownership interest in such Certificate including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial.

                  Pass-Through Rate: With respect to each Class of Certificates, other than the Class I-PO Certificates, the Class P Certificates, the Class B-IO Certificates and the Residual Certificates, the applicable interest rate for each such Class as set forth in Section 6.01. The Class I-PO Certificates, the Class P Certificates, the Class B-IO Certificates and the Residual Certificates do not accrue interest and do not have a Pass-Through Rate.

                  Paying Agent: The Securities Administrator and any successor paying agent appointed hereunder.

                  Percentage Interest: With respect to any Certificate of a specified Class, the Percentage Interest set forth on the face thereof or the percentage obtained by dividing the Denomination of such Certificate by the aggregate of the Denominations of all Certificates of such Class.

                  Periodic Rate Cap: As to each Mortgage Loan that bears an adjustable rate of interest, the rate, if any, set forth in the related Mortgage Note and indicated on the Mortgage Loan Schedule, that is the maximum adjustment that can be made to a Mortgage Rate on each Interest Adjustment Date in accordance with its terms, regardless of the change in the applicable Index.

                  Permitted Investments: At any time, any one or more of the following obligations and securities:

                  (i) obligations of the United States or any agency thereof, provided such obligations are backed by the full faith and credit of the United States;

                  (ii) general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each Rating Agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by each Rating Agency, as evidenced in writing;

                  (iii) commercial or finance company paper which is then receiving the highest commercial or finance company paper rating of each Rating Agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by each Rating Agency, as evidenced in writing;

                  (iv) certificates of deposit, demand or time deposits, or bankers' acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities (including the Trustee, the Securities Administrator and the Master Servicer in their commercial banking capacity), provided that the commercial paper and/or long term unsecured debt obligations of such depository institution or trust company are then rated one of the two highest long-term and the highest short-term ratings of each such Rating Agency for such securities, or such lower ratings as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by any Rating Agency, as evidenced in writing;

                  (v) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation containing, at the time of the issuance of such agreements, such terms and conditions as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by each Rating Agency, as evidenced in writing;

                  (vi) repurchase obligations with respect to any security described in clauses (i) and (ii) above, in either case entered into with a depository institution or trust company (acting as principal) described in clause (v) above;

                  (vii) securities (other than stripped bonds, stripped coupons or instruments sold at a purchase price in excess of 115% of the face amount thereof) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof which, at the time of such investment, have one of the two highest short term ratings of each Rating Agency (except if the Rating Agency is Moody's, such rating will be the highest commercial paper rating of Moody's for any such securities), or such lower rating as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by each Rating Agency, as evidenced by a signed writing delivered by each Rating Agency;

                  (viii) interests in any money market fund (including any such fund managed or advised by the Trustee, the Master Servicer, the Securities Administrator or any affiliate thereof) which at the date of acquisition of the interests in such fund and throughout the time such interests are held in such fund has the highest applicable short term rating by each Rating Agency rating such fund (and, so long as S&P is a Rating Agency, the long term ratings must be either AAAm or AAAm-G), or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by each Rating Agency, as evidenced in writing;

                  (ix) short term investment funds sponsored by any trust company or banking association incorporated under the laws of the United States or any state thereof (including any such fund managed or advised by the Trustee, the Securities Administrator or the Master Servicer or any affiliate thereof) which on the date of acquisition has been rated by each Rating Agency in their respective highest applicable rating category or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by each Rating Agency, as evidenced in writing; and

                  (x) such other investments having a specified stated maturity and bearing interest or sold at a discount acceptable to each Rating Agency and as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by any Rating Agency, as evidenced by a signed writing delivered by each Rating Agency;

                  provided, that no such instrument shall be a Permitted Investment if such instrument (i) evidences the right to receive interest only payments with respect to the obligations underlying such instrument, (ii) is purchased at a premium or (iii) is purchased at a deep discount; provided further that no such instrument shall be a Permitted Investment (A) if such instrument evidences principal and interest payments derived from obligations underlying such instrument and the interest payments with respect to such instrument provide a yield to maturity of greater than 120% of the yield to maturity at par of such underlying obligations, or (B) if it may be redeemed at a price below the purchase price (the foregoing clause (B) not to apply to investments in units of money market funds pursuant to clause (vii) above); provided further that no amount beneficially owned by any REMIC (including, without limitation, any amounts collected by the Master Servicer but not yet deposited in the Distribution Account) may be invested in investments (other than money market funds) treated as equity interests for Federal income tax purposes, unless the Master Servicer shall receive an Opinion of Counsel, at the expense of the Master Servicer, to the effect that such investment will not adversely affect the status of any such REMIC as a REMIC under the Code or result in imposition of a tax on any such REMIC. Permitted Investments that are subject to prepayment or call may not be purchased at a price in excess of par.

                  Permitted Transferee: Any person other than (i) the United States, any State or political subdivision thereof, or any agency or instrumentality of any of the foregoing, (ii) a foreign government, International Organization or any agency or instrumentality of either of the foregoing, (iii) an organization (except certain farmers' cooperatives described in section 521 of the Code) that is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by section 511 of the Code on unrelated business taxable income) on any excess inclusions (as defined in section 860E(c)(1) of the Code) with respect to any Residual Certificate, (iv) rural electric and telephone cooperatives described in section 1381(a)(2)(C) of the Code, (v) a Person that is not a citizen or resident of the United States, a corporation, partnership (other than a partnership that has any direct or indirect foreign partners) or other entity (treated as a corporation or a partnership for federal income tax purposes), created or organized in or under the laws of the United States, any state thereof or the District of Columbia, an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust or and (vi) any other Person so designated by the Trustee based upon an Opinion of Counsel (which shall not be an expense of the Trustee) that states that the Transfer of an Ownership Interest in a Residual Certificate to such Person may cause the Trust Fund to fail to qualify as a REMIC at any time that any Certificates are Outstanding. The terms "United States," "State" and "International Organization" shall have the meanings set forth in section 7701 of the Code or successor provisions. A corporation will not be treated as an instrumentality of the United States or of any State or political subdivision thereof for these purposes if all of its activities are subject to tax and, with the exception of the Federal Home Loan Mortgage Corporation, a majority of its board of directors is not selected by such government unit.

                  Person: Any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government, or any agency or political subdivision thereof.

                  PO Percentage: (a) With respect to each Mortgage Loan in Loan Group I that is a Discount Mortgage Loan, 5.500% minus the related Net Mortgage Rate, divided by 5.500%, and (b) with respect to each Mortgage Loan in Loan Group I that is not a Discount Mortgage Loan, 0%.

                  Prepayment Assumption: The applicable rate of prepayment, as described in the Prospectus Supplement relating to each Class of Offered Certificates.

                  Prepayment Charge: Any prepayment premium, penalty or charge payable by a Mortgagor in connection with any Principal Prepayment on a Mortgage Loan pursuant to the terms of the related Mortgage Note.

                  Prepayment Charge Loan: Any Mortgage Loan for which a Prepayment Charge may be assessed and to which such Prepayment Charge the Class P Certificates are entitled, as indicated on the Mortgage Loan Schedule.

                  Prepayment Interest Shortfall: With respect to any Distribution Date, for each Mortgage Loan that was the subject of a partial Principal Prepayment or a Principal Prepayment in full during the related Prepayment Period, or that became a Liquidated Loan during the prior calendar month (other than a Principal Prepayment in full resulting from the purchase of a Mortgage Loan pursuant to Section 2.02, 2.03, 3.20 or 10.01 hereof), the amount, if any, by which (i) one month's interest at the applicable Net Mortgage Rate on the Stated Principal Balance of such Mortgage Loan immediately prior to such prepayment (or liquidation) or in the case of a partial Principal Prepayment on the amount of such prepayment (or Liquidation Proceeds) exceeds
(ii) the amount of interest paid or collected in connection with such Principal Prepayment or such Liquidation Proceeds.

                  Prepayment Period: With respect to any Distribution Date and the Mortgage Loans serviced by a related Servicer, the monthly or other related period preceding such Distribution Date described in the related Servicing Agreement pursuant to which any prepayments on such Mortgage Loans are determined with respect to such Distribution Date.

                  Primary Mortgage Insurance Policy: Any primary mortgage guaranty insurance policy issued in connection with a Mortgage Loan which provides compensation to a Mortgage Note holder in the event of default by the obligor under such Mortgage Note or the related security instrument, if any or any replacement policy therefor through the related Accrual Period for such Class relating to a Distribution Date.

                  Principal Distribution Amount: With respect to Loan Group II and any Distribution Date, an amount equal to (x) the Principal Funds for such Distribution Date plus (y) any Extra Principal Distribution Amount for such Distribution Date minus (z) any Excess Overcollateralization Amount for such Distribution Date.

                  Principal Funds: With respect to Loan Group II and any Distribution Date, (i) the sum, without duplication of (a) all scheduled principal (or with respect to any Simple Interest Loans, actual principal) collected during the related Due Period, (b) all Advances (except with respect to any Simple Interest Loans) relating to principal made on or before the Master Servicer Advance Date, (c) Principal Prepayments exclusive of Prepayment Charges collected during the related Prepayment Period, (d) the Stated Principal Balance of each related Mortgage Loan that was repurchased by the Sponsor pursuant to Sections 2.02, 2.03 or 3.20, (e) the aggregate of all Substitution Adjustment Amounts for the related Determination Date in connection with the substitution of related Mortgage Loans pursuant to Section 2.03(c), (f) amounts in respect of principal paid by the Depositor pursuant to Section 10.01 and (g) all Liquidation Proceeds collected during the related Liquidation Period (to the extent such Liquidation Proceeds relate to principal), less all non-recoverable Advances relating to principal reimbursed during the related Liquidation Period and all Subsequent Recoveries received during the related Liquidation Period and minus (ii) the sum of (a) all amounts relating to principal or not allocable to either interest or principal reimbursed pursuant to Section 4.05, and (b) the amount of any Principal Prepayments in full, partial Principal Prepayments, Net Liquidation Proceeds, Repurchase Proceeds and scheduled principal payments, in that order, included in collections for the related Due Period that are applied as Interest Funds in connection with any Deferred Interest with respect to such Due Period.

                  Principal Prepayment: Any Mortgagor payment or other recovery of (or proceeds with respect to) principal on a Mortgage Loan (including loans purchased or repurchased under Sections 2.02, 2.03, 3.20 and 10.01 hereof) that is received in advance of its scheduled Due Date and is not accompanied by an amount as to interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment. Partial Principal Prepayments shall be applied by the Master Servicer or the applicable Servicer, as appropriate, in accordance with the terms of the related Mortgage Note.

                  Projected Principal Balance: With respect to each Yield Maintenance Agreement for each applicable Distribution Date, the respective amount set forth on Schedule III hereto.

                  Prospectus Supplement: The Prospectus Supplement dated March 14, 2007 relating to the public offering of the Offered Certificates, as amended and supplemented.

                  Protected Account: An account established and maintained by each Servicer with respect to receipts on the Mortgage Loans and REO Property serviced by such Servicer in accordance with the related Servicing Agreement.

                  Protected Party:  As defined in Section 7.04 hereof.

                  PUD:  A Planned Unit Development.

                  Purchase Price: With respect to any Mortgage Loan (x) required to be repurchased by the Sponsor pursuant to Section 2.02 or 2.03 hereof or (y) that the Sponsor has a right to purchase pursuant to Section 3.20 hereof, an amount equal to the sum of (i) 100% of the outstanding principal balance of the Mortgage Loan as of the date of such purchase plus (ii) accrued interest thereon at the applicable Mortgage Rate through the first day of the month in which the Purchase Price is to be distributed to Certificateholders plus (iii) in the case of a repurchase of such Mortgage Loan resulting from breach of the representation or warranty contained in Section 2.03(b)(vii)(Q) or 2.03(b)(vii)(S), any costs or damages incurred by the Trust in connection with the violation by such Mortgage Loan of any predatory or abusive lending law, reduced by (iv) any portion of the Servicing Fee, Servicing Advances and Advances payable to the purchaser of the Mortgage Loan.

                  Rating Agency: Each of S&P and Fitch, in the case of Group I Certificates; and each of S&P and Moody's, in the case of Group II Certificates. If any such organization or its successor is no longer in existence, "Rating Agency" shall be a nationally recognized statistical rating organization, or other comparable Person, designated by the Depositor, notice of which designation shall be given to the Trustee. References herein to a given rating category of a Rating Agency shall mean such rating category without giving effect to any modifiers.

                  Realized Loss: With respect to each Liquidated Loan, an amount (not less than zero or more than the Stated Principal Balance of the Mortgage
Loan) as of the date of such liquidation, equal to (i) the Stated Principal Balance of such Liquidated Loan as of the date of such liquidation, minus (ii) the Liquidation Proceeds, if any, received in connection with such liquidation during the month in which such liquidation occurs, to the extent applied as recoveries of principal of the Liquidated Loan.

                  Realized Loss Period: With respect to a Distribution Date, the monthly or other related period preceding such Distribution Date described in the related Servicing Agreement pursuant to which any Realized Losses are determined with respect to such Distribution Date.

                  Record Date: With respect to the Adjustable Rate Certificates and any Distribution Date, so long as such Certificates are Book-Entry Certificates, the Business Day preceding such Distribution Date, and otherwise, the close of business on the last Business Day of the month preceding the month in which such Distribution Date occurs. With respect to each Class of Certificates (other than the Adjustable Rate Certificates) and (a) the first Distribution Date, the Closing Date, and (b) with respect to any other Distribution Date, the close of business on the last Business Day of the month immediately preceding the month in which such Distribution Date occurs.

                  Reference Bank Rate: With respect to the Adjustable Rate Certificates and any Accrual Period, the arithmetic mean (rounded upwards, if necessary, to the nearest whole multiple of 0.03125%) of the offered rates for United States dollar deposits for one month that are quoted by the Reference Banks as of 11:00 a.m., New York City time, on the related Interest Determination Date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of all Adjustable Rate Certificates on such Interest Determination Date, provided that at least two such Reference Banks provide such rate. If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean (rounded upwards, if necessary, to the nearest whole multiple of 0.03125%) of the rates quoted by one or more major banks in New York City, selected by the Securities Administrator, as of 11:00 a.m., New York City time, on such date for loans in U.S. dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of the Certificates which bear an adjustable rate of interest on such Interest Determination Date.

                  Reference Banks: Barclays Bank PLC, Citibank, N.A. and Deutsche Bank AG, provided that if any of the foregoing banks are not suitable to serve as a Reference Bank, then any leading banks selected by the Securities Administrator which are engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, England, (ii) not controlling, under the control of or under common control with the Depositor, the Sponsor, the Master Servicer or any affiliate thereof and (iii) which have been designated as such by the Securities Administrator.

                  Regular Certificate: Any Certificate other than a Residual Certificate.

                  Regulation AB: Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. ss.ss.229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or
by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

                  Relief Act: The Servicemembers Civil Relief Act, as amended, or any similar state or local law.

                  Remaining Excess Spread: With respect to Loan Group II and any Distribution Date, the Excess Spread less any Extra Principal Distribution Amount, in each case for such Distribution Date.

                  REMIC: A "real estate mortgage investment conduit" within the meaning of section 860D of the Code.

                  REMIC I: The segregated pool of assets described in Section 5.06(a).

                  REMIC I Certificates: The REMIC I Regular Interests and the Class R-I Certificate.

                  REMIC I Regular Interests: As defined in Section 5.06(b)(i).

                  REMIC II: The segregated pool of assets consisting of the REMIC I regular interests and constituting a REMIC hereunder.

                  REMIC II Certificates: The REMIC II Regular Interests and the Class R-II Certificate.

                  REMIC II Regular Interests: As defined in Section 5.06(b)(ii).

                  REMIC III: The segregated pool of assets consisting of the REMIC II regular interests and constituting a REMIC hereunder.

                  REMIC III Certificates: The REMIC III Regular Interests and the Class R-III Certificate.

                  REMIC III Regular Interests: As defined in Section
5.06(b)(iii).

                  REMIC IV: The segregated pool of assets consisting of the REMIC III Class P Certificates and constituting a REMIC hereunder.

                  REMIC IV Certificates: The REMIC IV Class P Regular Interest and the Class R-X Certificate.

                  REMIC IV Regular Interest: As defined in Section 5.06(b)(iv).

                  REMIC Opinion: An Opinion of Counsel, to the effect that the proposed action described therein would not, under the REMIC Provisions, (i) cause either REMIC I, REMIC II, REMIC III or REMIC IV to fail to qualify as a REMIC while any regular interest in any such REMIC is outstanding, (ii) result in a tax on prohibited transactions or (iii) constitute a taxable contribution after the Startup Day.

                  REMIC Provisions: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and proposed, temporary and final regulations and published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time as well as provisions of applicable state laws.

                  Remittance Report:  As defined in Section 4.05(c).

                  REO Property: A Mortgaged Property acquired by a Servicer through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan.

                  Replacement Mortgage Loan: A Mortgage Loan or Mortgage Loans in the aggregate substituted by the Sponsor for a Deleted Mortgage Loan, which must, on the date of such substitution, as confirmed in a Request for Release,
(i) have a Stated Principal Balance, after deduction of the principal portion of the Scheduled Payment due in the month of substitution, not in excess of, and not less than 90% of the Stated Principal Balance of the Deleted Mortgage Loan;
(ii) have a Mortgage Rate not less than or more than 1% per annum higher than the Mortgage Rate of the Deleted Mortgage Loan; (iii) have the same or higher credit quality characteristics than that of the Deleted Mortgage Loan; (iv) have a Combined Loan-to-Value Ratio no higher than that of the Deleted Mortgage Loan;
(v) have a remaining term to maturity no greater than (and not more than one year less than) that of the Deleted Mortgage Loan; (vi) not permit conversion of the Mortgage Rate from a fixed rate to a variable rate; (vii) provide for a Prepayment Charge on terms substantially similar to those of the Prepayment Charge, if any, of the Deleted Mortgage Loan; (viii) have the same lien priority as the Deleted Mortgage Loan; (ix) constitute the same occupancy type as the Deleted Mortgage Loan or be owner occupied; (x) be current in payment of principal and interest as of the date of substitution; (xi) have payment terms that do not vary in any material respect from the payment terms of the Mortgage Loan for which it is to be substituted; (xii) if the Deleted Mortgage Loan bears an adjustable rate of interest, have a Gross Margin, Periodic Rate Cap and Maximum Lifetime Mortgage Rate no less than those of the Deleted Mortgage Loan, have the same Index and interval between Interest Adjustment Dates, and a Minimum Lifetime Mortgage Rate no lower than that of such Deleted Mortgage Loan; and (xiii) comply with each representation and warranty set forth in Section 2.03 hereof.

                  Reportable Event:  As defined in Section 3.18(a)(ii).

                  Request for Release: The Request for Release to be submitted by the Sponsor, a Servicer or the Master Servicer to the Custodian, substantially in the form of Exhibit H. Each Request for Release furnished to the Custodian by the Sponsor, a Servicer or the Master Servicer shall be in duplicate and shall be executed by a Servicing Officer (or, if furnished electronically to the Custodian, shall be deemed to have been sent and executed by a Servicing Officer) of the Sponsor, the Servicer or the Master Servicer, as applicable.

                  Required Insurance Policy: With respect to any Mortgage Loan, any insurance policy that is required to be maintained from time to time under this Agreement or the related Servicing Agreement.

                  Residual Certificates: The Class R-I Certificate, Class R-II Certificate, Class R-III Certificate and Class R-X Certificate.

                  Responsible Officer: With respect to the Trustee, any Vice President, any Assistant Vice President, the Secretary, any Assistant Secretary, any Trust Officer with specific responsibility for the transaction contemplated hereby or other officers of the Trustee specified by the Trustee, as to whom, with respect to a particular matter, such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

                  S&P: Standard & Poor's, a division of The McGraw-Hill Companies, Inc.

                  Sarbanes-Oxley Act: The Sarbanes-Oxley Act of 2002 and the rules and regulations of the Commission promulgated thereunder (including any interpretation thereof by the Commission's staff).

                  Sarbanes-Oxley Certification: As defined in Section 3.18(a)(iii)(D).

                  Scheduled Payment: The scheduled monthly payment on a Mortgage Loan due on any Due Date allocable to principal and/or interest on such Mortgage Loan.

                  Securities Act:  The Securities Act of 1933, as amended.

                  Securities Administrator: Wells Fargo Bank, N.A., in its capacity as securities administrator hereunder, and its successors and assigns.

                  Securities Administrator Fee: For any Distribution Date, a fee payable to the Securities Administrator by the Master Servicer out of its own funds in such capacity as they may separately agree.

                  Securities Administrator Information: As defined in Section 3.18(b).

                  Senior Certificates: The Group I Senior Certificates and the Group II Senior Certificates.

                  Senior Optimal Principal Amount: With respect to each Sub-Loan Group included in Loan Group I and each Distribution Date, will be an amount equal to the sum of the following (but in no event greater than the aggregate Certificate Principal Balance of the related Certificate Group immediately prior to such Distribution Date):

                  (1) the Senior Percentage of the Non-PO Percentage of the principal portion of all monthly payments due on the Mortgage Loans in the related Sub-Loan Group on the related Due Date, as specified in the amortization schedule at the time applicable thereto (after adjustment for previous principal prepayments but before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period if the Distribution Date occurs prior to a Cross-Over Date);

                  (2) the Senior Prepayment Percentage of the Non-PO Percentage of the Stated Principal Balance of each Mortgage Loan in the related Sub-Loan Group which was the subject of a prepayment in full received by a Servicer during the applicable Prepayment Period;

                  (3) the Senior Prepayment Percentage of the Non-PO Percentage of the amount of all partial prepayments allocated to principal received during the applicable Prepayment Period in respect of Mortgage Loans in the related Sub-Loan Group;

                  (4) the lesser of (a) the Senior Prepayment Percentage of the Non-PO Percentage of the sum of (i) all Net Liquidation Proceeds allocable to principal received in respect of each Mortgage Loan in the related Sub-Loan Group that became a Liquidated Mortgage Loan during the related Liquidation Period (other than Mortgage Loans described in the immediately following clause (ii)) and all Subsequent Recoveries received in respect of each Liquidated Mortgage Loan in the related Sub-Loan Group during the related Due Period and (ii) the Stated Principal Balance of each such Mortgage Loan in the related Sub-Loan Group purchased by an insurer from the Trust during the related Prepayment Period pursuant to the related primary mortgage insurance policy, if any, or otherwise; and (b) the Senior Percentage of the Non-PO Percentage of the sum of (i) the Stated Principal Balance of each Mortgage Loan in the related Sub-Loan Group which became a Liquidated Mortgage Loan during the related Prepayment Period (other than the Mortgage Loans described in the immediately following clause
         (ii)) and all Subsequent Recoveries received in respect of each Liquidated Mortgage Loan in the related Sub-Loan Group during the related Due Period and (ii) the Stated Principal Balance of each such Mortgage Loan in the related Sub-Loan Group that was purchased by an insurer from the Trust during the related Prepayment Period pursuant to the related primary mortgage insurance policy, if any or otherwise;

                  (5) any amount allocated to the Available Funds of the related Sub-Loan Group in accordance with clauses (E) and (F) under subsection 5.04(a)(I)(i); and

                  (6) the Senior Prepayment Percentage of the Non-PO Percentage of the sum of (a) the Stated Principal Balance of each Mortgage Loan in the related Sub-Loan Group which was repurchased by the Sponsor in connection with such Distribution Date and (b) the excess, if any, of the Stated Principal Balance of a Mortgage Loan in the related Sub-Loan Group that has been replaced by the Sponsor with a substitute Mortgage Loan pursuant to this Agreement in connection with such Distribution Date over the Stated Principal Balance of such substitute Mortgage Loan.

                  Senior Percentage: With respect to each Certificate Group related to a Sub-Loan Group in Loan Group I and any Distribution Date, is the lesser of (a) 100% and (b) the percentage obtained by dividing the Certificate Principal Balance of the Group I Senior Certificates (other than the Class I-X and Class I-PO certificates) in the related Certificate Group by the aggregate Stated Principal Balance of the Mortgage Loans in the related Sub-Loan Group in Loan Group I (other than the PO Percentage thereof with respect to the related Discount Mortgage Loans) as of the beginning of the related Due Period. The initial Group I Senior Percentage for each Certificate Group related to a Sub-Loan Group in Loan Group I will be equal to approximately 83.95%.

                  Senior Prepayment Percentage: The Senior Prepayment Percentage for the Group I Senior Certificates (other than the Class I-X and Class I-PO Certificates) of each Certificate Group related to a Sub-Loan Group in Loan Group I, on any Distribution Date occurring during the periods set forth below will be as follows:

Period (dates inclusive)            Senior Prepayment Percentage
---------------------------         --------------------------------------------

March 2007 - February 2012          100%

March 2012 - February 2013          Senior  Percentage for the related Senior
                                    Certificates plus 70% of the Subordinate
                                    Percentage for the related Sub-Loan Group.

March 2013 - February 2014          Senior Percentage for the related Senior
                                    Certificates plus 60% of the Subordinate
                                    Percentage for the related Sub-Loan Group.

March 2014 - February 2015          Senior Percentage for the related Senior
                                    Certificates plus 40% of the Subordinate
                                    Percentage for the related Sub-Loan Group.

March 2015 - February 2016          Senior Percentage for the related Senior
                                    Certificates plus 20% of the Subordinate
                                    Percentage for the related Sub-Loan Group.

March 2016 and thereafter           Senior Percentage for the related senior
                                    certificates.

                  No scheduled reduction to the Senior Prepayment Percentage for the related Certificate Group shall be made as of any Distribution Date unless, as of the last day of the month preceding such Distribution Date (1) the aggregate Stated Principal Balance of the Mortgage Loans in all Sub-Loan Groups in Loan Group I delinquent 60 days or more (including for this purpose any such Mortgage Loans in foreclosure and such Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Trust) averaged over the last six months, as a percentage of the aggregate Certificate Principal Balance of the Group I Subordinate Certificates does not exceed 50% and (2) cumulative Realized Losses on the Mortgage Loans in all Sub-Loan Groups in Loan Group I do not exceed (a) 30% of the aggregate Certificate Principal Balance of the Original Group I Subordinate Principal Balance if such Distribution Date occurs between and including March 2012 and February 2013, (b) 35% of the Original Group I Subordinate Principal Balance if such Distribution Date occurs between and including March 2013 and February 2014, (c) 40% of the Original Group I Subordinate Principal Balance if such Distribution Date occurs between and including March 2014 and February 2015, (d) 45% of the Original Group I Subordinate Principal Balance if such Distribution Date occurs between and including March

2015 and February 2016, and (e) 50% of the Original Group I Subordinate Principal Balance if such Distribution Date occurs during or after March 2016.


                  Notwithstanding the foregoing, if on any Distribution Date, the percentage, the numerator of which is the aggregate Certificate Principal Balance of the Group I Senior Certificates (other than the Class I-X Certificates) immediately preceding such Distribution Date, and the denominator of which is the Stated Principal Balance of the Mortgage Loans in Loan Group I as of the beginning of the related Due Period, exceeds such percentage as of the Cut-off Date, then the Senior Prepayment Percentage with respect to all the Group I Senior Certificates for such Distribution Date will equal 100%.

                  Servicer: Each of EMC Mortgage Corporation, Wells Fargo Bank, N.A. and GMAC Mortgage LLC, in each case pursuant to the applicable Servicing Agreement, and their respective permitted successors and assigns.

                  Servicer Remittance Date: With respect to each Mortgage Loan and related Servicer, the date set forth in the related Servicing Agreement, when the related Servicer is required to remit funds in the related Protected Account to the Master Servicer.

                  Servicing Agreement: Any servicing agreement set forth on
Schedule I hereto, including the related Assumption Agreement.

                  Servicing Advances: All customary, reasonable and necessary "out of pocket" costs and expenses (including reasonable legal fees) incurred in the performance by a Servicer of its servicing obligations under the related Servicing Agreement, including, but not limited to, the cost of (i) the preservation, restoration and protection of a Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, and including any expenses incurred in relation to any such proceedings that result from a Mortgage Loan being registered in the MERS(R) System, (iii) the management and liquidation of any REO Property (including, without limitation, realtor's commissions) and (iv) compliance with any obligations under a Servicing Agreement or Section 3.09 hereof to cause insurance to be maintained.

                  Servicing Criteria: The "servicing criteria" set forth in Item 1122(d) of Regulation AB, as such may be amended from time to time, or those Servicing Criteria otherwise mutually agreed to by EMC, the Master Servicer, the Securities Administrator and the applicable Servicer in response to evolving interpretations of Regulation AB and incorporated into a revised Exhibit L.

                  Servicing Fee: As to each Mortgage Loan and any Distribution Date, an amount equal to 1/12th of the Servicing Fee Rate multiplied by the Stated Principal Balance of such Mortgage Loan as of the close of business on the first day of the month immediately preceding the month in which such Distribution Date occurs or, in the event of any payment of interest that accompanies a Principal Prepayment in full during the related Due Period made by the Mortgagor immediately prior to such prepayment, interest at the Servicing Fee Rate on the Stated Principal Balance of such Mortgage Loan for the period covered by such payment of interest.

                  Servicing Fee Rate: With respect to each Mortgage Loan, the per annum rate set forth in the Mortgage Loan Schedule under the heading "Servicing Fee."

                  Servicing Officer: Any officer of a Servicer or the Master Servicer involved in, or responsible for, the administration and servicing or master servicing of the Mortgage Loans, as to which evidence reasonably acceptable to the Custodian or the Trustee, as applicable, of due authorization, by such party has been furnished from time to time to the Custodian or the Trustee, as applicable.

                  Significance Estimate: With respect to any Distribution Date, and in accordance with Item 1115 of Regulation AB, shall be an amount determined based on the reasonable good-faith estimate by the Depositor of the aggregate maximum probable exposure of the outstanding Group II Offered Certificates to the Yield Maintenance Agreements.

                  Significance Percentage: With respect to any Distribution Date, and in accordance with Item 1115 of Regulation AB, shall be an percentage equal to the Significance Estimate divided by the aggregate outstanding Certificate Principal Balance of the Group II Offered Certificates, prior to the distribution of the related Principal Distribution Amount on such Distribution Date.

                  Simple Interest Loan: A Mortgage Loan that provides for daily accrual of interest and is identified as such on the Mortgage Loan Schedule. None of the Mortgage Loans is a Simple Interest Loan.

                  Specified Overcollateralization Amount: With respect to Loan Group II and any Distribution Date:

                  (i) prior to the Stepdown Date, 3.50% of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group II as of the Cut-off Date,

                  (ii) on or after the Stepdown Date, provided a Trigger Event is not in effect, the greater of:

                           (x) the product of (a) on each Distribution Date prior to the Distribution Date in February 2013, 8.75%, and on each Distribution Date on or after the Distribution Date in February 2013, 7.00%, and (b) the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group II as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Realized Loss Period and prepayments received during the related Prepayment Period), and

                           (y)      the Overcollateralization Floor; or

                  (iii) on and after the Stepdown Date, and if a Trigger Event is in effect, the Specified
                           Overcollateralization Amount for the immediately preceding Distribution Date.

                  Sponsor: EMC, in its capacity as seller of the Mortgage Loans to the Depositor.

                  Startup Day: The startup day, within the meaning of Section 860G(a)(9), for each REMIC formed hereunder shall be the Closing Date.

                  Stated Principal Balance: With respect to any Mortgage Loan or related REO Property and any Distribution Date, the Cut-off Date Principal Balance thereof, plus with respect to any negatively amortizing Mortgage Loan, the amount of any Net Deferred Interest added to the principal balance thereof, minus the sum of (i) the principal portion of the Scheduled Payments due (or, with respect to any Simple Interest Loans, the principal portion of payments actually received) with respect to such Mortgage Loan during each related Due Period ending prior to such Distribution Date (and other than with respect to any Simple Interest Loans irrespective of any delinquency in their payment),
(ii) all Principal Prepayments with respect to such Mortgage Loan received prior to or during the related Prepayment Period, and all Liquidation Proceeds to the extent applied by the related Servicer as recoveries of principal in accordance with Section 3.13 with respect to such Mortgage Loan, that were received by the related Servicer prior to or during the related Liquidation Period, and (iii) any Realized Losses on such Mortgage Loan incurred during the related Realized Loss Period. The Stated Principal Balance of a Liquidated Loan equals zero.

                  Stepdown Date: With respect to Loan Group II and any Distribution Date, the earlier to occur of:

                  (i) the Distribution Date on which the aggregate Certificate Principal Balance of the Class II-A Certificates has been reduced to zero; and

                  (ii)     the later to occur of

                           (x)      the Distribution Date occurring in March
                                    2010, and

                           (y) the first Distribution Date for which the aggregate Certificate Principal Balance of the Group II Subordinate Certificates plus the Overcollateralization Amount for such Distribution Date divided by the sum of the Stated Principal Balances of the Mortgage Loans in Loan Group II as of the end of the related Due Period (after reduction for Realized Losses incurred during the related Realized Loss Period and prepayments received during the related Prepayment Period) is greater than or equal to (A) on each Distribution Date prior to the Distribution Date in February 2013, 38.250%, and (B) on each distribution date on and after the distribution date in February 2013, 30.600%.

                  Strike Rate: With respect to the Yield Maintenance Agreements, as set forth in Schedule III hereto.

                  Subcontractor: Any vendor, subcontractor or other Person that is not responsible for the overall servicing of Mortgage Loans but performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to Mortgage Loans under the direction or authority of any Servicer (or a Subservicer of any Servicer), the Master Servicer, the Custodian or the Securities Administrator.

                  Sub-Loan Group: Either Sub-Loan Group I-1, Sub-Loan Group I-2, Sub-Loan Group I-3, Sub-Loan Group II-1, Sub-Loan Group II-2 or Sub-Loan Group II-3, as applicable.

                  Sub-Loan Group I-1: With respect to the Mortgage Loans, the pool of Mortgage Loans identified in the Mortgage Loan Schedule as composing Sub-Loan Group I-1. With respect to the Certificates, the Class I-A-1A Certificates, the Class I-A-1B Certificates and the Class I-PO Certificates.

                  Sub-Loan Group I-2: With respect to the Mortgage Loans, the pool of Mortgage Loans identified in the Mortgage Loan Schedule as composing Sub-Loan Group I-2. With respect to the Certificates, the Class I-A-2A Certificates and the Class I-A-2B Certificates.

                  Sub-Loan Group I-3: With respect to the Mortgage Loans, the pool of Mortgage Loans identified in the Mortgage Loan Schedule as composing Sub-Loan Group I-3. With respect to the Certificates, the Class I-A-3A Certificates, the Class I-A-3B Certificates and the Class I-X Certificates.

                  Sub-Loan Group I-1 Fraction: With respect to any Mortgage Loan in Loan Group I with a Net Mortgage Rate of greater than or equal to 5.500% per annum and less than 6.000% per annum, a fraction, (x) the numerator of which is equal to 6.000% minus the Net Mortgage Rate of such Mortgage Loan, and (y) the denominator of which is equal to 0.500%.

                  Sub-Loan Group I-2A Fraction: With respect to any Mortgage Loan in Loan Group I with a Net Mortgage Rate of greater than or equal to 5.500% per annum and less than 6.000% per annum, a fraction, (x) the numerator of which is equal to Net Mortgage Rate minus 5.500% of such Mortgage Loan, and (y) the denominator of which is equal to 0.500%.

                  Sub-Loan Group I-2B Fraction: With respect to any Mortgage Loan in Loan Group I with a Net Mortgage Rate of greater than or equal to 6.000% per annum and less than 6.500% per annum, a fraction, (x) the numerator of which is equal to 6.500% minus the Net Mortgage Rate of such Mortgage Loan, and (y) the denominator of which is equal to 0.500%.

                  Sub-Loan Group I-3 Fraction: With respect to any Mortgage Loan in Loan Group I with a Net Mortgage Rate of greater than or equal to 6.000% per annum and less than 6.500% per annum, a fraction, (x) the numerator of which is equal to the Net Mortgage Rate of such Mortgage Loans minus 6.000%, and (y) the denominator of which is equal to 0.500%.

                  Subordinate Certificates: The Group I Subordinate Certificates and the Group II Subordinate Certificates.

                  Subordinate Certificate Writedown Amount: With respect to the Group I Subordinate Certificates, the amount by which (x) the sum of the Certificate Principal Balances of the Group I Certificates (after giving effect to the distribution of principal and the allocation of Realized Losses in reduction of the Certificate Principal Balances of the Group I Certificates on such Distribution Date) exceeds (y) the Stated Principal Balances of the Mortgage Loans in Loan Group I on the Due Date related to such Distribution Date.

                  Subordinate Optimal Principal Amount: With respect to any Sub-Loan Group of Loan Group I and each Distribution Date will be an amount equal to the sum of the following (but in no event greater than the aggregate Certificate Principal Balance of the Group I Subordinate Certificates immediately prior to such Distribution Date):

                  (1) the related Subordinate Percentage of the Non-PO Percentage of the principal portion of all Monthly Payments due on each Mortgage Loan in the related Sub-Loan Group on the related Due Date, as specified in the amortization schedule at the time applicable thereto (after adjustment for previous principal prepayments but before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period);

                  (2) the related Subordinate Prepayment Percentage of the Non-PO Percentage of the Stated Principal Balance of each Mortgage Loan in the related Sub-Loan Group which was the subject of a prepayment in full received by a Servicer during the applicable Prepayment Period;

                  (3) the related Subordinate Prepayment Percentage of the Non-PO Percentage of the amount all partial prepayments of principal received in respect of Mortgage Loans in the related Sub-Loan Group during the applicable Prepayment Period;

                  (4) the excess, if any, of (a) the Net Liquidation Proceeds allocable to principal received in respect of each Mortgage Loan in the related Sub-Loan Group that became a Liquidated Mortgage Loan during the related Liquidation Period and all Subsequent Recoveries received in respect of each Liquidated Mortgage Loan during the related Due Period over (b) the sum of the amounts distributable to the holders of the Group I Senior Certificates in the related Certificate Group pursuant to clause (4) of the definition of "Senior Optimal Principal Amount" and "Class I-PO Certificate Principal Distribution Amount" on such Distribution Date;

                  (5) the related Subordinate Prepayment Percentage of the Non-PO Percentage of the sum of (a) the Stated Principal Balance of each Mortgage Loan in the related Sub-Loan Group which was repurchased by the sponsor in connection with such Distribution Date and (b) the difference, if any, between the Stated Principal Balance of a Mortgage Loan in the related Sub-Loan Group that has been replaced by the sponsor with a substitute Mortgage Loan pursuant to the Mortgage Loan purchase agreement in connection with such Distribution Date and the Stated Principal Balance of such substitute Mortgage Loan; and

                  (6) on the Distribution Date on which the aggregate Certificate Principal Balance of the Group I Senior Certificates (other than the Class I-X and Class I-PO certificates) in the related Certificate Group have all been reduced to zero, 100% of the Senior Optimal Principal Amount for such Group I Senior Certificates.

                  Subordinate Percentage: As of any Distribution Date and with respect to any Sub-Loan Group included in Loan Group I, equals 100% minus the related Senior Percentage for the related Certificate Group.

                  Subordinate Prepayment Percentage: As of any Distribution Date and with respect to any Sub-Loan Group included in Loan Group I, will equal 100% minus the Senior Prepayment Percentage for the Senior Certificates in the related Certificate Group.

                  Subsequent Recovery: The recovery of any amount (including the release of surplus funds held to cover expenses) in respect of a Liquidated Loan after a Realized Loss has been allocated with respect thereto to one or more Classes of Certificates.

                  Subservicer: Any Person that (i) services Mortgage Loans on behalf of any Servicer or that is engaged by the Master Servicer or Securities Administrator, and (ii) is responsible for the performance (whether directly or through subservicers or Subcontractors) of a substantial portion of the material servicing functions required to be performed under this Agreement, any related Servicing Agreement or any subservicing agreement that are identified in Item 1122(d) of Regulation AB.

                  Sub-Servicing Letter Agreement: The letter agreement, dated March 15, 2007, among EMC, as servicer, Wells Fargo Bank, N.A., as subservicer and the Master Servicer, providing for the allocation of certain fees and reimbursements identified therein.

                  Substitution Adjustment Amount: The meaning ascribed to such term pursuant to Section 2.03(c).

                  Successor Master Servicer: The meaning ascribed to such term pursuant to Section 8.01.

                  Tax Matters Person: The person designated as "tax matters person" in the manner provided under Treasury regulation ss. 1.860F-4(d) and temporary Treasury regulation ss. 301.6231(a)(7)-1T. The holder of the greatest Percentage Interest in a Class of Residual Certificates shall be the Tax Matters Person for the related REMIC. The Securities Administrator, or any successor thereto or assignee thereof shall serve as tax administrator hereunder and as agent for the related Tax Matters Person.

                  Termination Costs: The costs and expenses related to the termination of any Servicer, the appointment of a successor servicer or the transfer and assumption of servicing with respect to the related Servicing Agreement, including, without limitation, the items set forth in Section 3.03(c).

                  Transfer Affidavit:  As defined in Section 6.02(c).

                  Transfer: Any direct or indirect transfer or sale of any Ownership Interest in a Certificate.

                  Trigger Event: With respect to Loan Group II and any Distribution Date, a violation of either the Cumulative Loss Test or the Delinquency Test.

                  Trust or Trust Fund: The corpus of the trust created hereunder consisting of (i) the Mortgage Loans and all interest accruing and principal due (or in the case of any Simple Interest Loan, received) with respect thereto after the Cut-off Date to the extent not applied in computing the Cut-off Date Principal Balance thereof; (ii) the Distribution Account, the Yield Maintenance Account, the Final Maturity Reserve Account and the Basis Risk Reserve Fund and all amounts deposited therein pursuant to the applicable provisions of this Agreement; (iii) property that secured a Mortgage Loan and has been acquired by foreclosure, deed in lieu of foreclosure or otherwise; (iv) the mortgagee's rights under the Insurance Policies with respect to the Mortgage Loans; (v) the Servicing Agreements and Assumption Agreements; (vi) rights under the Yield Maintenance Agreements; and (vii) all proceeds of the foregoing, including proceeds of conversion, voluntary or involuntary, of any of the foregoing into cash or other liquid property.

                  Trustee: Citibank, N.A., a national banking association, not in its individual capacity, but solely in its capacity as trustee for the benefit of the Certificateholders under this Agreement, and any successor thereto, and any corporation or national banking association resulting from or surviving any consolidation or merger to which it or its successors may be a party and any successor trustee as may from time to time be serving as successor trustee hereunder.

                  Trustee Fee: As to any Distribution Date, a fee payable to the Trustee by the Master Servicer out of its own funds in such amount as they may separately agree.

                  Unpaid Applied Realized Loss Amount: As of any Distribution Date, and each Class of Group II Offered Certificates, the excess of (i) the Applied Realized Loss Amount for such Class over (ii) the sum of all distributions on such Class in reduction of the Applied Realized Loss Amount and any Subsequent Recoveries allocated to such Class, in each case, on all previous Distribution Dates.

                  Voting Rights: The portion of the voting rights of all the Certificates that is allocated to any Certificate for purposes of the voting provisions hereunder. Voting Rights shall be allocated (i) 96% to the Certificates (other than the Class I-X Certificates, Class P Certificates, Class B-IO Certificates and the Residual Certificates), (ii) 1% to the Class I-X Certificates, (iii) 1% to the Class P Certificates, (iv) 1% to the Class B-IO Certificates, and (v) 1% to the Residual Certificates, with the allocation among the Certificates to be in proportion to the Certificate Principal Balance of each Class relative to the Certificate Principal Balance of all other such Classes. Voting Rights will be allocated among the Certificates of each Class of Certificates, in accordance with their respective Percentage Interests.

                  WFB: Wells Fargo Bank, N.A., in its capacity as a Servicer of the Mortgage Loans and its successor and assigns in such capacity.

                  Yield Maintenance Account: The separate Eligible Account created and maintained by the Paying Agent pursuant to Section 4.06 in the name of the Trustee primarily for the benefit of the Holders of the Adjustable Rate Certificates and designated "Citibank, N.A., in trust for registered holders of the Bear Stearns Asset Backed Securities Trust 2007-SD2, Asset-Backed Certificates, Series 2007-SD2." The Yield Maintenance Account shall not constitute an asset of any REMIC hereunder.

                  Yield Maintenance Agreements: With respect to the Adjustable Rate Certificates, the respective yield maintenance agreements with reference numbers FXNCC9305, FXNCC9306, FXNCC9307, FXNCC9308, FXNCC9309 and FXNCC93012, each dated as of March 15, 2007, between the Yield Maintenance Provider and the Trustee on behalf of the Trust, together with any scheduling, confirmations or other agreements related thereto, attached hereto as Exhibit N.

                  Yield Maintenance Payment: (i) With respect to the Yield Maintenance Agreement related to the Class II-A Certificates and any Distribution Date through the Distribution Date in January 2012, an amount equal to the product of (A) the actual number of days in the applicable Accrual Period divided by 360, and (B) the product of (a) the per annum rate equal to the excess, if any, of (x) the lesser of (i) One-Month LIBOR and (ii) 11.50% per annum, over (y) the applicable Strike Rate and (b) the lesser of (x) the aggregate Certificate Principal Balance of the Class II-A Certificates and (y) the Projected Principal Balance for such Certificates, in each case for such Distribution Date.

                  (ii) With respect to the Yield Maintenance Agreements related to each Class of Class II-M Certificates and any Distribution Date through the Distribution Date in January 2012, the amount equal to the product of (A) the actual number of days in the applicable Accrual Period divided by 360, and (B) the product of (a) the per annum rate equal to the excess, if any, of (x) the lesser of (i) One-Month LIBOR and (ii) 11.50% per annum, over (y) the applicable Strike Rate and (b) the lesser of (x) the Certificate Principal Balance of the related Class of Class II-M Certificates and (y) the Projected Principal Balance for such Class of Certificates, in each case for such Distribution Date.

                  Yield Maintenance Provider: Bear Stearns Financial Products Inc. or any successor in interest.

                                  ARTICLE II.

                            CONVEYANCE OF TRUST FUND
                         REPRESENTATIONS AND WARRANTIES

         Section 2.01.     Conveyance of Trust Fund.

                  The Sponsor hereby sells, transfers, assigns, sets over and otherwise conveys to the Depositor, without recourse, all the right, title and interest of the Sponsor in and to the assets in the Trust Fund.

                  The Sponsor has entered into this Agreement in consideration for the purchase of the Mortgage Loans by the Depositor and has agreed to take the actions specified herein.

                  The Depositor, concurrently with the execution and delivery hereof, hereby sells, transfers, assigns, sets over and otherwise conveys to the Trustee for the use and benefit of the Certificateholders, without recourse, all the right, title and interest of the Depositor in and to the Trust Fund.

                  In connection with any such transfer and assignment, the Depositor has delivered to or caused to be delivered to, and deposited with, the Custodian the following documents or instruments with respect to each Mortgage Loan so assigned:

                  (i) the original Mortgage Note, including any riders thereto, endorsed without recourse (A) to the order of "Citibank, N.A., as Trustee for certificateholders, of Bear Stearns Asset Backed Securities Trust 2007-SD2, Asset Backed Certificates, Series 2007-SD2, without recourse", or in blank, or (B) in the case of a Mortgage Loan registered on the MERS(R) System, in blank and, in each case, showing to the extent available to the Sponsor an unbroken chain of endorsements from the original payee thereof to the Person endorsing it to the Trustee,

                  (ii) the original Mortgage and, if the related Mortgage Loan is a MOM Loan, noting the presence of the MIN and language indicating that such Mortgage Loan is a MOM Loan, which shall have been recorded (or if the original is not available, a copy), with evidence of such recording indicated thereon (or if clause (x) in the proviso below applies, shall be in recordable form),

                  (iii) unless the Mortgage Loan is registered on the MERS(R) System, the assignment (either an original or a copy, which may be in the form of a blanket assignment if permitted in the jurisdiction in which the Mortgaged Property is located) to the Trustee of the Mortgage, in recordable form, with respect to each Mortgage Loan in the name of "Citibank, N.A., as Trustee for certificateholders of Bear Stearns Asset Backed Securities Trust 2007-SD2, Asset Backed Certificates, Series 2007-SD2" or in blank,

                  (iv) an original or a copy of all intervening assignments of the Mortgage, if any, to the extent available to the Sponsor , with evidence of recording thereon,

                  (v) the original policy of title insurance or mortgagee's certificate of title insurance or commitment or binder for title insurance, if available, or a copy thereof, or, in the event that such original title insurance policy is unavailable, a photocopy thereof, or in lieu thereof, a current lien search on the related Mortgaged Property and

                  (vi) originals or copies of all available assumption, modification or substitution agreements, if any;

                  provided, however, that the assignment of the Mortgage to the Trustee will not be required to be submitted for recording with respect to any Mortgage Loan: (a) if the Trustee and the Custodian shall have received an Opinion of Counsel addressed to the Trustee to the effect that the recordation of the assignment to the Trustee of the Mortgage securing a particular Mortgage
Note is not necessary to perfect the security interest of the Trustee in such Mortgage, (b) such recordation is not required by the Rating Agencies or (c) if MERS is identified on the Mortgage or on a properly recorded assignment of the Mortgage as the mortgagee of record solely as nominee for the Sponsor and its successors and assigns;

                  and provided, further, however, that in lieu of the foregoing, the Depositor may deliver, or cause to be delivered, the following documents, under the circumstances set forth below: (x) if any Mortgage, assignment thereof to the Trustee or intervening assignments thereof have been delivered or are being delivered to recording offices for recording and have not been returned in time to permit their delivery as specified above, the Depositor may deliver, or cause to be delivered, a true copy thereof with a certification by the applicable Servicer or the title company issuing the commitment for title insurance, on the face of such copy, substantially as follows: "Certified to be a true and correct copy of the original, which has been transmitted for recording"; and (y) in lieu of the Mortgage Notes relating to the Mortgage Loans identified in the list set forth in Exhibit J, the Depositor may deliver, or cause to be delivered, a lost note affidavit (or a blanket lost note affidavit covering some or all of the Mortgage Loans in Exhibit J) and a copy of the original note, if available; and provided, further, however, that in the case of Mortgage Loans which have been prepaid in full after the Cut-off Date and prior to the Closing Date, the Depositor, in lieu of delivering the above documents, may cause the Sponsor to, and the Sponsor shall, (i) deposit or cause to be deposited on the Closing Date all amounts paid in respect of such Mortgage Loans (to the extent required to be remitted by the related Servicers pursuant to their Servicing Agreements) into the Distribution Account or (ii) deliver to the Custodian on the Closing Date a certification of an authorized officer of the Sponsor stating that the Sponsor will deposit or cause to be deposited all such amounts on or before Business Day immediately preceding the first Distribution Date, in which case the Sponsor shall so deposit or cause to be deposited such amounts into the Distribution Account on or before such Business Day immediately preceding the first Distribution Date.

                  In the case of the documents referred to in clause (x) above, the Depositor shall deliver, or cause to be delivered, such documents to the Custodian promptly after they are received. The Sponsor shall cause, at its expense, the Mortgage and intervening assignments, if any, and to the extent required in accordance with the foregoing, the assignment of the Mortgage to the Trustee to be submitted for recording promptly after the Closing Date. In the event that the Sponsor, the Depositor or the Master Servicer gives written notice to the Trustee (a) that recording of the assignment of the Mortgage to the Trustee is required to protect the right, title and interest of the Trustee on behalf of the Certificateholders in and to any Mortgage Loan, (b) a court recharacterizes the sale of the Mortgage Loans as a financing, or (c) as a result of any change in or amendment to the laws of a State in which recording was not effected or any applicable political subdivision thereof, or any change in official position regarding application or interpretation of such laws, including a holding by a court of competent jurisdiction, such recording is so required, the Sponsor shall submit or cause to be submitted for recording as specified above or, should the Sponsor fail to perform such obligations, the Trustee (or the Custodian on its behalf) shall cause each such previously unrecorded assignment to be submitted for recording as specified above at the expense of the Trust pursuant to Section 9.05. In the event a Mortgage File is released to the Master Servicer or a Servicer as a result of the Master Servicer's or a Servicer's having completed a Request for Release, the Trustee shall, if not so completed, complete, or cause the Custodian to complete, the assignment of the related Mortgage in the manner specified in clause (iii) above.

                  In connection with the assignment of any Mortgage Loans registered on the MERS(R) System, the Sponsor further agrees that it will cause, at the Sponsor's own expense, within 30 days after the Closing Date, the MERS(R) System to indicate that such Mortgage Loans have been assigned by the Sponsor to the Depositor and by the Depositor to the Trustee in accordance with this Agreement for the benefit of the Certificateholders by including (or deleting, in the case of Mortgage Loans which are repurchased in accordance with this Agreement) in such computer files (a) the code in the field which identifies the specific Trustee, (b) the code in the field "Pool Field" which identifies the series of the Certificates issued in connection with such Mortgage Loans and (c) a code that provides the Custodian with access to such Mortgage Loans. The Sponsor further agrees that it will not, and will not permit any Servicer or the Master Servicer to, and the Master Servicer agrees that it will not, alter the codes referenced in this paragraph with respect to any Mortgage Loan during the term of this Agreement unless and until such Mortgage Loan is repurchased in accordance with the terms of this Agreement.

                  Since the mortgage loans permitted to be purchased pursuant to this Agreement are limited to (i) the Mortgage Loans purchased hereunder on the Closing Date and (ii) any Replacement Mortgage Loans purchased hereafter pursuant to the provisions of this Agreement, and the Sponsor has made the representations and warranties contained herein with respect to all such Mortgage Loans, including the representations and warranties contained in
Section 2.03(b)(vii)(Q) and (S) of this Agreement, that, as of the Closing Date or date of substitution, as applicable, no Mortgage Loan is a "high cost home", "covered", "high risk home" or "predatory" loan under any applicable federal, state or local law,, it is agreed and understood by the Depositor, the Sponsor and the Trustee that it is not intended that any mortgage loan be purchased hereunder that is a "High-Cost Home Loan" as defined in the New Jersey Home Ownership Security Act of 2002, a "High-Cost Home Loan" as defined in the New Mexico Home Loan Protection Act, a "High Cost Home Mortgage Loan" as defined in the Massachusetts Predatory Home Loan Practices Act of 2004 or a "High-Cost Home Loan" as defined in the Indiana High Cost Home Loan Law of 2005.

         Section 2.02.     Acceptance of the Mortgage Loans.

                  (a) The Trustee acknowledges receipt based on receipt by the Custodian of, subject to the further review and the exceptions the Custodian notes pursuant to the procedures described below, the documents (or certified copies thereof) delivered to the Custodian pursuant to Section 2.01 and declares that it holds and will continue to hold directly or through the Custodian those documents and any amendments, replacements or supplements thereto and all other assets of the Trust Fund delivered to the Custodian on its behalf in trust for the use and benefit of all present and future Holders of the Certificates. On the Closing Date, the Custodian will deliver to the Sponsor, the Depositor and the Trustee an initial certification in the form annexed as Exhibit One to the Custodial Agreement confirming whether or not it has received the Mortgage File for each Mortgage Loan, but without review of such Mortgage File, except to the extent necessary to confirm whether such Mortgage File contains the original Mortgage Note or a lost note affidavit in lieu thereof. No later than 90 days after the Closing Date, the Custodian agrees pursuant to the Custodial Agreement, for the benefit of the Certificateholders, to review each Mortgage File delivered to it and to execute and deliver, or cause to be executed and delivered, to the Sponsor, the Depositor and to the Trustee an interim certification substantially in the form annexed as Exhibit Two to the Custodial Agreement. In conducting such review, the Custodian on behalf of the Trustee will ascertain whether all required documents have been executed and received and whether those documents relate, determined on the basis of the Mortgagor name, original principal balance and loan number, to the Mortgage Loans identified in Exhibit B to this Agreement, as supplemented (provided, however, that with respect to those documents described in clauses (iv) and (vi) of the fourth paragraph of Section 2.01, such obligations shall extend only to documents actually delivered pursuant to such clauses). In performing any such review, the Custodian on behalf of the Trustee and in accordance with the Custodial Agreement may conclusively rely on the purported due execution and genuineness of any such document and on the purported genuineness of any signature thereon. If the Custodian finds any document constituting part of the Mortgage File not to have been executed or received, or to be unrelated to the Mortgage Loans identified in Exhibit B or to appear to be defective on its face, the Custodian shall include such information in the exception report attached to such interim certification. The Sponsor shall correct or cure any such defect or, if prior to the end of the second anniversary of the Closing Date, the Sponsor may substitute for the related Mortgage Loan a Replacement Mortgage Loan, which substitution shall be accomplished in the manner and subject to the conditions set forth in Section 2.03 or shall deliver to the Trustee and the Custodian an Opinion of Counsel, addressed to the Trustee and the Custodian, at the Sponsor's expense, to the effect that such defect does not materially or adversely affect the interests of Certificateholders in such Mortgage Loan within 90 days from the date of notice from the Custodian of the defect and if the Sponsor fails to correct or cure the defect or deliver such opinion within such period, the Sponsor will, subject to Section 2.03, within 90 days from the notification of the Custodian purchase such Mortgage Loan at the Purchase Price; provided, however, that if such defect relates solely to the inability of the Sponsor to deliver the Mortgage, assignment thereof to the Trustee, or intervening assignments thereof with evidence of recording thereon because such documents have been submitted for recording and have not been returned by the applicable jurisdiction, the Sponsor shall not be required to purchase such Mortgage Loan if the Sponsor delivers such documents promptly upon receipt, but in no event later than 360 days after the Closing Date.

                  (b) No later than 180 days after the Closing Date, the Custodian on behalf of the Trustee and in accordance with the Custodial Agreement will review, for the benefit of the Certificateholders, the Mortgage Files and will execute and deliver or cause to be executed and delivered to the Sponsor, the Depositor and to the Trustee, a final certification substantially in the form annexed as Exhibit Three to the Custodial Agreement. In conducting such review, the Custodian will ascertain whether each document required to be recorded has been returned from the recording office with evidence of recording thereon and the Custodian has received either an original or a copy thereof, as required in Section 2.01 (provided, however, that with respect to those documents described in clauses (iv) and (vi) of the fourth paragraph of Section 2.01, such obligations shall extend only to documents actually delivered pursuant to such clauses). If the Custodian finds any document with respect to a Mortgage Loan has not been received, or to be unrelated, determined on the basis of the Mortgagor name, original principal balance and loan number, to the Mortgage Loans identified in Exhibit B or to appear defective on its face, the Custodian shall note such defect in the exception report attached to the final certification and shall promptly notify the Sponsor. The Sponsor shall correct or cure any such defect or, if prior to the end of the second anniversary of the Closing Date, the Sponsor may substitute for the related Mortgage Loan a Replacement Mortgage Loan, which substitution shall be accomplished in the manner and subject to the conditions set forth in Section 2.03 or shall deliver to the Trustee and the Custodian an Opinion of Counsel, addressed to the Trustee and the Custodian, at the Sponsor's expense, to the effect that such defect does not materially or adversely affect the interests of Certificateholders in such Mortgage Loan within 90 days from the date of notice from the Custodian of the defect and if the Sponsor is unable within such period to correct or cure such defect, or to substitute the related Mortgage Loan with a Replacement Mortgage Loan or to deliver such opinion, the Sponsor shall, subject to Section 2.03, within 90 days from the notification of the Custodian, purchase such Mortgage Loan at the Purchase Price; provided, however, that if such defect relates solely to the inability of the Sponsor to deliver the Mortgage, assignment thereof to the Trustee or intervening assignments thereof with evidence of recording thereon, because such documents have not been returned by the applicable jurisdiction, the Sponsor shall not be required to purchase such Mortgage Loan, if the Sponsor delivers such documents promptly upon receipt, but in no event later than 360 days after the Closing Date.

                  (c) In the event that a Mortgage Loan is purchased by the Sponsor in accordance with subsections 2.02(a) or (b) above or Section 2.03, the Sponsor shall remit the applicable Purchase Price to the Paying Agent for deposit in the Distribution Account and shall provide written notice to the

Paying Agent and Trustee detailing the components of the Purchase Price, signed by a Servicing Officer. Upon deposit of the Purchase Price in the Distribution Account and receipt of a Request for Release, the Trustee will release or notify the Custodian which, upon receipt of such notice from the Trustee, shall release to the Sponsor the related Mortgage File and the Trustee shall execute and deliver all instruments of transfer or assignment, without recourse, representation or warranty, furnished to it by the Sponsor, as are necessary to vest in the Sponsor title to and rights under the Mortgage Loan. Such purchase shall be deemed to have occurred on the date on which the deposit into the Distribution Account was made or if the Custodian is then acting, the date on which notice of the deposit of the Purchase Price into the Distribution Account was received by the Custodian from the Securities Administrator or Paying Agent. The Trustee shall promptly notify the Rating Agencies of such repurchase. The obligation of the Sponsor to cure, repurchase or substitute for any Mortgage Loan as to which a defect in a constituent document exists shall be the sole remedy respecting such defect available to the Certificateholders or to the Trustee on their behalf.

                  (d) The Sponsor shall deliver to the Custodian, and the Trustee agrees to accept or to cause the Custodian to accept, the Mortgage Note and other documents constituting the Mortgage File with respect to any Replacement Mortgage Loan, which the Custodian will review as provided in subsections 2.02(a) and 2.02(b), provided, that the Closing Date referred to therein shall instead be the date of delivery of the Mortgage File with respect to each Replacement Mortgage Loan.

                  (e) Until all amounts distributable in respect of the Certificates have been distributed in full and the Master Servicer has otherwise fulfilled its respective obligations under this Agreement, the Trustee, or the Custodian acting on its behalf, shall retain possession and custody of each Mortgage File in accordance with and subject to the terms and conditions of this Agreement.

         Section 2.03. Representations, Warranties and Covenants of the Master Servicer and the Sponsor.

                  (a) The Master Servicer hereby represents and warrants to the Depositor, the Securities Administrator and the Trustee as follows, as of the Closing Date:

                  (i) It is duly organized and is validly existing and in good standing as a national banking association organized under the laws of the United States, and is duly authorized and qualified to transact any and all business contemplated by this Agreement to be conducted by it in any state in which a Mortgaged Property is located or is otherwise not required under applicable law to effect such qualification and, in any event, is in compliance with the doing business laws of any such state, to the extent necessary to ensure its ability to enforce each Mortgage Loan, to service the Mortgage Loans in accordance with the terms of this Agreement and to perform any of its other obligations under this Agreement in accordance with the terms hereof.

                  (ii) It has the full corporate power and authority to service each Mortgage Loan, and to execute, deliver and perform, and to enter into and consummate the transactions contemplated by this Agreement and has duly authorized by all necessary corporate action on its part the execution, delivery and performance of this Agreement; and this Agreement, assuming the due authorization, execution and delivery hereof by the other parties hereto, constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except that (a) the enforceability hereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

                  (iii) The execution and delivery of this Agreement by it, the servicing of the Mortgage Loans by it under this Agreement, the consummation of any other of the transactions contemplated by this Agreement, and the fulfillment of or compliance with the terms hereof are in its ordinary course of business and will not (A) result in a material breach of any term or provision of its charter or by-laws or
         (B) materially conflict with, result in a material breach, violation or acceleration of, or result in a material default under, the terms of any other material agreement or instrument to which it is a party or by which it may be bound, or (C) constitute a material violation of any statute, order or regulation applicable to it of any court, regulatory body, administrative agency or governmental body having jurisdiction over it; and it is not in breach or violation of any material indenture or other material agreement or instrument, or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it which breach or violation may materially impair its ability to perform or meet any of its obligations under this Agreement.

                  (iv) It or one or more of its affiliates is an approved servicer of conventional mortgage loans for Fannie Mae or Freddie Mac and is a mortgagee approved by the Secretary of Housing and Urban Development pursuant to sections 203 and 211 of the National Housing Act.

                  (v) No litigation is pending or, to the best of its knowledge, threatened, against it that would materially and adversely affect the execution, delivery or enforceability of this Agreement or its ability to service the Mortgage Loans or to perform any of its other obligations under this Agreement in accordance with the terms hereof.

                  (vi) No consent, approval, authorization or order of any court or governmental agency or body is required for its execution, delivery and performance of, or compliance with, this Agreement or the consummation of the transactions contemplated hereby, or if any such consent, approval, authorization or order is required, it has obtained the same.

                  (b) The Sponsor hereby represents and warrants to the Depositor, the Securities Administrator, the Master Servicer and the Trustee as follows, as of the Closing Date:

                  (i) The Sponsor is duly organized as a Delaware corporation and is validly existing and in good standing under the laws of the State of Delaware and is duly authorized and qualified to transact any and all business contemplated by this Agreement to be conducted by the Sponsor in any state in which a Mortgaged Property is located or is otherwise not required under applicable law to effect such qualification and, in any event, is in compliance with the doing business laws of any such state, to the extent necessary to ensure its ability to enforce each Mortgage Loan, to sell the Mortgage Loans in accordance with the terms of this Agreement and to perform any of its other obligations under this Agreement in accordance with the terms hereof.

                  (ii) The Sponsor has the full corporate power and authority to sell each Mortgage Loan, and to execute, deliver and perform, and to enter into and consummate the transactions contemplated by this Agreement and has duly authorized by all necessary corporate action on the part of the Sponsor the execution, delivery and performance of this Agreement; and this Agreement, assuming the due authorization, execution and delivery hereof by the other parties hereto, constitutes a legal, valid and binding obligation of the Sponsor, enforceable against the Sponsor in accordance with its terms, except that (a) the enforceability hereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

                  (iii) The execution and delivery of this Agreement by the Sponsor, the sale of the Mortgage Loans by the Sponsor under this Agreement, the consummation of any other of the transactions contemplated by this Agreement, and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of the Sponsor and will not (A) result in a material breach of any term or provision of the charter or by-laws of the Sponsor or (B) materially conflict with, result in a material breach, violation or acceleration of, or result in a material default under, the terms of any other material agreement or instrument to which the Sponsor is a party or by which it may be bound, or (C) constitute a material violation of any statute, order or regulation applicable to the Sponsor of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Sponsor; and the Sponsor is not in breach or violation of any material indenture or other material agreement or instrument, or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it which breach or violation may materially impair the Sponsor's ability to perform or meet any of its obligations under this Agreement.

                  (iv) The Sponsor is an approved seller of conventional mortgage loans for Fannie Mae or Freddie Mac and is a mortgagee approved by the Secretary of Housing and Urban Development pursuant to sections 203 and 211 of the National Housing Act.

                  (v) No litigation is pending or, to the best of the Sponsor's knowledge, threatened, against the Sponsor that would materially and adversely affect the execution, delivery or enforceability of this Agreement or the ability of the Sponsor to sell the Mortgage Loans or to perform any of its other obligations under this Agreement in accordance with the terms hereof.

                  (vi) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Sponsor of, or compliance by the Sponsor with, this Agreement or the consummation of the transactions contemplated hereby, or if any such consent, approval, authorization or order is required, the Sponsor has obtained the same.

                  (vii) With respect to each Mortgage Loan as of the Closing Date (unless otherwise expressly provided):

                           A. the information set forth in the Mortgage Loan Schedule hereto is true and correct in all material respects;

                           B. immediately prior to the transfer to the Depositor, the Sponsor was the sole owner of beneficial title and holder of each Mortgage and Mortgage Note relating to the Mortgage Loans and is conveying the same free and clear of any and all liens, claims, encumbrances, participation interests, equities, pledges, charges or security interests of any nature and the Sponsor has full right and authority to sell or assign the same pursuant to this Agreement;

                           C. each Mortgage Loan at the time it was made complied in all material respects with all applicable laws and regulations, including, without limitation, usury, equal credit opportunity, disclosure and recording laws and all applicable predatory, abusive and fair lending laws; and each Mortgage Loan has been serviced in all material respects in accordance with all applicable laws and regulations, including, without limitation, usury, equal credit opportunity, disclosure and recording laws and all applicable anti-predatory lending laws and the terms of the related Mortgage Note, the Mortgage and other loan documents;

                           D. there is no monetary default existing under any Mortgage or the related Mortgage Note and there is no material event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach or event of acceleration; and neither the Sponsor, any of its affiliates nor any servicer of any related Mortgage Loan has taken any action to waive any default, breach or event of acceleration; and no foreclosure action is threatened or has been commenced with respect to the Mortgage Loan;

                           E. the terms of the Mortgage Note and the Mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments which have been recorded or will be recorded, if necessary, (i) if required by law in the jurisdiction where the Mortgaged Property is located, or (ii) to protect the interests of the Trustee on behalf of the Certificateholders;

                           F. no selection procedure reasonably believed by the Sponsor to be adverse to the interests of the Certificateholders was utilized in selecting the Mortgage Loans;

                           G. each Mortgage is a valid and enforceable first on the property securing the related Mortgage Note and each Mortgaged Property is owned by the Mortgagor in fee simple (except with respect to common areas in the case of condominiums, PUDs and de minimis PUDs) or by leasehold for a term longer than the term of the related Mortgage, subject only to (i) the lien of current real property taxes and assessments, (ii) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage, such exceptions being acceptable to mortgage lending institutions generally or specifically reflected in the appraisal obtained in connection with the origination of the related Mortgage Loan or referred to in the lender's title insurance policy delivered to the originator of the related Mortgage Loan and (iii) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by such Mortgage;

                           H. there is no mechanics' lien or claim for work, labor or material affecting the premises subject to any Mortgage which is or may be a lien prior to, or equal with, the lien of such Mortgage except those which are insured against by the title insurance policy referred to in xiii below;

                           I. there was no delinquent tax or assessment lien against the property subject to any Mortgage, except where such lien was being contested in good faith and a stay had been granted against levying on the property;

                           J.   there is no valid offset, defense or
              counterclaim to any Mortgage Note or Mortgage, including the obligation of the Mortgagor to pay the unpaid principal and interest on such Mortgage Note;

                           K. the physical property subject to any Mortgage is free of material damage and is in good repair and there is no proceeding pending or threatened for the total or partial condemnation of any Mortgaged Property;

                           L. the Mortgaged Property and all improvements thereon comply with all requirements of any applicable zoning and subdivision laws and ordinances;

                           M. with respect to any first lien Mortgage Loans, a lender's title insurance policy (on an ALTA or CLTA form) or binder, or other assurance of title customary in the relevant jurisdiction therefor in a form acceptable to Fannie Mae or Freddie Mac, was issued on the date that each Mortgage Loan was created by a title insurance company which, to the best of the Sponsor's knowledge, was qualified to do business in the jurisdiction where the related Mortgaged Property is located, insuring the Sponsor and its successors and assigns that the Mortgage is a first priority lien on the related Mortgaged Property in the original principal amount of the Mortgage Loan. The Sponsor is the sole insured under such lender's title insurance policy, and such policy, binder or assurance is valid and remains in full force and effect, and each such policy, binder or assurance shall contain all applicable endorsements including a negative amortization endorsement, if applicable; with respect to any junior lien Mortgage Loan, other than any piggyback loan that has an initial principal amount less than or equal to $200,000, (a) a lender's title insurance policy or binder, or other assurance of title customary in the relevant jurisdiction therefore in a form acceptable to Fannie Mae or Freddie Mac, was issued on the date that each Mortgage Loan was created by a title insurance company which, to the best of the Sponsor's knowledge, was qualified to do business in the jurisdiction where the related Mortgaged Property is located, insuring the related seller and its successors and assigns; and the Sponsor is the sole insured under such lender's title insurance policy, and such policy, binder or assurance is valid and remains in full force and effect, and each such policy, binder or assurance shall contain all applicable endorsements including a negative amortization endorsement, if applicable, or (b) a lien search was conducted at the time of origination with respect to the related Mortgaged Property;

                           N. at the time of origination, each Mortgaged Property was the subject of an appraisal which conformed to the underwriting requirements of the originator of the Mortgage Loan and, the appraisal is in a form acceptable to Fannie Mae or FHLMC;

                           O. the improvements on each Mortgaged Property securing a Mortgage Loan are insured (by an insurer which is acceptable to the Sponsor) against loss by fire and such hazards as are covered under a standard extended coverage endorsement in the locale in which the Mortgaged Property is located, in an amount which is not less than the lesser of the maximum insurable value of the improvements securing such Mortgage Loan or the outstanding principal balance of the Mortgage Loan, but in no event in an amount less than an amount that is required to prevent the Mortgagor from being deemed to be a co-insurer thereunder; if the improvement on the Mortgaged Property is a condominium unit, it is included under the coverage afforded by a blanket policy for the condominium project; if upon origination of the related Mortgage Loan, the improvements on the Mortgaged Property were in an area identified as a federally designated flood area, a flood insurance policy is in effect in an amount representing coverage not less than the least of (i) the outstanding principal balance of the Mortgage Loan, (ii) the restorable cost of improvements located on such Mortgaged Property or (iii) the maximum coverage available under federal law; and each Mortgage obligates the Mortgagor thereunder to maintain the insurance referred to above at the Mortgagor's cost and expense;

                           P. each Mortgage Loan constitutes a "qualified mortgage" under Section 860G(a)(3)(A) of the Code and Treasury Regulation Section 1.860G-2(a)(1), (2), (4), (5), (6), (7) and (9)
              without reliance on the provisions of Treasury Regulation Section 1.860G-2(a)(3) or Treasury Regulation Section 1.860G-2(f)(2) or any other provision that would allow a Mortgage Loan to be treated as a "qualified mortgage" notwithstanding its failure to meet the requirements of Section 860G(a)(3)(A) of the Code and Treasury Regulation Section 1.860G-2(a)(1), (2), (4), (5), (6), (7) and
              (9);

                           Q. none of the Mortgage Loans are (a) loans subject to 12 CFR Part 226.31, 12 CFR Part 226.32 or 12 CFR Part 226.34 of Regulation Z, the regulation implementing TILA, which implements the Home Ownership and Equity Protection Act of 1994, as amended or (b) "high cost home," "covered" (excluding home loans defined as "covered home loans" in the New Jersey Home Ownership Security Act of 2002 that were originated between November 26, 2003 and July 7, 2004), "high risk home" or "predatory" loans under any applicable state, federal or local law (or a similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees).;

                           R. the information set forth in Schedule A of the Prospectus Supplement with respect to the Mortgage Loans is true and correct in all material respects;

                           S. no Mortgage Loan (a) is a "high cost loan" or "covered loan" as applicable (as such terms are defined in the version of Standard & Poor's LEVELS(R) Glossary in effect as of the date hereof, Appendix E, attached hereto as Exhibit 6 or (b) was originated on or after October 1, 2002 through March 6, 2003 and is governed by the Georgia Fair Lending Act;

                           T. each Mortgage Loan was originated in accordance with the underwriting guidelines of the related originator;

                           U. each original Mortgage has been recorded or is in the process of being recorded in accordance with the requirements of Section 2.01 this Agreement in the appropriate jurisdictions wherein such recordation is required to perfect the lien thereof for the benefit of the Trust Fund; V. the related Mortgage File contains each of the documents and instruments listed in Section 2.01 this Agreement, subject to any exceptions, substitutions and qualifications as are set forth in such Section;

                           W. the Mortgage Loans are currently being serviced in accordance with accepted servicing practices; and

                           X. with respect to each Mortgage Loan that has a prepayment penalty feature, each such prepayment penalty is enforceable and will be enforced by the Sponsor and each prepayment penalty is permitted pursuant to federal, state and local law. No Mortgage Loan will impose a prepayment penalty for a term in excess of five years from the date such Mortgage Loan was originated, and such prepayment penalty is at least equal to the lesser of (A) the maximum amount permitted under applicable law and (B) six months interest at the related Mortgage Interest Rate on the amount prepaid in excess of 20% of the original principal balance of such Mortgage Loan.

                  (c) Upon discovery by any of the parties hereto of a breach of a representation or warranty set forth in Section 2.03(b)(vii) that materially and adversely affects the interests of the Certificateholders in any Mortgage Loan, the party discovering such breach shall give prompt written notice thereof to the other parties. The Sponsor hereby covenants with respect to the representations and warranties set forth in Section 2.03(b)(vii), that within 90 days of the discovery of a breach of any representation or warranty set forth therein that materially and adversely affects the interests of the Certificateholders in any Mortgage Loan, it shall cure such breach in all material respects and, if such breach is not so cured, (i) if such 90-day period expires prior to the second anniversary of the Closing

Date, remove such Mortgage Loan (a "Deleted Mortgage Loan") from the Trust Fund and substitute in its place a Replacement Mortgage Loan, in the manner and subject to the conditions set forth in this Section; or (ii) repurchase the affected Mortgage Loan or Mortgage Loans from the Trustee at the Purchase Price in the manner set forth below; provided that any such substitution pursuant to
(i) above or repurchase pursuant to (ii) above shall not be effected prior to the delivery to the Trustee, with a copy to the Custodian, of an Opinion of Counsel if required by Section 2.05 hereof and any such substitution pursuant to
(i) above shall not be effected prior to the additional delivery to the Trustee, with a copy to the Custodian, of a Request for Release. For purposes of this section, any breach of a representation or warranty set forth in paragraphs (Q) and (S) of Section 2.03(b)(vii), shall be deemed to materially and adversely affect the interests of the Certificateholders in the related Mortgage Loan. The Sponsor shall promptly reimburse the Master Servicer and the Trustee for any expenses reasonably incurred by the Master Servicer or the Trustee in respect of enforcing the remedies for such breach. To enable the Master Servicer to amend the Mortgage Loan Schedule, the Sponsor shall, unless it cures such breach in a timely fashion pursuant to this Section 2.03, promptly notify the Master Servicer whether it intends either to repurchase, or to substitute for, the Mortgage Loan affected by such breach. With respect to the representations and warranties in Section 2.03(b)(vii) that are made to the best of the Sponsor's knowledge, if it is discovered by any of the Depositor, the Master Servicer, the Sponsor, the Securities Administrator or the Trustee that the substance of such representation and warranty is inaccurate and such inaccuracy materially and adversely affects the value of the related Mortgage Loan, notwithstanding the Sponsor's lack of knowledge with respect to the substance of such representation or warranty, the Sponsor shall nevertheless be required to cure, substitute for or repurchase the affected Mortgage Loan in accordance with the foregoing.

                  With respect to any Replacement Mortgage Loan or Loans, the Sponsor shall deliver to the Custodian on behalf of the Trustee for the benefit of the Certificateholders such documents and agreements as are required by
Section 2.01. No substitution will be made in any calendar month after the Determination Date for such month. Scheduled Payments due with respect to Replacement Mortgage Loans in the Due Period related to the Distribution Date on which such proceeds are to be distributed shall not be part of the Trust Fund and will be retained by the Sponsor. For the month of substitution, except with respect to any Simple Interest Loans, distributions to Certificateholders will include the Scheduled Payment due on any Deleted Mortgage Loan for the related Due Period (and with respect to any Simple Interest Loans, payments of principal actually received during such Due Period) and thereafter the Sponsor shall be entitled to retain all amounts received in respect of such Deleted Mortgage Loan. The Master Servicer shall amend the Mortgage Loan Schedule for the benefit of the Certificateholders to reflect the removal of such Deleted Mortgage Loan and the substitution of the Replacement Mortgage Loan or Loans and the Master Servicer shall deliver the amended Mortgage Loan Schedule to the Trustee and the Custodian. Upon such substitution, the Replacement Mortgage Loan or Loans shall be subject to the terms of this Agreement in all respects, and the Sponsor shall be deemed to have made with respect to such Replacement Mortgage Loan or Loans, as of the date of substitution, the representations and warranties set forth in
Section 2.03(b)(vii) with respect to such Mortgage Loan. Upon any such substitution and the deposit to the Distribution Account of the amount required to be deposited therein in connection with such substitution as described in the following paragraph, the Custodian on behalf of the Trustee shall release to the Sponsor the Mortgage File relating to such Deleted Mortgage Loan and held for the benefit of the Certificateholders and shall execute and deliver at the Sponsor's direction such instruments of transfer or assignment as have been prepared by the Sponsor, in each case without recourse, representation or warranty, as shall be necessary to vest in the Sponsor, or its respective designee, title to the Trustee's interest in any Deleted Mortgage Loan substituted for pursuant to this Section 2.03.

                  For any month in which the Sponsor substitutes one or more Replacement Mortgage Loans for a Deleted Mortgage Loan, the Master Servicer will determine the amount (if any) by which the aggregate principal balance of all the Replacement Mortgage Loans as of the date of substitution is less than the Stated Principal Balance (after application of the principal portion of the Scheduled Payment due in the month of substitution, except the actual payment received with respect to any Simple Interest Loans) of such Deleted Mortgage Loan. An amount equal to the aggregate of such deficiencies, described in the preceding sentence for any Distribution Date (such amount, the "Substitution Adjustment Amount") shall be remitted to the Securities Administrator for deposit into the Distribution Account by the Sponsor delivering such Replacement Mortgage Loan on the Determination Date for the Distribution Date relating to the Prepayment Period during which the related Mortgage Loan became required to be purchased or replaced hereunder.

                  In the event that the Sponsor shall have repurchased a Mortgage Loan, the Purchase Price therefor shall be deposited in the Distribution Account pursuant to Section 4.04 on the Determination Date for the Distribution Date in the month following the month during which the Sponsor became obligated to repurchase or replace such Mortgage Loan and upon such deposit of the Purchase Price, the delivery of an Opinion of Counsel if required by Section 2.05 and the receipt of a Request for Release, the Custodian on behalf of the Trustee shall release the related Mortgage File held for the benefit of the Certificateholders to the Sponsor, and the Trustee shall execute and deliver at such Person's direction the related instruments of transfer or assignment prepared by the Sponsor, in each case without recourse, representation or warranty, as shall be necessary to transfer title from the Trustee for the benefit of the Certificateholders and transfer the Trustee's interest to the Sponsor to any Mortgage Loan purchased pursuant to this Section
2.03. It is understood and agreed that the obligation under this Agreement of the Sponsor to cure, repurchase or replace any Mortgage Loan as to which a breach has occurred and is continuing shall constitute the sole remedy against the Sponsor respecting such breach available to Certificateholders, the Depositor or the Trustee.

                  In connection with any repurchase or substitution of a Mortgage Loan or the cure of a breach of a representation or warranty set forth in Section 2.02 or this Section 2.03, the Sponsor shall promptly furnish to the Securities Administrator and the Trustee an officer's certificate, signed by a duly authorized officer of the Sponsor to the effect that such repurchase, substitution or cure has been made in accordance with the terms and conditions of this Agreement and that all conditions precedent to such repurchase, substitution or cure have been satisfied, including the delivery to the Securities Administrator of the Purchase Price or Substitution Adjustment Amount, as applicable, for deposit into the Distribution Account, together with copies of any Opinion of Counsel required to be delivered pursuant to this Agreement and the related Request for Release, on which the Securities Administrator and the Trustee may rely. Solely for purposes of the Securities Administrator providing an Assessment of Compliance, upon receipt of such documentation, the Securities Administrator shall approve such repurchase, substitution or cure as applicable, and which approval shall consist solely of the Securities Administrator's receipt of such documentation and deposits.

                  (d) The representations and warranties set forth in Section
2.03 hereof shall survive delivery of the respective Mortgage Files to the Custodian on behalf of the Trustee for the benefit of the Certificateholders.

         Section 2.03.(A)  Assignment of Interests in the Servicing Agreements.

                  To the extent not provided for in the related Assumption Agreements, the Sponsor hereby assigns to the Depositor who concurrently with the execution and delivery of this Agreement assigns to the Trustee, on behalf of the Certificateholders, all of their respective right, title and interest in the Servicing Agreements and, if applicable, the Assumption Agreements, including but not limited to the Sponsor's rights pursuant to the Servicing Agreements (noting that the Sponsor has retained the right in the event of breach of the representations, warranties and covenants, if any, with respect to the Mortgage

Loans under the related Servicing Agreement to enforce the provisions thereof and to seek all or any available remedies); provided that the Sponsor shall retain the right to terminate a Servicer, other than EMC as a Servicer, without cause to the extent set forth in the related Servicing Agreement.

         Section 2.04.     Representations and Warranties of the Depositor.

                  The Depositor hereby represents and warrants to the Master Servicer, the Securities Administrator and the Trustee as follows, as of the date hereof and as of the Closing Date:

                  (i) The Depositor is duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware and has full power and authority necessary to own or hold its properties and to conduct its business as now conducted by it and to enter into and perform its obligations under this Agreement.

                  (ii) The Depositor has the full power and authority to execute, deliver and perform, and to enter into and consummate the transactions contemplated by, this Agreement and has duly authorized, by all necessary action on its part, the execution, delivery and performance of this Agreement; and this Agreement, assuming the due authorization, execution and delivery hereof by the other parties hereto, constitutes a legal, valid and binding obligation of the Depositor, enforceable against the Depositor in accordance with its terms, subject, as to enforceability, to (i) bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors' rights generally and (ii) general principles of equity, regardless of whether enforcement is sought in a proceeding in equity or at law.

                  (iii) The execution and delivery of this Agreement by the Depositor, the consummation of the transactions contemplated by this Agreement, and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of the Depositor and will not
         (A) result in a material breach of any term or provision of the certificate of formation or limited liability company agreement of the Depositor or (B) materially conflict with, result in a material breach, violation or acceleration of, or result in a material default under, the terms of any other material agreement or instrument to which the Depositor is a party or by which it may be bound or (C) constitute a material violation of any statute, order or regulation applicable to the Depositor of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Depositor; and the Depositor is not in breach or violation of any material indenture or other material agreement or instrument, or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it which breach or violation may materially impair the Depositor's ability to perform or meet any of its obligations under this Agreement.

                  (iv) No litigation is pending, or, to the best of the Depositor's knowledge, threatened, against the Depositor that would materially and adversely affect the execution, delivery or enforceability of this Agreement or the ability of the Depositor to perform its obligations under this Agreement in accordance with the terms hereof.

                  (v) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Depositor of, or compliance by the Depositor with, this Agreement or the consummation of the transactions contemplated hereby, or if any such consent, approval, authorization or order is required, the Depositor has obtained the same.

                  (vi) The Depositor has filed all reports required to be filed by Section 13 or Section 15(d) of the Exchange Act during the preceding 12 months (or for such shorter period that the Depositor was required to file such reports) and it has been subject to such filing requirements for the past 90 days.

                  The Depositor hereby represents and warrants to the Trustee as of the Closing Date, following the transfer of the Mortgage Loans to it by the Sponsor, the Depositor had good title to the Mortgage Loans free and clear of all liens, claims and encumbrances, and the related Mortgage Notes were subject to no offsets, claims, defenses or counterclaims.

                  It is understood and agreed that the representations and warranties set forth in the immediately preceding paragraph shall survive delivery of the Mortgage Files to the Custodian on behalf of the Trustee to the Trustee. Upon discovery by the Depositor or the Trustee of a breach of such representations and warranties, the party discovering such breach shall give prompt written notice to the others and to each Rating Agency.

         Section 2.05. Delivery of Opinion of Counsel in Connection with Substitutions and Repurchases.

                  (a) Notwithstanding any contrary provision of this Agreement, with respect to any Mortgage Loan that is not in default or as to which default is not imminent, no repurchase or substitution pursuant to Sections 2.02 or 2.03 shall be made unless the Sponsor delivers to the Trustee, with a copy to the Custodian, an Opinion of Counsel, addressed to the Trustee, to the effect that such repurchase or substitution would not (i) result in the imposition of the tax on "prohibited transactions" of REMIC I, REMIC II, REMIC III or REMIC IV or contributions after the Closing Date, as defined in sections 860F(a)(2) and 860G(d) of the Code, respectively or (ii) cause either REMIC I, REMIC II, REMIC III or REMIC IV to fail to qualify as a REMIC at any time that any Certificates are outstanding. Any Mortgage Loan as to which repurchase or substitution was delayed pursuant to this paragraph shall be repurchased or the substitution therefor shall occur (subject to compliance with Sections 2.02 or 2.03) upon the earlier of (a) the occurrence of a default or imminent default with respect to such Mortgage Loan and (b) receipt by the Trustee, with a copy to the Custodian, of an Opinion of Counsel addressed to the Trustee to the effect that such repurchase or substitution, as applicable, will not result in the events described in clause (i) or clause (ii) of the preceding sentence.

                  (b) Upon discovery by the Depositor, the Sponsor, the Master Servicer, the Custodian or the Trustee that any Mortgage Loan does not constitute a "qualified mortgage" within the meaning of section 860G(a)(3) of the Code, the party discovering such fact shall promptly (and in any event within 5 Business Days of discovery) give written notice thereof to the other parties. In connection therewith, the Sponsor, at its option, shall either (i) substitute, if the conditions in Section 2.03(c) with respect to substitutions are satisfied, a Replacement Mortgage Loan for the affected Mortgage Loan, or
(ii) repurchase the affected Mortgage Loan within 90 days of such discovery in the same manner as it would a Mortgage Loan for a breach of representation or warranty contained in Section 2.03. The Trustee shall reconvey to the Sponsor the Mortgage Loan to be released pursuant hereto, and the Custodian shall deliver the related Mortgage File, in the same manner, and on the same terms and conditions, as it would a Mortgage Loan repurchased for breach of a representation or warranty contained in Section 2.03.

         Section 2.06.     Authentication and Delivery of Certificates.

                  The Trustee acknowledges the transfer and assignment to it of the Trust Fund and, concurrently with such transfer and assignment, the Certificate Registrar has executed, authenticated and delivered, to or upon the order of the Depositor, the Certificates in authorized denominations evidencing the entire ownership of the Trust Fund. The Trustee agrees to hold the Trust Fund and exercise the rights referred to above for the benefit of all present and future Holders of the Certificates and to perform the duties set forth in this Agreement, to the end that the interests of the Holders of the Certificates may be adequately and effectively protected.

         Section 2.07.     Covenants of the Master Servicer.

                  The Master Servicer covenants to the Depositor, the Securities Administrator and the Trustee as follows:

                  (a) it shall comply in the performance of its obligations under this Agreement;

                  (b) no written information, certificate of an officer, statement furnished in writing (other than annual compliance certificates and annual accountants' reports of the Servicers delivered by the Master Servicer pursuant to Section 3.18) or written report prepared by the Master Servicer pursuant to this Agreement and delivered, in the case of the Master Servicer, to the Securities Administrator, the Depositor, any affiliate of the Depositor or the Trustee will contain any untrue statement of a material fact or omit to state a material fact necessary to make the information, certificate, statement or report not misleading; and

                  (c) it shall (in the case of the Master Servicer, only in its capacity as successor servicer pursuant to a Servicing Agreement) accurately and fully provide information regarding payment performance of the Mortgagors to the nationally recognized credit repositories, to the extent such reporting remains customary and prudent in the servicing of mortgage loans similar to the Mortgage Loans. Nothing in this Section shall derogate from the obligation of the Master Servicer to observe any applicable law prohibiting disclosure of information regarding the Mortgagors and the failure of the Master Servicer to provide access as provided in this Section as a result of such obligation shall not constitute a breach of this Section.

         Section 2.08.     Lost Mortgage Notes Indemnity.

         With respect to each Mortgage Loan for which the Sponsor has delivered a lost note affidavit in lieu of an original Mortgage Note, the Sponsor does hereby agree to defend, indemnify, and hold harmless the Trust Fund and the Trustee, from and against any and all losses or damages, together with all reasonable costs, charges and expenses (whether or not a lawsuit is filed), incurred as a result of (i) the inability to enforce the related Mortgage Note according to its terms, (ii) any claim, demand, suit, cause of action or proceeding by a third party arising out of a Servicer's, the Master Servicer's or the Trustee's inability to enforce the related Mortgage Note according to its terms due to the lack of an original Mortgage Note, or (iii) the inability to receive any related Insurance Proceeds, Liquidation Proceeds or other amounts due to the lack of an original Mortgage Note. Upon demand from a Servicer, the Master Servicer or the Trustee, the Sponsor shall remit to the Master Servicer for deposit into the Distribution Account all amounts constituting lost principal with respect to such Mortgage Loan to be treated as a Principal Prepayment, and reimburse such Servicer, the Master Servicer or the Trustee, as applicable, for all costs and expenses incurred in connection with such lost Mortgage Note.

         Section 2.09.     Purposes and Powers of the Trust.

         The purpose of the common law trust, as created hereunder, is to engage in the following activities:

         (a) acquire and hold the Mortgage Loans and the other assets of the Trust Fund and the proceeds therefrom;

         (b) to issue the Certificates sold to the Depositor in exchange for the Mortgage Loans;

         (c)  to make payments on the Certificates;

         (d) to engage in those activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith; and

         (e) subject to compliance with this Agreement, to engage in such other activities as may be required in connection with conservation of the Trust Fund and the making of distributions to the Certificateholders.

                  The Trust is hereby authorized to engage in the foregoing activities. The Trustee shall not cause the Trust to engage in any activity other than in connection with the foregoing or other than as required or authorized by the terms of this Agreement while any Certificate is outstanding, and this Section 2.08 may not be amended, without the consent of the Certificateholders evidencing more than 50% of the aggregate voting rights of the Certificates.


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


                                  ARTICLE III.
              ADMINISTRATION AND MASTER SERVICING OF MORTGAGE LOANS

         Section 3.01.     The Master Servicer.

                  The Master Servicer shall supervise, monitor and oversee the obligation of the Servicers to service and administer their respective Mortgage Loans in accordance with the terms of the applicable Servicing Agreement and shall have full power and authority to do any and all things which it may deem necessary or desirable in connection with such master servicing and administration. In performing its obligations hereunder, the Master Servicer shall act in a manner consistent with Accepted Master Servicing Practices. Furthermore, the Master Servicer shall oversee and consult with each such Servicer as necessary from time-to-time to carry out the Master Servicer's obligations hereunder, shall receive and review all reports, information and other data provided to the Master Servicer by each such Servicer and shall cause each such Servicer to perform and observe the covenants, obligations and conditions to be performed or observed by such Servicer under the applicable Servicing Agreement. The Master Servicer shall independently and separately monitor each such Servicer's servicing activities with respect to each related Mortgage Loan, reconcile the results of such monitoring with such information provided in the previous sentence on a monthly basis and coordinate corrective adjustments to such Servicers' and the Master Servicer's records, and based on such reconciled and corrected information, prepare the statements specified in
Section 5.04(c) and any other information and statements required hereunder. The Master Servicer shall reconcile the results of its Mortgage Loan monitoring with the actual remittances of each such Servicer to its Protected Account pursuant to the applicable Servicing Agreement. The Master Servicer shall be entitled to conclusively rely on the Mortgage Loan data provided by the related Servicer and shall have no liability for any errors in such Mortgage Loan data.

                  In addition to the foregoing, in connection with a modification of any Mortgage Loan by a Servicer, if the Master Servicer is unable to enforce the obligations of such Servicer with respect to such modification, the Master Servicer shall notify the Depositor of such Servicer's failure to comply with the terms of the related Servicing Agreement. If the related Servicing Agreement requires the approval of the Master Servicer for a modification to a Mortgage Loan, the Master Servicer shall approve such modification if, based upon its receipt of written notification from the related Servicer outlining the terms of such modification and appropriate supporting documentation, the Master Servicer determines that the modification is permitted under the terms of the related Servicing Agreement and that any conditions to such modification set forth in the related Servicing Agreement have been satisfied. Furthermore, if the related Servicing Agreement requires the oversight and monitoring of loss mitigation measures with respect to the related Mortgage Loans, the Master Servicer will monitor any loss mitigation procedure or recovery action related to a defaulted Mortgage Loan (to the extent it receives notice of such from the related Servicer) and confirm that such loss mitigation procedure or recovery action is initiated, conducted and concluded in accordance with any timeframes and any other requirements set forth in the related Servicing Agreement, and the Master Servicer shall notify the Depositor in any case in which the Master Servicer believes that such Servicer is not complying with such timeframes and/or other requirements.

         Section 3.02.     REMIC-Related Covenants.

                  For as long as each REMIC shall exist, the Trustee, the Securities Administrator and the Master Servicer shall act in accordance herewith to assure continuing treatment of such REMIC as a REMIC, and shall comply with any directions of the Sponsor, the Depositor, any Servicer, the Securities Administrator or the Master Servicer to assure such continuing treatment. In particular, the Trustee, the Securities Administrator and the Master Servicer shall not (a) sell or permit the sale of all or any portion


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of the Mortgage Loans or of any investment of deposits in an Account unless such sale is as a result of a repurchase of the Mortgage Loans pursuant to this Agreement or the Trustee and the Securities Administrator have received a REMIC Opinion, addressed to the Trustee and the Securities Administrator and prepared at the expense of the Trust Fund; and (b) other than with respect to a substitution pursuant to a Servicing Agreement or Section 2.04 of this Agreement, as applicable, accept any contribution to any REMIC after the Startup Day without receipt of a REMIC Opinion addressed to the Trustee.

         Section 3.03.     Monitoring of Servicers.

                  (a) The Master Servicer shall be responsible for reporting to the Securities Administrator, the Depositor and the Sponsor the non-compliance by each Servicer with its duties under the related Servicing Agreement. In the review of each such Servicer's activities, the Master Servicer may rely upon an officer's certificate of such Servicer with regard to such Servicer's compliance with the terms of its Servicing Agreement. In the event that the Master Servicer, in its judgment, determines that any such Servicer should be terminated in accordance with its Servicing Agreement, or that a notice should be sent pursuant to such Servicing Agreement with respect to the occurrence of an event that, unless cured, would constitute grounds for such termination, the Master Servicer shall notify the Sponsor, the Depositor and the Trustee thereof and the Master Servicer (or EMC, if the activities relate to WFB as Servicer) shall issue such notice or take such other action as it deems appropriate.

                  (b) Subject to the preceding paragraph, the Master Servicer, on behalf of the Trustee and the Certificateholders, shall enforce the obligations of each Servicer under the related Servicing Agreement, and, in the event that any such Servicer fails to perform its obligations in accordance with the related Servicing Agreement, then either EMC (if such defaulting Servicer is WFB) or the Master Servicer (if such defaulting Servicer is any Servicer other than WFB), shall terminate the rights and obligations of the defaulting Servicer thereunder and act as successor servicer of the related Mortgage Loans or cause the Trustee to enter into a new Servicing Agreement with a successor servicer selected by either EMC (if the defaulting Servicer is WFB) or by the Master Servicer (if the defaulting Servicer is any Servicer other than WFB) (which new Servicing Agreement shall, in any case, have terms generally in accordance with the terms of the terminated Servicing Agreement); provided, however, it is understood and acknowledged by the parties hereto that there will be a period of transition (not to exceed 90 days) before the actual servicing functions can be fully transferred to such successor servicer. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Servicing Agreements and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer, in its good faith business judgment, would require were it the owner of the related Mortgage Loans. Except as contemplated by subsection (c) below, the Master Servicer shall pay the costs of such enforcement at its own expense, provided that the Master Servicer shall not be required to prosecute or defend any legal action except to the extent that the Master Servicer shall have received reasonable indemnity for its costs and expenses in pursuing such action. Without limiting the generality of the foregoing, WFB shall reimburse EMC for all Termination Costs associated with a termination of WFB as Servicer. To the extent that any Termination Costs with respect to WFB are not fully and timely reimbursed by WFB, EMC shall be entitled to reimbursement of such Termination Costs from its Protected Account.

                  (c) EMC shall reimburse the Master Servicer for the costs and expenses of the Master Servicer related to the termination of EMC as a Servicer, appointment of a successor servicer or the transfer and assumption of servicing by the Master Servicer with respect to the related Servicing Agreement, including, without limitation, (i) all legal costs and expenses and all due diligence costs and expenses associated with an evaluation of the potential termination of EMC as a result of an event of default by such Servicer and (ii) all costs and expenses associated with the complete transfer of servicing, including all servicing files and all servicing data and the completion, correction or manipulation of such



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servicing data as may be required by the successor servicer to correct any errors or insufficiencies in the servicing data or otherwise to enable the successor servicer to service the Mortgage Loans in accordance with the related Servicing Agreement. To the extent that any Termination Costs with respect to a terminated Servicer pursuant to the related Servicing Agreement are not fully and timely reimbursed by such terminated Servicer, the Master Servicer shall be entitled to reimbursement of such Termination Costs from the Distribution Account.

                  (d) The Master Servicer shall require each Servicer to comply with the remittance requirements and other obligations set forth in the related Servicing Agreement, including any related Assumption Agreement. In addition, the Master Servicer shall enforce the obligation of each Servicer to comply with any limitations on modifications of the applicable Mortgage Loans set forth in the applicable Servicing Agreement and related Assumption Agreement, including any percentage limitation on the related Mortgage Loans that may be subject to a modification, to the extent the Master Servicer is notified in writing of any such modification by a Servicer, and any limitations on reimbursements for any Advance or Servicing Advance made in connection with a modification of a related Mortgage Loan which have been added to the Stated Principal Balance of such Mortgage Loan, to the extent that the related Servicer reports any such reimbursement to the Master Servicer. The Master Servicer shall enforce the obligation of each Servicer pursuant to the related Servicing Agreement to provide it with an Assessment of Compliance and Attestation Report pursuant to
Section 3.18.

                  (e) If the Master Servicer or EMC assumes the servicing with respect to any of the Mortgage Loans, it shall not be liable for losses of the predecessor Servicer or any acts or omissions of the predecessor Servicer and it will not assume liability for the representations and warranties of any Servicer that it replaces.

         Section 3.04.     [Reserved].

         Section 3.05.     Power to Act; Procedures.

                  The Master Servicer shall master service the Mortgage Loans and shall have full power and authority, subject to the REMIC Provisions and the provisions of Article X hereof, to do any and all things that it may deem necessary or desirable in connection with the master servicing and administration of such Mortgage Loans, including but not limited to the power and authority (i) to execute and deliver, on behalf of the Certificateholders and the Trustee, customary consents or waivers and other instruments and documents, (ii) to consent to transfers of any Mortgaged Property and assumptions of the Mortgage Notes and related Mortgages, (iii) to collect any Insurance Proceeds and Liquidation Proceeds and (iv) to effectuate foreclosure or other conversion of the ownership of the Mortgaged Property securing any Mortgage Loan, in each case, in accordance with the provisions of the related Servicing Agreement, including any related Assumption Agreement. The Trustee shall furnish the Master Servicer, upon written request from a Servicing Officer, with any powers of attorney empowering it or any Servicer to execute and deliver instruments of satisfaction or cancellation, or of partial or full release or discharge, and to foreclose upon or otherwise liquidate Mortgaged Property, and to appeal, prosecute or defend in any court action relating to the Mortgage Loans or the Mortgaged Property, in accordance with the applicable Servicing Agreement and this Agreement, and the Trustee shall execute and deliver such other documents, as the Master Servicer may request, to enable it to master service and administer the Mortgage Loans and carry out its duties hereunder, in each case in accordance with Accepted Master Servicing Practices (and the Trustee shall have no liability for the use or misuse of any such powers of attorney by the Master Servicer or any Servicer). If the Master Servicer or the Trustee has been advised that it is likely that the laws of the state in which action is to be taken prohibit such action if taken in the name of the Trustee or that the Trustee would be adversely affected under the "doing business" or tax laws of such state if such action is taken in its name, the Master Servicer shall join with the Trustee in the



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appointment of a co-trustee pursuant to Section 9.11 hereof. In the performance of its duties hereunder, the Master Servicer shall be an independent contractor and shall not, except in those instances where it is taking action in the name of the Trustee, be deemed to be the agent of the Trustee.

                  The Trustee and the Securities Administrator shall each execute and deliver to related Servicer and the Master Servicer any court pleadings, requests for trustee's sale or other documents necessary or desirable to (i) the foreclosure or trustee's sale with respect to a Mortgaged Property;
(ii) any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or related Mortgage; (iii) obtain a deficiency judgment against the Mortgagor; or (iv) enforce any other rights or remedies provided by the Mortgage Note or related Mortgage or otherwise available at law or equity.

         Section 3.06.     Due-on-Sale Clauses; Assumption Agreements.

                  To the extent provided in the applicable Servicing Agreement, for any Mortgage Loans that contain enforceable due-on-sale clauses, the Master Servicer shall cause the related Servicer to enforce such clauses in accordance with the applicable Servicing Agreement. If applicable law prohibits the enforcement of a due-on-sale clause or such clause is otherwise not enforced in accordance with such applicable Servicing Agreement, and, as a consequence, a Mortgage Loan is assumed, the original Mortgagor may be released from liability in accordance with the applicable Servicing Agreement.

         Section 3.07.     Release of Mortgage Files.

                  (a) Upon becoming aware of the payment in full of any Mortgage Loan, or the receipt by the Master Servicer or any Servicer of a notification that payment in full has been escrowed in a manner customary for such purposes for payment to Certificateholders on the next Distribution Date, such Servicer will, or if it does not, the Master Servicer may, if required under the applicable Servicing Agreement, promptly furnish to the Custodian on behalf of the Trustee two copies of a certification substantially in the form of Exhibit H hereto signed by a Servicing Officer or in a mutually agreeable electronic format which will, in lieu of a signature on its face, originate from a Servicing Officer (which certification shall include a statement to the effect that all amounts received in connection with such payment that are required to be deposited in the Protected Account maintained by the Master Servicer (as successor servicer) or the applicable Servicer pursuant to its Servicing Agreement have been or will be so deposited or escrowed) and shall request that the Custodian on behalf of the Trustee deliver to the Master Servicer or the applicable Servicer, as appropriate, the related Mortgage File. Upon receipt of such certification and request, the Custodian on behalf of the Trustee shall promptly release the related Mortgage File to the Master Servicer or the applicable Servicer, as appropriate, and neither the Custodian nor the Trustee shall have any further responsibility with regard to such Mortgage File. Upon any such payment in full, the Master Servicer and each Servicer is authorized, to give, as agent for the Trustee, as the mortgagee under the Mortgage that secured the Mortgage Loan, an instrument of satisfaction (or assignment of mortgage without recourse) regarding the Mortgaged Property subject to the Mortgage, which instrument of satisfaction or assignment, as the case may be, shall be delivered to the Person or Persons entitled thereto against receipt therefor of such payment, it being understood and agreed that no expenses incurred in connection with such instrument of satisfaction or assignment, as the case may be, shall be chargeable to the Protected Account.

                  (b) From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan and in accordance with the applicable Servicing Agreement, the Trustee shall execute such documents as shall be prepared and furnished to the Trustee by a Servicer or the Master Servicer (in form reasonably acceptable to the Trustee) and as are necessary to the prosecution of any such proceedings. The Custodian on behalf of the Trustee shall, upon the request of a Servicer or the Master Servicer, and delivery to the Custodian on behalf of the Trustee, of two copies of a request for release



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signed by a Servicing Officer substantially in the form of Exhibit H (or in a mutually agreeable electronic format which will, in lieu of a signature on its face, originate from a Servicing Officer), release the related Mortgage File held in its possession or control to the Servicer or the Master Servicer, as applicable. Such trust receipt shall obligate the Servicer or the Master Servicer to return the Mortgage File to the Custodian on behalf of the Trustee, when the need therefor by the Servicer or the Master Servicer no longer exists unless the Mortgage Loan shall be liquidated, in which case, upon receipt of a certificate of a Servicing Officer similar to that hereinabove specified, the Mortgage File shall be released by the Custodian on behalf of the Trustee, to the Servicer or the Master Servicer.

         Section 3.08. Documents, Records and Funds in Possession of the Master Servicer To Be Held for Trustee.

                  (a) The Master Servicer and each Servicer (to the extent required by the related Servicing Agreement) shall transmit to the Trustee or Custodian such documents and instruments coming into the possession of the Master Servicer or such Servicer from time to time as are required by the terms hereof, or in the case of the Servicers, in accordance with the applicable Servicing Agreement, to be delivered to the Trustee or the Custodian. Any funds received by the Master Servicer or a Servicer in respect of any Mortgage Loan or which otherwise are collected by the Master Servicer or a Servicer as Liquidation Proceeds or Insurance Proceeds in respect of any Mortgage Loan shall be held for the benefit of the Trustee and the Certificateholders subject to, in the case of the Master Servicer, the Master Servicer's right to retain or withdraw from the Distribution Account the Master Servicing Fee and other amounts provided in this Agreement and to the right of each Servicer to retain its Servicing Fee and other amounts as provided in the applicable Servicing Agreement. The Master Servicer shall, and, to the extent provided in the applicable Servicing Agreement, shall cause each Servicer to, provide access to information and documentation regarding the Mortgage Loans to the Trustee, the Securities Administrator and their respective agents and accountants at any time upon reasonable request and during normal business hours, and to Certificateholders that are savings and loan associations, banks or insurance companies, the Office of Thrift Supervision, the FDIC and the supervisory agents and examiners of such Office and Corporation or examiners of any other federal or state banking or insurance regulatory authority if so required by applicable regulations of the Office of Thrift Supervision or other regulatory authority, such access to be afforded without charge but only upon reasonable request in writing and during normal business hours at the offices of the Master Servicer designated by it. In fulfilling such a request the Master Servicer shall not be responsible for determining the sufficiency of such information.

                  (b) All Mortgage Files and funds collected or held by, or under the control of, the Master Servicer in respect of any Mortgage Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds or Insurance Proceeds, shall be held by the Master Servicer for and on behalf of the Trustee and the Certificateholders and shall be and remain the sole and exclusive property of the Trustee; provided, however, that the Master Servicer and each Servicer shall be entitled to setoff against, and deduct from, any such funds any amounts that are properly due and payable to the Master Servicer or such Servicer under this Agreement or the applicable Servicing Agreement.

         Section 3.09.     Maintenance of Hazard Insurance.

                  (a) For each Mortgage Loan, the Master Servicer shall enforce any obligation of a Servicer under the related Servicing Agreement to maintain or cause to be maintained hazard insurance in accordance with the provisions of the related Servicing Agreement.

                  (b) Pursuant to Section 4.01, any amounts collected by the Master Servicer, or by any Servicer, under any Insurance Policies (other than amounts to be applied to the restoration or repair of the property subject to the related Mortgage or released to the Mortgagor in accordance with the



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applicable Servicing Agreement) shall be deposited into the Distribution
Account, subject to withdrawal pursuant to Section 4.05. Any cost incurred by the Master Servicer or any such Servicer in maintaining any such insurance if the Mortgagor defaults in its obligation to do so shall be added to the amount owing under the Mortgage Loan where the terms of the Mortgage Loan so permit; provided, however, that the addition of any such cost shall not be taken into account for purposes of calculating the distributions to be made to Certificateholders and shall be recoverable by the Master Servicer or such Servicer pursuant to Section 4.05.

         Section 3.10.     Presentment of Claims and Collection of Proceeds.

                  The Master Servicer shall (to the extent provided in the applicable Servicing Agreement) cause the related Servicer to prepare and present on behalf of the Trustee and the Certificateholders all claims under the Insurance Policies and take such actions (including the negotiation, settlement, compromise or enforcement of the insured's claim) as shall be necessary to realize recovery under such Insurance Policies. Any proceeds disbursed to the Master Servicer (or disbursed to a Servicer and remitted to the Master Servicer) in respect of such Insurance Policies shall be promptly deposited in the Distribution Account upon receipt, except that any amounts realized that are to be applied to the repair or restoration of the related Mortgaged Property as a condition precedent to the presentation of claims on the related Mortgage Loan to the insurer under any applicable Insurance Policy need not be so deposited (or remitted).

         Section 3.11.     Maintenance of the Primary Mortgage Insurance
                           Policies.

                  (a) The Master Servicer shall not take, or authorize any Servicer, to the extent such action is prohibited under the applicable Servicing Agreement, to take, any action that would result in noncoverage under any applicable Primary Mortgage Insurance Policy of any loss which, but for the actions of the Master Servicer or such Servicer, would have been covered thereunder. The Master Servicer shall use its best efforts to cause each such Servicer (to the extent required under the related Servicing Agreement) to keep in force and effect (to the extent that the Mortgage Loan requires the Mortgagor to maintain such insurance), Primary Mortgage Insurance applicable to each Mortgage Loan in accordance with the provisions of the related Servicing Agreement. The Master Servicer shall not, and shall not authorize any Servicer, to the extent required under the related Servicing Agreement, to cancel or refuse to renew any such Primary Mortgage Insurance Policy that is in effect at the date of the initial issuance of the Mortgage Note and is required to be kept in force hereunder except in accordance with the provisions of the related Servicing Agreement.

                  (b) The Master Servicer agrees to present, or to cause each Servicer to the extent required under the related Servicing Agreement to present, on behalf of the Trustee and the Certificateholders, claims to the insurer under any Primary Mortgage Insurance Policies and, in this regard, to take such reasonable action as shall be necessary to permit recovery under any Primary Mortgage Insurance Policies respecting defaulted Mortgage Loans. Pursuant to Section 4.01, any amounts collected by the Master Servicer or any such Servicer under any Primary Mortgage Insurance Policies shall be deposited in the Distribution Account, subject to withdrawal pursuant to Section 4.05.

         Section 3.12. Custodian to Retain Possession of Certain Insurance Policies and Documents.

                  The Custodian shall, on behalf of the Trustee, retain possession and custody of the originals (to the extent available) of any Primary Mortgage Insurance Policies, or certificate of insurance if applicable, and any certificates of renewal as to the foregoing as may be issued from time to time. Until all amounts distributable in respect of the Certificates have been distributed in full and the Master



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Servicer otherwise has fulfilled its obligations under this Agreement, the
Custodian, on behalf of the Trustee, shall also retain possession and custody of each Mortgage File in accordance with and subject to the terms and conditions of this Agreement and the Custodial Agreement. The Master Servicer shall promptly deliver or cause to be delivered to the Custodian, on behalf of the Trustee, upon the execution or receipt thereof the originals of any Primary Mortgage Insurance Policies, any certificates of renewal, and such other documents or instruments that constitute portions of the Mortgage File that come into the possession of the Master Servicer from time to time.

         Section 3.13.     Realization Upon Defaulted Mortgage Loans.

                  The Master Servicer shall cause each Servicer to the extent required under the related Servicing Agreement, to foreclose upon, repossess or otherwise comparably convert the ownership of Mortgaged Properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments, all in accordance with the terms of the applicable Servicing Agreement, including any related Assumption Agreement.

         Section 3.14.     Compensation for the Servicers and the Master
                           Servicer.

                  Servicing compensation in the form of any prepayment charges and penalties (other than the Prepayment Charges with respect to the Prepayment Charge Loans), assumption fees, tax service fees, fees for statement of account payoff or late payment charges collected by any Servicer shall be retained by such Servicer and shall not be remitted to the Master Servicer for deposit in the Distribution Account. In accordance with Section 4.05, the Master Servicer shall be entitled to pay itself the Master Servicing Fee in respect of remittances from Servicers prior to deposit in the Distribution Account or to withdraw such portion of the Master Servicing Fee from the Distribution Account. The Master Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder and shall not be entitled to reimbursement therefor except as specifically provided in this Agreement. Pursuant to Article IV, all income and gain realized from any investment of funds in the Distribution Account shall be for the benefit of the Master Servicer.

         Section 3.15.     REO Property.

                  (a) In the event the Trust Fund acquires ownership of any REO Property in respect of any related Mortgage Loan, the deed or certificate of sale shall be issued to the Trustee, or to its nominee, on behalf of the Certificateholders. The Master Servicer shall, to the extent provided in the applicable Servicing Agreement, cause the applicable Servicer to sell any REO Property as expeditiously as possible and in accordance with the provisions of this Agreement and the related Servicing Agreement. Pursuant to its efforts to sell such REO Property, the Master Servicer shall cause such applicable Servicer to protect and conserve such REO Property in the manner and to the extent required by the applicable Servicing Agreement, subject to the REMIC Provisions.

                  (b) The Master Servicer shall, to the extent required by the related Servicing Agreement, cause the applicable Servicer to deposit all funds collected and received in connection with the operation of any REO Property into the related Protected Account.

                  (c) The Master Servicer and such applicable Servicer, upon the final disposition of any REO Property, shall be entitled to reimbursement for any related unreimbursed Advances, unreimbursed Servicing Advances or Servicing Fees from Liquidation Proceeds received in connection with the final disposition of such REO Property; provided, that any such unreimbursed Advances or Servicing Fees as well as any unpaid Servicing Fees may be reimbursed or paid, as the case may be, prior to final disposition, out of any net rental income or other net amounts derived from such REO Property.



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         Section 3.16.     Annual Statement as to Compliance.

                  The Master Servicer and the Securities Administrator shall deliver (or otherwise make available) to the Depositor and the Securities Administrator not later than March 15th of each calendar year beginning in 2008, an Officer's Certificate (an "Annual Statement of Compliance") stating, as to each signatory thereof, that (i) a review of the activities of each such party during the preceding calendar year and of its performance under this Agreement has been made under such officer's supervision and (ii) to the best of such officer's knowledge, based on such review, such party has fulfilled all of its obligations under this Agreement in all material respects throughout such year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status of the cure provisions thereof. Such Annual Statement of Compliance shall contain no restrictions or limitations on its use. The Master Servicer shall enforce the obligations of each Servicer, to the extent set forth in the related Servicing Agreement, to deliver a similar Annual Statement of Compliance by that Servicer to the Depositor and the Securities Administrator as described above as and when required with respect to the Master Servicer. In the event that certain servicing responsibilities with respect to any Mortgage Loan have been delegated by the Master Servicer, the Securities Administrator or a Servicer to a Subservicer or Subcontractor, each such entity shall cause such Subservicer or Subcontractor (and with respect to each Servicer, the Master Servicer shall enforce the obligation of such Servicer to the extent required under the related Servicing Agreement) to deliver a similar Annual Statement of Compliance by such Subservicer or Subcontractor to the Depositor and the Securities Administrator as described above as and when required with respect to the Master Servicer or the related Servicer (as the case may be).

                  Failure of the Master Servicer to comply with this Section
3.16 (including with respect to the timeframes required herein) shall be deemed an Event of Default, and at the written direction of the Depositor the Trustee shall, in addition to whatever rights the Trustee may have under this Agreement and at law or equity or to damages, including injunctive relief and specific performance, upon notice immediately terminate all of the rights and obligations of the Master Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof without compensating the Master Servicer for the same. Failure of the Securities Administrator to comply with this Section 3.16 (including with respect to the timeframes required in this Section) which failure results in a failure to timely file the related Form 10-K, shall be deemed a default and the Trustee at the written direction of the Depositor shall, in addition to whatever rights the Trustee may have under this Agreement and at law or equity or to damages, including injunctive relief and specific performance, upon notice immediately terminate all of the rights and obligations of the Securities Administrator under this Agreement and in and to the Mortgage Loans and the proceeds thereof without compensating the Securities Administrator for the same. This paragraph shall supersede any other provision in this Agreement or any other agreement to the contrary.

                  In the event the Master Servicer, the Securities Administrator, any Servicer or any subservicer or subcontractor engaged by either such party is terminated or resigns pursuant to the terms of this Agreement, or any other applicable agreement in the case of a Servicer, a subservicer or subcontractor, as the case may be, such party shall provide an Annual Statement of Compliance pursuant to this Section 3.16 or to the related section of such other applicable agreement, as the case may be, as to the performance of its obligations with respect to the period of time it was subject to this Agreement or such other applicable agreement, as the case may be, notwithstanding any such termination or resignation.

         Section 3.17.     Assessments of Compliance and Attestation Reports.

                  Pursuant to Rules 13a-18 and 15d-18 of the Exchange Act and
Item 1122 of Regulation AB, each of the Master Servicer, the Securities Administrator and the Custodian (to the extent set forth in this Section and the Custodial Agreement) (each, an "Attesting Party") shall deliver (or otherwise make



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available) to the Master Servicer, the Securities Administrator and the
Depositor on or before March 15th of each calendar year beginning in 2008, a report regarding such Attesting Party's assessment of compliance (an "Assessment of Compliance") with the Servicing Criteria during the preceding calendar year. The Assessment of Compliance, as set forth in Regulation AB, must contain the following:

                  (a) A statement by an authorized officer of such Attesting Party of its authority and responsibility for assessing compliance with the Servicing Criteria applicable to the related Attesting Party;

                  (b) A statement by an authorized officer that such Attesting Party used the Servicing Criteria attached as Exhibit L hereto, and which will also be attached to the Assessment of Compliance, to assess compliance with the Servicing Criteria applicable to the related Attesting Party;

                  (c) An assessment by such officer of the related Attesting Party's compliance with the applicable Servicing Criteria for the period consisting of the preceding calendar year, including disclosure of any material instance of noncompliance with respect thereto during such period, which assessment shall be based on the activities such Attesting Party performs with respect to asset-backed securities transactions taken as a whole involving the related Attesting Party, that are backed by the same asset type as the Mortgage Loans;

                  (d) A statement that a registered public accounting firm has issued an attestation report on the related Attesting Party's Assessment of Compliance for the period consisting of the preceding calendar year; and

                  (e) A statement as to which of the Servicing Criteria, if any, are not applicable to the related Attesting Party, which statement shall be based on the activities such Attesting Party performs with respect to asset-backed securities transactions taken as a whole involving such Attesting Party, that are backed by the same asset type as the Mortgage Loans.

         Such report at a minimum shall address each of the Servicing Criteria specified on Exhibit L hereto which are indicated as applicable to the related Attesting Party.

         On or before March 15th of each calendar year beginning in 2008, each Attesting Party shall furnish to the Master Servicer, the Depositor and the Securities Administrator a report (an "Attestation Report") by a registered public accounting firm that attests to, and reports on, the Assessment of Compliance made by the related Attesting Party, as required by Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122(b) of Regulation AB, which Attestation Report must be made in accordance with standards for attestation reports issued or adopted by the Public Company Accounting Oversight Board.

         The Master Servicer shall enforce the obligation of each Servicer to deliver to the Securities Administrator, the Master Servicer and the Depositor, as applicable, an Assessment of Compliance and Attestation Report as and when provided in the related Servicing Agreement. Each of the Master Servicer and the Securities Administrator shall cause, and the Master Servicer shall enforce the obligation (as and when provided in the related Servicing Agreement) of each Servicer to cause, any Subservicer and each Subcontractor (to the extent such Subcontractor is determined by the related Servicer, the Master Servicer or the Securities Administrator, as applicable, to be "participating in the servicing function" within the meaning of Item 1122 of Regulation AB) that is engaged by such Servicer, the Master Servicer or the Securities Administrator, as applicable, to deliver to the Securities Administrator, the Master Servicer and the Depositor an Assessment of Compliance and Attestation Report as and when provided above. Such Assessment of Compliance, as to any Subservicer or Subcontractor, shall at a minimum address the



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applicable Servicing Criteria specified on Exhibit L hereto which are indicated
as applicable to any "primary servicer" to the extent such Subservicer or Subcontractor is performing any servicing function for the party who engages it and to the extent such party is not itself addressing the Servicing Criteria related to such servicing function in its own Assessment of Compliance. The Securities Administrator shall confirm that each of the Assessments of Compliance delivered to it, taken as a whole, address all of the Servicing Criteria and taken individually address the Servicing Criteria for each party as set forth in Exhibit L and notify the Depositor of any exceptions. Notwithstanding the foregoing, as to any Subcontractor, an Assessment of Compliance is not required to be delivered unless it is required as part of a Form 10-K with respect to the Trust Fund.

         The Custodian (to the extent set forth in the Custodial Agreement) shall deliver to the Master Servicer, the Securities Administrator and the Depositor an Assessment of Compliance and Attestation Report, as and when provided above, which shall at a minimum address each of the Servicing Criteria specified on Exhibit L hereto which are indicated as applicable to a "custodian". Notwithstanding the foregoing, an Assessment of Compliance or Attestation Report is not required to be delivered by the Custodian unless it is required as part of a Form 10-K with respect to the Trust Fund.

         Failure of the Master Servicer to comply with this Section 3.17 (including with respect to the timeframes required herein) shall, constitute an Event of Default, and at the written direction of the Depositor the Trustee shall, in addition to whatever rights the Trustee may have under this Agreement and at law or equity or to damages, including injunctive relief and specific performance, upon notice immediately terminate all of the rights and obligations of the Master Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof without compensating the Master Servicer for the same (but subject to the Master Servicer's rights to payment of any Master Servicing Compensation and reimbursement of all amounts for which it is entitled to be reimbursed prior to the date of termination). Failure of the Securities Administrator to comply with this Section 3.17 (including with respect to the timeframes required in this Section) which failure results in a failure to timely file the related Form 10-K, shall, constitute a default and at the written direction of the Depositor, the Trustee shall, in addition to whatever rights the Trustee may have under this Agreement and at law or equity or to damages, including injunctive relief and specific performance, upon notice immediately terminate all of the rights and obligations of the Securities Administrator under this Agreement and in and to the Mortgage Loans and the proceeds thereof without compensating the Securities Administrator for the same (but subject to the Securities Administrator's right to reimbursement of all amounts for which it is entitled to be reimbursed prior to the date of termination). This paragraph shall supersede any other provision in this Agreement or any other agreement to the contrary.

         In the event the Master Servicer, the Securities Administrator, the Custodian, the Servicer or any subservicer or subcontractor engaged by any such party is terminated, assigns its rights and obligations under, or resigns pursuant to, the terms of the Agreement, the related Custodial Agreement, or any other applicable agreement in the case of a Servicer, subservicer or subcontractor, as the case may be, such party shall provide an Assessment of Compliance and cause to be provided an Attestation Report pursuant to this
Section 3.17 or to the related section of such other applicable agreement, as the case may be, as to performance of its obligations with respect to the period of time it was subject to this Agreement or such other applicable agreement, as the case may be, notwithstanding any such termination, assignment or resignation.

         Section 3.18.     Reports Filed with Securities and Exchange
                           Commission.

         (a)      (i)      (A) Within 15 days after each Distribution Date, the
Securities Administrator shall, in accordance with industry standards, prepare and file with the Commission via the Electronic Data Gathering and Retrieval System ("EDGAR"), a Distribution Report on Form 10-D, signed by the Master


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Servicer, with a copy of the Monthly Statement to be furnished by the Securities
Administrator to the Certificateholders for such Distribution Date; provided that, the Securities Administrator shall have received no later than five (5) calendar days after the related Distribution Date, all information required to be provided to the Securities Administrator as described in clause (a)(iv) below. Any disclosure that is in addition to the Monthly Statement and that is required to be included on Form 10-D ("Additional Form 10-D Disclosure") shall be, pursuant to the paragraph immediately below, reported by the parties set forth on Exhibit O to the Securities Administrator and the Depositor and approved for inclusion by the Depositor, and the Securities Administrator will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-D Disclosure absent such reporting (other than in the case where the Securities Administrator is the reporting party as set forth in Exhibit O) and approval.

                           (B) Within five (5) calendar days after the related
Distribution Date, (i) the parties set forth in Exhibit O shall be required to provide, and the Master Servicer shall enforce the obligations of each Servicer (to the extent provided in the related Servicing Agreement) to provide, pursuant to Section 3.18(a)(iv) below, to the Securities Administrator and the Depositor, to the extent known by a responsible officer thereof, in EDGAR-compatible format, or in such other form as otherwise agreed upon by the Securities Administrator and the Depositor and such party, the form and substance of any Additional Form 10-D Disclosure, if applicable, and (ii) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-D Disclosure on Form 10-D. The Depositor shall be responsible for any reasonable fees and expenses assessed or incurred by the Securities Administrator in connection with including any Additional Form 10-D Disclosure on Form 10-D pursuant to this Section.

                           (C) After preparing the Form 10-D, the Securities
Administrator shall forward electronically a copy of the Form 10-D to the Depositor (in the case of any Additional 10-D Disclosure and otherwise if requested by the Depositor) and the Master Servicer for review. Within two Business Days after receipt of such copy, but no later than the 12th calendar day after the Distribution Date (provided that, the Securities Administrator forwards a copy of the Form 10-D no later than the 10th calendar day after the Distribution Date), the Depositor shall notify the Securities Administrator in writing (which may be furnished electronically) of any changes to or approval of such Form 10-D. In the absence of receipt of any written changes or approval, the Securities Administrator shall be entitled to assume that such Form 10-D is in final form and the Securities Administrator may proceed with the execution and filing of the Form 10-D. No later than the 13th calendar day after the related Distribution Date, a duly authorized officer of the Master Servicer shall sign the Form 10-D and, in the case where the Master Servicer and the Securities Administrator are not affiliated, return an electronic or fax copy of such signed Form 10-D (with an original executed hard copy to follow by overnight mail) to the Securities Administrator. If a Form 10-D cannot be filed on time or if a previously filed Form 10-D needs to be amended, the Securities Administrator shall follow the procedures set forth in
Section 3.18(a)(v)(B). Promptly (but no later than one (1) Business Day) after filing with the Commission, the Securities Administrator shall make available on its internet website a final executed copy of each Form 10-D filed by the Securities Administrator. The signing party at the Master Servicer can be contacted as set forth in Section 11.05. Form 10-D requires the registrant to indicate (by checking "yes" or "no") that it (1) has filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. The Depositor shall notify the Securities Administrator in writing, no later than the fifth calendar day after the related Distribution Date with respect to the filing of a report on Form 10-D if the answer to the questions should be "no". The Securities Administrator shall be entitled to rely on the representations in Section 2.04(vi) and in any such notice in preparing, executing and/or filing any such report. The parties to this Agreement acknowledge that the performance by the Master Servicer and the Securities Administrator of their respective duties under Sections 3.18(a)(i) and (v) related to the timely preparation, execution and filing of Form 10-D is


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contingent upon such parties strictly observing all applicable deadlines in the performance of their duties under such Sections. Neither the Master Servicer nor the Securities Administrator shall have any liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare, execute and/or timely file such Form 10-D, where such failure results from a party's failure to deliver on a timely basis, any information from such party needed to prepare, arrange for execution or file such Form 10-D, not resulting from its own negligence, bad faith or willful misconduct.

                  (ii) (A) Within four (4) Business Days after the occurrence of an event requiring disclosure on Form 8-K (each such event, a "Reportable Event"), the Securities Administrator shall prepare and file, at the direction of the Depositor, on behalf of the Trust, any Form 8-K, as required by the Exchange Act; provided that, the Depositor shall file the initial Form 8-K in connection with the issuance of the Certificates. Any disclosure or information related to a Reportable Event or that is otherwise required to be included on Form 8-K ("Form 8-K Disclosure Information") shall be, pursuant to the paragraph immediately below, reported by the parties set forth on Exhibit O to the Securities Administrator and the Depositor and approved for inclusion by the Depositor, and the Securities Administrator will have no duty or liability for any failure hereunder to determine or prepare any Form 8-K Disclosure Information absent such reporting (other than in the case where the Securities Administrator is the reporting party as set forth in Exhibit O) and approval.

                           (B) For so long as the Trust is subject to the
Exchange Act reporting requirements, no later than the close of business on the 2nd Business Day after the occurrence of a Reportable Event
(i) the parties set forth in Exhibit O shall be required pursuant to Section 3.18(a)(iv) below to provide, and the Master Servicer will enforce the obligations of each Servicer (to the extent provided in the related Servicing Agreement) to provide, to the Securities Administrator and the Depositor, to the extent known by a responsible officer thereof, in EDGAR-compatible format, or in such other form as otherwise agreed upon by the Securities Administrator and the Depositor and such party, the form and substance of any Form 8-K Disclosure Information, if applicable, and (ii) the Depositor shall approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Form 8-K Disclosure Information on Form 8-K. The Depositor shall be responsible for any reasonable fees and expenses assessed or incurred by the Securities Administrator in connection with including any Form 8-K Disclosure Information on Form 8-K pursuant to this Section.

                           (C) After preparing the Form 8-K, the Securities
Administrator shall forward electronically a copy of the Form 8-K to the Depositor and the Master Servicer for review. No later than the close of business New York City time on the 3rd Business Day after the Reportable Event, or in the case where the Master Servicer and Securities Administrator are affiliated, no later than noon New York City time on the 4th Business Day after the Reportable Event, a duly authorized officer of the Master Servicer shall sign the Form 8-K and, in the case where the Master Servicer and the Securities Administrator are not affiliated, return an electronic or fax copy of such signed Form 8-K (with an original executed hard copy to follow by overnight mail) to the Securities Administrator. Promptly, but no later than the close of business on the 3rd Business Day after the Reportable Event (provided that, the Securities Administrator forwards a copy of the Form 8-K no later than noon New York time on the third Business Day after the Reportable Event), the Depositor shall notify the Securities Administrator in writing (which may be furnished electronically) of any changes to or approval of such Form 8-K. In the absence of receipt of any written changes or approval, the Securities Administrator shall be entitled to assume that such Form 8-K is in final form and the Securities Administrator may proceed with the execution and filing of the Form 8-K. If a Form 8-K cannot be filed on time or if a previously filed Form 8-K needs to be amended, the Securities Administrator shall follow the procedures set forth in Section 3.18(a)(v)(B). Promptly (but no later than one
(1) Business Day) after filing with the Commission, the Securities Administrator shall make available on its internet website a final executed copy of each Form 8-K filed by the Securities Administrator. The signing party at the Master Servicer can be contacted as



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set forth in Section 11.05. The parties to this Agreement acknowledge that the performance by Master Servicer and the Securities Administrator of their respective duties under this Section 3.18(a)(ii) related to the timely preparation, execution and filing of Form 8-K is contingent upon such parties strictly observing all applicable deadlines in the performance of their duties under this Section 3.18(a)(ii). Neither the Master Servicer nor the Securities Administrator shall have any liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare, execute and/or timely file such Form 8-K, where such failure results from a party's failure to deliver on a timely basis, any information from such party needed to prepare, arrange for execution or file such Form 8-K, not resulting from its own negligence, bad faith or willful misconduct.

                  (iii) (A) Within 90 days after the end of each fiscal year of the Trust, with respect to which the Trust is subject to the Exchange Act reporting requirements, or such earlier date as may be required by the Exchange Act (the "10-K Filing Deadline") (it being understood that the fiscal year for the Trust ends on December 31st of each year), commencing in March 2008, the Securities Administrator shall prepare and file on behalf of the Trust a Form 10-K, in form and substance as required by the Exchange Act. Each such Form 10-K shall include the following items, in each case to the extent they have been delivered to the Securities Administrator within the applicable time frames set forth in this Agreement, (I) an annual compliance statement for each Servicer, the Master Servicer, the Securities Administrator and any Subservicer or Subcontractor, as applicable, as described under Section 3.16, (II)(A) the annual reports on assessment of compliance with Servicing Criteria for each Servicer, the Master Servicer, each Subservicer and Subcontractor participating in the servicing function, the Securities Administrator and the Custodian, as described under Section 3.17, and (B) if any such report on assessment of compliance with Servicing Criteria described under Section 3.17 identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if any such report on assessment of compliance with Servicing Criteria described under Section 3.17 is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation why such report is not included, (III)(A) the registered public accounting firm attestation report for the Master Servicer, each Servicer, the Securities Administrator, each Subservicer, each Subcontractor, as applicable, and the Custodian, as described under Section 3.17, and (B) if any registered public accounting firm attestation report described under Section 3.17 identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if any such registered public accounting firm attestation report is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation why such report is not included, and
(IV) a Sarbanes-Oxley Certification as described in Section 3.18(a)(iii)(D) below (provided, however, that the Securities Administrator, at its discretion, may omit from the Form 10-K any annual compliance statement, assessment of compliance or attestation report that is not required to be filed with such Form 10-K pursuant to Regulation AB). Any disclosure or information in addition to
(I) through (IV) above that is required to be included on Form 10-K ("Additional Form 10-K Disclosure") shall be, pursuant to the paragraph immediately below, reported by the parties set forth on Exhibit O to the Securities Administrator and the Depositor and approved for inclusion by the Depositor, and the Securities Administrator will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-K Disclosure absent such reporting (other than in the case where the Securities Administrator is the reporting party as set forth in Exhibit O) and approval.

                           (B) No later than March 15th of each year that the
Trust is subject to the Exchange Act reporting requirements, commencing in 2008,
(i) the parties set forth in Exhibit O shall be required to provide, and the Master Servicer shall enforce the obligations of each Servicer (to the extent provided in the related Servicing Agreement) to provide, pursuant to Section 3.18(a)(iv) below to the Securities Administrator and the Depositor, to the extent known by a responsible officer thereof, in EDGAR-compatible format, or in such other form as otherwise agreed upon by the Securities Administrator and the Depositor and such party, the form and substance of any Additional Form 10-K


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

Disclosure, if applicable, and (ii) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-K Disclosure on Form 10-K. The Depositor shall be responsible for any reasonable fees and expenses assessed or incurred by the Securities Administrator in connection with including any Additional Form 10-K Disclosure on Form 10-K pursuant to this Section.

                           (C) After preparing the Form 10-K, the Securities
Administrator shall forward electronically a copy of the Form 10-K to the Depositor (only in the case where such Form 10-K includes Additional Form 10-K Disclosure and otherwise if requested by the Depositor) and the Master Servicer for review. Within three Business Days after receipt of such copy, but no later than March 25th (provided that, the Securities Administrator forwards a copy of the Form 10-K no later than the third Business Day prior to March 25th), the Depositor shall notify the Securities Administrator in writing (which may be furnished electronically) of any changes to or approval of such Form 10-K. In the absence of receipt of any written changes or approval, the Securities Administrator shall be entitled to assume that such Form 10-K is in final form and the Securities Administrator may proceed with the execution and filing of the Form 10-K. No later than the close of business Eastern Standard time on the 4th Business Day prior to the 10-K Filing Deadline, an officer of the Master Servicer in charge of the master servicing function shall sign the Form 10-K and, in the case where the Master Servicer and the Securities Administrator are not affiliated, return an electronic or fax copy of such signed Form 10-K (with an original executed hard copy to follow by overnight mail) to the Securities Administrator. If a Form 10-K cannot be filed on time or if a previously filed Form 10-K needs to be amended, the Securities Administrator will follow the procedures set forth in Section 3.18(a)(v)(B). Promptly (but no later than one (1) Business Day) after filing with the Commission, the Securities Administrator shall make available on its internet website a final executed copy of each Form 10-K filed by the Securities Administrator. The signing party at the Master Servicer can be contacted as set forth in Section 11.05. Form 10-K requires the registrant to indicate (by checking "yes" or "no") that it (1) has filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. The Depositor shall notify the Securities Administrator in writing, no later than March 15th with respect to the filing of a report on Form 10-K, if the answer to the questions should be "no". The Securities Administrator shall be entitled to rely on the representations in Section 2.04(vi) and in any such notice in preparing, executing and/or filing any such report. The parties to this Agreement acknowledge that the performance by the Master Servicer and the Securities Administrator of their respective duties under Sections 3.18(a)(iii) and (iv) related to the timely preparation, execution and filing of Form 10-K is contingent upon such parties strictly observing all applicable deadlines in the performance of their duties under such Sections and Sections 3.16 and Section
3.17. Neither the Master Servicer nor the Securities Administrator shall have any liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare, execute and/or timely file such Form 10-K, where such failure results from a party's failure to deliver, on a timely basis, any information from any other party hereto needed to prepare, arrange for execution or file such Form 10-K, not resulting from its own negligence, bad faith or willful misconduct.

                           (D) Each Form 10-K shall include a certification (the
"Sarbanes-Oxley Certification") required to be included therewith pursuant to the Sarbanes-Oxley Act which shall be signed by the Certifying Person and delivered to the Securities Administrator no later than March 15th of each year in which the Trust is subject to the reporting requirements of the Exchange Act. The Master Servicer shall cause each Servicer, and any Subservicer or Subcontractor engaged by it, to provide to the Person who signs the Sarbanes-Oxley Certification (the "Certifying Person"), by March 10th of each year in which the Trust is subject to the reporting requirements of the Exchange Act (or such other date specified in the related Servicing Agreement) and otherwise within a reasonable period of time upon request, a certification (each, a "Back-Up Certification"), in the form attached hereto as Exhibit M-1,


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upon which the Certifying Person, the entity for which the Certifying Person acts as an officer, and such entity's officers, directors and Affiliates (collectively with the Certifying Person, "Certification Parties") can reasonably rely. In addition, in the case where the Master Servicer and the Securities Administrator are not affiliated, the Securities Administrator shall sign a Back-Up Certification substantially in the form of Exhibit M-2; provided, however, that the Securities Administrator shall not be required to undertake an analysis of any accountant's report attached as an exhibit to the Form 10-K. An officer of the Master Servicer in charge of the master servicing function shall serve as the Certifying Person on behalf of the Trust. Such officer of the Certifying Person can be contacted as set forth in Section 11.05.

                  (iv) With respect to any Additional Form 10-D Disclosure, Additional Form 10-K Disclosure or any Form 8-K Disclosure Information (collectively, the "Additional Disclosure") relating to the Trust Fund, the Securities Administrator's obligation to include such Additional Information in the applicable Exchange Act report is subject to receipt from the entity that is indicated in Exhibit O as the responsible party for providing that information, if other than the Securities Administrator, as and when required as described in
Section 3.18(a)(i) through (iii) above. Such Additional Disclosure shall be accompanied by a notice substantially in the form of Exhibit P. Each of the Master Servicer, the Sponsor, the Securities Administrator and the Depositor hereby agrees to notify and provide, and the Master Servicer agrees to enforce the obligations (to the extent provided in the related Servicing Agreement) of each Servicer to notify and provide, to the extent known to the Master Servicer, the Sponsor, the Securities Administrator and the Depositor, all Additional Disclosure relating to the Trust Fund, with respect to which such party is indicated in Exhibit O as the responsible party for providing that information. The Depositor shall be responsible for any reasonable fees and expenses assessed or incurred by the Securities Administrator in connection with including any Additional Disclosure information pursuant to this Section.

                  Within five Business Days prior to each Distribution Date of each year that the Trust is subject to the Exchange Act reporting requirements, the Depositor shall make available to the Securities Administrator the related Significance Estimate and the Securities Administrator shall use such information to calculate the related Significance Percentage. If the Significance Percentage meets either of the threshold levels detailed in Item 1115(b)(1) or 1115(b)(2) of Regulation AB, the Securities Administrator shall deliver written notification to the Depositor and the Yield Maintenance Provider to that effect, which notification shall include a request that the Yield Maintenance Provider provide Regulation AB information to the Depositor in accordance with the Yield Maintenance Agreement. The Depositor shall request from the Yield Maintenance Provider any information required under Regulation AB to the extent required under the Yield Maintenance Agreement. The Depositor will be obligated pursuant to the Yield Maintenance Agreement to provide to the Securities Administrator any information that may be required to be included in any Form 10-D, Form 8-K or Form 10-K, relating to the Yield Maintenance Agreement, or written notification instructing the Securities Administrator that such Additional Disclosure regarding the Yield Maintenance Provider is not necessary for such Distribution Date. The Depositor shall be responsible for any reasonable fees and expenses assessed or incurred by the Securities Administrator in connection with including any Additional Disclosure information pursuant to this Section.

                  So long as the Depositor is subject to the filing requirements of the Exchange Act with respect to the Trust Fund, the Trustee shall notify the Securities Administrator and the Depositor of any bankruptcy or receivership with respect to the Trustee or of any proceedings of the type described under
Item 1117 of Regulation AB that have occurred as of the related Due Period, together with a description thereof, no later than the date on which such information is required of other parties hereto as set forth under this Section
3.18. In addition, the Trustee shall notify the Securities Administrator and the Depositor of any affiliations or relationships that develop after the Closing Date between the Trustee and the Depositor, the Sponsor, the Securities Administrator, the Master Servicer, the Yield Maintenance



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Provider or the Custodian of the type described under Item 1119 of Regulation
AB, together with a description thereof, no later than March 15 of each year that the Trust is subject to the Exchange Act reporting requirements, commencing in 2008. Should the identification of any of the Depositor, the Sponsor, the Securities Administrator, the Master Servicer, the Yield Maintenance Provider or the Custodian change, the Depositor shall promptly notify the Trustee.

                  (v) (A) On or prior to January 30th of the first year in which the Securities Administrator is able to do so under applicable law, the Securities Administrator shall prepare and file a Form 15 relating to the automatic suspension of reporting in respect of the Trust under the Exchange Act.

                           (B) In the event that the Securities Administrator is
unable to timely file with the Commission all or any required portion of any Form 8-K, 10-D or 10-K required to be filed by this Agreement because required disclosure information was either not delivered to it or delivered to it after the delivery deadlines set forth in this Agreement or for any other reason, the Securities Administrator shall promptly notify the Depositor and the Master Servicer. In the case of Form 10-D and 10-K, the Depositor, the Master Servicer and the Securities Administrator shall cooperate to prepare and file a Form 12b-25 and a 10-DA and 10-KA as applicable, pursuant to Rule 12b-25 of the Exchange Act. In the case of Form 8-K, the Securities Administrator will, upon receipt of all required Form 8-K Disclosure Information and upon the approval and direction of the Depositor, include such disclosure information on the next Form 10-D. In the event that any previously filed Form 8-K, 10-D or 10-K needs to be amended, and such amendment relates to any Additional Disclosure, the Securities Administrator shall notify the Depositor and the parties affected thereby and such parties will cooperate to prepare any necessary Form 8-K, 10-DA or 10-KA. Any Form 15, Form 12b-25 or any amendment to Form 8-K, 10-D or 10-K shall be signed by an appropriate officer of the Master Servicer. The parties hereto acknowledge that the performance by the Master Servicer and the Securities Administrator of their respective duties under this
Section 3.18(a)(v) related to the timely preparation, execution and filing of Form 15, a Form 12b-25 or any amendment to Form 8-K, 10-D or 10-K is contingent upon the Master Servicer and the Depositor timely performing their duties under this Section. Neither the Master Servicer nor the Securities Administrator shall have any liability for any loss, expense, damage or claim arising out of or with respect to any failure to properly prepare, execute and/or timely file any such Form 15, Form 12b-25 or any amendments to Form 8-K, 10-D or 10-K, where such failure results from a party's failure to deliver on a timely basis, any information from such party needed to prepare, arrange for execution or file such Form 15, Form 12b-25 or any amendments to Form 8-K, 10-D or 10-K, not resulting from its own negligence, bad faith or willful misconduct.

                  The Depositor agrees to promptly furnish to the Securities Administrator, from time to time upon request, such further information, reports and financial statements within its control related to this Agreement or the Mortgage Loans as the Securities Administrator reasonably deems appropriate to prepare and file all necessary reports with the Commission. The Securities Administrator shall have no responsibility to file any items other than those specified in this Section 3.18; provided, however, the Securities Administrator shall cooperate with the Depositor in connection with any additional filings with respect to the Trust Fund as the Depositor deems necessary under the Exchange Act. Fees and expenses incurred by the Securities Administrator in connection with this Section 3.18 shall not be reimbursable from the Trust Fund.

                  (b) The Securities Administrator shall indemnify and hold harmless the Depositor and the Master Servicer and each of its officers, directors and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach of the Securities Administrator's obligations under Sections 3.16, 3.17 and 3.18 or the Securities Administrator's negligence, bad faith or willful misconduct in connection therewith. In addition, the Securities Administrator shall indemnify and



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hold harmless the Depositor and the Master Servicer and each of their respective officers, directors and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any Back-Up Certification, any Annual Statement of Compliance, any Assessment of Compliance or any Additional Disclosure provided by the Securities Administrator on its behalf or on behalf of any Subservicer or Subcontractor engaged by the Securities Administrator pursuant to Section 3.16, 3.17 or 3.18 (the "Securities Administrator Information"), or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, by way of clarification, that this paragraph shall be construed solely by reference to the Securities Administrator Information and not to any other information communicated in connection with the Certificates, without regard to whether the Securities Administrator Information or any portion thereof is presented together with or separately from such other information.

                  The Depositor shall indemnify and hold harmless the Securities Administrator and the Master Servicer and each of its officers, directors and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach of the obligations of the Depositor under Sections 3.16, 3.17 and 3.18 or the Depositor's negligence, bad faith or willful misconduct in connection therewith. In addition, the Depositor shall indemnify and hold harmless the Master Servicer, the Securities Administrator and each of their respective officers, directors and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any Additional Disclosure provided by the Depositor that is required to be filed pursuant to this Section 3.18 (the "Depositor Information"), or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, by way of clarification, that this paragraph shall be construed solely by reference to the Depositor Information that is required to be filed and not to any other information communicated in connection with the Certificates, without regard to whether the Depositor Information or any portion thereof is presented together with or separately from such other information.

                  The Master Servicer shall indemnify and hold harmless the Securities Administrator and the Depositor and each of its respective officers, directors and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach of the obligations of the Master Servicer under Sections 3.16, 3.17 and 3.18 or the Master Servicer's negligence, bad faith or willful misconduct in connection therewith. In addition, the Master Servicer shall indemnify and hold harmless the Depositor and each of its officers, directors and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any Annual Statement of Compliance, any Assessment of Compliance or any Additional Disclosure provided by the Master Servicer on its behalf or on behalf of any Subservicer or Subcontractor engaged by the Master Servicer pursuant to Section 3.16, 3.17 or 3.18 (the "Master Servicer Information"), or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, by way of clarification, that this paragraph shall be construed solely by reference to the Master Servicer Information and not to any other information communicated in connection with the Certificates, without regard to whether the Master Servicer Information or any portion thereof is presented together with or separately from such other information.



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                  If the indemnification provided for herein is unavailable or insufficient to hold harmless the Depositor, the Securities Administrator or the Master Servicer, as applicable, then the defaulting party, in connection with any conduct for which it is providing indemnification under this Section 3.18(b), agrees that it shall contribute to the amount paid or payable by the other parties as a result of the losses, claims, damages or liabilities of the other party in such proportion as is appropriate to reflect the relative fault and the relative benefit of the respective parties.

                  The indemnification provisions set forth in this Section 3.18(b) shall survive the termination of this Agreement or the termination of any party to this Agreement.

                  (c)      Failure of the Master Servicer to comply with this
Section 3.18 (including with respect to the timeframes required herein) shall, constitute an Event of Default, and at the written direction of the Depositor the Trustee shall, in addition to whatever rights the Trustee may have under this Agreement and at law or equity or to damages, including injunctive relief and specific performance, upon notice immediately terminate all of the rights and obligations of the Master Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof without compensating the Master Servicer for the same (but subject to the Master Servicer rights to payment of any Master Servicing Compensation and reimbursement of all amounts for which it is entitled to be reimbursed prior to the date of termination). Failure of the Securities Administrator to comply with this Section 3.18 (including with respect to the timeframes required in this Section) which failure results in a failure to timely file the related Form 8-K, 10-D or 10-K, shall, at the written direction of the Depositor, constitute a default and the Trustee shall, in addition to whatever rights the Trustee may have under this Agreement and at law or equity or to damages, including injunctive relief and specific performance, upon notice immediately terminate all of the rights and obligations of the Securities Administrator under this Agreement and in and to the Mortgage Loans and the proceeds thereof without compensating the Securities Administrator for the same (but subject to the Securities Administrator's right to reimbursement of all amounts for which it is entitled to be reimbursed prior to the date of termination). This paragraph shall supersede any other provision in this Agreement or any other agreement to the contrary. In connection with the termination of the Master Servicer or the Securities Administrator pursuant to this Section 3.18(d), the Trustee shall be entitled to reimbursement of all costs and expenses associated with such termination to the extent set forth in
Section 9.05. Notwithstanding anything to the contrary in this Agreement, no Event of Default by the Master Servicer or default by the Securities Administrator shall have occurred with respect to any failure to properly prepare, execute and/or timely file any report on Form 8-K, Form 10-D or Form 10-K, any Form 15 or Form 12b-25 or any amendments to Form 8-K, 10-D or 10-K, where such failure results from any party's failure to deliver, on a timely basis, any information from such party needed to prepare, arrange for execution or file any such report, Form or amendment, and does not result from its own negligence, bad faith or willful misconduct.

                  (d) Notwithstanding the provisions of Section 11.01, this Section 3.18 may be amended without the consent of the Certificateholders.

                  (e) Any report, notice or notification to be delivered by the Master Servicer or the Securities Administrator to the Depositor pursuant to this Section 3.18, may be delivered via email to RegABNotifications@bear.com or, in the case of a notification, telephonically by calling Reg AB Compliance Manager at 212-272-7525.



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         Section 3.19.     [Reserved].

         Section 3.20.     Optional Purchase of Defaulted Mortgage Loans.

                  Beginning on the first Business Day of the Fiscal Quarter immediately following the date on which a Mortgage Loan has become at least 91 days delinquent, EMC, in its sole discretion, shall have the right to elect (by written notice sent to the Trustee, with a copy to the Master Servicer and the applicable Servicer) to purchase for its own account from the Trust Fund any such Mortgage Loan at a price equal to the Purchase Price. The Purchase Price for any Mortgage Loan purchased hereunder shall be deposited in the Distribution Account, and the Trustee, upon receipt of a Request for Release from EMC, shall release or cause the Custodian to release to EMC, the related Mortgage File and shall execute and deliver such instruments of transfer or assignment prepared by EMC, in each case without recourse, representation or warranty as shall be necessary to vest in EMC any Mortgage Loan released pursuant hereto and EMC shall succeed to all the Trust's right, title and interest in and to such Mortgage Loan and all security and documents related thereto. Such assignment shall be an assignment outright and not for security. EMC shall thereupon own such Mortgage Loan, and all security and documents, free of any further obligation to the Trustee or the Certificateholders with respect thereto. Notwithstanding the foregoing, any such optional right of repurchase by EMC hereunder with respect to a delinquent Mortgage Loan shall, if unexercised, terminate on the earlier of (i) the date on which such delinquency has been cured or (ii) the last Business Day of such Fiscal Quarter immediately following the date on which such Mortgage Loan became 91 days delinquent, provided however, that such optional right of repurchase shall be reinstated if (a) in the case of clause (i), the related Mortgage Loan shall thereafter again have become 91 or more days delinquent and (b) in the case of clause (ii), such delinquency shall have been subsequently cured and the related Mortgage Loan shall thereafter again become 91 or more days delinquent in any subsequent Fiscal Quarter. In either event, the purchase option shall again become exercisable on the first day of the Fiscal Quarter immediately following the date on which the related Mortgage Loan again becomes at least 91 days delinquent.

         Section 3.21.     [Reserved].

         Section 3.22.     Intention of the Parties and Interpretation.

                  Each of the parties acknowledges and agrees that the purpose of Sections 3.16, 3.17 and 3.18 of this Agreement is to facilitate compliance by the Sponsor, the Depositor, the Securities Administrator and the Master Servicer with the provisions of Regulation AB. Therefore, each of the parties agrees that
(a) the obligations of the parties hereunder shall be interpreted in such a manner as to accomplish that purpose, (b) the parties' obligations hereunder will be supplemented and modified as necessary to be consistent with any such amendments, interpretive advice or guidance, convention or consensus among active participants in the asset-backed securities markets, advice of counsel, or otherwise in respect of the requirements of Regulation AB, (c) the parties shall comply with reasonable requests made by the Sponsor, the Depositor, the Master Servicer or the Securities Administrator for delivery of additional or different information as the Sponsor, the Depositor, the Master Servicer or the Securities Administrator may determine in good faith is necessary to comply with the provisions of Regulation AB, and (d) no amendment of this Agreement shall be required to effect any such changes in the obligations of the parties to this transaction as are necessary to accommodate evolving interpretations of the provisions of Regulation AB.



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                                   ARTICLE IV.

                                    ACCOUNTS

         Section 4.01.     Protected Accounts.

                  (a) The Master Servicer shall enforce the obligation of each Servicer to establish and maintain a Protected Account in accordance with the applicable Servicing Agreement, with records to be kept with respect thereto on a Mortgage Loan by Mortgage Loan basis, into which Protected Accounts shall be deposited daily (or as of such other time specified in the related Servicing Agreement) all collections of principal and interest on any Mortgage Loan and with respect to any REO Property received by a Servicer, including Principal Prepayments, Insurance Proceeds, Liquidation Proceeds, and advances made from such Servicer's own funds (less Servicing Fees as permitted by such applicable Servicing Agreement in the case of any such Servicer) and all other amounts to be deposited in the Protected Account pursuant to the related Servicing Agreement.

                  (b) [Reserved].

                  (c) Subject to this Article IV, on or before each Servicer Remittance Date, the Master Servicer shall (if acting as successor servicer to a Servicer), or shall cause the related Servicer to withdraw or shall cause to be withdrawn from the Protected Accounts and immediately remit or cause to be remitted to the Securities Administrator for deposit into the Distribution Account, amounts representing the following collections and payments (other than with respect to principal of or interest on the Mortgage Loans due on or before the Cut-off Date) with respect to each Mortgage Loan serviced by it:

                  (i) Scheduled Payments on the Mortgage Loans received or any related portion thereof advanced by the related Servicers pursuant to the Servicing Agreements which were due on or before the related Due Date, net of the amount thereof comprising the Servicing Fees;

                  (ii) full Principal Prepayments, with respect to such Mortgage Loans in the related Prepayment Period, and any Liquidation Proceeds and Subsequent Recoveries received by the Servicers with respect to such Mortgage Loans during the related period set forth in the respective Servicing Agreement, net of the amount thereof comprising the Servicing Fees;

                  (iii) partial Principal Prepayments received by the Servicers for such Mortgage Loans in the related Prepayment Period; and

                  (iv) any amount to be used as an Advance and any payments of Compensating Interest.

         Section 4.02.     [Reserved].

         Section 4.03.     [Reserved].

         Section 4.04.     Distribution Account.

                  (a) The Paying Agent shall establish and maintain in the name of the Trustee, for the benefit of the Certificateholders, the Distribution Account as a segregated trust account or accounts. The Securities Administrator will deposit in the Distribution Account, as identified by the Securities Administrator and as received by the Securities Administrator, the following:



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                  (i)      Any amounts withdrawn from a Protected Account and
         remitted to the Master Servicer for deposit to the Distribution Account pursuant to Section 4.01(c);

                  (ii) Any Advances and any payments of Compensating Interest which were not otherwise deposited in a Protected Account;

                  (iii) Any Insurance Proceeds, Liquidation Proceeds or Subsequent Recoveries received by or on behalf of the Master Servicer or which were not otherwise deposited in a Protected Account;

                  (iv) The Purchase Price with respect to any Mortgage Loans purchased by the Sponsor pursuant to Sections 2.02, 2.03 or 3.20;

                  (v) Any amounts required to be deposited with respect to losses on investments of deposits in the Distribution Account; and

                  (vi) Any other amounts received by or on behalf of the Master Servicer or the Trustee and required to be deposited in the Distribution Account pursuant to this Agreement.

                  (b) All amounts deposited to the Distribution Account shall be held by the Paying Agent in the name of the Trustee in trust for the benefit of the Certificateholders in accordance with the terms and provisions of this Agreement. The requirements for crediting the Distribution Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of (i) prepayment or late payment charges or assumption, tax service, statement account or payoff, substitution, satisfaction, release and other like fees and charges and (ii) the items enumerated in Subsections 4.05(a)(i), (ii), (iii), (iv), (vi), (vii), (viii),
(ix) and (xi) need not be remitted by the Securities Administrator (or remitted to the Securities Administrator by the related Servicer) for deposit to the Distribution Account. In the event that the Securities Administrator shall deposit or cause to be deposited to the Distribution Account any amount not required to be credited thereto, the Securities Administrator, upon receipt of a written request therefor signed by a Servicing Officer of the Master Servicer, shall promptly transfer such amount to the Master Servicer, any provision herein to the contrary notwithstanding.

                  (c) The Distribution Account shall constitute an Eligible Account of the Trust Fund segregated on the books of the Paying Agent and held by the Paying Agent in a financial institution located in the State of the Corporate Trust Office or in the State of New York, and the Distribution Account and the funds deposited therein shall not be subject to, and shall be protected from, all claims, liens, and encumbrances of any creditors or depositors of the Paying Agent, the Trustee, the Securities Administrator or the Master Servicer (whether made directly, or indirectly through a liquidator or receiver of the Paying Agent, the Trustee, the Securities Administrator or the Master Servicer). The amount at any time credited to the Distribution Account shall be (i) fully insured by the FDIC to the maximum coverage provided thereby or (ii) invested in the name of the Trustee, or its nominee, for the benefit of the Certificateholders, in such Permitted Investments, or deposited in demand deposits with such depository institutions, as directed in writing by the Master Servicer. In the absence of such direction, amounts will remain uninvested. All Permitted Investments shall mature or be subject to redemption or withdrawal on or before, and shall be held until, the next succeeding Distribution Date if the obligor for such Permitted Investment is the Paying Agent or, if such obligor is any other Person, the Business Day preceding such Distribution Date. All investment earnings on amounts on deposit in the Distribution Account shall be for the account of the Master Servicer. The Master Servicer shall be permitted to withdraw or receive distribution of any and all investment earnings from the Distribution Account on each Distribution Date. If there is any loss on a Permitted Investment or demand deposit, the Master Servicer shall deposit the


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amount of the loss in the Distribution Account. With respect to the Distribution
Account and the funds deposited therein, the Securities Administrator shall take such action as may be necessary to ensure that the Certificateholders shall be entitled to the priorities afforded to such a trust account (in addition to a claim against the estate of the Trustee) as provided by 12 U.S.C. ss. 92a(e), and applicable regulations pursuant thereto, if applicable, or any applicable comparable state statute applicable to state chartered banking corporations.

         Section 4.05. Permitted Withdrawals and Transfers from the Distribution Account.


                  (a) The Paying Agent will, from time to time on demand of the Master Servicer or the Securities Administrator, make or cause to be made such withdrawals or transfers from the Distribution Account as the Master Servicer has designated for such transfer or withdrawal pursuant to the Servicing Agreements or as the Securities Administrator has instructed hereunder for the following purposes (limited in the case of amounts due the Master Servicer to those not withheld from the Distribution Account in accordance with Section 4.04(b), and in the case of amounts due to any Servicer to those not withdrawn from its Protected Account in accordance with the related Servicing Agreement):

                  (i) to reimburse the Master Servicer or any Servicer for any Advance, the right of the Master Servicer or a Servicer to reimbursement pursuant to this subclause (i) being limited to amounts received on a particular Mortgage Loan (including, for this purpose, the Purchase Price therefor, Insurance Proceeds and Liquidation Proceeds) which represent late payments or recoveries of the principal of or interest on such Mortgage Loan respecting which such Advance or advance was made;

                  (ii) to reimburse the Master Servicer or any Servicer from Insurance Proceeds or Liquidation Proceeds relating to a particular Mortgage Loan for amounts expended by the Master Servicer or such Servicer in good faith in connection with the restoration of the related Mortgaged Property which was damaged not covered by any Insurance Policy, including any hazard insurance or in connection with the liquidation of such Mortgage Loan;

                  (iii) to reimburse the Master Servicer or any Servicer from Insurance Proceeds relating to a particular Mortgage Loan for insured expenses incurred with respect to such Mortgage Loan and to reimburse the Master Servicer or such Servicer from Liquidation Proceeds from a particular Mortgage Loan for liquidation expenses incurred with respect to such Mortgage Loan; provided that the related Servicer shall not be entitled to reimbursement for liquidation expenses with respect to a Mortgage Loan to the extent that (i) any amounts with respect to such Mortgage Loan were paid as Excess Liquidation Proceeds pursuant to clause (xi) of this Subsection (a) to such Servicer; and (ii) such liquidation expenses were not included in the computation of such Excess Liquidation Proceeds;

                  (iv) to pay the Master Servicer or any Servicer, as appropriate, from Liquidation Proceeds or Insurance Proceeds received in connection with the liquidation of any Mortgage Loan, the amount which it or such Servicer would have been entitled to receive under subclause (xi) of this Section 4.05(a) as servicing compensation on account of each defaulted scheduled payment on such Mortgage Loan if paid in a timely manner by the related Mortgagor;

                  (v) to pay the Master Servicer or any Servicer from the Purchase Price for any Mortgage Loan, the amount which it or such Servicer would have been entitled to receive under subclause (xi) of this subsection (a) as servicing compensation;



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                  (vi) to reimburse the Master Servicer or any Servicer for
         unreimbursed Servicing Advances made pursuant to the applicable Servicing Agreement, the right to reimbursement pursuant to this subclause being limited to amounts received on the related Mortgage Loan (including, for this purpose, the Purchase Price therefor, Insurance Proceeds and Liquidation Proceeds) which represent late recoveries of the payments for which such Servicing Advances were made;

                  (vii) to reimburse the Master Servicer or any Servicer for any unreimbursed Advance or any Servicing Advance, from collections, after a Realized Loss has been allocated with respect to the related Mortgage Loan, if the Advance or Servicing Advance has not been reimbursed pursuant to clause (i) or (vi);

                  (viii) to pay any Master Servicing Fee not previously reimbursed or withheld by the Master Servicer from funds prior to distribution in the Distribution Account;

                  (ix) to reimburse the Master Servicer, the Trustee, the Custodian, the Sponsor or the Securities Administrator for their respective expenses, costs and liabilities incurred by and reimbursable to it pursuant to Sections 3.03, 7.03, 7.04, 9.05 and 11.02, as applicable;

                  (x) to pay to the related Servicer, as additional compensation, any Excess Liquidation Proceeds with respect to a Mortgage Loan to the extent not retained by the related Servicer;

                  (xi) from collections, to reimburse or pay any Servicer or the Master Servicer any such amounts as are due thereto under the applicable Servicing Agreement and have not been retained by or paid to the Servicer, to the extent provided in the related Servicing Agreement;

                  (xii) from collections, to reimburse the Trustee, the Securities Administrator or the Custodian for expenses, costs and liabilities incurred by or reimbursable to it pursuant to this Agreement;

                  (xiii) to remove amounts deposited in error;

                  (xiv) notwithstanding any other provision of this Section 4.05(a), from collections with respect to principal only, to reimburse a Servicer for the interest portion of any Advances and any Servicing Advances made in connection with a Mortgage Loan modified pursuant to the related Servicing Agreement, to the extent that such portion of Advances or Servicing Advances have been added to the Stated Principal Balance of the Mortgage Loan during the related Due Period;

                  (xv) to clear and terminate the Distribution Account pursuant to Section 10.01.

                  (b) The Master Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of accounting for any reimbursement from the Distribution Account pursuant to subclauses (i) through (xii), inclusive, or with respect to any such amounts which would have been covered by such subclauses had the amounts not been retained by the Master Servicer without being deposited in the Distribution Account under Section 4.04(b). Reimbursements made pursuant to clauses (vii),
(ix), (xi) and (xii) above will be allocated between the Loan Groups or Sub-Loan Groups, as applicable, pro rata based on the aggregate Stated Principal Balances of the Mortgage Loans in each Loan Group or Sub-Loan Group, as applicable.



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                  (c) On or before 5:00 p.m. Central time on the fifth Business
Day immediately preceding each Distribution Date the Master Servicer shall deliver to the Securities Administrator with respect to all Mortgage Loans, a report in the form of a computer readable magnetic tape (or by such other means as the Master Servicer and the Securities Administrator may agree from time to time) containing such data and information, as agreed to by the Master Servicer and the Securities Administrator such as to permit the Securities Administrator to prepare the Monthly Statement to Certificateholders and to direct the Paying Agent in writing to make the required distributions for the related Distribution Date (the "Remittance Report"). On each Distribution Date, based solely on the applicable Remittance Report, the Paying Agent shall distribute Interest Funds and Principal Funds in the Distribution Account to the Holders of the Certificates in accordance with Section 5.04(a).

         Section 4.06. The Yield Maintenance Account and the Yield Maintenance Agreements.

                  The Depositor hereby directs the Trustee to execute and deliver the Yield Maintenance Agreements on behalf of the Trust Fund and authorizes the Trustee to perform its obligations thereunder on behalf of the Trust Fund in accordance with the terms of each such Yield Maintenance Agreement. Amounts payable by the Trust Fund on the Closing Date pursuant to the Yield Maintenance Agreements shall be paid by the Sponsor. The Trustee in its individual capacity shall have no responsibility for any of the undertakings, agreements or representations with respect to the Yield Maintenance Agreements, including, without limitation, for making any payments thereunder.

                  The Paying Agent shall establish and maintain in the name of the Trustee, for the benefit of the Adjustable Rate Certificateholders, the Yield Maintenance Account as a segregated trust account. The Yield Maintenance Account will be part of the Trust but not part of any REMIC created hereunder and any payments to the Adjustable Rate Certificates of Yield Maintenance Payments will not be payments with respect to a "regular interest" in a REMIC within the meaning of Code Section 860G(a)(1). For federal income tax purposes, the Class B-IO Certificateholders shall be treated as the owners of the Yield Maintenance Account.

                  The Paying Agent will invest funds deposited in the Yield Maintenance Account as directed by the Class B-IO Certificateholders in writing in Permitted Investments with a maturity date (i) no later than the Business Day immediately preceding the date on which such funds are required to be withdrawn from the Yield Maintenance Account pursuant to this Agreement, if a Person other than the Paying Agent or an Affiliate of the Paying Agent manages or advises such Permitted Investment, or (ii) no later than the date on which such funds are required to be withdrawn from the Yield Maintenance Account pursuant to this Agreement, if the Paying Agent or an Affiliate of the Paying Agent manages or advises such Permitted Investment. If no written direction with respect to such Permitted Investment shall be received by the Paying Agent from the Class B-IO Certificateholders, then funds in the Yield Maintenance Account shall remain uninvested. All income and gain realized from investment of funds deposited in the Yield Maintenance Account shall be for the sole and exclusive benefit of the Class B-IO Certificateholders and shall be remitted by the Paying Agent to the Class B-IO Certificateholders on the next Distribution Date. The Class B-IO Certificateholders shall deposit in the Yield Maintenance Account the amount of any net loss incurred in respect of any such Permitted Investment immediately upon realization of such loss, without any right of reimbursement therefor.

                  Any Yield Maintenance Payments received by the Paying Agent from the Yield Maintenance Provider shall be deposited by the Paying Agent into the Yield Maintenance Account. On the Distribution Date immediately succeeding its receipt thereof, the Paying Agent shall distribute from the Yield Maintenance Payments on deposit in the Yield Maintenance Account in respect of the Yield Maintenance Agreements, to the Adjustable Rate Certificates, the related amounts payable to such Class



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for such Distribution Date, in the following order of priority, in each case to the extent of the related amounts available:

                  first, (i) from amounts received under the Yield Maintenance Agreement related to the Class II-A Certificates, to the Holders of each Class of Class II-A Certificates, pro rata, and (ii) from amounts received under the applicable Yield Maintenance Agreement related to the respective Class of Class II-M Certificates, to the Holders of the related Class II-M Certificates, the payment of any related Basis Risk Shortfall Carry Forward Amount for such Distribution Date, to the extent not covered by Excess Cashflow for such Distribution Date;

                  second, (i) from any remaining amounts received under the Yield Maintenance Agreement related to the Class II-A Certificates, to the Holders of each Class of Class II-A Certificates, pro rata, and (ii) from any remaining amounts received under the applicable Yield Maintenance Agreement related to the respective Class of Class II-M Certificates, to the Holders of the related Class II-M Certificates, the payment of any Current Interest and Interest Carry Forward Amount for each such Class to the extent not covered by Interest Funds or Excess Cashflow on such Distribution Date;

                  third, from any aggregate excess amounts received under all Yield Maintenance Agreements, (i) to the Holders of each Class of Class II-A Certificates, pro rata, and thereafter (ii) sequentially, to the Class II-M-1, Class II-M-2, Class II-M-3, Class II-M-4 and Class II-M-5 Certificates, in that order, to the extent not paid pursuant to clauses first or second above; and

                  fourth, from any remaining amounts, to the Holders of the Class B-IO Certificates.

         Section 4.07.     The Final Maturity Reserve Account.

                  No later than the Closing Date, the Paying Agent shall establish and maintain in the name of the Holders of the Group II Offered Certificates, the Final Maturity Reserve Account as a segregated trust account. The Final Maturity Reserve Account constitutes an "outside reserve fund" within the meaning of Treasury Regulation ss. 1.860G-2(h) and is not an asset of the REMICs. The Class B-IO Certificateholders shall be the owners of the Final Maturity Reserve Account, and for all federal tax purposes, amounts transferred by the REMICs to the Final Maturity Reserve Account shall be treated as amounts distributed by the REMICs to the Class B-IO Certificateholders. The Paying Agent shall keep records that accurately reflect the funds on deposit in the Final Maturity Reserve Account.

                  The Paying Agent will invest funds deposited in the Final Maturity Reserve Account as directed by the Class B-IO Certificateholders in writing in Permitted Investments with a maturity date (i) no later than the Business Day immediately preceding the date on which such funds are required to be withdrawn from the Final Maturity Reserve Account pursuant to this Agreement, if a Person other than the Paying Agent or an Affiliate of the Paying Agent manages or advises such Permitted Investment, or (ii) no later than the date on which such funds are required to be withdrawn from the Final Maturity Reserve Account pursuant to this Agreement, if the Paying Agent or an Affiliate of the Paying Agent manages or advises such Permitted Investment. If no written direction with respect to such Permitted Investment shall be received by the Paying Agent from the Class B-IO Certificateholders, then funds in the Final Maturity Reserve Account shall remain uninvested. All income and gain realized from investment of funds deposited in the Final Maturity Reserve Account shall be for the sole and exclusive benefit of the Class B-IO Certificateholders and shall be remitted by the Paying Agent to the Class B-IO Certificateholders on the next Distribution Date. The Class B-IO Certificateholders shall deposit in the Final Maturity Reserve Account their pro rata share of the amount of any net loss incurred in respect of any such Permitted Investment immediately upon realization of such loss, without any right of reimbursement therefor.



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

                  If, on the Distribution Date occurring in March 2017, or on any Distribution Date thereafter, any Class of Group II Offered Certificates are outstanding, and the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group II with original terms of maturity in excess of 30 years is greater than or equal to the related scheduled amount set forth in Schedule IV to this Agreement with respect to such Distribution Date, then the Securities Administrator shall deposit into the Final Maturity Reserve Account, from available funds with respect to Loan Group II for such Distribution Date, prior to any distributions to the Group II Offered Certificates, the related Coupon Strip for such Distribution Date, in accordance with the payment priority set forth in paragraph first of subsection 5.04(a)(II)(i).

                  If, on any Distribution Date occurring after the Distribution Date in March 2017, any amounts on deposit in the Final Maturity Reserve Account exceed the lesser of (i) the aggregate Certificate Principal Balance of the Group II Offered Certificates as of such date, and (ii) the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group II with original terms to maturity in excess of 30 years as of such date, an amount equal to such excess shall be shall be distributed by the Securities Administrator to the Class B-IO Certificates on such Distribution Date as a part of the Class B-IO Distribution Amount.

                  On the earlier of the Distribution Date occurring in February 2037 and the Distribution Date on which the final distribution of payments from the Mortgage Loans in Loan Group II and the other assets in the Trust with respect to Loan Group II is expected to be made, funds on deposit in the Final Maturity Reserve Account shall be distributed to the Group II Offered Certificates in the following order of priority and the Final Maturity Reserve Account shall be closed:

                  first, to each Class of Class II-A Certificates, pro rata in accordance with their outstanding Certificate Principal Balances, until the Certificate Principal Balance of each such Class is reduced to zero;

                  second, to the Class II-M-1, Class II-M-2, Class II-M-3, Class II-M-4 and Class II-M-5 Certificates, sequentially, in that order, until the Certificate Principal Balance of each such Class is reduced to zero, after giving effect to principal distributions on such Distribution Date;

                  third, to each Class of Class II-A and Class II-M Certificates, any Current Interest for each such Class remaining unpaid after giving effect to distributions of related available funds on such Distribution Date in accordance with the payment priorities set forth in Section 5.04(a)(II)(i); and

                  fourth, to the Class B-IO Certificates, any remaining amount.

         Section 4.08.     Class P Reserve Account.

                  (a) No later than the Closing Date, the Securities Administrator shall establish and maintain in the name of the Holders of the Class P Certificates, the Class P Reserve Fund as a segregated trust account. On the Closing Date, the Depositor shall deposit $100 into the Class P Reserve Account, with respect to each Class of Class P Certificates, which amount shall be transferred to the Distribution Account for distribution to the Class P Certificates, pro rata, on the initial Distribution Date. Funds on deposit in the Class P Reserve Account shall be held in trust by the Securities Administrator for the Holders of the related Class P Certificates. The Class P Reserve Account will not represent an interest in any REMIC.

                  (b) Any amount on deposit in the Class P Reserve Account shall be held uninvested. On the Business Day prior to each Distribution Date, the Securities Administrator shall withdraw the amount then on deposit in the Class P Reserve Account received in respect of Prepayment Charge Loans



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

in Loan Group I and Loan Group II, respectively, and deposit such amount into the Distribution Account to be distributed to the Holders of the related Class I-P Certificates and Class II-P Certificates in accordance with Section 5.04(a)(I)(iv) and Section 5.04(a)(II)(iv), respectively. In addition, on the earlier of (x) the Business Day prior to the Distribution Date on which all the assets of a Loan Group are repurchased as described in Section 10.01 and (y) the Business Day prior to the Distribution Date occurring in December 2010, in the case of Loan Group I, and February 2010, in the case of Loan Group II, the Securities Administrator shall withdraw the amount on deposit in the Class P Reserve Account, deposit such amount into the Distribution Account and distribute such amount to the related Class P Certificates on such Distribution Date in accordance with Section 5.04(a)(I)(iv) and Section 5.04(a)(II)(iv) and, following such withdrawal, the Class P Reserve Account shall be closed.

                  (c) The Class P Reserve Account constitutes an "outside reserve fund" within the meaning of Treasury Regulation ss. 1.860G-2(h) and is not an asset of the REMICs.


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                                   ARTICLE V.

                           DISTRIBUTIONS AND ADVANCES
                             BY THE MASTER SERVICER

         Section 5.01.     Advances.

                  Except with respect to any Simple Interest Loans, for which no Advances of principal are required to be made, if the related Servicer was required to make an Advance pursuant to the related Servicing Agreement and failed to make such Advance, in full or in part, the Master Servicer, in its capacity as successor servicer (or another appointed successor servicer, or EMC, in its capacity as successor servicer, if the defaulting servicer is WFB), will make such Advance, to the extent not otherwise paid by the related Servicer, for deposit into the Distribution Account. Each such Advance shall be remitted to the Distribution Account on or before the Master Servicer Advance Date in immediately available funds. The Master Servicer shall be obligated to make any such Advance only to the extent that such advance would not be a Nonrecoverable Advance. If the Master Servicer shall have determined that it has made a Nonrecoverable Advance or that a proposed Advance or a lesser portion of such Advance would constitute a Nonrecoverable Advance, the Master Servicer shall deliver (i) to the Securities Administrator for the benefit of the Certificateholders funds constituting the remaining portion of such Advance, if applicable, and (ii) to the Depositor, each Rating Agency, the Trustee and the Securities Administrator an Officer's Certificate setting forth the basis for such determination.

                  In lieu of making all or a portion of such Advance from its own funds, the Master Servicer may cause to be made an appropriate entry in its records relating to the Distribution Account that any Amount Held for Future Distributions has been used by the Master Servicer in discharge of its obligation to make any such Advance. Any funds so applied shall be replaced by the Master Servicer by deposit in the Distribution Account, no later than the close of business on the Business Day immediately preceding the Distribution Date on which such funds are required to be distributed pursuant to this Agreement.

                  The Master Servicer shall be entitled to be reimbursed from the Distribution Account for all Advances of its own funds made pursuant to this Section as provided in Section 4.05. The obligation to make Advances with respect to any Mortgage Loan shall continue until such Mortgage Loan is paid in full or the related Mortgaged Property or related REO Property has been liquidated or until the purchase or repurchase thereof (or substitution therefor) from the Trust Fund pursuant to any applicable provision of this Agreement, except as otherwise provided in this Section 5.01.

                  Subject to and in accordance with the provisions of Article VIII hereof, in the event of a failure by the Master Servicer to make an Advance pursuant to this Section 5.01, then the Trustee, as Successor Master Servicer, shall be obligated to make such Advance.

         Section 5.02.     Compensating Interest Payments.

                  The Master Servicer shall deposit into the Distribution Account, no later than the close of business on the Business Day immediately preceding such Distribution Date, an amount equal to the aggregate amount of Compensating Interest required to be paid by a Servicer pursuant to the related Servicing Agreement for such Distribution Date, that is not so paid by such Servicer; provided that such amount with respect to all Servicers in the aggregate, shall not exceed the Master Servicing Fee for such Distribution Date; and in case of such deposit, the Master Servicer shall not be entitled to any recovery or reimbursement in respect of any such payment.



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         Section 5.03.     REMIC Distributions.

                  On each Distribution Date the Securities Administrator, shall allocate distributions to the REMIC I Regular Interests, the REMIC II Regular Interests, the REMIC III Regular Interests and the REMIC IV Regular Interests, in accordance with Section 5.06 hereof.

         Section 5.04.     Distributions.

                  (a) On each Distribution Date, the Paying Agent will make distributions on the Certificates as follows:

                  I.       Distributions on the Group I Certificates.

                  (i) Interest and principal (as applicable) on the Certificates of each Certificate Group in Loan Group I will be distributed by the Paying Agent monthly on each Distribution Date, commencing in March 2007, in an amount equal to the Available Funds for the related Sub-Loan Group on deposit in the Distribution Account in respect of each Sub-Loan Group in Loan Group I for such Distribution Date. On each Distribution Date, the Paying Agent will withdraw from the Distribution Account the Available Funds with respect to each Sub-Loan Group in Loan Group I for such Distribution Date and apply such amounts as follows:

                  (A) On each Distribution Date, the Available Funds for Sub-Loan Group I-1 will be distributed to the Class I-A-1A Certificates, Class I-A-1B Certificates and Class I-PO Certificates as follows:

                                    first, to the Class I-A-1A and Class I-A-1B
                           Certificates, the Accrued Certificate Interest on each such Class for such Distribution Date, pro rata, based on the Accrued Certificate Interest owed to each such class; provided, however, that Accrued Certificate Interest on the Class I-A-1A and Class I-A-1B Certificates is subject to reduction in the event of certain Net Interest Shortfalls and the interest portion of Realized Losses on the Sub-Loan Group I-1 Mortgage Loans allocable thereto, as set forth in clause (iii) below and Section 5.04A;

                                    second, to the Class I-A-1 and Class I-A-1B
                           Certificates, any Accrued Certificate Interest thereon remaining undistributed from previous Distribution Dates, pro rata, based on the undistributed Accrued Certificate Interest owed to each such Class, to the extent of remaining Available Funds for Sub-Loan Group I-1;

                                    third, to the Class I-A-1 and Class I-A-1B
                           Certificates, in reduction of their Certificate Principal Balances, the Senior Optimal Principal Amount with respect to Sub-Loan Group I-1 for such Distribution Date, pro rata, based on their respective Certificate Principal Balances, to the extent of remaining Available Funds for Sub-Loan Group I-1, until each such Certificate Principal Balance has been reduced to zero;

                                    fourth, to the Class I-PO Certificates, the
                           Class I-PO Certificate Principal Distribution Amount for such Distribution Date, to the extent of remaining Available Funds for Sub-Loan Group I-1, until the Certificate Principal Balance thereof has been reduced to zero; and



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

                                    fifth, to the Class I-PO Certificates, the
                           Class I-PO Certificate Deferred Amount, to the extent of remaining Available Funds for Sub-Loan Group I-1, provided, that (i) on any Distribution Date, distributions pursuant to this priority fifth shall not exceed the excess, if any, of (x) Available Funds for Sub-Loan Group I-1 remaining after giving effect to distributions pursuant to priority first through fourth above over (y) the sum of the amount of Accrued Certificate Interest for such Distribution Date and Accrued Certificate Interest remaining undistributed from previous Distribution Dates on all classes of Group I Subordinate Certificates then outstanding, (ii) such distributions shall not reduce the Certificate Principal Balance of the Class I-PO Certificates and (iii) no distribution will be made in respect of the Class I-PO Certificate Deferred Amount on or after the Cross-over Date.

                  (B) On each distribution date, the Available Funds for Sub-Loan Group I-2 will be distributed to the Class I-A-2A and Class I-A-2B Certificates as follows:

                                    first, to the Class I-A-2A and Class I-A-2B
                           Certificates, the Accrued Certificate Interest on each such Class for such Distribution Date, pro rata, based on the Accrued Certificate Interest owed to each such Class; provided, however, that Accrued Certificate Interest on the Class I-A-2A and Class I-A-2B Certificates is subject to reduction in the event of certain Net Interest Shortfalls and the interest portion of Realized Losses on the Sub-Loan Group I-2 Mortgage Loans allocable thereto, as set forth in clause (iii) below and Section 5.04A;

                                    second, to the Class I-A-2A and Class I-A-2B
                           Certificates, any Accrued Certificate Interest on each such Class remaining undistributed from previous Distribution Dates, pro rata, based on the undistributed Accrued Certificate Interest owed to each such Class, to the extent of remaining Available Funds for Sub-Loan Group I-2; and

                                    third, to the Class I-A-2A and Class I-A-2B
                           Certificates, in reduction of their respective Certificate Principal Balances, the Senior Optimal Principal Amount with respect to Sub-Loan Group I-2 for such Distribution Date, pro rata, based on their respective Certificate Principal Balances, to the extent of remaining Available Funds for Sub-Loan Group I-2, until each such Certificate Principal Balance has been reduced to zero.

                  (C) On each distribution date, the Available Funds for Sub-Loan Group I-3 will be distributed to the Class I-A-3A, Class I-A-3B and Class I-X Certificates as follows:

                                    first, to the Class I-A-3A, Class I-A-3B and
                           Class I-X Certificates, the Accrued Certificate Interest on each such Class for such Distribution Date, pro rata, based on the Accrued Certificate Interest owed to each such Class; provided, however, that Accrued Certificate Interest on the I-A-3A, Class I-A-3B and Class I-X Certificates is subject to reduction in the event of certain Net Interest Shortfalls and the interest portion of Realized Losses on Sub-Loan Group I-3 Mortgage Loans allocable thereto, as set forth in clause (iii) below and
                           Section 5.04A;

                                    second, to the I-A-3A, Class I-A-3B and
                           Class I-X Certificates, any Accrued Certificate Interest thereon remaining undistributed from previous


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

                           Distribution Dates, pro rata, based on the undistributed Accrued Certificate Interest owed to each such Class, to the extent of remaining Available Funds for Sub-Loan Group I-3; and

                                    third, to the I-A-3A and Class I-A-3B
                           Certificates, in reduction of their respective Certificate Principal Balances, the Senior Optimal Principal Amount with respect to Sub-Loan Group I-3 for such Distribution Date, pro rata, based on their respective Certificate Principal Balances, to the extent of remaining Available Funds for Sub-Loan Group I-3, until each such Certificate Principal Balance has been reduced to zero.

                  (D) Except as provided in clauses (E) and (F) below, on each Distribution Date on or prior to the Distribution Date on which the Certificate Principal Balances of the Group I Subordinate Certificates are reduced to zero, such date being referred to herein as the Cross-Over Date, an amount equal to the remaining Available Funds for all Sub-Loan Groups in Loan Group I after the distributions set forth in clauses (A) through (C) above, will be distributed, sequentially, to the Class I-B-1, Class I-B-2, Class I-B-3, Class I-B-4, Class I-B-5 and Class I-B-6 Certificates, in that order, in each case up to an amount equal to and in the following order: (a) the Accrued Certificate Interest thereon for such Distribution Date, (b) any Accrued Certificate Interest thereon remaining undistributed from previous Distribution Dates, and (c) such Class's Allocable Share for such Distribution Date, in each case, to the extent of the remaining Available Funds for Loan Group I.

                  (E) On each Distribution Date prior to the Cross-Over Date but after the reduction of the aggregate Certificate Principal Balance of the Group I Senior Certificates (other than the Class I-X and Class I-PO Certificates) in any Certificate Group or Groups to zero, the remaining Certificate Groups will be entitled to receive in reduction of their Certificate Principal Balances, pro rata, based upon the aggregate Certificate Principal Balance of the Group I Senior Certificates in each Certificate Group immediately prior to such Distribution Date, in addition to any Principal Prepayments related to such remaining Senior Certificates' respective Sub-Loan Group allocated to such Group I Senior Certificates, 100% of the Principal Prepayments on any Mortgage Loan in the Sub-Loan Group or Groups relating to the fully paid Certificate Group or Groups. Such amounts allocated to the Group I Senior Certificates shall be treated as part of the Available Funds for the related Sub-Loan Group and distributed as part of the related Senior Optimal Principal Amount in accordance with the priorities set forth in clause third in each of clauses (A) through (C) above, in reduction of the Certificate Principal Balances thereof.

                  (F) If on any Distribution Date on which the aggregate Certificate Principal Balance of the Group I Senior Certificates (other than the Class I-X and Class I-PO Certificates) in a Certificate Group would be greater than the aggregate Stated Principal Balance of the Mortgage Loans in its related Sub-Loan Group and any Group I Subordinate Certificates are still outstanding, in each case, after giving effect to distributions to be made on such Distribution Date,
         (i) 100% of amounts otherwise allocable to the Group I Subordinate Certificates in respect of principal will be distributed to such Group I Senior Certificates in reduction of the Certificate Principal Balances thereof, until the aggregate Certificate Principal Balance of such Group I Senior Certificates is equal to the aggregate Stated Principal Balance of the Mortgage Loans in the related Sub-Loan Group, and (ii) the Accrued Certificate Interest otherwise allocable to the Group I Subordinate Certificates on such Distribution Date will be reduced and distributed to the related Group I Senior Certificates (other than the Class I-PO Certificates), to the extent of any amount due and unpaid on such Group I Senior Certificates, in an amount equal to the Accrued Certificate Interest for such Distribution Date on the excess of (x) the aggregate Certificate



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         Principal Balance of such Group I Senior Certificates over (y) the aggregate Stated Principal Balance of the Mortgage Loans in the related Sub-Loan Group. Any such reduction in the Accrued Certificate Interest on the Group I Subordinate Certificates will be allocated first to the Group I Subordinate Certificates in reverse order of their respective numerical designations, commencing with the Class I-B-6 Certificates. If there exists more than one undercollateralized Certificate Group on a Distribution Date, amounts distributable to such undercollateralized Certificate Groups pursuant to this clause will be allocated among such undercollateralized Certificate Groups, pro rata, based upon the amount by which their respective aggregate Certificate Principal Balances exceed the aggregate Stated Principal Balance of the Mortgage Loans in their respective Sub-Loan Groups.

                  (G) If, after distributions have been made pursuant to priorities first and second of clauses (A) through (C) above on any Distribution Date, the remaining Available Funds for any Sub-Loan Group in Loan Group I is less than the Senior Optimal Principal Amount for that Sub-Loan Group plus, in the case of Sub-Loan Group I-1, the Class I-PO Certificate Principal Distribution Amount, the Senior Optimal Principal Amount for that Sub-Loan Group and, in the case of Sub-Loan Group I-1, the Class I-PO Certificate Principal Distribution Amount, shall be reduced by that amount, and the remaining Available Funds for that Sub-Loan Group will be distributed as principal among the related Classes of Group I Senior Certificates (other than the Class I-X Certificates), pro rata, based on their respective Certificate Principal Balances. Notwithstanding any reduction in principal distributable to the Class I-PO Certificates pursuant to this clause, the principal balance of the Class I-PO Certificates shall be reduced not only by principal so distributed but also by the difference between
         (i) principal distributable to the Class I-PO Certificates in accordance with priority fourth of clause (A) above, and (ii) principal actually distributed to the Class I-PO Certificates after giving effect to this clause (such difference for the Class I-PO Certificates, the "Class I-PO Certificate Cash Shortfall"). The Class I-PO Certificate Cash Shortfall for the Class I-PO Certificates with respect to any Distribution Date will be added to the Class I-PO Certificate Deferred Amount.

                  (ii) No Accrued Certificate Interest will be payable with respect to any Class of Group I Certificates after the Distribution Date on which the Certificate Principal Balance or Notional Amount of such Certificate has been reduced to zero.

                  (iii) If on any Distribution Date the Available Funds for any Sub-Loan Group in Loan Group I is less than Accrued Certificate Interest on the related Group I Senior Certificates for that Distribution Date, prior to reduction for Net Interest Shortfalls and the interest portion of Realized Losses on the related Mortgage Loans allocable thereto, the shortfall will be allocated among the Holders of each Class of related Group I Senior Certificates (other than the Class I-PO Certificates) in proportion to the respective amounts of Accrued Certificate Interest for that Distribution Date that would have been allocated thereto in the absence of such Net Interest Shortfalls and/or Realized Losses for such Distribution Date. In addition, the amount of any such interest shortfalls with respect to the Mortgage Loans in the related Sub-Loan Group will constitute unpaid Accrued Certificate Interest and will be distributable to Holders of the related Group I Certificates entitled to such amounts on subsequent Distribution Dates, to the extent of the Available Funds for the related Sub-Loan Group remaining after current interest distributions as set forth in clauses
         (A) through (C) above. Any such amounts so carried forward will not bear interest. Any interest shortfalls will not be offset by a reduction in the servicing compensation of the Servicer or otherwise, except to the limited extent described in the following paragraph with respect to Prepayment Interest Shortfalls.



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

                  (iv) On each Distribution Date, all amounts transferred from the Class P Reserve Account representing Prepayment Charges in respect of the Prepayment Charge Loans in Loan Group I received during the related Prepayment Period will be withdrawn from the Distribution Account and distributed by the Paying Agent to the holders of the Class I-P Certificates and shall not be available for distribution to the holders of any other Class of Certificates

                  II.      Distributions on the Group II Certificates.

                  On each Distribution Date, an amount equal to the Interest Funds and Principal Funds for such Distribution Date shall be withdrawn by the Paying Agent from the Distribution Account and distributed as directed in accordance with the Remittance Report for such Distribution Date, in the manner set forth in clauses (i), (ii), (iii) and (iv) below:

                  (i) The Paying Agent shall apply Interest Funds for such Distribution Date as follows:

                                    first, on each Distribution Date on or after
                           the Distribution Date in March 2017, if applicable, to the Final Maturity Reserve Account, an amount equal to the coupon strip for such Distribution Date;

                                    second, from remaining Interest Funds, to
                           each Class of Class II-A Certificates, Current Interest and then any Interest Carry Forward Amount for each such Class, pro rata, based on the amounts of Current Interest and Interest Carry Forward Amount, as applicable, due to each such Class;

                                    third, from remaining Interest Funds, to the
                           Class II-M-1 Certificates, the Class II-M-2
                           Certificates, the Class II-M-3 Certificates, the Class II-M-4 Certificates and the Class II-M-5 Certificates, sequentially, in that order, Current Interest for each such Class;

                                    fourth, any Excess Spread, to the extent
                           necessary to meet a level of overcollateralization equal to the Specified Overcollateralization Amount, will be the Extra Principal Distribution Amount and will be included as part of the Principal Distribution Amount; and

                                    fifth, any Remaining Excess Spread will be
                           added to any Excess Overcollateralization Amount and will be included in Excess Cashflow and applied as described under clause (iii), below.

                  On any Distribution Date, any shortfalls on Mortgage Loans in Loan Group II resulting from the application of the Relief Act or similar state laws, and any Prepayment Interest Shortfalls to the extent not covered by Compensating Interest will be allocated, first, in reduction of amounts otherwise distributable to the Class B-IO Certificates and Residual Certificates, and thereafter, to the Current Interest payable to the Group II Certificates on such Distribution Date, on a pro rata basis, based on the respective amounts of interest accrued on such Certificates for such Distribution Date. The Holders of the Group II Certificates will not be entitled to reimbursement for any such interest shortfalls.

                  (ii) The Paying Agent shall apply the Principal Distribution Amount for such Distribution Date as follows:



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

                           (A) For each Distribution Date (i) prior to the Stepdown Date or (ii) on which a Trigger Event is in effect:

                                    first, concurrently, to the Class II-A-1
                           Certificates and the Class II-A-2 Certificates, pro rata, in accordance with their respective Certificate Principal Balances, in each case until the Certificate Principal Balance of each such Class is reduced to zero;

                                    second, to the Class II-M-1 Certificates,
                           any remaining Principal Distribution Amount until the Certificate Principal Balance thereof is reduced to zero;

                                    third, to the Class II-M-2 Certificates, any
                           remaining Principal Distribution Amount until the Certificate Principal Balance thereof is reduced to zero;

                                    fourth, to the Class II-M-3 Certificates,
                           any remaining Principal Distribution Amount until the Certificate Principal Balance thereof is reduced to zero;

                                    fifth, to the Class II-M-4 Certificates, any
                           remaining Principal Distribution Amount until the Certificate Principal Balance thereof is reduced to zero; and

                                    sixth, to the Class II-M-5 Certificates, any
                           remaining Principal Distribution Amount until the Certificate Principal Balance thereof is reduced to zero.

                           (B) For each Distribution Date on or after the Stepdown Date, so long as a Trigger Event is not in effect:

                                    first, concurrently, to the Class II-A-1
                           Certificates and the Class II-A-2 Certificates, pro rata, in accordance with their respective Certificate Principal Balances, the Class II-A Principal Distribution Amount, in each case until the Certificate Principal Balance of each such Class is reduced to zero;

                                    second, to the Class II-M-1 Certificates,
                           from any remaining Principal Distribution Amount, the Class II-M-1 Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero;

                                    third, to the Class II-M-2 Certificates,
                           from any remaining Principal Distribution Amount, the Class II-M-2 Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero; and

                                    fourth, to the Class II-M-3 Certificates,
                           from any remaining Principal Distribution Amount, the Class II-M-3 Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero;

                                    fifth, to the Class II-M-4 Certificates,
                           from any remaining Principal Distribution Amount, the Class II-M-4 Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero; and



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

                                    sixth, to the Class II-M-5 Certificates,
                           from any remaining Principal Distribution Amount, the Class II-M-5 Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero.

                  (iii) The Paying Agent shall apply the sum of any Excess Cashflow on each Distribution Date as follows:

                                    first, to each Class of Class II-A
                           Certificates, any unpaid Interest Carry Forward Amount for each such Class of Certificates and Distribution Date, pro rata, to the extent not paid pursuant to paragraph second of clause (i) above;

                                    second, from the sum of any remaining Excess
                           Cashflow, to the Class II-A-1 Certificates and the Class II-A-2 Certificates, sequentially, in that order, an amount equal to any Unpaid Applied Realized Loss Amount for each such Class and Distribution Date;

                                    third, from the sum of any remaining Excess
                           Cashflow, to the Class II-M-1 Certificates, Class II-M-2 Certificates, Class II-M-3 Certificates, Class II-M-4 Certificates and Class II-M-5 Certificates, sequentially, in that order, an amount equal to any Interest Carry Forward Amount for each such Class and Distribution Date;

                                    fourth, from the sum of any remaining Excess
                           Cashflow, to the Basis Risk Reserve Fund, and therefrom to each Class of Class II-A Certificates, pro rata, any Basis Risk Shortfall Carry Forward Amount for each such Class and Distribution Date;

                                    fifth, from the sum of any remaining Excess
                           Cashflow, to the Basis Risk Reserve Fund, and therefrom to the Class II-M-1 Certificates, Class II-M-2 Certificates, Class II-M-3 Certificates, the Class II-M-4 Certificates and the Class II-M-5 Certificates, sequentially, in that order, an amount equal to any Basis Risk Shortfall Carry Forward Amount for each such Class and Distribution Date;

                                    sixth, from the sum of any remaining Excess
                           Cashflow, first to each Class of Class II-A
                           Certificates, pro rata, and then to Class II-M-1 Certificates, Class II-M-2 Certificates, Class II-M-3 Certificates, Class II-M-4 Certificates and Class II-M-5 Certificates, sequentially, in that order, such respective Certificates' allocated share of any Prepayment Interest Shortfalls to the extent not covered by Compensating Interest and any shortfalls resulting from the application of the Relief Act or similar state laws, in each case without interest accrued thereon;

                                    seventh, from the sum of any remaining
                           Excess Cashflow, to the Class B-IO Certificates, the Class B-IO Distribution Amount; and

                                    eighth, any remaining amounts to the
                           Residual Certificates, based on the related REMIC in which such amounts remain.

                  (iv) On each Distribution Date, all amounts transferred from the Class P Reserve Account representing Prepayment Charges in respect of the Prepayment Charge Loans in Loan Group II received during the related Prepayment Period will be withdrawn from the Distribution

         Account and distributed by the Paying Agent to the Holders of the Class II-P Certificates and shall not be available for distribution to the Holders of any other Class of Group II Certificates.

                  (b) Subject to Section 10.02 hereof respecting the final distribution, on each Distribution Date the Paying Agent shall make distributions to each Certificateholder of record on the preceding Record Date either by wire transfer in immediately available funds to the account of such holder at a bank or other entity having appropriate facilities therefor, if such Holder has so notified the Paying Agent at least five (5) Business Days prior to the related Record Date or, if not, by check mailed by first class mail to such Certificateholder at the address of such holder appearing in the Certificate Register. Notwithstanding the foregoing, but subject to Section 10.02 hereof respecting the final distribution, distributions with respect to Certificates registered in the name of a Depository shall be made to such Depository in immediately available funds.

                  (c) The Securities Administrator shall deliver a Remittance Report to the Paying Agent on or before 2:00 p.m. Eastern time on the Business Day immediately preceding each Distribution Date.

         Section 5.04A.    Allocation of Realized Losses.

                  I.       Allocation of Realized Losses on the Group I
                           Certificates.

                  (a) The applicable Non-PO Percentage of any Realized Losses with respect to the Mortgage Loans in Loan Group I shall be applied on Distribution Date after the distributions provided for in Section 5.04 in each reduction of the Certificate Principal Balance of the Class or Classes of Certificates as follows:

                           first, to the Class I-B-6 Certificates, until the
                  Certificate Principal Balance of such Class has been reduced to zero;

                           second, to the Class I-B-5 Certificates, until the
                  Certificate Principal Balance of such Class has been reduced to zero;

                           third, to the Class I-B-4 Certificates, until the
                  Certificate Principal Balance of such Class has been reduced to zero;

                           fourth, to the Class I-B-3 Certificates, until the
                  Certificate Principal Balance of such Class has been reduced to zero;

                           fifth, to the Class I-B-2 Certificates, until the
                  Certificate Principal Balance of such Class has been reduced to zero;

                           sixth, to the Class I-B-1 Certificates, until the
                  Certificate Principal Balance of such Class has been reduced to zero;

                           seventh, to the Group I Senior Certificates (other
                  than the Class I-X and Class I-PO Certificates), as follows:

                           (i) the applicable Non-PO Percentage of any Realized Losses with respect to Sub-Loan Group I-1 will be allocated to the Class I-A-1B Certificates and Class I-A-1A Certificates, sequentially, in that order, in each case until the Certificate Principal Balance of each such Class has been reduced to zero;

                           (ii) the applicable Non-PO Percentage of any Realized Losses with respect to Sub-Loan Group I-2 will be allocated to the Class I-A-2B Certificates and Class I-A-2A Certificates, sequentially, in that order, in each case until the Certificate Principal Balance of each such Class has been reduced to zero;

                           (iii) the applicable Non-PO Percentage of any Realized Losses with respect to Sub-Loan Group I-3 will be allocated to the Class I-A-3B Certificates and Class I-A-3A Certificates, sequentially, in that order, in each case until the Certificate Principal Balance of each such Class has been reduced to zero.

                  (b) Notwithstanding the foregoing clause (a), no reduction of the Certificate Principal Balance on a Distribution Date of any Class of (i) Group I Subordinate Certificates will be made on any Distribution Date on account of Realized Losses on the Mortgage Loans in Loan Group I to the extent that such allocation would result in the reduction of the aggregate Certificate Principal Balances of all Group I Certificates as of such Distribution Date, after giving effect to all distributions and prior allocations of Realized Losses on the Mortgage Loans in Loan Group I on such date, to an amount less than the aggregate Stated Principal Balance of all of the Mortgage Loans in Loan Group I as of the first day of the month of such Distribution Date and (ii) Group I Senior Certificates of a Certificate Group will be made on any Distribution Date on account of Realized Losses in the related Sub-Loan Group to the extent that such reduction would have the effect of reducing the Certificate Principal Balance of such Certificate Group as of such Distribution Date to an amount less than the Stated Principal Balances of the Mortgage Loans in the related Sub-Loan Group in Loan Group I as of the related Due Date. The limitation described in clauses (i) and (ii) above is referred to herein as the "Loss Allocation Limitation".

                  (c) On any distribution date, the PO Percentage of any Realized Loss on a Discount Mortgage Loan in Loan Group I and any Class I-PO Certificate Cash Shortfall will be allocated to the Class I-PO Certificates until the Certificate Principal Balance thereof is reduced to zero. The amount of any Realized Loss allocated to the Class I-PO Certificates on or before the Cross-Over Date and any Class I-PO Certificate Cash Shortfall will be treated as a Class I-PO Certificate Deferred Amount. To the extent funds are available on the Distribution Date or on any future Distribution Date from amounts that would otherwise be allocable from Available Funds for the Subordinate Optimal Principal Amount, Class I-PO Certificate Deferred Amounts will be paid on the Class I-PO certificates before distributions of principal on the Group I Subordinated Certificates. Any distribution of Available Funds in respect of unpaid Class I-PO Certificate Deferred Amounts will not further reduce the Certificate Principal Balance of the Class I-PO certificates. The Class I-PO Certificate Deferred Amounts will not bear interest. The Certificate Principal Balance of the Class of Group I Subordinated Certificates then outstanding with the lowest payment priority will be reduced by the amount of any payments in respect of Class I-PO Certificate Deferred Amounts. After the Cross-Over Date, no new Class I-PO Certificate Deferred Amounts will be created.

                  (d) If a Servicer or the Master Servicer receives a Subsequent Recovery with respect to Loan Group I in a Prepayment Period, it will be distributed on the following Distribution Date in accordance with the priorities described under Section 5.04(a)(I). Additionally, the Certificate Principal Balance of each Class of Group I Certificates that had been reduced by the allocation of a Realized Loss will be increased, in order of seniority, by the amount of such Subsequent Recovery, but not by more than the amount of Realized Losses previously allocated to that Class of Certificates pursuant to this Section

5.04A. Holders of such Certificates will not be entitled to any payment in respect of Current Interest on the amount of such increases for an Accrual Period preceding the Distribution Date on which such increase occurs.

                  II.      Allocation of Realized Losses on the Group II
                           Certificates.

                  Any Realized Losses with respect to the Mortgage Loans in Loan Group II shall be applied on each Distribution Date after the distributions provided for in Section 5.04 in reduction of the Certificate Principal Balance of the Class or Classes of Group II Certificates as provided in the definition of Applied Realized Loss Amount.

                  Any amounts distributed to the Class of Group II Offered Certificates in respect of any Unpaid Applied Realized Loss Amount will not be applied to reduce the Certificate Principal Balance of such Class.

                  If a Servicer or the Master Servicer receives a Subsequent Recovery with respect to Loan Group II in a Prepayment Period, it will be distributed on the following Distribution Date in accordance with the priorities described under Section 5.04(a)(II). Additionally, the Certificate Principal Balance of each Class of Group II Offered Certificates that had been reduced by the allocation of a Realized Loss will be increased, in order of seniority, by the amount of such Subsequent Recovery, but not in excess of the Unpaid Applied Realized Loss Amount for such Class immediately prior to that Distribution Date. Holders of such Certificates will not be entitled to any payment in respect of Current Interest on the amount of such increases for an Accrual Period preceding the Distribution Date on which such increase occurs.

         Section 5.05.     Monthly Statements to Certificateholders.

                  (a) Not later than each Distribution Date, the Securities Administrator shall prepare and make available to each Holder of Certificates, the Trustee, the Rating Agencies, the Master Servicer, each Servicer and the Depositor, a statement setting forth for the Certificates, with respect to each Sub-Loan Group in a Loan Group, as applicable:

                  (i) the applicable Accrual Periods for calculating distributions and general Distribution Dates;

                  (ii) total cash flows received and the general sources thereof;

                  (iii) the related amount of the Master Servicing Fees paid to or retained by the Master Servicer and the Servicing Fees paid to or retained by each Servicer for the related Due Period;

                  (iv) the amount of the related distribution to Holders of each Class allocable to principal, separately identifying (A) the aggregate amount of any Principal Prepayments included therein, (B) the aggregate of all Scheduled Payments (except with respect to any Simple Interest Loans) of principal included therein (and with respect to any Simple Interest Loans, the amount of principal actually received included therein), and (C) the Extra Principal Distribution Amount included therein (if any);

                  (v) the amount of such distribution to Holders of each Class allocable to interest and the portion thereof, if any, provided by the Yield Maintenance Agreements;



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

                  (vi) any Interest Carry Forward Amounts, and any Basis Risk Carry Forward Amounts for each Class of Adjustable Rate Certificates (if any);

                  (vii) the Certificate Principal Balance or the Notional Amount, as applicable, of the Offered Certificates before and after giving effect to all distributions of principal and allocation of the applicable Realized Losses for such Distribution Date and the allocation of any Subsequent Recoveries to increase the Certificate Principal Balance for such Distribution Date and the aggregate Certificate Principal Balance or the Notional Amount, as applicable, of the Offered Certificates after all such distributions and allocations;

                  (viii) the number and aggregate of the Stated Principal Balances of the Mortgage Loans on the related Due Date;

                  (ix) the Pass-Through Rate for each Class of Offered Certificates with respect to the current Accrual Period, and, if applicable, whether such Pass-Through Rate was limited by the Interest Rate Cap;

                  (x) the amount of Advances included in the distribution on such Distribution Date (including the general purpose of such Advances);

                  (xi) the number and Stated Principal Balance of any Mortgage Loans that were (a) Delinquent (exclusive of Mortgage Loans in foreclosure or that became Liquidated Mortgage Loans during the preceding calendar month) under the OTS method of calculation, (1) one scheduled payment, (2) two Scheduled Payments, and (3) three or more Scheduled Payments, and (b) for which foreclosure proceedings have been commenced, in each case as of the end of the preceding calendar month;

                  (xii) with respect to any Mortgage Loan that was liquidated during the preceding calendar month, the loan number and Stated Principal Balance of, and Realized Loss on, such Mortgage Loan as of the end of the preceding calendar month;

                  (xiii) the total number and principal balance of any real estate owned, or REO, properties as of the end of the preceding calendar month;

                  (xiv) the cumulative amount of Realized Losses for each applicable Class of Offered Certificates after giving effect to the distribution of principal (including Subsequent Recoveries) and allocation of Realized Losses;

                  (xv) the six-month rolling average of the percent equivalent of a fraction, the numerator of which is the aggregate Stated Principal Balance of the Mortgage Loans that are 60 days or more delinquent or are in bankruptcy or foreclosure or are REO properties, and the denominator of which is the Stated Principal Balances of all of the Mortgage Loans;

                  (xvi) unless otherwise previously reported on Form 10-D, any material modifications, extensions or waivers to Mortgage Loan terms, fees, penalties or payments during the related Due Period or that have become material over time;

                  (xvii) the Realized Losses during the related Realized Loss Period and the cumulative Realized Losses through the end of the related Realized Loss Period;

                  (xviii) the amount of any Subsequent Recovery for such Distribution Date and the amount by which the Certificate Principal Balance of each Class of Offered Certificates was increased as a result thereof; and

                  (xix) the amount of the distribution made on such Distribution Date to the Holders of the Class P Certificates allocable to Prepayment Charges on the Prepayment Charge Loans.

                  The Securities Administrator may make the foregoing monthly statement (and, at its option, any additional files containing the same information in an alternative format) available each month to Certificateholders via the Securities Administrator's internet website. The Securities Administrator's internet website shall initially be located at "www.ctslink.com". Assistance in using the Securities Administrator's website can be obtained by calling the Securities Administrator's customer service desk at (301) 815-6600. Parties that are unable to use the above distribution options are entitled to have a paper copy mailed to them via first class mail by calling the Securities Administrator's customer service desk and indicating such. The Securities Administrator may change the way monthly statements are distributed in order to make such distributions more convenient or more accessible to the above parties.

                  (b) The Securities Administrator's responsibility for making the above information available to the Certificateholders is limited to the availability, timeliness and accuracy of the information derived from the Master Servicer and the Servicers.

                  (c) Within a reasonable period of time after the end of each calendar year, the Securities Administrator will prepare and provide to EMC and, upon request, to each Person who at any time during the calendar year was a Certificateholder, a statement containing the information set forth in clauses
(a)(i) and (a)(ii) of this Section 5.05 aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Securities Administrator shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Securities Administrator pursuant to any requirements of the Code as from time to time in effect.

                  (d) Upon filing with the Internal Revenue Service, the Securities Administrator shall furnish to the Holders of the Residual Certificates the applicable Form 1066 and each applicable Form 1066Q and shall respond promptly to written requests made not more frequently than quarterly by any Holder of a Residual Certificate with respect to the following matters:

                  (i) The original projected principal and interest cash flows on the Closing Date on each Class of regular and residual interests created hereunder and on the Mortgage Loans, based on the Prepayment Assumption;

                  (ii) The projected remaining principal and interest cash flows as of the end of any calendar quarter with respect to each Class of regular and residual interests created hereunder and the Mortgage Loans, based on the Prepayment Assumption;

                  (iii) The applicable Prepayment Assumption and any interest rate assumptions used in determining the projected principal and interest cash flows described above;

                  (iv) The original issue discount (or, in the case of the Mortgage Loans, market discount) or premium accrued or amortized through the end of such calendar quarter with respect to each Class of regular or residual interests created hereunder and to the Mortgage Loans, together with each constant yield to maturity used in computing the same;

                  (v) The treatment of losses realized with respect to the Mortgage Loans or the regular interests created hereunder, including the timing and amount of any cancellation of indebtedness income of a REMIC with respect to such regular interests or bad debt deductions claimed with respect to the Mortgage Loans;

                  (vi) The amount and timing of any non-interest expenses of a REMIC; and

                  (vii) Any taxes (including penalties and interest) imposed on the REMIC, including, without limitation, taxes on "prohibited transactions," "contributions" or "net income from foreclosure property" or state or local income or franchise taxes.

                  The information pursuant to clauses (i), (ii), (iii) and (iv) above shall be provided by the Depositor pursuant to Section 9.12.

         Section 5.06.     REMIC Designations and Allocations.

                  (a) The Securities Administrator shall elect that each of REMIC I, REMIC II, REMIC III and REMIC IV shall be treated as a REMIC under
Section 860D of the Code. Any inconsistencies or ambiguities in this Agreement or in the administration of this Agreement shall be resolved in a manner that preserves the validity of such REMIC elections. The assets of REMIC I shall include the Mortgage Loans and all interest owing in respect of and principal due thereon, the Distribution Account, any REO Property, and any proceeds of the foregoing.

                  (b) (i) REMIC I will be evidenced by (x) the REMIC I Regular Interests (designated below), which will be uncertificated and non-transferable and are hereby designated as the "regular interests" in REMIC I and have the principal balances and accrue interest at the Pass-Through Rates equal to those set forth in this Section 5.06(b)(i) and (y) the Class R-I Certificate, which is hereby designated as the single "residual interest" in REMIC I.

                  Distributions of principal shall be deemed to be made from amounts received on the related Mortgage Loans in Loan Group I, to the REMIC I Regular Interests in any Sub-Loan Group in Loan Group I, first, so as to keep the Uncertificated Principal Balance of each such REMIC I Regular Interest ending with the designation "B" equal to 0.01% of the aggregate Stated Principal Balance of the Mortgage Loans in the related Sub-Loan Group in Loan Group I; second, to each REMIC I Regular Interest ending with the designation "A," so that the Uncertificated Principal Balance of each such REMIC I Regular Interest is equal to 0.01% of the excess of (x) the aggregate Stated Principal Balance of the Mortgage Loans in the related Sub-Loan Group in Loan Group I over (y) the Current Principal Amount of the related Group I Senior Certificates in the related Sub-Loan Group in Loan Group I (except that if any such excess is a larger number than in the preceding distribution period, the least amount of principal shall be distributed to such REMIC I Regular Interests such that the REMIC I Subordinated Balance Ratio is maintained); and third, any such remaining principal to REMIC I Regular Interest I-ZZZ. Realized Losses shall be applied after all distributions have been made on each Distribution Date first, so as to keep the Uncertificated Principal Balance of each REMIC I Regular Interest in any Sub-Loan Group in Loan Group I ending with the designation "B" equal to 0.01% of the aggregate Stated Principal Balance of the Mortgage Loans in the related Sub-Loan Group in Loan Group I; second, to each REMIC I Regular Interest in any Sub-Loan Group in Loan Group I ending with the designation "A," so that the Uncertificated Principal Balance of each such REMIC II Regular Interest is equal to 0.01% of the excess of (x) the aggregate Stated Principal Balance of the Mortgage Loans in the related Sub-Loan Group in Loan Group I over (y) the Current Principal Amount of the related Group I Senior Certificates in the related Sub-Loan Group (except that if any such excess is a larger number than in the preceding distribution period, the least amount of Realized Losses shall be applied to such REMIC I Regular

Interests such that the REMIC I Subordinated Balance Ratio is maintained); and third, any remaining Realized Losses shall be allocated to REMIC II Regular Interest I-ZZZ.

                  Interest from the Mortgage Loans in Loan Group II that is allocable to payments of principal on the Group II Certificates (the "Turbo Amount") will not be paid directly as principal to the REMIC I Regular Interests, but instead a portion of the interest otherwise payable with respect to the Class I-Q REMIC I Regular Interest which equals 0.1% of the Turbo Amount will be payable as a reduction of the principal balances of the Class II-A-1, Class II-A-2, Class II-M-1, Class II-M-2, Class II-M-3, Class II-M-4 and Class II-M-5 REMIC I Regular Interests in the same proportions that the Turbo Amount is allocated among the respective Classes of Certificates with the corresponding designations, and will be accrued and added to principal on the Class II-Q REMIC I Regular Interest.

                  Principal payments on the Mortgage Loans in Loan Group II held by REMIC I shall be allocated 0.1% to the Class II-A-1, Class II-A-2, Class II-M-1, Class II-M-2, Class II-M-3, Class II-M-4 and Class II-M-5 REMIC I Regular Interests. The remaining 99.9% shall be allocated to Class II-Q REMIC I Regular Interest. The aggregate amount of principal allocated to the Class II-A-1, Class II-A-2, Class II-M-1, Class II-M-2, Class II-M-3, Class II-M-4 and Class II-M-5 REMIC I Regular Interests shall be apportioned among such Classes in the same proportions as principal is payable with respect to the respective Classes of Certificates with the corresponding designations. Notwithstanding the above, principal payments on REMIC I Regular Interests that are attributable to an Excess Overcollateralization Amount shall be allocated to the Class II-Q REMIC I Regular Interest. Realized losses shall be applied such that after all distributions have been made on such Distribution Date (i) the principal balances of the Class II-A-1, Class II-A-2, Class II-M-1, Class II-M-2, Class II-M-3, Class II-M-4 and Class II-M-5 REMIC I Regular Interests are each 0.1% of the principal balances of the respective Classes of Certificates with the corresponding designations, and (ii) the principal balance of the Class II-Q REMIC I Regular Interest is equal to the principal balance of the Mortgage Loans in Loan Group II, less an amount equal to 0.1% of the aggregate Certificate Principal Balances of the Class II-A-1, Class II-A-2, Class II-M-1, Class II-M-2, Class II-M-3, Class II-M-4 and Class II-M-5 Certificates.

                  The REMIC I Regular Interests and the Class R-I Certificate will have the following designations, initial balances and pass-through rates:

                                                                    Pass-
          REMIC I                    Initial Principal             Through        Related Sub-Loan Group/
         Interests                        Balance                   Rate                   Group
         ---------                        -------                   ----                   -----
            I-1A                $               694.84               (1)        Sub-Loan Group I-1
            I-1B                $             4,510.99               (2)        Sub-Loan Group I-1
            I-2A                $               527.97               (1)        Sub-Loan Group I-2
            I-2B                $             3,289.57               (3)        Sub-Loan Group I-2
            I-3A                $             1,117.18               (1)        Sub-Loan Group I-3
            I-3B                $             6,960.98               (4)        Sub-Loan Group I-3
           I-ZZZ                $       147,598,281.47               (1)        N/A

                                                                                        Allocation
                                                                                            of
                                                                                         Interest
           II-A-1               $ 137,696.00                         (5)             (6),(7)
           II-A-2               $ 34,424.00                          (5)             (6),(7)
           II-M-1               $ 4,776.00                           (5)             (6),(7)
           II-M-2               $ 4,471.00                           (5)             (6),(7)
           II-M-3               $ 7,418.00                           (5)             (6),(7)
           II-M-4               $ 5,284.00                           (5)             (6),(7)


                                                    104

           II-M-5               $ 2,032.00                           (5)             (6),(7)
            II-Q                $ 203,025,523.00                     (5)             (6),(7)
            I-P                                 N/A            N/A (8)          Group I
            II-P                                N/A            N/A (9)          Group II
         Class R-I                               $0            N/A              N/A

         (1) The weighted average of the Net Rates of the Mortgage Loans (as of the second preceding Due Date) as adjusted (to the extent applicable) to an effective rate reflecting the accrual of interest on an actual/360 basis, weighted on the basis of the respective Stated Principal Balance of each such Mortgage Loan as of the beginning of the Due Period immediately preceding the related Distribution Date.

         (2) The weighted average of the Net Rates of the Sub-Loan Group I-1 Mortgage Loans (as of the second preceding Due Date) as adjusted (to the extent applicable) to an effective rate reflecting the accrual of interest on an actual/360 basis, weighted on the basis of the respective Stated Principal Balance of each such Mortgage Loan as of the beginning of the Due Period immediately preceding the related Distribution Date.

         (3) The weighted average of the Net Rates of the Sub-Loan Group I-2 Mortgage Loans (as of the second preceding Due Date) as adjusted (to the extent applicable) to an effective rate reflecting the accrual of interest on an actual/360 basis, weighted on the basis of the respective Stated Principal Balance of each such Mortgage Loan as of the beginning of the Due Period immediately preceding the related Distribution Date.

         (4) The weighted average of the Net Rates of the Sub-Loan Group I-3 Mortgage Loans (as of the second preceding Due Date) as adjusted (to the extent applicable) to an effective rate reflecting the accrual of interest on an actual/360 basis, weighted on the basis of the respective Stated Principal Balance of each such Mortgage Loan as of the beginning of the Due Period immediately preceding the related Distribution Date.

         (5) The weighted average of the Net Mortgage Rates of the Mortgage Loans in Loan Group II (as of the second preceding Due Date), weighted on the basis of the respective Stated Principal Balance of each such Mortgage Loan as of the beginning of the Due Period immediately preceding the related Distribution Date.

         (6) Except as provided in note (7) below, interest with respect to this REMIC I Regular Interest will be allocated among the Class II-A-1 Class II-A-2, Class II-M-1, Class II-M-2, Class II-M-3, Class II-M-4, and Class II-M-5 Certificates in the same proportion as interest is payable with respect to those Certificates.

         (7) Any interest with respect to this REMIC I Regular Interest -- in excess of the product of (i) 1,000 times the weighted average coupon of the Class II-A-1 Class II-A-2, Class II-M-1, Class II-M-2, Class II-M-3, Class II-M-4, Class II-M-5 and Class II-Q REMIC I Regular Interests, where each of the Class II-A-1 Class II-A-2, Class II-M-1, Class II-M-2, Class II-M-3, Class II-M-4, and Class II-M-5 REMIC I Regular Interests is first subject to a cap and floor equal to the Pass-Through Rates of the Class II-A-1 Class II-A-2, Class II-M-1, Class II-M-2, Class II-M-3, Class II-M-4, and Class II-M-5 Certificates, respectively, and the Class II-Q REMIC I Regular Interest is subject to a cap equal to 0%, and (ii) the principal balance of this REMIC I Regular Interest, will be allocated to the Class B-IO Certificates. In addition, an amount equal to the Initial Overcollateralization Amount shall be allocated to the Class B-IO Certificates on the first Distribution Date. The Class B-IO Certificates shall be subordinated to the extent provided in Section 6.01.

         (8) This interest will not bear any interest, but will be entitled to receive 100% of any prepayment charges on the Mortgage Loans in Loan Group I serviced by EMC Mortgage Corporation, to the extent not retained by EMC Mortgage Corporation as servicer in accordance with the terms of the Servicing Agreement. This interest will not represent an interest in any REMIC; it will instead represent an interest in the Trust constituted by this Agreement to receive such prepayment charges.

         (9) This interest will not bear any interest, but will be entitled to receive 100% of any prepayment charges on the Mortgage Loans in Loan Group II serviced by EMC Mortgage Corporation, to the extent not retained by EMC Mortgage Corporation as servicer in accordance with the terms of the Servicing Agreement. This interest will not represent an interest in any REMIC; it will instead represent an interest in the Trust constituted by this Agreement to receive such prepayment charges.

                           (ii) REMIC II will be evidenced by (x) the REMIC II Regular Interests (designated below), which will be uncertificated and non-transferable and are hereby designated as the "regular interests" in REMIC II and have the principal balances and accrue interest at the Pass-Through Rates equal to those set forth in this Section 5.06(b)(ii) and (y) the Class R-II Certificate, which is hereby designated as the single "residual interest" in REMIC II.

                  The REMIC II Regular Interests and the Class R-II Certificate will have the following designations, initial balances and pass-through rates:

REMIC II Interest     Initial Balance            Pass-Through Rate     Related Sub-Loan Group/
                                                                       Group
        I-A-1A              $34,526,000          (1)                   Sub-Loan Group I-1
        I-A-1B               $1,819,000          (1)                   Sub-Loan Group I-1
        I-A-2A              $26,234,000          (2)                   Sub-Loan Group I-2
        I-A-2B               $1,382,000          (2)                   Sub-Loan Group I-2
        I-A-3A              $55,514,000          (3)                   Sub-Loan Group I-3
        I-A-3B               $2,924,000          (3)                   Sub-Loan Group I-3
        I-B-1                $8,192,000          (4)                   Group I
        I-B-2                $4,946,000          (4)                   Group I
        I-B-3                $2,878,000          (4)                   Group I
        I-B-4                $2,435,000          (4)                   Group I
        I-B-5                $1,551,000          (4)                   Group I
        I-B-6                $3,397,968          (4)                   Group I
        II-A-1             $137,696,000          (5)                   Group II
        II-A-2              $34,424,000          (5)                   Group II
        II-M-1               $4,776,000          (5)                   Group II
        II-M-2               $4,471,000          (5)                   Group II
        II-M-3               $7,418,000          (5)                   Group II
        II-M-4               $5,284,000          (5)                   Group II
        II-M-5               $2,032,000          (5)                   Group II
        I-P                        $100          N/A (6)               Group I
        II-P                       $100          N/A (7)               Group II
        I-PO                 $1,816,415          N/A                   Sub-Loan Group I-1
        R-II                         $0          N/A                   N/A

         (1) The weighted average of the Net Rates of the Sub-Loan Group I-1 Mortgage Loans (as of the second preceding Due Date), weighted on the basis of the respective Stated Principal Balance of each such Mortgage Loan as of the beginning of the Due Period immediately preceding the related Distribution Date.

         (2) The weighted average of the Net Rates of the Sub-Loan Group I-2 Mortgage Loans (as of the second preceding Due Date), weighted on the basis of the respective Stated Principal Balance of each such Mortgage Loan as of the beginning of the Due Period immediately preceding the related Distribution Date.

         (3) The weighted average of the Net Rates of the Sub-Loan Group I-3 Mortgage Loans (as of the second preceding Due Date), weighted on the basis of the respective Stated Principal Balance of each such Mortgage Loan as of the beginning of the Due Period immediately preceding the related Distribution Date.

         (4) A variable Pass-Through Rate equal to the weighted average of the Pass-Through Rates on REMIC I Regular Interests 1A, 2A and 3A, weighted on the basis of the Uncertificated Principal Balance of each such REMIC I Regular Interest immediately preceding the related Distribution Date, provided that for purposes of that weighted average, the Pass-Through Rate of each such REMIC I Regular Interest shall be subject to a cap and a floor equal to the Pass-Through Rate of the REMIC I Regular Interest from the related Group ending with the designation "B".

         (5) The weighted average of the Net Rates of the Mortgage Loans in Loan Group II (as of the second preceding Due Date), weighted on the basis of the respective Stated Principal Balance of each such Mortgage Loan as of the beginning of the Due Period immediately preceding the related Distribution Date.

         (6) This interest will not bear any interest, but will be entitled to receive 100% of any prepayment charges on the Mortgage Loans in Loan Group I serviced by EMC Mortgage Corporation, to the extent not retained by EMC Mortgage Corporation as servicer in accordance with the terms of the Servicing Agreement. This interest will not represent an interest in any REMIC; it will instead represent an interest in the Trust constituted by this Agreement to receive such prepayment charges.

         (7) This interest will not bear any interest, but will be entitled to receive 100% of any prepayment charges on the Mortgage Loans in Loan Group II serviced by EMC Mortgage Corporation, to the extent not retained by EMC Mortgage Corporation as servicer in accordance with the terms of the Servicing Agreement. This interest will not represent an interest in any REMIC; it will instead represent an interest in the Trust constituted by this Agreement to receive such prepayment charges.

         Principal shall be payable to, and shortfalls, losses and prepayments are allocable to, the REMIC II Regular Interests as such amounts are payable and allocable to the Certificates with the corresponding designations.

                  (iii) The Certificates designated in Section 6.01(a), below (other than the Residual Certificates) are hereby designated as "regular interests" with respect to REMIC III (the "REMIC III Regular Interests") and the Class R-III Certificate is hereby designated as the single "residual interest" with respect to REMIC III. On each Distribution Date, amounts, if any, remaining in REMIC III after payments of interest and principal as designated herein shall be distributed to the Class R-III Certificate. The terms of the REMIC III Regular Interests are set out in Section 5.04. The designations, initial principal amounts and Pass-Through Rates of the REMIC III Regular Interests are set out in Section 6.01.

                  (iv) REMIC IV will be evidenced by (x) the REMIC IV B-IO Regular Interest, which will be uncertificated and non-transferable and are hereby designated as the "regular interest" in REMIC IV and be entitled to receive amounts set forth in this Section 6.01(b), and (y) the Class R-X Certificate, which is hereby designated as the single "residual interest" in REMIC IV.

         The REMIC IV Regular Interest and the Class R-X Certificate will have the following designations, initial balances and pass-through rates:



Designations for REMIC IV      Initial Uncertificated           Uncertificated
Interests                         Principal Balance            Pass-Through Rate
  Class B-IO Certificate                    $203,221,624              (1)
  Class P Certificate                               $200              (2)
  Class R-X Certificate                               $0              (3)


         (1) The Class B-IO Certificates will bear interest at a per annum rate equal to the Class B-IO Pass-Through Rate on its Notional Amount. This REMIC IV Regular Interest will not have an Uncertificated Pass-

Through Rate, but will be entitled to 100% of all amounts distributed or deemed distributed on the REMIC III B-IO Regular Interest.

         (2) This interest will not bear any interest, but will be entitled to receive 100% of any prepayment charges on the Mortgage Loans serviced by EMC Mortgage Corporation, to the extent not retained by EMC Mortgage Corporation as servicer in accordance with the terms of the Servicing Agreement. This interest will not represent an interest in any REMIC; it will instead represent an interest in the Trust constituted by this Agreement to receive such prepayment charges.

         (3) The Class R-X Certificate does not have a Pass-Through Rate and will not bear interest. On each Distribution Date, amounts, if any, remaining in REMIC IV after payments of interest and principal, as designated above, will be distributed to the Class R-X Certificate.

                  (c) For federal income tax purposes, each of REMIC I, REMIC II, REMIC III and REMIC IV shall have a tax year that is a calendar year and shall report income on an accrual basis.

                  (d) Payments of Basis Risk Shortfall Carry Forward Amounts and Yield Maintenance Payments shall be deemed to be made to the holders of the Class B-IO Certificate with respect to which such payments were made, who will be the owners of such amounts (on a pro rata basis based upon their Percentage Interest in such Class) for federal income tax purposes. The Class B-IO Certificateholders will be considered to pay such amounts to the Class II-A-1, Class II-A-2, Class II-M-1, Class II-M-2, Class II-M-3, Class II-M-4 and Class II-M-5, as and to the extent appropriate, pursuant to a notional principal contract.

         Section 5.07. Basis Risk Reserve Fund.

                  (a) No later than the Closing Date, the Paying Agent shall establish and maintain in the name of the Trustee, for the benefit of the Adjustable Rate Certificateholders, a separate, segregated trust account titled, "Basis Risk Reserve Fund, Citibank, N.A., as trustee, in trust for registered Holders of Bear Stearns Asset Backed Securities Trust 2007-SD2, Asset-Backed Certificates, Series 2007-SD2." The Paying Agent shall, promptly upon receipt, deposit in the Basis Risk Reserve Fund an amount equal to $5,000 to be remitted on the Closing Date to the Paying Agent.

                  (b) On each Distribution Date as to which there is Basis Risk Shortfall Carry Forward Amount to the extent not paid under Section 5.04(a), the Paying Agent has been directed to, and shall therefore, deposit into the Basis Risk Reserve Fund an amount equal to the Basis Risk Shortfall Carry Forward Amount with respect to each Class of Adjustable Rate Certificates for such Distribution Date to the extent such amounts are payable pursuant to Section 5.04(a). For federal and state income tax purposes, the Class B-IO Certificateholders will be deemed to be the owners of the Basis Risk Reserve Fund and all amounts deposited into the Basis Risk Reserve Fund shall be treated as amounts distributed by the REMIC II with respect to the Class B-IO Distribution Amount. Amounts held in the Basis Risk Reserve Fund and not distributable to the Adjustable Rate Certificateholders on any Distribution Date will be invested by the Paying Agent in investments designated by the Class B-IO Certificateholders having maturities on or prior to the next succeeding Distribution Date on which such amounts will be distributable to the Adjustable Rate Certificateholders. In the absence of such direction, amounts will remain uninvested. Upon the termination of the Trust, or the payment in full of the Adjustable Rate Certificates, all amounts remaining on deposit in the Basis Risk Reserve Fund will be released from the lien of the Trust and distributed to the Class B-IO Certificateholders or their designees, pro rata. The Basis Risk Reserve Fund will be part of the Trust but not part of any REMIC created hereunder and any payments to the Adjustable Rate Certificates of Basis Risk Shortfall Carry Forward Amount will not be payments with respect to a "regular interest" in a REMIC within the meaning of Code Section 860G(a)(1).

                  (c) The Paying Agent and the Trustee shall treat the Basis Risk Reserve Fund as an outside reserve fund within the meaning of Treasury Regulation Section 1.860G-2(h) that is owned by the Class B-IO Certificateholders and that is not an asset of any REMIC. The Paying Agent and the Trustee shall treat the rights of the Adjustable Rate Certificateholders to receive payments from the Basis Risk Reserve Fund as rights in an interest rate cap contract written by the Class B-IO Certificateholders in favor of the Adjustable Rate Certificateholders. Thus, each Adjustable Rate Certificate shall be treated as representing not only ownership of a regular interest in REMIC II, but also ownership of an interest in an interest rate cap contract.

                  (d) Notwithstanding the priority and sources of payments set forth in Section 5.04(a) hereof or otherwise, the Paying Agent and the Trustee shall account for all distributions on the Certificates as set forth in this section. In no event shall any payments provided for in this section be treated as payments with respect to a "regular interest" in a REMIC within the meaning of Code Section 860G(a)(1) and shall be treated as an asset held separate and apart from any REMIC created under this Agreement in accordance with Treasury regulation section 1.860G-2(i).

                                  ARTICLE VI.

                                THE CERTIFICATES

         Section 6.01. The Certificates.

                  The Certificates shall be substantially in the forms attached hereto as Exhibits A-1 through A-6.

                  (a) The Classes of the Certificates shall have the following designations, initial principal amounts and Pass-Through Rates:

Designation            Initial Principal/                  Pass-Through Rate
                         Notional Amount
        I-A-1A                $34,526,000                       5.500%
        I-A-1B                 $1,819,000                       5.500%
        I-A-2A                $26,234,000                       6.000%
        I-A-2B                 $1,382,000                       6.000%
        I-A-3A                $55,514,000                       6.500%
        I-A-3B                 $2,924,000                       6.500%
        I-X            Notional Amount(1)                         (2)
        II-A-1               $137,696,000                   Adjustable (3)
        II-A-2                $34,424,000                   Adjustable (4)
        I-B-1                  $8,192,000                         (5)
        I-B-2                  $4,946,000                         (5)
        I-B-3                  $2,878,000                         (5)
        I-B-4                  $2,435,000                         (5)
        I-B-5                  $1,551,000                         (5)
        I-B-6                  $3,397,968                         (5)
        II-M-1                 $4,776,000                   Adjustable (6)
        II-M-2                 $4,471,000                   Adjustable (7)
        II-M-3                 $7,418,000                   Adjustable (8)
        II-M-4                 $5,284,000                   Adjustable (9)
        II-M-5                 $2,032,000                   Adjustable (10)
        I-PO                   $1,816,415                        (11)
        I-P                          $100                        (12)
        II-P                         $100                        (13)

        B-IO         Notional Amount (14)                         N/A
        R-I                            $0                        (15)
        R-II                           $0                        (15)
        R-III                          $0                        (15)
        R-X                            $0                        (15)

         (1) The Class I-X Certificates are Interest-Only Certificates that bear interest on a Notional Amount, for any Distribution Date, equal to the aggregate Stated Principal Balance of the Sub-Loan Group I-3 Mortgage Loans with a Net Mortgage Rate greater than or equal to 6.500% per annum.

         (2) For any Distribution Date, the excess, if any, of (a) the weighted average of the Net Mortgage Rates of the Sub-Loan Group I-3 Mortgage Loans with a Net Mortgage Rate greater than or equal to 6.500%, over (b) 6.500%.

         (3) For any Distribution Date, the least of (i) One-Month LIBOR for the related Accrual Period plus the Class II-A-1 Margin for such Distribution Date, (ii) 11.50% per annum, and (iii) the Interest Rate Cap for such Distribution Date.

         (4) For any Distribution Date, the least of (i) One-Month LIBOR for the related Accrual Period plus the Class II-A-2 Margin for such Distribution Date, (ii) 11.50% per annum, and (iii) the Interest Rate Cap for such Distribution Date.

         (5) For any Distribution Date, the weighted average of the Pass-Through Rates per annum for each Class of Class I-A Certificates, weighted in proportion to the excess of the aggregate Stated Principal Balance of each related Sub-Loan Group over the aggregate Certificate Principal Balance of the Senior Certificates related to such Sub-Loan Group.

         (6) For any Distribution Date, the least of (i) One-Month LIBOR for the related Accrual Period plus the Class II-M-1 Margin for such Distribution Date, (ii) 11.50% per annum, and (iii) the Interest Rate Cap for such Distribution Date.

         (7) For any Distribution Date, the least of (i) One-Month LIBOR for the related Accrual Period plus the Class II-M-2 Margin for such Distribution Date, (ii) 11.50% per annum, and (iii) the Interest Rate Cap for such Distribution Date.

         (8) For any Distribution Date, the least of (i) One-Month LIBOR for the related Accrual Period plus the Class II-M-3 Margin for such Distribution Date, (ii) 11.50% per annum, and (iii) the Interest Rate Cap for such Distribution Date.

         (9) For any Distribution Date, the least of (i) One-Month LIBOR for the related Accrual Period plus the Class II-M-4 Margin for such Distribution Date, (ii) 11.50% per annum, and (iii) the Interest Rate Cap for such Distribution Date.

         (10) For any Distribution Date, the least of (i) One-Month LIBOR for the related Accrual Period plus the Class II-M-5 Margin for such Distribution Date, (ii) 11.50% per annum, and (iii) the Interest Rate Cap for such Distribution Date.

         (11) The Class I-PO Certificates are principal-only certificates that do not bear interest.

         (12) The Class I-P Certificates will not bear any interest, but will be entitled to receive 100% of any prepayment charges on the Mortgage Loans in Loan Group I serviced by EMC Mortgage Corporation, to the extent not retained by EMC Mortgage Corporation as servicer in accordance with the terms of its Servicing Agreement. The Class I-P Certificates will not represent an interest in any REMIC; it will instead represent an interest in the Trust constituted by this Agreement to receive such prepayment charges.

         (13) The Class II-P Certificates will not bear any interest, but will be entitled to receive 100% of any prepayment charges on the Mortgage Loans in Loan Group II serviced by EMC Mortgage Corporation, to the extent not retained by EMC Mortgage Corporation as servicer in accordance with the terms of its Servicing Agreement. The Class II-P Certificates will not represent an interest in any REMIC; it will instead represent an interest in the Trust constituted by this Agreement to receive such prepayment charges.

         (14) Initially $203,221,624.32; and thereafter the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group II as of the last day of the related Due Period. The Class B-IO Certificates will be entitled to receive certain distributions as provided for in Section 5.04. Other than for federal income tax purposes, the Class B-IO Distribution Amount may be deemed to be interest on the notional principal balance of the Class B-IO Certificates.

         (15) These Certificates do not have a Pass-Through Rate and will not bear interest.

                  (b) The Certificates shall be executed by manual or facsimile signature on behalf of the Certificate Registrar by an authorized officer. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Certificate Registrar shall bind the Certificate Registrar, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such authentication and delivery. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate the authentication of the Certificate Registrar by manual signature, and such authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication. On the Closing Date, the Certificate Registrar shall authenticate the Certificates to be issued at the written direction of the Depositor, or any affiliate thereof.

                  The Depositor shall provide, or cause to be provided, to the Certificate Registrar on a continuous basis, an adequate inventory of Certificates to facilitate transfers.

         Section 6.02. Certificate Register; Registration of Transfer and
                       Exchange of Certificates.

                  (a) The Certificate Registrar shall maintain, or cause to be maintained in accordance with the provisions of Section 6.09 hereof, a Certificate Register for the Trust Fund in which, subject to the provisions of subsections (b) and (c) below and to such reasonable regulations as it may prescribe, the Certificate Registrar shall provide for the registration of Certificates and of Transfers and exchanges of Certificates as herein provided. Upon surrender for registration of Transfer of any Certificate, the Certificate Registrar shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same Class and of like aggregate Percentage Interest.

                  At the option of a Certificateholder, Certificates may be exchanged for other Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest upon surrender of the Certificates to be exchanged at the office or agency of the Certificate Registrar. Whenever any Certificates are so surrendered for exchange, the Certificate Registrar shall execute, authenticate, and deliver the Certificates that the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for registration of Transfer or exchange shall be accompanied by a written instrument of Transfer in form satisfactory to the Certificate Registrar duly executed by the holder thereof or his attorney duly authorized in writing.

                  No service charge to the Certificateholders shall be made for any registration of Transfer or exchange of Certificates, but payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any Transfer or exchange of Certificates may be required.

                  All Certificates surrendered for registration of Transfer or exchange shall be canceled and subsequently destroyed by the Certificate Registrar in accordance with the Certificate Registrar's customary procedures.

                  (b) No Transfer of a Non-Offered Certificate shall be made unless such Transfer is made pursuant to an effective registration statement under the Securities Act and any applicable state securities laws or is exempt from the registration requirements under the Securities Act and such state securities laws. In the event that a Transfer is to be made in reliance upon an exemption from the Securities Act and such laws, in order to assure compliance with the Securities Act and such laws, the Certificateholder desiring to effect such Transfer (except with respect to (i) the initial Transfer of the Non-Offered Certificates on the Closing Date, (ii) the Transfer of any Class of Non-Offered Certificates to a NIM Issuer or a NIM Trustee or in connection with the issuance of any NIM Securities, or (iii) a Transfer of any Class of Non-Offered Certificates to the Depositor or any affiliate of the Depositor) and such Certificateholder's prospective transferee shall each certify to the Trustee and the Securities Administrator in writing the facts surrounding the Transfer in substantially the forms set forth in Exhibit E (the "Transferor Certificate") and (x) deliver a letter in substantially the form of either Exhibit F (the "Investment Letter") or Exhibit G (the "Rule 144A Letter") or (y) there shall be delivered to the Trustee and the Securities Administrator an Opinion of Counsel addressed to the Trustee and the Securities Administrator that such Transfer may be made pursuant to an exemption from the Securities Act, which Opinion of Counsel shall not be an expense of the Depositor, the Sponsor, any Servicer, the Master Servicer, the Securities Administrator, the Certificate Registrar or the Trustee. The Depositor shall provide to any Holder of a Non-Offered Certificate and any prospective transferee designated by any such Holder, information regarding the related Certificates and the Mortgage Loans and such other information as shall be necessary to satisfy the condition to eligibility set forth in Rule 144A(d)(4) for Transfer of any such Certificate without registration thereof under the Securities Act pursuant to the registration exemption provided by Rule 144A. The Trustee, the Securities Administrator, the Certificate Registrar and the Master Servicer shall cooperate with the Depositor in providing the Rule 144A information referenced in the preceding sentence, including providing to the Depositor such information regarding the Certificates, the Mortgage Loans and other matters regarding the Trust Fund as the Depositor shall reasonably request to meet its obligation under the preceding sentence. Each Holder of a Non-Offered Certificate desiring to effect such Transfer shall, and does hereby agree to, indemnify the Trustee, the Depositor, the Sponsor, the Securities Administrator, the Certificate Registrar and the Master Servicer against any liability that may result if the Transfer is not so exempt or is not made in accordance with such federal and state laws.

                  No Transfer of an ERISA Restricted Certificate (other than (i) the initial Transfer of the Non-Offered Certificates on the Closing Date, (ii) the Transfer of any Class of Non-Offered Certificates to a NIM Issuer or a NIM Trustee or in connection with the issuance of any NIM Securities, or (iii) a Transfer of any Class of Non-Offered Certificates to the Depositor or any affiliate of the Depositor) shall be made unless either (i) the Trustee, the Master Servicer and the Securities Administrator shall have received a representation from the transferee of such Certificate acceptable to and in form and substance satisfactory to the Trustee and the Securities Administrator, to the effect that such transferee is not an employee benefit plan subject to
Section 406 of ERISA and/or a plan subject to Section 4975 of the Code ("Plan"), or a Person, directly or indirectly, acting on behalf of any such Plan or using the assets of any such Plan, or (ii) in the case of any such ERISA Restricted Certificate presented for registration in the name of a Plan, or a trustee of any Plan or any other person acting, directly or indirectly, on behalf of any such Plan, the Securities Administrator shall have received an Opinion of Counsel for the benefit of the

Trustee, the Master Servicer and the Securities Administrator and on which they may rely, satisfactory to the Securities Administrator, to the effect that the purchase and holding of such ERISA Restricted Certificate is permissible under applicable law, will not constitute or result in the assets of the Trust being deemed to be "plan assets" under ERISA or the Code, will not result in any prohibited transactions under ERISA or Section 4975 of the Code and will not subject the Trustee, the Master Servicer, the Depositor or the Securities Administrator to any obligation in addition to those expressly undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Trustee, the Master Servicer, the Depositor or the Securities Administrator or, in the case of a Class I-B or Class II-M Certificate, the transferee provides a representation, or deemed representation in the case of a Book-Entry Certificate or an Opinion of Counsel to the effect that the proposed transfer and holding of such Certificate and the servicing, management and operation of the Trustee and its assets: (I) will not result in any prohibited transaction which is not covered under an individual or class prohibited transaction exemption, including, but not limited to, Prohibited Transaction Class Exemption ("PTCE") 84-14, PTCE 91-38, PTCE 90-1, PTCE 95-60 or PTCE 96-23 and (II) will not give rise to any additional obligations on the part of the Depositor, the Securities Administrator, the Master Servicer or the Trustee. Notwithstanding anything else to the contrary herein, any purported transfer of an ERISA Restricted Certificate to or on behalf of any Plan without a representation, deemed representation or the delivery of the Opinion of Counsel as described above shall be void and of no effect. None of the Trustee, the Securities Administrator or the Master Servicer shall be required to monitor, determine or inquire as to compliance with the transfer restrictions with respect to any ERISA Restricted Certificate that is a Book-Entry Certificate, and none of the Trustee, the Securities Administrator or the Master Servicer shall have any liability for transfers of any such Book-Entry Certificates made through the book-entry facilities of any Depository or between or among participants of the Depository or Certificate Owners made in violation of the transfer restrictions set forth herein. None of the Trustee, the Securities Administrator or the Master Servicer shall be under any liability to any Person for any registration of transfer of any ERISA Restricted Certificate that is in fact not permitted by this Section 6.02(b) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement. The Trustee and the Securities Administrator shall each be entitled, but not obligated, to recover from any Holder of any ERISA Restricted Certificate that was in fact a Plan or a Person, directly or indirectly, any Plan at the time it became a Holder or, at such subsequent time as it became a Plan or Person acting on behalf of a Plan, all payments made on such ERISA Restricted Certificate at and after either such time. Any such payments so recovered by the Trustee or the Securities Administrator shall be paid and delivered by the Trustee or the Securities Administrator to the last preceding Holder of such Certificate that is not a Plan or Person acting on behalf of a Plan.

                  (c) Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

                  (i) Each Person holding or acquiring any Ownership Interest in a Residual Certificate which shall always be issued as a physical certificate and not as a Book-Entry Certificate shall be a Permitted Transferee and shall promptly notify the Trustee and the Certificate Registrar of any change or impending change in its status as a Permitted Transferee.

                  (ii) No Ownership Interest in a Residual Certificate may be registered on the Closing Date or thereafter transferred, and the Certificate Registrar shall not register the Transfer of any Residual Certificate unless, in addition to the certificates required to be delivered to the Trustee and the Certificate Registrar under subparagraph (b) above, the Trustee and the Certificate Registrar shall have been furnished with an affidavit (a "Transfer Affidavit") of the initial owner or the proposed transferee in the form attached hereto as Exhibit D.

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                  (iii) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall agree (A) to obtain a Transfer Affidavit from any other Person to whom such Person attempts to Transfer its Ownership Interest in a Residual Certificate, (B) to obtain a Transfer Affidavit from any Person for whom such Person is acting as nominee, trustee or agent in connection with any Transfer of a Residual Certificate and (C) not to Transfer its Ownership Interest in a Residual Certificate or to cause the Transfer of an Ownership Interest in a Residual Certificate to any other Person if it has actual knowledge that such Person is not a Permitted Transferee.

                  (iv) Any attempted or purported Transfer of any Ownership Interest in a Residual Certificate in violation of the provisions of this Section 6.02(c) shall be absolutely null and void and shall vest no rights in the purported Transferee. If any purported transferee shall become a Holder of a Residual Certificate in violation of the provisions of this Section 6.02(c), then the last preceding Permitted Transferee shall be restored to all rights as Holder thereof retroactive to the date of registration of Transfer of such Residual Certificate. The Certificate Registrar shall be under no liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by Section 6.02(b) and this Section 6.02(c) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the Transfer was registered after receipt of the related Transfer Affidavit and Transferor Certificate. The Certificate Registrar shall be entitled but not obligated to recover from any Holder of a Residual Certificate that was in fact not a Permitted Transferee at the time it became a Holder or, at such subsequent time as it became other than a Permitted Transferee, all payments made on such Residual Certificate at and after either such time. Any such payments so recovered by the Certificate Registrar shall be paid and delivered by the Certificate Registrar to the last preceding Permitted Transferee of such Certificate.

                  (v) The Master Servicer shall make available within 60 days of written request from the Trustee or Certificate Registrar, all information necessary to compute any tax imposed under Section 860E(e) of the Code as a result of a Transfer of an Ownership Interest in a Residual Certificate to any Holder who is not a Permitted Transferee.

                  The restrictions on Transfers of a Residual Certificate set forth in this Section 6.02(c) shall cease to apply (and the applicable portions of the legend on a Residual Certificate may be deleted) with respect to Transfers occurring after delivery to the Trustee and the Certificate Registrar of an Opinion of Counsel addressed to the Trustee and the Certificate Registrar, which Opinion of Counsel shall not be an expense of the Trustee, the Securities Administrator, the Certificate Registrar, the Sponsor, any Servicer or the Master Servicer to the effect that the elimination of such restrictions will not cause the REMIC I, REMIC II, REMIC III and/or REMIC IV, as applicable, to fail to qualify as a REMIC at any time that the Certificates are outstanding or result in the imposition of any tax on the Trust Fund, a Certificateholder or another Person. Each Person holding or acquiring any Ownership Interest in a Residual Certificate hereby consents to any amendment of this Agreement that, based on an Opinion of Counsel furnished to the Trustee and the Certificate Registrar, is reasonably necessary (a) to ensure that the record ownership of, or any beneficial interest in, a Residual Certificate is not transferred, directly or indirectly, to a Person that is not a Permitted Transferee and (b) to provide for a means to compel the Transfer of a Residual Certificate that is held by a Person that is not a Permitted Transferee to a Holder that is a Permitted Transferee.

                  (d) The preparation and delivery of all certificates and opinions referred to above in this Section 6.02 shall not be an expense of the Trust Fund, the Trustee, the Depositor, the Sponsor, the Securities Administrator, the Certificate Registrar, the Master Servicer or any Servicer.

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         Section 6.03. Mutilated, Destroyed, Lost or Stolen Certificates.

                  If (a) any mutilated Certificate is surrendered to the Certificate Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and of the ownership thereof and (b) there is delivered to the Master Servicer, the Securities Administrator, the Certificate Registrar and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Certificate Registrar shall execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like Class, tenor and Percentage Interest. In connection with the issuance of any new Certificate under this Section 6.03, the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Certificate Registrar) connected therewith. Any replacement Certificate issued pursuant to this Section 6.03 shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time. All Certificates surrendered to the Certificate Registrar under the terms of this Section 6.03 shall be canceled and destroyed by the Certificate Registrar in accordance with its standard procedures without liability on its part.

         Section 6.04. Persons Deemed Owners.

                  The Securities Administrator, the Trustee, the Master Servicer, the Certificate Registrar and the Paying Agent and any agent thereof may treat the person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in this Agreement and for all other purposes whatsoever, and neither the Securities Administrator, the Trustee, the Master Servicer, the Certificate Registrar, the Paying Agent nor any agent thereof shall be affected by any notice to the contrary.

         Section 6.05. Access to List of Certificateholders' Names and
                       Addresses.

                  If three or more Certificateholders (a) request such information in writing from the Certificate Registrar, (b) state that such Certificateholders desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates, and (c) provide a copy of the communication that such Certificateholders propose to transmit or if the Depositor or the Master Servicer shall request such information in writing from the Certificate Registrar, then the Certificate Registrar shall, within ten Business Days after the receipt of such request, provide the Depositor, the Master Servicer or such Certificateholders at such recipients' expense the most recent list of the Certificateholders of the Trust Fund held by the Certificate Registrar, if any. The Depositor and every Certificateholder, by receiving and holding a Certificate, agree that the Certificate Registrar shall not be held accountable by reason of the disclosure of any such information as to the list of the Certificateholders hereunder, regardless of the source from which such information was derived.

         Section 6.06. Book-Entry Certificates.

                  The Regular Certificates (other than the Group I Non-Offered Certificates and Group II Non-Offered Certificates), upon original issuance, shall be issued in the form of one or more typewritten Certificates representing the Book-Entry Certificates, to be delivered to the Depository or its agent by or on behalf of the Depositor. Such Certificates shall initially be registered on the Certificate Register in the name of the Depository or its nominee, and no Certificate Owner of such Certificates will receive a definitive certificate representing such Certificate Owner's interest in such Certificates, except as

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provided in Section 6.08. Unless and until definitive, fully registered
Certificates ("Definitive Certificates") have been issued to the Certificate Owners of such Certificates pursuant to Section 6.08:

                  (a) the provisions of this Section shall be in full force and effect;

                  (b) the Depositor, the Securities Administrator, the Certificate Registrar and the Trustee may deal with the Depository and the Depository Participants for all purposes (including the making of distributions) as the authorized representative of the respective Certificate Owners of such Certificates;

                  (c) registration of the Book-Entry Certificates may not be transferred by the Certificate Registrar except to another Depository;

                  (d) the rights of the respective Certificate Owners of such Certificates shall be exercised only through the Depository and the Depository Participants and shall be limited to those established by law and agreements between the Owners of such Certificates and the Depository and/or the Depository Participants. Pursuant to the Depository Agreement, unless and until Definitive Certificates are issued pursuant to Section 6.08, the Depository will make book-entry transfers among the Depository Participants and receive and transmit distributions of principal and interest on the related Certificates to such Depository Participants;

                  (e) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants;

                  (f) the Trustee and the Certificate Registrar may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants; and

                  (g) to the extent that the provisions of this Section conflict with any other provisions of this Agreement, the provisions of this Section shall control.

                  For purposes of any provision of this Agreement requiring or permitting actions with the consent of, or at the direction of, Certificateholders evidencing a specified percentage of the aggregate unpaid principal amount of any Class of Certificates, such direction or consent may be given by Certificate Owners (acting through the Depository and the Depository Participants) owning Book-Entry Certificates evidencing the requisite percentage of principal amount of such Class of Certificates.

         Section 6.07. Notices to Depository.

                  Whenever any notice or other communication is required to be given to Certificateholders of a Class with respect to which Book-Entry Certificates have been issued, unless and until Definitive Certificates shall have been issued to the related Certificate Owners, the Certificate Registrar shall give all such notices and communications to the Depository.

         Section 6.08. Definitive Certificates.

                  If, after Book-Entry Certificates have been issued with respect to any Certificates, (a) the Depositor or the Depository advises the Certificate Registrar that the Depository is no longer willing or able to discharge properly its responsibilities under the Depository Agreement with respect to such Certificates and the Depositor is unable to locate a qualified successor or (b) after the occurrence and continuation of an Event of Default, Certificate Owners of such Book-Entry Certificates having more than 50% of the Voting Rights evidenced by any Class of Book-Entry Certificates advise the Trustee,

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Certificate Registrar and the Depository in writing through the Depository
Participants that the continuation of a book-entry system with respect to Certificates of such Class through the Depository (or its successor) is no longer in the best interests of the Certificate Owners of such Class, then the Certificate Registrar shall notify all Certificate Owners of such Certificates, through the Depository, of the occurrence of any such event and of the availability of Definitive Certificates to applicable Certificate Owners requesting the same. The Depositor shall provide the Certificate Registrar with an adequate inventory of certificates to facilitate the issuance and transfer of Definitive Certificates. Upon surrender to the Certificate Registrar of any such Certificates by the Depository, accompanied by registration instructions from the Depository for registration, the Certificate Registrar shall authenticate and deliver such Definitive Certificates. Neither the Depositor nor the Certificate Registrar shall be liable for any delay in delivery of such instructions and each may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of such Definitive Certificates, all references herein to obligations imposed upon or to be performed by the Depository shall be deemed to be imposed upon and performed by the Certificate Registrar, to the extent applicable with respect to such Definitive Certificates and the Certificate Registrar shall recognize the Holders of such Definitive Certificates as Certificateholders hereunder.

         Section 6.09. Maintenance of Office or Agency.

                  The Certificate Registrar will maintain or cause to be maintained at its expense an office or offices or agency or agencies in New York City or at its Corporate Trust Office (if not in New York City) where Certificates may be surrendered for registration of transfer or exchange. The Certificate Registrar will give prompt written notice to the Certificateholders of any change in such location of any such office or agency.

         Section 6.10. Appointment of Paying Agent and Certificate Registrar

                  Wells Fargo Bank, National Association, as Securities Administrator, shall act as the initial Paying Agent and Certificate Registrar for so long as it is also the Master Servicer. Each of the Paying Agent and the Certificate Registrar may resign upon thirty (30) days' prior written notice to the Trustee; provided hereto that no such resignation shall be effective until the appointment of a successor paying agent or certificate registrar. In the event the Paying Agent and/or the Certificate Registrar resigns or is removed by the Trustee for cause, the Trustee may appoint a successor paying agent or certificate registrar, as applicable. The Trustee shall cause such successor paying agent, if other than the Trustee or the Master Servicer or the Securities Administrator, to execute and deliver to the Trustee an instrument in which such paying agent shall agree with the Trustee that such paying agent will hold all sums held by it for the payment to Certificateholders in trust for the benefit of the Certificateholders entitled thereto until such sums have been paid to the Certificateholders.

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                                  ARTICLE VII.

               THE DEPOSITOR, THE MASTER SERVICER AND THE SPONSOR

         Section 7.01. Respective Liabilities of the Depositor, the Master
                       Servicer and the Sponsor.

                  The Depositor, the Master Servicer and the Sponsor shall each be liable in accordance herewith only to the extent of the obligations specifically and respectively imposed upon and undertaken by them herein.

         Section 7.02. Merger or Consolidation of the Depositor, the Master
                       Servicer or the Sponsor.

                  The Depositor, the Master Servicer and the Sponsor will each keep in full effect its existence, rights and franchises as a corporation, a limited liability company or a national association under the laws of the United States or under the laws of one of the States thereof and will each obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, or any of the Mortgage Loans and to perform its respective duties under this Agreement.

                  Any Person into which the Depositor, the Master Servicer or the Sponsor may be merged or consolidated, or any Person resulting from any merger or consolidation to which the Depositor, the Master Servicer or the Sponsor shall be a party, or any person succeeding to the business of the Depositor, the Master Servicer or the Sponsor shall be the successor of the Depositor, the Master Servicer or the Sponsor, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided that the successor or surviving Person to the Sponsor or the Master Servicer shall be qualified to sell mortgage loans to, and to service mortgage loans on behalf of, Fannie Mae or Freddie Mac.

         Section 7.03. Indemnification of the Trustee, the Master Servicer, the
                       Securities Administrator and Others.

                  (a) The Master Servicer agrees to indemnify the Indemnified Persons (other than the Master Servicer) for, and to hold them harmless against, any loss, liability or expense (except as otherwise provided herein with respect to expenses) (including reasonable legal fees and disbursements of counsel) incurred on their part that may be sustained in connection with, arising out of, or relating to this Agreement, the Certificates or any powers of attorney furnished by the Trustee to the Master Servicer hereunder (i) related to the Master Servicer's failure to perform its duties in compliance with this Agreement (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) or (ii) incurred by reason of the Master Servicer's willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder, provided, in each case, that with respect to any such claim or legal action (or pending or threatened claim or legal action), an Indemnified Person shall have given Master Servicer and the Depositor written notice thereof promptly after a Responsible Officer of such Indemnified Person shall have with respect to such claim or legal action actual knowledge thereof. The Indemnified Person's failure to give such notice shall not affect the Indemnified Person's right to indemnification hereunder. This indemnity shall survive the resignation or removal of the Trustee, the Master Servicer or the Securities Administrator and the termination of this Agreement.

                  (b) The Trust will indemnify any Indemnified Person for any loss, liability or expense of any Indemnified Person not otherwise indemnified by the Master Servicer that is referred to in Subsection (a) above.

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                  (c) The Securities Administrator agrees to indemnify the
Indemnified Persons (other than the Securities Administrator) for, and to hold them harmless against, any loss, liability or expense (except as otherwise provided herein with respect to expenses) (including reasonable legal fees and disbursements of counsel) incurred on their part (i) in connection with, arising out of, or relating to the Securities Administrator's failure to prepare and file a Form 10-K in accordance with Section 3.18, (ii) by reason of the Securities Administrator's willful misfeasance, bad faith or gross negligence in the performance of its obligations pursuant to Section 3.18 or (iii) by reason of the Securities Administrator's reckless disregard of its obligations pursuant to Section 3.18, (including, without limitation, in respect of any powers of attorney furnished to the Securities Administrator) provided, in each case, that with respect to any such claim or legal action (or pending or threatened claim or legal action), an Indemnified Person shall have given the Securities Administrator written notice thereof promptly after such Indemnified Person shall have with respect to such claim or legal action knowledge thereof. The Indemnified Person's failure to give such notice shall not affect the Indemnified Person's right to indemnification hereunder. This indemnity shall survive the resignation or removal of the Trustee, the Master Servicer or the Securities Administrator and the termination of this Agreement.

         Section 7.04. Limitation on Liability of the Depositor, the Sponsor,
                       the Master Servicer, the Securities Administrator and Others.

                  None of the Depositor, the Sponsor, the Master Servicer, the Securities Administrator, the Trustee, the Custodian or any of the directors, officers, employees or agents of the Depositor, the Sponsor, the Master Servicer, the Securities Administrator, the Trustee or the Custodian (each, a "Protected Party") shall be under any liability to any Indemnified Person, the Trust Fund or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided that this provision shall not protect any such Protected Party against any breach of representations or warranties made by it herein or protect any such Protected Party from any liability that would otherwise be imposed by reasons of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder or, in the case of the Master Servicer, its liability pursuant to Section 7.03(a). The Protected Parties may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Protected Parties shall be indemnified by the Trust Fund and held harmless against any loss, liability or expense incurred in connection with any audit, controversy or judicial proceeding relating to a governmental taxing authority or any legal action relating to this Agreement or the Certificates other than any loss, liability or expense related to a specific Mortgage Loan or Mortgage Loans, except any loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement and any loss, liability or expense incurred by reason of such Protected Party's willful misfeasance, bad faith or negligence in the performance of its duties hereunder or by reason of its reckless disregard of its obligations and duties hereunder or, in the case of the Master Servicer, its liability pursuant to Section 7.03(a). No Protected Party shall be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective duties hereunder and that in its opinion may involve it in any expense or liability; provided that a Protected Party may, in its discretion undertake any such action that it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto and interests of the Trustee and the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be, expenses, costs and liabilities of the Trust Fund, and such Protected Party shall be entitled to be reimbursed therefor out of the Distribution Account as provided in Section 4.05 hereof.

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         Section 7.05. Limitation on Resignation of Master Servicer and Sponsor.

                  Neither the Master Servicer nor the Sponsor shall resign from the obligations and duties hereby imposed on it except upon (x) determination that its duties hereunder are no longer permissible under applicable law or (y) in the case of the Master Servicer, compliance with the following requirements:
(i) the Master Servicer has proposed a successor to the Trustee and the Trustee has consented thereto (such consent not to be withheld unreasonably; (ii) the successor is qualified to sell mortgage loans to, and to service mortgage loans on behalf of, Fannie Mae or Freddie Mac; and (iii) each Rating Agency shall have delivered to the Trustee written confirmation that the appointment of such successor will not result in the qualification, reduction or withdrawal of the then-current ratings assigned by such Rating Agency to any of the Certificates. Any such determination permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee. No resignation by the Master Servicer shall become effective until the Trustee or a successor servicer to such appointment shall have assumed the Master Servicer's responsibilities, duties, liabilities and obligations hereunder.

         Section 7.06. Errors and Omissions Insurance; Fidelity Bonds.

                  The Master Servicer shall, for so long as it acts as a successor servicer under a Servicing Agreement, obtain and maintain in force (a) a policy or policies of insurance covering errors and omissions in the performance of its obligations as successor servicer thereunder, and (b) a fidelity bond in respect of its officers, employees and agents. Each such policy or policies and bond shall, together, comply with the requirements from time to time of Fannie Mae or Freddie Mac for persons performing servicing for mortgage loans purchased by Fannie Mae or Freddie Mac. In the event that any such policy or bond ceases to be in effect, the Master Servicer shall use its reasonable best efforts to obtain a comparable replacement policy or bond from an insurer or issuer, meeting the requirements set forth above as of the date of such replacement.

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                                 ARTICLE VIII.

                     DEFAULT; TERMINATION OF MASTER SERVICER

         Section 8.01. Events of Default.

                  "Event of Default," wherever used herein, means any one of the following events:

                  (i) any failure by the Paying Agent to deposit in the Distribution Account the amounts required pursuant to this Agreement or by the Master Servicer to remit to the Paying Agent any payment, including any Advance, required to be made pursuant to this Agreement, which failure shall continue unremedied for one Business Day after the date on which Applicable Written Notice of such failure shall have been given to the Master Servicer; or

                  (ii) any failure by the Master Servicer to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer contained in this Agreement or any breach of a representation or warranty by the Master Servicer, which failure or breach shall continue unremedied for a period of 60 days after the date on which Applicable Written Notice of such failure shall have been given to the Master Servicer; or

                  (iii) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 consecutive days; or

                  (iv) the Master Servicer shall consent to the appointment of a receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Master Servicer or all or substantially all of the property of the Master Servicer; or

                  (v) the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of, or commence a voluntary case under, any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations, or

                  (vi) the Master Servicer fails to comply with Section 3.16,
         Section 3.17 or Section 3.18 hereto.

                  If an Event of Default shall occur, then, and in each and every such case, so long as such Event of Default shall not have been remedied, the Trustee may, and, at the direction of the Holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates, the Trustee shall, by notice in writing to the Master Servicer (with a copy to each Rating Agency), terminate all of the rights and obligations of the Master Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof, other than its rights as a Certificateholder hereunder. On or after the receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer hereunder, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee, or any successor appointed pursuant to Section 8.02 (a "Successor Master Servicer"). Such Successor Master Servicer shall thereupon make any Advance described in Section
5.01 hereof and payments of Compensating Interest pursuant to Section 5.02 hereof, subject, in the case of the Trustee, to Section 8.02.

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The Trustee is hereby authorized and empowered to execute and deliver, on behalf of the terminated Master Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of any Mortgage Loans and related documents, or otherwise. Unless expressly provided in such written notice, no such termination shall affect any obligation of the Master Servicer to pay amounts owed pursuant to Article IX.

                  The Master Servicer agrees to cooperate with the Trustee in effecting the termination of the Master Servicer's responsibilities and rights hereunder, including, without limitation, the transfer to the applicable Successor Master Servicer of all cash amounts which shall at the time be credited to the Distribution Account or the Protected Account, as applicable, or thereafter be received with respect to the applicable Mortgage Loans. The Trustee shall promptly notify the Rating Agencies of the occurrence of an Event of Default with respect to the Master Servicer actually known to a Responsible Officer of the Trustee.

                  Notwithstanding any termination of the activities of the Master Servicer hereunder, the Master Servicer shall be entitled to receive, out of any late collection of a Scheduled Payment on a Mortgage Loan that was due prior to the notice terminating the Master Servicer's rights and obligations as Master Servicer hereunder and received after such notice, that portion thereof to which the Master Servicer would have been entitled, and to receive any other amounts payable to the Master Servicer hereunder the entitlement to which arose prior to the termination of its activities hereunder.

         Section 8.02. Trustee to Act; Appointment of Successor.

                  On and after the time the Master Servicer receives a notice of termination pursuant to Section 8.01 hereof the Trustee shall automatically become the successor to the Master Servicer with respect to the transactions set forth or provided for herein and after a transition period (not to exceed 90 days), shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Master Servicer by the terms and provisions hereof and applicable law including, if applicable, the obligation to make Advances pursuant to Section 5.01 hereof, and payments of Compensating Interest pursuant to Section 5.02 hereof, except as otherwise provided herein. Effective on the date of such notice of termination, as compensation therefor, the Trustee shall be entitled to all fees, costs and expenses relating to the Mortgage Loans that the Master Servicer would have been entitled to if it had continued to act hereunder, provided, however, that the Trustee shall not be (i) liable for any losses pursuant to Section 3.09 or as a result of any acts or omissions of the Master Servicer, (ii) obligated to make Advances if it is prohibited from doing so under applicable law, (iii) obligated to effectuate any repurchases or substitutions of Mortgage Loans hereunder, including pursuant to Section 2.02 or
2.03 hereof, (iv) responsible for expenses of the Master Servicer pursuant to
Section 2.03 or (v) deemed to have made any representations and warranties hereunder, including pursuant to Section 2.03. Notwithstanding the foregoing, the Trustee may, if it shall be unwilling to so act, or shall, if it is prohibited by applicable law from making Advances pursuant to Section 5.01 hereof, or if it is otherwise unable to so act, appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution the appointment of which does not adversely affect the then current rating of the Certificates by each Rating Agency as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder. Any Successor Master Servicer shall (i) be an institution that is a Fannie Mae and Freddie Mac approved seller/servicer in good standing, that has a net worth of at least $15,000,000 and (ii) be willing to act as successor servicer of any Mortgage Loans under any Servicing Agreement with respect to which the original Servicer has been terminated as servicer, and shall have executed and delivered to the Depositor and the Trustee an agreement accepting such delegation and assignment, that contains an assumption by such Person of the rights, powers, duties, responsibilities, obligations and liabilities of the Master Servicer (other than any

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liabilities of the Master Servicer hereof incurred prior to termination of the Master Servicer under Section 8.01 or as otherwise set forth herein), with like effect as if originally named as a party to this Agreement, provided that each Rating Agency shall have acknowledged in writing that its rating of the Certificates in effect immediately prior to such assignment and delegation will not be qualified or reduced as a result of such assignment and delegation. If the Trustee assumes the duties and responsibilities of the Master Servicer in accordance with this Section 8.02, the Trustee shall not resign as Master Servicer until a Successor Master Servicer has been appointed and has accepted such appointment. Pending appointment of a successor to the Master Servicer hereunder, the Trustee, unless the Trustee is prohibited by law from so acting, shall, subject to Section 3.04 hereof, act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans or otherwise as it and such successor shall agree; provided that no such compensation shall be in excess of that permitted the Master Servicer hereunder. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. Neither the Trustee nor any other Successor Master Servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof or any failure to perform, or any delay in performing, any duties or responsibilities hereunder, in either case caused by the failure of the Master Servicer to deliver or provide, or any delay in delivering or providing, any cash, information, documents or records to it.

                  The costs and expenses of the Trustee and the Successor Master Servicer in connection with the termination of the Master Servicer, appointment of a Successor Master Servicer and, if applicable, any transfer of servicing, including, without limitation, all costs and expenses associated with the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required by the Trustee to correct any errors or insufficiencies in the servicing data or otherwise to enable the Trustee or the Successor Master Servicer to service the related Mortgage Loans properly and effectively, to the extent not paid by the terminated Master Servicer, shall be payable to the Trustee and the Successor Master Servicer pursuant to Section 9.05.

                  Any successor to the Master Servicer as successor servicer under any Servicing Agreement shall give notice to the applicable Mortgagors of such change of servicer and shall, during the term of its service as successor servicer maintain in force the policy or policies that the Master Servicer is required to maintain pursuant to Section 7.06.

         Section 8.03. Notification to Certificateholders.

                  (a) Upon any termination of or appointment of a successor to the Master Servicer, the Trustee shall give prompt written notice thereof to Certificateholders and to each Rating Agency.

                  (b) Within 60 days after the occurrence of any Event of Default with respect to the Master Servicer, the Trustee shall transmit by mail to all Certificateholders notice of each such Event of Default hereunder actually known to a Responsible Officer of the Trustee, unless such Event of Default shall have been cured or waived.

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                                  ARTICLE IX.

             CONCERNING THE TRUSTEE AND THE SECURITIES ADMINISTRATOR

         Section 9.01. Duties of Trustee and Securities Administrator.

                  (a) The Trustee, prior to the occurrence of an Event of Default of which a Responsible Officer of the Trustee shall have actual knowledge, and after the curing or waiver of all Events of Default which may have occurred, and the Securities Administrator each undertake to perform such duties and only such duties as are specifically set forth in this Agreement as duties of the Trustee and the Securities Administrator, respectively. If an Event of Default of which a Responsible Officer of the Trustee shall have actual knowledge, has occurred and has not been cured or waived, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and the same degree of care and skill in their exercise, as a prudent person would exercise under the circumstances in the conduct of such Person's own affairs.

                  (b) Upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments which are specifically required to be furnished to the Trustee or the Securities Administrator pursuant to any provision of this Agreement, the Trustee or the Securities Administrator, respectively, shall examine them to determine whether they are in the form required by this Agreement; provided, however, that neither the Trustee nor the Securities Administrator shall be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Master Servicer; provided, further, that neither the Trustee nor the Securities Administrator shall be responsible for the accuracy or verification of any calculation provided to it pursuant to this Agreement.

                  (c) On each Distribution Date, the Paying Agent or, if the Paying Agent shall be the Trustee, the Trustee, shall make monthly distributions and the final distribution to the Certificateholders from funds in the Distribution Account as provided in Sections 5.04 and
         10.01 herein based solely on the applicable Remittance Report.

                  (d) No provision of this Agreement shall be construed to relieve the Trustee or the Securities Administrator from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

                  (i) Prior to the occurrence of an Event of Default of which a Responsible Officer of the Trustee shall have actual knowledge, and after the curing or waiver of all such Events of Default which may have occurred with respect to the Trustee and at all times with respect to the Securities Administrator, the duties and obligations of the Trustee and the Securities Administrator shall be determined solely by the express provisions of this Agreement, neither the Trustee nor the Securities Administrator shall be liable except for the performance of their respective duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee or the Securities Administrator and, in the absence of bad faith on the part of the Trustee or the Securities Administrator, respectively, the Trustee or the Securities Administrator, respectively, may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee or the Securities Administrator, respectively, and conforming to the requirements of this Agreement;

                  (ii) Neither the Trustee nor the Securities Administrator shall be liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee or

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         an officer or officers of the Securities Administrator, respectively, unless it shall be proved that the Trustee or the Securities Administrator, respectively, was negligent in ascertaining the pertinent facts;

                  (iii) Neither the Trustee nor the Securities Administrator shall be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the directions of the Holders of Certificates evidencing not less than 25% of the aggregate Voting Rights of the Certificates, if such action or non-action relates to the time, method and place of conducting any proceeding for any remedy available to the Trustee or the Securities Administrator, respectively, or exercising any trust or other power conferred upon the Trustee or the Securities Administrator, respectively, under this Agreement;

                  (iv) The Trustee shall not be required to take notice or be deemed to have notice or knowledge of any default or Event of Default unless a Responsible Officer of the Trustee shall have actual knowledge thereof. In the absence of such notice, the Trustee may conclusively assume there is no such default or Event of Default;

                  (v) The Trustee shall not in any way be liable by reason of any insufficiency in any Account held by or in the name of Trustee unless it is determined by a court of competent jurisdiction that the Trustee's negligence or willful misconduct was the primary cause of such insufficiency (except to the extent that the Trustee is obligor and has defaulted thereon);

                  (vi) Anything in this Agreement to the contrary notwithstanding, in no event shall the Trustee or the Securities Administrator be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee or the Securities Administrator, respectively, has been advised of the likelihood of such loss or damage and regardless of the form of action; and

                  (vii) None of the Securities Administrator, the Master Servicer, any Servicer, the Sponsor, the Depositor, the Custodian or the Trustee shall be responsible for the acts or omissions of the others, it being understood that this Agreement shall not be construed to render them partners, joint venturers or agents of one another.

Neither the Trustee nor the Securities Administrator shall be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee or the Securities Administrator to perform, or be responsible for the manner of performance of, any of the obligations of the Master Servicer hereunder or under the applicable Servicing Agreements.

                  (e) All funds received by the Trustee (if any), the Master Servicer and the Paying Agent and required to be deposited in the Distribution Account pursuant to this Agreement will be promptly so deposited.

         Section 9.02. Certain Matters Affecting the Trustee and the Securities
                       Administrator

                  (a) Except as otherwise provided in Section 9.01:

                  (i) The Trustee and the Securities Administrator may rely and shall be protected in acting or refraining from acting in reliance on any resolution or certificate of the Sponsor or the

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         Master Servicer or any Servicer, any certificates of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                  (ii) The Trustee and the Securities Administrator may consult with counsel or accountants and any advice of such counsel or accountants or any Opinion of Counsel shall be full and complete authorization and protection with respect to any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

                  (iii) Neither the Trustee nor the Securities Administrator shall be under any obligation to exercise any of the trusts or powers vested in it by this Agreement, other than its obligation to give notices pursuant to this Agreement, or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee or the Securities Administrator, as applicable, reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby. Nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default of which a Responsible Officer of the Trustee has actual knowledge (which has not been cured or waived), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise, as a prudent person would exercise under the circumstances in the conduct of his own affairs;

                  (iv) Prior to the occurrence of an Event of Default hereunder and after the curing or waiver of all Events of Default which may have occurred with respect to the Trustee and at all times with respect to the Securities Administrator, neither the Trustee nor the Securities Administrator shall be liable in its individual capacity for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

                  (v) Neither the Trustee nor the Securities Administrator shall be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Holders of Certificates evidencing not less than 25% of the aggregate Voting Rights of the Certificates and provided that the payment within a reasonable time to the Trustee or the Securities Administrator, as applicable, of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee or the Securities Administrator, as applicable, reasonably assured to the Trustee or the Securities Administrator, as applicable, by the security afforded to it by the terms of this Agreement. The Trustee or the Securities Administrator may require reasonable indemnity against such expense or liability as a condition to taking any such action. The reasonable expense of every such examination shall be paid by the Certificateholders requesting the investigation;

                  (vi) The Trustee and the Securities Administrator may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or through Affiliates, agents or attorneys; provided, however, that the Trustee may not appoint any agent other than the Custodian to perform its custodial functions with respect to the Mortgage Files or any paying agent other than the Securities Administrator to perform any paying agent functions under this Agreement without the express written consent of the Master Servicer, which consent will not be unreasonably withheld or delayed. Neither the Trustee nor the Securities Administrator shall be liable or responsible for the misconduct or negligence of any of the Trustee's or the Securities

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         Administrator's agents or attorneys or a custodian or paying agent appointed hereunder by the Trustee or the Securities Administrator with due care and, when required, with the consent of the Master Servicer;

                  (vii) Should the Trustee or the Securities Administrator deem the nature of any action required on its part, other than a payment or transfer under Section 4.04 hereof, to be unclear, the Trustee or the Securities Administrator, respectively, may require prior to such action that it be provided by the Depositor with reasonable further written instructions; the right of the Trustee or the Securities Administrator to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and neither the Trustee nor the Securities Administrator shall be accountable for other than its negligence or willful misconduct in the performance of any such act;

                  (viii) Neither the Trustee nor the Securities Administrator shall be required to give any bond or surety with respect to the execution of the trust created hereby or the powers granted hereunder, except as provided in Subsection 9.07;

                  (ix) Neither the Trustee nor the Securities Administrator shall have any duty to conduct any affirmative investigation as to the occurrence of any condition requiring the repurchase of any Mortgage Loan by any Person pursuant to this Agreement, or the eligibility of any Mortgage Loan for purposes of this Agreement; and

                  (x) Notwithstanding anything to the contrary herein, any and all communications (both text and attachments) by or from the Trustee that the Trustee in its sole discretion deems to contain confidential, proprietary, and/or sensitive information and sent by electronic mail will be encrypted. The recipient (the "Email Recipient") of the email communication will be required to complete a one-time registration process. Information and assistance on registering and using the email encryption technology can be found at Citibank's secure website at www.citigroup.com/citigroup/citizen/privacy/email.htm or by calling
         (866) 535-2504 (in the U.S.) or (904) 954-6181 at any time.

         Section 9.03. Trustee and Securities Administrator Not Liable for
                       Certificates or Mortgage Loans.

                  The recitals contained herein and in the Certificates (other than the signature and authentication of the Certificate Registrar on the Certificates) shall be taken as the statements of the Depositor, and neither the Trustee nor the Securities Administrator shall have any responsibility for their correctness. Neither the Trustee nor the Securities Administrator makes any representations as to the validity or sufficiency of the Certificates (other than the signature and authentication of the Certificate Registrar on the Certificates) or with respect to any Mortgage Loan except as expressly provided in Sections 2.02 and 2.06 hereof; provided, however, that the foregoing shall not relieve the Custodian of the obligation to review the Mortgage Files pursuant to Sections 2.02 and 2.05 and the Custodial Agreement. The Certificate Registrar's signature and authentication (or authentication by its agent) on the Certificates shall be solely in its capacity as Certificate Registrar and shall not constitute the Certificates an obligation of the Certificate Registrar in any other capacity. Neither the Trustee or the Securities Administrator shall be accountable for the use or application by the Depositor of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor with respect to the Mortgage Loans. Subject to the provisions of Section 2.06, neither the Trustee nor the Securities Administrator shall be responsible for the legality or validity of this Agreement or any document or instrument relating to this Agreement, the validity of the execution of this Agreement or of any supplement hereto or instrument of further assurance, or the validity, priority, perfection or sufficiency of

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the security for the Certificates issued hereunder or intended to be issued hereunder. Neither the Trustee nor the Securities Administrator shall at any time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Mortgage or any Mortgage Loan, or the perfection and priority of any Mortgage or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Trust Fund or its ability to generate the payments to be distributed to Certificateholders, under this Agreement. Neither the Trustee nor the Securities Administrator shall have any responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder or to record this Agreement.

         Section 9.04. Trustee and Securities Administrator May Own
                       Certificates.

                  Each of the Trustee and the Securities Administrator in its individual capacity or in any capacity other than as Trustee or Securities Administrator hereunder may become the owner or pledgee of any Certificates with the same rights it would have if it were not the Trustee or the Securities Administrator, as applicable, and may otherwise deal with the parties hereto.

         Section 9.05. Trustee's and Securities Administrator's Fees and
                       Expenses.

                  The Trustee and the Securities Administrator shall be entitled to the Trustee Fee and the Securities Administrator Fee, respectively, which shall be paid by the Master Servicer out of funds received by it hereunder in respect of the Master Servicing Fee. In addition, the Trustee and the Securities Administrator shall be indemnified and held harmless by the Trust Fund (and accordingly will be entitled to recover from the Distribution Account pursuant to Section 4.05(a)(ix) and from comparable funds in a comparable order provided to the Trustee and held in the Distribution Account) for all liabilities, losses, costs, reasonable out-of-pocket expenses, disbursements and advances and the expenses of the Trustee and the Securities Administrator, respectively, in connection with the performance of its duties and obligations and the exercise of its rights under this Agreement, (including exercise of such party's rights under the Assumption Agreements and the Servicing Agreements), the Custodial Agreement, the Certificates, the Mortgage Loans, any Event of Default, any breach of this Agreement or any claim or legal action (including any pending or threatened claim or legal action) incurred or made by the Trustee in the administration of the trusts hereunder or the Securities Administrator, respectively, (including the reasonable compensation, expenses and disbursements of its counsel) except any such liability, loss, cost, expense, disbursement or advance as may arise from its negligence, bad faith or intentional misconduct. The Trust Fund further agrees to indemnify and hold harmless the Trustee for and against any loss, liability or expense arising out of, or in connection with, the provisions set forth in the final paragraph of Section 2.01 hereof, including without limitation, all costs, liabilities and expenses (including reasonable legal fees and expenses) of investigation and defending itself against any claim, action or proceeding, pending or threatened, relating to the provisions of such paragraph. If such funds are insufficient therefor, any such insufficiency shall be recoverable from the Depositor. Such compensation and reimbursement obligation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust. The indemnification set forth herein shall survive the resignation or removal of the Trustee or the Securities Administrator and the termination of this Agreement.

         Section 9.06. Eligibility Requirements for Trustee, Securities
                       Administrator and Paying Agent.

                  The Trustee, the Securities Administrator and the Paying Agent and any successor of any of the foregoing, shall during the entire duration of this Agreement be a state bank or trust company or a national banking association organized and doing business under the laws of a state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and

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surplus and undivided profits of at least $40,000,000 or, in the case of a successor Trustee, $50,000,000, subject to supervision or examination by federal or state authority and, in the case of the Trustee, rated "BBB" or higher by S&P and "BBB/Baa2" or higher by Moody's, with respect to any outstanding long-term unsecured unsubordinated debt, and, in the case of a successor Trustee, successor Securities Administrator or successor Paying Agent other than pursuant to Section 9.10, rated in one of the two highest long-term debt categories of, or otherwise acceptable to, each of the Rating Agencies. The Trustee shall not be an Affiliate of the Master Servicer. If the Trustee publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this
Section 9.06 the combined capital and surplus of such entity shall be deemed to be its total equity capital (combined capital and surplus) as set forth in its most recent report of condition so published. In case at any time the Trustee, Securities Administrator or Paying Agent, as applicable, shall cease to be eligible in accordance with the provisions of this Section 9.06, the Trustee, Securities Administrator or Paying Agent shall resign immediately in the manner and with the effect specified in Section 9.08.

                  In addition, the Securities Administrator (i) may not be an Originator, Master Servicer, Servicer, the Depositor or an affiliate of the Depositor unless the Securities Administrator is in an institutional trust department of the Securities Administrator, (ii) must be authorized to exercise corporate trust powers under the laws of its jurisdiction of organization, and
(iii) must be rated at least "A/F1" by Fitch, if Fitch is a Rating Agency, or the equivalent rating by S&P. The Trustee shall notify the Rating Agencies of any change of Securities Administrator.

         Section 9.07. Insurance.

                  The Securities Administrator and Paying Agent, at their own expense, shall at all times maintain and keep in full force and effect: (i) fidelity insurance, (ii) theft of documents insurance and (iii) forgery insurance (which may be collectively satisfied by a "Financial Institution Bond" and/or a "Bankers' Blanket Bond"). All such insurance shall be in amounts, with standard coverage and subject to deductibles, as are customary for insurance typically maintained by banks or their affiliates which act as custodians for investor-owned mortgage pools. A certificate of an officer of the Trustee or the Securities Administrator as to the Trustee's or the Securities Administrator's, respectively, compliance with this Section 9.07 shall be furnished to any Certificateholder upon reasonable written request.

         Section 9.08. Resignation and Removal of Trustee, Securities
                       Administrator and Paying Agent.

                  The Trustee and the Securities Administrator may at any time resign and be discharged from the Trust hereby created by giving written notice thereof to the Depositor, the Sponsor, the Securities Administrator (or the Trustee, if the Securities Administrator resigns) and the Master Servicer, with a copy to the Rating Agencies. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor trustee or successor securities administrator, as applicable, by written instrument, in triplicate, one copy of which instrument shall be delivered to each of the resigning trustee or securities administrator, as applicable, and the successor trustee or securities administrator, as applicable. If no successor trustee or successor securities administrator shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee or Securities Administrator may petition any court of competent jurisdiction for the appointment of a successor trustee or securities administrator.

                  If at any time (i) the Trustee, Securities Administrator or Paying Agent shall cease to be eligible in accordance with the provisions of
Section 9.06 hereof and shall fail to resign after written request thereto by the Depositor, (ii) the Trustee, Securities Administrator or Paying Agent shall become incapable of acting, or shall be adjudged as bankrupt or insolvent, or a receiver of the Trustee, Securities

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Administrator or Paying Agent or of its property shall be appointed, or any public officer shall take charge or control of the Trustee, the Securities Administrator or Paying Agent or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or (iii)(A) a tax is imposed with respect to the Trust Fund by any state in which the Trustee or the Securities Administrator or the Trust Fund is located, (B) the imposition of such tax would be avoided by the appointment of a different trustee or securities administrator and (C) the Trustee or the Securities Administrator, as applicable fails to indemnify the Trust Fund against such tax, then the Depositor or the Master Servicers may remove the Trustee, Securities Administrator or Paying Agent, as applicable, and appoint a successor trustee, successor securities administrator or successor paying agent, as applicable, by written instrument, in multiple copies, a copy of which instrument shall be delivered to the Trustee, the Securities Administrator, the Master Servicer, the Paying Agent and the successor trustee, successor securities administrator or successor paying agent, as applicable.

                  The Holders evidencing more than 50% of the Voting Rights of each Class of Certificates may at any time remove the Trustee, Securities Administrator or Paying Agent and appoint a successor trustee, securities administrator or paying agent by written instrument or instruments, in multiple copies, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered by the successor trustee or successor securities administrator to the Master Servicer, the Trustee, Securities Administrator or Paying Agent so removed and the successor trustee or securities administrator so appointed. Notice of any removal of the Trustee, Securities Administrator or Paying Agent shall be given to each Rating Agency by the Trustee or successor trustee. In the event that the fee payable to a successor Trustee, successor Securities Administrator or successor Paying Agent exceeds the applicable fee payable to the predecessor party, any such excess shall be an obligation of the Trust.

                  Any resignation or removal of the Trustee, Securities Administrator or Paying Agent and appointment of a successor trustee, securities administrator or paying agent pursuant to any of the provisions of this Section
9.08 shall become effective upon acceptance of appointment by the successor trustee, securities administrator or paying agent, respectively, as provided in
Section 9.09 hereof.

         Section 9.09. Successor Trustee, Securities Administrator or Successor
                       Paying Agent.

                  Any successor trustee, securities administrator or paying agent appointed as provided in Section 9.08 hereof shall execute, acknowledge and deliver to the Depositor and to its predecessor trustee, predecessor securities administrator or predecessor paying agent, as applicable, and the Master Servicer an instrument accepting such appointment hereunder and thereupon the resignation or removal of the predecessor trustee, securities administrator or paying agent shall become effective and such successor trustee, securities administrator or paying agent, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee or securities administrator herein.

                  No successor trustee, securities administrator or paying agent shall accept appointment as provided in this Section 9.09 unless at the time of such acceptance such successor trustee, securities administrator or paying agent shall be eligible under the provisions of Section 9.07 hereof and its appointment shall not adversely affect the then current rating of the Certificates.

                  Upon acceptance of appointment by a successor trustee, securities administrator or paying agent as provided in this Section 9.09, the successor trustee, securities administrator or paying agent shall mail notice of the succession of such trustee or securities administrator hereunder to all Holders of Certificates. If the successor trustee, securities administrator or paying agent fails to mail such notice within ten days after acceptance of appointment, the Depositor shall cause such notice to be mailed at the expense of the Trust Fund.

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         Section 9.10. Merger or Consolidation of Trustee, Securities
                       Administrator or Paying Agent.

                  Any corporation, state bank or national banking association into which the Trustee, Securities Administrator or Paying Agent may be merged or converted or with which it may be consolidated or any corporation, state bank or national banking association resulting from any merger, conversion or consolidation to which the Trustee, Securities Administrator or Paying Agent shall be a party, or any corporation, state bank or national banking association succeeding to substantially all of the corporate trust business of the Trustee or of the business of the Securities Administrator or Paying Agent, shall be the successor of the Trustee, Securities Administrator or Paying Agent hereunder, provided that such entity shall be eligible under the provisions of Section 9.06 hereof without the execution or filing of any paper or further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

         Section 9.11. Appointment of Co-Trustee or Separate Trustee.

                  Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing any Mortgage Note may at the time be located, the Master Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders, such title to the Trust Fund or any part thereof, whichever is applicable, and, subject to the other provisions of this Section 9.11, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trustee may consider necessary or desirable. If the Master Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request to do so, or in the case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section
9.06 and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under Section 9.09.

                  Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

                  (i) All rights, powers, duties and obligations conferred or imposed upon the Trustee, except for the obligation of the Trustee under this Agreement to advance funds on behalf of the Master Servicer, shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as a Successor Master Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

                  (ii) No trustee hereunder shall be held personally liable by reason of any act or omission of any other trustee hereunder; and

                  (iii) The Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

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                  Any notice, request or other writing given to the Trustee
shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article IX. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Master Servicer and the Depositor.

                  Any separate trustee or co-trustee may, at any time, constitute the Trustee its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

         Section 9.12. Tax Matters.

                  It is intended that each of REMIC I, REMIC II, REMIC III and REMIC IV shall constitute, and that the affairs of the Trust Fund shall be conducted so that each REMIC formed hereunder qualifies as, a "real estate mortgage investment conduit" as defined in and in accordance with the REMIC Provisions. In furtherance of such intention, the Securities Administrator covenants and agrees that it shall act as agent (and the Securities Administrator is hereby appointed to act as agent) on behalf of the Trust Fund. The Trustee and/or the Securities Administrator, as agent on behalf of the Trust Fund, shall do or refrain from doing, as applicable, the following: (a) the Securities Administrator shall prepare and file, or cause to be prepared and filed, in a timely manner, U.S. Real Estate Mortgage Investment Conduit Income Tax Returns (Form 1066 or any successor form adopted by the Internal Revenue Service) and prepare and file or cause to be prepared and filed with the Internal Revenue Service and applicable state or local tax authorities income tax or information returns for each taxable year with respect to each such REMIC containing such information and at the times and in the manner as may be required by the Code or state or local tax laws, regulations, or rules, and furnish or cause to be furnished to Certificateholders the schedules, statements or information at such times and in such manner as may be required thereby; (b) the Securities Administrator shall apply for an employer identification number with the Internal Revenue Service via a Form SS-4 or other comparable method for each REMIC that is or becomes a taxable entity, and within thirty days of the Closing Date, furnish or cause to be furnished to the Internal Revenue Service, on Forms 8811 or as otherwise may be required by the Code, the name, title, address, and telephone number of the person that the holders of the Certificates may contact for tax information relating thereto, together with such additional information as may be required by such Form, and update such information at the time or times in the manner required by the Code for the Trust Fund; (c) the Securities Administrator shall make or cause to be made elections, on behalf of each REMIC formed hereunder to be treated as a REMIC on the federal tax return of such REMIC for its first taxable year (and, if necessary, under applicable state law); (d) the Securities Administrator shall prepare and forward, or cause to be prepared and forwarded, to the Certificateholders and to the Internal Revenue Service and, if necessary, state tax authorities, all information returns and reports as and when required to be provided to them in accordance with the REMIC Provisions, including without limitation, the calculation of any original issue discount using the Prepayment Assumption; (e) the Securities Administrator shall provide information necessary for the computation of tax imposed on the transfer of a Residual Certificate to a Person that is not a Permitted Transferee, or an agent (including a broker, nominee or other middleman) of a Person that is not a Permitted Transferee, or a pass-through entity in which a Person that is not a Permitted Transferee is the record holder of an interest (the reasonable cost of computing and furnishing

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such information may be charged to the Person liable for such tax) or to the
IRS, and the Trustee shall forward that information to the requesting party in accordance with Treasury Regulation ss. 1.860E-2(a)(5); (f) each of the Securities Administrator and the Trustee shall, to the extent under its control, conduct the affairs of the Trust Fund at all times that any Certificates are outstanding so as to maintain the status of each REMIC formed hereunder as a REMIC under the REMIC Provisions; (g) neither the Trustee nor the Securities Administrator shall knowingly or intentionally take any action or omit to take any action that would cause the termination of the REMIC status of any REMIC formed hereunder; (h) the Securities Administrator shall pay, from the sources specified in the second to last paragraph of this Section 9.12, the amount of any federal, state and local taxes, including prohibited transaction taxes as described below, imposed on any REMIC formed hereunder prior to the termination of the Trust Fund when and as the same shall be due and payable (but such obligation shall not prevent the Securities Administrator or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Securities Administrator from withholding payment of such tax, if permitted by law, pending the outcome of such proceedings); (i) the Trustee shall sign or cause to be signed federal, state or local income tax or information returns or any other document prepared by the Securities Administrator pursuant to this Section 9.12 requiring a signature thereon by the Trustee; (j) the Securities Administrator shall maintain records relating to each REMIC formed hereunder including but not limited to the income, expenses, assets and liabilities of each such REMIC and adjusted basis of the Trust Fund property determined at such intervals as may be required by the Code, as may be necessary to prepare the foregoing returns, schedules, statements or information; and (k) as and when necessary and appropriate, the Securities Administrator, shall represent the Trust Fund in any administrative or judicial proceedings relating to an examination or audit by any governmental taxing authority, request an administrative adjustment as to any taxable year of any REMIC formed hereunder, enter into settlement agreements with any governmental taxing agency, extend any statute of limitations relating to any tax item of the Trust Fund, and otherwise act on behalf of each REMIC formed hereunder in relation to any tax matter involving any such REMIC.

                  In order to enable each of the Trustee and the Securities Administrator to perform its duties as set forth herein, the Depositor shall provide, or cause to be provided, to the Trustee or the Securities Administrator within 10 days after the Closing Date all information or data that the Trustee or the Securities Administrator requests in writing and determines to be relevant for tax purposes to the valuations and offering prices of the Certificates, including, without limitation, the price, yield, prepayment assumption and projected cash flows of the Certificates and the Mortgage Loans. Thereafter, the Depositor shall provide to the Trustee or the Securities Administrator promptly upon written request therefor, any such additional information or data that the Trustee or the Securities Administrator may, from time to time, request in order to enable the Trustee or the Securities Administrator to perform its duties as set forth herein. The Depositor hereby indemnifies each of Trustee and the Securities Administrator for any losses, liabilities, damages, claims or expenses of the Trustee or the Securities Administrator arising from any errors or miscalculations of the Trustee or the Securities Administrator, as applicable, that result from any failure of the Depositor to provide, or to cause to be provided, accurate information or data to the Trustee or the Securities Administrator, as applicable, on a timely basis, which indemnification shall survive the resignation or removal of the Trustee, the Master Servicer or the Securities Administrator and the termination of this Agreement.

                  In the event that any tax is imposed on "prohibited transactions" of either REMIC I, REMIC II, REMIC III or REMIC IV as defined in
Section 860F(a)(2) of the Code, on the "net income from foreclosure property" of the Trust Fund as defined in Section 860G(c) of the Code, on any contribution to either REMIC I, REMIC II, REMIC III or REMIC IV after the startup day pursuant to Section 860G(d) of the Code, or any other tax is imposed, including, without limitation, any federal, state or local tax or minimum tax imposed upon any of REMIC I, REMIC II, REMIC III, REMIC IV or the Trust Fund, and is not paid as otherwise provided for herein, such tax shall be paid by (i) the Trustee or

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the Securities Administrator, if any such other tax arises out of or results from a breach by the Trustee or the Securities Administrator, respectively, of any of its obligations under this Agreement, (ii) any party hereto (other than the Trustee or the Securities Administrator) to the extent any such other tax arises out of or results from a breach by such other party of any of its obligations under this Agreement or (iii) in all other cases, or in the event that any liable party hereto fails to honor its obligations under the preceding clauses (i) or (ii), any such tax will be paid first with amounts otherwise to be distributed to the Residual Certificateholders (pro rata based on the amounts to be distributed), and second with amounts otherwise to be distributed to all other Certificateholders in the following order of priority: first, to the Subordinate Certificates in the related Loan Group in the order priority set forth in Section 5.04A, and second, to the Senior Certificates in the related Loan Group in the order priority set forth in Section 5.04A. Notwithstanding anything to the contrary contained herein, to the extent that such tax is payable by the Holder of any Certificates, the Securities Administrator is hereby authorized to retain on any Distribution Date, from the Holders of the Residual Certificates (and, if necessary, second, from the Holders of the other Certificates in the priority specified in the preceding sentence), funds otherwise distributable to such Holders in an amount sufficient to pay such tax. As to any amount payable out of distributions to the Certificateholders pursuant to the preceding two sentences, the Securities Administrator shall include in its Remittance Report information as to distributions to such parties taking into account the priorities described in the second preceding sentence. The Securities Administrator agrees to promptly notify in writing the party liable for any such tax of the amount thereof and the due date for the payment thereof.

                  The Trustee and the Securities Administrator each agree that, in the event it should obtain any information necessary for the other party to perform its obligations pursuant to this Section 9.12, it will promptly notify and provide such information to such other party. Notwithstanding anything in this Agreement to the contrary, the Trustee agrees that, in the event that the Trustee obtains actual knowledge that the Securities Administrator has breached any of its obligations pursuant to this Section 9.12, the Trustee shall perform such obligations on its behalf to the extent that the Trustee possesses all documents necessary to so perform and receives reasonable compensation therefor, provided, however, that the Trustee shall not be liable for any losses resulting from any such breach.

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                                   ARTICLE X.

                                   TERMINATION

         Section 10.01. Termination upon Liquidation or Repurchase of the
                       Mortgage Loans.

                  Subject to Section 10.03, the obligations and responsibilities of the Depositor, the Master Servicer, the Securities Administrator, the Paying Agent, the Sponsor and the Trustee created hereby and with respect to a Loan Group shall terminate upon the earlier of (a) the purchase by the Sponsor of all of the Mortgage Loans (and REO Properties) remaining in the related Loan Group (which repurchase with respect to Loan Group I and Loan Group II may occur on separate dates) at the price equal to the sum of (i) 100% of the Stated Principal Balance of each Mortgage Loan in such Loan Group (other than in respect of REO Property), (ii) accrued interest thereon at the applicable Mortgage Rate, (iii) the appraised value of any REO Property with respect to the related Loan Group (up to the Stated Principal Balance of the related Mortgage
Loan), such appraisal to be conducted by an appraiser mutually agreed upon by EMC and the Securities Administrator and (iv) unreimbursed out-of pocket costs of the related Servicer or Master Servicer with respect to the related Loan Group, including unreimbursed servicing advances and the principal portion of any unreimbursed Advances, made on the related Mortgage Loans prior to the exercise of such repurchase right, (v) any unreimbursed costs and expenses of the Trustee and the Securities Administrator with respect to the related Loan Group payable pursuant to Section 9.05, (vi) any unreimbursed costs and expenses of the Custodian with respect to the related Loan Group payable pursuant to the Custodial Agreement and (b) the later of (i) the maturity or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan remaining in the related Loan Group and the disposition of all related REO Property, and (ii) the distribution to related Certificateholders of all amounts required to be distributed to them pursuant to this Agreement, as applicable. In no event shall the trusts created hereby continue beyond the earlier of (i) the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James's, living on the date hereof and (ii) the Latest Possible Maturity Date.

                  The right to repurchase all Mortgage Loans and REO Properties with respect to a Loan Group pursuant to clause (a) above shall be conditioned upon the Stated Principal Balance of all of the Mortgage Loans and REO Properties in the related Loan Group, at the time of any such repurchase, aggregating ten percent or less of the aggregate Cut-off Date Principal Balance of all of the related Mortgage Loans.

         Section 10.02. Final Distribution on the Certificates.

                  If on any Determination Date, (i) the Master Servicer determines that there are no Outstanding Mortgage Loans and no other funds or assets in the Loan Group in the Trust other than the funds in the Distribution Account, the Master Servicer shall direct the Securities Administrator to send a final distribution notice promptly to each related Certificateholder or (ii) the Securities Administrator determines that a Class of related Certificates shall be retired after a final distribution on such Class, the Securities Administrator shall notify the related Certificateholders within five (5) Business Days after such Determination Date that the final distribution in retirement of such Class of Certificates is scheduled to be made on the immediately following Distribution Date. Any final distribution made pursuant to the immediately preceding sentence will be made only upon presentation and surrender of the related Certificates at the Corporate Trust Office of the Certificate Registrar. If the Sponsor elects to terminate a Loan Group in the Trust Fund pursuant to Section 10.01, on or before the Distribution Date occurring in the month preceding the month in which notice is to be mailed to the related Certificateholders, the Sponsor shall notify the Securities Administrator, the Custodian, the Trustee, the Securities Administrator, the Paying Agent and the Master Servicer of the date that the Depositor intends to

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terminate the Loan Group in the Trust Fund and the Sponsor shall provide the
Securities Administrator, the Paying Agent, the Custodian, the Master Servicer and the Trustee with the applicable repurchase price of the related Mortgage Loans and REO Properties serviced and administered by the Master Servicer. The Sponsor shall remit the applicable Mortgage Loan Purchase Price to the Paying Agent for deposit in the Distribution Account on the Business Day immediately preceding the Distribution Date on which such Optional Termination by the Sponsor will be effected.

                  Provided that timely notice has been received, the Securities Administrator shall give notice of any termination of the Loan Group in the Trust Fund, specifying the Distribution Date on which related Certificateholders may surrender their Certificates for payment of the final distribution and cancellation. To the extent reasonably practical, such notice shall be given by letter mailed not earlier than the 1st day and no later than the 15th day of the month of such final distribution and shall specify: (a) the Distribution Date upon which final distribution on the related Certificates will be made upon presentation and surrender of Certificates at the office therein designated, (b) the amount of such final distribution, (c) the location of the office or agency at which such presentation and surrender must be made and (d) that the Record Date otherwise applicable to such Distribution Date is not applicable, distributions being made only upon presentation and surrender of the related Certificates at the office therein specified. The Securities Administrator will give such notice to each Rating Agency at the time such notice is given to related Certificateholders.

                  In the event such notice is given, the Paying Agent shall distribute, on the applicable Distribution Date in an amount equal to the final distribution in respect of the related Certificates. Upon such final deposit with respect to the Loan Group in the Trust Fund and the receipt by the Trustee of a Request for Release therefor, the Trustee shall promptly release to EMC or its designee the Mortgage Files for the related Mortgage Loans, and any documents necessary to transfer any REO Property.

                  Upon presentation and surrender of the related Certificates, the Paying Agent shall cause to be distributed to Certificateholders of each related Class, based on the applicable Remittance Report for such Distribution Date, the amounts allocable to such Certificates held in the Distribution Account in the order and priority set forth in Section 5.04 hereof on the final Distribution Date and in proportion to their respective Percentage Interests.

                  In the event that any affected Certificateholders shall not surrender Certificates for cancellation within six months after the date specified in the above mentioned written notice, the Securities Administrator shall give a second written notice to the remaining related Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within six months after the second notice all the applicable Certificates shall not have been surrendered for cancellation, the Securities Administrator may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining related Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets that remain a part of the Loan Group in the Trust Fund. If within one year after the second notice all the related Certificates shall not have been surrendered for cancellation, the Residual Certificateholders shall be entitled to all unclaimed funds and other assets of the Loan Group in the Trust Fund that remain subject hereto.

         Section 10.03. Additional Termination Requirements.

                  (a) Upon exercise by the Sponsor of its purchase option with respect to both Loan Groups as provided in Section 10.01, the Trust Fund shall be terminated in accordance with the following additional requirements, unless each of the Trustee and the Securities Administrator have been supplied with an Opinion of Counsel, at the expense of the Sponsor, to the effect that the failure of the Trust Fund to comply with the requirements of this Section 10.03 will not (i) result in the imposition of taxes on

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"prohibited transactions" of a REMIC, or (ii) cause a REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding:

                  (1) The Sponsor shall establish a 90-day liquidation period and notify the Trustee and Securities Administrator thereof, and the Securities Administrator shall in turn specify the first day of such period in a statement attached to each of REMIC I, REMIC II, REMIC III and REMIC IV's Tax Return pursuant to Treasury Regulation Section 1.860F-1. The Sponsor shall satisfy all the requirements of a qualified liquidation under Section 860F of the Code and any regulations thereunder, as evidenced by an Opinion of Counsel obtained at the expense of the Sponsor;

                  (2) During such 90-day liquidation period, and at or prior to the time of making the final payment on the Certificates, EMC, acting as agent of the Trustee, shall sell all of the assets of REMIC I, REMIC II, REMIC III and REMIC IV for cash; and

                  (3) At the time of the making of the final payment on the Certificates, the Securities Administrator as agent for the Trustee shall distribute or credit, or cause to be distributed or credited, to the Holders of the Residual Certificates all cash on hand (other than cash retained to meet claims), and REMIC I, REMIC II, REMIC III and REMIC IV shall terminate at that time.

                  (b) By their acceptance of the Certificates, the Holders thereof hereby authorize the Sponsor to specify the 90-day liquidation period for REMIC I, REMIC II, REMIC III and REMIC IV, which authorization shall be binding upon all successor Certificateholders.

                  (c) Upon the written request of the Sponsor, and the receipt of the Opinion of Counsel referred to in Section 10.03(a)(1), the Trustee shall sign, and the Securities Administrator as agent for each REMIC hereby agrees to adopt such a plan of complete liquidation and to take such other action in connection therewith as may be reasonably requested by the Sponsor.

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                                  ARTICLE XI.

                            MISCELLANEOUS PROVISIONS

         Section 11.01. Amendment.

                  This Agreement may be amended from time to time by parties hereto, without the consent of any of the Certificateholders to cure any ambiguity, to correct or supplement any provisions herein (including to give effect to the expectations of investors), to change the manner in which the Distribution Account, or the Protected Account is maintained, to conform the terms hereof to the disclosure in the Prospectus Supplement, to revise or correct any provisions to reflect the obligations of the parties to this Agreement as they related to Regulation AB, or to make such other provisions with respect to matters or questions arising under this Agreement as shall not be inconsistent with any other provisions herein if such action shall not, as evidenced by an Opinion of Counsel addressed to the Trustee, adversely affect in any material respect the interests of any Certificateholder; provided that any such amendment shall be deemed not to adversely affect in any material respect the interests of the Certificateholders and no such Opinion of Counsel shall be required if the Person requesting such amendment obtains a letter from each Rating Agency stating that such amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Certificates.

                  Notwithstanding the foregoing, without the consent of the Certificateholders, the parties hereto may at any time and from time to time amend this Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary or appropriate to maintain the qualification of each of REMIC I, REMIC II, REMIC III and REMIC IV as a REMIC under the Code or to avoid or minimize the risk of the imposition of any tax on either REMIC I, REMIC II, REMIC III or REMIC IV pursuant to the Code that would be a claim against either REMIC I, REMIC II, REMIC III or REMIC IV at any time prior to the final redemption of the Certificates, provided that the Trustee and the Securities Administrator have been provided an Opinion of Counsel addressed to the Trustee and the Securities Administrator, which opinion shall be an expense of the party requesting such amendment but in any case shall not be an expense of the Trustee or the Securities Administrator, to the effect that such action is necessary or appropriate to maintain such qualification or to avoid or minimize the risk of the imposition of such a tax.

                  This Agreement may also be amended from time to time by the parties hereto and the Holders of each Class of Certificates affected thereby evidencing more than 50% of the Voting Rights of such Class or Classes for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) cause either REMIC I, REMIC II, REMIC III or REMIC IV's REMIC elections to fail to qualify or (iii) reduce the aforesaid percentages of Certificates of each Class the Holders of which are required to consent to any such amendment without the consent of the Holders of all Certificates of such Class then outstanding.

                  Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel addressed to the Trustee, which opinion shall be an expense of the party requesting such amendment but in any case shall not be an expense of the Trustee or the Securities Administrator, to the effect that such amendment will not (other than an amendment pursuant to clause (ii) of, and in accordance with, the preceding paragraph) cause the imposition of any tax on REMIC I, REMIC II, REMIC III or REMIC IV or the Certificateholders or cause REMIC I, REMIC II, REMIC III or REMIC IV's REMIC elections to fail to qualify at any time that any Certificates are outstanding. Further, nothing in this Agreement shall require

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the Trustee to enter into an amendment without receiving an Opinion of Counsel, addressed to and satisfactory to the Trustee that (i) such amendment is permitted and is not prohibited by this Agreement and that all requirements for amending this Agreement (including any consent of the applicable
Certificateholders) have been complied with.

                  Promptly after the execution of any amendment to this Agreement requiring the consent of Certificateholders, the Trustee shall furnish written notification of the substance of such amendment to each Certificateholder and each Rating Agency.

                  It shall not be necessary for the consent of Certificateholders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

         Section 11.02. Recordation of Agreement; Counterparts.

                  To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all of the counties or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public recording office or elsewhere. The Master Servicer shall effect such recordation at the Trust's expense upon the request in writing of a Certificateholder, but only if such direction is accompanied by an Opinion of Counsel (provided at the expense of the Certificateholder requesting recordation) to the effect that such recordation would materially and beneficially affect the interests of the Certificateholders or is required by law.

                  For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

         Section 11.03. Governing Law.

                  THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO AND THE CERTIFICATEHOLDERS SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS WITHOUT REGARD TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW WHICH THE PARTIES HERETO EXPRESSLY RELY UPON IN THE CHOICE OF SUCH LAW AS THE GOVERNING LAW HEREUNDER).

         Section 11.04. Intention of Parties.

                  It is the express intent of the parties hereto that the conveyance of the Mortgage Notes, Mortgages, assignments of Mortgages, title insurance policies and any modifications, extensions and/or assumption agreements and private mortgage insurance policies relating to the Mortgage Loans by the Sponsor to the Depositor, and by the Depositor to the Trustee be, and be construed as, an absolute sale thereof to the Depositor or the Trustee, as applicable. It is, further, not the intention of the parties that such conveyance be deemed a pledge thereof by the Sponsor to the Depositor, or by the Depositor to the

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Trustee. However, in the event that, notwithstanding the intent of the parties, such assets are held to be the property of the Sponsor or the Depositor, as applicable, or if for any other reason this Agreement is held or deemed to create a security interest in such assets, then (i) this Agreement shall be deemed to be a security agreement within the meaning of the Uniform Commercial Code of the State of New York, (ii) each conveyance provided for in this Agreement shall be deemed to be an assignment and a grant by the Sponsor or the Depositor, as applicable, for the benefit of the Certificateholders, of a security interest in all of the assets that constitute the Trust Fund, whether now owned or hereafter acquired, (iii) the possession by the Trustee or the Custodian of the Mortgage Notes and such other items of property as may be perfected by possession pursuant to Section 9-313 (or comparable provision) of the applicable Uniform Commercial Code for purposes of effecting the security interest pursuant to such section of the applicable Uniform Commercial Code and other applicable law. Any assignment of the Sponsor and the Depositor shall also be deemed to be an assignment of any security interest created hereby.

                  Each of the Sponsor and the Depositor for the benefit of the Certificateholders shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the assets of the Trust Fund, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Agreement.

         Section 11.05. Notices.

                  (a) The Securities Administrator shall use its best efforts to promptly provide notice to each Rating Agency with respect to each of the following of which it has actual knowledge:

                  (i) Any material change or amendment to this Agreement;

                  (ii) The occurrence of any Event of Default that has not been cured;

                  (iii) The resignation or termination of the Master Servicer, the Securities Administrator or the Trustee and the appointment of any successor;

                  (iv) The repurchase or substitution of Mortgage Loans pursuant to Sections 2.02, 2.03, 3.12 and 10.01; and

                  (v) The final payment to Certificateholders.

                  (b) In addition, the Securities Administrator shall promptly furnish or make available to each Rating Agency copies of the following:

                  (i) Each report to Certificateholders described in Section 5.05, if requested by such Rating Agency;

                  (ii) Each annual statement as to compliance described in
         Section 3.16; and

                  (iii) Each Attestation Report described in Section 3.17.

                  (c) All directions, demands and notices hereunder shall be in writing and shall be deemed to have been duly given when delivered at or mailed by registered mail, return receipt requested, postage prepaid, or by recognized overnight courier, or by facsimile transmission to a number provided by the appropriate party if receipt of such transmission is confirmed to 1) in the case of the Depositor, Bear Stearns Asset Backed Securities I LLC, 383 Madison Avenue, New York, New York 10179,

         Attention: Chief Counsel, and with respect to Reg AB notifications to the Depositor at regabnotifications@bear.com, or such other address as may be hereafter furnished to the other parties hereto by the Depositor in writing; 2) in the case of the Sponsor (or EMC), EMC Mortgage Corporation, 2780 Lake Vista Drive, Lewisville, Texas 75067 (Facsimile:
         (469) 759-4714), Attention: President or General Counsel, or such other address as may be hereafter furnished to the other parties hereto by EMC in writing; 3) in the case of the Trustee, at the Corporate Trust Office or such other address as the Trustee may hereafter furnish to the other parties hereto; 4) in the case of the Master Servicer, the Securities Administrator, the Paying Agent, the Certificate Registrar or the Custodian, P.O. Box 98, Columbia, Maryland 21046 (or, in the case of overnight delivery, 9062 Old Annapolis Road, Columbia, Maryland 21045), in either case: Attention: BSABS 2007-SD2; or such other address as may be hereafter furnished to the other parties hereto by the Master Servicer in writing; and 5) in the case of the Rating Agencies, (x) Standard & Poor's, 55 Water Street, 41st Floor, New York, New York 10041, Attention: Mortgage Surveillance Group, (y) Fitch Ratings, One State Street Plaza, New York, New York 10004, Attention:
         Residential Mortgage Department, and (z) Moody's Investors Service, Inc., 99 Church Street, 4th Floor, New York, New York 10004. Any notice delivered to the Sponsor, the Depositor, the Master Servicer, the Securities Administrator, the Custodian or the Trustee under this Agreement shall be effective only upon receipt. Any notice required or permitted to be mailed to a Certificateholder, unless otherwise provided herein, shall be given by first-class mail, postage prepaid, at the address of such Certificateholder as shown in the Certificate Register; any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

         Section 11.06. Severability of Provisions.

                  If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

         Section 11.07. Assignment.

                  Notwithstanding anything to the contrary contained herein, except as provided pursuant to Section 7.02, this Agreement may not be assigned by the Master Servicer, the Sponsor or the Depositor.

         Section 11.08. Limitation on Rights of Certificateholders.

                  The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder's legal representative or heirs to claim an accounting or to take any action or commence any proceeding in any court for a petition or winding up of the Trust Fund, or otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

                  No Certificateholder shall have any right to vote (except as provided herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth or contained in the terms of the Certificates be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

                  No Certificateholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee or the Securities Administrator, as appropriate, a written notice of an Event of Default and of the continuance thereof, as hereinbefore provided, the Holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates shall also have made written request to the Trustee or the Securities Administrator, as appropriate to institute such action, suit or proceeding in its own name as Trustee or the Securities Administrator, as appropriate, hereunder and shall have offered to the Trustee or the Securities Administrator, as appropriate, such reasonable indemnity as it may require against the costs, expenses, and liabilities to be incurred therein or thereby, and the Trustee or the Securities Administrator, as appropriate, for 60 days after its receipt of such notice, request and offer of indemnity shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder or to enforce any right under this Agreement, except in the manner herein provided and for the common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 11.08, each and every Certificateholder, the Trustee or the Securities Administrator shall be entitled to such relief as can be given either at law or in equity.

         Section 11.09. Inspection and Audit Rights.

                  (a) The Master Servicer agrees that, on reasonable prior notice, it will permit any representative of the Depositor or the Trustee during the Master Servicer's normal business hours, to examine all the books of account, records, reports and other papers of the Master Servicer relating to the Mortgage Loans, to make copies and extracts therefrom, to cause such books to be audited by independent certified public accountants selected by the Depositor or the Trustee and to discuss its affairs, finances and accounts relating to such Mortgage Loans with its officers, employees and independent public accountants (and by this provision the Master Servicer hereby authorizes such accountants to discuss with such representative such affairs, finances and accounts), all at such reasonable times and as often as may be reasonably requested. Any out-of-pocket expense incident to the exercise by the Depositor or the Trustee of any right under this Section 11.09 shall be borne by the party requesting such inspection, subject to any right to reimbursement of such party hereunder (in the case of the Trustee, pursuant to Section 4.05(a)(xii) hereof); all other such expenses shall be borne by the Master Servicer.

                  (b) The Custodian and the Securities Administrator shall each provide access to the records and documentation in its possession regarding the related Mortgage Loans and REO Property and the servicing thereof to the Certificateholders, the FDIC, and the supervisory agents and examiners of the FDIC, such access being afforded only upon reasonable prior written request and during normal business hours at its respective office; provided, however, that, unless otherwise required by law, neither the Custodian nor the Securities Administrator shall be required to provide access to such records and documentation if the provision thereof would violate the legal right to privacy of any Mortgagor. The Custodian and the Securities Administrator shall each allow representatives of the above entities to photocopy any of the records and documentation and shall provide equipment for that purpose at a charge that covers its actual costs.

         Section 11.10. Certificates Nonassessable and Fully Paid.

                  It is the intention of the Depositor that Certificateholders shall not be personally liable for obligations of the Trust Fund, that the interests in the Trust Fund represented by the Certificates shall be nonassessable for any reason whatsoever, and that the Certificates, upon due authentication thereof by the Trustee pursuant to this Agreement, are and shall be deemed fully paid.

                                      * * *

                  IN WITNESS WHEREOF, the Depositor, the Master Servicer, the Sponsor, the Securities Administrator and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.


                                 BEAR STEARNS ASSET BACKED SECURITIES I LLC, as Depositor


                                 By: /s/ Baron Silverstein
                                    -------------------------------------------
                                 Name:   Baron Silverstein
                                 Title:  Vice President


                                 EMC MORTGAGE CORPORATION,
                                 as Sponsor


                                 By:  /s/ Mark Ehrenreich
                                 ----------------------------------------------
                                 Name:  Mark Ehrenreich
                                 Title: Senior Vice President


                                 WELLS FARGO BANK, N.A.,
                                 as Master Servicer and Securities Administrator


                                 By: /s/ Stacey M. Taylor
                                    -------------------------------------------
                                 Name:  Stacey M. Taylor
                                 Title: Vice President

                                 CITIBANK, N.A.,
                                 as Trustee


                                 By: /s/ Cirino Emanuele
                                    -------------------------------------------
                                 Name:  Cirino Emanuele
                                 Title: Vice President

             [Signature Page to the Pooling and Servicing Agreement]

STATE OF NEW YORK     )
                      ) ss.:
COUNTY OF NEW YORK    )

                  On this 15th day of March 2007, before me, a notary public in and for said State, appeared Baron Silverstein, personally known to me on the basis of satisfactory evidence to be an authorized representative of Bear Stearns Asset Backed Securities I LLC, the limited liability company that executed the within instrument, and also known to me to be the person who executed it on behalf of such corporation and acknowledged to me that such corporation executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                            ------------------------------------
                                            Notary Public



[Notarial Seal]

STATE OF MARYLAND      )
                       ) ss.:
COUNTY OF BALTIMORE    )

                  On this 15th day of March 2007, before me, a notary public in and for said State, appeared Stacey Taylor, personally known to me on the basis of satisfactory evidence to be an authorized representative of Wells Fargo Bank, N.A., a national banking association that executed the within instrument, and also known to me to be the person who executed it on behalf of such national banking association, and acknowledged to me that such national banking association executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                            /s/ Jennifer Richardson
                                            ------------------------------------
                                            Notary Public



[Notarial Seal]

STATE OF TEXAS        )
                      )ss.:
COUNTY OF DENTON      )

                  On this 15th day of March 2007, before me, a notary public in and for said State, appeared Mark Ehrenreich, personally known to me on the basis of satisfactory evidence to be an authorized representative of EMC Mortgage Corporation, the corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of such corporation and acknowledged to me that such corporation executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                            /s/ Alfie Kearney
                                            ------------------------------------
                                            Notary Public



[Notarial Seal]

STATE OF NEW YORK     )
                      )ss.:
COUNTY OF NEW YORK    )

                  On this 15th day of March 2007, before me, a notary public in and for said State, appeared Cirino Emanuele, personally known to me on the basis of satisfactory evidence to be an authorized representative of Citibank, N.A., one of the national banking associations that executed the within instrument, and also known to me to be the person who executed it on behalf of such national banking association and acknowledged to me that such national banking association executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                            /s/ Zenaida Santiago
                                            ------------------------------------
                                            Notary Public



[Notarial Seal]

                                                                     EXHIBIT A-1

                          FORM OF CLASS A CERTIFICATES

                         CLASS [____A-____] CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE SECURITIES ADMINISTRATOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HEREON AND REALIZED LOSSES ON THE RELATED MORTGAGE LOANS AS SET FORTH IN THE AGREEMENT (AS DEFINED BELOW). ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CERTIFICATE PRINCIPAL BALANCE BY INQUIRY OF THE CERTIFICATE REGISTRAR WITH RESPECT HERETO.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").


                                     A-1-1

Certificate No.:               _____

Cut-off Date:                  February 1, 2007

First Distribution Date:       March 26, 2007

Initial Principal
Balance of
this Certificate
("Denomination"):              $_____________

Initial Certificate
Principal Balance of
Class [__A-__]
Certificates:                  $_____________

Latest Possible
Maturity Date:                 February 25, 2037

CUSIP:                         07386U ____

Interest Rate:                 [5.500% per annum]

                               [6.000% per annum]

                               [6.500% per annum]

                               [For any Distribution Date, the lesser of
                               (i) One-Month LIBOR for the related
                               Accrual Period plus the Class II-A-1
                               Margin for such Distribution Date, (ii)
                               11.50% per annum, and (iii) the related
                               Interest Rate Cap for such Distribution
                               Date]

                               [For any Distribution Date, the lesser of
                               (i) One-Month LIBOR for the related
                               Accrual Period plus the Class II-A-2
                               Margin for such Distribution Date, (ii)
                               11.50% per annum, and (iii) the related
                               Interest Rate Cap for such Distribution
                               Date]


                                     A-1-2

               BEAR STEARNS ASSET BACKED SECURITIES TRUST 2007-SD2
                   ASSET-BACKED CERTIFICATES, SERIES 2007-SD2

         evidencing a percentage interest in the distributions allocable to the Class of Certificates indicated on the first page of this Certificate with respect to a Trust Fund consisting of a pool of fixed rate, adjustable rate and hybrid mortgage loans (the "Mortgage Loans"), substantially all of which are fully or negatively amortizing and secured primarily by first liens on one- to four-family residential properties (the "Trust Assets").

         The Certificate Principal Balance of this Certificate at any time may be less than the Initial Certificate Principal Balance of this Certificate as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Sponsor, the Master Servicer, the Securities Administrator, any Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor most of the Trust Assets are guaranteed or insured by any governmental agency or instrumentality.

         This certifies that CEDE & CO. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the denomination of this Certificate by the aggregate of the denominations of all Certificates of the same Class) in certain monthly distributions with respect to a Trust Fund consisting of the Trust Assets deposited by Bear Stearns Asset Backed Securities I LLC (the "Depositor"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of February 1, 2007 (the "Agreement") among the Depositor, EMC Mortgage Corporation, as sponsor (the "Sponsor"), Wells Fargo Bank, N.A., as master servicer and securities administrator (in its capacity as the master servicer, the "Master Servicer" and in its capacity as securities administrator, the "Securities Administrator") and Citibank, N.A., as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of the Certificates of the Class indicated on the first page of this certificate on such Distribution Date pursuant to Section 5.04 of the Agreement.

         Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the registered Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Paying Agent in writing at least five Business Days prior to the related Record Date or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and


                                     A-1-3
surrender of such Certificate at the Corporate Trust Office of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

         Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless the certificate of authentication hereon has been manually executed by an authorized officer of the Certificate Registrar.

                                      * * *


                                     A-1-4

         IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated:  March 15, 2007

                                         WELLS FARGO BANK, N.A.
                                         not in its individual capacity,
                                         but solely as Securities Administrator

                                         By:
                                             -----------------------------------
                                             Name:
                                             Title:


CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within-named Agreement


WELLS FARGO BANK, N.A.
not in its individual capacity,
but solely as Certificate Registrar


By:
    -------------------------------------
          Authorized Signatory


                                     A-1-5

                            [REVERSE OF CERTIFICATE]

               BEAR STEARNS ASSET BACKED SECURITIES TRUST 2007-SD2
                   ASSET-BACKED CERTIFICATES, SERIES 2007-SD2

         This Certificate is one of a duly authorized issue of Certificates designated as Bear Stearns Asset Backed Securities Trust 2007-SD2, Asset-Backed Certificates, Series 2007-SD2, issued in multiple Classes (the "Certificates"), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that neither the Paying Agent nor the Trustee is liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Sponsor, the Securities Administrator and the Trustee with the consent of the Holders of each Class or Classes of Certificates affected by such amendment evidencing over 50% of the Voting Rights of such Class or Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

         The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Depositor, the Master Servicer, the Securities Administrator and the Trustee and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Securities Administrator, the Trustee, or any such agent shall be affected by any notice to the contrary.


                                     A-1-6

         Subject to Section 10.03 of the Agreement, the obligations and responsibilities of the Depositor, the Master Servicer, the Paying Agent, the Sponsor, the Securities Administrator and the Trustee created under the Agreement and with respect to the Loan Group to which this Class relates shall terminate upon the earlier of (a) the purchase by the Sponsor of all of the Mortgage Loans (and REO Properties) remaining in the related Loan Group at the price equal to the sum of (i) 100% of the Stated Principal Balance of each Mortgage Loan in such Loan Group (other than in respect of REO Property), (ii) accrued interest thereon at the applicable Mortgage Rate, (iii) the appraised value of any REO Property (up to the Stated Principal Balance of the related Mortgage Loan), such appraisal to be conducted by an appraiser mutually agreed upon by the Sponsor and the Securities Administrator, (iv) unreimbursed out-of pocket costs of the related Servicer or Master Servicer with respect to the related Loan Group, including unreimbursed servicing advances and the principal portion of any unreimbursed Advances, made on the related Mortgage Loans prior to the exercise of such repurchase right, (v) any unreimbursed costs and expenses of the Securities Administrator and the Trustee with respect to the related Loan Group payable pursuant to Section 9.05 of the Agreement and (vi) any unreimbursed costs and expenses of the Custodian with respect to the related Loan Group payable pursuant to the Custodial Agreement and (b) the later of (i) the maturity or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan remaining in the related Loan Group and the disposition of all related REO Property and (ii) the distribution to the related Certificateholders of all amounts required to be distributed to them pursuant to the Agreement, as applicable. In no event shall the trusts created pursuant to the Agreement continue beyond the earlier of (i) the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James's, living on the date of the Agreement and (ii) the Latest Possible Maturity Date.

         The right to repurchase all Mortgage Loans and REO Properties with respect to the related Loan Group pursuant to clause (a) above shall be conditioned upon the Stated Principal Balance of all of the Mortgage Loans and REO Properties in the related Loan Group, at the time of any such repurchase, aggregating ten percent or less of the aggregate Cut-off Date Principal Balance of all of the related Mortgage Loans.

         Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.


                                     A-1-7

                                   ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

         (Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

         I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

-------------------------------------------------------------------------------.

Dated:

                                         ---------------------------------------
                                         Signature by or on behalf of assignor


                                     A-1-8

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to

--------------------------------------------------------------------------------

for the account of                                                             ,
                  -------------------------------------------------------------

account number                , or, if mailed by check, to
               ---------------                            ----------------------

                                                                .  Applicable
----------------------------------------------------------------

statements should be mailed to                                                 .
                              -------------------------------------------------

         This information is provided by                                       ,
                                         --------------------------------------

the assignee named above, or                                    , as its agent.
                             -----------------------------------


                                     A-1-9

                                                                     EXHIBIT A-2

                    FORM OF CLASS B AND CLASS M CERTIFICATES
                    ----------------------------------------
                     CLASS [__B-__] AND [__M-__] CERTIFICATE

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE SECURITIES ADMINISTRATOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HEREON AND REALIZED LOSSES ON THE RELATED MORTGAGE LOANS AS SET FORTH IN THE AGREEMENT (AS DEFINED BELOW). ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CERTIFICATE PRINCIPAL BALANCE BY INQUIRY OF THE CERTIFICATE REGISTRAR WITH RESPECT HERETO.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

THIS CERTIFICATE IS SUBORDINATE IN RIGHT OF PAYMENT TO CERTAIN CERTIFICATES AS DESCRIBED IN THE AGREEMENT REFERRED TO HEREIN.

[THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 6.02 OF THE AGREEMENT REFERRED TO HEREIN.]

THIS CERTIFICATE MAY NOT BE ACQUIRED DIRECTLY OR INDIRECTLY BY, OR ON BEHALF OF, AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT WHICH IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, UNLESS THE TRANSFEREE CERTIFIES OR REPRESENTS THAT THE PROPOSED TRANSFER AND HOLDING OF A CERTIFICATE AND THE SERVICING, MANAGEMENT AND OPERATION OF THE


                                     A-2-1

TRUST AND ITS ASSETS: (I) WILL NOT RESULT IN ANY PROHIBITED TRANSACTION WHICH IS NOT COVERED UNDER AN INDIVIDUAL OR CLASS PROHIBITED TRANSACTION EXEMPTION, INCLUDING, BUT NOT LIMITED TO, PROHIBITED TRANSACTION EXEMPTION ("PTE") 84-14, PTE 91-38, PTE 90-1, PTE 95-60 OR PTE 96-23 AND (II) WILL NOT GIVE RISE TO ANY ADDITIONAL OBLIGATIONS ON THE PART OF THE DEPOSITOR, THE SECURITIES ADMINISTRATOR, THE MASTER SERVICER OR THE TRUSTEE, WHICH WILL BE DEEMED REPRESENTED BY AN OWNER OF A BOOK-ENTRY CERTIFICATE OR A GLOBAL CERTIFICATE, OR AN OPINION SPECIFIED IN SECTION 6.02 OF THE AGREEMENT IS PROVIDED.


Certificate No.:               _____

Cut-off Date:                  February 1, 2007

First Distribution Date:       March 26, 2007

Initial Principal
Balance of
this Certificate
("Denomination"):              $____________

Initial Certificate
Principal Balance of
Class [__B-__][__M-__]
Certificates:                  $____________

Latest Possible
Maturity Date:                 February 25, 2037

CUSIP:                         07386U ____

Interest Rate:                 [For any Distribution Date, a variable
                               pass-through rate equal to the weighted average of the pass-through rates per annum for each class of Class I-A Certificates, weighted in proportion to the excess of the aggregate stated principal balance of each related sub-loan group over the aggregate certificate principal balance of the senior certificates related to such sub-loan group]

                               [For any Distribution Date, a variable
                               pass-through rate equal to the weighted average of the weighted average of the net mortgage rates of the mortgage loans in each sub-loan group in loan group II, weighted in proportion to the excess of the aggregate stated principal balance of each such sub-loan group over the aggregate certificate principal balance of the senior certificates related to such sub-loan group]


                                     A-2-2

                               [For any Distribution Date, the lesser of (i) One-Month LIBOR for the related Accrual Period plus the Class II-M-1 Margin for such Distribution Date, (ii) 11.50% per annum, and
                               (iii) the related Interest Rate Cap for such Distribution Date]

                               [For any Distribution Date, the lesser of (i) One-Month LIBOR for the related Accrual Period plus the Class II-M-2 Margin for such Distribution Date, (ii) 11.50% per annum, and
                               (iii) the related Interest Rate Cap for such Distribution Date]

                               [For any Distribution Date, the lesser of (i) One-Month LIBOR for the related Accrual Period plus the Class II-M-3 Margin for such Distribution Date, (ii) 11.50% per annum, and
                               (iii) the related Interest Rate Cap for such Distribution Date]

                               [For any Distribution Date, the lesser of (i) One-Month LIBOR for the related Accrual Period plus the Class II-M-4 Margin for such Distribution Date, (ii) 11.50% per annum, and
                               (iii) the related Interest Rate Cap for such Distribution Date]

                               [For any Distribution Date, the lesser of (i) One-Month LIBOR for the related Accrual Period plus the Class II-M-5 Margin for such Distribution Date, (ii) 11.50% per annum, and
                               (iii) the related Interest Rate Cap for such Distribution Date]


                                     A-2-3

               BEAR STEARNS ASSET BACKED SECURITIES TRUST 2007-SD2
                   ASSET-BACKED CERTIFICATES, SERIES 2007-SD2

         evidencing a percentage interest in the distributions allocable to the Class of Certificates indicated on the first page of this Certificate with respect to a Trust Fund consisting of a pool of fixed rate, adjustable rate and hybrid mortgage loans (the "Mortgage Loans"), substantially all of which are fully or negatively amortizing and secured primarily by first liens on one- to four-family residential properties (the "Trust Assets").

         The Certificate Principal Balance of this Certificate at any time may be less than the Initial Certificate Principal Balance of this Certificate as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Sponsor, the Master Servicer, the Securities Administrator, any Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor most of the Trust Assets are guaranteed or insured by any governmental agency or instrumentality.

         This certifies that [CEDE & CO.][BEAR, STEARNS SECURITIES CORP.] is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the denomination of this Certificate by the aggregate of the denominations of all Certificates of the same Class) in certain monthly distributions with respect to a Trust Fund consisting of the Trust Assets deposited by Bear Stearns Asset Backed Securities I LLC (the "Depositor"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of February 1, 2007 (the "Agreement") among the Depositor, EMC Mortgage Corporation, as sponsor (the "Sponsor"), Wells Fargo Bank, N.A., as master servicer and securities administrator (in its capacity as the master servicer, the "Master Servicer" and in its capacity as securities administrator, the "Securities Administrator") and Citibank, N.A., as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of the Certificates of the Class indicated on the first page of this certificate on such Distribution Date pursuant to Section 5.04 of the Agreement.

         Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the registered Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Paying Agent in writing at least five Business Days prior to the related Record Date or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and


                                     A-2-4
surrender of such Certificate at the Corporate Trust Office of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

         Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless the certificate of authentication hereon has been manually executed by an authorized officer of the Certificate Registrar.

                                      * * *


                                     A-2-5

         IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated:  March 15, 2007


                                         WELLS FARGO BANK, N.A.
                                         not in its individual capacity,
                                         but solely as Securities Administrator


                                         By:
                                             -----------------------------------
                                             Name:
                                             Title:


CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within-named Agreement


WELLS FARGO BANK, N.A.
not in its individual capacity,
but solely as Certificate Registrar


By:
    -------------------------------------
           Authorized Signatory


                                     A-2-6

                            [REVERSE OF CERTIFICATE]

               BEAR STEARNS ASSET BACKED SECURITIES TRUST 2007-SD2
                   ASSET-BACKED CERTIFICATES, SERIES 2007-SD2

         This Certificate is one of a duly authorized issue of Certificates designated as Bear Stearns Asset Backed Securities Trust 2007-SD2, Asset-Backed Certificates, Series 2007-SD2, issued in multiple Classes (the "Certificates"), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that neither the Paying Agent nor the Trustee is liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Sponsor, the Securities Administrator and the Trustee with the consent of the Holders of each Class or Classes of Certificates affected by such amendment evidencing over 50% of the Voting Rights of such Class or Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

         The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Depositor, the Master Servicer, the Securities Administrator and the Trustee and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Securities Administrator, the Trustee, or any such agent shall be affected by any notice to the contrary.


                                     A-2-7

         Subject to Section 10.03 of the Agreement, the obligations and responsibilities of the Depositor, the Master Servicer, the Paying Agent, the Sponsor, the Securities Administrator and the Trustee created under the Agreement and with respect to the Loan Group to which this Class relates shall terminate upon the earlier of (a) the purchase by the Sponsor of all of the Mortgage Loans (and REO Properties) remaining in the related Loan Group at the price equal to the sum of (i) 100% of the Stated Principal Balance of each Mortgage Loan in such Loan Group (other than in respect of REO Property), (ii) accrued interest thereon at the applicable Mortgage Rate, (iii) the appraised value of any REO Property (up to the Stated Principal Balance of the related Mortgage Loan), such appraisal to be conducted by an appraiser mutually agreed upon by the Sponsor and the Securities Administrator, (iv) unreimbursed out-of pocket costs of the related Servicer or Master Servicer with respect to the related Loan Group, including unreimbursed servicing advances and the principal portion of any unreimbursed Advances, made on the related Mortgage Loans prior to the exercise of such repurchase right, (v) any unreimbursed costs and expenses of the Securities Administrator and the Trustee with respect to the related Loan Group payable pursuant to Section 9.05 of the Agreement and (vi) any unreimbursed costs and expenses of the Custodian with respect to the related Loan Group payable pursuant to the Custodial Agreement and (b) the later of (i) the maturity or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan remaining in the related Loan Group and the disposition of all related REO Property and (ii) the distribution to the related Certificateholders of all amounts required to be distributed to them pursuant to the Agreement, as applicable. In no event shall the trusts created pursuant to the Agreement continue beyond the earlier of (i) the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James's, living on the date of the Agreement and (ii) the Latest Possible Maturity Date.

         The right to repurchase all Mortgage Loans and REO Properties with respect to the related Loan Group pursuant to clause (a) above shall be conditioned upon the Stated Principal Balance of all of the Mortgage Loans and REO Properties in the related Loan Group, at the time of any such repurchase, aggregating ten percent or less of the aggregate Cut-off Date Principal Balance of all of the related Mortgage Loans.

         Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.


                                     A-2-8

                                   ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

         (Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

         I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

-------------------------------------------------------------------------------.


Dated:


                                         ---------------------------------------
                                         Signature by or on behalf of assignor


                                     A-2-9

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to

--------------------------------------------------------------------------------

for the account of                                                             ,
                  -------------------------------------------------------------

account number                , or, if mailed by check, to
               ---------------                            ----------------------

                                                                .  Applicable
----------------------------------------------------------------

statements should be mailed to                                                 .
                              -------------------------------------------------

         This information is provided by                                       ,
                                         --------------------------------------

the assignee named above, or                                    , as its agent.
                             -----------------------------------


                                     A-2-10

                                                                     EXHIBIT A-3

                         FORM OF CLASS I-PO CERTIFICATES
                         -------------------------------
                             CLASS I-PO CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE SECURITIES ADMINISTRATOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HEREON AND REALIZED LOSSES ON THE RELATED MORTGAGE LOANS AS SET FORTH IN THE AGREEMENT (AS DEFINED BELOW). ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CERTIFICATE PRINCIPAL BALANCE BY INQUIRY OF THE CERTIFICATE REGISTRAR WITH RESPECT HERETO.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

THIS CERTIFICATE IS A PRINCIPAL-ONLY CERTIFICATE AND DOES NOT BEAR INTEREST.


                                     A-3-1

Certificate No.:               _____

Cut-off Date:                  February 1, 2007

First Distribution Date:       March 26, 2007

Initial Principal
Balance of
this Certificate
("Denomination"):              $___________

Initial Certificate
Principal Balance of this
Class I-PO
Certificates:                  $___________

Latest Possible
Maturity Date:                 February 25, 2037

CUSIP:                         07386U _____

Interest Rate:                 N/A



                                     A-3-2

               BEAR STEARNS ASSET BACKED SECURITIES TRUST 2007-SD2
                   ASSET-BACKED CERTIFICATES, SERIES 2007-SD2

         evidencing a percentage interest in the distributions allocable to the Class of Certificates indicated on the first page of this Certificate with respect to a Trust Fund consisting of a pool of fixed rate, adjustable rate and hybrid mortgage loans (the "Mortgage Loans"), substantially all of which are fully or negatively amortizing and secured primarily by first liens on one- to four-family residential properties (the "Trust Assets").

         The Certificate Principal Balance of this Certificate at any time may be less than the Initial Certificate Principal Balance of this Certificate as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Sponsor, the Master Servicer, the Securities Administrator, any Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor most of the Trust Assets are guaranteed or insured by any governmental agency or instrumentality.

         This certifies that CEDE & CO. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the denomination of this Certificate by the aggregate of the denominations of all Certificates of the same Class) in certain monthly distributions with respect to a Trust Fund consisting of the Trust Assets deposited by Bear Stearns Asset Backed Securities I LLC (the "Depositor"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of February 1, 2007 (the "Agreement") among the Depositor, EMC Mortgage Corporation, as sponsor (the "Sponsor"), Wells Fargo Bank, N.A., as master servicer and securities administrator (in its capacity as the master servicer, the "Master Servicer" and in its capacity as securities administrator, the "Securities Administrator") and Citibank, N.A., as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of the Certificates of the Class indicated on the first page of this certificate on such Distribution Date pursuant to Section 5.04 of the Agreement.

         Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the registered Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Paying Agent in writing at least five Business Days prior to the related Record Date or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and


                                     A-3-3
surrender of such Certificate at the Corporate Trust Office of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

         Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless the certificate of authentication hereon has been manually executed by an authorized officer of the Certificate Registrar.

                                      * * *


                                     A-3-4

         IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated:  March 15, 2007


                                         WELLS FARGO BANK, N.A.
                                         not in its individual capacity,
                                         but solely as Securities Administrator


                                         By:
                                            ------------------------------------
                                            Name:
                                            Title:



CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within-named Agreement


WELLS FARGO BANK, N.A.
not in its individual capacity,
but solely as Certificate Registrar

By:
   --------------------------------------
          Authorized Signatory


                                     A-3-5

                            [REVERSE OF CERTIFICATE]

               BEAR STEARNS ASSET BACKED SECURITIES TRUST 2007-SD2
                   ASSET-BACKED CERTIFICATES, SERIES 2007-SD2

         This Certificate is one of a duly authorized issue of Certificates designated as Bear Stearns Asset Backed Securities Trust 2007-SD2, Asset-Backed Certificates, Series 2007-SD2, issued in multiple Classes (the "Certificates"), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that neither the Paying Agent nor the Trustee is liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Sponsor, the Securities Administrator and the Trustee with the consent of the Holders of each Class or Classes of Certificates affected by such amendment evidencing over 50% of the Voting Rights of such Class or Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

         The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Depositor, the Master Servicer, the Securities Administrator and the Trustee and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Securities Administrator, the Trustee, or any such agent shall be affected by any notice to the contrary.


                                     A-3-6

         Subject to Section 10.03 of the Agreement, the obligations and responsibilities of the Depositor, the Master Servicer, the Paying Agent, the Sponsor, the Securities Administrator and the Trustee created under the Agreement and with respect to the Loan Group to which this Class relates shall terminate upon the earlier of (a) the purchase by the Sponsor of all of the Mortgage Loans (and REO Properties) remaining in the related Loan Group at the price equal to the sum of (i) 100% of the Stated Principal Balance of each Mortgage Loan in such Loan Group (other than in respect of REO Property), (ii) accrued interest thereon at the applicable Mortgage Rate, (iii) the appraised value of any REO Property (up to the Stated Principal Balance of the related Mortgage Loan), such appraisal to be conducted by an appraiser mutually agreed upon by the Sponsor and the Securities Administrator, (iv) unreimbursed out-of pocket costs of the related Servicer or Master Servicer with respect to the related Loan Group, including unreimbursed servicing advances and the principal portion of any unreimbursed Advances, made on the related Mortgage Loans prior to the exercise of such repurchase right, (v) any unreimbursed costs and expenses of the Securities Administrator and the Trustee with respect to the related Loan Group payable pursuant to Section 9.05 of the Agreement and (vi) any unreimbursed costs and expenses of the Custodian with respect to the related Loan Group payable pursuant to the Custodial Agreement and (b) the later of (i) the maturity or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan remaining in the related Loan Group and the disposition of all related REO Property and (ii) the distribution to the related Certificateholders of all amounts required to be distributed to them pursuant to the Agreement, as applicable. In no event shall the trusts created pursuant to the Agreement continue beyond the earlier of (i) the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James's, living on the date of the Agreement and (ii) the Latest Possible Maturity Date.

         The right to repurchase all Mortgage Loans and REO Properties with respect to the related Loan Group pursuant to clause (a) above shall be conditioned upon the Stated Principal Balance of all of the Mortgage Loans and REO Properties in the related Loan Group, at the time of any such repurchase, aggregating ten percent or less of the aggregate Cut-off Date Principal Balance of all of the related Mortgage Loans.

         Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.


                                     A-3-7

                                   ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

         (Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

         I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

-------------------------------------------------------------------------------.

Dated:

                                         ---------------------------------------
                                         Signature by or on behalf of assignor


                                     A-3-8

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to

--------------------------------------------------------------------------------

for the account of                                                             ,
                  -------------------------------------------------------------

account number                , or, if mailed by check, to
               ---------------                            ----------------------

                                                                .  Applicable
----------------------------------------------------------------

statements should be mailed to                                                 .
                              -------------------------------------------------

         This information is provided by                                       ,
                                         --------------------------------------

the assignee named above, or                                    , as its agent.
                             -----------------------------------


                                     A-3-9

                                                                     EXHIBIT A-4

                       FORM OF CLASS [___-P] CERTIFICATES
                       ----------------------------------
                               CLASS P CERTIFICATE

THIS CERTIFICATE IS ENTITLED TO ONLY THOSE DISTRIBUTIONS PROVIDED FOR IN THE AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS THE "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 6.02 OF THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE MAY NOT BE ACQUIRED DIRECTLY OR INDIRECTLY BY, OR ON BEHALF OF, AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT WHICH IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, UNLESS THE TRANSFEREE CERTIFIES OR REPRESENTS THAT THE PROPOSED TRANSFER AND HOLDING OF A CERTIFICATE AND THE SERVICING, MANAGEMENT AND OPERATION OF THE TRUST AND ITS
ASSETS: (I) WILL NOT RESULT IN ANY PROHIBITED TRANSACTION WHICH IS NOT COVERED UNDER AN INDIVIDUAL OR CLASS PROHIBITED TRANSACTION EXEMPTION, INCLUDING, BUT NOT LIMITED TO, PROHIBITED TRANSACTION EXEMPTION ("PTE") 84-14, PTE 91-38, PTE 90-1, PTE 95-60 OR PTE 96-23 AND (II) WILL NOT GIVE RISE TO ANY ADDITIONAL OBLIGATIONS ON THE PART OF THE DEPOSITOR, THE SECURITIES ADMINISTRATOR, THE MASTER SERVICER OR THE TRUSTEE, WHICH WILL BE DEEMED REPRESENTED BY AN OWNER OF A BOOK-ENTRY CERTIFICATE OR A GLOBAL CERTIFICATE, OR AN OPINION SPECIFIED IN
SECTION 6.02 OF THE AGREEMENT IS PROVIDED.


                                     A-4-1

Certificate No.:               _____

Cut-off Date:                  February 1, 2007

First Distribution Date:       March 26, 2007

Initial Notional
Balance of
this Certificate
("Denomination"):              $___________

Initial Notional Balance
of this
Class [__-P]
Certificates:                  $___________

Latest Possible
Maturity Date:                 [February] [December] 1, 2010

CUSIP:                         07386U ____

Interest Rate:                 N/A


                                     A-4-2

               BEAR STEARNS ASSET BACKED SECURITIES TRUST 2007-SD2
                   ASSET-BACKED CERTIFICATES, SERIES 2007-SD2

         evidencing a percentage interest in the distributions allocable to the Class of Certificates indicated on the first page of this Certificate with respect to a Trust Fund consisting of a pool of fixed rate, adjustable rate and hybrid mortgage loans (the "Mortgage Loans"), substantially all of which are fully or negatively amortizing and secured primarily by first liens on one- to four-family residential properties (the "Trust Assets").

         This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Securities Administrator, any Servicer, the Sponsor, Master Servicer, or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor most of the Trust Assets are guaranteed or insured by any governmental agency or instrumentality.

         This certifies that BEAR, STEARNS SECURITIES CORP. is the registered owner of the Percentage Interest evidenced by this Certificate in certain monthly distributions with respect to a Trust Fund consisting of the Mortgage Loans deposited by Bear Stearns Asset Backed Securities I LLC (the "Depositor"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of February 1, 2007 (the "Agreement") among the Depositor, EMC Mortgage Corporation, as sponsor (the "Sponsor"), Wells Fargo Bank, N.A., as master servicer and securities administrator (in its capacity as the master servicer, the "Master Servicer" and in its capacity as securities administrator, the "Securities Administrator") and Citibank, N.A., as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of the Certificates of the Class indicated on the first page of this certificate on such Distribution Date pursuant to Section 5.04 of the Agreement.

         Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the registered Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Paying Agent in writing at least five Business Days prior to the related Record Date or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the Corporate Trust Office of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.


                                     A-4-3

         Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless the certificate of authentication hereon has been manually executed by an authorized officer of the Certificate Registrar.

                                      * * *


                                     A-4-4

         IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated:  March 15, 2007

                                         WELLS FARGO BANK, N.A.
                                         not in its individual capacity,
                                         but solely as Securities Administrator


                                         By:
                                            ------------------------------------
                                            Name:
                                            Title:


CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within-named Agreement


WELLS FARGO BANK, N.A.
not in its individual capacity,
but solely as Certificate Registrar


By:
   --------------------------------------
          Authorized Signatory


                                     A-4-5

                            [REVERSE OF CERTIFICATE]

               BEAR STEARNS ASSET BACKED SECURITIES TRUST 2007-SD2
                   ASSET-BACKED CERTIFICATES, SERIES 2007-SD2

         This Certificate is one of a duly authorized issue of Certificates designated as Bear Stearns Asset Backed Securities Trust 2007-SD2, Asset-Backed Certificates, Series 2007-SD2, issued in multiple Classes (the "Certificates"), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that neither the Paying Agent nor the Trustee is liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Sponsor, the Securities Administrator and the Trustee with the consent of the Holders of each Class or Classes of Certificates affected by such amendment evidencing over 50% of the Voting Rights of such Class or Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

         The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Depositor, the Master Servicer, the Securities Administrator and the Trustee and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Securities Administrator, the Trustee, or any such agent shall be affected by any notice to the contrary.


                                     A-4-6

         Subject to Section 10.03 of the Agreement, the obligations and responsibilities of the Depositor, the Master Servicer, the Paying Agent, the Sponsor, the Securities Administrator and the Trustee created under the Agreement and with respect to the Loan Group to which this Class relates shall terminate upon the earlier of (a) the purchase by the Sponsor of all of the Mortgage Loans (and REO Properties) remaining in the related Loan Group at the price equal to the sum of (i) 100% of the Stated Principal Balance of each Mortgage Loan in such Loan Group (other than in respect of REO Property), (ii) accrued interest thereon at the applicable Mortgage Rate, (iii) the appraised value of any REO Property (up to the Stated Principal Balance of the related Mortgage Loan), such appraisal to be conducted by an appraiser mutually agreed upon by the Sponsor and the Securities Administrator, (iv) unreimbursed out-of pocket costs of the related Servicer or Master Servicer with respect to the related Loan Group, including unreimbursed servicing advances and the principal portion of any unreimbursed Advances, made on the related Mortgage Loans prior to the exercise of such repurchase right, (v) any unreimbursed costs and expenses of the Securities Administrator and the Trustee with respect to the related Loan Group payable pursuant to Section 9.05 of the Agreement and (vi) any unreimbursed costs and expenses of the Custodian with respect to the related Loan Group payable pursuant to the Custodial Agreement and (b) the later of (i) the maturity or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan remaining in the related Loan Group and the disposition of all related REO Property and (ii) the distribution to the related Certificateholders of all amounts required to be distributed to them pursuant to the Agreement, as applicable. In no event shall the trusts created pursuant to the Agreement continue beyond the earlier of (i) the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James's, living on the date of the Agreement and (ii) the Latest Possible Maturity Date.

         The right to repurchase all Mortgage Loans and REO Properties with respect to the related Loan Group pursuant to clause (a) above shall be conditioned upon the Stated Principal Balance of all of the Mortgage Loans and REO Properties in the related Loan Group, at the time of any such repurchase, aggregating ten percent or less of the aggregate Cut-off Date Principal Balance of all of the related Mortgage Loans.

         Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.


                                     A-4-7

                                   ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

         (Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

         I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

-------------------------------------------------------------------------------.

Dated:

                                         ---------------------------------------
                                         Signature by or on behalf of assignor


                                     A-4-8

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to

--------------------------------------------------------------------------------

for the account of                                                             ,
                  -------------------------------------------------------------

account number                , or, if mailed by check, to
               ---------------                            ----------------------

                                                                .  Applicable
----------------------------------------------------------------

statements should be mailed to                                                 .
                              -------------------------------------------------

         This information is provided by                                       ,
                                         --------------------------------------

the assignee named above, or                                    , as its agent.
                             -----------------------------------



                                     A-4-9

                                                                     EXHIBIT A-5

                          FORM OF CLASS X CERTIFICATES

                              CLASS I-X CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE SECURITIES ADMINISTRATOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

THE NOTIONAL AMOUNT OF THIS CERTIFICATE WILL BE DECREASED BY PRINCIPAL PAYMENTS TO THE APPLICABLE GROUP I MORTGAGE LOANS AND REALIZED LOSSES ALLOCABLE THERETO. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CURRENT NOTIONAL AMOUNT OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT NOTIONAL AMOUNT BY INQUIRY OF THE CERTIFICATE REGISTRAR WITH RESPECT HERETO.


                                     A-5-1

Certificate No.:               1

Cut-off Date:                  February 1, 2007

First Distribution Date:       March 26, 2007

Initial Notional
Amount of
this Certificate
("Denomination"):              $__________

Initial Certificate
Notional Amount of this
Class I-X
Certificates:                  $__________

Latest Possible
Maturity Date:                 February 25, 2037

CUSIP:                         07386U ___

Interest Rate:                 For any Distribution Date, will be
                               equal to the excess, if any, of (a) the
                               weighted average of the net mortgage
                               rates of the sub-loan group I-3 mortgage loans with a net mortgage rate greater than or equal to 6.500% per annum, over
                               (b) 6.500% per annum


                                     A-5-2

               BEAR STEARNS ASSET BACKED SECURITIES TRUST 2007-SD2
                   Asset-Backed Certificates, Series 2007-SD2

         evidencing a percentage interest in the distributions allocable to the Class of Certificates indicated on the first page of this Certificate with respect to a Trust Fund consisting of a pool of fixed rate, adjustable rate and hybrid mortgage loans (the "Mortgage Loans"), substantially all of which are fully or negatively amortizing and secured primarily by first liens on one- to four-family residential properties (the "Trust Assets").

         The Notional Amount of this Certificate at any time may be less than the Initial Notional Amount of this Certificate as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Sponsor, the Master Servicer, the Securities Administrator, any Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor most of the Trust Assets are guaranteed or insured by any governmental agency or instrumentality.

         This certifies that CEDE & CO. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the denomination of this Certificate by the aggregate of the denominations of all Certificates of the same Class) in certain monthly distributions with respect to a Trust Fund consisting of the Trust Assets deposited by Bear Stearns Asset Backed Securities I LLC (the "Depositor"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of February 1, 2007 (the "Agreement") among the Depositor, EMC Mortgage Corporation, as sponsor (the "Sponsor"), Wells Fargo Bank, N.A., as master servicer and securities administrator (in its capacity as the master servicer, the "Master Servicer" and in its capacity as securities administrator, the "Securities Administrator") and Citibank, N.A., as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of the Certificates of the Class indicated on the first page of this certificate on such Distribution Date pursuant to Section 5.04 of the Agreement.

         Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the registered Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Paying Agent in writing at least five Business Days prior to the related Record Date or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and


                                     A-5-3
surrender of such Certificate at the Corporate Trust Office of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

         Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless the certificate of authentication hereon has been manually executed by an authorized officer of the Certificate Registrar.

                                      * * *


                                     A-5-4

         IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated:  March 15, 2007


                                         WELLS FARGO BANK, N.A.
                                         not in its individual capacity,
                                         but solely as Securities Administrator


                                         By:
                                            ------------------------------------
                                            Name:
                                            Title:


CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within-named Agreement


WELLS FARGO BANK, N.A.
not in its individual capacity,
but solely as Certificate Registrar

By:
   --------------------------------------
          Authorized Signatory


                                     A-5-5

                            [REVERSE OF CERTIFICATE]

               BEAR STEARNS ASSET BACKED SECURITIES TRUST 2007-SD2
                   ASSET-BACKED CERTIFICATES, SERIES 2007-SD2

         This Certificate is one of a duly authorized issue of Certificates designated as Bear Stearns Asset Backed Securities Trust 2007-SD2, Asset-Backed Certificates, Series 2007-SD2, issued in multiple Classes (the "Certificates"), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that neither the Paying Agent nor the Trustee is liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Sponsor, the Securities Administrator and the Trustee with the consent of the Holders of each Class or Classes of Certificates affected by such amendment evidencing over 50% of the Voting Rights of such Class or Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

         The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Depositor, the Master Servicer, the Securities Administrator and the Trustee and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Securities Administrator, the Trustee, or any such agent shall be affected by any notice to the contrary.


                                     A-5-6

         Subject to Section 10.03 of the Agreement, the obligations and responsibilities of the Depositor, the Master Servicer, the Paying Agent, the Sponsor, the Securities Administrator and the Trustee created under the Agreement and with respect to the Loan Group to which this Class relates shall terminate upon the earlier of (a) the purchase by the Sponsor of all of the Mortgage Loans (and REO Properties) remaining in the related Loan Group at the price equal to the sum of (i) 100% of the Stated Principal Balance of each Mortgage Loan in such Loan Group (other than in respect of REO Property), (ii) accrued interest thereon at the applicable Mortgage Rate, (iii) the appraised value of any REO Property (up to the Stated Principal Balance of the related Mortgage Loan), such appraisal to be conducted by an appraiser mutually agreed upon by the Sponsor and the Securities Administrator, (iv) unreimbursed out-of pocket costs of the related Servicer or Master Servicer with respect to the related Loan Group, including unreimbursed servicing advances and the principal portion of any unreimbursed Advances, made on the related Mortgage Loans prior to the exercise of such repurchase right, (v) any unreimbursed costs and expenses of the Securities Administrator and the Trustee with respect to the related Loan Group payable pursuant to Section 9.05 of the Agreement and (vi) any unreimbursed costs and expenses of the Custodian with respect to the related Loan Group payable pursuant to the Custodial Agreement and (b) the later of (i) the maturity or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan remaining in the related Loan Group and the disposition of all related REO Property and (ii) the distribution to the related Certificateholders of all amounts required to be distributed to them pursuant to the Agreement, as applicable. In no event shall the trusts created pursuant to the Agreement continue beyond the earlier of (i) the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James's, living on the date of the Agreement and (ii) the Latest Possible Maturity Date.

         The right to repurchase all Mortgage Loans and REO Properties with respect to the related Loan Group pursuant to clause (a) above shall be conditioned upon the Stated Principal Balance of all of the Mortgage Loans and REO Properties in the related Loan Group, at the time of any such repurchase, aggregating ten percent or less of the aggregate Cut-off Date Principal Balance of all of the related Mortgage Loans.

         Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.


                                     A-5-7

                                   ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

         (Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

         I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

-------------------------------------------------------------------------------.

Dated:

                                         ---------------------------------------
                                         Signature by or on behalf of assignor


                                     A-5-8

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to

--------------------------------------------------------------------------------

for the account of                                                             ,
                  -------------------------------------------------------------

account number                , or, if mailed by check, to
               ---------------                            ----------------------

                                                                .  Applicable
----------------------------------------------------------------

statements should be mailed to                                                 .
                              -------------------------------------------------

         This information is provided by                                       ,
                                         --------------------------------------

the assignee named above, or                                    , as its agent.
                             -----------------------------------


                                     A-5-9

                                                                     EXHIBIT A-6

                         FORM OF CLASS B-IO CERTIFICATES

                             CLASS B-IO CERTIFICATE

THIS CERTIFICATE IS SUBORDINATE IN RIGHT OF PAYMENT TO CERTAIN CERTIFICATES AS DESCRIBED IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NO PRINCIPAL BALANCE AND IS ENTITLED TO ONLY THOSE DISTRIBUTIONS PROVIDED FOR IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 6.02 OF THE AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

NO TRANSFER OF THIS CERTIFICATE SHALL BE MADE TO ANY PERSON, UNLESS THE TRANSFEREE PROVIDES EITHER (I) A CERTIFICATION PURSUANT TO SECTION 6.02(b) OF THE AGREEMENT OR (II) AN OPINION OF COUNSEL PURSUANT TO 6.02(b) OF THE AGREEMENT, SATISFACTORY TO THE SECURITIES ADMINISTRATOR THAT THE PURCHASE AND HOLDING OF THIS CERTIFICATE ARE PERMISSIBLE UNDER APPLICABLE LAW, WILL NOT CONSTITUTE OR RESULT IN ANY NON-EXEMPT PROHIBITED TRANSACTIONS UNDER SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR
SECTION 4975 OF THE CODE AND WILL NOT SUBJECT THE TRUSTEE, MASTER SERVICER, THE SECURITIES ADMINISTRATOR, OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY IN ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT.


                                     A-6-1

Certificate No.:               _____

Cut-off Date:                  January 1, 2007

First Distribution Date:       February 26, 2007

Initial Notional
Balance of
this Certificate
("Denomination"):              $__________

Initial Certificate
Notional Balance of this
Class I-X
Certificates:                  $__________

Latest Possible
Maturity Date:                 February 25, 2037

CUSIP:                         07386U ___

                               N/A


                                     A-6-2

               BEAR STEARNS ASSET BACKED SECURITIES TRUST 2007-SD2
                   ASSET-BACKED CERTIFICATES, SERIES 2007-SD2

         evidencing a percentage interest in the distributions allocable to the Class of Certificates indicated on the first page of this Certificate with respect to a Trust Fund consisting of a pool of fixed rate, adjustable rate and hybrid mortgage loans (the "Mortgage Loans"), substantially all of which are fully or negatively amortizing and secured primarily by first liens on one- to four-family residential properties (the "Trust Assets").

         This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Sponsor, the Master Servicer, the Securities Administrator, any Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor most of the Trust Assets are guaranteed or insured by any governmental agency or instrumentality.

         This certifies that BEAR, STEARNS SECURITIES CORP. is the registered owner of the Percentage Interest evidenced by this Certificate in certain monthly distributions with respect to a Trust Fund consisting of the Trust Assets (obtained by dividing the denomination of this Certificate by the aggregate denominations of all Certificates of the same Class) deposited by Bear Stearns Asset Backed Securities I LLC (the "Depositor"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of February 1, 2007 (the "Agreement") among the Depositor, EMC Mortgage Corporation, as sponsor (the "Sponsor"), Wells Fargo Bank, N.A., as master servicer and securities administrator (in its capacity as the master servicer, the "Master Servicer" and in its capacity as securities administrator, the "Securities Administrator") and Citibank, N.A., as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         This Certificate has a notional principal balance and does not bear interest at a specified rate. It is entitled on each Distribution Date to its Percentage Interest of distributions of any remaining Excess Cashflow after all other classes of Certificates (other than the Residual Certificates) have received amounts to which they are entitled.

         Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless the certificate of authentication hereon has been manually executed by an authorized officer of the Certificate Registrar.

                                      * * *


                                     A-6-3

         IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated:  March 15, 2007

                                         WELLS FARGO BANK, N.A.
                                         not in its individual capacity,
                                         but solely as Securities Administrator


                                         By:
                                            ------------------------------------
                                            Name:
                                            Title:


CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within-named Agreement


WELLS FARGO BANK, N.A.
not in its individual capacity,
but solely as Certificate Registrar


By:
   --------------------------------------
           Authorized Signatory


                                     A-6-4

                            [REVERSE OF CERTIFICATE]

               BEAR STEARNS ASSET BACKED SECURITIES TRUST 2007-SD2
                   ASSET-BACKED CERTIFICATES, SERIES 2007-SD2

         This Certificate is one of a duly authorized issue of Certificates designated as Bear Stearns Asset Backed Securities Trust 2007-SD2, Asset-Backed Certificates, Series 2007-SD2, issued in multiple Classes (the "Certificates"), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that neither the Paying Agent nor the Trustee is liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Sponsor, the Securities Administrator and the Trustee with the consent of the Holders of each Class or Classes of Certificates affected by such amendment evidencing over 50% of the Voting Rights of such Class or Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

         The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Depositor, the Master Servicer, the Securities Administrator and the Trustee and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Securities Administrator, the Trustee, or any such agent shall be affected by any notice to the contrary.


                                     A-6-5

         Subject to Section 10.03 of the Agreement, the obligations and responsibilities of the Depositor, the Master Servicer, the Paying Agent, the Sponsor, the Securities Administrator and the Trustee created under the Agreement shall terminate upon the earlier of (a) the purchase by the Sponsor of all of the Mortgage Loans (and REO Properties) remaining in the Trust Fund at the price equal to the sum of (i) 100% of the Stated Principal Balance of each Mortgage Loan (other than in respect of REO Property), (ii) accrued interest thereon at the applicable Mortgage Rate, (iii) the appraised value of any REO Property (up to the Stated Principal Balance of the related Mortgage Loan), such appraisal to be conducted by an appraiser mutually agreed upon by the Sponsor and the Securities Administrator, (iv) unreimbursed out-of pocket costs of the related Servicer or Master Servicer, including unreimbursed servicing advances and the principal portion of any unreimbursed Advances, made on the related Mortgage Loans prior to the exercise of such repurchase right, (v) any unreimbursed costs and expenses of the Securities Administrator and the Trustee payable pursuant to Section 9.05 of the Agreement and (vi) any unreimbursed costs and expenses of the Custodian payable pursuant to the Custodial Agreement and (b) the later of (i) the maturity or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all REO Property and (ii) the distribution to Certificateholders of all amounts required to be distributed to them pursuant to the Agreement, as applicable. In no event shall the trusts created pursuant to the Agreement continue beyond the earlier of (i) the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James's, living on the date of the Agreement and (ii) the Latest Possible Maturity Date.

         The right to repurchase all Mortgage Loans and REO Properties pursuant to clause (a) above shall be conditioned upon the Stated Principal Balance of all of the Mortgage Loans and REO Properties in the Trust Fund, at the time of any such repurchase, aggregating ten percent or less of the aggregate Cut-off Date principal Balance of all of the Mortgage Loans.

         Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.


                                     A-6-6

                                   ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

         (Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

         I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

-------------------------------------------------------------------------------.

Dated:

                                         ---------------------------------------
                                         Signature by or on behalf of assignor


                                     A-6-7

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to

--------------------------------------------------------------------------------

for the account of                                                             ,
                  -------------------------------------------------------------

account number                , or, if mailed by check, to
               ---------------                            ----------------------

                                                                .  Applicable
----------------------------------------------------------------

statements should be mailed to                                                 .
                              -------------------------------------------------

         This information is provided by                                       ,
                                         --------------------------------------

the assignee named above, or                                    , as its agent.
                             -----------------------------------


                                     A-6-8

                                                                     EXHIBIT A-7

                          FORM OF CLASS R CERTIFICATES

                            CLASS [R-__] CERTIFICATE

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS THE "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 6.02 OF THE AGREEMENT REFERRED TO HEREIN.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A RESIDUAL INTEREST IN A "REMIC" AS DEFINED IN THE AGREEMENT REFERRED TO BELOW, WHICH IS A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), AND IS NOT TREATED AS INDEBTEDNESS OF THE TRUST REFERRED TO BELOW. EACH PURCHASER OF THE INTEREST REPRESENTED BY THIS CERTIFICATE WILL BE REQUIRED TO REPRESENT IN AN AFFIDAVIT THAT IS A "PERMITTED TRANSFEREE" AS DEFINED IN THE AGREEMENT REFERRED TO HEREIN. EACH PURCHASER WILL ALSO BE REQUIRED TO REPRESENT IN SUCH AFFIDAVIT THAT IT WILL NOT TRANSFER THIS CERTIFICATE UNLESS IT HAS OBTAINED A SIMILAR AFFIDAVIT FROM THE PROPOSED TRANSFEREE AND DELIVERS A CERTIFICATE TO THE EFFECT THAT THE TRANSFEREE HAS NO ACTUAL KNOWLEDGE THAT THE PROPOSED TRANSFEREE IS NOT A PERMITTED TRANSFEREE. THE PARTIES TO THE AGREEMENT MAY, WITHOUT THE CONSENT OF THE CERTIFICATEHOLDERS, AMEND THE AGREEMENT TO THE EXTENT NECESSARY OR APPROPRIATE TO MAINTAIN THE QUALIFICATION OF EACH OF REMIC I AND REMIC II AS A REMIC UNDER THE CODE OR TO AVOID OR MINIMIZE THE RISK OF THE IMPOSITION OF ANY TAX ON EITHER OF REMIC I OR REMIC II PURSUANT TO THE CODE, THAT WOULD BE A CLAIM AGAINST EITHER OF REMIC I OR REMIC II AT ANY TIME PRIOR TO THE FINAL REDEMPTION OF THE CERTIFICATES, PROVIDED THAT THE SECURITIES ADMINISTRATOR AND THE TRUSTEE HAS RECEIVED AN OPINION OF COUNSEL ADDRESSED TO THE SECURITIES ADMINISTRATOR AND THE
TRUSTEE TO THE EFFECT THAT SUCH ACTION IS NECESSARY OR APPROPRIATE TO MAINTAIN SUCH REMIC STATUS OR TO AVOID THE IMPOSITION OF SUCH A TAX.


                                     A-7-1

THIS CERTIFICATE MAY NOT BE ACQUIRED DIRECTLY OR INDIRECTLY BY, OR ON BEHALF OF, AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT WHICH IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, UNLESS THE TRANSFEREE CERTIFIES OR REPRESENTS THAT THE PROPOSED TRANSFER AND HOLDING OF A CERTIFICATE AND THE SERVICING, MANAGEMENT AND OPERATION OF THE TRUST AND ITS
ASSETS: (I) WILL NOT RESULT IN ANY PROHIBITED TRANSACTION WHICH IS NOT COVERED UNDER AN INDIVIDUAL OR CLASS PROHIBITED TRANSACTION EXEMPTION, INCLUDING, BUT NOT LIMITED TO, PROHIBITED TRANSACTION EXEMPTION ("PTE") 84-14, PTE 91-38, PTE 90-1, PTE 95-60 OR PTE 96-23 AND (II) WILL NOT GIVE RISE TO ANY ADDITIONAL OBLIGATIONS ON THE PART OF THE DEPOSITOR, THE SECURITIES ADMINISTRATOR, THE MASTER SERVICER OR THE TRUSTEE, WHICH WILL BE DEEMED REPRESENTED BY AN OWNER OF A BOOK-ENTRY CERTIFICATE OR A GLOBAL CERTIFICATE, OR AN OPINION SPECIFIED IN
SECTION 6.02 OF THE AGREEMENT IS PROVIDED.


                                     A-7-2

Certificate No.:               [R-__]

Cut-off Date:                  February 1, 2007

First Distribution Date:       March 26, 2007

Percentage Interest of this
Class R-[__] Certificate:      100%

Latest Possible
Maturity Date:                 February 25, 2037

CUSIP:                         07386U ___

Interest Rate:                 N/A


                                     A-7-3

               BEAR STEARNS ASSET BACKED SECURITIES TRUST 2007-SD2
                   ASSET-BACKED CERTIFICATES, SERIES 2007-SD2

         evidencing a percentage interest in the distributions allocable to the Class of Certificates indicated on the first page of this Certificate with respect to a Trust Fund consisting of a pool of fixed rate, adjustable rate and hybrid mortgage loans (the "Mortgage Loans"), substantially all of which are fully or negatively amortizing and secured primarily by first liens on one- to four-family residential properties (the "Trust Assets").

         This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Securities Administrator, any Servicer, the Sponsor, Master Servicer, or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor most of the Trust Assets are guaranteed or insured by any governmental agency or instrumentality.

         This certifies that BEAR, STEARNS SECURITIES CORP. is the registered owner of the Percentage Interest evidenced by this Certificate in certain monthly distributions with respect to a Trust Fund consisting of the Mortgage Loans deposited by Bear Stearns Asset Backed Securities I LLC (the "Depositor"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of February 1, 2007 (the "Agreement") among the Depositor, EMC Mortgage Corporation, as sponsor (the "Sponsor"), Wells Fargo Bank, N.A., as master servicer and securities administrator (in its capacity as the master servicer, the "Master Servicer" and in its capacity as securities administrator, the "Securities Administrator") and Citibank, N.A., as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         Any distribution of the proceeds of any remaining assets of the Trust Fund will be made only upon presentation and surrender of this Class R-[__] Certificate at the Corporate Trust Office.

         Each Holder of this Certificate will be deemed to have agreed to be bound by the restrictions of Section 6.02 of the Agreement, including but not limited to the restrictions that (i) each person holding or acquiring any Ownership Interest in this Certificate must be a Permitted Transferee, (ii) no Ownership Interest in this Certificate may be transferred without delivery to the Trustee and the Certificate Registrar of a Transfer Affidavit of the proposed transferee in the form described in the Agreement, (iii) each person holding or acquiring an Ownership Interest in this Certificate must agree not to transfer an Ownership Interest in this Certificate if it has actual knowledge that the proposed transferee is not a Permitted Transferee and (iv) any attempted or purported transfer of any Ownership Interest in this Certificate in violation of such restrictions will be absolutely null and void and will vest no rights in the purported transferee.

         Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.


                                     A-7-4

         This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless the certificate of authentication hereon has been manually executed by an authorized officer of the Certificate Registrar.

                                      * * *


                                     A-7-5

         IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated:  March 15, 2007

                                         WELLS FARGO BANK, N.A.
                                         not in its individual capacity,
                                         but solely as Securities Administrator


                                         By:
                                            ------------------------------------
                                            Name:
                                            Title:


CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within-named Agreement


WELLS FARGO BANK, N.A.
not in its individual capacity,
but solely as Certificate Registrar


By:
    -------------------------------------
           Authorized Signatory


                                     A-7-6

                            [REVERSE OF CERTIFICATE]

               BEAR STEARNS ASSET BACKED SECURITIES TRUST 2007-SD2
                   ASSET-BACKED CERTIFICATES, SERIES 2007-SD2

         This Certificate is one of a duly authorized issue of Certificates designated as Bear Stearns Asset Backed Securities Trust 2007-SD2, Asset-Backed Certificates, Series 2007-SD2, issued in multiple Classes (the "Certificates"), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that neither the Paying Agent nor the Trustee is liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Sponsor, the Securities Administrator and the Trustee with the consent of the Holders of each Class or Classes of Certificates affected by such amendment evidencing over 50% of the Voting Rights of such Class or Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

         The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Depositor, the Master Servicer, the Securities Administrator and the Trustee and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Securities Administrator, the Trustee, or any such agent shall be affected by any notice to the contrary.


                                     A-7-7

         Subject to Section 10.03 of the Agreement, the obligations and responsibilities of the Depositor, the Master Servicer, the Paying Agent, the Sponsor, the Securities Administrator and the Trustee created under the Agreement shall terminate upon the earlier of (a) the purchase by the Sponsor of all of the Mortgage Loans (and REO Properties) remaining in the Trust Fund at the price equal to the sum of (i) 100% of the Stated Principal Balance of each Mortgage Loan (other than in respect of REO Property), (ii) accrued interest thereon at the applicable Mortgage Rate, (iii) the appraised value of any REO Property (up to the Stated Principal Balance of the related Mortgage Loan), such appraisal to be conducted by an appraiser mutually agreed upon by the Sponsor and the Securities Administrator, (iv) unreimbursed out-of pocket costs of the related Servicer or Master Servicer, including unreimbursed servicing advances and the principal portion of any unreimbursed Advances, made on the related Mortgage Loans prior to the exercise of such repurchase right, (v) any unreimbursed costs and expenses of the Securities Administrator and the Trustee payable pursuant to Section 9.05 of the Agreement and (vi) any unreimbursed costs and expenses of the Custodian payable pursuant to the Custodial Agreement and (b) the later of (i) the maturity or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all REO Property and (ii) the distribution to Certificateholders of all amounts required to be distributed to them pursuant to the Agreement, as applicable. In no event shall the trusts created pursuant to the Agreement continue beyond the earlier of (i) the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James's, living on the date of the Agreement and (ii) the Latest Possible Maturity Date.

         The right to repurchase all Mortgage Loans and REO Properties pursuant to clause (a) above shall be conditioned upon the Stated Principal Balance of all of the Mortgage Loans and REO Properties in the Trust Fund, at the time of any such repurchase, aggregating ten percent or less of the aggregate Cut-off Date principal Balance of all of the Mortgage Loans.

         Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.


                                     A-7-8

                                   ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

         (Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

         I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

-------------------------------------------------------------------------------.

Dated:

                                         ---------------------------------------
                                         Signature by or on behalf of assignor



                                     A-7-9

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to

--------------------------------------------------------------------------------

for the account of                                                             ,
                  -------------------------------------------------------------

account number                , or, if mailed by check, to
               ---------------                            ----------------------

                                                                .  Applicable
----------------------------------------------------------------

statements should be mailed to                                                 .
                              -------------------------------------------------

         This information is provided by                                       ,
                                         --------------------------------------

the assignee named above, or                                    , as its agent.
                             -----------------------------------


                                     A-7-10

                                                                       EXHIBIT B

                             Mortgage Loan Schedule

                          [DELIVERED TO THE CUSTODIAN]

                                                                       EXHIBIT C

                                   [Reserved]

                                                                       EXHIBIT D

                               TRANSFER AFFIDAVIT

STATE OF          )
                  ) ss.:
COUNTY OF         )

The undersigned, being first duly sworn, deposes and says as follows:

         1. The undersigned is an officer of _______________, the proposed Transferee of an Ownership Interest in a Class R Certificate (the "Certificate") issued pursuant to the Pooling and Servicing Agreement, dated as of February 1, 2007 (the "Agreement"), by and among Bear Stearns Asset Backed Securities I LLC, as depositor, EMC Mortgage Corporation as sponsor, Wells Fargo Bank, National Association, as master servicer and securities administrator, and Citibank, N.A., as trustee, relating to the issuance of Bear Stearns Asset Backed Securities Trust 2007-SD2, Asset-Backed Certificates, Series 2007-SD2. Capitalized terms used, but not defined herein or in Exhibit 1 hereto, shall have the meanings ascribed to such terms in the Agreement. The Transferee has authorized the undersigned to make this affidavit on behalf of the Transferee.

         2. The Transferee is, as of the date hereof, and will be, as of the date of the Transfer, a Permitted Transferee. The Transferee is acquiring its Ownership Interest in the Certificate for its own account.

         3. The Transferee has been advised of, and understands that (i) a tax will be imposed on Transfers of the Certificate to Persons that are not Permitted Transferees; (ii) such tax will be imposed on the transferor, or, if such Transfer is through an agent (which includes a broker, nominee or middleman) for a Person that is not a Permitted Transferee, on the agent; and
(iii) the Person otherwise liable for the tax shall be relieved of liability for the tax if the subsequent Transferee furnished to such Person an affidavit that such subsequent Transferee is a Permitted Transferee and, at the time of Transfer, such Person does not have actual knowledge that the affidavit is false.

         4. The Transferee has been advised of and understands that a tax will be imposed on a "pass-through entity" holding the Certificate if at any time during the taxable year of the pass-through entity a Person that is not a Permitted Transferee is the record holder of an interest in such entity. The Transferee understands that such tax will not be imposed for any period with respect to which the record holder furnishes to the pass-through entity an affidavit that such record holder is a Permitted Transferee and the pass-through entity does not have actual knowledge that such affidavit is false. (For this purpose, a "pass-through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives and, except as may be provided in Treasury Regulations, persons holding interests in pass-through entities as a nominee for another Person.)

         5. The Transferee has reviewed the provisions of Section 6.02(c) of the Agreement (attached hereto as Exhibit 2 and incorporated herein by reference) and understands the legal consequences of the acquisition of an Ownership Interest in the Certificate including, without limitation, the restrictions on subsequent Transfers and the provisions regarding voiding the

Transfer and mandatory sales. The Transferee expressly agrees to be bound by and to abide by the provisions of Section 6.02(c) of the Agreement and the restrictions noted on the face of the Certificate. The Transferee understands and agrees that any breach of any of the representations included herein shall render the Transfer to the Transferee contemplated hereby null and void.

         6. The Transferee agrees to require a Transfer Affidavit from any Person to whom the Transferee attempts to Transfer its Ownership Interest in the Certificate, and in connection with any Transfer by a Person for whom the Transferee is acting as nominee, trustee or agent, and the Transferee will not Transfer its Ownership Interest or cause any Ownership Interest to be Transferred to any Person that the Transferee knows is not a Permitted Transferee. In connection with any such Transfer by the Transferee, the Transferee agrees to deliver to the Trustee and the Securities Administrator a certificate substantially in the form set forth as Exhibit E to the Agreement (a "Transferor Certificate") to the effect that such Transferee has no actual knowledge that the Person to which the Transfer is to be made is not a Permitted Transferee.

         7. The Transferee does not have the intention to impede the assessment or collection of any tax legally required to be paid with respect to the Class R Certificates.

         8.     The Transferee's taxpayer identification number is _____.

         9. The Transferee is a U.S. Person as defined in Code Section 7701(a)(30).

         10. The Transferee is aware that the Class R Certificate may be "noneconomic residual interests" within the meaning of Treasury regulations promulgated pursuant to the Code and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer was to impede the assessment or collection of tax. In addition, as the holder of a noneconomic residual interest, the Transferee may incur tax liabilities in excess of any cash flows generated by the interest and the Transferee hereby represents that it intends to pay taxes associated with holding the residual interest as they become due.

         11. Transferee is not a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of a U.S. taxpayer.

         12. The Transferee will not transfer the Class R Certificate, directly or indirectly, to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the Transferee or another U.S. taxpayer.

         13. The Transferee will not cause income from the Class R Certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the Transferee or another U.S. taxpayer.

         14. The Transferee has provided financial statements or other financial information requested by the Transferor in connection with the transfer of the Class R Certificate to permit the Transferor to assess the financial capability of the Transferee to pay such taxes.

                                      * * *

IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its duly authorized officer and its corporate seal to be hereunto affixed, duly attested, this ____ day of _____________, 20__.

                                         [NAME OF TRANSFEREE]


                                         By:
                                            ------------------------------------
                                            Name:
                                            Title:

[Corporate Seal]

ATTEST:


-------------------------
[Assistant] Secretary

Personally appeared before me the above-named _____________, known or proved to me to be the same person who executed the foregoing instrument and to be the ____________ of the Transferee, and acknowledged that he executed the same as his free act and deed and the free act and deed of the Transferee.

Subscribed and sworn before me this ____ day of _______, 20__.


------------------------------



                                         ---------------------------------
                                                  NOTARY PUBLIC
                                         My Commission expires the ___ day
                                         of _______________, 20__.

                                                          EXHIBIT 1 TO EXHIBIT D

                               Certain Definitions
                               -------------------

"Ownership Interest": As to any Certificate, any ownership interest in such Certificate including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial.

"Permitted Transferee": Any person other than (i) the United States, any State or political subdivision thereof, or any agency or instrumentality of any of the foregoing, (ii) a foreign government, International Organization or any agency or instrumentality of either of the foregoing, (iii) an organization (except certain farmers' cooperatives described in section 521 of the Code) that is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by section 511 of the Code on unrelated business taxable income) on any excess inclusions (as defined in section 860E(c)(1) of the Code) with respect to any Class R Certificate, (iv) rural electric and telephone cooperatives described in section 1381(a)(2)(C) of the Code, (v) a Person that is not a citizen or resident of the United States, a corporation, partnership (other than a partnership that has any direct or indirect foreign partners), or other entity (treated as a corporation or a partnership for federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, or an estate whose income from sources without the United States is includable in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust, and (vi) any other Person so designated by the Trustee based upon an Opinion of Counsel that the Transfer of an Ownership Interest in a Class R Certificate to such Person may cause the Trust Fund to fail to qualify as a REMIC at any time that any Certificates are Outstanding. The terms "United States," "State" and "International Organization" shall have the meanings set forth in section 7701 of the Code or successor provisions. A corporation will not be treated as an instrumentality of the United States or of any State or political subdivision thereof for these purposes if all of its activities are subject to tax and, with the exception of the Federal Home Loan Mortgage Corporation, a majority of its board of directors is not selected by such government unit.

"Person": Any individual, corporation, limited liability company, partnership, joint venture, bank, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

"Transfer": Any direct or indirect transfer or sale of any Ownership Interest in a Certificate, including the acquisition of a Certificate by the Depositor.

"Transferee": Any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

                                                          EXHIBIT 2 TO EXHIBIT D

                        Section 6.02(c) of the Agreement
                        --------------------------------

                (c) Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

                (i) Each Person holding or acquiring any Ownership Interest in a Residual Certificate which shall always be issued as a physical certificate and not as a Book-Entry Certificate shall be a Permitted Transferee and shall promptly notify the Trustee and the Certificate Registrar of any change or impending change in its status as a Permitted Transferee.

                (ii) No Ownership Interest in a Residual Certificate may be registered on the Closing Date or thereafter transferred, and the Certificate Registrar shall not register the Transfer of any Residual Certificate unless, in addition to the certificates required to be delivered to the Trustee and the Certificate Registrar under subparagraph (b) above, the Trustee and the Certificate Registrar shall have been furnished with an affidavit (a "Transfer Affidavit") of the initial owner or the proposed transferee in the form attached hereto as Exhibit D.

                (iii) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall agree (A) to obtain a Transfer Affidavit from any other Person to whom such Person attempts to Transfer its Ownership Interest in a Residual Certificate, (B) to obtain a Transfer Affidavit from any Person for whom such Person is acting as nominee, trustee or agent in connection with any Transfer of a Residual Certificate and (C) not to Transfer its Ownership Interest in a Residual Certificate or to cause the Transfer of an Ownership Interest in a Residual Certificate to any other Person if it has actual knowledge that such Person is not a Permitted Transferee.

                (iv) Any attempted or purported Transfer of any Ownership Interest in a Residual Certificate in violation of the provisions of this Section 6.02(c) shall be absolutely null and void and shall vest no rights in the purported Transferee. If any purported transferee shall become a Holder of a Residual Certificate in violation of the provisions of this Section 6.02(c), then the last preceding Permitted Transferee shall be restored to all rights as Holder thereof retroactive to the date of registration of Transfer of such Residual Certificate. The Certificate Registrar shall be under no liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by Section 6.02(b) and this Section 6.02(c) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the Transfer was registered after receipt of the related Transfer Affidavit and Transferor Certificate. The Certificate Registrar shall be entitled but not obligated to recover from any Holder of a Residual Certificate that was in fact not a Permitted Transferee at the time it became a Holder or, at such subsequent time as it became other than a Permitted Transferee, all payments made on such Residual Certificate at and after either such time. Any such payments so recovered by the Certificate Registrar shall be paid and delivered by the Certificate Registrar to the last preceding Permitted Transferee of such Certificate.

                (v) The Securities Administrator shall make available within 60 days of written request from the Trustee or Certificate Registrar, all information necessary to compute any tax imposed under Section 860E(e) of the Code as a result of a Transfer of an Ownership Interest in a Residual Certificate to any Holder who is not a Permitted Transferee.

                The restrictions on Transfers of a Residual Certificate set forth in this Section 6.02(c) shall cease to apply (and the applicable portions of the legend on a Residual Certificate may be deleted) with respect to Transfers occurring after delivery to the Trustee and the Certificate Registrar of an Opinion of Counsel addressed to the Trustee and the Certificate Registrar, which Opinion of Counsel shall not be an expense of the Trustee, the Securities Administrator, the Certificate Registrar, the Sponsor, any Servicer or the Master Servicer to the effect that the elimination of such restrictions will not cause the REMIC I and/or REMIC II, as applicable, to fail to qualify as a REMIC at any time that the Certificates are outstanding or result in the imposition of any tax on the Trust Fund, a Certificateholder or another Person. Each Person holding or acquiring any Ownership Interest in a Residual Certificate hereby consents to any amendment of this Agreement that, based on an Opinion of Counsel furnished to the Trustee and the Certificate Registrar, is reasonably necessary
(a) to ensure that the record ownership of, or any beneficial interest in, a Residual Certificate is not transferred, directly or indirectly, to a Person that is not a Permitted Transferee and (b) to provide for a means to compel the Transfer of a Residual Certificate that is held by a Person that is not a Permitted Transferee to a Holder that is a Permitted Transferee.

                                                                       EXHIBIT E

                       FORM OF TRANSFEROR CERTIFICATE FOR
                            NON-OFFERED CERTIFICATES

                                                                Date:___________

Wells Fargo Bank, National Association
  as Securities Administrator
Sixth Street and Marquette Avenue
Minneapolis, Minnesota 55479

Citibank, N.A.,
  as Trustee
383 Greenwich Street, 14th Floor
New York, New York  10013
Attention:  Structured Finance Agency & Trust - BSABS 2007-SD2

         Re: Bear Stearns Asset Backed Securities Trust 2007-SD2, Asset-Backed Certificates, Series 2007-SD2________

Ladies and Gentlemen:

         In connection with our disposition of the Class [____] Certificates, we certify that (a) we understand that the Certificates have not been registered under the Securities Act of 1933, as amended (the "Act"), and are being disposed by us in a transaction that is exempt from the registration requirements of the Act and (b) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, in a manner that would be deemed, or taken any other action that would result in, a violation of Section 5 of the Act. All capitalized terms used herein but not defined herein shall have the meanings assigned to them in the Pooling and Servicing Agreement dated as of February 1, 2007, among Bear Stearns Asset Backed Securities I LLC, as Depositor, EMC Mortgage Corporation, as Sponsor, Wells Fargo Bank, National Association, as Master Servicer and Securities Administrator, and Citibank, N.A., as Trustee, relating to the issuance of Bear Stearns Asset Backed Securities Trust 2007-SD2, Asset-Backed Certificates, Series 2007-SD2.


                                         Very truly yours,


                                         ---------------------------------------
                                         Name of Transferor


                                         By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                                                       EXHIBIT F

                  FORM OF INVESTMENT LETTER [NON-RULE 144A] FOR
                            NON-OFFERED CERTIFICATES

                                                              Date: ____________

Wells Fargo Bank, National Association
  as Securities Administrator
Sixth Street and Marquette Avenue
Minneapolis, Minnesota 55479

Citibank, N.A.,
  as Trustee
383 Greenwich Street, 14th Floor
New York, New York  10013
Attention:  Structured Finance Agency & Trust - BSABS 2007-SD2

         Re: Bear Stearns Asset Backed Securities Trust 2007-SD2, Asset-Backed Certificates, Series 2007-SD2________

Ladies and Gentlemen:

         In connection with our acquisition of the Class [______] Certificates in the Denomination of ______________ (the "Certificates"), we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we are an "accredited investor," as defined in Regulation D under the Act, and have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificates, (c) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (d) either (i) we are not an employee benefit plan that is subject to the Employee Retirement Income Security Act of 1974, as amended, nor a plan subject to Section 4975 of the Internal Revenue Code of 1986 (each of the foregoing, a "Plan"), nor are we acting on behalf of any Plan or
(ii) the purchase or holding of such ERISA Restricted Certificate will not result in any prohibited transactions under ERISA or Section 4975 of the Code and will not subject the Trustee or the Master Servicer to any obligation in addition to those expressly undertaken in the Agreement referred to below, (e) we are acquiring the Certificates for investment for our own account and not with a view to any distribution of the Certificates (but without prejudice to our right at all times to sell or otherwise dispose of the Certificates in accordance with clause (g) below), (f) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, or taken any other action that would result in a violation of Section 5 of the Act, and (g) we will not sell, transfer or otherwise dispose of any Certificates unless (1) such sale, transfer or other disposition is made pursuant to an effective registration statement under the Act or is exempt from such registration requirements, and if requested, we will at our expense provide an opinion of counsel satisfactory to the addressees of this certificate that such sale, transfer or other disposition may be made pursuant to an exemption from the Act,
(2) the purchaser or transferee of the Certificate has executed and delivered to you a certificate to substantially the same effect as this certificate, and (3) the purchaser or transferee has otherwise complied with any conditions for transfer set forth in the Pooling and Servicing Agreement dated as of February 1, 2007 (the "Agreement"), among Bear Stearns Asset Backed Securities I LLC, as Depositor, EMC Mortgage Corporation, as Sponsor, Wells Fargo Bank, National Association, as Master Servicer and Securities Administrator, and Citibank, N.A., as Trustee, relating to the issuance of Bear Stearns Asset Backed Securities Trust 2007-SD2, Asset-Backed Certificates, Series 2007-SD2. All capitalized terms used herein but not defined herein shall have the meanings assigned to them in the Agreement.

                                         Very truly yours,


                                         ---------------------------------------
                                         Name of Transferee

                                         By:
                                             -----------------------------------
                                             Name:
                                             Title:

                                                                       EXHIBIT G


                          FORM OF RULE 144A LETTER FOR
                            NON-OFFERED CERTIFICATES

                                                              Date: ____________

Wells Fargo Bank, National Association
  as Securities Administrator
Sixth Street and Marquette Avenue
Minneapolis, Minnesota 55479
Attention: Bear Stearns Asset Backed Securities Trust 2007-SD2

Citibank, N.A.,
  as Trustee
383 Greenwich Street, 14th Floor
New York, New York  10013
Attention:  Structured Finance Agency & Trust - BSABS 2007-SD2

         Re: Bear Stearns Asset Backed Securities Trust 2007-SD2, Asset-Backed Certificates, Series 2007-SD2________

Ladies and Gentlemen:

         In connection with our proposed purchase of the Class [____] Certificates (the "Certificates") we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificates, (c) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (d) either (i) we are not an employee benefit plan that is subject to the Employee Retirement Income Security Act of 1974, as amended, nor a plan subject to Section 4975 of the Internal Revenue Code of 1986 (each of the foregoing, a "Plan"), nor are we acting on behalf of any Plan or (ii) the purchase or holding of such ERISA Restricted Certificate will not result in any prohibited transactions under ERISA or Section 4975 of the Code and will not subject the Trustee, the Master Servicer, the Securities Administrator or the Depositor to any obligation in addition to those expressly undertaken in the Agreement referred to below, (e) we have not, nor has anyone acting on our behalf offered, transferred, pledged, sold or otherwise disposed of the Certificates, any interest in the Certificates or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Certificates, any interest in the Certificates or any other similar security from, or otherwise approached or negotiated with respect to the Certificates, any interest in the Certificates or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Certificates under the Securities Act or that would render the disposition of the Certificates a violation of Section 5 of the Securities Act or require registration pursuant thereto, nor will act, nor has authorized or will authorize any person to act, in such manner with respect to the Certificates, and (f) we are a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act and have completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2. We are aware that the sale to us is being made in reliance on Rule 144A. We are acquiring the Certificates for our own account or for resale pursuant to Rule 144A and further, understand that the Certificates may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the Securities Act. All capitalized terms used herein but not defined herein shall have the meanings assigned to them in the Pooling and Servicing Agreement, dated as of February 1, 2007, among Bear Stearns Asset Backed Securities I LLC, as Depositor, EMC Mortgage Corporation, as Sponsor, Wells Fargo Bank, National Association, as Master Servicer and Securities Administrator, and Citibank, N.A., as Trustee, relating to the issuance of Bear Stearns Asset Backed Securities Trust 2007-SD2, Asset-Backed Certificates, Series 2007-SD2.


                                         ---------------------------------------
                                         Name of Buyer


                                         By:
                                             -----------------------------------
                                             Name:
                                             Title:

                                                            ANNEX 1 TO EXHIBIT G


            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A
            --------------------------------------------------------

          [For Transferees Other Than Registered Investment Companies]

         The undersigned (the "Buyer") hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

         1. As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Buyer.

         2. In connection with purchases by the Buyer, the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because (i) the Buyer owned and/or invested on a discretionary basis $__________(1) in securities (except for the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A and (ii) the Buyer satisfies the criteria in the category marked below.

         ___ Corporation, etc. The Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.

         ___ Bank. The Buyer (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

         ___ Savings and Loan. The Buyer (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

------------------------
1 Buyer must own and/or invest on a discretionary basis at least $100,000,000 in securities unless: Buyer is a dealer, and, in that case, Buyer must own and/or invest on a discretionary basis at least $10,000,000 in securities; or Buyer is an entity in which all the owners are qualified institutional buyers.

         ___    Broker-dealer. The Buyer is a dealer registered pursuant to
                Section 15 of the Securities Exchange Act of 1934.

         ___ Insurance Company. The Buyer is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, territory or the District of Columbia.

         ___ State or Local Plan. The Buyer is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

         ___ ERISA Plan. The Buyer is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

         ___ Investment Advisor. The Buyer is an investment advisor registered under the Investment Advisors Act of 1940.

         ___ Small Business Investment Company. The Buyer is a small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

         ___ Business Development Company. The Buyer is a business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940.

         ___ Trust Fund. The Buyer is a trust fund whose trustee is a bank or trust company and whose participants are exclusively State or Local Plans or ERISA Plans as defined above, and no participant of the Buyer is an individual retirement account or an H.R.10 (Keogh) plan.

         ___ Equity Owners. Buyer is an entity in which all of the equity owners are qualified institutional buyers.

         3. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

         4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph, except (i) where the Buyer reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market. Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer's direction. However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

         5. The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

         6. Until the date of purchase of the Rule 144A Securities, the Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of the Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Buyer is a bank or savings and loan is provided above, the Buyer agrees that it will furnish to such parties updated annual financial statements promptly after they become available.


                                         ---------------------------------------
                                         Name of Buyer


                                         By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                         Date:
                                              ----------------------------------

                                                            ANNEX 2 TO EXHIBIT G

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A
            --------------------------------------------------------

           [For Transferees That are Registered Investment Companies]

         The undersigned (the "Buyer") hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

         1. As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the Buyer or, if the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because Buyer is part of a Family of Investment Companies (as defined below), is such an officer of the Adviser.

         2. In connection with purchases by Buyer, the Buyer is a "qualified institutional buyer" as defined in SEC Rule 144A because (i) the Buyer is an investment company registered under the Investment Company Act of 1940, as amended and (ii) as marked below, the Buyer alone, or the Buyer's Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year. For purposes of determining the amount of securities owned by the Buyer or the Buyer's Family of Investment Companies, the cost of such securities was used, except (i) where the Buyer or the Buyer's Family of Investment Companies reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market.

         ___ The Buyer owned $____________ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

         ___ The Buyer is part of a Family of Investment Companies which owned in the aggregate $__________ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

         3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

         4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer or are part of the Buyer's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps.

         5. The Buyer is familiar with Rule 144A and understands that the parties listed in the Rule 144A Transferee Certificate to which this certification relates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule 144A. In addition, the Buyer will only purchase for the Buyer's own account.

         6. Until the date of purchase of the Certificates, the undersigned will notify the parties listed in the Rule 144A Transferee Certificate to which this certification relates of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of the Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.



                                         ---------------------------------------
                                         Name of Buyer or Adviser


                                         By:
                                            ------------------------------------
                                            Name:
                                            Title:


                                         IF AN ADVISER:


                                         ---------------------------------------
                                         Name of Buyer

                                         Date:
                                               ---------------------------------

                                                                       EXHIBIT H

                        REQUEST FOR RELEASE OF DOCUMENTS

To:      Wells Fargo Bank, National Association
           as Custodian
         1015 10th Avenue
         Minneapolis, Minnesota  55414

         Re: Bear Stearns Asset Backed Securities Trust 2007-SD2, Asset-Backed Certificates, Series 2007-SD2.

         In connection with the administration of the Mortgage Loans held by you as Custodian pursuant to the Custodial Agreement, dated as of February 15, 2007, among Bear Stearns Asset Backed Securities I LLC, as depositor, EMC Mortgage Corporation, as sponsor, Wells Fargo Bank, National Association, as master servicer (the "Master Servicer"), securities administrator (the "Securities Administrator") and custodian (the "Custodian"), and Citibank. N.A., as trustee (the "Trustee"), we request the release, and hereby acknowledge receipt, of the Mortgage File for the Mortgage Loan described below, for the reason indicated:

Mortgage Loan Number:

Mortgagor Name, Address & Zip Code:

Reason for Requesting Documents (check one):

____     1.     Mortgage Paid in Full (and all amounts received or to be
                received in connection with such payment have been or will be remitted to the Master Servicer for deposit in the Master
                Servicer Collection Account)

____     2.     Foreclosure

____     3.     Substitution

____     4.     Other Liquidation (Repurchases, etc.)

____     5.     Nonliquidation    Reason:________________________________

Address to which Custodian should _____________________________
Deliver the Mortgage File   ___________________________________
                            ___________________________________


                                         By:
                                            ------------------------------------
                                                    (authorized signer)

                                         Issuer:
                                                --------------------------------
                                         Address:
                                                 -------------------------------

                                         ---------------------------------------

                                         Date:
                                              ----------------------------------

Custodian:
Wells Fargo Bank, National Association

Please acknowledge the execution of the above request by your signature and date below:


-------------------------------          --------------
Signature                                Date


Documents returned to Trustee:


-------------------------------          --------------
Custodian                                Date

                                                              EXHIBIT I

                          DTC LETTER OF REPRESENTATIONS

               [See document at Tab No. ___ of the Closing Binder]

                                                              EXHIBIT J

                   SCHEDULE OF MORTGAGE LOANS WITH LOST NOTES

                          [DELIVERED TO THE CUSTODIAN]

                                                                       EXHIBIT K

                           FORM OF CUSTODIAL AGREEMENT

                               CUSTODIAL AGREEMENT


THIS CUSTODIAL AGREEMENT (as amended and supplemented from time to time, the "Agreement"), dated as of March 15, 2007, by and among CITIBANK, N.A., as trustee (including its successors under the Pooling and Servicing Agreement defined below, the "Trustee"), BEAR STEARNS ASSET BACKED SECURITIES I LLC (together with any successor in interest, the "Company"), EMC MORTGAGE CORPORATION as seller and sponsor (in such capacity, together with any successor in interest, the "Seller"), WELLS FARGO BANK, N.A., as master servicer and securities administrator (together with any successor in interest or successor under the Pooling and Servicing Agreement, the "Master Servicer" or the "Securities Administrator," respectively), and WELLS FARGO BANK, N.A., as custodian (together with any successor in interest or any successor appointed hereunder, the "Custodian").

                          W I T N E S S E T H T H A T :
                          - - - - - - - - - - - - - - -

WHEREAS, the Company, the Seller, the Master Servicer, the Securities Administrator and the Trustee have entered into a Pooling and Servicing Agreement, dated as of February 1, 2007, relating to the issuance of Bear Stearns Asset Backed Securities Trust 2007-SD2, Asset-Backed Certificates, Series 2007-SD2 (the "Pooling and Servicing Agreement");

WHEREAS, the Custodian has agreed to act as agent for the Trustee for the purposes of receiving and holding certain documents and other instruments delivered by the Company or the Master Servicer under the Pooling and Servicing Agreement, all upon the terms and conditions and subject to the limitations hereinafter set forth;

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the Trustee, the Company, the Seller, the Master Servicer, the Securities Administrator and the Custodian hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

Capitalized terms used in this Agreement and not defined herein shall have the meanings assigned in the Pooling and Servicing Agreement, unless otherwise required by the context herein.

                                   ARTICLE II
                          CUSTODY OF MORTGAGE DOCUMENTS

                Section 2.1. Custodian to Act as Agent; Acceptance of Mortgage Files. The Custodian, as the duly appointed agent of the Trustee for these purposes, acknowledges (subject to any exceptions noted in the Initial Certification referred to in Section 2.3(a)) receipt of the Mortgage Files relating to the Mortgage Loans identified on the Schedule 1 attached hereto (the

"Mortgage Files") and declares that it holds and will hold such Mortgage Files as agent for the Trustee, in trust, for the use and benefit of all present and future Certificateholders.

                  Section 2.2. Recordation of Assignments. If any Mortgage File includes one or more assignments of Mortgage to the Trustee that have not been recorded, each such assignment (to the extent required to be recorded pursuant to Section 2.01 of the Pooling and Servicing Agreement) shall be delivered by the Custodian to the Company for the purpose of recording it in the appropriate public office for real property records, and the Company, at no expense to the Custodian, shall promptly cause to be recorded in the appropriate public office for real property records each such assignment of Mortgage and, upon receipt thereof from such public office, shall return each such assignment of Mortgage to the Custodian.

                Section 2.3.   Review of Mortgage Files.

                (a)     On or prior to the Closing Date, in accordance with
Section 2.02 of the Pooling and Servicing Agreement, the Custodian shall deliver to the Trustee, the Seller and the Company an Initial Certification in the form annexed hereto as Exhibit One evidencing receipt (subject to any exceptions noted therein) of a Mortgage File for each of the Mortgage Loans listed on the
Schedule 1 attached hereto (the "Mortgage Loan Schedule").

                (b) Within 90 days of the Closing Date, the Custodian agrees, for the benefit of Certificateholders, in accordance with the provisions of Section 2.02 of the Pooling and Servicing Agreement, to perform a limited review of the Mortgage Files delivered to it, and shall deliver to the Trustee, the Seller and the Company an Interim Certification in the form annexed hereto as Exhibit Two to the effect that all such documents have been executed and received and that such documents relate to the extent provided in Section 2.02(a) of the Pooling and Servicing Agreement to the Mortgage Loans identified on the Mortgage Loan Schedule, except for any exceptions listed on Schedule A attached to such Interim Certification. The Custodian shall be under no duty or obligation to inspect, review or examine said documents, instruments, certificates or other papers to determine that the same are genuine, enforceable, or appropriate for the represented purpose or that they have actually been recorded or that they are other than what they purport to be on their face.

                (c) Not later than 180 days after the Closing Date, the Custodian shall review the Mortgage Files as provided in Section 2.02 of the Pooling and Servicing Agreement and deliver to the Trustee, the Seller and the Company a Final Certification in the form annexed hereto as Exhibit Three evidencing the completeness of the Mortgage Files.

                (d) In reviewing the Mortgage Files as provided herein and in the Pooling and Servicing Agreement, the Custodian shall make no representation as to and shall not be responsible to verify (i) the validity, legality, enforceability, due authorization, recordability, sufficiency or genuineness of any of the documents included in any Mortgage File or (ii) the collectibility, insurability, effectiveness or suitability of any of the documents in any Mortgage File.

Upon receipt of written request from the Trustee, the Master Servicer, the Securities Administrator, or the Seller, the Custodian shall as soon as practicable supply the Trustee, the

Master Servicer, the Securities Administrator or the Seller with a list of all of the documents relating to the Mortgage Loans missing from the Mortgage Files.

                Section 2.4. Notification of Breaches of Representations and Warranties. Upon discovery by the Custodian of a breach of any representation or warranty made by the Company as set forth in the Pooling and Servicing Agreement with respect to a Mortgage Loan relating to a Mortgage File, the Custodian shall give prompt written notice to the Company, the applicable Servicer, the Master Servicer, the Securities Administrator and the Trustee.

                Section 2.5. Custodian to Cooperate; Release of Mortgage Files. Upon receipt of written notice from the Trustee that the Seller has repurchased a Mortgage Loan pursuant to Article II of the Pooling and Servicing Agreement, and a Request for Release, the Custodian agrees to release to the Seller the related Mortgage File within five days of receipt of such notice.

Upon the Custodian's receipt of a request for release (a "Request for Release") substantially in the form of Exhibit H to the Pooling and Servicing Agreement signed by a Servicing Officer of the Master Servicer or the related Servicer stating that it has received payment in full of a Mortgage Loan or that payment in full will be escrowed in a manner customary for such purposes, the Custodian agrees to release to the related Servicer the related Mortgage File within five days of receipt of such Request for Release.

The Company shall deliver to the Custodian the Mortgage Note and other documents constituting the Mortgage File with respect to any Replacement Mortgage Loan which documents the Custodian will review to the extent provided in Article II of the Pooling and Servicing Agreement.

From time to time as is appropriate for the servicing or foreclosure of any Mortgage Loan, including, for this purpose, collection under any Primary Mortgage Insurance Policy, the related Servicer shall (or if the related Servicer does not, the Master Servicer may) deliver to the Custodian a Request for Release signed by a Servicing Officer requesting that possession of all of the Mortgage Files be released to the related Servicer or the Master Servicer, as applicable, and certifying as to the reason for such release and that such release will not invalidate any insurance coverage provided in respect of the Mortgage Loan under any of the Insurance Policies. Upon receipt of the foregoing, the Custodian shall deliver the Mortgage File or such document to the related Servicer or the Master Servicer, as applicable. The related Servicer or the Master Servicer, as applicable, shall cause each Mortgage File or any document therein so released to be returned to the Custodian when the need therefor by the related Servicer no longer exists, unless (i) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in a Protected Account or the Distribution Account or (ii) the Mortgage File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the related Servicer has delivered to the Custodian a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery.

At any time that a Servicer or the Master Servicer is required to deliver to the Custodian a Request for Release, such Servicer or the Master Servicer shall deliver two copies of the Request for Release if delivered in hard copy or the Servicer or the Master Servicer may furnish such Request for Release electronically to the Custodian, in which event the Servicing Officer transmitting the same shall be deemed to have signed the Request for Release. In connection with any Request for Release of a Mortgage File because of a repurchase of a Mortgage Loan, such Request for Release shall be accompanied by an assignment of mortgage, without recourse, executed by or on behalf of the Trustee to the Seller and the related Mortgage Note shall be endorsed without recourse by or on behalf of the Trustee and be returned to the Seller; provided however, that in the case of a Mortgage Loan that is registered on the MERS System no assignment of mortgage or endorsement of the Mortgage Note by the Trustee shall be required. In connection with any Request for Release of a Mortgage File because of the payment in full of a Mortgage Loan such Request for Release shall be accompanied by a certificate of satisfaction or other similar instrument to be executed by or on behalf of the Trustee and returned to the related Servicer or the Master Servicer, as applicable.

                Section 2.6. Assumption Agreements. In the event that any assumption agreement or substitution of liability agreement or sale of servicing agreement is entered into with respect to any Mortgage Loan subject to this Agreement in accordance with the terms and provisions of the Pooling and Servicing Agreement, the Master Servicer, to the extent provided in the related Servicing Agreement, shall cause the related Servicer to notify the Custodian that such assumption or substitution agreement has been completed by forwarding to the Custodian the original of such assumption or substitution agreement, which shall be added to the related Mortgage File and, for all purposes, shall be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting parts thereof.

                                   ARTICLE III
                            CONCERNING THE CUSTODIAN

                Section 3.1. Custodian a Bailee and Agent of the Trustee. With respect to each Mortgage Note, Mortgage and other documents constituting each Mortgage File which are delivered to the Custodian, the Custodian is exclusively the bailee and agent of the Trustee and has no instructions to hold any Mortgage Note or Mortgage for the benefit of any person other than the Trustee and the Certificateholders and undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. Except upon compliance with the provisions of Section 2.4 of this Agreement, no Mortgage Note, Mortgage or Mortgage File shall be delivered by the Custodian to the Company, the Servicers or the Master Servicer or otherwise released from the possession of the Custodian.

                Section 3.2    [Reserved].

                Section 3.3. Custodian May Own Certificates. The Custodian in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Custodian.

                Section 3.4. Master Servicer to Pay Custodian's Fees and Expenses. Wells Fargo Bank, N.A., as Master Servicer, covenants and agrees to pay to the Custodian from time to time, and the Custodian shall be entitled to, an annual fee for all services rendered by it in the exercise and performance of any of the powers and duties hereunder of the Custodian, and, the Custodian, shall be entitled to be paid or reimbursed from the Trust Fund, upon its request for all reasonable expenses, disbursements and advances incurred or made by the Custodian in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ), except (i) any such expense, disbursement or advance as may arise from its negligence or bad faith or (ii) to the extent that such cost or expense is indemnified by the Master Servicer or the Securities Administrator pursuant to the Pooling and Servicing Agreement.

                Section 3.5. Custodian May Resign; Trustee May Remove Custodian. The Custodian may resign from the obligations and duties hereby imposed upon it as such obligations and duties relate to its acting as Custodian of the Mortgage Loans. Upon receiving such notice of resignation, the Trustee shall either take custody of the Mortgage Files itself and give prompt notice thereof to the Company, the Servicers, the Master Servicer and the Custodian, or promptly appoint a successor Custodian by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Custodian and one copy to the successor Custodian. If the Trustee shall not have taken custody of the Mortgage Files and no successor Custodian shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Custodian may petition any court of competent jurisdiction for the appointment of a successor Custodian.

The Trustee may remove the Custodian upon 60 days prior written notice to the Custodian. In such event, the Trustee shall appoint, or petition a court of competent jurisdiction to appoint, a successor Custodian hereunder. Any successor Custodian shall be a depository institution subject to supervision or examination by federal or state authority shall be able to satisfy the other requirements contained in Section 3.7 and shall be unaffiliated with the Company.

Any resignation or removal of the Custodian and appointment of a successor Custodian pursuant to any of the provisions of this Section 3.5 shall become effective upon acceptance of appointment by the successor Custodian. The Trustee shall give prompt notice to the Company, the Servicer and the Master Servicer of the appointment of any successor Custodian. No successor Custodian shall be appointed by the Trustee without the prior approval of the Company, the Servicer and the Master Servicer.

                Section 3.6. Merger or Consolidation of Custodian. Any Person into which the Custodian may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Custodian shall be a party, or any Person succeeding to the business of the Custodian, shall be the successor of the Custodian hereunder, (provided such Person shall satisfy the requirements set forth in Section 3.7) without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

                Section 3.7. Representations of the Custodian. The Custodian hereby represents, and any successor Custodian hereunder shall represent, that it is a depository institution subject to supervision or examination by a federal or state authority, has a combined capital and surplus of at least $15,000,000 and is qualified to do business in the jurisdictions in which it will hold any Mortgage File.

                Section 3.8 Limitation on Liability. Neither the Custodian nor any of its directors, officers, agents or employees, shall be liable for any action taken or omitted to be taken by it or them hereunder or in connection herewith in good faith and reasonably believed (which belief may be based upon the written opinion or advice of counsel selected by it in the exercise of reasonable care) by it or them to be within the purview of this Agreement, except for its or their own negligence, lack of good faith or willful misconduct. The Custodian and any director, officer, employee or agent of the Custodian may rely in good faith on any document of any kind prima facie properly executed and submitted by any person with authority with respect to any related matters arising hereunder. In no event shall the Custodian or its directors, officers, agents and employees be held liable for any special, indirect or consequential damages resulting from any action taken or omitted to be taken by it or them hereunder or in connection herewith even if advised of the possibility of such damages.

                Notwithstanding anything herein to the contrary, the Custodian agrees to indemnify the Trust Fund, the Trustee, the Master Servicer, the Company, the Securities Administrator and each of their respective employees, representatives, affiliates, officers, directors and agents for any and all liabilities, obligations, losses, damages, payments, costs or expenses of any kind whatsoever that may be imposed on, incurred by or asserted against the Trustee, Trust Fund, Master Servicer, Company, Securities Administrator or any such other respective Person, due to any willful misfeasance or negligent or bad faith performance or non-performance by the Custodian of its duties and responsibilities under this Agreement; provided, however, that the Custodian shall not be liable to any of the foregoing Persons for any amount and any portion of any such amount directly and solely resulting from the willful misfeasance, bad faith or negligence of such person, and the Custodian's reliance on written instructions from the Trustee or the Master Servicer. The provisions of this Section 3.8 shall survive the termination of this Custodial Agreement.

                The Custodian and its directors, officers, employees and agents shall be entitled to indemnification and defense from the Trust Fund for any loss, liability or expense incurred (other than as a result of any willful misfeasance or negligent or bad-faith performance or non-performance on their part), arising out of, or in connection with, the acceptance or administration of the custodial arrangement created hereunder, including the costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of their powers or duties hereunder.

                                   ARTICLE IV
                          COMPLIANCE WITH REGULATION AB

                Section 4.1. Intent of the parties; Reasonableness. The parties hereto acknowledge and agree that the purpose of this Article IV is to facilitate compliance by the Company, the Master Servicer and the Securities Administrator with the provisions of Regulation AB and related rules and regulations of the Commission. The Company, the Master Servicer and the Securities Administrator shall not exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than compliance with the Securities Act, the Exchange Act and the rules and regulations of the Commission under the Securities Act and the Exchange Act. Each of the parties hereto acknowledges that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the mortgage-backed securities markets, advice of counsel, or otherwise, and agrees to comply with requests made by the Company, the Master Servicer and the Securities Administrator in good faith for delivery of information under these provisions on the basis of evolving interpretations of Regulation AB to the extent reasonably practicable. The Custodian shall cooperate reasonably with the Company, the Master Servicer and the Securities Administrator to deliver to the Company, the Master Servicer and the Securities Administrator (including any of their respective assignees or designees), any and all disclosure, statements, reports, certifications, records and any other information necessary in the reasonable, good faith determination of the Company, the Master Servicer and the Securities Administrator to permit the Company, the Master Servicer and the Securities Administrator to comply with the provisions of Regulation AB.

                Section 4.2. Additional Representations and Warranties of the Custodian.

                The Custodian shall be deemed to represent to the Company as of the date hereof and on each date on which information is provided to the Company under Section 4.3 that, except as disclosed in writing to the Company prior to such date: (a) there are no aspects of its financial condition that could have a material adverse effect on the performance by it of its Custodian obligations under this Agreement or any other securitization transaction as to which it is the custodian; (ii) there are no material legal or governmental proceedings pending (or known to be contemplated) against it; and (iii) there are no affiliations, relationships or transactions relating to the Custodian with respect to the Company or any sponsor, issuing entity, servicer (other than the Master Servicer), trustee, originator, significant obligor, enhancement or support provider (other than the Securities Administrator) or other material transaction party (as such terms are used in Regulation AB) relating to the securitization transaction contemplated by the Pooling and Servicing Agreement, as identified by the Company to the Custodian in writing as of the Closing Date (each, a "Transaction Party").

                If so requested by the Company on any date following the Closing Date, the Custodian shall, within five Business Days following such request, confirm in writing the accuracy of the representations and warranties set forth in paragraph (1) of this section or, if any such representation and warranty is not accurate as of the date of such confirmation, provide reasonably adequate disclosure of the pertinent facts, in writing, to the requesting party. Any such request from the Company shall not be given more than once each calendar quarter, unless the Company shall have a reasonable basis for a determination that any of the representations and warranties may not be accurate.

                Section 4.3. Additional Information to Be Provided by the Custodian. For so long as the Certificates are outstanding, for the purpose of satisfying the Company's reporting obligation under the Exchange Act with respect to any class of Certificates, the Custodian shall (a) notify the Company and the Securities Administrator in writing of any material litigation or governmental proceedings pending against the Custodian that would be material to Certificateholders, and (b) provide to the Company and the Securities Administrator a written description of such proceedings. Any notices and descriptions required under this Section 4.3 shall be given no later than five Business Days prior to the Determination Date following the month in which the Custodian has knowledge of the occurrence of the relevant event. As of the date the Company, Securities Administrator or Master Servicer files each Report on Form 10-D or Form 10-K with respect to the Certificates, the Custodian will be deemed to represent that any information previously provided under this Section 4.3, if any, and to the extent updated is materially correct and does not have any material omissions.

                Section 4.4. Report on Assessment of Compliance and Attestation. On or before March 15 of each calendar year, the Custodian shall:

                (a) deliver to the Company, the Master Servicer and the Securities Administrator a report (in form and substance reasonably satisfactory to the Company, the Master Servicer and the Securities Administrator) regarding the Custodian's assessment of compliance with the Servicing Criteria during the immediately preceding calendar year, as required under Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB. Such report shall be addressed to the Company, the Master Servicer and the Securities Administrator and signed by an authorized officer of the Custodian, and shall address each of the Servicing Criteria specified on a certification substantially in the form of Exhibit Four hereto; and

                (b) deliver to the Company, the Master Servicer and the Securities Administrator a report of a registered public accounting firm reasonably acceptable to the Company, the Master Servicer and the Securities Administrator that attests to, and reports on, the assessment of compliance made by the Custodian and delivered pursuant to the preceding paragraph. Such attestation shall be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act.

                Section 4.5.   Indemnification; Remedies.

                (a) The Custodian shall indemnify the Company, each affiliate of the Company, the Master Servicer, the Trustee and each broker dealer acting as underwriter, placement agent or initial purchaser of the Certificates or each Person who controls any of such parties (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act); and the respective present and former directors, officers, employees and agents of each of the foregoing (each, an "Indemnifed Party"), and shall hold each of them harmless from and against any losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain arising out of or based upon:

                        (A) any untrue statement of a material fact contained or alleged to be contained in any information, report, certification, accountants' attestation or other material provided under this Article IV by or on behalf of the Custodian (collectively, the "Custodian Information"), or (B) the omission or alleged omission to state in the Custodian Information a material fact required to be stated in the Custodian Information or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                               any failure by the Custodian to deliver any information, report, certification, accountants' attestation or other material when and as required under this Article IV; or

                               the negligence, bad faith or willful misconduct of the Custodian in the performance of its obligations under this
         Article IV.

         If the indemnification provided for herein is unavailable to hold harmless any Indemnified Party, then the Custodian agrees that it shall contribute to the amount paid or payable by such Indemnified Party as a result of any claims, losses, damages or liabilities incurred by such Indemnified Party in such proportion as is appropriate to reflect the relative fault of such Indemnified Party on the one hand and the Custodian on the other. This indemnification shall survive the termination of this Agreement or the termination of the Custodian.

                (b) In the case of any failure of performance described in clause (ii) of Section 4.5(a), the Custodian shall promptly reimburse the Company for all costs reasonably incurred by the Company in order to obtain the information, report, certification, accountants' letter or other material not delivered as required by the Custodian.

                (c) In no event shall the Custodian or its directors officers and employees be liable for any special, indirect or consequential damages from any action taken or omitted to be taken by it or them hereunder or in connection herewith even if advised of the possibility of such damages.

                                    ARTICLE V
                            MISCELLANEOUS PROVISIONS

                Section 5.1. Notices. All notices, requests, consents and demands and other communications required under this Agreement or pursuant to any other instrument or document delivered hereunder shall be in writing and, unless otherwise specifically provided, may be delivered personally, by telegram or telex, or by registered or certified mail, postage prepaid, return receipt requested, at the addresses specified on the signature page hereof (unless changed by the particular party whose address is stated herein by similar notice in writing), in which case the notice will be deemed delivered when received.

                Section 5.2. Amendments. No modification or amendment of or supplement to this Agreement shall be valid or effective unless the same is in writing and signed by all parties hereto, and none of the Company, the Master Servicer, the Securities Administrator nor the Trustee shall enter into any amendment hereof except as permitted by the Pooling and Servicing Agreement. The Securities Administrator shall give prompt notice to the Custodian of any amendment or supplement to the Pooling and Servicing Agreement and furnish the Custodian with written copies thereof.

                Section 5.3. GOVERNING LAW. THIS AGREEMENT SHALL BE DEEMED A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK

WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PROVISION THEREOF (OTHER THAN
SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW, WHICH THE PARTIES HERETO EXPRESSLY RELY UPON IN THE CHOICE OF SUCH LAW AS THE GOVERNING LAW HEREUNDER) AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

                Section 5.4. Recordation of Agreement. To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Company and at the Trust's expense on direction by the Master Servicer, but only upon direction accompanied by an Opinion of Counsel reasonably satisfactory to the Company to the effect that the failure to effect such recordation is likely to materially and adversely affect the interests of the Certificateholders.

For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

                Section 5.5. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the holders thereof.


                  [Remainder of page intentionally left blank]

IN WITNESS WHEREOF, this Agreement is executed as of the date first above written.


Address:                                 CITIBANK, N.A.,
                                         as Trustee
388 Greenwich Street, 14th Floor
New York, New York 10013
Attention:   Structured Finance Agency   By:
             & Trust - BSABS 2007-SD2       ------------------------------------
                                            Name:
                                            Title:


Address:                                 BEAR STEARNS ASSET BACKED
                                         SECURITIES I LLC, as Depositor
383 Madison Avenue
New York, New York  10179
Attention:   Senior Managing Director -  By:
             Mortgage Department            ------------------------------------
                                            Name:
                                            Title:


Address:                                 EMC MORTGAGE CORPORATION,
                                         as Seller
2780 Lake Vista Drive,
Lewisville, TX 75067
Attention:  General Counsel              By:
Telecopier:  (469) 759-4714                 ------------------------------------
                                            Name:
                                            Title:


Address:                                 WELLS FARGO BANK, N.A.,
                                         as Master Servicer and
9062 Old Annapolis Road                  Securities Administrator
Columbia, Maryland  21045
Attention:  BSABS 2007-SD2
Telecopier:  (410) 884-2363              By:
                                            ------------------------------------
                                            Name:
                                            Title:


Address:                                 WELLS FARGO BANK, N.A.,
                                         as Custodian
1015 10th Avenue S.E., MS 0031
Minneapolis, Minnesota  55414
Attention:  BSABS 2007-SD2               By:
Telecopier:  (612) 667-1068                 ------------------------------------
                                            Name:
                                            Title:

STATE OF NEW YORK   )
                    ) ss:
COUNTY OF NEW YORK  )


On the _____ day of March 2007 before me, a notary public in and for said State, personally appeared _____________________, known to me to be a ______________________ of Citibank, N.A., a national banking association that executed the within instrument, and also known to me to be the person who executed it on behalf of said national banking association and acknowledged to me that such national banking association executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                         ---------------------------------------
                                         Notary Public

[SEAL]

STATE OF MARYLAND   )
                    ) ss:
COUNTY OF HOWARD    )


On the _____ day of March 2007 before me, a notary public in and for said State, personally appeared __________________________, known to me to be a __________________________ of Wells Fargo Bank, N.A., a national banking association that executed the within instrument, and also known to me to be the person who executed it on behalf of said national banking association, and acknowledged to me that such national banking association executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                         ---------------------------------------
                                         Notary Public

[SEAL]

STATE OF NEW YORK   )
                    ) ss:
COUNTY OF NEW YORK  )


On the _____ day of March 2007 before me, a notary public in and for said State, personally appeared __________________, known to me to be a __________________
of Bear Stearns Asset Backed Securities I LLC, a limited liability company that executed the within instrument, and also known to me to be the person who executed it on behalf of said limited liability company, and acknowledged to me that such limited liability company executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                         ---------------------------------------
                                         Notary Public

[Notarial Seal]

STATE OF TEXAS      )
                    ) ss:
COUNTY OF DENTON    )


On the _____ day of March 2007 before me, a notary public in and for said State, personally appeared __________________, known to me to be a __________________
of EMC Mortgage Corporation, a corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                         ---------------------------------------
                                         Notary Public

[Notarial Seal]

STATE OF MINNESOTA  )
                    ) ss:
COUNTY OF HENNEPIN  )


On the _____ day of March 2007 before me, a notary public in and for said State, personally appeared _________________________, known to me to be a ___________________________ of Wells Fargo Bank, N.A., a national banking association that executed the within instrument, and also known to me to be the person who executed it on behalf of said national banking association, and acknowledged to me that such national banking association executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                         ---------------------------------------
                                         Notary Public

[Notarial Seal]

                                   Schedule 1
                                   ----------

                                 Mortgage Loans
                                 --------------

                             [Provided Upon Request]

                                   EXHIBIT ONE

                     FORM OF CUSTODIAN INITIAL CERTIFICATION

                                March ____, 2007

Citibank, N.A., as trustee
388 Greenwich Street, 14th Floor
New York, New York 10013
Attention:  Structured Finance Agency & Trust - BSABS 2007-SD2
Telecopier No.: (212) 815-8171

Bear Stearns Asset Backed Securities I LLC
383 Madison Avenue
New York, New York 10179
Attention:  Global Credit Administration
Facsimile:  (212) 272-6564

EMC Mortgage Corporation
2780 Lake Vista Drive
Lewisville , TX 75067-3884
Facsimile:  (214) 626-3704
Attention:  Janan Weeks

         Re: Custodial Agreement, dated as of March 15, 2007, by and among Bear Stearns Asset Backed Securities I LLC, Citibank, N.A., as Trustee, EMC Mortgage Corporation, as Seller, Wells Fargo Bank, N.A., as Master Servicer, Securities Administrator and Custodian, relating to Bear Stearns Asset Backed Securities Trust 2007-SD2, Asset Backed Certificates, Series 2007-SD2
                  ----------------------------------------------------------

Ladies and Gentlemen:

In accordance with Section 2.3 of the above-captioned Custodial Agreement, and subject to Section 2.02 of the Pooling and Servicing Agreement, the undersigned, as Custodian, hereby certifies that it has received a Mortgage File (which contains an original Mortgage Note or lost note affidavit, unless it has received a separate blanket lost note affidavit covering such Mortgage Loans) to the extent required in Section 2.01 of the Pooling and Servicing Agreement with respect to each Mortgage Loan listed in the Mortgage Loan Schedule, with any exceptions listed on Schedule A attached hereto.

Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Custodial Agreement.

                                         WELLS FARGO BANK, N.A.


                                         By:
                                             -----------------------------------
                                             Name:
                                             Title:

                                   EXHIBIT TWO

                     FORM OF CUSTODIAN INTERIM CERTIFICATION

                                     [date]

Citibank, N.A., as trustee
388 Greenwich Street, 14th Floor
New York, New York 10013
Attention:  Structured Finance Agency & Trust - BSABS 2007-SD2
Telecopier No.: (212) 815-8171

Bear Stearns Asset Backed Securities I LLC
383 Madison Avenue
New York, New York 10179
Attention:  Global Credit Administration
Facsimile:  (212) 272-6564

EMC Mortgage Corporation
2780 Lake Vista Drive
Lewisville , TX 75067-3884
Facsimile:  (214) 626-3704
Attention:  Janan Weeks

         Re: Custodial Agreement, dated as of March 15, 2007, by and among Bear Stearns Asset Backed Securities I LLC, Citibank, N.A., as Trustee, EMC Mortgage Corporation, as Seller, Wells Fargo Bank, N.A., as Master Servicer, Securities Administrator and Custodian, relating to Bear Stearns Asset Backed Securities Trust 2007-SD2, Asset Backed Certificates, Series 2007-SD2
                  ----------------------------------------------------------

Ladies and Gentlemen:

In accordance with Section 2.3 of the above-captioned Custodial Agreement, the undersigned, as Custodian, hereby certifies that it has received a Mortgage File to the extent required pursuant to Section 2.01 of the Pooling and Servicing Agreement with respect to each Mortgage Loan listed in the Mortgage Loan Schedule, and it has reviewed the Mortgage File and the Mortgage Loan Schedule and has determined that: all required documents have been executed and received and that such documents related to the Mortgage Loans identified on the Mortgage Loan Schedule determined on the basis of the Mortgagor's name, original principal balance and loan number, with any exceptions listed on Schedule A attached hereto.

Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Custodial Agreement.

                                         WELLS FARGO BANK, N.A.


                                         By:
                                             -----------------------------------
                                             Name:
                                             Title:

                                  EXHIBIT THREE

                      FORM OF CUSTODIAN FINAL CERTIFICATION

                                     [date]


Citibank, N.A., as trustee
388 Greenwich Street, 14th Floor
New York, New York 10013
Attention:  Structured Finance Agency & Trust - BSABS 2007-SD2
Telecopier No.: (212) 815-8171

Bear Stearns Asset Backed Securities I LLC
383 Madison Avenue
New York, New York 10179
Attention:  Global Credit Administration
Facsimile:  (212) 272-6564

EMC Mortgage Corporation
2780 Lake Vista Drive
Lewisville , TX 75067-3884
Facsimile:  (214) 626-3704
Attention:  Janan Weeks

         Re: Custodial Agreement, dated as of March 15, 2007, by and among Bear Stearns Asset Backed Securities I LLC, Citibank, N.A., as Trustee, EMC Mortgage Corporation, as Seller, Wells Fargo Bank, N.A., as Master Servicer, Securities Administrator and Custodian, relating to Bear Stearns Asset Backed Securities Trust 2007-SD2, Asset Backed Certificates, Series 2007-SD2
                  ----------------------------------------------------------

Ladies and Gentlemen:

In accordance with Section 2.3 of the above-captioned Custodial Agreement, the undersigned, as Custodian, hereby certifies that subject to any exception listed on Schedule A attached hereto (A) it has received a Mortgage File with respect to each Mortgage Loan listed in the Mortgage Loan Schedule containing with respect to each such Mortgage Loan:

                  The original Mortgage Note, including any riders thereto, endorsed without recourse (unless such Mortgage Loan is registered on the MERS System) to the order of "Citibank, N.A., as Trustee for certificateholders of Bear Stearns Asset Backed Securities Trust 2007-SD2, Asset Backed Certificates, Series 2007-SD2, without recourse", and showing to the extent available to the Seller an unbroken chain of endorsements from the original payee thereof to the Person endorsing it to the Trustee;

                  The original Mortgage and, if the related Mortgage Loan is a MOM Loan, noting the presence of the MIN and language indicating that such Mortgage Loan is a MOM Loan, which shall have been recorded (or if the original is not available, a copy), with evidence of such recording indicated thereon (or if clause (x) in the proviso below applies, shall be in recordable form);

                  Unless the Mortgage Loan is registered on the MERS(R) System, the assignment (either an original or a copy, which may be in the form of a blanket assignment if permitted in the jurisdiction in which the Mortgaged Property is located) to the Trustee of the Mortgage, in recordable form, with respect to each Mortgage Loan in the name of "Citibank, N.A., as Trustee for certificateholders of Bear Stearns Asset Backed Securities Trust 2007-SD2, Asset Backed Certificates, Series 2007-SD2" or in blank;

                  An original or a copy of all intervening assignments of the Mortgage, if any, to the extent available to the Seller, with evidence of recording thereon;

                  The original policy of title insurance or mortgagee's certificate of title insurance or commitment or binder for title insurance, if available, or a copy thereof, or, in the event that such original title insurance policy is unavailable, a photocopy thereof, or in lieu thereof, a current lien search on the related Mortgaged Property; and

                  Originals or copies of all available assumption, modification or substitution agreements, if any and (B) it has determined that all required documents have been executed and received and that such documents relate to the Mortgage Loans identified on the Mortgage Loan Schedule, such determination having been made on the basis of the Mortgagor's name, original principal balance and loan number.

Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Custodial Agreement.

                                         WELLS FARGO BANK, N.A.


                                         By:
                                             -----------------------------------
                                             Name:
                                             Title:

                                  EXHIBIT FOUR

         SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

             The assessment of compliance to be delivered by the Custodian shall address, at a minimum, the criteria identified as below as "Applicable Servicing Criteria";


                                                                                                     Applicable
                                 Servicing Criteria                                              Servicing Criteria
      Reference                                   Criteria
                                      General Servicing Considerations
                        Policies and procedures are instituted to monitor any
                        performance or other triggers and events of default in
1122(d)(1)(i)           accordance with the transaction agreements

                        If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party's performance and compliance with such servicing
1122(d)(1)(ii)          activities

                        Any requirements in the transaction agreements to maintain a
1122(d)(1)(iii)         back-up servicer for the pool assets are maintained.

                        A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction
1122(d)(1)(iv)          agreements.


                                     Cash Collection and Administration

                        Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt and
                        identification, or such other number of days specified in the
1122(d)(2)(i)           transaction agreements.

                        Disbursements made via wire transfer on behalf of an obligor
1122(d)(2)(ii)          or to an investor are made only by authorized personnel.

                        Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances are made, reviewed and approved as specified
1122(d)(2)(iii)         in the transaction agreements.

                        The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of
                        overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction
1122(d)(2)(iv)          agreements.

                        Each custodial account is maintained at a federally insured depository institution as set forth in the transaction
                        agreements. For purposes of this criterion, "federally insured depository institutions" with respect to a foreign financial institution means a foreign financial institution that meets the
1122(d)(2)(v)           requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.


                                          K-22


1122(d)(2)(vi)          Unissued checks are safeguarded so as to prevent
                        unauthorized access.

                        Reconciliations are prepared on a monthly basis for all
                        asset-backed securities related bank accounts, including
                        custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction
                        agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliations; and (D) contain
                        explanations for reconciling items, These reconciling items are resolved within 90 calendar days of their original
                        identification, or such other number of days specified in the
1122(d)(2)(vii)         transaction agreements.


                                     Investor Remittances and Reporting

                        Reports to investors, including those to be filed with the
                        Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements, (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with
                        investors; or the trustee's records as to the total unpaid principal balance and number of pool assets serviced by the servicer.
1122(d)(3)(i)

                        Amounts due to investors are allocated and remitted in
                        accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.
1122(d)(3)(ii)

                        Disbursements made to an investor are posted within two business days to the servicer's investor records, or such other number of days specified in the transaction agreements.
1122(d)(3)(iii)

                        Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.
1122(d)(3)(iv)


                                          Pool Asset Administration

                        Collateral or security on pool assets is maintained as                         X
                        required by the transaction agreements or related asset pool documents.
1122(d)(4)(i)

                        Pool assets and related documents are safeguarded as                           X
1122(d)(4)(ii)          required by the transaction agreements.



                        Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements
1122(d)(4)(iii)

                        Payments on pool assets, including any payoffs, made in
                        accordance with the related pool asset documents are posted to the servicer's obligor records maintained no more than two business days after receipt, or such other number of days
                        specified in the transaction agreements, and allocated to


                                          K-23


                        principal, interest or other items (e.g., escrow) in accordance
1122(d)(4)(iv)          with the related pool asset documents.

                        The servicer's records regarding the pool assets agree with the servicer's records with respect to an obligor's unpaid principal
1122(d)(4)(v)           balance.

                        Changes with respect to the terms or status of an obligor's pool asset (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the
1122(d)(4)(vi)          transaction agreements and related pool asset documents.

                        Loss mitigation of recovery actions (e.g., forbearance plans, modifications and deed in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other
1122(d)(4)(vii)         requirements established by the transaction documents.

                        Records documenting collection efforts are maintained during the period a pool asset is delinquent in accordance with the
                        transaction agreements., Such records are maintained in at least a monthly basis, or such other period specified in the
                        transaction agreements, and describe the entity's activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where
1122(d)(4)(viii)        delinquency is deemed temporary (e.g., illness or unemployment).

                        Adjustments to interest rates or rates of return for pool assets with variable rates are computed based on the related pool asset
1122(d)(4)(ix)          documents.

                        Regarding any funds held in trust for an obligor (such as escrow accounts); (A) such funds are analyzed, in accordance with the obligor's pool asset documents, on at least an annual basis, or such other period specified in the transaction agreements; (B)
                        interest on such funds is paid, or credited, to obligors in accordance with applicable pool asset documents and state laws;
                        and (C) such funds are returned to the obligor within 3-
                        calendar days of full repayment of the related pool asset, or such other number of days specified in the transaction
1122(d)(4)(x)           agreements.

                        Payments made on behalf of an obligor (such as tax ore insurance payments) are made on or before the related penalty or
                        expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the service at least 30 calendar days prior to these dates, or such other number of days specified in the transaction
1122(d)(4)(xi)          agreements.

                        Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer's funds and not charged to the obligor, unless the late payment was due
1122(d)(4)(xii)         to the obligor's error or omission.

1122(d)(4)(xiii)        Disbursements made on behalf of an obligor are posted within two business days to the obligor's records maintained by the
                        servicer, or such other number of days specified in the
                        transaction agreements.


                                          K-24


1122(d)(4)(xiv)         Delinquencies, charge-offs and uncollectible funds are
                        recognized and recorded in accordance with the
                        transaction agreements.

1122(d)(4)(xv)          Any external enhancement or other support, identified in
                        item 1114(a)(1) through (3) or item 1115 of Regulation
                        AB, is maintained as set forth in the transaction
                        agreements.


                                                                       EXHIBIT L

             SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

Definitions
-----------
Primary Servicer - transaction party having borrower contact
Master Servicer - aggregator of pool assets
Securities Administrator - waterfall calculator
Back-up Servicer - named in the transaction (in the event a Back up Servicer becomes the Primary Servicer, follow Primary Servicer obligations)
Custodian - safe keeper of pool assets
Trustee - fiduciary of the transaction

Note: The definitions above describe the essential function that the party performs, rather than the party's title. So, for example, in a particular transaction, the trustee may perform the "paying agent" and "securities administrator" functions, while in another transaction, the securities administrator may perform these functions.

Where there are multiple checks for criteria the attesting party will identify in their management assertion that they are attesting only to the portion of the distribution chain they are responsible for in the related transaction agreements.

KEY:     X - OBLIGATION


REG AB             SERVICING CRITERIA                            PRIMARY       MASTER      SECURITIES   CUSTODIAN    TRUSTEE
REFERENCE                                                        SERVICER      SERVICER    ADMIN                     (NOMINAL)

                   GENERAL SERVICING CONSIDERATIONS
                   Policies and procedures are instituted to        X            X            X
                   monitor any performance or other triggers
                   and events of default in accordance with
1122(d)(1)(i)      the transaction agreements.

                   If any material servicing activities are         X            X
                   outsourced to third parties, policies and
                   procedures are instituted to monitor the
                   third party's performance and compliance
1122(d)(1)(ii)     with such servicing activities.

                   Any requirements in the transaction
                   agreements to maintain a back-up servicer
1122(d)(1)(iii)    for the Pool Assets are maintained.

                   A fidelity bond and errors and omissions         X            X
                   policy is in effect on the party
                   participating in the servicing function
                   throughout the reporting period in the
                   amount of coverage required by and
                   otherwise in accordance with the terms of
1122(d)(1)(iv)     the transaction agreements.

(continued)

REG AB             SERVICING CRITERIA                            PRIMARY       MASTER      SECURITIES   CUSTODIAN    TRUSTEE
REFERENCE                                                        SERVICER      SERVICER    ADMIN                     (NOMINAL)

                   GENERAL SERVICING CONSIDERATIONS
                   CASH COLLECTION AND
                   ADMINISTRATION
                   Payments on pool assets are deposited            X            X            X
                   into the appropriate custodial bank
                   accounts and related bank clearing
                   accounts no more than two business days
                   following receipt, or such other number
                   of days specified in the transaction
1122(d)(2)(i)      agreements.

                   Disbursements made via wire transfer on          X            X            X
                   behalf of an obligor or to an investor
1122(d)(2)(ii)     are made only by authorized personnel.

                   Advances of funds or guarantees regarding        X            X            X
                   collections, cash flows or distributions,
                   and any interest or other fees charged
                   for such advances, are made, reviewed and
                   approved as specified in the transaction
1122(d)(2)(iii)    agreements.

                   The related accounts for the transaction,         X            X            X
                   such as cash reserve accounts or accounts
                   established as a form of over
                   collateralization, are separately
                   maintained (e.g., with respect to
                   commingling of cash) as set forth in the
1122(d)(2)(iv)     transaction agreements.

                   Each custodial account is maintained at a        X            X            X
                   federally insured depository institution
                   as set forth in the transaction
                   agreements. For purposes of this
                   criterion, "federally insured depository
                   institution" with respect to a foreign
                   financial institution means a foreign
                   financial institution that meets the
                   requirements of Rule 13k-1(b)(1) of the
1122(d)(2)(v)      Securities Exchange Act.

                   Unissued checks are safeguarded                  X                         X
                   so as to prevent unauthorized
1122(d)(2)(vi)     access.

(continued)

REG AB             SERVICING CRITERIA                            PRIMARY       MASTER      SECURITIES   CUSTODIAN    TRUSTEE
REFERENCE                                                        SERVICER      SERVICER    ADMIN                     (NOMINAL)

                   GENERAL SERVICING CONSIDERATIONS
                   Reconciliations are prepared on a monthly        X            X            X
                   basis for all asset-backed securities
                   related bank accounts, including
                   custodial accounts and related bank
                   clearing accounts. These reconciliations
                   are (A) mathematically accurate; (B)
                   prepared within 30 calendar days after
                   the bank statement cutoff date, or such
                   other number of days specified in the
                   transaction agreements; (C) reviewed and
                   approved by someone other than the person
                   who prepared the reconciliation; and (D)
                   contain explanations for reconciling
                   items. These reconciling items are
                   resolved within 90 calendar days of their
                   original identification, or such other
                   number of days specified in the
1122(d)(2)(vii)    transaction agreements.

                   INVESTOR REMITTANCES AND
                   REPORTING

                   Reports to investors, including those to         X            X            X
                   be filed with the Commission, are
                   maintained in accordance with the
                   transaction agreements and applicable
                   Commission requirements. Specifically,
                   such reports (A) are prepared in
                   accordance with timeframes and other
                   terms set forth in the transaction
                   agreements; (B) provide information
                   calculated in accordance with the terms
                   specified in the transaction agreements;
                   (C) are filed with the Commission as
                   required by its rules and regulations;
                   and (D) agree with investors' or the
                   trustee's records as to the total unpaid
                   principal balance and number of Pool
1122(d)(3)(i)      Assets serviced by the Servicer.

                   Amounts due to investors are allocated           X            X            X
                   and remitted in accordance with
                   timeframes, distribution priority and
                   other terms set forth in the transaction
1122(d)(3)(ii)     agreements.

                   Disbursements made to an investor are            X            X            X
                   posted within two business days to the
                   Servicer's investor records, or such
                   other number of days specified in the
1122(d)(3)(iii)    transaction agreements.

                   Amounts remitted to investors per the            X            X            X
                   investor reports agree with cancelled
                   checks, or other form of payment, or
1122(d)(3)(iv)     custodial bank statements.

                        POOL ASSET ADMINISTRATION

(continued)

REG AB             SERVICING CRITERIA                            PRIMARY       MASTER      SECURITIES   CUSTODIAN    TRUSTEE
REFERENCE                                                        SERVICER      SERVICER    ADMIN                     (NOMINAL)

                   GENERAL SERVICING CONSIDERATIONS
                   Collateral or security on pool assets is         X                                     X
                   maintained as required by the transaction
                   agreements or related pool asset
1122(d)(4)(i)      documents.

                   Pool assets and related documents are            X                                     X
                   safeguarded as required by the
1122(d)(4)(ii)     transaction agreements

                   Any additions, removals or substitutions         X                         X
                   to the asset pool are made, reviewed and
                   approved in accordance with any
                   conditions or requirements in the
1122(d)(4)(iii)    transaction agreements.

                   Payments on pool assets, including any                        X
                   payoffs, made in accordance with the
                   related pool asset documents are posted
                   to the Servicer's obligor records
                   maintained no more than two business days
                   after receipt, or such other number of
                   days specified in the transaction
                   agreements, and allocated to principal,
                   interest or other items (e.g., escrow) in
                   accordance with the related pool asset
1122(d)(4)(iv)     documents.

                   The Servicer's records regarding the pool        X
                   assets agree with the Servicer's records
                   with respect to an obligor's unpaid
1122(d)(4)(v)      principal balance.

                   Changes with respect to the terms or             X            X
                   status of an obligor's pool assets (e.g.,
                   loan modifications or re-agings) are
                   made, reviewed and approved by authorized
                   personnel in accordance with the
                   transaction agreements and related pool
1122(d)(4)(vi)     asset documents.

                   Loss mitigation or recovery actions              X            X
                   (e.g., forbearance plans, modifications
                   and deeds in lieu of foreclosure,
                   foreclosures and repossessions, as
                   applicable) are initiated, conducted and
                   concluded in accordance with the
                   timeframes or other requirements
                   established by the transaction
1122(d)(4)(vii)    agreements.

(continued)

REG AB             SERVICING CRITERIA                            PRIMARY       MASTER      SECURITIES   CUSTODIAN    TRUSTEE
REFERENCE                                                        SERVICER      SERVICER    ADMIN                     (NOMINAL)

                   GENERAL SERVICING CONSIDERATIONS
                   Records documenting collection efforts           X
                   are maintained during the period a pool
                   asset is delinquent in accordance with
                   the transaction agreements. Such records
                   are maintained on at least a monthly
                   basis, or such other period specified in
                   the transaction agreements, and describe
                   the entity's activities in monitoring
                   delinquent pool assets including, for
                   example, phone calls, letters and payment
                   rescheduling plans in cases where
                   delinquency is deemed temporary (e.g.,
1122(d)(4)(viii)   illness or unemployment).

                   Adjustments to interest rates or rates of        X
                   return for pool assets with variable
                   rates are computed based on the related
1122(d)(4)(ix)     pool asset documents.

                   Regarding any funds held in trust for an         X
                   obligor (such as escrow accounts): (A)
                   such funds are analyzed, in accordance
                   with the obligor's pool asset documents,
                   on at least an annual basis, or such
                   other period specified in the transaction
                   agreements; (B) interest on such funds is
                   paid, or credited, to obligors in
                   accordance with applicable pool asset
                   documents and state laws; and (C) such
                   funds are returned to the obligor within
                   30 calendar days of full repayment of the
                   related pool assets, or such other number
                   of days specified in the transaction
1122(d)(4)(x)      agreements.

                   Payments made on behalf of an obligor            X
                   (such as tax or insurance payments) are
                   made on or before the related penalty or
                   expiration dates, as indicated on the
                   appropriate bills or notices for such
                   payments, provided that such support has
                   been received by the servicer at least 30
                   calendar days prior to these dates, or
                   such other number of days specified in
1122(d)(4)(xi)     the transaction agreements.

                   Any late payment penalties in connection         X
                   with any payment to be made on behalf of
                   an obligor are paid from the Servicer's
                   funds and not charged to the obligor,
                   unless the late payment was due to the
1122(d)(4)(xii)    obligor's error or omission.

(continued)

REG AB             SERVICING CRITERIA                            PRIMARY       MASTER      SECURITIES   CUSTODIAN    TRUSTEE
REFERENCE                                                        SERVICER      SERVICER    ADMIN                     (NOMINAL)

                   GENERAL SERVICING CONSIDERATIONS
                   Disbursements made on behalf of an               X
                   obligor are posted within two business
                   days to the obligor's records maintained
                   by the servicer, or such other number of
                   days specified in the transaction
1122(d)(4)(xiii)   agreements.

                   Delinquencies, charge-offs and                   X            X
                   uncollectible accounts are recognized and
                   recorded in accordance with the
1122(d)(4)(xiv)    transaction agreements.

                   Any external enhancement or other                X                         X
                   support, identified in Item 1114(a)(1)
                   through (3) or Item 1115 of Regulation
                   AB, is maintained as set forth in the
1122(d)(4)(xv)     transaction agreements.

                                                                    EXHIBIT M-1

                          FORM OF BACK-UP CERTIFICATION


         I. The [ ] agreement dated as of [ ], 200[ ] (the "Agreement"), among [IDENTIFY PARTIES] I, ________________________________, the
         _______________________ of [NAME OF COMPANY], certify to [the Depositor], and the [Master Servicer] [Securities Administrator] [Trustee], and their officers, with the knowledge and intent that they will rely upon this certification, that:

         (1) I have reviewed the servicer compliance statement of the Company provided in accordance with Item 1123 of Regulation AB (the "Compliance Statement"), the report on assessment of the Company's compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB (the "Servicing Criteria"), provided in accordance with Rules 13a-18 and 15d-18 under Securities Exchange Act of 1934, as amended (the "Exchange Act") and Item 1122 of Regulation AB (the "Servicing Assessment"), the registered public accounting firm's attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and Section 1122(b) of Regulation AB (the "Attestation Report"), and all servicing reports, officer's certificates and other information relating to the servicing of the Mortgage Loans by the Company during 200[ ] that were delivered by the Company to the [Depositor] [Master Servicer] [Securities Administrator] and the [Trustee] pursuant to the Agreement (collectively, the "Company Servicing Information");

         (2) Based on my knowledge, the Company Servicing Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Company Servicing Information;

         (3) Based on my knowledge, all of the Company Servicing Information required to be provided by the Company under the Agreement has been provided to the [Depositor] [Master Servicer] [Securities Administrator] and the [Trustee];

         (4) I am responsible for reviewing the activities performed by the Company as servicer under the Agreement, and based on my knowledge and the compliance review conducted in preparing the Compliance Statement and except as disclosed in the Compliance Statement, the Servicing Assessment or the Attestation Report, the Company has fulfilled its obligations under the Agreement in all material respects; and

         (5) The Compliance Statement required to be delivered by the Company pursuant to the Agreement, and the Servicing Assessment and Attestation Report required to be provided by the Company and by any Subservicer or Subcontractor pursuant to the Agreement, have been provided to the [Depositor] and the


                                     M-1-1

         [Securities Administrator]. Any material instances of noncompliance described in such reports have been disclosed to the [Depositor] and the [Securities Administrator]. Any material instance of noncompliance with the Servicing Criteria has been disclosed in such reports.



         Date:
                 --------------------------




         By:
         Name:
                  --------------------------------

         Title:
                  --------------------------------


                                     M-1-2

                                                                     EXHIBIT M-2

             FORM OF CERTIFICATION FOR THE SECURITIES ADMINISTRATOR
             ------------------------------------------------------

                 Re: Bear Stearns Asset Backed Securities Trust 2007-SD2 (the "Trust"), Mortgage Pass-Through Certificates, Series 2007-SD2, issued pursuant to the Pooling and Servicing Agreement, dated as of February 1, 2007, among Bear Stearns Asset Backed Securities I LLC, as Depositor, EMC Mortgage Corporation, Wells Fargo Bank, National Association, as Master Servicer and Securities Administrator and Citibank, N.A., as Trustee

The Securities Administrator hereby certifies to the Depositor, and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

         (1) I have reviewed the annual report on Form 10-K for the fiscal year [____] (the "Annual Report"), and all reports on Form 10-D required to be filed in respect of period covered by the Annual Report (collectively with the Annual Report, the "Reports"), of the Trust;

         (2) To my knowledge, (a) the Reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by the Annual Report, and (b) the Securities Administrator's assessment of compliance and related attestation report referred to below, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by such assessment of compliance and attestation report;

         (3) To my knowledge, the distribution information required to be provided by the Securities Administrator under the Pooling and Servicing Agreement for inclusion in the Reports is included in the Reports;

         (4) I am responsible for reviewing the activities performed by the Securities Administrator under the Pooling and Servicing Agreement, and based on my knowledge and the compliance review conducted in preparing the compliance statement of the Securities Administrator required by the Pooling and Servicing Agreement, and except as disclosed in the Reports, the Securities Administrator has fulfilled its obligations under the Pooling and Servicing Agreement in all material respects; and

         (5) The report on assessment of compliance with servicing criteria applicable to the Securities Administrator for asset-backed securities of the Securities Administrator and each Subcontractor utilized by the Securities Administrator and related attestation report on assessment of compliance with servicing criteria applicable to it required to be included in the Annual


                                     M-2-1

Report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 has been included as an exhibit to the Annual Report. Any material instances of non-compliance are described in such report and have been disclosed in the Annual Report.

         In giving the certifications above, the Securities Administrator has reasonably relied on information provided to it by the following unaffiliated parties: [names of servicer(s), master servicer, subservicer, depositor, trustee, custodian(s)]

Date:
     -----------------------------


----------------------------------
[Signature]
[Title]


                                     M-2-2

                                                                       EXHIBIT N

                      Form of Yield Maintenance Agreements


                   Please see Tab ___ in the closing checklist


                                      N--1

                                                                       EXHIBIT O

                        FORM 10-D, FORM 8-K AND FORM 10-K
                            REPORTING RESPONSIBILITY

                 As to each item described below, the entity indicated as the Responsible Party shall be primarily responsible for reporting the information to the party identified as responsible for preparing the Securities Exchange Act Reports pursuant to Section 3.18.

                 Under Item 1 of Form 10-D: a) items marked "Monthly Statement to Certificateholders" are required to be included in the periodic Distribution Date statement under Section 5.05, provided by the Securities Administrator based on information received from the party providing such information; and b) items marked "Form 10-D report" are required to be in the Form 10-D report but not the Monthly Statements to Certificateholders, provided by the party indicated. Information under all other Items of Form 10-D is to be included in the Form 10-D report. All such information and any other Items on Form 8-K and Form 10-D set forth in this Exhibit shall be sent to the Securities Administrator and the Depositor.

                                                      MASTER      SECURITIES
FORM     ITEM    DESCRIPTION            SERVICERS    SERVICER    ADMINISTRATOR      CUSTODIAN     TRUSTEE      DEPOSITOR    SPONSOR
10-D     Must be filed within 15 days of the distribution date for the                            (NOMINAL)
         asset-backed securities.
           1       DISTRIBUTION AND
                   POOL PERFORMANCE
                   INFORMATION

                   Item 1121(a) -
                   Distribution and
                   Pool Performance
                   Information

                   (1) Any applicable                              X
                   record dates,
                   accrual dates,                                  (MONTHLY
                   determination dates                             STATEMENTS TO
                   for calculating                                 CERTIFICATEHOLDERS)
                   distributions and
                   actual distribution
                   dates for the
                   distribution period.

                   (2) Cash flows                                  X
                   received and the
                   sources thereof for                             (MONTHLY
                   distributions, fees                             STATEMENTS TO
                   and expenses.                                   CERTIFICATEHOLDERS)

                   (3) Calculated                                  X
                   amounts and
                   distribution of the                             (MONTHLY
                   flow of funds for                               STATEMENTS TO
                   the period itemized                             CERTIFICATEHOLDERS)
                   by type and priority
                   of payment,

(continued)

                                                      MASTER      SECURITIES
FORM     ITEM    DESCRIPTION            SERVICERS    SERVICER    ADMINISTRATOR      CUSTODIAN     TRUSTEE      DEPOSITOR    SPONSOR
                   including:

                     (i) Fees or                                   X
                   expenses accrued and
                   paid, with an                                   (MONTHLY
                   identification of                               STATEMENTS TO
                   the general purpose                             CERTIFICATEHOLDERS)
                   of such fees and the
                   party receiving such
                   fees or expenses.

                     (ii) Payments                                 X
                   accrued or paid with
                   respect to                                      (MONTHLY
                   enhancement or other                            STATEMENTS TO
                   support identified                              CERTIFICATEHOLDERS)
                   in Item 1114 of
                   Regulation AB (such
                   as insurance
                   premiums or other
                   enhancement
                   maintenance fees),
                   with an
                   identification of
                   the general purpose
                   of such payments and
                   the party receiving
                   such payments.

                     (iii) Principal,                              X
                   interest and other
                   distributions                                   (MONTHLY
                   accrued and paid on                             STATEMENTS TO
                   the asset-backed                                CERTIFICATEHOLDERS)
                   securities by type
                   and by class or
                   series and any
                   principal or
                   interest shortfalls
                   or carryovers.

                     (iv) The amount of                            X
                   excess cash flow or
                   excess spread and                               (MONTHLY
                   the disposition of                              STATEMENTS TO
                   excess cash flow.                               CERTIFICATEHOLDERS)

                   (4) Beginning and                               X
                   ending principal
                   balances of the                                 (MONTHLY
                   asset-backed                                    STATEMENTS TO
                   securities.                                     CERTIFICATEHOLDERS)

(continued)

                                                      MASTER      SECURITIES
FORM     ITEM    DESCRIPTION            SERVICERS    SERVICER    ADMINISTRATOR      CUSTODIAN     TRUSTEE      DEPOSITOR    SPONSOR
                   (5) Interest rates                              X
                   applicable to the
                   pool assets and the                             (MONTHLY
                   asset-backed                                    STATEMENTS TO
                   securities, as                                  CERTIFICATEHOLDERS)
                   applicable. Consider
                   providing interest
                   rate information for
                   pool assets in
                   appropriate
                   distributional
                   groups or
                   incremental ranges.

                   (6) Beginning and                               X
                   ending balances of
                   transaction                                     (MONTHLY
                   accounts, such as                               STATEMENTS TO
                   reserve accounts,                               CERTIFICATEHOLDERS)
                   and material account
                   activity during the
                   period.

                   (7) Any amounts                                 X
                   drawn on any credit
                   enhancement or other                            (MONTHLY
                   support identified                              STATEMENTS TO
                   in Item 1114 of                                 CERTIFICATEHOLDERS)
                   Regulation AB, as
                   applicable, and the
                   amount of coverage
                   remaining under any
                   such enhancement, if
                   known and applicable.

                   (8) Number and                                  X                                                Updated
                   amount of pool                                                                                   pool
                   assets at the                                   (MONTHLY                                         composition
                   beginning and ending                            STATEMENTS TO                                    information
                   of each period, and                             CERTIFICATEHOLDERS)                              fields to
                   updated pool                                                                                     be as
                   composition                                                                                      specified
                   information, such as                                                                             by
                   weighted average                                                                                 Depositor
                   coupon, weighted                                                                                 from time
                   average remaining                                                                                to time
                   term,

(continued)

                                                      MASTER      SECURITIES
FORM     ITEM    DESCRIPTION            SERVICERS    SERVICER    ADMINISTRATOR      CUSTODIAN     TRUSTEE      DEPOSITOR    SPONSOR
                   pool factors
                   and prepayment
                   amounts.

                   (9) Delinquency and     X           X           X
                   loss information for                            (MONTHLY
                   the period.                                     STATEMENTS TO
                                                                   CERTIFICATEHOLDERS)

                   In addition,            X
                   describe any
                   material changes to
                   the information
                   specified in Item
                   1100(b)(5) of
                   Regulation AB
                   regarding the pool
                   assets. (methodology)

                   (10) Information on     X           X           X
                   the amount, terms
                   and general purpose                             (MONTHLY
                   of any advances made                            STATEMENTS TO
                   or reimbursed during                            CERTIFICATEHOLDERS)
                   the period,
                   including the
                   general use of funds
                   advanced and the
                   general source of
                   funds for
                   reimbursements.

                   (11) Any material       X           X           X
                   modifications,
                   extensions or                                   (MONTHLY
                   waivers to pool                                 STATEMENTS TO
                   asset terms, fees,                              CERTIFICATEHOLDERS)
                   penalties or
                   payments during the
                   distribution period
                   or that have
                   cumulatively become
                   material over time.

                   (12) Material           X           X           X                                             X
                   breaches of pool
                   asset                                           (if agreed upon
                   representations or                              by the parties)
                   warranties or
                   transaction
                   covenants.

(continued)

                                                      MASTER      SECURITIES
FORM     ITEM    DESCRIPTION            SERVICERS    SERVICER    ADMINISTRATOR      CUSTODIAN     TRUSTEE      DEPOSITOR    SPONSOR
                   (13) Information on                             X
                   ratio, coverage or
                   other tests used for                            (MONTHLY
                   determining any                                 STATEMENTS TO
                   early amortization,                             CERTIFICATEHOLDERS)
                   liquidation or other
                   performance trigger
                   and whether the
                   trigger was met.

                   (14) Information                                                                              X
                   regarding any new
                   issuance of asset-
                   backedsecurities backed
                   by the same asset pool,

                      information          X           X           X                                             X
                      regarding any
                      pool asset
                      changes (other
                      than in
                      connection with a
                      pool asset
                      converting into
                      cash in
                      accordance with
                      its terms), such
                      as additions or
                      removals in
                      connection with a
                      prefunding or
                      revolving period
                      and pool asset
                      substitutions and
                      repurchases (and
                      purchase rates,
                      if applicable),
                      and cash flows
                      available for
                      future purchases,
                      such as the
                      balances of any
                      prefunding or
                      revolving
                      accounts, if
                      applicable.

                      Disclose any                                                                                  X             X
                      material changes
                      in the

(continued)

                                                      MASTER      SECURITIES
FORM     ITEM    DESCRIPTION            SERVICERS    SERVICER    ADMINISTRATOR      CUSTODIAN     TRUSTEE      DEPOSITOR    SPONSOR
                      solicitation,
                      credit-granting,
                      underwriting,
                      origination,
                      acquisition or
                      pool selection
                      criteria or
                      procedures, as
                      applicable, used
                      to originate,
                      acquire or select
                      the new pool
                      assets.

                   Item 1121(b) -                                                                                X
                   Pre-Funding or
                   Revolving Period
                   Information

                   Updated pool
                   information as required
                   under Item 1121(b).

           2       LEGAL PROCEEDINGS

                   Item 1117 - Legal
                   proceedings pending
                   against the following
                   entities, or their
                   respective property,
                   that is material to
                   Certificateholders,
                   including proceedings
                   known to be
                   contemplated by
                   governmental
                   authorities:

                   Sponsor (Seller)                                                                                          X
                   Depositor                                                                                     X
                   Trustee                                                                          X

                   Issuing entity                                                                                X

                   Master Servicer,        X           X
                   affiliated Servicer,
                   other Servicer
                   servicing 20% or
                   more of pool assets
                   at time of report,
                   other material
                   servicers

(continued)

                                                      MASTER      SECURITIES
FORM     ITEM    DESCRIPTION            SERVICERS    SERVICER    ADMINISTRATOR      CUSTODIAN     TRUSTEE      DEPOSITOR    SPONSOR
                   Securities                                      X
                   Administrator
                   Originator of 20% or                                                                          X
                   more of pool assets
                   as of the Cut-off
                   Date

                   Custodian                                                          X

           3       SALES OF SECURITIES
                   AND USE OF PROCEEDS

                   Information from Item                                                                         X
                   2(a) of Part II of Form
                   10-Q:

                   With respect to any
                   sale of securities by
                   the sponsor, depositor
                   or issuing entity, that
                   are backed by the same
                   asset pool or are
                   otherwise issued by the
                   issuing entity, whether
                   or not registered,
                   provide the sales and
                   use of proceeds
                   information in Item 701
                   of Regulation S-K.
                   Pricing information can
                   be omitted if securities
                   were not registered.

           4       DEFAULTS UPON SENIOR
                   SECURITIES

                   Information from Item 3                         X
                   of Part II of Form 10-Q:

                   Report the
                   occurrence of any
                   Event of Default
                   (after expiration of
                   any grace period and
                   provision of any
                   required

(continued)

                                                      MASTER      SECURITIES
FORM     ITEM    DESCRIPTION            SERVICERS    SERVICER    ADMINISTRATOR      CUSTODIAN     TRUSTEE      DEPOSITOR    SPONSOR
                   notice)

           5       SUBMISSION OF
                   MATTERS TO A VOTE OF
                   SECURITY HOLDERS

                   Information from                                X
                   Item 4 of Part II of
                   Form 10-Q

           6       SIGNIFICANT OBLIGORS
                   OF POOL ASSETS

                   Item 1112(b) -                                                                                X
                   Significant Obligor
                   Financial
                   Information*

                   *This information need
                   only be reported on the
                   Form 10-D for the
                   distribution period in
                   which updated
                   information is required
                   pursuant to the Item.

           7       SIGNIFICANT
                   ENHANCEMENT PROVIDER
                   INFORMATION

                   Item 1114(b)(2) -
                   Credit Enhancement
                   Provider Financial
                   Information*

                      Determining                                                                                X
                      applicable
                      disclosure
                      threshold

                      Obtaining                                                                                  X
                      required
                      financial
                      information or
                      effecting
                      incorporation by
                      reference

                   Item 1115(b) -
                   Derivative
                   Counterparty
                   Financial
                   Information*

                      Determining                                                                                X
                      current

(continued)

                                                      MASTER      SECURITIES
FORM     ITEM    DESCRIPTION            SERVICERS    SERVICER    ADMINISTRATOR      CUSTODIAN     TRUSTEE      DEPOSITOR    SPONSOR
                      maximum
                      probable exposure

                      Determining                                  X
                      current
                      significance
                      percentage

                      Notifying                                    X
                      derivative
                      counterparty of
                      significance
                      percentage and
                      requesting
                      required
                      financial
                      information

                      Obtaining                                                                                  X
                      required
                      financial
                      information or
                      effecting
                      incorporation by
                      reference

                   *This information need
                   only be reported on the
                   Form 10-D for the
                   distribution period in
                   which updated
                   information is
                   required pursuant to
                   the Items.

           8       OTHER INFORMATION

                   Disclose any            The Responsible Party for the applicable Form 8-K item as indicated below.
                   information required
                   to be reported on
                   Form 8-K during the
                   period covered by
                   the Form 10-D but
                   not reported

           9       EXHIBITS

                   Distribution report                             X

                   Exhibits required by                                                                          X
                   Item 601 of
                   Regulation S-K, such
                   as material
                   agreements

  8-K Must be filed within four business days of an event reportable on Form 8-K.

           1.01    ENTRY INTO A

(continued)

                                                      MASTER      SECURITIES
FORM     ITEM    DESCRIPTION            SERVICERS    SERVICER    ADMINISTRATOR      CUSTODIAN     TRUSTEE      DEPOSITOR    SPONSOR
                   MATERIAL DEFINITIVE
                   AGREEMENT

                   Disclosure is           X           X           X                                             X           X
                   required regarding
                   entry into or
                   amendment of any
                   definitive agreement
                   that is material to
                   the securitization,
                   even if depositor is
                   not a party.

                   Examples: servicing
                   agreement, custodial
                   agreement.

                   Note: disclosure not
                   required as to
                   definitive
                   agreements that are
                   fully disclosed in
                   the prospectus

           1.02    TERMINATION OF A        X           X           X                                             X           X
                   MATERIAL DEFINITIVE
                   AGREEMENT

                   Disclosure is required
                   regarding termination
                   of any definitive
                   agreement that is
                   material to the
                   securitization (other
                   than expiration in
                   accordance with its
                   terms), even if
                   depositor is not a
                   party.


                   Examples: servicing
                   agreement, custodial
                   agreement.

           1.03    BANKRUPTCY OR
                   RECEIVERSHIP

(continued)

                                                      MASTER      SECURITIES
FORM     ITEM    DESCRIPTION            SERVICERS    SERVICER    ADMINISTRATOR      CUSTODIAN     TRUSTEE      DEPOSITOR    SPONSOR
                   Disclosure is           X           X           X                  X                          X           X
                   required regarding
                   the bankruptcy or
                   receivership, if
                   known to the Master
                   Servicer, with
                   respect to any of
                   the following:

                   Sponsor (Seller),
                   Depositor, Master
                   Servicer, affiliated
                   Servicer, other
                   Servicer servicing 20%
                   or more of pool assets
                   at time of report,
                   other material
                   servicers, Certificate
                   Administrator, Trustee,
                   significant obligor,
                   credit enhancer
                   (10% or more),
                   derivatives
                   counterparty, Custodian

           2.04    TRIGGERING EVENTS
                   THAT ACCELERATE OR
                   INCREASE A DIRECT
                   FINANCIAL OBLIGATION
                   OR AN OBLIGATION
                   UNDER AN OFF-BALANCE
                   SHEET ARRANGEMENT

                   Includes an early                   X           X
                   amortization,
                   performance trigger
                   or other event,
                   including event of
                   default, that would
                   materially alter the
                   payment
                   priority/distribution
                   of cash
                   flows/amortization
                   schedule.

                   Disclosure will be

(continued)

                                                      MASTER      SECURITIES
FORM     ITEM    DESCRIPTION            SERVICERS    SERVICER    ADMINISTRATOR      CUSTODIAN     TRUSTEE      DEPOSITOR    SPONSOR
                   made of events other
                   than waterfall
                   triggers which are
                   disclosed in the
                   6.07 statement

           3.03    MATERIAL
                   MODIFICATION TO
                   RIGHTS OF SECURITY
                   HOLDERS

                   Disclosure is                                   X                                             X
                   required of any
                   material
                   modification to
                   documents defining
                   the rights of
                   Certificateholders,
                   including the
                   Pooling and
                   Servicing Agreement

           5.03    AMENDMENTS TO
                   ARTICLES OF
                   INCORPORATION OR
                   BYLAWS; CHANGE IN
                   FISCAL YEAR

                   Disclosure is                                                                                 X
                   required of any
                   amendment "to the
                   governing documents
                   of the issuing entity"

           5.06    CHANGE IN SHELL
                   COMPANY STATUS

                   [Not applicable to                                                                            X
                   ABS issuers]

           6.01    ABS INFORMATIONAL
                   AND COMPUTATIONAL
                   MATERIAL

                   [Not included in                                                                              X
                   reports to be filed
                   under Section 3.18]

           6.02    CHANGE OF SERVICER
                   OR TRUSTEE

                   Requires disclosure     X           X           X                                             X
                   of any removal,

(continued)

                                                      MASTER      SECURITIES
FORM     ITEM    DESCRIPTION            SERVICERS    SERVICER    ADMINISTRATOR      CUSTODIAN     TRUSTEE      DEPOSITOR    SPONSOR
                   replacement,
                   substitution or
                   addition of any
                   master servicer,
                   affiliated servicer,
                   other servicer
                   servicing 10% or
                   more of pool assets
                   at time of report,
                   other material
                   servicers,
                   certificate
                   administrator or
                   trustee.

                   Reg AB disclosure       X
                   about any new servicer
                   is also required.

                   Reg AB disclosure                                                                X (TO THE
                   about any new trustee                                                            EXTENT OF A
                   is also  required.                                                               NEW TRUSTEE)

                   Reg AB disclosure                               X
                   about any new
                   securities administrator
                   is also required.

           6.03    CHANGE IN CREDIT
                   ENHANCEMENT OR OTHER
                   EXTERNAL SUPPORT [IN
                   THIS TRANSACTION THERE
                   IS NO EXTERNAL
                   ENHANCEMENT OR OTHER
                   SUPPORT.]

                   Covers termination                              X                                             X
                   of any enhancement
                   in manner other than
                   by its terms, the
                   addition of an
                   enhancement, or a
                   material change in
                   the enhancement
                   provided.  Applies
                   to external credit
                   enhancements as well
                   as derivatives.

                   Reg AB disclosure                               X                                             X
                   about any new
                   enhancement


(continued)

                                                      MASTER      SECURITIES
FORM     ITEM    DESCRIPTION            SERVICERS    SERVICER    ADMINISTRATOR      CUSTODIAN     TRUSTEE      DEPOSITOR    SPONSOR
                   provider is
                   also required.

           6.04    FAILURE TO MAKE A                               X
                   REQUIRED DISTRIBUTION

           6.05    SECURITIES ACT
                   UPDATING DISCLOSURE

                   If any material pool                                                                          X
                   characteristic
                   differs by 5% or
                   more at the time of
                   issuance of the
                   securities from the
                   description in the
                   final prospectus,
                   provide updated Reg
                   AB disclosure about
                   the actual asset
                   pool.

                   If there are any new                                                                          X
                   servicers or
                   originators required
                   to be disclosed
                   under Regulation AB
                   as a result of the
                   foregoing, provide
                   the information
                   called for in Items
                   1108 and 1110
                   respectively.

           7.01    REGULATION FD          X            X           X                                             X
                   DISCLOSURE

           8.01    OTHER EVENTS

                   Any event, with                                                                               X
                   respect to which
                   information is not
                   otherwise called for
                   in Form 8-K, that
                   the registrant deems
                   of importance to
                   security holders.

           9.01    FINANCIAL STATEMENTS    The Responsible Party applicable to reportable event.
                   AND EXHIBITS

  10-K     Must be filed within 90 days of the fiscal year end for the registrant.

           9B      OTHER INFORMATION

                   Disclose any            The Responsible Party for the applicable Form 8-K item as indicated above.

(continued)

                                                      MASTER      SECURITIES
FORM     ITEM    DESCRIPTION            SERVICERS    SERVICER    ADMINISTRATOR      CUSTODIAN     TRUSTEE      DEPOSITOR    SPONSOR
                   information required
                   to be reported on
                   Form 8-K during the
                   fourth quarter covered
                   by the Form 10-K but
                   not reported

           15      EXHIBITS AND
                   FINANCIAL STATEMENT
                   SCHEDULES

                   Item 1112(b) -                                                                                X
                   Significant Obligor
                   Financial Information

                   Item 1114(b)(2) -
                   Credit Enhancement
                   Provider Financial
                   Information

                      Determining                                                                                X
                      applicable
                      disclosure
                      threshold
                      Obtaining                                                                                  X
                      required
                      financial
                      information or
                      effecting
                      incorporation by
                      reference

                   Item 1115(b) -
                   Derivative
                   Counterparty
                   Financial Information

                      Determining                                                                                X
                      current maximum
                      probable exposure

                      Determining                                  X
                      current
                      significance
                      percentage

                      Notifying                                    X
                      derivative
                      counterparty of
                      significance
                      percentage and

(continued)

                                                      MASTER      SECURITIES
FORM     ITEM    DESCRIPTION            SERVICERS    SERVICER    ADMINISTRATOR      CUSTODIAN     TRUSTEE      DEPOSITOR    SPONSOR
                      requesting
                      required
                      financial
                      information

                      Obtaining                                                                                  X
                      required
                      financial
                      information or
                      effecting
                      incorporation by
                      reference

                   Item 1117 - Legal
                   proceedings pending
                   against the following
                   entities, or their
                   respective property,
                   that is material to
                   Certificateholders,
                   including proceedings
                   known to be
                   contemplated by
                   governmental
                   authorities:

                   Sponsor (Seller)                                                                                          X

                   Depositor                                                                                     X

                   Trustee

                   Issuing entity                                                                                X

                   Master Servicer,        X           X
                   affiliated Servicer,
                   other Servicer
                   servicing 20% or
                   more of pool assets
                   at time of report,
                   other material
                   servicers

                   Securities                                      X
                   Administrator

                   Originator of 20% or                                                                          X
                   more of pool assets
                   as of the Cut-off
                   Date

                   Custodian                                                          X

                   Item 1119 -
                   Affiliations and
                   relationships
                   between the
                   following entities,
                   or their respective
                   affiliates, that are

(continued)

                                                      MASTER      SECURITIES
FORM     ITEM    DESCRIPTION            SERVICERS    SERVICER    ADMINISTRATOR      CUSTODIAN     TRUSTEE      DEPOSITOR    SPONSOR
                   material to
                   Certificateholders:

                   Sponsor (Seller)                                                                                             X

                   Depositor                                                                                     X

                   Trustee                                                                          X

                   Master Servicer,        X           X
                   affiliated Servicer,
                   other Servicer
                   servicing 20% or
                   more of pool assets
                   at time of report,
                   other material
                   servicers

                   Securities                                      X
                   Administrator

                   Originator                                                                                    X

                   Custodian                                                          X

                   Credit                                                                                        X
                   Enhancer/Support
                   Provider

                   Significant Obligor                                                                           X

                   Item 1122 -             X           X           X                  X
                   Assessment of
                   Compliance with
                   Servicing Criteria

                   Item 1123 - Servicer    X           X           X
                   Compliance Statement

                                                                      EXHIBIT P

                       ADDITIONAL DISCLOSURE NOTIFICATION

Wells Fargo Bank, N.A. as [Securities Administrator]
9062 Old Annapolis Road
Columbia, Maryland 21045
Fax: (410) 715-2380
E-mail:  cts.sec.notifications@wellsfargo.com

Attn:  Corporate Trust Services - BSABS I 2007-SD2-SEC REPORT PROCESSING

RE:  **Additional Form [  ] Disclosure**Required

Ladies and Gentlemen:

         In accordance with Section 3.18 of the Pooling and Servicing Agreement, dated as of February 1, 2007, among EMC Mortgage Corporation, as Sponsor, Wells Fargo Bank, National Association, as Master Servicer and Securities Administrator and Citibank, N.A., as Trustee, relating to the issuance of Bear Stearns Asset Backed Securities Trust 2007-SD2, Asset-Backed Certificates, Series 2007-SD2. The Undersigned, as ____________________, hereby notifies you that certain events have come to our attention that [will][may] need to be disclosed on Form [ ].

Description of Additional Form [   ] Disclosure:

List of Any Attachments hereto to be included in the Additional Form [ ]
Disclosure:

         Any inquiries related to this notification should be directed to [ ], phone number: [ ]; email address: [ ].

                                         [NAME OF PARTY]
                                         as [role]



                                         By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                   SCHEDULE I

                              Servicing Agreements


                                     S-1-1

                                                                  Execution Copy


------------------------------------------------------------------------------



                   BEAR STEARNS ASSET BACKED SECURITIES I LLC
                                      Owner

                                       and

                            EMC MORTGAGE CORPORATION
                                    Servicer

                               SERVICING AGREEMENT

                          Dated as of February 1, 2007

               Bear Stearns Asset Backed Securities Trust 2007-SD2
                       Mortgage Pass-Through Certificates

                                 Series 2007-SD2



------------------------------------------------------------------------------

Article I DEFINITIONS.........................................................1

     Section 1.01.    Defined Terms...........................................1

Article II SERVICING OF MORTGAGE LOANS; POSSESSION OF SERVICING FILES;
           BOOKS AND RECORDS; DELIVERY OF MORTGAGE LOAN DOCUMENTS............11

     Section 2.01.    Servicing of Mortgage Loans............................11
     Section 2.02.    Maintenance of Servicing Files.........................11
     Section 2.03.    Books and Records......................................11
     Section 2.04.    Transfer of Mortgage Loans.............................12
     Section 2.05.    Delivery of Mortgage Loan Documents....................12

Article III REPRESENTATIONS AND WARRANTIES OF THE SERVICER...................13

Article IV ADMINISTRATION AND SERVICING OF MORTGAGE LOANS....................15

     Section 4.01.    Servicer to Act as Servicer............................15
     Section 4.02.    Collection of Mortgage Loan Payments...................17
     Section 4.03.    Realization Upon Defaulted Mortgage Loans..............18
     Section 4.04.    Establishment of Custodial Accounts; Deposits
                      in Custodial Accounts..................................18
     Section 4.05.    Permitted Withdrawals From the Custodial Account.......20
     Section 4.06.    Establishment of Escrow Accounts; Deposits in
                      Escrow Accounts........................................21
     Section 4.07.    Permitted Withdrawals From Escrow Account..............21
     Section 4.08. Payment of Taxes, Insurance and Other Charges, Maintenance of Primary Mortgage Insurance
                      Policies, Collections Thereunder.......................22
     Section 4.09.    Transfer of Accounts...................................23
     Section 4.10.    Maintenance of Hazard Insurance........................23
     Section 4.11.    Maintenance of Mortgage Impairment Insurance Policy....24
     Section 4.12.    Fidelity Bond, Errors and Omissions Insurance..........25
     Section 4.13.    Title, Management and Disposition of REO Property......25
     Section 4.14.    Notification of Adjustments............................27

Article V PAYMENTS TO THE OWNER..............................................27

     Section 5.01.    Remittances............................................27
     Section 5.02.    Statements to the Owner and the Master Servicer........28
     Section 5.03.    Monthly Advances by the Servicer.......................28
     Section 5.04.    Liquidation Reports....................................29

Article VI GENERAL SERVICING PROCEDURES......................................29

     Section 6.01.    Assumption Agreements..................................29
     Section 6.02.    Satisfaction of Mortgages and Release of
                      Mortgage Loan Documents................................30
     Section 6.03.    Servicing Compensation.................................31
     Section 6.04.    Annual Statement as to Compliance; Annual
                      Certification..........................................31
     Section 6.05.    [Reserved].............................................32

     Section 6.06.    Owner's Right to Examine Servicer Records..............32
     Section 6.07.    Compliance with REMIC Provisions.......................33
     Section 6.08.    Non-solicitation.......................................33
     Section 6.09.    Assessment of Compliance with Servicing Criteria.......33
     Section 6.10.    Intent of the Parties; Reasonableness..................34

Article VII REPORTS TO BE PREPARED BY SERVICER...............................35

     Section 7.01.    Servicer Shall Provide Information as
                      Reasonably Required....................................35

Article VIII THE SERVICER....................................................35

     Section 8.01.    Indemnification; Third Party Claims....................35
     Section 8.02.    Merger or Consolidation of the Servicer................36
     Section 8.03.    Limitation on Liability of the Servicer and Others.....36
     Section 8.04.    Servicer Not to Resign.................................36
     Section 8.05.    No Transfer of Servicing...............................37

Article IX DEFAULT...........................................................37

     Section 9.01.    Events of Default......................................37
     Section 9.02.    Waiver of Defaults.....................................39

Article X TERMINATION........................................................39

     Section 10.01.   Termination............................................39
     Section 10.02.   Cooperation of Servicer with a Reconstitution..........39
     Section 10.03.   Master Servicer........................................43

Article XI MISCELLANEOUS PROVISIONS..........................................44

     Section 11.01.   Successor to the Servicer..............................44
     Section 11.02.   Amendment..............................................45
     Section 11.03.   Recordation of Agreement...............................45
     Section 11.04.   Governing Law..........................................45
     Section 11.05.   Notices................................................46
     Section 11.06.   Severability of Provisions.............................46
     Section 11.07.   Exhibits...............................................47
     Section 11.08.   General Interpretive Principles........................47
     Section 11.09.   Reproduction of Documents..............................47
     Section 11.10.   Confidentiality of Information.........................48
     Section 11.11.   Assignment by the Owner................................48
     Section 11.12.   No Partnership.........................................48
     Section 11.13.   Execution, Successors and Assigns......................48
     Section 11.14.   Entire Agreement.......................................48
     Section 11.15.   Use of Subservicers and Subcontractors.................49
     Section 11.16.   Third Party Beneficiary................................50

EXHIBITS

Exhibit A         Mortgage Loan Schedule
Exhibit B         Custodial Account Letter Agreement
Exhibit C         Escrow Account Letter Agreement
Exhibit D         Form of Request for Release
Exhibit E         Reporting Data for Monthly Report
Exhibit F         Reporting Data for Defaulted Loans
Exhibit G         Form of Owner Certification
Exhibit H         Summary of Regulation AB Servicing Criteria
Exhibit I         Summary of Applicable Regulation AB Requirements
Exhibit J         Servicing Criteria to be Addressed in Assessment of Compliance
Exhibit K         Reporting Data for Realized Losses and Gains

     THIS IS A SERVICING AGREEMENT, dated as of February 1, 2007, and is executed between Bear Stearns Asset Backed Securities I LLC (the "Owner") and EMC Mortgage Corporation (the "Servicer").

                              W I T N E S S E T H :

     WHEREAS, the Owner is the owner of the Mortgage Loans;

     WHEREAS, the Owner and the Servicer wish to prescribe the permanent management, servicing and control of the Mortgage Loans;

     NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Owner and the Servicer agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

     Section 1.01. Defined Terms.

     Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meaning specified in this Article:

     Accepted Servicing Practices: The procedures, including prudent collection and loan administration procedures, and the standard of care (i) employed by prudent mortgage servicers which service mortgage loans of the same type as the Mortgage Loans in the jurisdictions in which the related Mortgage Properties are located or (ii) in accordance with the Fannie Mae Guide or Freddie Mac Guide, subject to any variances negotiated with Fannie Mae or Freddie Mac and subject to the express provisions of this Agreement. Such standard of care shall not be lower than that the Servicer customarily employs and exercises in servicing and administering similar mortgage loans for its own account and shall be in full compliance with all federal, state, and local laws, ordinances, rules and regulations.

     Adjustment Date: As to each ARM Loan, the date on which the Mortgage Interest Rate is adjusted in accordance with the terms of the related Mortgage Note.

     Agreement: This Servicing Agreement including all exhibits hereto, amendments hereof and supplements hereto.

     ARM Loans: First lien, conventional, 1-4 family residential Mortgage Loans with interest rates which adjust from time to time in accordance with the related Index and are subject to Periodic Rate Caps and Lifetime Rate Caps and which may permit conversion to fixed interest rates.

     BSABS I: Bear Stearns Asset Backed Securities I LLC.

     Business Day: Any day other than (i) a Saturday or Sunday, or (ii) a legal holiday in the States of Maryland, Minnesota, New York or the jurisdiction in which the Servicer conducts its servicing activities, or (iii) a day on which banks in the States of Maryland, Minnesota, New York or the jurisdiction in which the Servicer conducts its servicing activities are authorized or obligated by law or executive order to be closed.

     Code: The Internal Revenue Code of 1986, as it may be amended from time to time, or any successor statute thereto, and applicable U.S. Department of the Treasury regulations issued pursuant thereto.

     Commission or SEC: The Securities and Exchange Commission.

     Condemnation Proceeds: All awards or settlements in respect of a Mortgaged Property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation, to the extent not required to be released to a Mortgagor in accordance with the terms of the related Mortgage Loan Documents.

     Custodial Account: One or more demand account or accounts created and maintained pursuant to Section 4.04 which shall be entitled "BSABS 2007-SD2 Custodial Account in trust for BSABS I, Owner of Whole Loan Mortgages and various Mortgagors" established at a Qualified Depository, each of which accounts shall be held by such Qualified Depository in a fiduciary capacity, separate and apart from its funds and general assets.

     Custodian: Wells Fargo Bank, National Association, or such other custodian as Owner shall designate.

     Cut-off Date: With respect to any Mortgage Loan, the opening of business on the first day of the month in which the related closing date with respect to such Mortgage Loan occurs.

     Delinquent: A Mortgage Loan is "delinquent" if any payment due thereon is not made pursuant to the terms of such Mortgage Loan by the close of business on the day such payment is scheduled to be due. A Mortgage Loan is "30 days delinquent" if such payment has not been received by the close of business on the corresponding day of the month immediately succeeding the month in which such payment was due, or, if there is no such corresponding day (e.g., as when a 30-day month follows a 31-day month in which a payment was due on the 31st day of such month), then on the last day of such immediately succeeding month. Similarly for "60 days delinquent," "90 days delinquent" and so on. This method of determining delinquencies is also referred to as the OTS method.

     Depositor: The depositor, as such term is defined in Regulation AB, with respect to any Pass-Through Transfer.

     Determination Date: The 15th day (or if such 15th day is not a Business Day, the Business Day immediately preceding such 15th day) of the month of the Remittance Date.

     Due Date: Each day on which payments of principal and interest are required to be paid in accordance with the terms of the related Mortgage Note, exclusive of any days of grace.

     Due Period: With respect to each Remittance Date, the period commencing on the second day of the month preceding the month of such Remittance Date and ending on the first day of the month of the Remittance Date.

     Escrow Account: The separate trust account or accounts created and maintained pursuant to Section 4.06 which shall be entitled "BSABS 2007-SD2 Escrow Account, in trust for BSABS I, Owner of Whole Loan Mortgages and various Mortgagors" and shall be established at a Qualified Depository, each of which accounts shall in no event contain funds in excess of the FDIC insurance limits.

     Escrow Payments: With respect to any Mortgage Loan, the amounts constituting ground rents, taxes, assessments, water rates, sewer rents, municipal charges, mortgage insurance premiums, fire and hazard insurance premiums, condominium charges, and any other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to the Mortgage or any other document.

     Event of Default: Any one of the conditions or circumstances enumerated in
Section 9.01.

     Exchange Act: The Securities Exchange Act of 1934, as amended.

     Fannie Mae: Fannie Mae, or any successor thereto.

     Fannie Mae Guide: The Fannie Mae Selling Guide and the Fannie Mae Servicing Guide and all amendments or additions thereto.

     Fidelity Bond: A fidelity bond to be maintained by the Servicer pursuant to
Section 4.12.

     FIRREA: The Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended from time to time.

     Freddie Mac: Freddie Mac, or any successor thereto.

     Freddie Mac Guide: The Freddie Mac Selling Guide and the Freddie Mac Servicing Guide and all amendments or additions thereto.

     Full Principal Prepayment: A Principal Prepayment made by a Mortgagor of the entire principal balance of a Mortgage Loan.

     GAAP: Generally accepted accounting procedures, consistently applied.

     HUD: The United States Department of Housing and Urban Development or any successor.

     Index: With respect to each ARM Loan, on the related Adjustment Date, the index used to determine the Mortgage Interest Rate on each such ARM Loan.

     Insurance Proceeds: With respect to each Mortgage Loan, proceeds of insurance policies insuring the Mortgage Loan or the related Mortgaged Property.

     Lifetime Rate Cap: With respect to each ARM Loan, the maximum Mortgage Interest Rate over the term of such Mortgage Loan, as specified in the related Mortgage Note.

     Liquidation Proceeds: Amounts, other than Insurance Proceeds and Condemnation Proceeds, received in connection with the liquidation of a defaulted Mortgage Loan, whether through the sale or assignment of such Mortgage Loan, trustee's sale, foreclosure sale or otherwise, other than amounts received following the acquisition of an REO Property pursuant to Section 4.13.

     Margin: With respect to each ARM Loan, the fixed percentage amount set forth in each related Mortgage Note which is added to the Index in order to determine the related Mortgage Interest Rate.

     Master Servicer: Wells Fargo Bank, National Association, its successors in interest and assigns, or any successor thereto designated by the Owner.

     Monthly Advance: The aggregate of the advances made by the Servicer on any Remittance Date pursuant to Section 5.03.

     Monthly Payment: With respect to each Mortgage Loan, the scheduled monthly payment of principal and interest thereon which is payable by the related Mortgagor under the related Mortgage Note.

     Mortgage: The mortgage, deed of trust or other instrument securing a Mortgage Note which creates a first lien on an unsubordinated estate in fee simple in real property securing the Mortgage Note.

     Mortgage Interest Rate: The annual rate at which interest accrues on any Mortgage Loan in accordance with the provisions of the related Mortgage Note, and in the case of an ARM Loan, as adjusted from time to time on each Adjustment Date for such Mortgage Loan to equal the Index for such Mortgage Loan plus the Margin for such Mortgage Loan, and subject to the limitations on such interest rate imposed by the Periodic Rate Cap and the Lifetime Rate Cap.

     Mortgage Loan: An individual Mortgage Loan described herein and as further identified on the Mortgage Loan Schedule, which Mortgage Loan includes without limitation the Mortgage Loan Documents, the Monthly Payments, Principal Prepayments, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, REO Disposition Proceeds, and all other rights, benefits, proceeds and obligations arising from or in connection with such Mortgage Loan.

     Mortgage Loan Documents: The original mortgage loan legal documents held by the Custodian.

     Mortgage Loan Remittance Rate: With respect to each Mortgage Loan, the annual rate of interest remitted to the Owner, which shall be equal to the related Mortgage Interest Rate minus the Servicing Fee Rate.

     Mortgage Loan Schedule: The schedule of Mortgage Loans attached hereto as Exhibit A, such schedule being acceptable to the Owner and the Servicer.

     Mortgage Note: The note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage.

     Mortgaged Property: The underlying real property securing repayment of a Mortgage Note.

     Mortgagor: The obligor on a Mortgage Note.

     Negative Amortization: The portion of interest accrued at the Mortgage Interest Rate in any month which exceeds the Monthly Payment on a Mortgage Loan, including an Option ARM Mortgage Loan, for such month and which, pursuant to the terms of the Mortgage Note, is added to the principal balance of the related Mortgage Loan.

     Net Liquidation Proceeds: As to any Mortgage Loan, Liquidation Proceeds net of unreimbursed Servicing Advances, Servicing Fees and Monthly Advances and expenses incurred by the Servicer in connection with the liquidation of the Mortgage Loan and the related Mortgaged Property.

     Nonrecoverable Advance: Any advance previously made by the Servicer pursuant to Section 5.03 or any Servicing Advance proposed to be made by the Servicer in respect of a Mortgage Loan or REO Property which, in the good faith judgment of the Servicer, may not be ultimately recoverable by the Servicer from Liquidation Proceeds or Insurance Proceeds on such Mortgage Loan or REO Property as provided herein. The determination by the Servicer that it has made a Nonrecoverable Advance, or that a proposed advance may constitute a Nonrecoverable Advance, shall be evidenced by an Officer's Certificate of the Servicer delivered to the Owner and detailing the reasons for such determination.

     Officer's Certificate: A certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the President, a Senior Vice President or a Vice President or by the Treasurer or the Secretary or one of the Assistant Treasurers or Assistant Secretaries of the Servicer, and delivered to the Owner as required by this Agreement.

     Opinion of Counsel: A written opinion of counsel, who may be an employee of the party on behalf of whom the opinion is being given, reasonably acceptable to the Owner.

     Option ARM Mortgage Loan: An ARM Loan which (i) provides the Mortgagor with multiple Monthly Payment options and (ii) may result in Negative Amortization, as set forth in the Servicer's underwriting guidelines.

     Owner: Bear Stearns Asset Backed Securities I LLC, its successors in interest and assigns (including the Trustee in connection with a Pass-Through Transfer).

     Partial Principal Prepayment: A Principal Prepayment by a Mortgagor of a partial principal balance of a Mortgage Loan.

     Pass-Through Transfer: Any transaction involving either (1) a sale or other transfer of some or all of the Mortgage Loans directly or indirectly to an issuing entity in connection with an issuance of publicly offered or privately placed, rated or unrated mortgage-backed securities or (2) an issuance of publicly offered or privately placed, rated or unrated securities, the payments on which are determined primarily by reference to one or more portfolios of residential mortgage loans consisting, in whole or in part, of some or all of the Mortgage Loans.

     Periodic Rate Cap: With respect to each ARM Loan, the maximum increase or decrease in the Mortgage Interest Rate on any Adjustment Date.

     Permitted Investments: Any one or more of the following obligations or securities:

          (i) direct obligations of, and obligations the timely payment of which are fully guaranteed by the United States of America or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America;

          (ii) (a) demand or time deposits, federal funds or bankers' acceptances issued by any depository institution or trust company incorporated under the laws of the United States of America or any state thereof (including any Trustee or the Master Servicer) and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or the short-term deposit rating and/or the long-term unsecured debt obligations or deposits of such depository institution or trust company at the time of such investment or contractual commitment providing for such investment are rated in one of the two highest rating categories by each Rating Agency and (b) any other demand or time deposit or certificate of deposit that is fully insured by the Federal Deposit Insurance Corporation;

          (iii) repurchase obligations with respect to (a) any security described in clause (i) above or (b) any other security issued or guaranteed by an agency or instrumentality of the United States of America, the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in clause (ii)(a) above;

          (iv) securities bearing interest or sold at a discount issued by any corporation (including any Trustee or the Master Servicer) incorporated under the laws of the United States of America or any state thereof that are rated in one of the two highest rating categories by each Rating Agency at the time of such investment or contractual commitment providing for such investment; provided, however, that securities issued by any particular corporation will not be Permitted Investments to the extent that investments therein will cause the then outstanding principal amount of securities issued by such corporation and held as Permitted Investments to exceed 10% of the aggregate outstanding principal balances and amounts of all the Permitted Investments;

          (v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof) which are rated in one of the two highest rating categories by each Rating Agency at the time of such investment;

          (vi) any other demand, money market or time deposit, obligation, security or investment as may be acceptable to each Rating Agency; and

          (vii) any money market funds the collateral of which consists of obligations fully guaranteed by the United States of America or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America (which may include repurchase obligations secured by collateral described in clause (i)) and other securities (including money market or common trust funds for which any Trustee or the Master Servicer or any affiliate thereof acts as a manager or an advisor) and which money market funds are rated in one of the two highest rating categories by each Rating Agency;

provided, however, that no instrument or security shall be a Permitted Investment if such instrument or security evidences a right to receive only interest payments with respect to the obligations underlying such instrument or if such security provides for payment of both principal and interest with a yield to maturity in excess of 120% of the yield to maturity at par.

     Person: Any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     Prepayment Charge: Any prepayment premium, penalty or charge payable by a Mortgagor in connection with any Principal Prepayment on a Mortgage Loan pursuant to the terms of the related Mortgage Note.

     Prepayment Interest Excess: With respect to any Remittance Date, for each Mortgage Loan that was the subject of a Partial Principal Prepayment during the preceding calendar month or a Full Principal Prepayment during the portion of the related Prepayment Period occurring between the first day of the calendar month in which such Remittance Date occurs and the Determination Date of the calendar month in which such Remittance Date occurs, an amount equal to interest (to the extent received) at the applicable Mortgage Loan Remittance Rate on the amount of such Principal Prepayment for the number of days commencing on the first day of the calendar month in which such Remittance Date occurs and ending on the last date through which interest is collected from the related Mortgagor.

     Prepayment Interest Shortfall: With respect to any Remittance Date, for each such Mortgage Loan that was the subject of a Partial Principal Prepayment during the preceding calendar month or a Full Principal Prepayment during the portion of the related Prepayment Period occurring between the first day of the related Prepayment Period and the last day of the calendar month preceding the month in which such Remittance Date occurs, an amount equal to interest (to be paid by the Servicer out of its own funds without reimbursement therefor) at the applicable Mortgage Loan Remittance Rate on the amount of such Principal Prepayment for the number of days commencing on the date on which the prepayment is applied and ending on the last day of the calendar month preceding such Remittance Date.

     Prepayment Period: As to any Remittance Date, (a) in the case of Full Principal Prepayments, other than with respect to the initial Remittance Date, the period commencing on the 16th day of the month prior to the month in which the related Remittance Date occurs and ending on the 15th day of the month in which such Remittance Date occurs and, in the case of the initial Remittance Date, the period commencing on the Cut-off Date and ending on the 15th day of the month in which such Remittance Date occurs and (b) in the case of Partial Principal Prepayments or other recoveries, the preceding calendar month.

     Primary Mortgage Insurance Policy: Each primary policy of mortgage insurance, or any replacement policy therefor obtained by the Servicer pursuant to Section 4.08.

     Prime Rate: The prime rate of U.S. money center banks as published from time to time in The Wall Street Journal.

     Principal Prepayment: Any payment or other recovery of principal on a Mortgage Loan full or partial which is received in advance of its scheduled Due Date, including any Prepayment Charge, and which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

     Qualified Appraiser: An appraiser, duly appointed by the Servicer, who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan, which appraiser and the appraisal made by such appraiser both satisfy the requirements of Title XI of FIRREA and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated.

     Qualified Depository: (a) The Custodian, (b) a depository, the accounts of which are insured by the FDIC and the short term debt ratings and the long term deposit ratings of which are rated in one of the two highest rating categories by either of Moody's Investors Service, Inc. or Fitch, Inc., or (c) a depository, the short-term debt obligations, or other short-term deposits of which are rated at least `A-2' and the long-term unsecured debt obligations of which are rated at least `AA-' by Standard & Poor's Ratings Service, a division of The McGraw Hill Companies Inc.

     Qualified Insurer: An insurance company duly qualified as such under the laws of the states in which the Mortgaged Properties are located, duly authorized and licensed in such states to transact the applicable insurance business and to write the insurance provided, approved as an insurer by Fannie Mae and Freddie Mac.

     Rating Agency: Standard & Poor's Ratings Service, a division of The McGraw Hill Companies Inc., and Moody's Investors Service, Inc.

     Reconstitution Agreement: Any agreement involving any Pass-Through Transfer or Whole Loan Transfer.

     Regulation AB: Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. ss.ss.229.1100-229.1123, as amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the
Commission, or as may be provided by the Commission or its staff from time to time.

     REMIC: A "real estate mortgage investment conduit" within the meaning of
Section 860D of the Code.

     REMIC Provisions: The provisions of the Federal income tax law relating to a REMIC, which appear at Section 860A through 860G of the Code, and related provisions, and regulations, rulings or pronouncements promulgated thereunder, as the foregoing may be in effect from time to time.

     Remittance Date: The Remittance Date shall be no later than 1 PM New York time on the 23rd day of any month, or if such 23rd day is not a Business Day, the first Business Day immediately preceding such 23rd day.

     REO Disposition: The final sale by the Servicer of any REO Property.

     REO Disposition Proceeds: Amounts received by the Servicer in connection with a related REO Disposition.

     REO Property: A Mortgaged Property acquired by the Servicer on behalf of the Owner as described in Section 4.13.

     Sarbanes Certification: A certification required pursuant to The Sarbanes-Oxley Act of 2002 and the rules and regulations of the Commission promulgated thereunder (including any interpretations or amendments thereof by the Commission's staff).

     Securities Act: The Securities Act of 1933, as amended.

     Securities Administrator: The securities administrator with respect to any Pass-Through Transfer.

     Servicer: EMC Mortgage Corporation, or any of its successors in interest or any successor under this Agreement appointed as herein provided.

     Servicing Advances: All customary, reasonable and necessary "out of pocket" costs and expenses (including reasonable attorneys' fees and disbursements) incurred in the performance by the Servicer of its servicing obligations relating to each Mortgage Loan, including, but not limited to, the cost of (a) the preservation, restoration and protection of the Mortgaged Property, (b) any enforcement, administrative or judicial proceedings, or any legal work or advice specifically related to servicing the Mortgage Loans, including but not limited to, foreclosures, bankruptcies, condemnations, drug seizures, elections, foreclosures by subordinate or superior lienholders, and other legal actions incidental to the servicing of the Mortgage Loans (provided that such expenses are reasonable and that the Servicer specifies the Mortgage Loan(s) to which such expenses relate),
(c) the management and liquidation of the Mortgaged Property if the Mortgaged Property is acquired in full or partial satisfaction of the Mortgage, (d) taxes, assessments, water rates, sewer rates and other charges which are or may become a lien upon the Mortgaged Property, and Primary Mortgage Insurance Policy premiums and fire and hazard insurance coverage and (e) compliance with the obligations under Section 4.08.

     Servicing Criteria: As of any date of determination, the "servicing criteria" set forth in Item 1122(d) of Regulation AB, or any amendments thereto, a summary of the requirements of which as of the date hereof is attached hereto as Exhibit H for convenience of reference only. In the event of a conflict or inconsistency between the terms of Exhibit H and the text of Item 1122(d) of Regulation AB, the text of Item 1122(d) of Regulation AB shall control (or those Servicing Criteria otherwise mutually agreed to by the Owner, the Servicer and any Person that will be responsible for signing any Sarbanes Certification with respect to a Pass-Through Transfer in response to evolving interpretations of Regulation AB and incorporated into a revised Exhibit H).

     Servicing Fee: With respect to each Mortgage Loan, the amount of the annual servicing fee the Owner shall pay to the Servicer, which shall, for a period of one full month, be equal to one-twelfth of the product of (a) the applicable Servicing Fee Rate and (b) the outstanding principal balance of the Mortgage Loan. Such fee shall be payable monthly, computed on the basis of the same principal amount and period respecting which any related interest payment on a Mortgage Loan is computed. The obligation of the Owner to pay the Servicing Fee is limited to, and the Servicing Fee is payable from the interest portion of such Monthly Payment collected by the Servicer or as otherwise provided under
Section 4.05.

     Servicing Fee Rate: The Servicing Fee Rate shall be a rate per annum between 0.25% and 0.50% for each respective mortgage loan, in each case as provided in the Mortgage Loan Schedule.

     Servicing File: The documents, records and other items pertaining to a particular Mortgage Loan and any additional documents relating to such Mortgage Loan as are in, or as may from time to time come into, the Servicer's possession.

     Servicing Officer: Any officer of the Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name appears on a list of servicing officers furnished by the Servicer to the Owner upon request, as such list may from time to time be amended.

     Stated Principal Balance: As to each Mortgage Loan as of any date of determination, (i) the principal balance of such Mortgage Loan after giving effect to payments of principal due and received or for which a Monthly Advance has been made, minus (ii) all amounts previously distributed to the Owner with respect to the Mortgage Loan representing Principal Prepayments.

     Subcontractor: Any vendor, subcontractor or other Person that is not responsible for the overall servicing (as "servicing" is commonly understood by participants in the mortgage-backed securities market) of Mortgage Loans but performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to Mortgage Loans under the direction or authority of the Servicer or a Subservicer.

     Subservicer: Any Person that services Mortgage Loans on behalf of the Servicer or any Subservicer and is responsible for the performance (whether directly or through Subservicers or Subcontractors) of a substantial portion of the material servicing functions required to be performed by the Servicer under this Agreement or any Reconstitution Agreement that are identified in Item 1122(d) of Regulation AB.

     Trustee: The Person appointed as trustee in connection with any Pass-Through Transfer.

     Whole Loan Transfer: The sale or transfer of some or all of the ownership interest in the Mortgage Loans by the Owner to one or more third parties in whole loan or participation format, which third party may be Fannie Mae or Freddie Mac.

                                   ARTICLE II
       SERVICING OF MORTGAGE LOANS; POSSESSION OF SERVICING FILES; BOOKS
                AND RECORDS; DELIVERY OF MORTGAGE LOAN DOCUMENTS

     Section 2.01. Servicing of Mortgage Loans.

     The Servicer does hereby agree to service the Mortgage Loans in accordance with the terms of this Agreement. The rights of the Owner to receive payments with respect to the Mortgage Loans shall be as set forth in this Agreement.

     Section 2.02. Maintenance of Servicing Files.

     The Servicer shall maintain a Servicing File consisting of all documents necessary to service the Mortgage Loans. The possession of each Servicing File by the Servicer is for the sole purpose of servicing the Mortgage Loan, and such retention and possession by the Servicer is in a custodial capacity only. The Servicer acknowledges that the ownership of each Mortgage Loan, including the Note, the Mortgage, all other Mortgage Loan Documents and all rights, benefits, proceeds and obligations arising therefrom or in connection therewith, has been vested in the Owner. All rights arising out of the Mortgage Loans including, but not limited to, all funds received on or in connection with the Mortgage Loans and all records or documents with respect to the Mortgage Loans prepared by or which come into the possession of the Servicer shall be received and held by the Servicer in trust for the exclusive benefit of the Owner as the owner of the related Mortgage Loans. Any portion of the related Servicing Files retained by the Servicer shall be appropriately identified in the Servicer's computer system to clearly reflect the ownership of the related Mortgage Loans by the Owner. The Servicer shall release its custody of the contents of the related Servicing Files only in accordance with written instructions of the Owner, except when such release is required as incidental to the Servicer's servicing of the Mortgage Loans, such written instructions shall not be required.

     Section 2.03. Books and Records.

     The Servicer shall be responsible for maintaining, and shall maintain, a complete set of books and records for the Mortgage Loans which shall be appropriately identified in the Servicer's computer system to clearly reflect the ownership of the Mortgage Loan by the Owner. In particular, the Servicer shall maintain in its possession, available for inspection by the Owner, or its designee and shall deliver to the Owner upon demand, evidence of compliance with all federal, state and local laws, rules and regulations, and requirements of Fannie Mae or Freddie Mac, as applicable, including but not limited to documentation as to the method used in determining the applicability of the provisions of the Flood Disaster Protection Act of 1973, as amended, to the Mortgaged Property, documentation evidencing insurance coverage and eligibility of any condominium project for approval by Fannie Mae and periodic inspection reports as required by Section 4.13. To the extent that original documents are not required for purposes of realization of Liquidation Proceeds or Insurance Proceeds, documents maintained by the Servicer may be in the form of microfilm or microfiche or such other reliable means of recreating original documents, including but not limited to, optical imagery techniques so long as the Servicer complies with the requirements of the Fannie Mae Guide.

     The Servicer shall maintain with respect to each Mortgage Loan and shall make available for inspection by any Owner or its designee the related Servicing File (or copies thereof) during the time the Owner retains ownership of a Mortgage Loan and thereafter in accordance with applicable laws and regulations.

     Section 2.04. Transfer of Mortgage Loans.

     No transfer of a Mortgage Loan may be made unless such transfer is in compliance with the terms hereof. For the purposes of this Agreement, the Servicer shall be under no obligation to deal with any person with respect to this Agreement or any Mortgage Loan unless a notice of the transfer of such Mortgage Loan has been delivered to the Servicer in accordance with this Section
2.04. The Owner may, subject to the terms of this Agreement, sell and transfer one or more of the Mortgage Loans in accordance with Sections 10.02 and 11.12, provided, however, that the transferee will not be deemed to be an Owner hereunder binding upon the Servicer unless such transferee shall agree in writing to be bound by the terms of this Agreement and an assignment and assumption of this Agreement reasonably acceptable to the Servicer. The Owner shall advise the Servicer in writing of the transfer. Upon receipt of notice of the permitted transfer, the Servicer shall mark its books and records to reflect the ownership of the Mortgage Loans of such assignee, and shall release the previous Owner from its obligations hereunder with respect to the Mortgage Loans sold or transferred.

     Section 2.05. Delivery of Mortgage Loan Documents.

     The Servicer shall forward to the Custodian on behalf of the Owner original documents evidencing an assumption, modification, consolidation or extension of any Mortgage Loan entered into in accordance with Section 4.01 or 6.01 within 4 week(s) of their execution; provided, however, that the Servicer shall provide the Custodian on behalf of the Owner with a certified true copy of any such document submitted for recordation within 4 week(s) after its execution, and shall provide the original of any document submitted for recordation or a copy of such document certified by the appropriate public recording office to be a true and complete copy of the original within 180 days of its execution. If delivery is not completed within 180 days solely due to delays in making such delivery by reason of the fact that such documents shall not have been returned by the appropriate recording office, the Servicer shall continue to use its best efforts to effect delivery as soon as possible thereafter.

     From time to time the Servicer may have a need for Mortgage Loan Documents to be released by the Custodian. If the Servicer shall require any of the Mortgage Loan Documents, the Servicer shall notify the Custodian in writing of such request in the form of the request for release attached hereto as Exhibit
D. The Custodian shall deliver to the Servicer within five (5) Business Days, any requested Mortgage Loan Document previously delivered to the Custodian, provided that such documentation is promptly returned to the Custodian when the Servicer no longer requires possession of the document, and provided that during the time that any such documentation is held by the Servicer, such possession is in trust for the benefit of the Owner.

                                  ARTICLE III
                 REPRESENTATIONS AND WARRANTIES OF THE SERVICER

     The Servicer represents, warrants and covenants to the Owner that as of the date hereof or as of such date specifically provided herein:

     (a) The Servicer is a validly existing corporation in good standing under the laws of the State of its organization and is qualified to transact business in, is in good standing under the laws of, and possesses all licenses necessary for the conduct of its business in, each state in which any Mortgaged Property is located or is otherwise exempt or not required under applicable law to effect such qualification or license and no demand for such qualification or license has been made upon the Servicer by any such state, and in any event the Servicer is in compliance with the laws of each such State to the extent necessary to ensure the enforceability of each Mortgage Loan and the servicing of the Mortgage Loans in accordance with the terms of this Agreement;

     (b) The Servicer has full power and authority to execute, deliver and perform, and to enter into and consummate all transactions contemplated by this Agreement and to conduct its business as presently conducted, has duly authorized the execution, delivery and performance of this Agreement, has duly executed and delivered this Agreement, and this Agreement constitutes a legal, valid and binding obligation of the Servicer, enforceable against it in accordance with its terms subject to bankruptcy laws and other similar laws of general application affecting rights of creditors and subject to the application of the rules of equity, including those respecting the availability of specific performance;

     (c) None of the execution and delivery of this Agreement, the consummation of the transactions contemplated thereby and hereby, or the fulfillment of or compliance with the terms and conditions of this Agreement will conflict with any of the terms, conditions or provisions of the Servicer's articles of incorporation or by-laws or materially conflict with or result in a breach of any of the terms, conditions or provisions of any legal restriction or any agreement or instrument to which the Servicer is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the material violation of any law, rule, regulation, order, judgment or decree to which the Servicer or its property is subject;

     (d) There is no litigation pending or, to the Servicer's knowledge, threatened with respect to the Servicer which is reasonably likely to have a material adverse effect on the execution, delivery or enforceability of this Agreement, or which is reasonably likely to have a material adverse effect on the financial condition of the Servicer;

     (e) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Servicer of or compliance by the Servicer with this Agreement or the consummation of the transactions contemplated by this Agreement except for consents, approvals, authorizations and orders which have been obtained;

     (f) The Servicer is an approved seller/servicer of residential mortgage loans for Fannie Mae and Freddie Mac. The Servicer is in good standing to service mortgage loans for Fannie Mae and Freddie Mac and no event has occurred which would make the Servicer unable to comply with eligibility requirements or which would require notification to either Fannie Mae or Freddie Mac;

     (g) As of the date of each Pass-Through Transfer, and except as has been otherwise disclosed to the Owner, the Master Servicer and any Depositor, or disclosed in any public filing: (1) no default or servicing related performance trigger has occurred as to any other Pass-Through Transfer due to any act or failure to act of the Servicer; (2) no material noncompliance with applicable servicing criteria as to any other Pass-Through Transfer has occurred, been disclosed or reported by the Servicer; (3) the Servicer has not been terminated as servicer in a residential mortgage loan Pass-Through Transfer, either due to a servicing default or to application of a servicing performance test or trigger; (4) no material changes to the Servicer's servicing policies and procedures for similar loans have occurred in the preceding three years outside of the normal changes warranted by regulatory and product type changes in the portfolio; (5) there are no aspects of the Servicer's financial condition that could have a material adverse impact on the performance by the Servicer of its obligations hereunder; (6) there are no legal proceedings pending, or known to be contemplated by governmental authorities, against the Servicer that could be material to investors in the securities issued in such Pass-Through Transfer; and (7) there are no affiliations, relationships or transactions relating to the Servicer of a type that are described under Item 1119 of Regulation AB;

     (h) If so requested by the Owner, the Master Servicer or any Depositor on any date, the Servicer shall, within five Business Days following such request, confirm in writing the accuracy of the representations and warranties set forth in clause (g) of this Article or, if any such representation and warranty is not accurate as of the date of such request, provide reasonably adequate disclosure of the pertinent facts, in writing, to the requesting party;

     (i) Notwithstanding anything to the contrary in the Agreement, the Servicer shall (or shall cause each Subservicer) (i) immediately notify the Owner, the Master Servicer and any Depositor in writing of (A) any material litigation or governmental proceedings pending against the Servicer or any Subservicer, (B) any affiliations or relationships that develop following the closing date of a Pass-Through Transfer between the Servicer or any Subservicer and any of the parties specified in clause (7) of paragraph (g) of this Article (and any other parties identified in writing by the requesting party) with respect to such Pass-Through Transfer, (C) any Event of

Default under the terms of this Agreement or any Reconstitution Agreement,
(D) any merger, consolidation or sale of substantially all of the assets of the Servicer, and (E) the Servicer's entry into an agreement with a Subservicer to perform or assist in the performance of any of the Servicer's obligations under this Agreement or any Reconstitution Agreement and (ii) provide to the Owner and any Depositor a description of such proceedings, affiliations or relationships;

     (j) As a condition to the succession to the Servicer or any Subservicer as servicer or subservicer under this Agreement or any Reconstitution Agreement by any Person (i) into which the Servicer or such Subservicer may be merged or consolidated, or (ii) which may be appointed as a successor to the Servicer or any Subservicer, the Servicer shall provide to the Owner, the Master Servicer and any Depositor, at least 15 calendar days prior to the effective date of such succession or appointment, (x) written notice to the Owner, the Master Servicer and any Depositor of such succession or appointment and (y) in writing and in form and substance reasonably satisfactory to the Owner, the Master Servicer and such Depositor, all information reasonably requested by the Owner, the Master Servicer or any Depositor in order to comply with its reporting obligation under
Item 6.02 of Form 8-K with respect to any class of asset-backed securities; and

     (k) Servicer has delivered to the Owner and the Master Servicer financial statements of its parent, for its last two complete fiscal years. All such financial information fairly presents the pertinent results of operations and financial position for the period identified and has been prepared in accordance with GAAP consistently applied throughout the periods involved, except as set forth in the notes thereto. There has been no change in the servicing policies and procedures, business, operations, financial condition, properties or assets of the Servicer since the date of the Servicer's financial information that would have a material adverse effect on its ability to perform its obligations under this Agreement.

                                   ARTICLE IV
                 ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

     Section 4.01. Servicer to Act as Servicer.

     The Servicer, as independent contract servicer, shall service and administer the Mortgage Loans in accordance with this Agreement and with Accepted Servicing Practices (giving due consideration to the Owner's reliance on the Servicer), and shall have full power and authority, acting alone, to do or cause to be done any and all things in connection with such servicing and administration which the Servicer may deem necessary or desirable and consistent with the terms of this Agreement and with Accepted Servicing Practices and shall exercise the same care that it customarily employs for its own account. In addition, the Servicer shall furnish information regarding the borrower credit files related to such Mortgage Loan to credit reporting agencies in compliance with the provisions of the Fair Credit Reporting Act and the applicable implementing regulations. Except as set forth in this Agreement, the Servicer shall service the Mortgage Loans in accordance with Accepted Servicing Practices in compliance with the servicing provisions of the Fannie Mae Guide, which include, but are not limited to, provisions regarding the liquidation of Mortgage Loans, the collection of Mortgage Loan payments, the payment of taxes, insurance and other charges, the maintenance of hazard insurance with a Qualified Insurer, the maintenance of fidelity bond and errors and omissions insurance, inspections, the restoration of

Mortgaged Property, the maintenance of Primary Mortgage Insurance Policies, insurance claims, and title insurance, management of REO Property, permitted withdrawals with respect to REO Property, liquidation reports, and reports of foreclosures and abandonments of Mortgaged Property, the transfer of Mortgaged Property, the release of Mortgage Loan Documents, annual statements, and examination of records and facilities. In the event of any conflict, inconsistency or discrepancy between any of the servicing provisions of this Agreement and any of the servicing provisions of the Fannie Mae Guide, the provisions of this Agreement shall control and be binding upon the Owner and the Servicer. The Owner may, at its option, deliver powers-of-attorney to the Servicer sufficient to allow the Servicer as servicer to execute all documentation requiring execution on behalf of Owner with respect to the servicing of the Mortgage Loans, including satisfactions, partial releases, modifications and foreclosure documentation or, in the alternative, shall as promptly as reasonably possible, execute and return such documentation to the Servicer.

     Consistent with the terms of this Agreement, the Servicer may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of any such term or in any manner grant indulgence to any Mortgagor if in the Servicer's reasonable and prudent determination such waiver, modification, postponement or indulgence is not materially adverse to the Owner, provided, however, that with respect to any Mortgage Loan that is not in default or if default is not reasonably forseeable, unless the Servicer has provided to the Owner a certification addressed to the Owner, based on the advice of counsel or certified public accountants that have a national reputation with respect to taxation of REMICs that a modification of such Mortgage Loan will not result in the imposition of taxes on or disqualify from REMIC status any of the REMICs and has obtained the prior written consent of the Owner, the Servicer shall not permit any modification with respect to any Mortgage Loan that would change the Mortgage Interest Rate, forgive the payment of principal or interest, reduce or increase the outstanding principal balance (except for actual payments of principal), change the final maturity date on such Mortgage Loan or waive a prepayment penalty or charge. In the event of any such modification which has been agreed to in writing by the Owner and which permits the deferral of interest or principal payments on any Mortgage Loan, the Servicer shall, on the Business Day immediately preceding the related Remittance Date in any month in which any such principal or interest payment has been deferred, deposit in the Custodial Account from its own funds, in accordance with Section 4.04 and
Section 5.03, the difference between (a) such month's principal and one month's interest at the related Mortgage Loan Remittance Rate on the unpaid principal balance of such Mortgage Loan and (b) the amount paid by the Mortgagor. The Servicer shall be entitled to reimbursement for such advances to the same extent as for all other advances pursuant to Section 4.05. Without limiting the generality of the foregoing, the Servicer shall continue, and is hereby authorized and empowered, to prepare, execute and deliver, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Properties.

     The Servicer shall perform all of its servicing responsibilities hereunder or may cause a subservicer to perform any such servicing responsibilities on its behalf, but the use by the Servicer of a subservicer shall not release the Servicer from any of its obligations hereunder and the Servicer shall remain responsible hereunder for all acts and omissions of each subservicer as fully as if such acts and omissions were those of the Servicer. Any such subservicer must be a Fannie Mae approved seller/servicer or a Freddie Mac seller/servicer in good standing and no event shall have occurred, including but not limited to, a change in insurance coverage, which would make it unable to comply with the eligibility requirements for lenders imposed by Fannie Mae or for seller/servicers by Freddie Mac, or which would require notification to Fannie Mae or Freddie Mac. The Servicer shall pay all fees and expenses of each subservicer from its own funds, and a subservicer's fee shall not exceed the Servicing Fee.

     At the cost and expense of the Servicer, without any right of reimbursement from the Custodial Account, the Servicer shall be entitled to terminate the rights and responsibilities of a subservicer and arrange for any servicing responsibilities to be performed by a successor subservicer meeting the requirements in the preceding paragraph, provided, however, that nothing contained herein shall be deemed to prevent or prohibit the Servicer, at the Servicer's option, from electing to service the related Mortgage Loans itself. In the event that the Servicer's responsibilities and duties under this Agreement are terminated pursuant to Section 8.04, 9.01 or 10.01, and if requested to do so by the Owner, the Servicer shall at its own cost and expense terminate the rights and responsibilities of each subservicer effective as of the date of termination of the Servicer. The Servicer shall pay all fees, expenses or penalties necessary in order to terminate the rights and responsibilities of each subservicer from the Servicer's own funds without reimbursement from the Owner.

     Notwithstanding any of the provisions of this Agreement relating to agreements or arrangements between the Servicer and a subservicer or any reference herein to actions taken through a subservicer or otherwise, the Servicer shall not be relieved of its obligations to the Owner and shall be obligated to the same extent and under the same terms and conditions as if it alone were servicing and administering the Mortgage Loans. The Servicer shall be entitled to enter into an agreement with a subservicer for indemnification of the Servicer by the subservicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

     Any subservicing agreement and any other transactions or services relating to the Mortgage Loans involving a subservicer shall be deemed to be between such subservicer and Servicer alone, and the Owner shall have no obligations, duties or liabilities with respect to such Subservicer including no obligation, duty or liability of Owner to pay such subservicer's fees and expenses. For purposes of distributions and advances by the Servicer pursuant to this Agreement, the Servicer shall be deemed to have received a payment on a Mortgage Loan when a subservicer has received such payment.

     Section 4.02. Collection of Mortgage Loan Payments.

     Continuously from the date hereof until the date each Mortgage Loan ceases to be subject to this Agreement, the Servicer will proceed with diligence to collect all payments due under each Mortgage Loan when the same shall become due and payable and shall, to the extent such procedures shall be consistent with this Agreement and the terms and provisions of related Primary Mortgage Insurance Policy, follow such collection procedures as it follows with respect to mortgage loans comparable to the Mortgage Loans and held for its own account. Further, the Servicer will take reasonable care in ascertaining and estimating annual ground rents, taxes, assessments, water rates, fire and hazard insurance premiums, mortgage insurance premiums, and all other charges that, as provided in the Mortgage, will become due and payable to the end that the installments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable.

     The Servicer shall not waive any Prepayment Charge unless: (i) the enforceability thereof shall have been limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally, (ii) the enforcement thereof is illegal, or any local, state or federal agency has threatened legal action if the prepayment penalty is enforced, (iii) the mortgage debt has been accelerated in connection with a foreclosure or other involuntary payment or (iv) such waiver is standard and customary in servicing similar Mortgage Loans and relates to a default or a reasonably foreseeable default and would, in the reasonable judgment of the Servicer, maximize recovery of total proceeds taking into account the value of such Prepayment Charge and the related Mortgage Loan. If a Prepayment Charge is waived, but does not meet the standards described above, then the Servicer is required to pay the amount of such waived Prepayment Charge by remitting such amount to the Owner by the Remittance Date.

     Section 4.03. Realization Upon Defaulted Mortgage Loans.

     The Servicer shall use its reasonable efforts, consistent with the procedures that the Servicer would use in servicing loans for its own account and the requirements of the Fannie Mae Guide, to foreclose upon or otherwise comparably convert the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to
Section 4.01. In determining the delinquency status of any Mortgage Loan, the Servicer will apply the definition of Delinquent as such term is defined under the related pooling and servicing agreement. The Servicer shall use its reasonable efforts to realize upon defaulted Mortgage Loans in such manner as will maximize the receipt of principal and interest by the Owner, taking into account, among other things, the timing of foreclosure proceedings. The foregoing is subject to the provisions that, in any case in which Mortgaged Property shall have suffered damage, the Servicer shall not be required to expend its own funds toward the restoration of such property unless it shall determine in its discretion (i) that such restoration will increase the proceeds of liquidation of the related Mortgage Loan to the Owner after reimbursement to itself for such expenses, and (ii) that such expenses will be recoverable by the Servicer through Insurance Proceeds or Liquidation Proceeds from the related Mortgaged Property, as contemplated in Section 4.05. The Servicer shall be responsible for all costs and expenses incurred by it in any such proceedings or functions as Servicing Advances; provided, however, that it shall be entitled to reimbursement therefor as provided in Section 4.05. Notwithstanding anything to the contrary contained herein, in connection with a foreclosure or acceptance of a deed in lieu of foreclosure, in the event the Servicer has reasonable cause to believe that a Mortgaged Property is contaminated by hazardous or toxic substances or wastes, or if the Owner otherwise requests an environmental inspection or review of such Mortgaged Property, such an inspection or review is to be conducted by a qualified inspector. Upon completion of the inspection, the Servicer shall promptly provide the Owner with a written report of the environmental inspection. After reviewing the environmental inspection report, the Owner shall determine how the Servicer shall proceed with respect to the Mortgaged Property.

     Section 4.04. Establishment of Custodial Accounts; Deposits in Custodial Accounts.

     The Servicer shall segregate and hold all funds collected and received pursuant to each Mortgage Loan separate and apart from any of its own funds and general assets and shall establish and maintain one or more Custodial Accounts. Each Custodial Account shall be established with a Qualified Depository. To the extent such funds are not deposited in a Custodial Account, such funds may be invested in Permitted Investments for the benefit of the Owner (with any income earned thereon for the benefit of the Servicer). Custodial Accounts will be reconciled within 45 calendar days after the bank statement cut-off date. Funds deposited in the Custodial Account may be drawn on by the Servicer in accordance with Section 4.05. The creation of any Custodial Account shall be evidenced by a letter agreement in the form shown in Exhibit B hereto. The original of such letter agreement shall be furnished to the Owner upon request. The Servicer acknowledges and agrees that the Servicer shall bear any losses incurred with respect to Permitted Investments. The amount of any such losses shall be immediately deposited by the Servicer in the Custodial Account, out of the Servicer's own funds, with no right to reimbursement therefor.

     The Servicer shall deposit in a mortgage clearing account on a daily basis, and in the Custodial Account or Accounts no later than two Business Days after receipt and identification of funds and retain therein the following payments and collections:

          (i) all payments on account of principal, including Principal Prepayments (inclusive of any Prepayment Charges), on the Mortgage Loans received after the Cut-off Date;

          (ii) all payments on account of interest on the Mortgage Loans adjusted to the related Mortgage Loan Remittance Rate received after the Cut-off Date;

          (iii) all Net Liquidation Proceeds received after the Cut-off Date;

          (iv) any net amounts received by the Servicer after the Cut-off Date in connection with any REO Property pursuant to Section 4.13;

          (v) all Insurance Proceeds received after the Cut-off Date including amounts required to be deposited pursuant to Sections 4.08 and 4.10, other than proceeds to be held in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with the Servicer's normal servicing procedures, the loan documents or applicable law;

          (vi) all Condemnation Proceeds affecting any Mortgaged Property received after the Cut-off Date other than proceeds to be held in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with the Servicer's normal servicing procedures, the loan documents or applicable law;

          (vii) any Monthly Advances as provided in Section 5.03;

          (viii) any amounts received after the Cut-off Date and required to be deposited in the Custodial Account pursuant to Section 6.02; and

          (ix) with respect to each full or partial Principal Prepayment received after the Cut-off Date, any Prepayment Interest Shortfalls, to the extent of the Servicer's aggregate Servicing Fee received with respect to the related Due Period.

     The foregoing requirements for deposit in the Custodial Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges and assumption fees, to the extent permitted by Section 6.01, and all Prepayment Interest Excess need not be deposited by the Servicer in the Custodial Account.

     Section 4.05. Permitted Withdrawals From the Custodial Account.

     The Servicer may, from time to time, make withdrawals from the Custodial Account for the following purposes:

          (i) to make payments to the Owner in the amounts and in the manner provided for in Section 5.01;

          (ii) to reimburse itself for Monthly Advances, the Servicer's right to reimburse itself pursuant to this subclause (ii) being limited to amounts received on the related Mortgage Loan which represent late collections (net of the related Servicing Fees) of principal and/or interest respecting which any such advance was made;

          (iii) to reimburse itself for unreimbursed Servicing Advances and Monthly Advances, the Servicer's right to reimburse itself pursuant to this subclause (iii) with respect to any Mortgage Loan being limited to Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds received after the Cut-off Date related to such Mortgage Loan;

          (iv) to pay to itself as servicing compensation (a) any interest earned on funds in the Custodial Account (all such interest to be withdrawn monthly not later than each Remittance Date) and (b) the Servicing Fee from that portion of any payment recovery attributable to interest on a particular Mortgage Loan;

          (v) to reimburse itself for any Nonrecoverable Advances;

          (vi) to transfer funds to another Qualified Depository in accordance with Section 4.09 hereof;

          (vii) to reimburse itself as provided in Section 8.03 hereof;

          (viii) to remove funds inadvertently placed in the Custodial Account in error by the Servicer;

          (ix) to clear and terminate the Custodial Account upon the termination of this Agreement; and

          (x) to reimburse itself for any Monthly Advances or Servicing Advances made in connection with a Mortgage Loan modified pursuant to Section 4.01, to the extent that such Advances or Servicing Advances have been added to the Stated Principal Balance of the Mortgage Loan during the related Due Period, the Company's right to reimburse itself pursuant to this subclause
     (x) being limited to amounts received on the Mortgage Loans with respect to principal only.

     Section 4.06. Establishment of Escrow Accounts; Deposits in Escrow
Accounts.

     The Servicer shall segregate and hold all funds collected and received pursuant to each Mortgage Loan which constitute Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more Escrow Accounts. Each Escrow Account shall be established with a Qualified Depository. To the extent such funds are not deposited in an Escrow Account, such funds may be invested in Permitted Investments. Funds deposited in an Escrow Account may be drawn on by the Servicer in accordance with Section 4.07. The creation of any Escrow Account shall be evidenced by a letter agreement in the form shown in Exhibit C. The original of such letter agreement shall be furnished to the Owner upon request. The Servicer acknowledges and agrees that the Servicer shall bear any losses incurred with respect to Permitted Investments. The amount of any such losses shall be immediately deposited by the Servicer in the Escrow Account, as appropriate, out of the Servicer's own funds, with no right to reimbursement therefor.

     The Servicer shall deposit in a mortgage clearing account on a daily basis, and in the Escrow Account or Accounts no later than 48 hours after receipt of funds and retain therein:

          (i) all Escrow Payments collected on account of the Mortgage Loans, for the purpose of effecting timely payment of any items as are required under the terms of this Agreement;

          (ii) all Insurance Proceeds which are to be applied to the restoration or repair of any Mortgaged Property; and

          (iii) all Servicing Advances for Mortgagors whose Escrow Payments are insufficient to cover escrow disbursements.

     The Servicer shall make withdrawals from an Escrow Account only to effect such payments as are required under this Agreement, and for such other purposes as shall be as set forth in and in accordance with Section 4.07. Except as provided in Section 4.07, the Servicer shall be entitled to retain any interest paid on funds deposited in an Escrow Account by the Qualified Depository.

     Section 4.07. Permitted Withdrawals From Escrow Account.

     Withdrawals from the Escrow Account may be made by the Servicer only:

          (i) to effect timely payments of ground rents, taxes, assessments, water rates, fire and hazard insurance premiums, Primary Mortgage Insurance Policy premiums, if applicable, and comparable items;

          (ii) to reimburse Servicer for any Servicing Advance made by Servicer with respect to a related Mortgage Loan but only from amounts received on the related Mortgage Loan which represent late payments or collections of Escrow Payments thereunder;

          (iii) to refund to the Mortgagor any funds as may be determined to be overages;

          (iv) for transfer to the Custodial Account in connection with an acquisition of REO Property;

          (v) for application to restoration or repair of the Mortgaged
     Property;

          (vi) to pay to the Servicer, or to the Mortgagor to the extent required by law, any interest paid on the funds deposited in the Escrow Account;

          (vii) to pay to the Mortgagors or other parties Insurance Proceeds deposited in accordance with Section 4.06;

          (viii) to remove funds inadvertently placed in an Escrow Account in error by the Servicer; and

          (ix) to clear and terminate the Escrow Account on the termination of this Agreement.

     As part of its servicing duties, the Servicer shall pay to the Mortgagors interest on funds in an Escrow Account, to the extent required by law, and to the extent that interest earned on funds in the Escrow Account is insufficient, shall pay such interest from its own funds, without any reimbursement therefor.

     Section 4.08. Payment of Taxes, Insurance and Other Charges, Maintenance of Primary Mortgage Insurance Policies, Collections Thereunder.

     With respect to each Mortgage Loan, the Servicer shall maintain accurate records reflecting the status of ground rents, taxes, assessments, water rates and other charges which are or may become a lien upon the Mortgaged Property and the status of Primary Mortgage Insurance Policy premiums and fire and hazard insurance coverage and shall obtain, from time to time, all bills for the payment of such charges, including renewal premiums and shall effect payment thereof prior to the applicable penalty or termination date and at a time appropriate for securing maximum discounts allowable, employing for such purpose deposits of the Mortgagor in the Escrow Account which shall have been estimated and accumulated by the Servicer in amounts sufficient for such purposes, as allowed under the terms of the Mortgage or applicable law. To the extent that the Mortgage does not provide for Escrow Payments, the Servicer shall determine that any such payments are made by the Mortgagor when due. The Servicer assumes full responsibility for the timely payment of all such bills and shall effect timely payments of all such bills irrespective of the Mortgagor's faithful performance in the payment of same or the making of the Escrow Payments and shall make advances from its own funds to effect such payments.

     The Servicer will maintain in full force and effect Primary Mortgage Insurance Policies issued by a Qualified Insurer with respect to each Mortgage Loan for which such coverage is herein required. Such coverage will be maintained until the ratio of the current outstanding principal balance of the related Mortgage Loan to the appraised value of the related Mortgaged Property, based on the most recent appraisal of the Mortgaged Property performed by a Qualified Appraiser, such appraisal to be included in the Servicing File, is reduced to an amount for which Fannie Mae no longer requires such insurance to be maintained. The Servicer will not cancel or refuse to renew any Primary Mortgage Insurance Policy that is required to be kept in force under this Agreement unless a replacement Primary Mortgage Insurance Policy for such canceled or nonrenewed policy is obtained from and maintained with a Qualified Insurer. The Servicer shall not take any action which would result in noncoverage under any applicable Primary Mortgage Insurance Policy of any loss which, but for the actions of the Servicer would have been covered thereunder. In connection with any assumption or substitution agreement entered into or to be entered into pursuant to Section 6.01, the Servicer shall promptly notify the insurer under the related Primary Mortgage Insurance Policy, if any, of such assumption or substitution of liability in accordance with the terms of such policy and shall take all actions which may be required by such insurer as a condition to the continuation of coverage under the Primary Mortgage Insurance Policy. If such Primary Mortgage Insurance Policy is terminated as a result of such assumption or substitution of liability, the Servicer shall obtain a replacement Primary Mortgage Insurance Policy as provided above.

     In connection with its activities as servicer, the Servicer agrees to prepare and present, on behalf of itself and the Owner, claims to the insurer under any Private Mortgage Insurance Policy in a timely fashion in accordance with the terms of such Primary Mortgage Insurance Policy and, in this regard, to take such action as shall be necessary to permit recovery under any Primary Mortgage Insurance Policy respecting a defaulted Mortgage Loan. Pursuant to
Section 4.04, any amounts collected by the Servicer under any Primary Mortgage Insurance Policy shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section 4.05.

     Section 4.09. Transfer of Accounts.

     The Servicer may transfer the Custodial Account or the Escrow Account to a different Qualified Depository from time to time. The Servicer shall notify the Owner of any such transfer within 15 Business Days of transfer. If any one of the investment ratings of a Qualified Depository holding funds or Eligible Investments in the Custodial Account or Escrow Account is downgraded by the issuing rating agency, the Servicer shall, within three (3) Business Days of receipt of notice of the downgrading, transfer all such accounts, funds and Permitted Investments to a different Qualified Depository in accordance with this Agreement.

     Section 4.10. Maintenance of Hazard Insurance.

     The Servicer shall cause to be maintained for each Mortgage Loan fire and hazard insurance with extended coverage as is customary in the area where the Mortgaged Property is located in an amount which is equal to the lesser of (i) the maximum insurable value of the improvements securing such Mortgage Loan or
(ii) the greater of (a) the outstanding principal balance of the Mortgage Loan, and (b) the percentage such that the proceeds thereof shall be sufficient to prevent the Mortgagor and/or the Mortgagee from becoming a co-insurer. If the

Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as being a special flood hazard area that has federally-mandated flood insurance requirements, the Servicer will cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of
(i) the outstanding principal balance of the Mortgage Loan, (ii) the maximum insurable value of the improvements securing such Mortgage Loan or (iii) the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended. The Servicer shall also maintain on the REO Property, fire and hazard insurance with extended coverage in an amount which is at least equal to the maximum insurable value of the improvements which are a part of such property, liability insurance and, to the extent required and available under the Flood Disaster Protection Act of 1973, as amended, flood insurance in an amount as provided above. Any amounts collected by the Servicer under any such policies other than amounts to be deposited in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or REO Property, or released to the Mortgagor in accordance with the Servicer's normal servicing procedures, shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section 4.05. It is understood and agreed that no other additional insurance need be required by the Servicer or the Mortgagor or maintained on property acquired in respect of the Mortgage Loans, other than pursuant to the Fannie Mae Guide or such applicable state or federal laws and regulations as shall at any time be in force and as shall require such additional insurance. All such policies shall be endorsed with standard mortgagee clauses with loss payable to the Servicer and its successors and/or assigns and shall provide for at least thirty days prior written notice of any cancellation, reduction in the amount or material change in coverage to the Servicer. The Servicer shall not interfere with the Mortgagor's freedom of choice in selecting either his insurance carrier or agent, provided, however, that the Servicer shall not accept any such insurance policies from insurance companies unless such companies currently reflect a General Policy Rating in Best's Key Rating Guide currently acceptable to Fannie Mae and are licensed to do business in the state wherein the property subject to the policy is located.

     Section 4.11. Maintenance of Mortgage Impairment Insurance Policy.

     In the event that the Servicer shall obtain and maintain a mortgage impairment or blanket policy issued by an issuer that has a Best rating of A:VI insuring against hazard losses on all of Mortgaged Properties securing the Mortgage Loans, then, to the extent such policy provides coverage in an amount equal to the amount required pursuant to Section 4.10 and otherwise complies with all other requirements of Section 4.10, the Servicer shall conclusively be deemed to have satisfied its obligations as set forth in Section 4.10, it being understood and agreed that such policy may contain a deductible clause, in which case the Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property or REO Property a policy complying with
Section 4.10, and there shall have been one or more losses which would have been covered by such policy, deposit in the Custodial Account the amount not otherwise payable under the blanket policy because of such deductible clause. In connection with its activities as Servicer of the Mortgage Loans, the Servicer agrees to prepare and present, on behalf of the Owner, claims under any such blanket policy in a timely fashion in accordance with the terms of such policy. Upon request of the Owner, the Servicer shall cause to be delivered to the Owner a certified true copy of such policy and a statement from the insurer thereunder that such policy shall in no event be terminated or materially modified without thirty (30) days prior written notice to the Owner.

     Section 4.12. Fidelity Bond, Errors and Omissions Insurance.

     The Servicer shall maintain, at its own expense, a blanket fidelity bond and an errors and omissions insurance policy, with broad coverage with responsible companies that would meet the requirements of Fannie Mae or Freddie Mac on all officers, employees or other persons acting in any capacity with regard to the Mortgage Loans and who handle funds, money, documents and papers relating to the Mortgage Loans. The Fidelity Bond and errors and omissions insurance shall be in the form of the Mortgage Banker's Blanket Bond and shall protect and insure the Servicer against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such persons. Such Fidelity Bond and errors and omissions insurance shall also protect and insure the Servicer against losses in connection with the failure to maintain any insurance policies required pursuant to this Agreement and the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby. No provision of this Section 4.12 requiring the Fidelity Bond and errors and omissions insurance shall diminish or relieve the Servicer from its duties and obligations as set forth in this Agreement. The minimum coverage under any such Fidelity Bond and insurance policy shall be at least equal to the corresponding amounts required by Fannie Mae in the Fannie Mae Guide or by Freddie Mac in the Freddie Mac Guide. The Servicer shall, upon request of Owner, deliver to the Owner a certificate from the surety and the insurer as to the existence of the Fidelity Bond and errors and omissions insurance policy and shall obtain a statement from the surety and the insurer that such Fidelity Bond or insurance policy shall in no event be terminated or materially modified without thirty days prior written notice to the Owner. The Servicer shall notify the Owner within five Business Days of receipt of notice that such Fidelity Bond or insurance policy will be, or has been, materially modified or terminated. The Owner and its successors or assigns as their interests may appear must be named as loss payees on the Fidelity Bond and as additional insured on the errors and omissions policy.

     Section 4.13. Title, Management and Disposition of REO Property.

     In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be taken in the name of the Owner or its designee. Any such Person or Persons holding such title other than the Owner shall acknowledge in writing that such title is being held as nominee for the benefit of the Owner.

     The Servicer shall assume the responsibility for marketing each REO Property in accordance with Accepted Servicing Practices. Thereafter, the Servicer shall continue to provide certain administrative services to the Owner relating to such REO Property as set forth in this Section 4.13. The REO Property must be sold within three years following the end of the calendar year of the date of acquisition, unless a REMIC election has been made with respect to the arrangement under which the Mortgage Loans and REO Property are held and
(i) the Owner shall have been supplied with an Opinion of Counsel (at the Servicer's expense) to the effect that the holding by the related trust of such Mortgaged Property subsequent to such three-year period (and specifying the period beyond such three-year period for which the Mortgaged Property may be held) will not result in the imposition of taxes on "prohibited transactions" of the related trust as defined in Section 860F of the Code, or cause the related REMIC to fail to qualify as a REMIC, in which case the related trust may continue to hold such Mortgaged Property (subject to any conditions contained in such Opinion of Counsel), or (ii) the Owner (at the Servicer's expense) or the Servicer shall have applied for, prior to the expiration of such three-year period, an extension of such three-year period in the manner contemplated by Section 856(e)(3) of the Code, in which case the three-year period shall be extended by the applicable period. If a period longer than three years is permitted under the foregoing sentence and is necessary to sell any REO Property, the Servicer shall report monthly to the Owner as to progress being made in selling such REO Property.

     Notwithstanding any other provision of this Agreement, if a REMIC election has been made, no Mortgaged Property held by a REMIC shall be rented (or allowed to continue to be rented) or otherwise used for the production of income by or on behalf of the related trust or sold or managed in such a manner or pursuant to any terms that would (i) cause such Mortgaged Property to fail to qualify at any time as "foreclosure property" within a meaning of Section 860G(a)(8) of the Code, (ii) subject the related trust to the imposition of any federal or state income taxes on "net income from foreclosure property" with respect to such Mortgaged Property within the meaning of Section 860G(c) of the Code, or (iii) cause the sale of such Mortgaged Property to result in the receipt by the related trust or any income from non-permitted assets as described in Section 860F(a) (2)(B) of the Code, unless the Servicer has agreed to indemnify and hold harmless the related trust with respect to the imposition of any such taxes.

     The Servicer shall deposit or cause to be deposited, on a daily basis in each Custodial Account all revenues received with respect to the related REO Property and shall withdraw therefrom funds necessary for the proper operation, management and maintenance of the REO Property, including the cost of maintaining any hazard insurance pursuant to Section 4.10 hereof. The Servicer shall maintain separate records with respect to each REO Property identifying all deposits and withdrawals from the Custodial Account for each REO Property.

     The Servicer shall furnish to the Owner on each Remittance Date, an operating statement for each REO Property covering the operation of each REO Property for the previous month. Such operating statement shall be accompanied by such other information as the Owner shall reasonably request.

     The Servicer shall, either itself or through an agent selected by the Servicer, and in accordance with the Fannie Mae Guide, manage, conserve, protect and operate each REO Property in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account, and in the same manner that similar property in the same locality as the REO Property is managed. Each REO Disposition shall be carried out by the Servicer at such price and upon such terms and conditions as the Servicer deems to be in the best interest of the Owner. The REO Disposition Proceeds from the sale of the REO Property shall be promptly deposited in the Custodial Account. As soon as practical thereafter, the expenses of such sale shall be paid and the Servicer shall reimburse itself for any related Servicing Advances, or Monthly Advances made pursuant to Section 5.03.

     The Servicer shall cause each REO Property to be inspected promptly upon the acquisition of title thereto and shall cause each REO Property to be inspected at least monthly thereafter or more frequently as may be required by the circumstances. The Servicer shall make or cause the inspector to make a written report of each such inspection. Such reports shall be retained in the Servicing File and copies thereof shall be forwarded by the Servicer to the Owner.

     Section 4.14. Notification of Adjustments.

     With respect to each Mortgage Loan, the Servicer shall adjust the Mortgage Interest Rate on the related Interest Rate Adjustment Date in compliance with requirements of applicable law and the related Mortgage and Mortgage Note. The Servicer shall execute and deliver any and all necessary notices required under applicable law and the terms of the related Mortgage Note and Mortgage regarding the Mortgage Interest Rate adjustments. The Servicer shall promptly, upon written request therefor, deliver to the Owner such notifications and any additional applicable data regarding such adjustments and the methods used to calculate and implement such adjustments. Upon the discovery by the Servicer or the receipt of notice from the Owner that the Servicer has failed to adjust a Mortgage Interest Rate in accordance with the terms of the related Mortgage Note and Mortgage, the Servicer shall immediately deposit in the Custodial Account from its own funds the amount of any interest loss or deferral caused to the Owner thereby.

                                   ARTICLE V
                              PAYMENTS TO THE OWNER

     Section 5.01. Remittances.

     On each Remittance Date, the Servicer shall remit to the Owner (i) all amounts credited to the Custodial Account as of the close of business on the last day of the calendar month preceding the Determination Date, net of charges against or withdrawals from the Custodial Account pursuant to Section 4.05, except (a) Full Principal Prepayments received on or before the 15th day of the month in which a Remittance Date occurs shall be remitted to the Owner on the Remittance Date of such month, and (b) Full Principal Prepayments received after the 15th day of the month in which a Remittance Date occurs shall be remitted to the Owner on the next following Remittance Date, plus, to the extent not already deposited in the Custodial Account, the sum of (ii) all Monthly Advances, if any, which the Servicer is obligated to distribute pursuant to Section 5.03 and
(iii) all Prepayment Interest Shortfalls the Servicer is required to make up pursuant to Section 4.04, minus (iv) any amounts attributable to Monthly Payments collected after the Cut-off Date but due on a Due Date or Dates subsequent to the last day of the related Due Period, which amounts shall be remitted on the related Remittance Date next succeeding the Due Period for such amounts.

     With respect to any remittance received by the Owner after the Business Day on which such payment was due, the Servicer shall pay to the Owner interest on any such late payment at an annual rate equal to the Prime Rate, adjusted as of the date of each change, plus two percentage points, but in no event greater than the maximum amount permitted by applicable law. Such interest shall be remitted to the Owner by the Servicer on the date such late payment is made and shall cover the period commencing with the day following such Business Day and ending with the Business Day on which such payment is made, both inclusive. The payment by the Servicer of any such interest shall not be deemed an extension of time for payment or a waiver of any Event of Default by the Servicer.

     Section 5.02. Statements to the Owner and the Master Servicer.

     The Servicer shall furnish to the Owner and the Master Servicer an individual Mortgage Loan accounting report (a "Report"), as of the last Business Day of each month and the end of the related Prepayment Period, as applicable, in the Servicer's assigned loan number order to document Mortgage Loan payment activity on an individual Mortgage Loan basis. With respect to each month, such Report shall be received by the Owner and the Master Servicer no later than the twelfth calendar day of the month of the related Remittance Date (or, with respect to information as to Full Principal Prepayments and prepayment penalties no later than one (1) Business Day after the end of each Prepayment Period), a report in an Excel (or compatible) electronic format, in such format as may be mutually agreed upon by both the Owner and the Servicer, and which shall provide the information required to be contained in the monthly statements to certificateholders as specified in the related pooling and servicing agreement, to the extent applicable to the Servicer.

     In addition, the Servicer shall provide to the Master Servicer and the Owner such other information known or available to the Servicer that is necessary in order to provide the distribution and pool performance information as required under Regulation AB, as amended from time to time, as determined by the Owner in its sole discretion. The Servicer shall also provide a monthly report, in the form of Exhibit E hereto, or such other form as is mutually acceptable to the Servicer, the Owner and the Master Servicer, Exhibit F with respect to defaulted mortgage loans and Exhibit K, with respect to realized losses and gains, with each such report.

     The Servicer shall prepare and file any and all information statements or other filings required to be delivered to any governmental taxing authority or to Owner or the Master Servicer pursuant to any applicable law with respect to the Mortgage Loans and the transactions contemplated hereby. In addition, the Servicer shall provide the Owner and the Master Servicer with such information concerning the Mortgage Loans as is necessary for the Owner and the Master Servicer to prepare its federal income tax return as Owner and the Master Servicer may reasonably request from time to time.

     In addition, not more than 60 days after the end of each calendar year, the Servicer shall furnish to each Person who was an Owner and the Master Servicer at any time during such calendar year an annual statement in accordance with the requirements of applicable federal income tax law as to the aggregate of remittances of principal and interest for the applicable portion of such year.

     Section 5.03. Monthly Advances by the Servicer.

     Not later than the close of business on the Business Day preceding each Remittance Date, the Servicer shall deposit in the Custodial Account an amount equal to all payments not previously advanced by the Servicer, whether or not deferred pursuant to Section 4.01, of Monthly Payments, adjusted to the related Mortgage Loan Remittance Rate, which are delinquent at the close of business on the related Determination Date; provided, however, that in the case of any Option ARM Mortgage Loan or Mortgage Loan having a Negative Amortization feature, such deposit by the Servicer need not exceed scheduled monthly payment of interest due thereon; and provided further, however, that the amount of any such deposit may be reduced by the Amount Held for Future Distribution (as defined below) then on deposit in the Custodial Account. Any portion of the Amount Held for Future Distribution used to pay Monthly Advances shall be replaced by the Servicer by deposit into the Custodial Account on any future Remittance Date to the extent that the funds that are available in the Custodial Account for remittance to the Owner on such Remittance Date are less than the amount of payments required to be made to the Owner on such Remittance Date.

     The "Amount Held for Future Distribution" as to any Remittance Date shall be the total of the amounts held in the Custodial Account at the close of business on the preceding Determination Date which were received after the Cut-off Date on account of (i) Liquidation Proceeds, Insurance Proceeds, and Principal Prepayments received or made in the month of such Remittance Date, and
(ii) payments which represent early receipt of scheduled payments of principal and interest due on a date or dates subsequent to the related Due Date.

     The Servicer's obligation to make such Monthly Advances as to any Mortgage Loan will continue through the final disposition or liquidation of the Mortgaged Property, unless the Servicer deems such advance to be nonrecoverable from Liquidation Proceeds, REO Disposition Proceeds or Insurance Proceeds with respect to the applicable Mortgage Loan. In such latter event, the Servicer shall deliver to the Owner an Officer's Certificate of the Servicer to the effect that an officer of the Servicer has reviewed the related Servicing File and has obtained a recent appraisal and has made the reasonable determination that any additional advances are nonrecoverable from Liquidation or Insurance Proceeds with respect to the applicable Mortgage Loan.

     Section 5.04. Liquidation Reports.

     Upon the foreclosure sale of any Mortgaged Property or the acquisition thereof by the Owner pursuant to a deed-in-lieu of foreclosure, the Servicer shall submit to the Owner a liquidation report with respect to such Mortgaged Property in such form as the Servicer and the Owner shall agree. The Servicer shall also provide reports on the status of REO Property containing such information as Owner may reasonably require.

                                   ARTICLE VI
                          GENERAL SERVICING PROCEDURES

     Section 6.01. Assumption Agreements.

     The Servicer will, to the extent it has knowledge of any conveyance or prospective conveyance by any Mortgagor of a Mortgaged Property (whether by absolute conveyance or by contract of, sale, and whether or not the Mortgagor remains or is to remain liable under the Mortgage Note and/or the Mortgage), exercise its rights to accelerate the maturity of such Mortgage Loan under any "due-on-sale" clause to the extent permitted by law; provided, however, that the Servicer shall not exercise any such rights if prohibited by law or the terms of the Mortgage Note from doing so or if the exercise of such rights would impair or threaten to impair any recovery under the related Primary Mortgage Insurance Policy, if any. If the Servicer reasonably believes it is unable under applicable law to enforce such "due-on-sale" clause, the

Servicer, will enter into an assumption agreement with the person to whom the Mortgaged Property has been conveyed or is proposed to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, to the extent permitted by applicable state law, the Mortgagor remains liable thereon. Where an assumption is allowed pursuant to this Section 6.01, the Servicer, with the prior consent of the primary mortgage insurer, if any, is authorized to enter into a substitution of liability agreement with the person to whom the Mortgaged Property has been conveyed or is proposed to be conveyed pursuant to which the original mortgagor is released from liability and such Person is substituted as mortgagor and becomes liable under the related Mortgage Note. Any such substitution of liability agreement shall be in lieu of an assumption agreement.

     In connection with any such assumption or substitution of liability, the Servicer shall follow the underwriting practices and procedures of the Fannie Mae Guide. With respect to an assumption or substitution of liability, the Mortgage Interest Rate borne by the related Mortgage Note and the amount of the Monthly Payment may not be changed. The Servicer shall notify the Owner that any such substitution of liability or assumption agreement has been completed by forwarding to the Owner the original of any such substitution of liability or assumption agreement, which document shall be added to the related Mortgage Loan Documents and shall, for all purposes, be considered a part of such related mortgage file to the same extent as all other documents and instruments constituting a part thereof. All fees collected by the Servicer for entering into an assumption or substitution of liability agreement shall belong to the Servicer.

     Notwithstanding the foregoing paragraphs of this section or any other provision of this Agreement, the Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or any assumption which the Servicer may be restricted by law from preventing, for any reason whatsoever. For purposes of this Section 6.01, the term "assumption" is deemed to also include a sale of the Mortgaged Property subject to the Mortgage that is not accompanied by an assumption or substitution of liability agreement.

     Section 6.02. Satisfaction of Mortgages and Release of Mortgage Loan Documents.

     Upon the payment in full of any Mortgage Loan, the Servicer will immediately notify the Custodian with a certification and request for release by a Servicing Officer, which certification shall include a statement to the effect that all amounts received in connection with such payment which are required to be deposited in the Custodial Account pursuant to Section 4.04 have been so deposited, and a request for delivery to the Servicer of the portion of the Mortgage Loan Documents held by the Custodian. Upon receipt of such certification and request, the Owner shall promptly release or cause the Custodian to promptly release the related Mortgage Loan Documents to the Servicer and the Servicer shall prepare and deliver for execution by the Owner or at the Owner's option execute under the authority of a power of attorney delivered to the Servicer by the Owner any satisfaction or release. No expense incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Custodial Account.

     In the event the Servicer satisfies or releases a Mortgage without having obtained payment in full of the indebtedness secured by the Mortgage or should it otherwise prejudice any right the Owner may have under the mortgage instruments, the Servicer, upon written demand, shall remit within one Business Day to the Owner the then outstanding principal balance of the related Mortgage Loan by deposit thereof in the Custodial Account. The Servicer shall maintain the Fidelity Bond insuring the Servicer against any loss it may sustain with respect to any Mortgage Loan not satisfied in accordance with the procedures set forth herein.

     From time to time and as appropriate for the servicing or foreclosure of the Mortgage Loans, including for the purpose of collection under any Primary Mortgage Insurance Policy, upon request of the Servicer and delivery to the Custodian of a servicing receipt signed by a Servicing Officer, the Custodian shall release the portion of the Mortgage Loan Documents held by the Custodian to the Servicer. Such servicing receipt shall obligate the Servicer to promptly return the related Mortgage Loan Documents to the Custodian, when the need therefor by the Servicer no longer exists, unless the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Custodial Account or such documents have been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Servicer has promptly delivered to the Owner or the Custodian a certificate of a Servicing Officer certifying as to the name and address of the Person to which such documents were delivered and the purpose or purposes of such delivery. Upon receipt of a certificate of a Servicing Officer stating that such Mortgage Loan was liquidated, the servicing receipt shall be released by the Owner or the Custodian, as applicable, to the Servicer.

     Section 6.03. Servicing Compensation.

     As compensation for its services hereunder, the Servicer shall be entitled to withdraw from the Custodial Account or to retain from interest payments on the Mortgage Loans the amounts provided for as the Servicer's Servicing Fee. Additional servicing compensation in the form of Prepayment Charges, assumption fees, as provided in Section 6.01, late payment charges (exclusive of any Prepayment Charges) and other ancillary fees shall be retained by the Servicer to the extent not required to be deposited in the Custodial Account. The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement therefor except as specifically provided for.

     Section 6.04. Annual Statement as to Compliance; Annual Certification.

     (a) The Servicer will deliver to the Owner and the Master Servicer, not later than March 15th of each calendar year beginning in 2008, an Officer's Certificate (an "Annual Statement of Compliance") stating, as to each signatory thereof, that (i) a review of the activities of the Servicer during the preceding calendar year and of performance under this Agreement or other applicable servicing agreement has been made under such officer's supervision and (ii) to the best of such officer's knowledge, based on such review, the Servicer has fulfilled all of its obligations under this Agreement or other applicable servicing agreement in all material respects throughout such year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status of cure provisions thereof. Such Annual Statement of Compliance shall contain no restrictions or limitations on its use. Copies of such statement shall be provided by the Servicer to the Owner upon request and by the Owner to any Person identified as a prospective purchaser of the

Mortgage Loans. In the event that the Servicer has delegated any servicing responsibilities with respect to the Mortgage Loans to a Subservicer, the Servicer shall deliver an Annual Statement of Compliance of the Subservicer as described above as to each Subservicer as and when required with respect to the Servicer.

     (b) With respect to the Mortgage Loans, by March 15th of each calendar year beginning in 2008, an officer of the Servicer shall execute and deliver an Officer's Certificate (an "Annual Certification") to the Owner, the Master Servicer, the Securities Administrator, and any related Depositor for the benefit of each such entity and such entity's affiliates and the officers, directors and agents of any such entity and such entity's affiliates, in the form attached hereto as Exhibit G. In the event that the Servicer has delegated any servicing responsibilities with respect to the Mortgage Loans to a Subservicer or a Subcontractor, to the extent such Subcontractor is "participating in the servicing function" pursuant to Item 1122 of Regulation AB, the Servicer shall deliver an Annual Certification as to each such Subservicer and Subcontractor, as and when required with respect to the Servicer.

     The Servicer shall indemnify and hold harmless the Master Servicer and its officers, directors, agents and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach by the Servicer or any of its officers, directors, agents or affiliates of its obligations under this Section 6.04 or Section 6.09 or the negligence, bad faith or willful misconduct of the Servicer in connection therewith. If the indemnification provided for herein is unavailable or insufficient to hold harmless the Master Servicer, then the Servicer agrees that it shall contribute to the amount paid or payable by the Master Servicer as a result of the losses, claims, damages or liabilities of the Master Servicer in such proportion as is appropriate to reflect the relative fault of the Master Servicer on the one hand and the Servicer on the other in connection with a breach of the Servicer's obligations under this Section 6.04 or Section 6.09 or the Servicer's negligence, bad faith or willful misconduct in connection therewith.

     Upon request by the Owner or the Master Servicer, the Servicer will deliver to such requesting party a copy of the audited (if such financial statements are available, otherwise unaudited) financial statements of the Servicer for the most recent fiscal year of the Servicer.

     Section 6.05. [Reserved]

     Section 6.06. Owner's Right to Examine Servicer Records.

     The Owner shall have the right to examine and audit, at its expense, upon reasonable notice to the Servicer, during business hours or at such other times as might be reasonable under applicable circumstances, any and all of the books, records, documentation or other information of the Servicer, or held by another for the Servicer or on its behalf or otherwise, which relate to the performance or observance by the Servicer of the terms, covenants or conditions of this Agreement.

     The Servicer shall provide to the Owner and any supervisory agents or examiners representing a state or federal governmental agency having jurisdiction over the Owner access to any documentation regarding the Mortgage Loans in the possession of the Servicer which may be required by any applicable regulations. Such access shall be afforded without charge, upon reasonable request, during normal business hours and at the offices of the Servicer, and in accordance with the applicable federal or state government regulations.

     Section 6.07. Compliance with REMIC Provisions.

     If a REMIC election has been made with respect to the arrangement under which the Mortgage Loans and REO Property are held, the Servicer shall not take any action, cause the REMIC to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be could (i) endanger the status of the REMIC as a REMIC or (ii) result in the imposition of a tax upon the REMIC (including but not limited to the tax on "prohibited transactions" as defined in Section 860F(a)(2) of the Code and the tax on "contribution" to a REMIC set forth in Section 860G(d) of the Code unless the Servicer has received an Opinion of Counsel (at the expense of the party seeking to take such actions) to the effect that the contemplated action will not endanger such REMIC status or result in the imposition of any such tax.

     Section 6.08. Non-solicitation.

     The Servicer shall not knowingly conduct any solicitation exclusively targeted to the Mortgagors for the purpose of inducing or encouraging the early prepayment or refinancing of the related Mortgage Loans. It is understood and agreed that promotions undertaken by the Servicer or any agent or affiliate of the Servicer which are directed to the general public at large, including, without limitation, mass mailings based on commercially acquired mailing lists, newspaper, radio and television advertisements shall not constitute solicitation under this section. Nothing contained herein shall prohibit the Servicer from
(i) distributing to Mortgagors any general advertising including information brochures, coupon books, or other similar documentation which indicates services the Servicer offers, including refinances or (ii) providing financing of home equity loans to Mortgagors at the Mortgagor's request.

     Section 6.09. Assessment of Compliance with Servicing Criteria.

     On and after February 1, 2007, the Servicer shall service and administer, and shall cause each subservicer to service or administer, the Mortgage Loans in accordance with all applicable requirements of the Servicing Criteria.

     With respect to the Mortgage Loans, the Servicer shall deliver to the Owner or its designee, the Master Servicer, the Securities Administrator, and any Depositor on or before March 15th of each calendar year beginning in 2008, a report (an "Assessment of Compliance") regarding the Servicer's assessment of compliance with the Servicing Criteria during the preceding calendar year as required by Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB, or as otherwise required by the Master Servicer, which as of the date hereof, require a report by an authorized officer of the Servicer that contains the following:

     (a) A statement by such officer of its responsibility for assessing compliance with the Servicing Criteria applicable to the Servicer;

     (b) A statement by such officer that such officer used the Servicing Criteria to assess compliance with the Servicing Criteria applicable to the Servicer;

     (c) An assessment by such officer of the Servicer's compliance with the applicable Servicing Criteria for the period consisting of the preceding calendar year, including disclosure of any material instance of noncompliance with respect thereto during such period, which assessment shall be based on the activities it performs with respect to asset-backed securities transactions taken as a whole involving the Servicer, that are backed by the same asset type as the Mortgage Loans;

     (d) A statement that a registered public accounting firm has issued an attestation report on the Servicer's Assessment of Compliance for the period consisting of the preceding calendar year; and

     (e) A statement as to which of the Servicing Criteria, if any, are not applicable to the Servicer, which statement shall be based on the activities it performs with respect to asset-backed securities transactions taken as a whole involving the Servicer, that are backed by the same asset type as the Mortgage Loans.

     Such report at a minimum shall address each of the Servicing Criteria specified on Exhibit J hereto.

     With respect to the Mortgage Loans, on or before March 15th of each calendar year beginning in 2008, the Servicer shall furnish to the Owner or its designee, the Master Servicer, the Securities Administrator and any Depositor a report (an "Attestation Report") by a registered public accounting firm that attests to, and reports on, the Assessment of Compliance made by the Servicer, as required by Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122(b) of Regulation AB, or as otherwise required by the Master Servicer, which Attestation Report must be made in accordance with standards for attestation reports issued or adopted by the Public Company Accounting Oversight Board.

     The Servicer shall cause each Subservicer, and each Subcontractor determined by the Servicer pursuant to Section 11.15 to be "participating in the servicing function" within the meaning of Item 1122 of Regulation AB, to deliver to the Owner, the Master Servicer, the Securities Administrator and any Depositor an assessment of compliance and accountants' attestation as and when provided in Section 6.09.

     Section 6.10. Intent of the Parties; Reasonableness.

     The Owner and the Servicer acknowledge and agree that a purpose of clause
(g) of Article III, Sections 5.02, 6.04, 6.09 and 10.02 of this Agreement is to facilitate compliance by the Owner and any Depositor with the provisions of Regulation AB and related rules and regulations of the Commission. None of the Owner, the Master Servicer or any Depositor shall exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than compliance with the Securities Act, the Exchange Act and the rules and regulations of the Commission thereunder. The Servicer acknowledges that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise, and agrees to comply with requests made by the Owner or any Depositor in good faith for delivery of information under these provisions on the basis of evolving interpretations of Regulation AB. In connection with any Pass-Through Transfer, the Servicer shall cooperate fully with the Owner to deliver to the Owner (including any of its assignees or designees) and any Depositor, any and all statements, reports, certifications, records and any other information necessary in the good faith determination of the Owner or any Depositor to permit the Owner or such Depositor to comply with the provisions of Regulation AB, together with such disclosures relating to the Servicer, any Subservicer and the Mortgage Loans, or the servicing of the Mortgage Loans, reasonably believed by the Owner or any Depositor to be necessary in order to effect such compliance.

                                  ARTICLE VII
                       REPORTS TO BE PREPARED BY SERVICER

     Section 7.01. Servicer Shall Provide Information as Reasonably Required.

     The Servicer shall furnish to the Owner upon request, during the term of this Agreement, such periodic, special or other reports or information, whether or not provided for herein, as shall be necessary, reasonable or appropriate with respect to the purposes of this Agreement. The Servicer may negotiate with the Owner for a reasonable fee for providing such report or information, unless
(i) the Servicer is required to supply such report or information pursuant to any other section of this Agreement, or (ii) the report or information has been requested in connection with Internal Revenue Service or other regulatory agency requirements. All such reports or information shall be provided by and in accordance with all reasonable instructions and directions given by the Owner. The Servicer agrees to execute and deliver all such instruments and take all such action as the Owner, from time to time, may reasonably request in order to effectuate the purpose and to carry out the terms of this Agreement.

                                  ARTICLE VIII
                                  THE SERVICER

     Section 8.01. Indemnification; Third Party Claims.

     The Servicer agrees to indemnify the Owner, its successors and assigns, any agent of the Owner, and the Master Servicer, and hold each of such Persons harmless from and against any and all claims, losses, damages, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that such Person may sustain in any way related to the failure of the Servicer to perform in any way its duties and service the Mortgage Loans in strict compliance with the terms of this Agreement and for breach of any representation or warranty of the Servicer contained herein. The Servicer shall immediately notify the Owner or other indemnified Person if a claim is made by a third party with respect to this Agreement or the Mortgage Loans, assume (with the consent of the Owner and such other Indemnified Person and with counsel reasonably satisfactory to the Owner and such Person) the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or such other indemnified Person in respect of such claim but failure to so notify the Owner and such other indemnified Person shall not limit its obligations hereunder. The Servicer agrees that it will not enter into any settlement of any such claim without the consent of the Owner and such other indemnified Person unless such settlement includes an unconditional release of the Owner and such other indemnified Person from all liability that is the subject matter of such claim. The provisions of this
Section 8.01 shall survive termination of this Agreement.

     Section 8.02. Merger or Consolidation of the Servicer.

     The Servicer will keep in full effect its existence, rights and franchises as a corporation under the laws of the state of its incorporation except as permitted herein, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement or any of the Mortgage Loans and to perform its duties under this Agreement.

     Any Person into which the Servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Servicer shall be a party, or any Person succeeding to the business of the Servicer whether or not related to loan servicing, shall be the successor of the Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person shall be an institution (i) having a GAAP net worth of not less than $25,000,000, (ii) the deposits of which are insured by the FDIC, or which is a HUD-approved mortgagee whose primary business is in origination and servicing of first lien mortgage loans, and (iii) which is a Fannie Mae or Freddie Mac approved seller/servicer in good standing.

     Section 8.03. Limitation on Liability of the Servicer and Others.

     Neither the Servicer nor any of the officers, employees or agents of the Servicer shall be under any liability to the Owner for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment made in good faith; provided, however, that this provision shall not protect the Servicer or any such person against any breach of warranties or representations made herein, or failure to perform in any way its obligations in compliance with any standard of care set forth in this Agreement, or any liability which would otherwise be imposed by reason of gross negligence or any breach of the terms and conditions of this Agreement. The Servicer and any officer, employee or agent of the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by the Owner respecting any matters arising hereunder. The Servicer shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Mortgage Loans in accordance with this Agreement and which in its opinion may involve it in any expenses or liability; provided, however, that the Servicer may, with the consent of the Owner, which consent shall not be unreasonably withheld, undertake any such action which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto. In such event, the reasonable legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities for which the Owner will be liable, and the Servicer shall be entitled to be reimbursed therefor from the Custodial Account pursuant to Section 4.05.

     Section 8.04. Servicer Not to Resign.

     The Servicer shall not resign from the obligations and duties hereby imposed on it except by mutual consent of the Servicer and the Owner or upon the determination that its duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Servicer. Any such determination permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Owner which Opinion of Counsel shall be in form and substance acceptable to the Owner. No such resignation shall become effective until a successor shall have assumed the Servicer's responsibilities and obligations hereunder in the manner provided in
Section 11.01.

     Section 8.05. No Transfer of Servicing.

     With respect to the retention of the Servicer to service the Mortgage Loans hereunder, the Servicer acknowledges that the Owner has acted in reliance upon the Servicer's independent status, the adequacy of its servicing facilities, plan, personnel, records and procedures, its integrity, reputation and financial standing and the continuance thereof. Without in any way limiting the generality of this section, the Servicer shall not either assign this Agreement or the servicing hereunder or delegate its rights or duties hereunder or any portion thereof, or sell or otherwise dispose of all or substantially all of its property or assets, without the prior written approval of the Owner, which approval shall not be unreasonably withheld; provided that the Servicer may assign the Agreement and the servicing hereunder without the consent of Owner to an affiliate of the Servicer to which all servicing of the Servicer is assigned so long as (i) such affiliate is a Fannie Mae and Freddie Mac approved servicer and (ii) if it is intended that such affiliate be spun off to the shareholders of the Servicer, such affiliate have a GAAP net worth of at least $25,000,000 and (iii) such affiliate shall deliver to the Owner a certification pursuant to which such affiliate shall agree to be bound by the terms and conditions of this Agreement and shall certify that such affiliate is a Fannie Mae and Freddie Mac approved servicer in good standing.

                                   ARTICLE IX
                                     DEFAULT

     Section 9.01. Events of Default.

     In case one or more of the following Events of Default by the Servicer shall occur and be continuing, that is to say:

     (i) any failure by the Servicer to remit to the Owner any payment required to be made under the terms of this Agreement which continues unremedied for one
(1) Business Day after written notice thereof (it being understood that this subparagraph shall not affect Servicer's obligation pursuant to Section 5.01 to pay default interest on any remittance received by the Owner after the Business Day on which such payment was due); or

     (ii) any failure on the part of the Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Servicer set forth in this Agreement (other than those described in clause (ix) hereof), the breach of which has a material adverse effect and which continue unremedied for a period of thirty days (except that such number of days shall be fifteen in the case of a failure to pay any premium for any insurance policy required to be maintained under this Agreement and such failure shall be deemed to have a material adverse effect) after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Owner; or

     (iii) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of sixty days; or

     (iv) the Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of its property; or

     (v) the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

     (vi) the Servicer ceases to be approved by either Fannie Mae or Freddie Mac (to the extent such entities are then operating in a capacity similar to that in which they operate on the date hereof) as a mortgage loan servicer for more than thirty days to the extent such entities perform similar functions; or

     (vii) the Servicer attempts to assign its right to servicing compensation hereunder or the Servicer attempts, without the consent of the Owner, to sell or otherwise dispose of all or substantially all of its property or assets or to assign this Agreement or the servicing responsibilities hereunder or to delegate its duties hereunder or any portion thereof except as otherwise permitted herein; or

     (viii) the Servicer ceases to be qualified to transact business in any jurisdiction where it is currently so qualified, but only to the extent such non-qualification materially and adversely affects the Servicer's ability to perform its obligations hereunder; or

     (ix) failure by the Servicer to duly perform, within the required time period, its obligations under Section 6.04, 6.09 or any of clauses (v) through
(viii) of Section 10.02;

then, and in each and every such case, so long as an Event of Default shall not have been remedied, the Owner, by notice in writing to the Servicer may, in addition to whatever rights the Owner may have under Section 8.01 and at law or equity to damages, including injunctive relief and specific performance, terminate all the rights and obligations of the Servicer (and if the Servicer is servicing any of the Mortgage Loans in a Pass-Through Transfer, appoint a successor servicer reasonably acceptable to the Master Servicer for such Pass-Through Transfer) under this Agreement and in and to the Mortgage Loans and the proceeds thereof without compensating the Servicer for the same. On or after the receipt by the Servicer of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the successor appointed pursuant to
Section 11.01. Upon written request from the Owner, the Servicer shall prepare, execute and deliver, any and all documents and other instruments, place in such successor's possession all Servicing Files, and do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise, at the Servicer's sole expense. The Servicer agrees to cooperate with the Owner and such successor in effecting the termination of the Servicer's responsibilities and rights hereunder, including, without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Servicer to the Custodial Account or Escrow Account or thereafter received with respect to the Mortgage Loans or any REO Property.

     The Servicer shall promptly reimburse the Owner (or any designee of the Owner, such as a master servicer) and any Depositor, as applicable, for all reasonable expenses incurred by the Owner (or such designee) or such Depositor, as such are incurred, in connection with the termination of the Servicer as servicer and the transfer of servicing of the Mortgage Loans to a successor servicer, if the termination and/or transfer of servicing is for cause related to a servicer default. The provisions of this paragraph shall not limit whatever rights the Owner or any Depositor may have under other provisions of this Agreement and/or any applicable Reconstitution Agreement or otherwise, whether in equity or at law, such as an action for damages, specific performance or injunctive relief.

     Section 9.02. Waiver of Defaults.

     The Owner may waive only by written notice any default by the Servicer in the performance of its obligations hereunder and its consequences. Upon any such waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived in writing.

                                   ARTICLE X
                                  TERMINATION

     Section 10.01. Termination.

     The respective obligations and responsibilities of the Servicer shall terminate upon: (i) the later of the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or the disposition of all REO Property and the remittance of all funds due hereunder; or (ii) by mutual consent of the Servicer and the Owner in writing; or (iii) termination by the Owner pursuant to Section 9.01. Simultaneously with any such termination and the transfer of servicing hereunder, the Servicer shall be entitled to be reimbursed for any outstanding Servicing Advances and Monthly Advances.

     Section 10.02. Cooperation of Servicer with a Reconstitution.

     The Servicer and the Owner agree that with respect to some or all of the Mortgage Loans, on or after the related closing date, on one or more dates (each a "Reconstitution Date") at the

Owner's sole option, the Owner may effect a sale (each, a "Reconstitution") of some or all of the Mortgage Loans then subject to this Agreement, without recourse, to:

     (a) one or more third party purchasers in one or more in whole loan transfers (each, a "Whole Loan Transfer"); or

     (b) one or more trusts or other entities to be formed as part of one or more Pass-Through Transfers.

     The Servicer agrees to execute in connection with any agreements among the Owner, the Servicer, and any servicer in connection with a Whole Loan Transfer, an assignment, assumption and recognition agreement, or, at Owner's request, a seller's warranties and servicing agreement or a participation and servicing agreement or similar agreement in form and substance reasonably acceptable to the parties, and in connection with a Pass-Through Transfer, a pooling and servicing agreement in form and substance reasonably acceptable to the parties. It is understood that any such Reconstitution Agreements will not contain any greater obligations on the part of Servicer than are contained in this Agreement.

     With respect to each Whole Loan Transfer and each Pass-Through Transfer entered into by the Owner, the Servicer agrees (1) to cooperate fully with the Owner and any prospective purchaser with respect to all reasonable requests and due diligence procedures; (2) to execute, deliver and perform all Reconstitution Agreements required by the Owner; (3) to restate the representations and warranties set forth in this Agreement as of the settlement or closing date in connection with such Reconstitution (each, a "Reconstitution Date").

     In addition, the Servicer shall provide to such servicer or issuer, as the case may be, and any other participants in such Reconstitution:

     (i) any and all information and appropriate verification of information which may be reasonably available to the Servicer, whether through letters of its auditors and counsel or otherwise, as the Owner or any such other participant shall request upon reasonable demand;

     (ii) such additional representations, warranties, covenants, opinions of counsel, letters from auditors, and certificates of public officials or officers of the Servicer as are reasonably agreed upon by the Servicer and the Owner or any such other participant;

     (iii) within 5 Business Days after request by the Owner, the information with respect to the Servicer (as servicer) as required by Item 1108(b) and (c) of Regulation AB, a summary of the requirements of which as of the date hereof is attached hereto as Exhibit I for convenience of reference only, as determined by Owner in its sole discretion. In the event that the Servicer has delegated any servicing responsibilities with respect to the Mortgage Loans to a Subservicer, the Servicer shall provide the information required pursuant to this clause with respect to the Subservicer;

     (iv) within 5 Business Days after request by the Owner,

          (a) information regarding any legal proceedings pending (or known to be contemplated) against the Servicer (as servicer) and each Subservicer as required by Item 1117 of Regulation AB, a summary of the requirements of which as of the date hereof is attached hereto as Exhibit I for convenience of reference only, as determined by Owner in its sole discretion,

          (b) information regarding affiliations with respect to the Servicer (as servicer) and each Subservicer as required by Item 1119(a) of Regulation AB, a summary of the requirements of which as of the date hereof is attached hereto as Exhibit I for convenience of reference only, as determined by Owner in its sole discretion, and

          c) information regarding relationships and transactions with respect to the Servicer (as servicer) and each Subservicer as required by Item
1119(b) and (c) of Regulation AB, a summary of the requirements of which as of the date hereof is attached hereto as Exhibit I for convenience of reference only, as determined by Owner in its sole discretion;

     (v) for the purpose of satisfying the reporting obligation under the Exchange Act with respect to any class of asset-backed securities, the Servicer shall (or shall cause each Subservicer to) (i) provide prompt notice to the Owner, the Master Servicer and any Depositor in writing of (A) any material litigation or governmental proceedings involving the Servicer or any Subservicer, (B) any affiliations or relationships that develop following the closing date of a Pass-Through Transfer between the Servicer or any Subservicer and any of the parties specified in clause (D) of paragraph (a) of this Section (and any other parties identified in writing by the requesting party) with respect to such Pass-Through Transfer, (C) any Event of Default under the terms of this Agreement or any Reconstitution Agreement, (D) any merger, consolidation or sale of substantially all of the assets of the Servicer, and (E) the Servicer's entry into an agreement with a Subservicer to perform or assist in the performance of any of the Servicer's obligations under this Agreement or any Reconstitution Agreement and (ii) provide to the Owner and any Depositor a description of such proceedings, affiliations or relationships;

     (vi) as a condition to the succession to the Servicer or any Subservicer as servicer or subservicer under this Agreement or any Reconstitution Agreement by any Person (i) into which the Servicer or such Subservicer may be merged or consolidated, or (ii) which may be appointed as a successor to the Servicer or any Subservicer, the Servicer shall provide to the Owner, the Master Servicer, and any Depositor, at least 15 calendar days prior to the effective date of such succession or appointment, (x) written notice to the Owner and any Depositor of such succession or appointment and (y) in writing and in form and substance reasonably satisfactory to the Owner and such Depositor, all information reasonably requested by the Owner or any Depositor in order to comply with its reporting obligation under Item 6.02 of Form 8-K with respect to any class of asset-backed securities;

     (vii) in addition to such information as the Servicer, as servicer, is obligated to provide pursuant to other provisions of this Agreement, not later than ten days prior to the deadline for the filing of any distribution report on Form 10-D in respect of any Pass-Through Transfer that includes any of the Mortgage Loans serviced by the Servicer or any Subservicer, the Servicer or such Subservicer, as applicable, shall, to the extent the Servicer or such Subservicer has knowledge, provide to the party responsible for filing such report (including, if applicable, the Master Servicer) notice of the occurrence of any of the following events along with all information, data, and materials related thereto as may be required to be included in the related distribution report on Form 10-D (as specified in the provisions of Regulation AB referenced below):

                  (A) any material modifications, extensions or waivers of pool asset terms, fees, penalties or payments during the distribution period or that have cumulatively become material over time (Item 1121(a)(11) of Regulation
AB);

                  (B) material breaches of pool asset representations or warranties or transaction covenants (Item 1121(a)(12) of Regulation AB); and

                  (C) information regarding new asset-backed securities issuances backed by the same pool assets, any pool asset changes (such as, additions, substitutions or repurchases), and any material changes in origination, underwriting or other criteria for acquisition or selection of pool assets (Item 1121(a)(14) of Regulation AB); and

     (viii) the Servicer shall provide to the Owner, the Master Servicer and any Depositor, evidence of the authorization of the person signing any certification or statement, copies or other evidence of Fidelity Bond Insurance and Errors and Omission Insurance policy, financial information and reports, and such other information related to the Servicer or any Subservicer or the Servicer or such Subservicer's performance hereunder.

     In the event of a conflict or inconsistency between the terms of Exhibit I and the text of the applicable Item of Regulation AB as cited above, the text of Regulation AB, its adopting release and other public statements of the SEC shall control.

     The Servicer shall indemnify the Owner, each affiliate of the Owner, and each of the following parties participating in a Pass-Through Transfer: each issuing entity; each Person (including, but not limited to, the Master Servicer, if applicable) responsible for the preparation, execution or filing of any report required to be filed with the Commission with respect to such Pass-Through Transfer, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to such Pass-Through Transfer; each broker dealer acting as underwriter, placement agent or initial purchaser, each Person who controls any of such parties or the Depositor (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act); and the respective present and former directors, officers, employees, agents and affiliates of each of the foregoing and of the Depositor (each, an "Indemnified Party"), and shall hold each of them harmless from and against any claims, losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain arising out of or based upon:

     (i)(A) any untrue statement of a material fact contained or alleged to be contained in any information, report, certification, data, accountants' letter or other material provided under this Section 10.02 by or on behalf of the Servicer, or provided under this Section 10.02, Sections 6.04 and 6.09 and by or on behalf of any Subservicer or Subcontractor (collectively, the "Servicer Information"), or (B) the omission or alleged omission to state in the Servicer Information a material fact required to be stated in the Servicer Information or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, by way of clarification, that clause (B) of this paragraph shall be construed solely by reference to the Servicer Information and not to any other information communicated in connection with a sale or purchase of securities, without regard to whether the Servicer Information or any portion thereof is presented together with or separately from such other information;

     (ii) any breach by the Servicer of its obligations under this Section 10.02, including particularly any failure by the Servicer, any Subservicer or any Subcontractor to deliver any information, report, certification, accountants' letter or other material when and as required under this Section 10.02, including any failure by the Servicer to identify pursuant to Section
11.15 any Subcontractor "participating in the servicing function" within the meaning of Item 1122 of Regulation AB;

     (iii) any breach by the Servicer of a representation or warranty set forth in Section Article III or in a writing furnished pursuant to clause (h) of
Article III and made as of a date prior to the closing date of the related Pass-Through Transfer, to the extent that such breach is not cured by such closing date, or any breach by the Servicer of a representation or warranty in a writing furnished pursuant to clause (h) of Article III to the extent made as of a date subsequent to such closing date; or

     (iv) the negligence bad faith or willful misconduct of the Servicer in connection with its performance under this Section 10.02.

     If the indemnification provided for herein is unavailable or insufficient to hold harmless an Indemnified Party, then the Servicer agrees that it shall contribute to the amount paid or payable by such Indemnified Party as a result of any claims, losses, damages or liabilities incurred by such Indemnified Party in such proportion as is appropriate to reflect the relative fault of such Indemnified Party on the one hand and the Servicer on the other.

     In the case of any failure of performance described above, the Servicer shall promptly reimburse the Owner, any Depositor, as applicable, and each Person responsible for the preparation, execution or filing of any report required to be filed with the Commission with respect to such Pass-Through Transfer, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to such Pass-Through Transfer, for all costs reasonably incurred by each such party in order to obtain the information, report, certification, accountants' letter or other material not delivered pursuant to this Section or Section 6.04 or Section 6.09 as required by the Servicer, any Subservicer or any Subcontractor.

     This indemnification shall survive the termination of this Agreement or the termination of any party to this Agreement.

     All Mortgage Loans not sold or transferred pursuant to a Whole Loan Transfer or Pass Through Transfer shall be subject to this Agreement and shall continue to be serviced in accordance with the terms of this Agreement and with respect thereto this Agreement shall remain in full force and effect.

     Section 10.03. Master Servicer.

     The Servicer, including any successor servicer hereunder, shall be subject to the supervision of the Master Servicer, which Master Servicer shall be obligated to ensure that the Servicer services the Mortgage Loans in accordance with the provisions of this Agreement. The Master Servicer, acting on behalf of the Owner, shall have the same rights as the Owner to enforce the obligations of the Servicer under this Agreement. The Master Servicer, or the entity specified in the pooling and servicing agreement, shall be entitled to terminate the rights and obligations of the Servicer under this Agreement upon the failure of the Servicer to perform any of its obligations under this Agreement if such failure constitutes an Event of Default as provided in Article IX of this Agreement. Notwithstanding anything to the contrary, in no event shall the Master Servicer assume any of the obligations of the Owner under this Agreement.

                                   ARTICLE XI
                            MISCELLANEOUS PROVISIONS

     Section 11.01. Successor to the Servicer.

     Prior to termination of the Servicer's responsibilities and duties under this Agreement pursuant to Sections 8.04, 9.01 or 10.01(ii), the Owner shall (i) succeed to and assume all of the Servicer's responsibilities, rights, duties and obligations under this Agreement, or (ii) appoint a successor having the characteristics set forth in Section 8.02 hereof and which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Servicer under this Agreement prior to the termination of the Servicer's responsibilities, duties and liabilities under this Agreement. In connection with such appointment and assumption, the Owner may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as the Owner and such successor shall agree. In the event that the Servicer's duties, responsibilities and liabilities under this Agreement should be terminated pursuant to the aforementioned sections, the Servicer shall discharge such duties and responsibilities during the period from the date it acquires knowledge of such termination until the effective date thereof with the same degree of diligence and prudence which it is obligated to exercise under this Agreement, and shall take no action whatsoever that might impair or prejudice the rights or financial condition of its successor. The resignation or removal of the Servicer pursuant to the aforementioned sections shall not become effective until a successor shall be appointed pursuant to this section and shall in no event relieve the Servicer of the representations and warranties made pursuant to Article III and the remedies available to the Owner under
Section 8.01, it being understood and agreed that the provisions of such Article III and Section 8.01 shall be applicable to the Servicer notwithstanding any such resignation or termination of the Servicer, or the termination of this Agreement.

     Any successor appointed as provided herein shall execute, acknowledge and deliver to the Servicer and to the Owner an instrument accepting such appointment, whereupon such successor shall become fully vested with all the rights, powers, duties, responsibilities, obligations and liabilities of the Servicer, with like effect as if originally named as a party to this Agreement. Any termination or resignation of the Servicer or this Agreement pursuant to
Section 8.04, 9.01 or 10.01 shall not affect any claims that the Owner may have against the Servicer arising prior to any such termination or resignation.

     The Servicer shall promptly deliver to the successor the funds in the Custodial Account and the Escrow Account and the Servicing Files and related documents and statements held by it hereunder and the Servicer shall account for all funds. The Servicer shall execute and deliver such instruments and do such other things all as may reasonably be required to more fully and definitely vest and confirm in the successor all such rights, powers, duties, responsibilities, obligations and liabilities of the Servicer. The successor shall make such arrangements as it may deem appropriate to reimburse the Servicer for unrecovered Monthly Advances and Servicing Advances which the successor retains hereunder and which would otherwise have been recovered by the Servicer pursuant to this Agreement but for the appointment of the successor servicer.

     Upon a successor's acceptance of appointment as such, the Servicer shall notify the Owner of such appointment.

     All reasonable costs and expenses incurred in connection with replacing the Servicer upon its resignation or the termination of the Servicer in accordance with the terms of this Agreement, including, without limitation, (i) all legal costs and expenses and all due diligence costs and expenses associated with an evaluation of the potential termination of the Servicer as a result of an Event of Default and (ii) all costs and expenses associated with the complete transfer of servicing, including all servicing files and all servicing data and the completion, correction or manipulation of such servicing data as may be required by the successor servicer to correct any errors or insufficiencies in the servicing data or otherwise to enable the successor service to service the Mortgage Loans in accordance with this Agreement, shall be payable on demand by the resigning or terminated Servicer without any right of reimbursement therefor.

     Section 11.02. Amendment.

     This Agreement may be amended from time to time by the Servicer and the Owner by written agreement signed by the Servicer and the Owner.

     Section 11.03. Recordation of Agreement.

     To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any of all the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Servicer at the Owner's expense on direction of the Owner accompanied by an opinion of counsel to the effect that such recordation materially and beneficially affects the interest of the Owner or is necessary for the administration or servicing the Mortgage Loans.

     Section 11.04. Governing Law.

     THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAWS. THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     Section 11.05. Notices.

     Any demands, notices or other communications permitted or required hereunder shall be in writing and shall be deemed conclusively to have been given if personally delivered at or mailed by registered mail, postage prepaid, and return receipt requested or transmitted by telecopier and confirmed by a similar mailed writing, as follows:

                  (i)   if to the Servicer:

                        EMC Mortgage Corporation
                        2780 Lake Vista Drive
                        Lewisville, Texas 75067
                        Attention:  General Counsel
                        Telecopier No.:  (469) 759-4714

                  (ii)  if to the Owner:

                        Bear, Stearns & Co. Inc.
                        383 Madison Ave.
                        New York, New York 10179
                        Attention:  Global Credit Administration
                        Telecopier No.:  (212) 272-3751


                  (iii) if to the Master Servicer:

                        Wells Fargo Bank, National Association
                        P.O. Box 98
                        Columbia, Maryland 21046
                        Attention:  Master Servicing - Bear Stearns

                        And for overnight delivery to:

                        Wells Fargo Bank, National Association
                        9062 Old Annapolis Road
                        Columbia, Maryland 21045
                        Attention:  Client Manager, BSABS 2007-SD2
                        Telecopier No.:  (410) 715-2380

or such other address as may hereafter be furnished to the other party by like notice. Any such demand, notice, or communication hereunder shall be deemed to have been received on the date delivered to or received at the premises of the address (as evidenced, in the case of registered or certified mail, by the date noted on the return receipt).

     Section 11.06. Severability of Provisions.

     Any part, provision, representation or warranty of this Agreement which is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation or warranty of this Agreement which is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall be ineffective, as to such jurisdiction, to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any Mortgage Loan shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof. If the invalidity of any part, provision, representation or warranty of this Agreement shall deprive any party of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate, in good faith, to develop a structure the economic effect of which is nearly as possible the same as the economic effect of this Agreement without regard to such invalidity.

     Section 11.07. Exhibits

     The exhibits to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

     Section 11.08. General Interpretive Principles.

     For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

     (i) the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

     (ii) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

     (iii) references herein to "Articles," "Sections," "Subsections," "Paragraphs," and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

     (iv) a reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

     (v) the words "herein," "hereof," "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

     (vi) the term "include" or "including" shall mean without limitation by reason of enumeration.

     Section 11.09. Reproduction of Documents.

     This Agreement and all documents relating hereto, including, without limitation, (i) consents, waivers and modifications which may hereafter be executed, (ii) documents received by any party at the closing, and (iii) financial statements, certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

     Section 11.10. Confidentiality of Information.

     Each party recognizes that, in connection with this Agreement, it may become privy to non-public information regarding the financial condition, operations and prospects of the other party. Except as required to be disclosed by law, each party agrees to keep all non-public information regarding the other party strictly confidential, and to use all such information solely in order to effectuate the purpose of this Agreement.

     Section 11.11. Assignment by the Owner.

     The Owner shall have the right, without the consent of the Servicer hereof, to assign, in whole or in part, its interest under this Agreement with respect to some or all of the Mortgage Loans, and designate any person to exercise any rights of the Owner hereunder, by executing an assignment and assumption agreement reasonably acceptable to the Servicer and the assignee or designee shall accede to the rights and obligations hereunder of the Owner with respect to such Mortgage Loans. In no event shall Owner sell a partial interest in any Mortgage Loan. All references to the Owner in this Agreement shall be deemed to include its assignees or designees. It is understood and agreed between the Owners and the Servicer that no more than five (5) Persons shall have the right of owner under this Agreement at any one time.

     Section 11.12. No Partnership.

     Nothing herein contained shall be deemed or construed to create a co-partnership or joint venture between the parties hereto and the services of the Servicer shall be rendered as an independent contractor and not as agent for Owner.

     Section 11.13. Execution, Successors and Assigns.

     This Agreement may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same agreement. Subject to Section 8.05, this Agreement shall inure to the benefit of and be binding upon the Servicer and the Owner and their respective successors and assigns.

     Section 11.14. Entire Agreement.

     Each of the Servicer and the Owner acknowledge that no representations, agreements or promises were made to it by the other party or any of its employees other than those representations, agreements or promises specifically contained herein. This Agreement sets forth the entire understanding between the parties hereto and shall be binding upon all successors of both parties.

     Section 11.15. Use of Subservicers and Subcontractors.

     (a) The Servicer shall not hire or otherwise utilize the services of any Subservicer to fulfill any of the obligations of the Servicer as servicer under this Agreement or any Reconstitution Agreement unless the Servicer complies with the provisions of paragraph (b) of this Section. The Servicer shall not hire or otherwise utilize the services of any Subcontractor, and shall not permit any Subservicer to hire or otherwise utilize the servicers of any Subcontractor, to fulfill any of the obligations of the Servicer as servicer under this Agreement or any Reconstitution Agreement unless the Servicer complies with the provisions of paragraph (d) of this Section. The Servicer must notify the Owner, the Master Servicer and any Depositor in writing of any affiliations or relationships that develop following the closing date between the Servicer or any Subservicer.

     (b) The Servicer shall cause any Subservicer used by the Servicer (or by any Subservicer) for the benefit of the Owner and any Depositor to comply with the provisions of this Section and with clauses (g) and (j) of Article III, Sections 6.04, 6.09 and 10.02 of this Agreement to the same extent as if such Subservicer were the Owner, and to provide the information required with respect to such Subservicer under Section 3.01(i) of this Agreement. The Servicer shall be responsible for obtaining from each Subservicer and delivering to the Owner, the Master Servicer and any Depositor any Annual Statement of Compliance required to be delivered by such Subservicer under Section 6.04(a), any Assessment of Compliance and Attestation Report required to be delivered by such Subservicer under Section 6.09, any Annual Certification required under Section 6.04(b), any Additional Form 10-D Disclosure and any Form 8-K Disclosure Information, as and when required to be delivered.

     (c) The Servicer shall promptly upon request provide to the Owner, the Master Servicer and any Depositor (or any designee of the Depositor, such as an administrator) a written description (in form and substance satisfactory to the Owner, the Master Servicer and such Depositor) of the role and function of each Subcontractor utilized by the Servicer or any Subservicer, specifying (i) the identity of each such Subcontractor, (ii) which (if any) of such Subcontractors are "participating in the servicing function" within the meaning of Item 1122 of Regulation AB, and (iii) which elements of the Servicing Criteria will be addressed in assessments of compliance provided by each Subcontractor identified pursuant to clause (ii) of this paragraph.

     (d) As a condition to the utilization of any Subcontractor determined to be "participating in the servicing function" within the meaning of Item 1122 of Regulation AB, the Servicer shall cause any such Subcontractor used by the Servicer (or by any Subservicer) for the benefit of the Owner and any Depositor to comply with the provisions of Sections 6.07 and 10.02 of this Agreement to the same extent as if such Subcontractor were the Servicer. The Servicer shall be responsible for obtaining from each Subcontractor and delivering to the Owner and any Depositor any Assessment of Compliance and Attestation Report and other certificates required to be delivered by such Subservicer and such Subcontractor under Section 6.09 (and any Annual Certification required under Section 6.09(b)), in each case as and when required to be delivered.

     Section 11.16. Third Party Beneficiary

     For purposes of this Agreement, each Master Servicer shall be considered a third party beneficiary to this Agreement, entitled to all the rights and benefits hereof as if it were a direct party to this Agreement.

     IN WITNESS WHEREOF, the Servicer and the Owner have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date and year first above written.

                                    EMC MORTGAGE CORPORATION,
                                    as Servicer

                                    By:
                                        --------------------------
                                    Name:
                                    Title:


                                    BEAR STEARNS ASSET BACKED SECURITIES I LLC, as Owner

                                    By:
                                         -------------------------
                                    Name:
                                    Title:

                                    EXHIBIT A
                                    ---------

                             MORTGAGE LOAN SCHEDULE

                                    EXHIBIT B
                                    ---------

                       CUSTODIAL ACCOUNT LETTER AGREEMENT
                                     (date)


To:
   -----------------------
--------------------------
--------------------------
       (the "Depository")

     As "Servicer" under the Servicing Agreement, dated as of February 1, 2007, (the "Agreement"), we hereby authorize and request you to establish an account, as a Custodial Account pursuant to Section 4.04 of the Agreement, to be designated as "BSABS 2007-SD2 Custodial Account, in trust for BSABS I, Owner of Whole Loan Mortgages, and various Mortgagors." All deposits in the account shall be subject to withdrawal therefrom by order signed by the Servicer. You may refuse any deposit which would result in violation of the requirement that the account be fully insured as described below. This letter is submitted to you in duplicate. Please execute and return one original to us.


                    By:
                        -------------------
                    Name:
                        -------------------
                    Title:
                        -------------------

     The undersigned, as "Depository", hereby certifies that the above described account has been established under Account Number __________, at the office of the depository indicated above, and agrees to honor withdrawals on such account as provided above. The full amount deposited at any time in the account will be insured up to applicable limits by the Federal Deposit Insurance Corporation through the Bank Insurance Fund or the Savings Association Insurance Fund or will be invested in Permitted Investments as defined in the Agreement.

                    [        ]
                    (name of Depository)
                    By:
                        -------------------
                    Name:
                        -------------------
                    Title:
                        -------------------

                                    EXHIBIT C
                                    ---------

                         ESCROW ACCOUNT LETTER AGREEMENT

                                     (date)

To:
   -----------------------
--------------------------
--------------------------
       (the "Depository")


     As "Servicer" under the Servicing Agreement, dated as of February 1, 2007 (the "Agreement"), we hereby authorize and request you to establish an account, as an Escrow Account pursuant to Section 4.06 of the Agreement, to be designated as "BSABS 2007-SD2 Escrow Account, in trust for BSABS I, Owner of Whole Loan Mortgages, and various Mortgagors." All deposits in the account shall be subject to withdrawal therefrom by order signed by the Servicer. You may refuse any deposit which would result in violation of the requirement that the account be fully insured as described below. This letter is submitted to you in duplicate. Please execute and return one original to us.


                    By:
                        -------------------
                    Name:
                        -------------------
                    Title:
                        -------------------

     The undersigned, as "Depository", hereby certifies that the above described account has been established under Account Number __________, at the office of the depository indicated above, and agrees to honor withdrawals on such account as provided above. The full amount deposited at any time in the account will be insured up to applicable limits by the Federal Deposit Insurance Corporation through the Bank Insurance Fund or the Savings Association Insurance Fund or will be invested in Permitted Investments as defined in the Agreement.

                    [          ]
                    (name of Depository)
                    By:
                        -------------------
                    Name:
                        -------------------
                    Title:
                        -------------------

                                    EXHIBIT D
                                    ---------

                        REQUEST FOR RELEASE OF DOCUMENTS

         To:      Wells Fargo Bank, National Association
                  1015 10th Avenue S.E.
                  Mpls., MN  55414
                  Attn:
                        ---------------

          Re: Custodial Agreement dated as of March 15, 2007, between EMC Mortgage Corporation and Wells Fargo Bank, National Association, as Custodian

          In connection with the administration of the Mortgage Loans held by you as Custodian for the Owner pursuant to the above-captioned Custody Agreement, we request the release, and hereby acknowledge receipt, of the Custodian's Mortgage File for the Mortgage Loan described below, for the reason indicated.


Mortgage Loan Number:
--------------------


Mortgagor Name, Address & Zip Code:
----------------------------------


         Reason for Requesting Documents (check one):


         _______        1.   Mortgage Paid in Full


         _______        2.   Foreclosure


         _______        3.   Substitution


         _______        4.   Other Liquidation (Repurchases, etc.)


         _______        5.   Nonliquidation

[Reason:________________________________]


         Address to which Custodian should

         Deliver the Custodian's Mortgage File:


         ------------------------------------------

         ------------------------------------------

         ------------------------------------------

         By:
            ---------------------------------------

                                    (authorized signer)

         Issuer:
                -----------------------------------

         Address:
                  ---------------------------------

                  ---------------------------------

         Date:
              -------------------------------------

Custodian
---------

         Wells Fargo Bank, National Association

Please acknowledge the execution of the above request by your signature and date below:

         ------------------------------------           -----------------

         Signature                                      Date


         Documents returned to Custodian:


         ------------------------------------           -----------------

         Custodian                                      Date

                                    EXHIBIT E
                                    ---------

                        REPORTING DATA FOR MONTHLY REPORT


------------------------------------------------------------------------------------------------------------------------
                                    STANDARD LOAN LEVEL FILE LAYOUT -
                                    MASTER SERVICING
------------------------------------------------------------------------------------------------------------------------
EXHIBIT 1:  Layout

------------------------------------------------------------------------------------------------------------------------
COLUMN NAME                         DESCRIPTION                                      DECIMAL   FORMAT COMMENT
                                                                                                                  MAX
                                                                                                                  SIZE
------------------------------------------------------------------------------------------------------------------------
EACH FILE REQUIRES THE FOLLOWING FIELDS:
------------------------------------------------------------------------------------------------------------------------
SER_INVESTOR_NBR                    A value assigned by the Servicer to define a               Text up to 20
                                    group of loans.                                            digits                20
------------------------------------------------------------------------------------------------------------------------
LOAN_NBR                            A unique identifier assigned to each loan by               Text up to 10
                                    the investor.                                              digits                10
------------------------------------------------------------------------------------------------------------------------
SERVICER_LOAN_NBR                   A unique number assigned to a loan by the                  Text up to 10
                                    Servicer.  This may be different than the                  digits                10
                                    LOAN_NBR.
------------------------------------------------------------------------------------------------------------------------
SCHED_PAY_AMT                       Scheduled monthly principal and scheduled               2  No commas(,) or
                                    interest payment that a borrower is expected               dollar signs ($)      11
                                    to pay, P&I constant.
------------------------------------------------------------------------------------------------------------------------
NOTE_INT_RATE                       The loan interest rate as reported by the               4  Max length of 6
                                    Servicer.                                                                         6
------------------------------------------------------------------------------------------------------------------------
NET_INT_RATE                        The loan gross interest rate less the service           4  Max length of 6
                                    fee rate as reported by the Servicer.                                             6
------------------------------------------------------------------------------------------------------------------------
SERV_FEE_RATE                       The servicer's fee rate for a loan as reported          4  Max length of 6
                                    by the Servicer.                                                                  6
------------------------------------------------------------------------------------------------------------------------
SERV_FEE_AMT                        The servicer's fee amount for a loan as                 2  No commas(,) or
                                    reported by the Servicer.                                  dollar signs ($)      11
------------------------------------------------------------------------------------------------------------------------
NEW_PAY_AMT                         The new loan payment amount as reported by the          2  No commas(,) or
                                    Servicer.                                                  dollar signs ($)      11
------------------------------------------------------------------------------------------------------------------------
NEW_LOAN_RATE                       The new loan rate as reported by the Servicer.          4  Max length of 6
                                                                                                                      6
------------------------------------------------------------------------------------------------------------------------
ARM_INDEX_RATE                      The index the Servicer is using to calculate a          4  Max length of 6
                                    forecasted rate.                                                                  6
------------------------------------------------------------------------------------------------------------------------
ACTL_BEG_PRIN_BAL                   The borrower's actual principal balance at the          2  No commas(,) or
                                    beginning of the processing cycle.                         dollar signs ($)      11
------------------------------------------------------------------------------------------------------------------------
ACTL_END_PRIN_BAL                   The borrower's actual principal balance at the          2  No commas(,) or
                                    end of the processing cycle.                               dollar signs ($)      11
------------------------------------------------------------------------------------------------------------------------
BORR_NEXT_PAY_DUE_DATE              The date at the end of processing cycle that               MM/DD/YYYY
                                    the borrower's next payment is due to the                                        10
                                    Servicer, as reported by Servicer.
------------------------------------------------------------------------------------------------------------------------
SERV_CURT_AMT_1                     The first curtailment amount to be applied.             2  No commas(,) or
                                                                                               dollar signs ($)      11
------------------------------------------------------------------------------------------------------------------------
SERV_CURT_DATE_1                    The curtailment date associated with the first             MM/DD/YYYY
                                    curtailment amount.                                                              10
------------------------------------------------------------------------------------------------------------------------
CURT_ADJ_ AMT_1                     The curtailment interest on the first                   2  No commas(,) or
                                    curtailment amount, if applicable.                         dollar signs ($)      11
------------------------------------------------------------------------------------------------------------------------
SERV_CURT_AMT_2                     The second curtailment amount to be applied.            2  No commas(,) or
                                                                                               dollar signs ($)      11
------------------------------------------------------------------------------------------------------------------------
SERV_CURT_DATE_2                    The curtailment date associated with                       MM/DD/YYYY            10
                                    the second curtailment amount.
------------------------------------------------------------------------------------------------------------------------
CURT_ADJ_ AMT_2                     The curtailment interest on the                        2   No commas(,)
                                    second curtailment amount, if                              or dollar             11
                                    applicable.                                                signs ($)
------------------------------------------------------------------------------------------------------------------------


                                       E-1

------------------------------------------------------------------------------------------------------------------------
EXHIBIT 1:  CONTINUED               STANDARD LOAN LEVEL FILE LAYOUT
------------------------------------------------------------------------------------------------------------------------
COLUMN NAME                         DESCRIPTION                                      DECIMAL   FORMAT COMMENT
                                                                                                                  MAX
                                                                                                                  SIZE
------------------------------------------------------------------------------------------------------------------------
SERV_CURT_AMT_3                    The third curtailment amount to be applied.              2  No commas(,) or
                                                                                               dollar signs ($)      11
------------------------------------------------------------------------------------------------------------------------
SERV_CURT_DATE_3                   The curtailment date associated with the third              MM/DD/YYYY
                                   curtailment amount.                                                               10
------------------------------------------------------------------------------------------------------------------------
CURT_ADJ_AMT_3                     The curtailment interest on the third                    2  No commas(,) or
                                   curtailment amount, if applicable.                          dollar signs ($)      11
------------------------------------------------------------------------------------------------------------------------
PIF_AMT                            The loan "paid in full" amount as reported by            2  No commas(,) or
                                   the Servicer.                                               dollar signs ($)      11
------------------------------------------------------------------------------------------------------------------------
PIF_DATE                           The paid in full date as reported by the                    MM/DD/YYYY
                                   Servicer.                                                                         10
------------------------------------------------------------------------------------------------------------------------
ACTION_CODE                        The standard FNMA numeric code used to indicate             Action Code Key:
                                   the default/delinquent status of a particular               15=Bankruptcy,         2
                                   loan.                                                       30=Foreclosure,
                                                                                               , 60=PIF,
                                                                                               63=Substitution,
                                                                                               65=Repurchase,70=REO
------------------------------------------------------------------------------------------------------------------------
INT_ADJ_AMT                        The amount of the interest adjustment as                 2  No commas(,) or
                                   reported by the Servicer.                                   dollar signs ($)      11
------------------------------------------------------------------------------------------------------------------------
SOLDIER_SAILOR_ADJ_AMT             The Soldier and Sailor Adjustment amount, if             2  No commas(,) or
                                   applicable.                                                 dollar signs ($)      11
------------------------------------------------------------------------------------------------------------------------
NON_ADV_LOAN_AMT                   The Non Recoverable Loan Amount, if applicable.          2  No commas(,) or
                                                                                               dollar signs ($)      11
------------------------------------------------------------------------------------------------------------------------
LOAN_LOSS_AMT                      The amount the Servicer is passing as a loss,            2  No commas(,) or
                                   if applicable.                                              dollar signs ($)      11
------------------------------------------------------------------------------------------------------------------------
PLUS THE FOLLOWING APPLICABLE FIELDS:
------------------------------------------------------------------------------------------------------------------------
SCHED_BEG_PRIN_BAL                  The scheduled outstanding principal amount due          2  No commas(,) or
                                    at the beginning of the cycle date to be                   dollar signs ($)      11
                                    passed through to investors.
------------------------------------------------------------------------------------------------------------------------
SCHED_END_PRIN_BAL                  The scheduled principal balance due to                  2  No commas(,) or
                                    investors at the end of a processing cycle.                dollar signs ($)      11
------------------------------------------------------------------------------------------------------------------------
SCHED_PRIN_AMT                      The scheduled principal amount as reported by           2  No commas(,) or
                                    the Servicer for the current cycle -- only                 dollar signs ($)      11
                                    applicable for Scheduled/Scheduled Loans.
------------------------------------------------------------------------------------------------------------------------
SCHED_NET_INT                       The scheduled gross interest amount less the            2  No commas(,) or
                                    service fee amount for the current cycle as                dollar signs ($)      11
                                    reported by the Servicer -- only applicable
                                    for Scheduled/Scheduled Loans.
------------------------------------------------------------------------------------------------------------------------
ACTL_PRIN_AMT                       The actual principal amount collected by the            2  No commas(,) or
                                    Servicer for the current reporting cycle --                dollar signs ($)      11
                                    only applicable for Actual/Actual Loans.
------------------------------------------------------------------------------------------------------------------------
ACTL_NET_INT                        The actual gross interest amount less the               2  No commas(,) or
                                    service fee amount for the current reporting               dollar signs ($)      11
                                    cycle as reported by the Servicer -- only
                                    applicable for Actual/Actual Loans.
------------------------------------------------------------------------------------------------------------------------
PREPAY_PENALTY_ AMT                 The penalty amount received when a borrower             2  No commas(,) or
                                    prepays on his loan as reported by the                     dollar signs ($)      11
                                    Servicer.
------------------------------------------------------------------------------------------------------------------------
PREPAY_PENALTY_ WAIVED              The prepayment penalty amount for the loan              2  No commas(,) or
                                    waived by the servicer.                                    dollar signs ($)      11
------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------
EXHIBIT 1: CONTINUED                STANDARD LOAN LEVEL FILE LAYOUT

------------------------------------------------------------------------------------------------------------------------
COLUMN NAME                         DESCRIPTION                                       DECIMAL  FORMAT COMMENT
                                                                                                                  MAX
                                                                                                                  SIZE
------------------------------------------------------------------------------------------------------------------------
MOD_DATE                            The Effective Payment Date of the Modification             MM/DD/YYYY
                                    for the loan.                                                                    10
------------------------------------------------------------------------------------------------------------------------




                                       E-2

------------------------------------------------------------------------------------------------------------------------
MOD_TYPE                            The Modification Type.                                     Varchar - value
                                                                                               can be alpha or       30
                                                                                               numeric
------------------------------------------------------------------------------------------------------------------------
DELINQ_P&I_ADVANCE_AMT              The current outstanding principal and interest          2  No commas(,) or
                                    advances made by Servicer.                                 dollar signs ($)      11
------------------------------------------------------------------------------------------------------------------------
BREACH_FLAG                         Flag to indicate if the repurchase of a loan               Y=Breach
                                    is due to a breach of Representations and                  N=NO Breach            1
                                    Warranties                                                 Let blank if N/A
------------------------------------------------------------------------------------------------------------------------

                                    EXHIBIT F
                                    ---------

                       REPORTING DATA FOR DEFAULTED LOANS


EXHIBIT   : STANDARD FILE LAYOUT - DELINQUENCY REPORTING
  *The column/header names in BOLD are the minimum fields Wells Fargo must receive from every Servicer

----------------------------------------------------------------------------------------------------------------------------------
COLUMN/HEADER NAME                                                  DESCRIPTION                         DECIMAL   FORMAT COMMENT
----------------------------------------------------------------------------------------------------------------------------------
SERVICER_LOAN_NBR                             A unique number assigned to a loan by the Servicer.
                                              This may be different than the LOAN_NBR
----------------------------------------------------------------------------------------------------------------------------------
LOAN_NBR                                      A unique identifier assigned to each loan by the
                                              originator.
----------------------------------------------------------------------------------------------------------------------------------
CLIENT_NBR                                    Servicer Client Number
----------------------------------------------------------------------------------------------------------------------------------
SERV_INVESTOR_NBR                             Contains a unique number as
                                              assigned by an external servicer
                                              to identify a group of loans in
                                              their system.
----------------------------------------------------------------------------------------------------------------------------------
BORROWER_FIRST_NAME                           First Name of the Borrower.
----------------------------------------------------------------------------------------------------------------------------------
BORROWER_LAST_NAME                            Last name of the borrower.
----------------------------------------------------------------------------------------------------------------------------------
PROP_ADDRESS                                  Street Name and Number of Property
----------------------------------------------------------------------------------------------------------------------------------
PROP_STATE                                    The state where the  property located.
----------------------------------------------------------------------------------------------------------------------------------
PROP_ZIP                                      Zip code where the property is located.
----------------------------------------------------------------------------------------------------------------------------------
BORR_NEXT_PAY_DUE_DATE                        The date that the borrower's next
                                              payment is due to MM/DD/YYYY the
                                              servicer at the end of processing
                                              cycle, as reported by Servicer.
----------------------------------------------------------------------------------------------------------------------------------
LOAN_TYPE                                     Loan Type (i.e. FHA, VA, Conv)
----------------------------------------------------------------------------------------------------------------------------------
BANKRUPTCY_FILED_DATE                         The date a particular bankruptcy claim was filed.                   MM/DD/YYYY
----------------------------------------------------------------------------------------------------------------------------------
BANKRUPTCY_CHAPTER_CODE                       The chapter under which the bankruptcy was filed.
----------------------------------------------------------------------------------------------------------------------------------
BANKRUPTCY_CASE_NBR                           The case number assigned by the court to the
                                              bankruptcy filing.
----------------------------------------------------------------------------------------------------------------------------------
POST_PETITION_DUE_DATE                        The payment due date once the bankruptcy has been                   MM/DD/YYYY
                                              approved by the courts
----------------------------------------------------------------------------------------------------------------------------------
BANKRUPTCY_DCHRG_DISM_DATE                    The Date The Loan Is Removed From Bankruptcy. Either                MM/DD/YYYY
                                              by Dismissal, Discharged and/or a Motion For Relief
                                              Was Granted.
----------------------------------------------------------------------------------------------------------------------------------
LOSS_MIT_APPR_DATE                            The Date The Loss Mitigation Was Approved By The                    MM/DD/YYYY
                                              Servicer
----------------------------------------------------------------------------------------------------------------------------------
LOSS_MIT_TYPE                                 The Type Of Loss Mitigation Approved For A Loan Such
                                              As;
----------------------------------------------------------------------------------------------------------------------------------
LOSS_MIT_EST_COMP_DATE                        The Date The Loss Mitigation /Plan Is Scheduled To                  MM/DD/YYYY
                                              End/Close
----------------------------------------------------------------------------------------------------------------------------------
LOSS_MIT_ACT_COMP_DATE                        The Date The Loss Mitigation Is Actually Completed                  MM/DD/YYYY
----------------------------------------------------------------------------------------------------------------------------------
FRCLSR_APPROVED_DATE                          The date DA Admin sends a letter
                                              to the servicer with MM/DD/YYYY
                                              instructions to begin foreclosure
                                              proceedings.
----------------------------------------------------------------------------------------------------------------------------------
ATTORNEY_REFERRAL_DATE                        Date File Was Referred To Attorney to Pursue                        MM/DD/YYYY
                                              Foreclosure
----------------------------------------------------------------------------------------------------------------------------------
FIRST_LEGAL_DATE                              Notice of 1st legal filed by an Attorney in a                       MM/DD/YYYY
                                              Foreclosure Action
----------------------------------------------------------------------------------------------------------------------------------
FRCLSR_SALE_EXPECTED_DATE                     The date by which a foreclosure sale is expected to                 MM/DD/YYYY
                                              occur.
----------------------------------------------------------------------------------------------------------------------------------
FRCLSR_SALE_DATE                              The actual date of the foreclosure sale.                            MM/DD/YYYY
----------------------------------------------------------------------------------------------------------------------------------
FRCLSR_SALE_AMT                               The amount a property sold for at the foreclosure sale.      2      No commas(,)
                                                                                                                  or dollar
                                                                                                                  signs ($)
----------------------------------------------------------------------------------------------------------------------------------
EVICTION_START_DATE                           The date the servicer initiates eviction of the                     MM/DD/YYYY
                                              borrower.
----------------------------------------------------------------------------------------------------------------------------------
EVICTION_COMPLETED_DATE                       The date the court revokes legal
                                              possession of the MM/DD/YYYY
                                              property from the borrower.
----------------------------------------------------------------------------------------------------------------------------------
LIST_PRICE                                    The price at which an REO property is marketed.              2      No commas(,)
                                                                                                                  or dollar
                                                                                                                  signs ($)
----------------------------------------------------------------------------------------------------------------------------------
LIST_DATE                                     The date an REO property is listed at a particular                  MM/DD/YYYY
                                              price.
----------------------------------------------------------------------------------------------------------------------------------
OFFER_AMT                                     The dollar value of an offer for an REO property.            2      No commas(,)
                                                                                                                  or dollar
                                                                                                                  signs ($)
----------------------------------------------------------------------------------------------------------------------------------
OFFER_DATE_TIME                               The date an offer is received by DA Admin or by the                 MM/DD/YYYY
                                              Servicer.
----------------------------------------------------------------------------------------------------------------------------------



                                       F-1


----------------------------------------------------------------------------------------------------------------------------------
REO_CLOSING_DATE                              The date the REO sale of the property is scheduled to               MM/DD/YYYY
                                              close.
----------------------------------------------------------------------------------------------------------------------------------
REO_ACTUAL_CLOSING_DATE                       Actual Date Of REO Sale                                             MM/DD/YYYY
----------------------------------------------------------------------------------------------------------------------------------
OCCUPANT_CODE                                 Classification of how the property is occupied.
----------------------------------------------------------------------------------------------------------------------------------
PROP_CONDITION_CODE                           A code that indicates the condition of the property.
----------------------------------------------------------------------------------------------------------------------------------
PROP_INSPECTION_DATE                          The date a  property inspection is performed.                       MM/DD/YYYY
----------------------------------------------------------------------------------------------------------------------------------
APPRAISAL_DATE                                The date the appraisal was done.                                    MM/DD/YYYY
----------------------------------------------------------------------------------------------------------------------------------
CURR_PROP_VAL                                 The current "as is" value of the property based on           2
                                              brokers price opinion or appraisal.
----------------------------------------------------------------------------------------------------------------------------------
REPAIRED_PROP_VAL                             The amount the property would be worth if repairs are        2
                                              completed pursuant to a broker's price opinion or
                                              appraisal.
----------------------------------------------------------------------------------------------------------------------------------
IF APPLICABLE:
----------------------------------------------------------------------------------------------------------------------------------
DELINQ_STATUS_CODE                            FNMA Code Describing Status of Loan
----------------------------------------------------------------------------------------------------------------------------------
DELINQ_REASON_CODE                            The circumstances which caused a
                                              borrower to stop paying on a loan.
                                              Code indicates the reason why the
                                              loan is in default for this cycle.
----------------------------------------------------------------------------------------------------------------------------------
MI_CLAIM_FILED_DATE                           Date Mortgage Insurance Claim Was Filed With Mortgage               MM/DD/YYYY
                                              Insurance Company.
----------------------------------------------------------------------------------------------------------------------------------
MI_CLAIM_AMT                                  Amount of Mortgage Insurance Claim Filed                            No commas(,)
                                                                                                                  or dollar
                                                                                                                  signs ($)
----------------------------------------------------------------------------------------------------------------------------------
MI_CLAIM_PAID_DATE                            Date Mortgage Insurance Company Disbursed Claim Payment             MM/DD/YYYY
----------------------------------------------------------------------------------------------------------------------------------
MI_CLAIM_AMT_PAID                             Amount Mortgage Insurance Company Paid On Claim              2      No commas(,)
                                                                                                                  or dollar
                                                                                                                  signs ($)
----------------------------------------------------------------------------------------------------------------------------------
POOL_CLAIM_FILED_DATE                         Date Claim Was Filed With Pool Insurance Company                    MM/DD/YYYY
----------------------------------------------------------------------------------------------------------------------------------
POOL_CLAIM_AMT                                Amount of Claim Filed With Pool Insurance Company            2      No commas(,)
                                                                                                                  or dollar
                                                                                                                  signs ($)
----------------------------------------------------------------------------------------------------------------------------------
POOL_CLAIM_PAID_DATE                          Date Claim Was Settled and The Check Was Issued By The              MM/DD/YYYY
                                              Pool Insurer
----------------------------------------------------------------------------------------------------------------------------------
POOL_CLAIM_AMT_PAID                           Amount Paid On Claim By Pool Insurance Company               2      No commas(,)
                                                                                                                  or dollar
                                                                                                                  signs ($)
----------------------------------------------------------------------------------------------------------------------------------
FHA_PART_A_CLAIM_FILED_DATE                    Date FHA Part A Claim Was Filed With HUD                           MM/DD/YYYY
----------------------------------------------------------------------------------------------------------------------------------
FHA_PART_A_CLAIM_AMT                           Amount of FHA Part A Claim Filed                            2      No commas(,)
                                                                                                                  or dollar
                                                                                                                  signs ($)
----------------------------------------------------------------------------------------------------------------------------------
FHA_PART_A_CLAIM_PAID_DATE                     Date HUD Disbursed Part A Claim Payment                            MM/DD/YYYY
----------------------------------------------------------------------------------------------------------------------------------
FHA_PART_A_CLAIM_PAID_AMT                      Amount HUD Paid on Part A Claim                             2      No commas(,)
                                                                                                                  or dollar
                                                                                                                  signs ($)
----------------------------------------------------------------------------------------------------------------------------------
FHA_PART_B_CLAIM_FILED_DATE                     Date FHA Part B Claim Was Filed With HUD                          MM/DD/YYYY
----------------------------------------------------------------------------------------------------------------------------------
FHA_PART_B_CLAIM_AMT                            Amount of FHA Part B Claim Filed                           2      No commas(,)
                                                                                                                  or dollar
                                                                                                                  signs ($)
----------------------------------------------------------------------------------------------------------------------------------
FHA_PART_B_CLAIM_PAID_DATE                     Date HUD Disbursed Part B Claim Payment                            MM/DD/YYYY
----------------------------------------------------------------------------------------------------------------------------------
FHA_PART_B_CLAIM_PAID_AMT                      Amount HUD Paid on Part B Claim                             2      No commas(,)
                                                                                                                  or dollar
                                                                                                                  signs ($)
----------------------------------------------------------------------------------------------------------------------------------
VA_CLAIM_FILED_DATE                            Date VA Claim Was Filed With the Veterans Admin                    MM/DD/YYYY
----------------------------------------------------------------------------------------------------------------------------------
VA_CLAIM_PAID_DATE                             Date Veterans Admin. Disbursed VA Claim Payment                    MM/DD/YYYY
----------------------------------------------------------------------------------------------------------------------------------
VA_CLAIM_PAID_AMT                              Amount Veterans Admin. Paid on VA Claim                     2      No commas(,)
                                                                                                                  or dollar
                                                                                                                  signs ($)
----------------------------------------------------------------------------------------------------------------------------------
MOTION_FOR_RELIEF_DATE                        The date the Motion for Relief was filed                       10  MM/DD/YYYY
----------------------------------------------------------------------------------------------------------------------------------
FRCLSR_BID_AMT                                The foreclosure sale bid amount                                11  No commas(,) or
                                                                                                                 dollar signs ($)
----------------------------------------------------------------------------------------------------------------------------------
FRCLSR_SALE_TYPE                              The foreclosure sales results: REO, Third Party,
                                              Conveyance to HUD/VA
----------------------------------------------------------------------------------------------------------------------------------
REO_PROCEEDS                                  The net proceeds from the sale of the REO property.                No commas(,) or
                                                                                                                 dollar signs ($)
--------------------------------------------- ------------------------------------------------------- ---------- -----------------



                                       F-2

----------------------------------------------------------------------------------------------------------------------------------
BPO_DATE                                      The date the BPO was done.
----------------------------------------------------------------------------------------------------------------------------------
CURRENT_FICO                                  The current FICO score
----------------------------------------------------------------------------------------------------------------------------------
HAZARD_CLAIM_FILED_DATE                       The date the Hazard Claim was filed with the Hazard            10  MM/DD/YYYY
                                              Insurance Company.
----------------------------------------------------------------------------------------------------------------------------------
HAZARD_CLAIM_AMT                              The amount of the Hazard Insurance Claim filed.                11  No commas(,) or
                                                                                                                 dollar signs ($)
----------------------------------------------------------------------------------------------------------------------------------
HAZARD_CLAIM_PAID_DATE                        The date the Hazard Insurance Company disbursed the            10  MM/DD/YYYY
                                              claim payment.
----------------------------------------------------------------------------------------------------------------------------------
HAZARD_CLAIM_PAID_AMT                         The amount the Hazard Insurance Company paid on the            11  No commas(,) or
                                              claim.                                                             dollar signs ($)
----------------------------------------------------------------------------------------------------------------------------------
ACTION_CODE                                   Indicates loan status                                              Number
----------------------------------------------------------------------------------------------------------------------------------
NOD_DATE                                                                                                         MM/DD/YYYY
----------------------------------------------------------------------------------------------------------------------------------
NOI_DATE                                                                                                         MM/DD/YYYY
----------------------------------------------------------------------------------------------------------------------------------
ACTUAL_PAYMENT_PLAN_START_DATE                                                                                   MM/DD/YYYY
----------------------------------------------------------------------------------------------------------------------------------
ACTUAL_PAYMENT_ PLAN_END_DATE
----------------------------------------------------------------------------------------------------------------------------------
ACTUAL_REO_START_DATE                                                                                            MM/DD/YYYY
----------------------------------------------------------------------------------------------------------------------------------
REO_SALES_PRICE                                                                                                  Number
----------------------------------------------------------------------------------------------------------------------------------
REALIZED_LOSS/GAIN                            As defined in the Servicing Agreement                              Number
----------------------------------------------------------------------------------------------------------------------------------


EXHIBIT 2: STANDARD FILE CODES - DELINQUENCY REPORTING


The LOSS MIT TYPE field should show the approved Loss Mitigation Code as follows:

        o   ASUM- Approved Assumption
        o   BAP- Borrower Assistance Program
        o   CO- Charge Off
        o   DIL- Deed-in-Lieu
        o   FFA- Formal Forbearance Agreement
        o   MOD- Loan Modification
        o   PRE- Pre-Sale
        o   SS- Short Sale
        o   MISC- Anything else approved by the PMI or Pool Insurer

NOTE: Wells Fargo Bank will accept alternative Loss Mitigation Types to those above, provided that they are consistent with industry standards. If Loss Mitigation Types other than those above are used, the Servicer must supply Wells Fargo Bank with a description of each of the Loss Mitigation Types prior to sending the file.

The OCCUPANT CODE field should show the current status of the property code as follows:

        o   Mortgagor
        o   Tenant
        o   Unknown
        o   Vacant

The PROPERTY CONDITION field should show the last reported condition of the property as follows:

        o   Damaged
        o   Excellent
        o   Fair
        o   Gone
        o   Good
        o   Poor
        o   Special Hazard
        o   Unknown

The FNMA DELINQUENT REASON CODE field should show the Reason for Delinquency as follows:

         ------------------------------------------------------------------
         DELINQUENCY CODE      DELINQUENCY DESCRIPTION
         ------------------------------------------------------------------
         001                   FNMA-Death of principal mortgagor
         ------------------------------------------------------------------
         002                   FNMA-Illness of principal mortgagor
         ------------------------------------------------------------------
         003                   FNMA-Illness of mortgagor's family member
         ------------------------------------------------------------------
         004                   FNMA-Death of mortgagor's family member
         ------------------------------------------------------------------
         005                   FNMA-Marital difficulties
         ------------------------------------------------------------------
         006                   FNMA-Curtailment of income
         ------------------------------------------------------------------
         007                   FNMA-Excessive Obligation
         ------------------------------------------------------------------
         008                   FNMA-Abandonment of property
         ------------------------------------------------------------------
         009                   FNMA-Distant employee transfer
         ------------------------------------------------------------------
         011                   FNMA-Property problem
         ------------------------------------------------------------------
         012                   FNMA-Inability to sell property
         ------------------------------------------------------------------
         013                   FNMA-Inability to rent property
         ------------------------------------------------------------------
         014                   FNMA-Military Service
         ------------------------------------------------------------------
         015                   FNMA-Other
         ------------------------------------------------------------------
         016                   FNMA-Unemployment
         ------------------------------------------------------------------
         017                   FNMA-Business failure
         ------------------------------------------------------------------
         019                   FNMA-Casualty loss
         ------------------------------------------------------------------
         022                   FNMA-Energy environment costs
         ------------------------------------------------------------------
         023                   FNMA-Servicing problems
         ------------------------------------------------------------------
         026                   FNMA-Payment adjustment
         ------------------------------------------------------------------
         027                   FNMA-Payment dispute
         ------------------------------------------------------------------
         029                   FNMA-Transfer of ownership pending
         ------------------------------------------------------------------
         030                   FNMA-Fraud
         ------------------------------------------------------------------
         031                   FNMA-Unable to contact borrower
         ------------------------------------------------------------------
         INC                   FNMA-Incarceration
         ------------------------------------------------------------------

The FNMA DELINQUENT STATUS CODE field should show the Status of Default as follows:

         ---------------------------------------------------------------------
                 STATUS CODE        STATUS DESCRIPTION
         ---------------------------------------------------------------------
                     09             Forbearance
         ---------------------------------------------------------------------
                     17             Pre-foreclosure Sale Closing Plan Accepted
         ---------------------------------------------------------------------
                     24             Government Seizure
         ---------------------------------------------------------------------
                     26             Refinance
         ---------------------------------------------------------------------
                     27             Assumption
         ---------------------------------------------------------------------
                     28             Modification
         ---------------------------------------------------------------------
                     29             Charge-Off
         ---------------------------------------------------------------------
                     30             Third Party Sale
         ---------------------------------------------------------------------
                     31             Probate
         ---------------------------------------------------------------------
                     32             Military Indulgence
         ---------------------------------------------------------------------
                     43             Foreclosure Started
         ---------------------------------------------------------------------
                     44             Deed-in-Lieu Started
         ---------------------------------------------------------------------
                     49             Assignment Completed
         ---------------------------------------------------------------------
                     61             Second Lien Considerations
         ---------------------------------------------------------------------
                     62             Veteran's Affairs-No Bid
         ---------------------------------------------------------------------
                     63             Veteran's Affairs-Refund
         ---------------------------------------------------------------------
                     64             Veteran's Affairs-Buydown
         ---------------------------------------------------------------------
                     65             Chapter 7 Bankruptcy
         ---------------------------------------------------------------------
                     66             Chapter 11 Bankruptcy
         ---------------------------------------------------------------------
                     67             Chapter 13 Bankruptcy
         ---------------------------------------------------------------------

                                    EXHIBIT G
                                    ---------

                         FORM OF SERVICER CERTIFICATION

Re: The [ ] agreement dated as of [ l, 200[ ] (the "Agreement"), among [IDENTIFY PARTIES]

     I, ____________________________, the _______________________ of [NAME OF
COMPANY] (the "Company"), certify to [the Purchaser], [the Depositor], and the [Master Servicer] [Securities Administrator] [Trustee], and their officers, with the knowledge and intent that they will rely upon this certification, that:

     I have reviewed the servicer compliance statement of the Company provided in accordance with Item 1123 of Regulation AB (the "Compliance Statement"), the report on assessment of the Company's compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB (the "Servicing Criteria"), provided in accordance with Rules 13a-18 and 15d-18 under Securities Exchange Act of 1934, as amended (the "Exchange Act") and Item 1122 of Regulation AB (the "Servicing Assessment"), the registered public accounting firm's attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and
Section 1122(b) of Regulation AB (the "Attestation Report"), and all servicing reports, Officer's Certificates and other information relating to the servicing of the Mortgage Loans by the Company during 200[ ] that were delivered by the Company to the [Depositor] [Master Servicer] [Securities Administrator] [Trustee] pursuant to the Agreement (collectively, the "Company Servicing Information");

     Based on my knowledge, the Company Servicing Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Company Servicing Information;

     Based on my knowledge, all of the Company Servicing Information required to be provided by the Company under the Agreement has been provided to the [Depositor] [Master Servicer] [Securities Administrator] [Trustee];

     I am responsible for reviewing the activities performed by the Company as servicer under the Agreement, and based on my knowledge and the compliance review conducted in preparing the Compliance Statement and except as disclosed in the Compliance Statement, the Servicing Assessment or the Attestation Report, the Company has fulfilled its obligations under the Agreement in all material respects; and

     The Compliance Statement required to be delivered by the Company pursuant to this Agreement, and the Servicing Assessment and Attestation Report required to be provided by the Company and by any Subservicer and Subcontractor pursuant to the Agreement, have been provided to the [Depositor] [Master Servicer]. Any material instances of noncompliance described in such reports have been disclosed to the [Depositor] [Master Servicer]. Any material instance of noncompliance with the Servicing Criteria has been disclosed in such reports.

                                    EXHIBIT H
                                    ---------

                            SUMMARY OF REGULATION AB
                               SERVICING CRITERIA

     NOTE: This Exhibit H is provided for convenience of reference only. In the event of a conflict or inconsistency between the terms of this Exhibit H and the text of Regulation AB, the text of Regulation AB, its adopting release and other public statements of the SEC shall control.

ITEM 1122(D)

     (b) General servicing considerations.

         (1) Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.

         (2) If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party's performance and compliance with such servicing activities.

         (3) Any requirements in the transaction agreements to maintain a back-up servicer for the mortgage loans are maintained.

         (4) A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.

     (c) Cash collection and administration.

         (1) Payments on mortgage loans are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.

         (2) Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.

         (3) Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.

         (4) The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.

         (5) Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, "federally insured depository institution" with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.

         (6) Unissued checks are safeguarded so as to prevent unauthorized access.

         (7) Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.

     (d) Investor remittances and reporting.

         (1) Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors' or the trustee's records as to the total unpaid principal balance and number of mortgage loans serviced by the Servicer.

         (2) Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.

         (3) Disbursements made to an investor are posted within two business days to the Servicer's investor records, or such other number of days specified in the transaction agreements.

         (4) Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.

     (e) Mortgage Loan administration.

         (1) Collateral or security on mortgage loans is maintained as required by the transaction agreements or related mortgage loan documents.

         (2) Mortgage loan and related documents are safeguarded as required by the transaction agreements.

         (3) Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.

         (4) Payments on mortgage loans, including any payoffs, made in accordance with the related mortgage loan documents are posted to the Servicer's obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related mortgage loan documents.

         (5) The Servicer's records regarding the mortgage loans agree with the Servicer's records with respect to an obligor's unpaid principal balance.

         (6) Changes with respect to the terms or status of an obligor's mortgage loans (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related mortgage loan documents.

         (7) Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.

         (8) Records documenting collection efforts are maintained during the period a mortgage loan is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity's activities in monitoring delinquent mortgage loans including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

         (9) Adjustments to interest rates or rates of return for mortgage loans with variable rates are computed based on the related mortgage loan documents.

         (10) Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor's mortgage loan documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable mortgage loan documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related mortgage loans, or such other number of days specified in the transaction agreements.

         (11) Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the Servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

         (12) Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the Servicer's funds and not charged to the obligor, unless the late payment was due to the obligor's error or omission.

         (13) Disbursements made on behalf of an obligor are posted within two business days to the obligor's records maintained by the Servicer, or such other number of days specified in the transaction agreements.

         (14) Delinquencies, charge-offs and uncollectable accounts are recognized and recorded in accordance with the transaction agreements.

         (15) Any external enhancement or other support, identified in
Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.

                                    EXHIBIT I
                                    ---------

                SUMMARY OF APPLICABLE REGULATION AB REQUIREMENTS

     NOTE: This Exhibit I is provided for convenience of reference only. In the event of a conflict or inconsistency between the terms of this Exhibit I and the text of Regulation AB, the text of Regulation AB, its adopting release and other public statements of the SEC shall control.

     Item 1108(b) and (c)

     Provide the following information with respect to each servicer that will service, including interim service, 20% or more of the mortgage loans in any loan group in the securitization issued in the Pass-Through Transfer:

     -a description of the Owner's form of organization;

     -a description of how long the Servicer has been servicing residential mortgage loans; a general discussion of the Servicer's experience in servicing assets of any type as well as a more detailed discussion of the Servicer's experience in, and procedures for the servicing function it will perform under this Agreement and any Reconstitution Agreements; information regarding the size, composition and growth of the Servicer's portfolio of mortgage loans of the type similar to the Mortgage Loans and information on factors related to the Servicer that may be material to any analysis of the servicing of the Mortgage Loans or the related asset-backed securities, as applicable, including whether any default or servicing related performance trigger has occurred as to any other securitization due to any act or failure to act of the Servicer, whether any material noncompliance with applicable servicing criteria as to any other securitization has been disclosed or reported by the Servicer, and the extent of outsourcing the Servicer uses;

     -a description of any material changes to the Servicer's policies or procedures in the servicing function it will perform under this Agreement and any Reconstitution Agreements for mortgage loans of the type similar to the Mortgage Loans during the past three years;

     -information regarding the Servicer's financial condition to the extent that there is a material risk that the effect on one or more aspects of servicing resulting from such financial condition could have a material impact on the performance of the securities issued in the Pass-Through Transfer, or on servicing of mortgage loans of the same asset type as the Mortgage Loans;

     -any special or unique factors involved in servicing loans of the same type as the Mortgage Loans, and the Servicer's processes and procedures designed to address such factors;

     -statistical information regarding principal and interest advances made by the Servicer on the Mortgage Loans and the Servicer's overall servicing portfolio for the past three years; and

     -the Owner's process for handling delinquencies, losses, bankruptcies and recoveries, such as through liquidation of REO Properties, foreclosure, sale of the Mortgage Loans or workouts.

ITEM 1117

     -describe any legal proceedings pending against the Servicer or against any of its property, including any proceedings known to be contemplated by governmental authorities, that may be material to the holders of the securities issued in the Pass-Through Transfer.

     Item 1119(a)


     -describe any affiliations of the Servicer, each other originator of the Mortgage Loans and each Subservicer with the sponsor, depositor, issuing entity, trustee, any originator, any other servicer, any significant obligor, enhancement or support provider or any other material parties related to the Pass-Through Transfer.

     Item 1119(b)


     -describe any business relationship, agreement, arrangement, transaction or understanding entered into outside of the ordinary course of business or on terms other than those obtained in an arm's length transaction with an unrelated third party, apart from the Pass-Through Transfer, between the Servicer, each other originator of the Mortgage Loans and each Subservicer, or their respective affiliates, and the sponsor, depositor or issuing entity or their respective affiliates, that exists currently or has existed during the past two years, that may be material to the understanding of an investor in the securities issued in the Pass-Through Transfer.

     Item 1119(c)


     -describe any business relationship, agreement, arrangement, transaction or understanding involving or relating to the Mortgage Loans or the Pass-Through Transfer, including the material terms and approximate dollar amount involved, between the Servicer, each other originator of the Mortgage Loans and each Subservicer, or their respective affiliates and the sponsor, depositor or issuing entity or their respective affiliates, that exists currently or has existed during the past two years.

                                    EXHIBIT J
                                    ---------

         SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

                       SERVICING CRITERIA TO BE ADDRESSED
                           IN ASSESSMENT OF COMPLIANCE
                          (RMBS unless otherwise noted)

         KEY:
         X - obligation


         WHERE THERE ARE MULTIPLE CHECKS FOR CRITERIA THE ATTESTING PARTY WILL IDENTIFY IN THEIR MANAGEMENT ASSERTION THAT THEY ARE ATTESTING ONLY TO THE PORTION OF THE DISTRIBUTION CHAIN THEY ARE RESPONSIBLE FOR IN THE RELATED TRANSACTION AGREEMENTS.


---------------------------------------------------------------------------------------------------------------------
REGAB REFERENCE                SERVICING CRITERIA                                                      SERVICERS
---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
                               GENERAL SERVICING CONSIDERATIONS
---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
                      Policies and  procedures  are  instituted to monitor any  performance                     X
                      or other  triggers and events of default in accordance with the
1122(d)(1)(i)         transaction agreements.
---------------------------------------------------------------------------------------------------------------------
                      If  any  material  servicing  activities  are  outsourced  to  third                      X
                      parties,  policies  and procedures are instituted to monitor the third
1122(d)(1)(ii)        party's  performance and compliance with such servicing activities.
---------------------------------------------------------------------------------------------------------------------
                      Any  requirements in the transaction  agreements to maintain a back-up
1122(d)(1)(iii)       servicer for the Pool Assets are maintained.
---------------------------------------------------------------------------------------------------------------------
1122(d)(1)(iv)        A fidelity bond and errors and omissions  policy is in effect on the                      X
                      party  participating  in the servicing function  throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.
---------------------------------------------------------------------------------------------------------------------
                      CASH COLLECTION AND ADMINISTRATION
---------------------------------------------------------------------------------------------------------------------
1122(d)(2)(i)         Payments on pool assets are  deposited  into the  appropriate                             X
                      custodial  bank  accounts  and related bank clearing  accounts no more than two business  days  following  receipt,  or such
                      other number of days specified in the transaction agreements.
---------------------------------------------------------------------------------------------------------------------
                      Disbursements  made via wire transfer on behalf of an obligor or to                       X
1122(d)(2)(ii)        an investor are made only by authorized personnel.
---------------------------------------------------------------------------------------------------------------------
                      Advances of funds or guarantees regarding collections, cash flows or distributions, and any X interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction
1122(d)(2)(iii)       agreements.
---------------------------------------------------------------------------------------------------------------------
                      The  related  accounts  for the  transaction,  such  as cash                              X
                      reserve  accounts  or  accounts established  as a form of over collateralization,  are  separately  maintained  (e.g.,  with respect to commingling of cash) as set forth in the transaction
1122(d)(2)(iv)        agreements.
----------------------------------------------------------------------------------------------------------------------
                      Each custodial account is maintained at a federally
                      insured depository institution as set X forth in the
                      transaction agreements. For purposes of this criterion,
                      "federally insured depository institution" with respect to a foreign financial institution means a foreign financial
                      institution that meets the requirements of Rule
                      13k-1(b)(1) of the Securities
1122(d)(2)(v)         Exchange Act.
----------------------------------------------------------------------------------------------------------------------
1122(d)(2)(vi)        Unissued checks are safeguarded so as to prevent unauthorized access.                     X
----------------------------------------------------------------------------------------------------------------------
1122(d)(2)(vii)       Reconciliations are prepared on a monthly basis for all asset-backed                      X
                      securities related bank accounts,  including custodial  accounts and related bank clearing accounts.  These reconciliations are (A)
                      mathematically  accurate;  (B) prepared within 30 calendar days after the bank  statement  cutoff date, or such other number of days specified in the  transaction agreements;  (C)  reviewed  and  approved by someone  other than the person who  prepared the reconciliation;  and
                      (D) contain  explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original  identification, or such other number of
----------------------------------------------------------------------------------------------------------------------



                                       J-1

----------------------------------------------------------------------------------------------------------------------
days specified in the transaction agreements.
----------------------------------------------------------------------------------------------------------------------

                      INVESTOR REMITTANCES AND REPORTING
----------------------------------------------------------------------------------------------------------------------
1122(d)(3)(i)         Reports to investors,  including  those to be filed with the                              X
                      Commission,  are  maintained in accordance  with  the  transaction
                      agreements  and  applicable   Commission   requirements.  Specifically,
                      such reports (A) are prepared in accordance  with  timeframes  and other terms set forth in the transaction  agreements;  (B) provide  information calculated in accordance with the terms specified in the transaction agreements;  (C) are filed with the Commission as required  by its rules  and  regulations;  and (D) agree  with  investors'  or the  trustee's records as to the total unpaid  principal  balance and number of Pool
                      Assets  serviced by the Servicer.
----------------------------------------------------------------------------------------------------------------------
                      Amounts  due  to  investors  are  allocated  and  remitted in  accordance  with            X
1122(d)(3)(ii)        timeframes, distribution priority and other terms set forth in the transaction agreements.
----------------------------------------------------------------------------------------------------------------------
                      Disbursements  made to an investor  are posted  within two  business  days                 X
1122(d)(3)(iii)       to the  Servicer's investor records, or such other number of days specified in the transaction agreements.
----------------------------------------------------------------------------------------------------------------------
                      Amounts remitted to investors per the investor reports agree with cancelled                X
1122(d)(3)(iv)        checks, or other form of payment, or custodial bank statements.
----------------------------------------------------------------------------------------------------------------------
                      POOL ASSET ADMINISTRATION
----------------------------------------------------------------------------------------------------------------------
1122(d)(4)(i)         Collateral  or  security  on  pool  assets  is  maintained  as  required                   X
                      by the  transaction agreements or related pool asset documents.
----------------------------------------------------------------------------------------------------------------------
1122(d)(4)(ii)        Pool assets  and related documents are safeguarded as required by                          X
                      the transaction agreements
----------------------------------------------------------------------------------------------------------------------
1122(d)(4)(iii)       Any additions,  removals or substitutions  to the asset pool are made,                     X
                      reviewed and approved in accordance with any conditions or requirements in the transaction agreements.
----------------------------------------------------------------------------------------------------------------------
1122(d)(4)(iv)        Payments on pool assets,  including  any payoffs,  made in  accordance                     X
                      with the related pool asset  documents are posted to the  Servicer's obligor  records  maintained no more than two business  days after  receipt, or such other  number of days  specified  in the  transaction agreements, and allocated to principal,  interest or other items (e.g., escrow) in accordance with the related pool asset documents.
----------------------------------------------------------------------------------------------------------------------
                      The  Servicer's  records  regarding  the pool assets agree with the                        X
1122(d)(4)(v)         Servicer's  records with respect to an obligor's unpaid principal balance.
----------------------------------------------------------------------------------------------------------------------
                      Changes  with  respect  to the  terms or status  of an  obligor's                          X
                      pool  assets  (e.g.,  loan  modifications  or  re-agings)  are made, reviewed  and approved by  authorized  personnel in accordance with the
1122(d)(4)(vi)        transaction agreements and related pool asset
                      documents.
----------------------------------------------------------------------------------------------------------------------
                      Loss mitigation or recovery actions (e.g., forbearance
                      plans, modifications and deeds in X lieu of foreclosure,
                      foreclosures and repossessions, as applicable) are
                      initiated, conducted and concluded in accordance with the
                      timeframes or other requirements established by the
1122(d)(4)(vii)       transaction agreements.
----------------------------------------------------------------------------------------------------------------------
1122(d)(4)(viii)      Records  documenting  collection  efforts  are  maintained  during the                     X
                      period a pool asset is delinquent in accordance with the transaction agreements.  Such records are maintained on at least a monthly basis,  or such other period  specified in the  transaction  agreements,  and describe  the  entity's  activities  in  monitoring  delinquent  pool assets  including,  for example,  phone calls,  letters and payment rescheduling plans in cases where delinquency is deemed temporary
                      (e.g., illness or unemployment).
----------------------------------------------------------------------------------------------------------------------
1122(d)(4)(ix)        Adjustments  to interest  rates or rates of return for pool assets                         X
                      with  variable  rates are  computed based on the related pool asset documents.
----------------------------------------------------------------------------------------------------------------------
1122(d)(4)(x)         Regarding  any funds held in trust for an obligor (such as escrow                          X
                      accounts):  (A) such funds  are analyzed,  in accordance with the obligor's pool asset  documents,  on at least an annual basis,  or such other period specified in the transaction  agreements;  (B) interest on such funds is paid, or credited,  to obligors in accordance  with  applicable pool asset documents and state laws;  and (C) such funds are  returned to the obligor  within 30 calendar  days of full  repayment  of the related pool  assets,  or such other number of days  specified in the transaction agreements.
----------------------------------------------------------------------------------------------------------------------
                      Payments made on behalf of an obligor (such as tax or
                      insurance payments) are made on or X before the related
                      penalty or expiration dates, as indicated on the
                      appropriate bills or notices for such payments, provided
                      that such support has been received by the servicer at
                      least 30 calendar days prior to these dates, or such other number of days specified in the
1122(d)(4)(xi)        transaction agreements.
----------------------------------------------------------------------------------------------------------------------



                                       J-2

----------------------------------------------------------------------------------------------------------------------
                      Any late payment penalties in connection with any payment
                      to be made on behalf of an obligor X are paid from the
                      Servicer's funds and not charged to the obligor, unless
1122(d)(4)(xii)       the late payment was due to the obligor's error or omission.
----------------------------------------------------------------------------------------------------------------------
                      Disbursements made on behalf of an obligor are posted
                      within two business days to the X obligor's records
                      maintained by the servicer, or such other number of days
1122(d)(4)(xiii)      specified in the transaction agreements.
----------------------------------------------------------------------------------------------------------------------
                      Delinquencies,  charge-offs  and  uncollectible  accounts  are                            X
1122(d)(4)(xiv)       recognized  and  recorded  in  accordance with the transaction agreements.
----------------------------------------------------------------------------------------------------------------------
                      Any external enhancement or other support,  identified in Item
                      1114(a)(1) through (3) or Item 1115 of Regulation AB, is
1122(d)(4)(xv)        maintained as set forth in the transaction agreements.
----------------------------------------------------------------------------------------------------------------------


                                         [NAME OF OWNER] [NAME OF SUBSERVICER]


                                         Date:
                                                ---------------------------


                                         By:
                                                ---------------------------
                                         Name:
                                         Title:

                                    EXHIBIT K
                                    ---------

                  REPORTING DATA FOR REALIZED LOSSES AND GAINS

          CALCULATION OF REALIZED LOSS/GAIN FORM 332- INSTRUCTION SHEET

NOTE: DO NOT NET OR COMBINE ITEMS. SHOW ALL EXPENSES INDIVIDUALLY AND ALL CREDITS AS SEPARATE LINE ITEMS. CLAIM PACKAGES ARE DUE WITHIN 90 DAYS OF LIQUIDATION. LATE SUBMISSIONS MAY RESULT IN CLAIMS NOT BEING PASSED UNTIL THE FOLLOWING MONTH. THE SERVICER IS RESPONSIBLE TO REMIT ALL FUNDS PENDING LOSS APPROVAL AND /OR RESOLUTION OF ANY DISPUTED ITEMS.


     The numbers on the 332 form correspond with the numbers listed below.

LIQUIDATION AND ACQUISITION EXPENSES:

1. The Actual Unpaid Principal Balance of the Mortgage Loan. For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

2. The Total Interest Due less the aggregate amount of servicing fee that would have been earned if all delinquent payments had been made as agreed. For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

3. Accrued Servicing Fees based upon the Scheduled Principal Balance of the Mortgage Loan as calculated on a monthly basis. For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

4-12. Complete as applicable. Required documentation:
               * For taxes and insurance advances - see page 2 of 332 form - breakdown required showing period of coverage, base tax, interest, penalty. Advances prior to default require evidence of servicer efforts to recover advances.
               * For escrow advances - complete payment history (to calculate advances from last positive escrow balance forward)
               * Other expenses - copies of corporate advance history showing all payments
               * REO repairs > $1500 require explanation
               * REO repairs >$3000 require evidence of at least 2 bids.
               * Short Sale or Charge Off require P&L supporting the decision and WFB's approved Officer Certificate
               * Unusual or extraordinary items may require further documentation.

13.  The total of lines 1 through 12.

CREDITS:

14-21. Complete as applicable. Required documentation:
               * Copy of the HUD 1 from the REO sale. If a 3rd Party Sale, bid instructions and Escrow Agent / Attorney Letter of Proceeds Breakdown.
               * Copy of EOB for any MI or gov't guarantee * All other credits need to be clearly defined on the 332 form

22.  The total of lines 14 through 21.

Please Note:  For HUD/VA loans, use line (18a) for Part A/Initial proceeds and line (18b) for Part B/Supplemental proceeds.


TOTAL REALIZED LOSS (OR AMOUNT OF ANY GAIN)

23. The total derived from subtracting line 22 from 13. If the amount represents a realized gain, show the amount in parenthesis ( ).

                   CALCULATION OF REALIZED LOSS/GAIN FORM 332

         Prepared by:                                         Date:
                       ------------------                          ------------
         Phone:                           Email Address:
               -------------------------                -----------------------



----------------------------    ------------------------  ---------------------
Servicer Loan No.               Servicer Name             Servicer Address



----------------------------    ------------------------  ---------------------


         WELLS FARGO BANK, N.A. LOAN NO.
                                        ---------------------------------------

         Borrower's Name:
                          -----------------------------------------------------

         Property Address:
                          -----------------------------------------------------


         LIQUIDATION TYPE:  REO SALE                  3RD PARTY SALE            SHORT SALE       CHARGE OFF

         WAS THIS LOAN GRANTED A BANKRUPTCY DEFICIENCY OR CRAMDOWN                  YES             NO
         If "Yes", provide deficiency or cramdown amount _______________________________

         LIQUIDATION AND ACQUISITION EXPENSES:
         (1)  Actual Unpaid Principal Balance of Mortgage Loan         $ ______________ (1)
         (2)  Interest accrued at Net Rate                              ________________(2)
         (3)  Accrued Servicing Fees                                    ________________(3)
         (4)  Attorney's Fees                                           ________________(4)
         (5)  Taxes (see page 2)                                        ________________(5)
         (6)  Property Maintenance                                      _______________ (6)
         (7)  MI/Hazard Insurance Premiums (see page 2)                 ________________(7)
         (8)  Utility Expenses                                          ________________(8)
         (9)  Appraisal/BPO                                             ________________(9)
         (10) Property Inspections                                      ________________(10)
         (11) FC Costs/Other Legal Expenses                             ________________(11)
         (12) Other (itemize)                                           ________________(12)
                  Cash for Keys__________________________               ________________(12)
                  HOA/Condo Fees_______________________                 ________________(12)
                  ______________________________________                ________________(12)

                  TOTAL EXPENSES                                        $_______________(13)
         CREDITS:
         (14) Escrow Balance                                            $_______________(14)
         (15) HIP Refund                                                ________________(15)
         (16) Rental Receipts                                           ________________(16)
         (17) Hazard Loss Proceeds                                      ________________(17)
         (18) Primary Mortgage Insurance / Gov't Insurance              ________________(18a)
         HUD Part A
                                                                        ________________(18b)
         HUD Part B



                                       K-2

         (19) Pool Insurance Proceeds                                   ________________(19)
         (20) Proceeds from Sale of Acquired Property                   ________________(20)
         (21) Other (itemize)                                           ________________(21)
              _________________________________________                 ________________(21)

              TOTAL CREDITS                                             $_______________(22)
         TOTAL REALIZED LOSS (OR AMOUNT OF GAIN)                        $_______________(23)


ESCROW DISBURSEMENT DETAIL


----------------------------------------------------------------------------------------------------------------------
      TYPE           DATE PAID        PERIOD OF       TOTAL PAID       BASE AMOUNT      PENALTIES        INTEREST
   (TAX /INS.)                        COVERAGE
----------------------------------------------------------------------------------------------------------------------

                                      K-3

                                                                  Execution Copy








                            EMC MORTGAGE CORPORATION

                                    PURCHASER

                                       AND

                             WELLS FARGO BANK, N.A.

                                     COMPANY





--------------------------------------------------------------------------------

                   SELLER'S WARRANTIES AND SERVICING AGREEMENT

                           DATED AS OF JANUARY 1, 2007

--------------------------------------------------------------------------------




         WFHM MORTGAGE LOAN POOLS 6689, 6690, 6691, 6692, 6693 AND 6694






                                                          WELLS FARGO RESTRICTED
ii
                                TABLE OF CONTENTS




ARTICLE I......................................................................1

DEFINITIONS....................................................................1

ARTICLE II....................................................................12

CONVEYANCE OF MORTGAGE LOANS; POSSESSION OF MORTGAGE FILES; BOOKS AND
RECORDS; CUSTODIAL AGREEMENT; DELIVERY OF DOCUMENTS ..........................12

ARTICLE III...................................................................15

REPRESENTATIONS AND WARRANTIES REMEDIES AND BREACH............................15

ARTICLE IV....................................................................29

ADMINISTRATION AND SERVICING OF MORTGAGE LOANS................................29

ARTICLE V.....................................................................45

PAYMENTS TO PURCHASER.........................................................45

ARTICLE VI....................................................................47

GENERAL SERVICING PROCEDURES..................................................47

ARTICLE VII...................................................................52

COMPANY TO COOPERATE..........................................................52

ARTICLE VIII..................................................................53

THE COMPANY...................................................................53

ARTICLE IX....................................................................54

SECURITIZATION TRANSACTION....................................................51

ARTICLE X.....................................................................67

DEFAULT.......................................................................67

ARTICLE XI....................................................................69

TERMINATION...................................................................69

ARTICLE XII...................................................................69

MISCELLANEOUS PROVISIONS......................................................69


                                EXHIBITS

               Exhibit A               Mortgage Loan Schedule
               Exhibit B               Contents of Each Mortgage File
               Exhibit C               Custodial Agreement
               Exhibit D               Form of Assignment, Assumption and
                                       Recognition Agreement
               Exhibit E               Servicing Criteria to be Addressed in
                                       Assessment of Compliance
               Exhibit F               Form of Sarbanes Certification

         This is a Seller's Warranties and Servicing Agreement for various fixed and adjustable rate, residential, first lien and second lien, mortgage loans, dated and effective as of January 1, 2007, and is executed between EMC Mortgage Corporation, as purchaser (the "Purchaser"), and Wells Fargo Bank, N.A., as seller and servicer (the "Company").


                               W I T N E S S E T H


         WHEREAS, the Purchaser has agreed to purchase from the Company and the Company has agreed to sell to the Purchaser certain fixed and adjustable interest rate, Conventional Mortgage Loans which have an aggregate outstanding principal balance as indicated on the Mortgage Loan Schedule, which is annexed hereto as Exhibit A;

         WHEREAS, each of the Mortgage Loans is secured by a mortgage, deed of trust or other security instrument creating a first lien or second lien on a residential dwelling located in the jurisdiction indicated on the Mortgage Loan Schedule; and

         WHEREAS, the Purchaser and the Company wish to prescribe the manner of purchase of the Mortgage Loans and the conveyance, servicing and control of the Mortgage Loans.

         NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Purchaser and the Company agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         Whenever used herein, the following words and phrases, unless the content otherwise requires, shall have the following meanings:

         Accepted Servicing Practices: With respect to any Mortgage Loan, those mortgage servicing practices of prudent mortgage lending institutions which service mortgage loans of the same type as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located.

         Adjustment Date: As to each adjustable rate Mortgage Loan, the date on which the Mortgage Interest Rate is adjusted in accordance with the terms of the related Mortgage Note.

         Agency or Agencies: Fannie Mae, Freddie Mac or GNMA, or any of them as applicable.

         Agency Sale: Any sale or transfer of some or all of the Mortgage Loans by the Purchaser to an Agency which sale or transfer is not a Securitization Transaction or Whole Loan Transfer.


                                       1                  WELLS FARGO RESTRICTED

         Agreement: This Seller's Warranties and Servicing Agreement and all exhibits, amendments hereof and supplements hereto.

         ALTA:  The American Land Title Association or any successor thereto.

         Appraised Value: With respect to any Mortgage Loan, the lesser of (i) the value set forth on the appraisal made in connection with the origination of the related Mortgage Loan as the value of the related Mortgaged Property, or
(ii) the purchase price paid for the Mortgaged Property, provided, however, that in the case of a refinanced Mortgage Loan, such value shall be based solely on the appraisal made in connection with the origination of such Mortgage Loan.

         Assignment of Mortgage: An assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the sale of the Mortgage to the Purchaser or if the related Mortgage has been recorded in the name of MERS or its designee, such actions as are necessary to cause the Purchaser to be shown as the owner of the related Mortgage on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.

         Balloon Loan: A Mortgage Loan for which the Monthly Payments will not fully amortize the loan by the end of the term, at which time the balance of the principal is due in a lump sum.

         Business Day: Any day other than (i) a Saturday or Sunday, or (ii) a day on which banking and savings and loan institutions in the states where the parties are located are authorized or obligated by law or executive order to be closed.

         Buydown Agreement: An agreement between the Company and a Mortgagor, or an agreement among the Company, a Mortgagor and a seller of a Mortgaged Property or a third party with respect to a Mortgage Loan which provides for the application of Buydown Funds.

         Buydown Funds: In respect of any Buydown Mortgage Loan, any amount contributed by the seller of a Mortgaged Property subject to a Buydown Mortgage Loan, the buyer of such property, the Company or any other source, plus interest earned thereon, in order to enable the Mortgagor to reduce the payments required to be made from the Mortgagor's funds in the early years of a Mortgage Loan.

         Buydown Mortgage Loan: Any Mortgage Loan in respect of which, pursuant to a Buydown Agreement, (i) the Mortgagor pays less than the full monthly payments specified in the Mortgage Note for a specified period, and (ii) the difference between the payments required under such Buydown Agreement and the Mortgage Note is provided from Buydown Funds.

         Buydown Period: The period of time when a Buydown Agreement is in effect with respect to a related Buydown Mortgage Loan.

         Closing Date:  January 18, 2007.



                                       2                  WELLS FARGO RESTRICTED

         Code: The Internal Revenue Code of 1986, as it may be amended from time to time or any successor statute thereto, and applicable U.S. Department of the Treasury regulations issued pursuant thereto.

         Combined Loan-to-Value Ratio or CLTV: As to any Second Lien Mortgage Loan at any date of determination, the ratio on such date of the principal balance of such Mortgage Loan plus the principal balance of any Superior Lien, to the Appraised Value of the related Mortgaged Property.

         Commission:  The United States Securities and Exchange Commission.

         Commitment Letter: That certain letter agreement dated as of December 20, 2006, between the Company and the Purchaser.

         Company: Wells Fargo Bank, N.A., or its successor in interest or assigns, or any successor to the Company under this Agreement appointed as herein provided.

         Company Information:  As defined in Section 9.01(e)(i)(A).

         Condemnation Proceeds: All awards or settlements in respect of a Mortgaged Property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation, to the extent not required to be released to a Mortgagor in accordance with the terms of the related Mortgage Loan Documents.

         Conventional Mortgage Loan: A mortgage or deed of trust not insured or guaranteed under a government program (e.g., FHA or VA).

         Covered Loan: A Mortgage Loan categorized as "Covered" pursuant to the Standard & Poor's Glossary for File Format for LEVELS(R) Version 5.7, Appendix E, revised July 1, 2006, (excluding New Jersey "Covered Home Loans" as that term is defined in clause (1) of the definition of that term in the New Jersey Home Ownership Security Act of 2002 that are first lien purchase money Mortgage Loans originated between November 26, 2003, and July 7, 2004).

         Custodial Account: The separate account or accounts created and maintained pursuant to Section 4.04.

         Custodial Agreement: The Interim Custody Agreement dated as of November 30, 1999 by and between EMC Mortgage Corporation as Owner, and Wells Fargo Bank, N.A. (formerly known as Wells Fargo Bank Minnesota, N.A.) governing the retention of the originals of each Mortgage Note, Mortgage, Assignment of Mortgage and other Mortgage Loan Documents, annexed hereto as Exhibit C.

         Custodian: The custodian under the Custodial Agreement, or its successor in interest or assigns, or any successor to the Custodian under the Custodial Agreement as provided therein.



                                       3                  WELLS FARGO RESTRICTED

         Cut-off Date: January 1, 2007.

         Depositor: The depositor, as such term is defined in Regulation AB, with respect to any Securitization Transaction.

         Determination Date: The Business Day immediately preceding the related Remittance Date.

         Due Date: The day of the month on which the Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace.

         Due Period: With respect to each Remittance Date, the period commencing on the second day of the month preceding the month of the Remittance Date and ending in the first day of the month of the Remittance Date.

         Errors and Omissions Insurance Policy: An errors and omissions insurance policy to be maintained by the Company pursuant to Section 4.12.

         Escrow Account: The separate account or accounts created and maintained pursuant to Section 4.06.

         Escrow Payments: With respect to any Mortgage Loan, the amounts constituting ground rents, taxes, assessments, water rates, sewer rents, municipal charges, mortgage insurance premiums, fire and hazard insurance premiums, condominium charges, and any other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to the Mortgage or any other related document.

         Event of Default: Any one of the conditions or circumstances enumerated in Section 10.01.

         Exchange Act:  The Securities Exchange Act of 1934, as amended.

         Fannie Mae: The Federal National Mortgage Association, and its successors.

         FDIC: The Federal Deposit Insurance Corporation, or any successor thereto.

         FHA:  Federal Housing Administration and its successors.

         Fidelity Bond: A fidelity bond to be maintained by the Company pursuant to Section 4.12.

         First Lien: With respect to each Mortgaged Property, the lien on the mortgage, deed of trust or other instrument securing a Mortgage Note which creates a first lien on the Mortgaged Property.



                                       4                  WELLS FARGO RESTRICTED

         First Lien Mortgage Loan: A Mortgage Loan secured by a First Lien on the Mortgage Property.

         First Remittance Date:  February 20, 2007.

         Freddie Mac: The Federal Home Loan Mortgage Corporation, and its successors.

         GNMA:  Government National Mortgage Association and its successors.

         Gross Margin: With respect to each adjustable rate Mortgage Loan, the fixed percentage amount set forth in the related Mortgage Note which is added to the Index in order to determine the related Mortgage Interest Rate, as set forth in the Mortgage Loan Schedule.

         High Cost Loan: A Mortgage Loan classified as (a) a "high cost" loan under the Home Ownership and Equity Protection Act of 1994, (b) a "high cost home," "threshold," "covered," (excluding New Jersey "Covered Home Loans" as that term is defined in clause (1) of the definition of that term in the New Jersey Home Ownership Security Act of 2002 that are first lien purchase money Mortgage Loans originated between November 26, 2003, and July 7, 2004), "high risk home," "predatory" or similar loan under any other applicable state, federal or local law or (c) a Mortgage Loan categorized as "High Cost" pursuant to the Standard & Poor's Glossary for File Format for LEVELS(R) Version 5.7, Appendix E, revised July 1, 2006.

         HUD: The United States Department of Housing and Urban Development and its successors.

         Index: With respect to any adjustable rate Mortgage Loan, the index identified on the Mortgage Loan Schedule and set forth in the related Mortgage Note for the purpose of calculating the interest thereon.

         Interest Only Mortgage Loan: A Mortgage Loan for which an interest-only payment feature is allowed during the interest-only period set forth in the related Mortgage Note.

         Insurance Proceeds: With respect to each Mortgage Loan, proceeds of insurance policies insuring the Mortgage Loan or the related Mortgaged Property.

         LGC: Loan Guaranty Certificate issued by the VA as a guarantee that the federal government will repay to the lender a specified percentage of the loan balance in the event of the borrower's default.

         Liquidation Proceeds: Cash received in connection with the liquidation of a defaulted Mortgage Loan, whether through the sale or assignment of such Mortgage Loan, trustee's sale, foreclosure sale or otherwise, or the sale of the related Mortgaged Property if the Mortgaged Property is acquired in satisfaction of the Mortgage Loan.

         Lender Paid Mortgage Insurance Policy or LPMI Policy: A PMI Policy for which the Company pays all premiums from its own funds, without reimbursement.



                                       5                  WELLS FARGO RESTRICTED

         Loan-to-Value Ratio or LTV: With respect to any First Lien Mortgage Loan, the ratio of the original loan amount of the Mortgage Loan at its origination (unless otherwise indicated) to the Appraised Value of the Mortgaged Property.

         Master Servicer: With respect to any Securitization Transaction, the "master servicer," if any, identified in the related transaction documents.

         MERS: Mortgage Electronic Registration Systems, Inc., a Delaware corporation, or any successor in interest thereto.

         MERS Mortgage Loan: Any Mortgage Loan registered with MERS on the MERS System

         MERS System: The system of recording transfers of mortgages electronically maintained by MERS.

         MIC: Mortgage Insurance Certificate issued by HUD/FHA or copy of the FHA Case Query screen print from the FHA Connection as evidence that a mortgage has been insured and that a contract of mortgage insurance exists between HUD/FHA and the lender.

         Monthly Advance: The portion of each Monthly Payment that is delinquent with respect to each Mortgage Loan at the close of business on the Determination Date required to be advanced by the Company pursuant to Section 5.03 on the Business Day immediately preceding the Remittance Date of the related month.

         Monthly Payment: The scheduled monthly payment of principal and interest on a Mortgage Loan or in the case of an Interest Only Mortgage Loan, payments of (i) interest or (ii) principal and interest, as applicable, on a Mortgage Loan.

         Mortgage: The mortgage, deed of trust or other instrument and riders thereto securing a Mortgage Note, which creates a first or second lien on an unsubordinated estate in fee simple in real property securing the Mortgage Note.

         Mortgage File: The items pertaining to a particular Mortgage Loan referred to in Exhibit B annexed hereto, and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

         Mortgage Impairment Insurance Policy: A mortgage impairment or blanket hazard insurance policy as described in Section 4.11.

         Mortgage Interest Rate: The annual rate of interest borne on a Mortgage
Note in accordance with the provisions of the Mortgage Note.

         Mortgage Loan: An individual Mortgage Loan which is the subject of this Agreement, each Mortgage Loan originally sold and subject to this Agreement being identified on the Mortgage Loan Schedule, which Mortgage Loan includes without limitation the Mortgage File,



                                       6                  WELLS FARGO RESTRICTED
the Monthly Payments, Principal Prepayments, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, REO Disposition Proceeds and all other rights, benefits, proceeds and obligations arising from or in connection with such Mortgage Loan.

         Mortgage Loan Documents: With respect to a Mortgage Loan, the original related Mortgage Note with applicable addenda and riders, the original related Mortgage and the originals of any required addenda and riders, the original related Assignment of Mortgage and any original intervening related Assignments of Mortgage, the original related title insurance policy and evidence of the related PMI Policy, MIC or LCG, if any.

         Mortgage Loan Remittance Rate: With respect to each Mortgage Loan, the annual rate of interest remitted to the Purchaser, which shall be equal to the Mortgage Interest Rate minus the Servicing Fee Rate.

         Mortgage Loan Schedule: A schedule of Mortgage Loans annexed hereto as Exhibit A, such schedule setting forth the following information with respect to each Mortgage Loan: (1) the Company's Mortgage Loan number; (2) the city state and zip code of the Mortgaged Property; (3) a code indicating whether the Mortgaged Property is a single family residence, two-family residence, three-family residence, four-family residence, planned unit development or condominium; (4) the current Mortgage Interest Rate; (5) the Mortgage Loan Remittance Rate; (6) the current Monthly Payment; (7) the Gross Margin; (8) the original term to maturity; (9) the scheduled maturity date; (10) the principal balance of the Mortgage Loan as of the Cut-off Date after deduction of payments of principal due on or before the Cut-off Date whether or not collected; (11) the Loan-to-Value; (12) the next Adjustment Date; (13) the lifetime Mortgage Interest Rate cap; (14) whether the Mortgage Loan is convertible or not; (15) a code indicating the mortgage guaranty insurance company; (16) code indicating whether the loan is subject to a LPMI Policy; (17) a code indicating whether the Mortgage Loan is a Balloon Loan and (18) the Servicing Fee Rate.

         Mortgage Note: The note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage and riders thereto.

         Mortgaged Property: The real property securing repayment of the debt evidenced by a Mortgage Note.

         Mortgagor:  The obligor on a Mortgage Note.

         Nonrecoverable Advance: Any advance previously made by the Company pursuant to Section 5.03 or any Servicing Advance which, in the good faith judgment of the Company, may not be ultimately recoverable by the Company from Liquidation Proceeds or otherwise. The determination by the Company that it has made a Nonrecoverable Advance, shall be evidenced by an Officer's Certification of the Company delivered to the Purchaser and the Master Servicer and detailing the reasons for such determination.

         Officer's Certificate: A certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the President, a Vice President, an Assistant Vice President, the



                                       7                  WELLS FARGO RESTRICTED

Treasurer, the Secretary or one of the Assistant Treasurers or Assistant Secretaries of the Company, and delivered to the Purchaser as required by this Agreement.

         Opinion of Counsel: A written opinion of counsel, who may be an employee of the Company, reasonably acceptable to the Purchaser.

         Periodic Interest Rate Cap: As to each adjustable rate Mortgage Loan, the maximum increase or decrease in the Mortgage Interest Rate on any Adjustment Date.

         Person: Any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof.

         PMI Policy: A policy of primary mortgage guaranty insurance issued by a Qualified Insurer, as required by this Agreement with respect to certain Mortgage Loans.

         Prepayment Charge: Any prepayment premium, penalty or charge payable by a Mortgagor in connection with any Principal Prepayment on a Mortgage Loan pursuant to the terms of the related Mortgage Note.

         Prepayment Penalty: Payments calculated pursuant to the underwriting guidelines of the Company and due on a Mortgage Loan as the result of a Principal Prepayment in full of the Mortgage Loan, not otherwise due thereon in respect of principal or interest, which are intended to be a disincentive to prepayment.

         Prime Rate: The prime rate announced to be in effect from time to time, as published as the average rate in The Wall Street Journal.

         Principal Prepayment: Any payment or other recovery of principal on a Mortgage Loan which is received in advance of its scheduled Due Date, including any Prepayment Charge and which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

         Principal Prepayment Period: The month preceding the month in which the related Remittance Date occurs.

         Purchase Price: The purchase price percentage as stated in the Commitment Letter with any adjustments provided therein, multiplied by the Stated Principal Balance of the Mortgage Loans list on the Mortgage Loan Schedule, as of the Cut-off Date, plus accrued interest on each Mortgage Loan, at its respective Mortgage Loan Remittance Rate, from the Cut-off Date to and including the day prior to the Closing Date..

         Purchaser: EMC Mortgage Corporation or its successor in interest or any successor to the Purchaser under this Agreement as herein provided.

         Qualified Correspondent: Any Person from which the Company purchased Mortgage Loans, provided that the following conditions are satisfied: (i) such Mortgage Loans were



                                       8                  WELLS FARGO RESTRICTED
originated pursuant to an agreement between the Company and such Person that contemplated that such person would underwrite mortgage loans from time to time, for sale to the Company, in accordance with underwriting guidelines designated by the Company ("Designated Guidelines") or guidelines that do not vary materially from such Designated Guidelines; (ii) such Mortgage Loans were in fact underwritten as described in clause (i) above and were acquired by the Company within 180 days after origination; (iii) either (x) the Designated Guidelines were, at the time such Mortgage Loans were originated, used by the Company in origination of mortgage loans of the same type as the Mortgage Loans for the Company's own account or (y) the Designated Guidelines were, at the time such Mortgage Loans were underwritten, designated by the Company on a consistent basis for use by lenders in originating mortgage loans to be purchased by the Company; and (iv) the Company employed, at the time such Mortgage Loans were acquired by the Company, pre-purchase or post-purchase quality assurance procedures (which may involve, among other things, review of a sample or mortgage loans purchased during a particular time period or through particular channels) designed to ensure that Persons from which it purchased mortgage loans properly applied the underwriting criteria designated by the Company.

         Qualified Depository: A deposit account or accounts maintained with a federal or state chartered depository institution the deposits in which are insured by the FDIC to the applicable limits and the short-term unsecured debt obligations of which (or, in the case of a depository institution that is a subsidiary of a holding company, the short-term unsecured debt obligations of such holding company) are rated A-1+ by Standard & Poor's Ratings Group or Prime-1 by Moody's Investors Service, Inc. (or a comparable rating if another rating agency is specified by the Purchaser by written notice to the Company) at the time any deposits are held on deposit therein.

         Qualified Insurer: A mortgage guaranty insurance company duly authorized and licensed where required by law to transact mortgage guaranty insurance business and approved as an insurer by the Agencies.

         Rating Agencies: Any nationally recognized statistical rating agency, or its successor, including Standard & Poor's Ratings Services, Moody's Investors Service, Inc. and Fitch Ratings.

         Reconstitution: Any Securitization Transaction, Agency Sale or Whole Loan Transfer.

         Reconstitution Agreement: The agreement or agreements entered into by the Company and the Purchaser and/or certain third parties on the Reconstitution Date or Dates with respect to any or all of the Mortgage Loans serviced hereunder, in connection with a Whole Loan Transfer, Agency Sale or Securitization Transaction.

         Reconstitution Date: The date on which any or all of the Mortgage Loans serviced under this Agreement may be removed from this Agreement and reconstituted as part of an Agency Sale, Securitization Transaction or Whole Loan Transfer pursuant to Section 9.01 hereof. The Reconstitution Date shall be such date which the Purchaser shall designate.



                                       9                  WELLS FARGO RESTRICTED

         Regulation AB: Subpart 229.1100 - Asset Backed Securities (Regulation
AB), 17 C.F.R. ss.ss.229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005) or by the
staff of the Commission, or as may be provided by the Commission or its staff from time to time.

         REMIC: A "real estate mortgage investment conduit" within the meaning of Section 860D of the Code.

         REMIC Provisions: Provisions of the federal income tax law relating to a REMIC, which appear at Section 860A through 860G of Subchapter M of Chapter 1, Subtitle A of the Code, and related provisions, and regulations, rulings or pronouncements promulgated thereunder, as the foregoing may be in effect from time to time.

         Remittance Date: The eighteenth day (or if such eighteenth day is not a Business Day, the first Business Day immediately following) of any month, beginning with the First Remittance Date.

         REO Disposition: The final sale by the Company of any REO Property.

         REO Disposition Proceeds: All amounts received with respect to an REO Disposition pursuant to Section 4.16.

         REO Property: A Mortgaged Property acquired by the Company on behalf of the Purchaser through foreclosure or by deed in lieu of foreclosure, as described in Section 4.16.

         Repurchase Price: A price equal to (i) the Stated Principal Balance of the Mortgage Loan, as of the date on which such repurchase takes place, multiplied by the purchase price percentage as stated in the Commitment Letter with any adjustments provided therein, plus (ii) interest on such Stated Principal Balance at the Mortgage Loan Remittance Rate from the date on which interest has last been paid and distributed to the Purchaser through the last day of the month in which such repurchase takes place, less amounts received or advanced in respect of such repurchased Mortgage Loan which are being held in the Custodial Account for distribution in the month of repurchase.

         Second Lien: With respect to a Mortgaged Property, a lien of the mortgage, deed of trust or other instrument securing a Mortgage Note which creates a second lien of the Mortgaged Property.

         Second Lien Mortgage Loan: A Mortgage Loan secured by the lien on the Mortgaged Property, subject to one prior lien on such Mortgaged Property securing financing obtained by the related Mortgagor.

         Securities Act:  The Securities Act of 1933, as amended.



                                       10                 WELLS FARGO RESTRICTED

         Securitization Transaction: Any transaction involving either (a) a sale or other transfer of some or all of the Mortgage Loans directly or indirectly to an issuing entity in connection with an issuance of publicly offered or privately placed, rated or unrated mortgage-backed securities or (b) an issuance of publicly offered or privately placed, rated or unrated securities, the payments on which are determined primarily by reference to one or more portfolios of residential mortgage loans consisting, in whole or in part, of some or all of the Mortgage Loans.

         Servicer:  As defined in Section 9.01(d)(iii).

         Servicing Advances: All customary, reasonable and necessary "out of pocket" costs and expenses other than Monthly Advances (including reasonable attorney's fees and disbursements) incurred in the performance by the Company of its servicing obligations, including, but not limited to, the cost of (a) the preservation, restoration and protection of the Mortgaged Property, (b) any enforcement or judicial proceedings, including foreclosures, (c) the management and liquidation of any REO Property and (d) compliance with the obligations under Section 4.08 and 4.10.

         Servicing Criteria: The "servicing criteria" set forth in Item 1122(d) of Regulation AB, as such may be amended from time to time.

         Servicing Fee: With respect to each Mortgage Loan, the amount of the annual fee the Purchaser shall pay to the Company, which shall, for a period of one full month, be equal to one-twelfth of the product of (a) the Servicing Fee Rate and (b) the outstanding principal balance of such Mortgage Loan. Such fee shall be payable monthly, computed on the basis of the same principal amount and period respecting which any related interest payment on a Mortgage Loan is received. The obligation of the Purchaser to pay the Servicing Fee is limited to, and the Servicing Fee is payable solely from, the interest portion (including recoveries with respect to interest from Liquidation Proceeds, to the extent permitted by Section 4.05) of such Monthly Payment collected by the Company, or as otherwise provided under Section 4.05. The Servicing Fee shall not be reduced by the amount of any guaranty fee charged by GNMA.

         Servicing Fee Rate: 0.250% per annum for each Mortgage Loan.

         Servicing File: With respect to each Mortgage Loan, the file retained by the Company consisting of originals of all documents in the Mortgage File which are not delivered to the Custodian and copies of the Mortgage Loan Documents listed in the Custodial Agreement the originals of which are delivered to the Custodian pursuant to Section 2.03.

         Servicing Officer: Any officer of the Company involved in or responsible for the administration and servicing of the Mortgage Loans whose name appears on a list of servicing officers furnished by the Company to the Purchaser upon request, as such list may from time to time be amended.

         Stated Principal Balance: As to each Mortgage Loan, (i) the principal balance of the Mortgage Loan at the Cut-off Date after giving effect to payments of principal due on or before such date, whether or not received, minus (ii) all amounts previously distributed to the Purchaser



                                       11                 WELLS FARGO RESTRICTED
with respect to the related Mortgage Loan representing payments or recoveries of principal or advances in lieu thereof.

         Static Pool Information: Static pool information as described in Item 1105(a)(1)-(3) and 1105(c) of Regulation AB.

         Subcontractor: Any vendor, subcontractor or other Person that is not responsible for the overall servicing (as "servicing" is commonly understood by participants in the mortgage-backed securities market) of Mortgage Loans but performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to Mortgage Loans under the direction or authority of the Company or a Subservicer.

         Subservicer: Any Person that services Mortgage Loans on behalf of the Company or any Subservicer and is responsible for the performance (whether directly or through Subservicers or Subcontractors) of a substantial portion of the material servicing functions required to be performed by the Company under this Agreement or any Reconstitution Agreement that are identified in Item 1122(d) of Regulation AB.

         Superior Lien: With respect to any Second Lien Mortgage Loan, any other mortgage loan relating to the corresponding Mortgaged Property that creates a lien on the Mortgaged Property that is senior to such Mortgage Loan.

         Third-Party Originator: Each Person, other than a Qualified Correspondent, that originated Mortgage Loans acquired by the Company.

         VA: The United States Department of Veterans Affairs and its successors.

         Whole Loan Transfer: Any sale or transfer of some or all of the Mortgage Loans by the Purchaser to a third party, which sale or transfer is not a Securitization Transaction or Agency Sale.


                                   ARTICLE II

           CONVEYANCE OF MORTGAGE LOANS; POSSESSION OF MORTGAGE FILES; BOOKS AND RECORDS; CUSTODIAL AGREEMENT; DELIVERY OF DOCUMENTS

Section 2.01 Conveyance of Mortgage Loans; Possession of Mortgage Files; Maintenance of Servicing Files.

         The Company, simultaneously with the execution and delivery of this Agreement, does hereby sell, transfer, assign, set over and convey to the Purchaser, without recourse, but subject to the terms of this Agreement, all the right, title and interest of the Company in and to the



                                       12                 WELLS FARGO RESTRICTED

Mortgage Loans. Pursuant to Section 2.03, the Company has delivered the Mortgage Loan Documents to the Custodian.

         The contents of each Mortgage File not delivered to the Custodian are and shall be held in trust by the Company for the benefit of the Purchaser as the owner thereof. The Company shall maintain a Servicing File consisting of a copy of the contents of each Mortgage File and the originals of the documents in each Mortgage File not delivered to the Custodian. The possession of each Servicing File by the Company is at the will of the Purchaser for the sole purpose of servicing the related Mortgage Loan, and such retention and possession by the Company is in a custodial capacity only. Upon the sale of the Mortgage Loans the ownership of each Mortgage Note, the related Mortgage and the related Mortgage File and Servicing File shall vest immediately in the Purchaser, and the ownership of all records and documents with respect to the related Mortgage Loan prepared by or which come into the possession of the Company shall vest immediately in the Purchaser and shall be retained and maintained by the Company, in trust, at the will of the Purchaser and only in such custodial capacity. The Company shall release its custody of the contents of any Servicing File only in accordance with written instructions from the Purchaser, unless such release is required as incidental to the Company's servicing of the Mortgage Loans or is in connection with a repurchase of any Mortgage Loan pursuant to Section 3.03 or 6.02. All such costs associated with the release, transfer and re-delivery to the Company shall be the responsibility of the Purchaser.

         In addition, in connection with the assignment of any MERS Mortgage Loan, the Company agrees that it will cause, the MERS(R) System to indicate that such Mortgage Loans have been assigned by the Company to the Purchaser in accordance with this Agreement by including (or deleting, in the case of Mortgage Loans which are repurchased in accordance with this Agreement) in such computer files the information required by the MERS(R) System to identify the Purchaser as beneficial owner of such Mortgage Loans.

Section 2.02      Books and Records; Transfers of Mortgage Loans.

         From and after the sale of the Mortgage Loans to the Purchaser all rights arising out of the Mortgage Loans including but not limited to all funds received on or in connection with the Mortgage Loans, shall be received and held by the Company in trust for the benefit of the Purchaser as owner of the Mortgage Loans, and the Company shall retain record title to the related Mortgages for the sole purpose of facilitating the servicing and the supervision of the servicing of the Mortgage Loans.

         The sale of each Mortgage Loan shall be reflected on the Company's balance sheet and other financial statements as a sale of assets by the Company. The Company shall be responsible for maintaining, and shall maintain, a complete set of books and records for each Mortgage Loan which shall be marked clearly to reflect the ownership of each Mortgage Loan by the Purchaser. In particular, the Company shall maintain in its possession, available for inspection by the Purchaser, or its designee, and shall deliver to the Purchaser upon demand, evidence of compliance with all federal, state and local laws, rules and regulations, and requirements of the Agencies, including but not limited to documentation as to the method used in determining the applicability of the provisions of the Flood Disaster Protection Act of 1973, as amended, to the


                                       13                 WELLS FARGO RESTRICTED

Mortgaged Property, documentation evidencing insurance coverage and eligibility of any condominium project for approval by the Agencies, and periodic inspection reports as required by Section 4.13. To the extent that original documents are not required for purposes of realization of Liquidation Proceeds or Insurance Proceeds, documents maintained by the Company may be in the form of microfilm or microfiche or such other reliable means of recreating original documents, including but not limited to, optical imagery techniques so long as the Company complies with the requirements of the Fannie Mae Selling and Servicing Guide, as amended from time to time.

         The Company shall maintain with respect to each Mortgage Loan and shall make available for inspection by any Purchaser or its designee the related Servicing File during the time the Purchaser retains ownership of a Mortgage Loan and thereafter in accordance with applicable laws and regulations.

         The Company shall keep at its servicing office books and records in which, subject to such reasonable regulations as it may prescribe, the Company shall note transfers of Mortgage Loans. No transfer of a Mortgage Loan may be made unless such transfer is in compliance with the terms hereof. For the purposes of this Agreement, the Company shall be under no obligation to deal with any person with respect to this Agreement or the Mortgage Loans unless the books and records show such person as the owner of the Mortgage Loan. The Purchaser may, subject to the terms of this Agreement, sell and transfer one or more of the Mortgage Loans. The Purchaser also shall advise the Company of the transfer. Upon receipt of notice of the transfer, the Company shall mark its books and records to reflect the ownership of the Mortgage Loans of such assignee, and shall release the previous Purchaser from its obligations hereunder with respect to the Mortgage Loans sold or transferred. If the Company receives notification of a transfer, including a final loan schedule, less than five (5) Business Days before the last Business Day of the month, the Company's duties to remit and report to the new purchaser(s) as required by Section 5 shall begin with next Due Period.

Section 2.03      Delivery of Documents.

         The Company has delivered to the Custodian those Mortgage Loan Documents as required by this Agreement with respect to each Mortgage Loan.

         The Custodian has certified its receipt of all such Mortgage Loan Documents required to be delivered pursuant to the Custodial Agreement, as evidenced by the trust receipt and initial certification of the Custodian in the form annexed to the Custodial Agreement. The Company will be responsible for fees and expenses with respect to the delivery of those Mortgage Loan Documents required to be delivered pursuant to this Agreement. The Company will be responsible for the fees and expenses related to the recording of the initial Assignment of Mortgage. The Purchaser will be responsible for the fees and expenses of the Custodian.

         After the Closing Date, the Company shall deliver to the Custodian each of the documents described in Exhibit B, not delivered pursuant to the Agreement. Provided however, within 150 days from the Closing Date, the Company shall deliver to the Custodian, the evidence of the MIC or LGC, as applicable, or an Officer's Certificate, which shall (i) state that the MIC



                                       14                 WELLS FARGO RESTRICTED
or LGC has not been delivered to the Custodian due solely to a delay by the insuring agency, (ii) state the amount of time generally required by the insuring agency to process the evidence of the MIC or LGC, and (iii) specify the date the MIC or LGC will be delivered to the Purchaser. The Company will be required to deliver the evidence of the MIC or LGC to the Custodian by the date specified in (iii) above. An extension of the date specified in (iii) above may be requested from the Custodian, which consent shall not be unreasonably withheld.

         The Company shall forward to the Custodian original documents evidencing an assumption, modification, consolidation or extension of any Mortgage Loan entered into in accordance with Section 4.01 or 6.01 within one week of their execution, provided, however, that the Company shall provide the Custodian with a certified true copy of any such document submitted for recordation within ten (10) days of its execution, and shall provide the original of any document submitted for recordation or a copy of such document certified by the appropriate public recording office to be a true and complete copy of the original within sixty (60) days of its submission for recordation.

         In the event the public recording office is delayed in returning any original document, the Company shall deliver to the Custodian within 240 days of its submission for recordation, a copy of such document and an Officer's Certificate, which shall (i) identify the recorded document; (ii) state that the recorded document has not been delivered to the Custodian due solely to a delay by the public recording office, (iii) state the amount of time generally required by the applicable recording office to record and return a document submitted for recordation, and (iv) specify the date the applicable recorded document will be delivered to the Custodian. The Company will be required to deliver the document to the Custodian by the date specified in (iv) above. An extension of the date specified in (iv) above may be requested from the Purchaser, which consent shall not be unreasonably withheld.


                                   ARTICLE III

               REPRESENTATIONS AND WARRANTIES REMEDIES AND BREACH


Section 3.01      Company Representations and Warranties.

         The Company hereby represents and warrants to the Purchaser that, as of the Closing Date:

         (a)      Due Organization and Authority.

                  The Company is a national banking association duly organized, validly existing and in good standing under the laws of the United States and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in each state where a Mortgaged Property is located if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the Company, and in any event the



                                       15                 WELLS FARGO RESTRICTED

                  Company is in compliance with the laws of any such state to the extent necessary to ensure the enforceability of the related Mortgage Loan and the servicing of such Mortgage Loan in accordance with the terms of this Agreement; the Company has the full power and authority to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the Company and the consummation of the transactions contemplated hereby have been duly and validly authorized; this Agreement evidences the valid, binding and enforceable obligation of the Company; and all requisite action has been taken by the Company to make this Agreement valid and binding upon the Company in accordance with its terms;

         (b)      Ordinary Course of Business.

                  The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Company, who is in the business of selling and servicing loans, and the transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Company pursuant to this Agreement are not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction;

         (c)      No Conflicts.

                  Neither the execution and delivery of this Agreement, the acquisition of the Mortgage Loans by the Company, the sale of the Mortgage Loans to the Purchaser or the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement will conflict with or result in a breach of any of the terms, articles of incorporation or by-laws or any legal restriction or any agreement or instrument to which the Company is now a party or by which it is bound, or constitute a default or result in the violation of any law, rule, regulation, order, judgment or decree to which the Company or its property is subject, or impair the ability of the Purchaser to realize on the Mortgage Loans, or impair the value of the Mortgage Loans;

         (d)      Ability to Service.

                  The Company is an approved seller/servicer of residential mortgage loans for the Agencies, with the facilities, procedures, and experienced personnel necessary for the sound servicing of mortgage loans of the same type as the Mortgage Loans. The Company is in good standing to sell mortgage loans to and service mortgage loans for the Agencies, and no event has occurred, including but not limited to a change in insurance coverage, which would make the Company unable to comply with the Agencies eligibility requirements or which would require notification to the Agencies;



                                       16                 WELLS FARGO RESTRICTED

         (e)      Reasonable Servicing Fee.

                  The Company acknowledges and agrees that the Servicing Fee represents reasonable compensation for performing such services and that the entire Servicing Fee shall be treated by the Company, for accounting and tax purposes, as compensation for the servicing and administration of the Mortgage Loans pursuant to this Agreement;

         (f)      Ability to Perform.

                  The Company does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement. The Company is solvent and the sale of the Mortgage Loans will not cause the Company to become insolvent. The sale of the Mortgage Loans is not undertaken to hinder, delay or defraud any of the Company's creditors;

         (g)      No Litigation Pending.

                  There is no action, suit, proceeding or investigation pending or threatened against the Company which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Company, or in any material impairment of the right or ability of the Company to carry on its business substantially as now conducted, or in any material liability on the part of the Company, or which would draw into question the validity of this Agreement or the Mortgage Loans or of any action taken or to be contemplated herein, or which would be likely to impair materially the ability of the Company to perform under the terms of this Agreement;

         (h)      No Consent Required.

                  No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Company of or compliance by the Company with this Agreement or the sale of the Mortgage Loans as evidenced by the consummation of the transactions contemplated by this Agreement, or if required, such approval has been obtained prior to the Closing Date;

         (i)      No Untrue Information.

                  Neither this Agreement nor any statement, report or other document furnished or to be furnished pursuant to this Agreement or in connection with the transactions contemplated hereby contains any untrue statement of fact or omits to state a fact necessary to make the statements contained therein not misleading;



                                       17                 WELLS FARGO RESTRICTED

         (j)      Sale Treatment.

                  The Company has determined that the disposition of the Mortgage Loans pursuant to this Agreement will be afforded sale treatment for accounting and tax purposes;

         (k)      No Material Change.

                  There has been no material adverse change in the business, operations, financial condition or assets of the Company since the date of the Company's most recent financial statements that would have a material adverse effect on its ability to perform its obligations under this Agreement; and

         (l)      No Brokers' Fees.

                  The Company has not dealt with any broker, investment banker, agent or other Person that may be entitled to any commission or compensation in the connection with the sale of the Mortgage Loans.

Section 3.02      Representations and Warranties Regarding Individual Mortgage
                  Loans.

         As to each Mortgage Loan, the Company hereby represents and warrants to the Purchaser that as of the Closing Date:

         (a)      Mortgage Loans as Described.

                  The information set forth in the Mortgage Loan Schedule attached hereto as Exhibit A is true and correct;

         (b)      No Outstanding Charges.

                  All taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, which previously became due and owing have been paid, or an escrow of funds has been established for every such item which remains unpaid and which has been assessed but is not yet due and payable;

         (c)      Original Terms Unmodified.

                  The terms of the Mortgage Note and Mortgage have not been impaired, waived, altered or modified in any respect, except by a written instrument which has been recorded, if necessary to protect the interests of the Purchaser and which has been delivered to the Custodian. The substance of any such waiver, alteration or modification has been approved by FHA, VA or the issuer of any related PMI policy and the title insurer, to the extent required by the policy, and its terms are reflected on the Mortgage Loan Schedule. No Mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the issuer of the guaranty certificate or of any related Primary Mortgage Insurance policy and the title insurer, to the extent required by the policy or Agency guidelines, and which assumption agreement is part of the Mortgage File



                                       18                 WELLS FARGO RESTRICTED
                  delivered to the Custodian and the terms of which are reflected in the Mortgage Loan Schedule;

         (d)      No Defenses.

                  The Mortgage Loan is not subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

         (e)      No Satisfaction of Mortgage.

                  The Mortgage has not been satisfied, canceled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission;

         (f)      Validity of Mortgage Documents.

                  The Mortgage Note and the Mortgage and related documents are genuine, and each is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms. All parties to the Mortgage Note and the Mortgage had legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note and the Mortgage, and the Mortgage Note and the Mortgage have been duly and properly executed by such parties;

         (g)      No Fraud.

                  All the documents executed in connection with the Mortgage Loan including, but not limited to, the Mortgage Note and the Mortgage are free of fraud and any misrepresentation, are signed by the persons they purport to be signed by, and witnessed or, as appropriate, notarized by the persons whose signatures appear as witnesses or notaries, and each such document constitutes the valid and binding legal obligation of the signatories and is enforceable in accordance with its terms;

         (h)      Compliance with Applicable Laws.

                  Any and all requirements of any applicable federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity, disclosure, or predatory and abuse lending laws applicable to the Mortgage Loan have been complied with, and the Company shall maintain in its possession, available for the Purchaser's



                                       19                 WELLS FARGO RESTRICTED
                  inspection, and shall deliver to the Purchaser upon demand, evidence of compliance with all such requirements; All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities;

         (i)      Location and Type of Mortgaged Property.

                  The Mortgaged Property is located in the state identified in the Mortgage Loan Schedule and consists of a contiguous parcel of real property with a detached single family residence erected thereon, or a two- to four-family dwelling, or an individual condominium unit in a condominium project, or a manufactured dwelling, or an individual unit in a planned unit development or a townhouse, provided, however, that any condominium project or planned unit development shall conform to the applicable Agency requirements, or the underwriting guidelines of the Company, regarding such dwellings. As of the respective appraisal date for each Mortgaged Property, any Mortgaged Property being used for commercial purposes conforms to the underwriting guidelines of the Company and, to the best of the Company's knowledge, since the date of such appraisal, no portion of the Mortgaged Property has been used for commercial purposes outside of the Company's underwriting guidelines;

         (j)      Valid First Lien.

                  Each First Lien Mortgage Loan is a valid, subsisting and enforceable first lien on the Mortgaged Property, including all buildings on the Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems located in or annexed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing. The lien of the Mortgage is subject only to:

                           (1) the lien of current real property taxes and assessments not yet due and payable;

                           (2) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to mortgage lending institutions generally and specifically referred to in the lender's title insurance policy delivered to the originator of the Mortgage Loan and (i) referred to or otherwise considered in the appraisal made for the originator of the Mortgage Loan and
                                    (ii) which do not adversely affect the
                                    Appraised Value of the Mortgaged Property set forth in such appraisal; and



                                       20                 WELLS FARGO RESTRICTED

                           (3) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property.

                  Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, subsisting and enforceable first lien and first priority security interest on the property described therein and the Company has full right to sell and assign the same to the Purchaser.

         (k)      Full Disbursement of Proceeds.

                  The proceeds of the Mortgage Loan have been fully disbursed, except for escrows established or created due to seasonal weather conditions, and there is no requirement for future advances thereunder. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage were paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage;

         (l)      Ownership.

                  The Company is the sole owner of record and holder of the Mortgage Loan and the related Mortgage Note and the Mortgage are not assigned or pledged, and the Company has good and marketable title thereto and has full right and authority to transfer and sell the Mortgage Loan to the Purchaser. The Company is transferring the Mortgage Loan free and clear of any and all encumbrances, liens, pledges, equities, participation interests, claims, charges or security interests of any nature encumbering such Mortgage Loan;

         (m)      Origination/Doing Business.

                  The Mortgage Loan was originated by a savings and loan association, a savings bank, a commercial bank, a credit union, an insurance company, or similar institution which is supervised and examined by a federal or state authority or by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 or the National Housing Act. All parties which have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (1) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (2) organized under the laws of such state, or (3) qualified to do business in such state, or (4) federal savings and loan associations or national banks having principal offices in such state, or (5) not doing business in such state;



                                       21                 WELLS FARGO RESTRICTED

         (n)      Primary Mortgage Insurance.

                  With respect to any Mortgage Loan subject to a PMI Policy or LPMI Policy as indicated on the Mortgage Loan Schedule, all provisions of such PMI Policy or LPMI Policy have been and are being complied with, such policy is in full force and effect, and all premiums due thereunder have been paid. Any Mortgage Loan subject to a PMI Policy or LPMI Policy obligates the Mortgagor or the Company, as applicable, thereunder to maintain the PMI Policy or LPMI Policy and to pay all premiums and charges in connection therewith. The Mortgage Interest Rate for the Mortgage Loan as set forth on the Mortgage Loan
                  Schedule is net of any such insurance premium;

         (o)      FHA Insurance/VA Guaranty.

                  Each FHA Mortgage Loan, is fully-insured by the FHA, which insurance is in full force and effect, and the Mortgage Loan is not subject to any defect which would diminish or impair the FHA insurance, and all prior transfers, if any, of the Mortgage Loan have been, and the transactions herein contemplated are, in compliance with the FHA regulations, and no circumstances exist with respect to the FHA Mortgage Loans which would permit the FHA to deny coverage under the FHA insurance; and

                  Each VA Mortgage Loan is guaranteed by the VA, which guaranty is in full force and effect, and the Mortgage Loan is not subject to any defect which would diminish or impair the VA guaranty (other than a potential valuation of the mortgaged property), and all prior transfers, if any, of the Mortgage Loan have been, and the transactions herein contemplated are, in compliance with the VA regulations, and no circumstances exist with respect to the VA Mortgage Loan which would permit the VA to deny coverage under the VA guaranty;

         (p)      Title Insurance.

                  The Mortgage Loan is covered by an ALTA lender's title insurance policy (or in the case of any Mortgage Loan secured by a Mortgaged Property located in a jurisdiction where such policies are generally not available, an opinion of counsel of the type customarily rendered in such jurisdiction in lieu of title insurance) or other generally acceptable form of policy of insurance acceptable to the Agencies, issued by a title insurer acceptable to the Agencies and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring the Company, its successors and assigns, as to the first priority lien (or second priority if such Mortgage Loan is a Second Lien Mortgage Loan) of the Mortgage in the original principal amount of the Mortgage Loan, subject only to the exceptions contained in clauses (1), (2) and (3) of paragraph (xi) of this Section 3(b). The Company is the sole insured of such lender's title insurance policy, and such lender's title insurance policy is in full force and effect and will be in force and effect upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such lender's title insurance policy, and no prior holder of



                                       22                 WELLS FARGO RESTRICTED
                  the Mortgage, including the Company, has done, by act or omission, anything which would impair the coverage of such lender's title insurance policy;

         (q)      No Mechanics' Liens.

                  There are no mechanics' or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under the law could give rise to such liens) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage which are not insured against by the Title Insurance policy referenced in Section (p) above;

         (r)      Location of Improvements; No Encroachments.

                  Except as insured against by the Title Insurance policy referenced in Section (p) above, all improvements which were considered in determining the Appraised Value of the Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property and no improvements on adjoining properties encroach upon the Mortgaged Property. No improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning law or regulation;

         (s)      Customary Provisions.

                  The Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (ii) otherwise by judicial foreclosure. There is no homestead or other exemption available to a Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage;

         (t)      Occupancy of the Mortgaged Property.

                  As of the date of origination, the Mortgaged Property was lawfully occupied under applicable law.

         (u)      No Additional Collateral.

                  The Mortgage Note is not and has not been secured by any collateral, pledged account or other security except the lien of the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage referred to in (j) above;

         (v)      Deeds of Trust.



                                       23                 WELLS FARGO RESTRICTED

                  In the event the Mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Mortgagee to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor;

         (w)      Transfer of Mortgage Loans.

                  If the Mortgage Loan is not a MERS Mortgage Loan, the Assignment of Mortgage, upon the insertion of the name of the assignee and recording information, is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located;

         (x)      Mortgaged Property Undamaged.

                  The Mortgaged Property is undamaged by water, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises was intended;

         (y)      Collection Practices; Escrow Deposits.

                  The origination and collection practices used with respect to the Mortgage Loan have been in accordance with Accepted Servicing Practices, and have been in all material respects legal and proper. All Escrow Items have been collected in full compliance with state and federal law. An escrow of funds is not prohibited by applicable law and has been established to pay for every item that remains unpaid and has been assessed but is not yet due and payable. No escrow deposits or Escrow Items or other charges or payments due the Company have been capitalized under the Mortgage Note;

         (z)      No Condemnation.

                  To the best of Company's knowledge, there is no proceeding pending or threatened for the total or partial condemnation of the related Mortgaged Property;

         (aa)     The Appraisal.

                  The Mortgage File contains an appraisal of the related Mortgaged Property by an appraiser who had no interest, direct or indirect, in the Mortgaged Property or in any loan made on the security thereof; and whose compensation is not affected by the approval or disapproval of the Mortgage Loan, and the appraisal and the appraiser both satisfy the applicable requirements of Title XI of the Financial Institution Reform, Recovery, and Enforcement Act of 1989 and the regulations


                                       24                 WELLS FARGO RESTRICTED
                  promulgated thereunder, all as in effect on the date the Mortgage Loan was originated;

         (bb)     Insurance.

                  The Mortgaged Property securing each Mortgage Loan is insured by an insurer acceptable to the Agencies against loss by fire and such hazards as are covered under a standard extended coverage endorsement, in an amount which is at least equal to the lesser of (i) 100% of the insurable value, on a replacement cost basis, of the improvements on the related Mortgaged Property, and the outstanding principal balance of the Mortgage Loan, but in no event less and (ii) the greater of (a) either (1) the outstanding principal balance of the Mortgage Loan with respect to each First Lien Mortgage Loan or
                  (2) with respect to each Second Lien Mortgage Loan, the sum of the outstanding principal balance of the first lien on such Mortgage Loan and the outstanding principal balance of such Second Lien Mortgage Loan, or (b) an amount such that the proceeds of such insurance shall be sufficient to prevent the application to the Mortgagor or the loss payee of any coinsurance clause under the policy. If the Mortgaged Property is a condominium unit, it is included under the coverage afforded by a blanket policy for the project; the insurance policy contains a standard clause naming the originator of such mortgage loan, its successor and assigns, as insured mortgagee; if upon origination of the Mortgage Loan, the improvements on the Mortgaged Property were in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (A) the outstanding principal balance of the Mortgage Loan, (B) the full insurable value and (C) the maximum amount of insurance which was available under the Flood Disaster Protection Act of 1973, as amended; and the Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor's cost and expense and the Company has not acted or failed to act so as to impair the coverage of any such insurance policy or the validity, binding effect and enforceability thereof.

         (cc)     Servicemembers Civil Relief Act.

                  The Mortgagor has not notified the Company, and the Company has no knowledge of any relief requested or allowed to the Mortgagor under the Servicemembers Civil Relief Act, as amended.

         (dd)     No Violation of Environmental Laws.

                  There is no pending action or proceeding directly involving any Mortgaged Property of which the Company is aware in which compliance with any environmental law, rule or regulation is an issue; and to the best of the Company's knowledge nothing further remains to be done to satisfy in full all



                                       25                 WELLS FARGO RESTRICTED
                  requirements of each such law, rule or regulation constituting a prerequisite to use and enjoyment of said property.

         (ee)     HOEPA/HIGH COST.

                  No Mortgage Loan is a High Cost Loan or Covered Loan.

         (ff)     Prepayment Penalty.

                  With respect to each Mortgage Loan that has a prepayment penalty feature, each such prepayment penalty shall be enforceable and will be enforced by the Company for the benefit of the Purchaser, and each prepayment penalty shall be permitted pursuant to federal, state and local law. Each such prepayment penalty is in an amount equal to the maximum amount permitted under applicable law and no such prepayment penalty may be imposed for a term in excess of three (3) years with respect to Mortgage Loans originated on or after October 1, 2002.

         (gg)     Georgia Fair Lending Act.

                  There is no Mortgage Loan that was originated on or after October 1, 2002 and before March 7, 2003 which is secured by property located in the State of Georgia.

         (hh)     Buydown Mortgage Loans.

                  With respect to each Mortgage Loan that is a Buydown Mortgage
                  Loan:

                  (i)  On or before the date of origination of such Mortgage
                         Loan, the Company and the Mortgagor, or the Company, the Mortgagor and the seller of the Mortgaged Property or a third party entered into a Buydown Agreement. The Buydown Agreement provides that the seller of the Mortgaged Property (or third party) shall deliver to the Company temporary Buydown Funds in an amount equal to the aggregate undiscounted amount of payments that, when added to the amount the Mortgagor on such Mortgage Loan is obligated to pay on each Due Date in accordance with the terms of the Buydown Agreement, is equal to the full scheduled Monthly Payment due on such Mortgage Loan. The temporary Buydown Funds enable the Mortgagor to qualify for the Buydown Mortgage Loan. The effective interest rate of a Buydown Mortgage Loan if less than the interest rate set forth in the related Mortgage Note will increase within the Buydown Period as provided in the related Buydown Agreement so that the effective interest rate will be equal to the interest rate as set forth in the related Mortgage Note. The Buydown Mortgage Loan satisfies the requirements of Fannie Mae or Freddie Mac guidelines or the underwriting guidelines of the Company;



                                       26                 WELLS FARGO RESTRICTED

                  (ii) The Mortgage and Mortgage Note reflect the permanent payment terms rather than the payment terms of the Buydown Agreement. The Buydown Agreement provides for the payment by the Mortgagor of the full amount of the Monthly Payment on any Due Date that the Buydown Funds are available. The Buydown Funds were not used to reduce the original principal balance of the Mortgage Loan or to increase the Appraised Value of the Mortgage Property when calculating the Loan-to-Value Ratios for purposes of the Agreement and, if the Buydown Funds were provided by the Company and if required under Fannie Mae or Freddie Mac guidelines or the underwriting guidelines of the Company, the terms of the Buydown Agreement were disclosed to the appraiser of the Mortgaged Property;

                  (iii) The Buydown Funds may not be refunded to the Mortgagor unless the Mortgagor makes a principal payment for the outstanding balance of the Mortgage Loan;

                  (iv) As of the date of origination of the Mortgage Loan, the provisions of the related Buydown Agreement complied with the requirements of Fannie Mae or Freddie Mac or the underwriting guidelines of the Company regarding buydown agreements.

         (ii)     Balloon Loans.

                  With respect to each Balloon Loan, the Mortgage Loan is payable in equal monthly installments of principal and interest based on a fifteen (15) or thirty (30) year amortization schedule, as set forth in the related Mortgage Note, and a final lump sum payment substantially greater than the preceding Monthly Payment is required which is sufficient to amortize the remaining principal balance of the Balloon Loan.

         (jj)     Valid Second Lien.

                  With respect to any Second Lien Mortgage Loan, such Mortgage is a valid, subsisting and enforceable Second Lien on the Mortgaged Property, including all buildings on the Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems located in or annexed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing. The lien of such Mortgage is subject only to:

                  (i) the lien of current real property taxes and assessments not yet due and payable;

                  (ii) superior position mortgage lien(s) acceptable in accordance with the underwriting guidelines of the Company;

                  (iii) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to



                                       27                 WELLS FARGO RESTRICTED
                         mortgage lending institutions in accordance with Accepted Servicing Practices and (i) referred to or otherwise considered in the appraisal and (ii) which do not adversely affect the Appraised Value; and

                  (iv) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property.

                  Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with such Mortgage Loan establishes and creates a valid, subsisting, and enforceable Second Lien and second lien security interest on the property described therein and the Company has full right to sell and assign the same to the Purchaser. With respect to each Second Lien Mortgage Loan: (a) the First Lien is in full force and effect, (b) there is no default, breach, violation or event of acceleration existing under such First Lien Mortgage or the related Mortgage Note, (c) if the related First Lien Mortgage Loan provides for negative amortization, the LTV was calculated at the maximum principal balance of such First Lien that could result upon application of such negative amortization feature, (d) either no consent for the Second Lien Mortgage Loan is required by the holder of the First Lien or such consent has been obtained and is contained in the Mortgage Loan Documents and (e) to the best of Company's knowledge, no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event or acceleration under the related First Lien Mortgage Loan.

Section 3.03      Repurchase.

         It is understood and agreed that the representations and warranties set forth in Sections 3.01 and 3.02 shall survive the sale of the Mortgage Loans to the Purchaser and the delivery of the Mortgage Loan Documents to the Custodian and shall inure to the benefit of the Purchaser, notwithstanding any restrictive or qualified endorsement on any Mortgage Note or Assignment of Mortgage or the examination or failure to examine any Mortgage File. Upon discovery by either the Company or the Purchaser of a breach of any of the foregoing representations and warranties which materially and adversely affects the value of the Mortgage Loans or the interest of the Purchaser (or which materially and adversely affects the interests of Purchaser in the related Mortgage Loan in the case of a representation and warranty relating to a particular Mortgage Loan), the party discovering such breach shall give prompt written notice to the other.

         Within ninety (90) days of the earlier of either discovery by or notice to the Company of any breach of a representation or warranty which materially and adversely affects the value of the Mortgage Loans, the Company shall use its best efforts promptly to cure such breach in all material respects and, if such breach cannot be cured, the Company shall, at the Purchaser's option, repurchase such Mortgage Loan at the Repurchase Price. In the event that a breach shall involve any representation or warranty set forth in Section 3.01, and such breach cannot be cured within ninety (90) days of the earlier of either discovery by or notice to the Company of such breach, all of the Mortgage Loans shall, at the Purchaser's option, be repurchased by the



                                       28                 WELLS FARGO RESTRICTED

Company at the Repurchase Price. Any repurchase of a Mortgage Loan or Loans pursuant to the foregoing provisions of this Section 3.03 shall be accomplished by deposit in the Custodial Account of the amount of the Repurchase Price for distribution to Purchaser on the Remittance Date immediately following the Principal Prepayment Period in which such Repurchase Price is received, after deducting therefrom any amount received in respect of such repurchased Mortgage Loan or Loans and being held in the Custodial Account for future distribution.

         At the time of repurchase, the Purchaser and the Company shall arrange for the reassignment of the repurchased Mortgage Loan to the Company and the delivery to the Company of any documents held by the Custodian relating to the repurchased Mortgage Loan. If the Company repurchases a Mortgage Loan that is a MERS Mortgage Loan, the Company shall cause MERS to designate on the MERS(R) System to remove the Purchaser as the beneficial holder with respect to such Mortgage Loan. In the event of a repurchase, the Company shall, simultaneously with such reassignment, give written notice to the Purchaser that such repurchase has taken place, amend the Mortgage Loan Schedule to reflect the withdrawal of the repurchased Mortgage Loan from this Agreement.

         In addition to such repurchase obligation, the Company shall indemnify the Purchaser and hold it harmless against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach of the Company representations and warranties contained in this Agreement. It is understood and agreed that the obligations of the Company set forth in this
Section 3.03 to cure, substitute for or repurchase a defective Mortgage Loan and to indemnify the Purchaser as provided in this Section 3.03 constitute the sole remedies of the Purchaser respecting a breach of the foregoing representations and warranties.

         Any cause of action against the Company relating to or arising out of the breach of any representations and warranties made in Sections 3.01 and 3.02 shall accrue as to any Mortgage Loan upon (i) discovery of such breach by the Purchaser or notice thereof by the Company to the Purchaser, (ii) failures by the Company to cure such breach or repurchase such Mortgage Loan as specified above, and (iii) demand upon the Company by the Purchaser for compliance with this Agreement.


                                   ARTICLE IV

                 ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

Section 4.01      Company to Act as Servicer.

         The Company, as an independent contractor, shall service and administer the Mortgage Loans and shall have full power and authority, acting alone or through the utilization of a Subservicer or a Subcontractor, to do any and all things in connection with such servicing and administration which the Company may deem necessary or desirable, consistent with the terms of this Agreement and with Accepted Servicing Practices. The Company shall service the Mortgage Loans in accordance with the guidelines of the applicable governing Agency,



                                       29                 WELLS FARGO RESTRICTED
including the Federal Housing Administration for FHA loans or the Veteran's Administration for VA loans, and shall comply with all the rules and regulations as set forth by each applicable agency. The Company shall be responsible for any and all acts of a Subservicer and a Subcontractor, and the Company's utilization of a Subservicer or Subcontractor shall in no way relieve the liability of the Company under this Agreement.

         Consistent with the terms of this Agreement and any applicable Agency guidelines, the Company may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if in the Company's reasonable and prudent determination such waiver, modification, postponement or indulgence is not materially adverse to the Purchaser and will not result in the impairment of coverage under any PMI Policy, the MIC or LGC. Provided, however, no such modification shall reduce the mortgage interest rate below the Company's prevailing market rate for similar loans in affect as of the date of modification. In the event of any such modification which permits the deferral of interest or principal payments on any Mortgage Loan, the Company shall disburse on the following Remittance Date, from its own funds, the difference between (a) such month's principal and one month's interest at the Mortgage Loan Remittance Rate on the unpaid principal balance of such Mortgage Loan for any Monthly Payment received or deferred and (b) the amount paid by the Mortgagor, if any. Without limiting the generality of the foregoing, the Company shall continue, and is hereby authorized and empowered, to execute and deliver on behalf of itself and the Purchaser, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Properties. If reasonably required by the Company, the Purchaser shall furnish the Company with any powers of attorney and other documents necessary or appropriate to enable the Company to carry out its servicing and administrative duties under this Agreement.

         If a Second Lien Mortgage Loan becomes delinquent and the Servicer, in its reasonable and good faith judgment, determines that the recovery of principal with respect to such Mortgage Loan will not materially be in excess of the cost of foreclosure or other liquidation of the Mortgage Loan, then the Servicer will be deemed to have made a final recovery determination with respect to such Second Lien Mortgage Loan and the Servicer may charge off such Second Lien Mortgage Loan at any time thereafter.

         In servicing and administering the Mortgage Loans, the Company shall employ procedures (including collection procedures) and exercise the same care that it customarily employs and exercises in servicing and administering mortgage loans for its own account, giving due consideration to Accepted Servicing Practices where such practices do not conflict with the requirements of this Agreement, and the Purchaser's reliance on the Company.

         The Company is authorized and empowered by the Purchaser, in its own name, when the Company believes it appropriate in its reasonable judgment to register any Mortgage Loan on the MERS(R) System, or cause the removal from the registration of any Mortgage Loan on the MERS(R) System, with written consent of the Purchaser, to execute and deliver, on behalf of the Purchaser, any and all instruments of assignment and other comparable instruments with respect to



                                       30                 WELLS FARGO RESTRICTED
such assignment or re-recording of a Mortgage in the name of MERS, solely as nominee for the Purchaser and its successors and assigns.

Section 4.02      Liquidation of Mortgage Loans.

         In the event that any payment due under any Mortgage Loan and not postponed pursuant to Section 4.01 is not paid when the same becomes due and payable, or in the event the Mortgagor fails to perform any other covenant or obligation under the Mortgage Loan and such failure continues beyond any applicable grace period, the Company shall take such action as (1) the Company would take under similar circumstances with respect to a similar mortgage loan held for its own account for investment, (2) shall be consistent with Accepted Servicing Practices, (3) the Company shall determine prudently to be in the best interest of Purchaser, and (4) is consistent with any related PMI Policy. In the event that any payment due under any Mortgage Loan is not postponed pursuant to
Section 4.01 and remains delinquent for a period of ninety (90) days or any other default continues for a period of ninety (90) days beyond the expiration of any grace or cure period, the Company shall commence foreclosure proceedings. In such connection, the Company shall from its own funds make all necessary and proper Servicing Advances, provided, however, that the Company shall not be required to expend its own funds in connection with any foreclosure or towards the restoration or preservation of any Mortgaged Property, unless it shall determine (a) that such preservation, restoration and/or foreclosure will increase the proceeds of liquidation of the Mortgage Loan to Purchaser after reimbursement to itself for such expenses and (b) that such expenses will be recoverable by it either through Liquidation Proceeds (respecting which it shall have priority for purposes of withdrawals from the Custodial Account pursuant to
Section 4.05) or through Insurance Proceeds (respecting which it shall have similar priority).

         Notwithstanding anything to the contrary contained herein, in connection with a foreclosure or acceptance of a deed in lieu of foreclosure, in the event the Company has reasonable cause to believe that a Mortgaged Property is contaminated by hazardous or toxic substances or wastes, or if the Purchaser otherwise requests an environmental inspection or review of such Mortgaged Property, such an inspection or review is to be conducted by a qualified inspector. The cost for such inspection or review shall be borne by the Purchaser. Upon completion of the inspection or review, the Company shall promptly provide the Purchaser with a written report of the environmental inspection.

         After reviewing the environmental inspection report, the Purchaser shall determine how the Company shall proceed with respect to the Mortgaged Property. In the event (a) the environmental inspection report indicates that the Mortgaged Property is contaminated by hazardous or toxic substances or wastes and (b) the Purchaser directs the Company to proceed with foreclosure or acceptance of a deed in lieu of foreclosure, the Company shall be reimbursed for all reasonable costs associated with such foreclosure or acceptance of a deed in lieu of foreclosure and any related environmental clean up costs, as applicable, from the related Liquidation Proceeds, or if the Liquidation Proceeds are insufficient to fully reimburse the Company, the Company shall be entitled to be reimbursed from amounts in the Custodial Account pursuant to Section 4.05 hereof. In the event the Purchaser directs the Company not to proceed with foreclosure or acceptance of a deed in lieu of foreclosure, the Company shall be


                                       31                 WELLS FARGO RESTRICTED
reimbursed for all Servicing Advances made with respect to the related Mortgaged Property from the Custodial Account pursuant to Section 4.05 hereof.

Section 4.03      Collection of Mortgage Loan Payments.

         Continuously from the date hereof until the principal and interest on all Mortgage Loans are paid in full, the Company shall proceed diligently to collect all payments due under each of the Mortgage Loans when the same shall become due and payable and shall take special care in ascertaining and estimating Escrow Payments and all other charges that will become due and payable with respect to the Mortgage Loan and the Mortgaged Property, to the end that the installments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable. The Company shall not waive any Prepayment Charge unless: (i) the enforceability thereof shall have been limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally, (ii) the enforcement thereof is illegal, or any local, state or federal agency has threatened legal action if the prepayment penalty is enforced, (iii) the mortgage debt has been accelerated in connection with a foreclosure or other involuntary payment or (iv) such waiver is standard and customary in servicing similar Mortgage Loans and relates to a default or a reasonably foreseeable default and would, in the reasonable judgment of the Company, maximize recovery of total proceeds taking into account the value of such Prepayment Charge and the related Mortgage Loan. If a Prepayment Charge is waived, but does not meet the standards described above, then the Company is required to pay the amount of such waived Prepayment Charge by remitting such amount to the Purchaser by the Remittance Date.

Section 4.04      Establishment of and Deposits to Custodial Account.

         The Company shall segregate and hold all funds collected and received pursuant to a Mortgage Loan separate and apart from any of its own funds and general assets and shall establish and maintain one or more Custodial Accounts, in the form of time deposit or demand accounts, titled "Wells Fargo Bank, N.A. in trust for the Purchaser and/or subsequent purchasers of Residential Mortgage Loans, - P & I." The Custodial Account shall be established with a Qualified Depository. Upon request of the Purchaser and within ten (10) days thereof, the Company shall provide the Purchaser with written confirmation of the existence of such Custodial Account. Any funds deposited in the Custodial Account shall at all times be insured to the fullest extent allowed by applicable law. Funds deposited in the Custodial Account may be drawn on by the Company in accordance with Section 4.05.

         The Company shall deposit in the Custodial Account within two (2) Business Days of the Company's receipt, and retain therein, the following collections received by the Company and payments made by the Company after the Cut-off Date, other than payments of principal and interest due on or before the Cut-off Date, or received by the Company prior to the Cut-off Date but allocable to a period subsequent thereto:

         (i) all payments on account of principal on the Mortgage Loans, including all Principal Prepayments;



                                       32                 WELLS FARGO RESTRICTED

         (ii) all payments on account of interest on the Mortgage Loans adjusted to the Mortgage Loan Remittance Rate;

         (iii)    all Liquidation Proceeds;

         (iv) all Insurance Proceeds including amounts required to be deposited pursuant to Section 4.10 (other than proceeds to be held in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with Section 4.14), Section 4.11 and Section 4.15;

         (v) all Condemnation Proceeds which are not applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with Section 4.14;

         (vi) any amount required to be deposited in the Custodial Account pursuant to Section 4.01, 5.03, 6.01 or 6.02;

         (vii) any amounts payable in connection with the repurchase of any Mortgage Loan pursuant to Section 3.03;

         (viii) with respect to each Principal Prepayment an amount (to be paid by the Company out of its funds) which, when added to all amounts allocable to interest received in connection with the Principal Prepayment, equals one month's interest on the amount of principal so prepaid at the Mortgage Loan Remittance Rate;

         (ix) any amounts required to be deposited by the Company pursuant to Section 4.11 in connection with the deductible clause in any blanket hazard insurance policy;

         (x) any amounts received with respect to or related to any REO Property and all REO Disposition Proceeds pursuant to Section 4.16; and

         (xi) with respect to each Buydown Mortgage Loan an amount from the Buydown Account (or Escrow Account) that when added to the amount received from the Mortgagor for such month equal the full Monthly Payment due under the related Mortgage Note.

         The foregoing requirements for deposit into the Custodial Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges and assumption fees, to the extent permitted by Section 6.01, need not be deposited by the Company into the Custodial Account. Any interest paid on funds deposited in the Custodial Account by the depository institution shall accrue to the benefit of the Company and the Company shall be entitled to retain and withdraw such interest from the Custodial Account pursuant to Section 4.05.



                                       33                 WELLS FARGO RESTRICTED

Section 4.05      Permitted Withdrawals From Custodial Account.

         The Company shall, from time to time, withdraw funds from the Custodial Account for the following purposes:

         (i) to make payments to the Purchaser in the amounts and in the manner provided for in Section 5.01;

         (ii) to reimburse itself for Monthly Advances of the Company's funds made pursuant to Section 5.03, the Company's right to reimburse itself pursuant to this subclause (ii) being limited to amounts received on the related Mortgage Loan which represent late payments of principal and/or interest respecting which any such advance was made, it being understood that, in the case of any such reimbursement, the Company's right thereto shall be prior to the rights of Purchaser, except that, where the Company is required to repurchase a Mortgage Loan pursuant to Section 3.03 or 6.02, the Company's right to such reimbursement shall be subsequent to the payment to the Purchaser of the Repurchase Price pursuant to such sections and all other amounts required to be paid to the Purchaser with respect to such Mortgage Loan;

         (iii) to reimburse itself for unreimbursed Servicing Advances, and for any unpaid Servicing Fees, the Company's right to reimburse itself pursuant to this subclause (iii) with respect to any Mortgage Loan being limited to related Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds and such other amounts as may be collected by the Company from the Mortgagor or otherwise relating to the Mortgage Loan, it being understood that, in the case of any such reimbursement, the Company's right thereto shall be prior to the rights of Purchaser, except that where the Company is required to repurchase a Mortgage Loan pursuant to Section 3.03 or 6.02, in which case the Company's right to such reimbursement shall be subsequent to the payment to the Purchaser of the Repurchase Price pursuant to such sections and all other amounts required to be paid to the Purchaser with respect to such Mortgage Loan;

         (iv)     to pay itself interest on funds deposited in the Custodial
                  Account;

         (v) to reimburse itself for expenses incurred and reimbursable to it pursuant to Section 8.01;

         (vi) to pay any amount required to be paid pursuant to Section 4.16 related to any REO Property, it being understood that, in the case of any such expenditure or withdrawal related to a particular REO Property, the amount of such expenditure or withdrawal from the Custodial Account shall be limited to amounts on deposit in the Custodial Account with respect to the related REO Property;

         (vii) to reimburse itself for any Servicing Advances or REO expenses after liquidation of the Mortgaged Property not otherwise reimbursed above;



                                       34                 WELLS FARGO RESTRICTED

         (viii) to remove funds inadvertently placed in the Custodial Account by the Company; and

         (ix) to clear and terminate the Custodial Account upon the termination of this Agreement.

         In the event that the Custodial Account is interest bearing, on each Remittance Date, the Company shall withdraw all funds from the Custodial Account except for those amounts which, pursuant to Section 5.01, the Company is not obligated to remit on such Remittance Date. The Company may use such withdrawn funds only for the purposes described in this Section 4.05.

Section 4.06      Establishment of and Deposits to Escrow Account.

         The Company shall segregate and hold all funds collected and received pursuant to a Mortgage Loan constituting Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more Escrow Accounts, in the form of time deposit or demand accounts, titled, "Wells Fargo Bank, N.A., in trust for the Purchaser and/or subsequent purchasers of Mortgage Loans, and various Mortgagors - T & I." The Escrow Accounts shall be established with a Qualified Depository, in a manner which shall provide maximum available insurance thereunder. Upon request of the Purchaser and within ten
(10) days thereof, the Company shall provide the Purchaser with written confirmation of the existence of such Escrow Account. Funds deposited in the Escrow Account may be drawn on by the Company in accordance with Section 4.07.

         The Company shall deposit in the Escrow Account or Accounts within two
(2) Business Days of Company's receipt and retain therein:

         (i) all Escrow Payments collected on account of the Mortgage Loans, for the purpose of effecting timely payment of any such items as required under the terms of this Agreement;

         (ii) all amounts representing Insurance Proceeds or Condemnation Proceeds which are to be applied to the restoration or repair of any Mortgaged Property;

         (iii)    all payments on account of Buydown Funds; and

         (iv) all Servicing Advances for Mortgagors whose Escrow Payments are insufficient to cover escrow disbursements.

         The Company shall make withdrawals from the Escrow Account only to effect such payments as are required under this Agreement, as set forth in
Section 4.07. The Company shall be entitled to retain any interest paid on funds deposited in the Escrow Account by the depository institution, other than interest on escrowed funds required by law to be paid to the Mortgagor. To the extent required by law, the Company shall pay interest on escrowed funds to the Mortgagor notwithstanding that the Escrow Account may be non-interest bearing or that interest paid thereon is insufficient for such purposes.



                                       35                 WELLS FARGO RESTRICTED

Section 4.07      Permitted Withdrawals From Escrow Account.

         Withdrawals from the Escrow Account or Accounts may be made by the Company only:

         (i) to effect timely payments of ground rents, taxes, assessments, water rates, mortgage insurance premiums, condominium charges, fire and hazard insurance premiums or other items constituting Escrow Payments for the related Mortgage;

         (ii) to reimburse the Company for any Servicing Advances made by the Company pursuant to Section 4.08 or Section 4.10 with respect to a related Mortgage Loan, but only from amounts received on the related Mortgage Loan which represent late collections of Escrow Payments thereunder;

         (iii) to refund to any Mortgagor any funds found to be in excess of the amounts required under the terms of the related Mortgage Loan;

         (iv) for transfer to the Custodial Account for application to reduce the principal balance of the Mortgage Loan in accordance with the terms of the related Mortgage and Mortgage Note;

         (v) for application to restoration or repair of the Mortgaged Property in accordance with the procedures outlined in Section 4.14;

         (vi) to pay to the Company, or any Mortgagor to the extent required by law, any interest paid on the funds deposited in the Escrow Account;

         (vii) to remove funds inadvertently placed in the Escrow Account by the Company;


         (viii) to clear and terminate the Escrow Account on the termination of this Agreement; and

         (ix) to transfer payment on account of Buydown Funds to the Custodial Account.

Section 4.08      Payment of Taxes, Insurance and Other Charges.

         With respect to each Mortgage Loan, the Company shall maintain accurate records reflecting the status of ground rents, taxes, assessments, water rates, sewer rents, and other charges which are or may become a lien upon the Mortgaged Property and the status of PMI Policy premiums and fire and hazard insurance coverage and shall obtain, from time to time, all bills for the payment of such charges (including renewal premiums) and shall effect payment thereof prior to the applicable penalty or termination date, employing for such purpose deposits of the Mortgagor in the Escrow Account which shall have been estimated and accumulated by the Company in amounts sufficient for such purposes, as allowed under the terms of the Mortgage. The Company assumes full responsibility for the timely payment of all such bills and



                                       36                 WELLS FARGO RESTRICTED
shall effect timely payment of all such charges irrespective of each Mortgagor's faithful performance in the payment of same or the making of the Escrow Payments, and the Company shall make advances from its own funds to effect such payments.

Section 4.09      Protection of Accounts.

         The Company may transfer the Custodial Account or the Escrow Account to a different Qualified Depository from time to time.

Section 4.10      Maintenance of Hazard Insurance.

         The Company shall cause to be maintained for each Mortgage Loan hazard insurance such that all buildings upon the Mortgaged Property are insured by an insurer acceptable to the Agencies, against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located, in an amount which is at least equal to the lesser of (i) 100 % of the insurable value, on a replacement cost basis, of the improvements on the related Mortgaged Property, and (ii) the greater of (a) the outstanding principal balance of the Mortgage Loan or (b) an amount such that the proceeds of such insurance shall be sufficient to prevent the application to the Mortgagor or the loss payee of any coinsurance clause under the policy. In the event a hazard insurance policy shall be in danger of being terminated, or in the event the insurer shall cease to be acceptable to the Agencies, the Company shall notify the Purchaser and the related Mortgagor, and shall use its best efforts, as permitted by applicable law, to obtain from another Qualified Insurer a replacement hazard insurance policy substantially and materially similar in all respects to the original policy. In no event, however, shall a Mortgage Loan be without a hazard insurance policy at any time, subject only to
Section 4.11 hereof.

         If upon origination of the Mortgage Loan, the related Mortgaged Property was located in an area identified by the Flood Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier acceptable to the Agencies, in an amount representing coverage equal to the lesser of (i) the minimum amount required, under the terms of coverage, to compensate for any damage or loss on a replacement cost basis (or the unpaid balance of the mortgage if replacement cost coverage is not available for the type of building insured) and (ii) the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended. If at any time during the term of the Mortgage Loan, the Company determines in accordance with applicable law that a Mortgaged Property is located in a special flood hazard area and is not covered by flood insurance or is covered in an amount less than the amount required by the Flood Disaster Protection Act of 1973, as amended, the Company shall notify the related Mortgagor that the Mortgagor must obtain such flood insurance coverage, and if said Mortgagor fails to obtain the required flood insurance coverage within forty-five (45) days after such notification, the Company shall immediately force place the required flood insurance on the Mortgagor's behalf.



                                       37                 WELLS FARGO RESTRICTED

         If a Mortgage is secured by a unit in a condominium project, the Company shall verify that the coverage required of the owner's association, including hazard, flood, liability, and fidelity coverage, is being maintained in accordance with then current Agency requirements, and secure from the owner's association its agreement to notify the Company promptly of any change in the insurance coverage or of any condemnation or casualty loss that may have a material effect on the value of the Mortgaged Property as security.

         In the event that any Purchaser or the Company shall determine that the Mortgaged Property should be insured against loss or damage by hazards and risks not covered by the insurance required to be maintained by the Mortgagor pursuant to the terms of the Mortgage, the Company shall communicate and consult with the Mortgagor with respect to the need for such insurance and bring to the Mortgagor's attention the required amount of coverage for the Mortgaged Property and if the Mortgagor does not obtain such coverage, the Company shall immediately force place the required coverage on the Mortgagor's behalf.

         All policies required hereunder shall name the Company as loss payee and shall be endorsed with standard or union mortgagee clauses, without contribution, which shall provide for at least thirty (30) days prior written notice of any cancellation, reduction in amount or material change in coverage.

         The Company shall not interfere with the Mortgagor's freedom of choice in selecting either his insurance carrier or agent, provided, however, that the Company shall not accept any such insurance policies from insurance companies unless such companies are acceptable to the applicable Agency and are licensed to do business in the jurisdiction in which the Mortgaged Property is located. The Company shall determine that such policies provide sufficient risk coverage and amounts, that they insure the property owner, and that they properly describe the property address.

         Pursuant to Section 4.04, any amounts collected by the Company under any such policies (other than amounts to be deposited in the Escrow Account and applied to the restoration or repair of the related Mortgaged Property, or property acquired in liquidation of the Mortgage Loan, or to be released to the Mortgagor, in accordance with the Company's normal servicing procedures as specified in Section 4.14) shall be deposited in the Custodial Account subject to withdrawal pursuant to Section 4.05.

Section 4.11      Maintenance of Mortgage Impairment Insurance.

         In the event that the Company shall obtain and maintain a blanket policy insuring against losses arising from fire and hazards covered under extended coverage on all of the Mortgage Loans, then, to the extent such policy provides coverage in an amount equal to the amount required pursuant to Section
4.10 and otherwise complies with all other requirements of Section 4.10, it shall conclusively be deemed to have satisfied its obligations as set forth in
Section 4.10. The Company shall prepare and make any claims on the blanket policy as deemed necessary by the Company in accordance with prudent servicing practices. Any amounts collected by the Company under any such policy relating to a Mortgage Loan shall be deposited in the Custodial Account subject to withdrawal pursuant to Section 4.05. Such policy may contain a deductible


                                       38                 WELLS FARGO RESTRICTED
clause, in which case, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with Section 4.10, and there shall have been a loss which would have been covered by such policy, the Company shall deposit in the Custodial Account at the time of such loss the amount not otherwise payable under the blanket policy because of such deductible clause, such amount to be deposited from the Company's funds, without reimbursement therefor. Upon request of any Purchaser, the Company shall cause to be delivered to such Purchaser a certified true copy of such policy and a statement from the insurer thereunder that such policy shall in no event be terminated or materially modified without thirty (30) days' prior written notice to such Purchaser.

Section 4.12      Maintenance of Fidelity Bond and Errors and Omissions
                  Insurance.

         The Company shall maintain with responsible companies, at its own expense, a blanket Fidelity Bond and an Errors and Omissions Insurance Policy, with broad coverage on all officers, employees or other persons acting in any capacity requiring such persons to handle funds, money, documents or papers relating to the Mortgage Loans ("Company Employees"). Any such Fidelity Bond and Errors and Omissions Insurance Policy shall be in the form of the Mortgage Banker's Blanket Bond and shall protect and insure the Company against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such Company Employees. Such Fidelity Bond and Errors and Omissions Insurance Policy also shall protect and insure the Company against losses in connection with the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby. No provision of this Section 4.12 requiring such Fidelity Bond and Errors and Omissions Insurance Policy shall diminish or relieve the Company from its duties and obligations as set forth in this Agreement. The minimum coverage under any such bond and insurance policy shall be acceptable to the Agencies. Upon the request of any Purchaser, the Company shall cause to be delivered to such Purchaser a certificate of insurance for such fidelity bond and insurance policy and a statement from the surety and the insurer that such fidelity bond and insurance policy shall in no event be terminated or materially modified without thirty (30) days' prior written notice to the Purchaser.

Section 4.13      Inspections.

         If any Mortgage Loan is more than sixty (60) days delinquent, the Company immediately shall inspect the Mortgaged Property and shall conduct subsequent inspections in accordance with Accepted Servicing Practices or as may be required by the primary mortgage guaranty insurer. The Company shall keep a written report of each such inspection.

Section 4.14      Restoration of Mortgaged Property.

         The Company need not obtain the approval of the Purchaser prior to releasing any Insurance Proceeds or Condemnation Proceeds to the Mortgagor to be applied to the restoration or repair of the Mortgaged Property if such release is in accordance with Accepted Servicing Practices. For claims greater than $15,000, at a minimum the Company shall comply with the following conditions in connection with any such release of Insurance Proceeds or Condemnation Proceeds:



                                       39                 WELLS FARGO RESTRICTED

         (i) the Company shall receive satisfactory independent verification of completion of repairs and issuance of any required approvals with respect thereto;

         (ii) the Company shall take all steps necessary to preserve the priority of the lien of the Mortgage, including, but not limited to requiring waivers with respect to mechanics' and materialmen's liens;

         (iii) the Company shall verify that the Mortgage Loan is not in default; and

         (iv) pending repairs or restoration, the Company shall place the Insurance Proceeds or Condemnation Proceeds in the Escrow Account.

         If the Purchaser is named as an additional loss payee, the Company is hereby empowered to endorse any loss draft issued in respect of such a claim in the name of the Purchaser.

Section 4.15      Claims.

         In connection with its activities as servicer, the Company agrees to prepare and present, on behalf of itself and the Purchaser, claims to the insurer under any PMI Policy, MIC or LGC in a timely fashion and in accordance with the terms of the applicable policy or Agency requirements, in this regard, to take such action as shall be necessary to permit recovery respecting a defaulted Mortgage Loan. Pursuant to Section 4.04, any amounts collected by the Company under any guaranty shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section 4.05.

Section 4.16      Title, Management and Disposition of REO Property.

         In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be taken in the name of the Purchaser, or in the event the Purchaser is not authorized or permitted to hold title to real property in the state where the REO Property is located, or would be adversely affected under the "doing business" or tax laws of such state by so holding title, the deed or certificate of sale shall be taken in the name of such Person or Persons as shall be consistent with an Opinion of Counsel obtained by the Company from any attorney duly licensed to practice law in the state where the REO Property is located. The Person or Persons holding such title other than the Purchaser shall acknowledge in writing that such title is being held as nominee for the Purchaser.

         The Purchaser shall have the option to manage and operate the REO Property provided the Purchaser gives written notice of its intention to do so within thirty (30) days after such REO Property is acquired in foreclosure or by deed in lieu of foreclosure. The election by the Purchaser to manage the REO Property shall not constitute a termination of any rights of the Company pursuant to Section 11.02.

         In the event the Purchaser does not elect to manage its own REO property, the Company shall manage, conserve, protect and operate each REO Property for the Purchaser solely for the



                                       40                 WELLS FARGO RESTRICTED
purpose of its prompt disposition and sale. The Company, either itself or through an agent selected by the Company, shall manage, conserve, protect and operate the REO Property in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account, and in the same manner that similar property in the same locality as the REO Property is managed. The Company shall attempt to sell the same (and may temporarily rent the same for a period not greater than one (1) year, except as otherwise provided below) on such terms and conditions as the Company deems to be in the best interest of the Purchaser.

         The Company shall use its best efforts to dispose of the REO Property as soon as possible and shall sell such REO Property in any event prior to the close of the third (3rd) calendar year beginning after the year in which title has been taken to such REO Property, unless the Company determines, and gives an appropriate notice to the Purchaser to such effect, that a longer period is necessary for the orderly liquidation of such REO Property. If a period longer than three (3) years is permitted under the foregoing sentence and is necessary to sell any REO Property, (i) the Company shall report monthly to the Purchaser as to the progress being made in selling such REO Property and (ii) if, with the written consent of the Purchaser, a purchase money mortgage is taken in connection with such sale, such purchase money mortgage shall name the Company as mortgagee, and such purchase money mortgage shall not be held pursuant to this Agreement.

         The Company shall also maintain on each REO Property fire and hazard insurance with extended coverage in amount which is at least equal to the maximum insurable value of the improvements which are a part of such property, liability insurance and, to the extent required and available under the Flood Disaster Protection Act of 1973, as amended, flood insurance in the amount required above.

         The disposition of REO Property shall be carried out by the Company at such price, and upon such terms and conditions, as the Company deems to be in the best interests of the Purchaser. The proceeds of sale of the REO Property shall be promptly deposited in the Custodial Account. As soon as practical thereafter the expenses of such sale shall be paid and the Company shall reimburse itself for any related unreimbursed Servicing Advances, unpaid Servicing Fees and unreimbursed advances made pursuant to Section 5.03. On the Remittance Date immediately following the Principal Prepayment Period in which such sale proceeds are received the net cash proceeds of such sale remaining in the Custodial Account shall be distributed to the Purchaser.

         The Company shall withdraw from the Custodial Account funds necessary for the proper operation management and maintenance of the REO Property, including the cost of maintaining any hazard insurance pursuant to Section 4.10 and the fees of any managing agent of the Company, or the Company itself. The REO management fee shall be $1500 per REO Property. The Company shall make monthly distributions on each Remittance Date to the Purchaser of the net cash flow from the REO Property (which shall equal the revenues from such REO Property net of the expenses described in this Section 4.16 and of any reserves reasonably required from time to time to be maintained to satisfy anticipated liabilities for such expenses).

Section 4.17      Real Estate Owned Reports.



                                       41                 WELLS FARGO RESTRICTED

         Together with the statement furnished pursuant to Section 5.02, the Company shall furnish to the Purchaser on or before the Remittance Date each month a statement with respect to any REO Property covering the operation of such REO Property for the previous month and the Company's efforts in connection with the sale of such REO Property and any rental of such REO Property incidental to the sale thereof for the previous month. That statement shall be accompanied by such other information available to the Company as the Purchaser shall reasonably request.

Section 4.18      Liquidation Reports.

         Upon the foreclosure sale of any Mortgaged Property or the acquisition thereof by the Purchaser pursuant to a deed in lieu of foreclosure, the Company shall submit to the Purchaser a liquidation report with respect to such Mortgaged Property.

Section 4.19      Reports of Foreclosures and Abandonments of Mortgaged
                  Property.

         Following the foreclosure sale or abandonment of any Mortgaged Property, the Company shall report such foreclosure or abandonment as required pursuant to Section 6050J of the Code. The Company shall file information reports with respect to the receipt of mortgage interest received in a trade or business and information returns relating to cancellation of indebtedness income with respect to any Mortgaged Property as required by the Code. Such reports shall be in form and substance sufficient to meet the reporting requirements imposed by the Code.

Section 4.20      Application of Buydown Funds.

         With respect to each Buydown Mortgage Loan, the Company shall have deposited into the Escrow Account, no later than the last day of the month, Buydown Funds in an amount equal to the aggregate undiscounted amount of payments that, when added to the amount the Mortgagor on such Mortgage Loan is obligated to pay on all Due Dates in accordance with the terms of the Buydown Agreement, is equal to the full scheduled Monthly Payments which are required to be paid by the Mortgagor under the terms of the related Mortgage Note (without regard to the related Buydown Agreement as if the Mortgage Loan were not subject to the terms of the Buydown Agreement). With respect to each Buydown Mortgage Loan, the Company will distribute to the Purchaser on each Remittance Date an amount of Buydown Funds equal to the amount that, when added to the amount required to be paid on such date by the related Mortgagor, pursuant to and in accordance with the related Buydown Agreement, equals the full Monthly Payment that would otherwise be required to be paid on such Mortgage Loan by the related Mortgagor under the terms of the related Mortgage Note (as if the Mortgage Loan were not a Buydown Mortgage Loan and without regard to the related Buydown Agreement).

         If the Mortgagor on a Buydown Mortgage Loan defaults on such Mortgage Loan during the Buydown Period and the Mortgaged Property securing such Buydown Mortgage Loan is sold in the liquidation thereof (either by the Company or the insurer under any related Primary Insurance Policy) the Company shall, on the Remittance Date following the date upon which Liquidation Proceeds or REO Disposition proceeds are received with respect to any such Buydown Mortgage Loan, distribute to the Purchaser all remaining Buydown Funds for such



                                       42                 WELLS FARGO RESTRICTED

Mortgage Loan then remaining in the Escrow Account. Pursuant to the terms of each Buydown Agreement, any amounts distributed to the Purchaser in accordance with the preceding sentence will be applied to reduce the outstanding principal balance of the related Buydown Mortgage Loan. If a Mortgagor on a Buydown Mortgage Loan prepays such Mortgage Loan in its entirety during the related Buydown Period, the Company shall be required to withdraw from the Escrow Account any Buydown Funds remaining in the Escrow Account with respect to such Buydown Mortgage Loan in accordance with the related Buydown Agreement. If a principal prepayment by a Mortgagor on a Buydown Mortgage Loan during the related Buydown Period, together with any Buydown Funds then remaining in the Escrow Account related to such Buydown Mortgage Loan, would result in a principal prepayment of the entire unpaid principal balance of the Buydown Mortgage Loan, the Company shall distribute to the Purchaser on the Remittance Date occurring in the month immediately succeeding the month in which such Principal Prepayment is received, all Buydown Funds related to such Mortgage Loan so remaining in the Escrow Account, together with any amounts required to be deposited into the Custodial Account.

Section 4.21      Notification of Adjustments.

         With respect to each adjustable rate Mortgage Loan, the Company shall adjust the Mortgage Interest Rate on the related Adjustment Date in compliance with the requirements of applicable law and the related Mortgage and Mortgage Note. The Company shall execute and deliver any and all necessary notices required under applicable law and the terms of the related Mortgage Note and Mortgage regarding the Mortgage Interest Rate adjustments. Upon the discovery by the Company or the receipt of notice from the Purchaser that the Company has failed to adjust a Mortgage Interest Rate in accordance with the terms of the related Mortgage Note, the Company shall immediately deposit in the Custodial Account from its own funds the amount of any interest loss or deferral caused the Purchaser thereby.

Section 4.22      Confidentiality/Protection of Customer Information.

         The Company shall keep confidential and shall not divulge to any party, without the Purchaser's prior written consent, the price paid by the Purchaser for the Mortgage Loans, except to the extent that it is reasonable and necessary for the Company to do so in working with legal counsel, auditors, taxing authorities or other governmental agencies. Each party agrees that it shall comply with all applicable laws and regulations regarding the privacy or security of Customer Information and shall maintain appropriate administrative, technical and physical safeguards to protect the security, confidentiality and integrity of Customer Information, including maintaining security measures designed to meet the objectives of the Interagency Guidelines Establishing Standards for Safeguarding Customer Information, 66 Fed. Reg. 8616 (the "Interagency Guidelines"). For purposes of this Section, the term "Customer Information" shall have the meaning assigned to it in the Interagency Guidelines.

Section 4.23      Prepayment Penalty Waivers.

         To the extent consistent with the terms of this Agreement, the Company may waive (or permit a subservicer to waive) a prepayment penalty only under the following circumstances: (i) such waiver is standard and customary in servicing similar Mortgage Loans and (ii) such waiver relates to a default or a reasonably foreseeable default and would, in the reasonable judgment of



                                       43                 WELLS FARGO RESTRICTED
the Company, maximize recovery of total proceeds taking into account the value of such prepayment penalty and the related Mortgage Loan.

Section 4.24      Use of Subservicers and Subcontractors.

         The Company shall not hire or otherwise utilize the services of any Subservicer to fulfill any of the obligations of the Company under this Agreement or any Reconstitution Agreement unless the Company complies with the provisions of paragraph (a) of this Section 4.24. The Company shall not hire or otherwise utilize the services of any Subcontractor, and shall not permit any Subservicer to hire or otherwise utilize the services of any Subcontractor, to fulfill any of the obligations of the Company under this Agreement or any Reconstitution Agreement unless the Company complies with the provisions of paragraph (b) of this Section 4.24.

         (a) It shall not be necessary for the Company to seek the consent of the Purchaser, any Master Servicer or any Depositor to the utilization of any Subservicer. The Company shall cause any Subservicer used by the Company (or by any Subservicer) for the benefit of the Purchaser and any Depositor to comply with the provisions of this Section 4.24 and with Sections 6.04, 6.06, 6.07, 9.01(d)(iii), 9.01(d)(v), 9.01(d)(vi),
         9.01(d)(vii). 9.01(d)(viii) and 9.01(e) of this Agreement to the same extent as if such Subservicer were the Company, and to provide the information required with respect to such Subservicer under Section 9.01(d)(iv) of this Agreement. The Company shall be responsible for obtaining from each Subservicer and delivering to the Purchaser and any Depositor any servicer compliance statement required to be delivered by such Subservicer under Section 6.04 and any assessment of compliance and attestation required to be delivered by such Subservicer under
         Section 6.06 and any certification required to be delivered to the Person that will be responsible for signing the Sarbanes Certification under Section 6.06 as and when required to be delivered.

         (b) It shall not be necessary for the Company to seek the consent of the Purchaser, any Master Servicer or any Depositor to the utilization of any Subcontractor. The Company shall promptly upon request provide to the Purchaser, any Master Servicer and any Depositor (or any designee of the Depositor, such as an administrator) a written description (in form and substance satisfactory to the Purchaser, such Master Servicer and such Depositor) of the role and function of each Subcontractor utilized by the Company or any Subservicer, specifying
         (i) the identity of each such Subcontractor, (ii) which (if any) of such Subcontractors are "participating in the servicing function" within the meaning of Item 1122 of Regulation AB, and (iii) which elements of the Servicing Criteria will be addressed in assessments of compliance provided by each Subcontractor identified pursuant to clause
         (ii) of this paragraph.

         As a condition to the utilization of any Subcontractor determined to be "participating in the servicing function" within the meaning of Item 1122 of Regulation AB, the Company shall cause any such Subcontractor used by the Company (or by any Subservicer) for the benefit of the Purchaser and any Depositor to comply with the provisions of Sections 6.06, 6.07 and 9.01(e) of this Agreement to the same extent as if such Subcontractor were the Company. The Company shall be responsible for obtaining from each Subcontractor and delivering to the Purchaser and



                                       44                 WELLS FARGO RESTRICTED
any Depositor any assessment of compliance and attestation and other certifications required to be delivered by such Subcontractor under Section 6.06, in each case as and when required to be delivered.

Section 4.25      Subordination of Second Lien Mortgage Loans.

         The Company is authorized, without the prior approval of the Purchaser, to consent to the refinancing of any Superior Lien on a Mortgaged Property, provided, that the resulting Combined Loan-to-Value Ratio of such Mortgage Loan is no higher than the Combined Loan-to-Value Ratio prior to such refinancing.

         Where permitted by law and where the senior lienholder is required to notify a junior lienholder be named as a party defendant in foreclosure proceedings in order to foreclose such junior lienholder's equity of redemption, the Company shall, at the reasonable expense of the Purchaser, file (or cause to be filed) a request for notice of any action by a superior lienholder under a related senior lien for the protection of the Purchaser's interest in the related Second Lien Mortgage Loan.

         If the Company is notified that any superior lienholder has accelerated or intends to accelerate the obligations secured by the Superior Lien, or has declared or intends to declare a default under the superior mortgage or the promissory note secured thereby, or has filed or intends to file an election to have the Mortgaged Property sold or foreclosed, the Company shall take whatever actions are necessary to protect the interests of the Purchaser, and/or to preserve the security of the related Mortgage Loan, subject to any requirements applicable to real estate mortgage investment conduits pursuant to the Code. The Company shall advance the funds necessary to cure the default or reinstate the superior lien if the Company determines that such advance is in the best interests of the Purchaser. The Company shall not make such an advance except to the extent that it determines in its reasonable good faith judgment that such advance will be recoverable from Liquidation Proceeds on the related Mortgage Loan. The Company shall thereafter take such action as is necessary to recover the amount so advanced.


                                    ARTICLE V

                              PAYMENTS TO PURCHASER

Section 5.01      Remittances.

         On each Remittance Date the Company shall remit by wire transfer of immediately available funds to the Purchaser (a) all amounts deposited in the Custodial Account as of the close of business on the Determination Date (net of charges against or withdrawals from the Custodial Account pursuant to Section 4.05), plus (b) all amounts, if any, which the Company is obligated to distribute pursuant to Section 5.03, minus (c) any amounts attributable to Principal Prepayments received after the applicable Principal Prepayment Period which amounts shall be remitted on the following Remittance Date, together with any additional interest required to be deposited in the Custodial Account in connection with such Principal Prepayment in accordance with Section 4.04(viii); minus (d) any amounts attributable to Monthly Payments collected but



                                       45                 WELLS FARGO RESTRICTED
due on a Due Date or Dates subsequent to the first (1st) day of the month of the Remittance Date, and minus (e) any amounts attributable to Buydown Funds being held in the Custodial Account, which amounts shall be remitted on the Remittance Date next succeeding the Due Period for such amounts.

         With respect to any remittance received by the Purchaser after the date on which such payment was due, the Company shall pay to the Purchaser interest on any such late payment at an annual rate equal to the Prime Rate, adjusted as of the date of each change, plus two percentage points, but in no event greater than the maximum amount permitted by applicable law. Such interest shall be distributed with such late remittance by wire transfer to the Purchaser and shall cover the period commencing with the day following such Remittance Date and ending with the Business Day on which such payment is made, both inclusive. The payment by the Company of any such interest shall not be deemed an extension of time for payment or a waiver of any Event of Default by the Company.

Section 5.02      Statements to Purchaser.

         Not later than the Remittance Date, the Company shall furnish to the Purchaser a monthly remittance advice in the standard form of electronic Alltel(R) file, as to the period ending on the last day of the preceding month.

Section 5.03      Monthly Advances by Company.

         On the Business Day immediately preceding each Remittance Date, the Company shall deposit in the Custodial Account from its own funds or from amounts held for future distribution an amount equal to all Monthly Payments (with interest adjusted to the Mortgage Loan Remittance Rate) which were due on the Mortgage Loans during the applicable Due Period and which were delinquent at the close of business on the immediately preceding Determination Date or which were deferred pursuant to Section 4.01. Any amounts held for future distribution and so used shall be replaced by the Company by deposit in the Custodial Account on or before any future Remittance Date if funds in the Custodial Account on such Remittance Date shall be less than payments to the Purchaser required to be made on such Remittance Date. The Company's obligation to make such Monthly Advances as to any Mortgage Loan will continue through the last Monthly Payment due prior to the payment in full of the Mortgage Loan, or through the earlier of: (i) the last Remittance Date prior to the Remittance Date for the distribution of all Liquidation Proceeds and other payments or recoveries (including Insurance Proceeds and Condemnation Proceeds) with respect to the Mortgage Loan; and (ii) the Remittance Date prior to the date the Mortgage Loan is converted to REO Property, provided however, that if requested in connection with a securitization, the Company shall be obligated to make such advances through the Remittance Date prior to the date on which cash is received in connection with the liquidation of REO Property; provided, however, that such obligation shall cease if the Company determines, in its sole reasonable opinion, that advances with respect to such Mortgage Loan are non-recoverable by the Company from Liquidation Proceeds, Insurance Proceeds, Condemnation Proceeds, or otherwise with respect to a particular Mortgage Loan. In the event that the Company determines that any such advances are non-recoverable, the Company shall provide the Purchaser with a certificate signed by two officers of the Company evidencing such



                                       46                 WELLS FARGO RESTRICTED
determination. The Company shall not have an obligation to advance amounts in respect to shortfalls relating to the Servicemembers Civil Relief Act or similar state and local laws.


                                   ARTICLE VI

                          GENERAL SERVICING PROCEDURES

Section 6.01      Transfers of Mortgaged Property.

         The Company shall use its best efforts to enforce any "due-on-sale" provision contained in any Mortgage or Mortgage Note and to deny assumption by the person to whom the Mortgaged Property has been or is about to be sold whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains liable on the Mortgage and the Mortgage Note. When the Mortgaged Property has been conveyed by the Mortgagor, the Company shall, to the extent it has knowledge of such conveyance, exercise its rights to accelerate the maturity of such Mortgage Loan under the "due-on-sale" clause applicable thereto, provided, however, that the Company shall not exercise such rights if prohibited by law from doing so or if the exercise of such rights would impair or threaten to impair any recovery under the related PMI Policy, MIC or LGC.

         If the Company reasonably believes it is unable under applicable law to enforce such "due-on-sale" clause, the Company shall enter into (i) an assumption and modification agreement with the person to whom such property has been conveyed, pursuant to which such person becomes liable under the Mortgage Note and the original Mortgagor remains liable thereon or (ii) in the event the Company is unable under applicable law to require that the original Mortgagor remain liable under the Mortgage Note and the Company has the prior consent of the primary mortgage guaranty insurer, a substitution of liability agreement with the purchaser of the Mortgaged Property pursuant to which the original Mortgagor is released from liability and the purchaser of the Mortgaged Property is substituted as Mortgagor and becomes liable under the Mortgage Note. If an assumption fee is collected by the Company for entering into an assumption agreement the fee will be retained by the Company as additional servicing compensation. In connection with any such assumption, neither the Mortgage Interest Rate borne by the related Mortgage Note, the term of the Mortgage Loan, the outstanding principal amount of the Mortgage Loan nor any other material terms shall be changed without Purchaser's consent.

         To the extent that any Mortgage Loan is assumable, the Company shall inquire diligently into the credit worthiness of the proposed transferee, and shall use the underwriting criteria for approving the credit of the proposed transferee which are used with respect to underwriting mortgage loans of the same type as the Mortgage Loan. If the credit worthiness of the proposed transferee does not meet such underwriting criteria, the Company diligently shall, to the extent permitted by the Mortgage or the Mortgage Note and by applicable law, accelerate the maturity of the Mortgage Loan.

Section 6.02      Satisfaction of Mortgages and Release of Mortgage Files.



                                       47                 WELLS FARGO RESTRICTED

         Upon the payment in full of any Mortgage Loan, the Company shall notify the Purchaser in the Monthly Remittance Advice as provided in Section 5.02, and may request the release of any Mortgage Loan Documents.

         If the Company satisfies or releases a Mortgage without first having obtained payment in full of the indebtedness secured by the Mortgage (other than as a result of a modification of the Mortgage pursuant to the terms this Agreement or liquidation of the Mortgaged Property pursuant to the terms of this Agreement) or should the Company otherwise prejudice any rights the Purchaser may have under the mortgage instruments, upon written demand of the Purchaser, the Company shall repurchase the related Mortgage Loan at the Repurchase Price by deposit thereof in the Custodial Account within two (2) Business Days of receipt of such demand by the Purchaser. The Company shall maintain the Fidelity Bond and Errors and Omissions Insurance Policy as provided for in Section 4.12 insuring the Company against any loss it may sustain with respect to any Mortgage Loan not satisfied in accordance with the procedures set forth herein.

Section 6.03      Servicing Compensation.

         As compensation for its services hereunder, the Company shall be entitled to withdraw from the Custodial Account or to retain from interest payments on the Mortgage Loans the amount of its Servicing Fee. The Servicing Fee shall be payable monthly and shall be computed on the basis of the same unpaid principal balance and for the period respecting which any related interest payment on a Mortgage Loan is received. The obligation of the Purchaser to pay the Servicing Fee is limited to, and payable solely from, the interest portion of such Monthly Payments. The Servicing Fee shall not be reduced by the amount of any guaranty fee payable to FHA or VA.

         Additional servicing compensation in the form of assumption fees, to the extent provided in Section 6.01, and late payment charges shall be retained by the Company to the extent not required to be deposited in the Custodial Account. The Company shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement thereof except as specifically provided for herein.

Section 6.04      Annual Statement as to Compliance.

         On or before March 1st of each calendar year, the Company shall deliver to the Purchaser, any Master Servicer and any Depositor a statement of compliance addressed to the Purchaser, such Master Servicer and such Depositor and signed by an authorized officer of the Company, to the effect that (a) a review of the Company's activities during the immediately preceding calendar year (or applicable portion thereof) and of its performance under this Agreement and any applicable Reconstitution Agreement during such period has been made under such officer's supervision, and (b) to the best of such officers' knowledge, based on such review, the Company has fulfilled all of its obligations under this Agreement and any applicable Reconstitution Agreement in all material respects throughout such calendar year (or applicable portion thereof) or, if there has been a failure to fulfill any such obligation in any material respect, specifically identifying each such failure known to such officer and the nature and the status thereof.



                                       48                 WELLS FARGO RESTRICTED

Section 6.05      [RESERVED]

Section 6.06      Report on Assessment of Compliance and Attestation.

         On or before March 1st of each calendar year, the Company shall:

         (i) deliver to the Purchaser, any Master Servicer and any Depositor a report (in form and substance reasonably satisfactory to the Purchaser, such Master Servicer and such Depositor) regarding the Company's assessment of compliance with the Servicing Criteria during the immediately preceding calendar year, as required under Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB. Such report shall be addressed to the Purchaser, any Master Servicer and such Depositor and signed by an authorized officer of the Company and shall address each of the "Applicable Servicing Criteria" specified on Exhibit E hereto (or those Servicing Criteria otherwise mutually agreed to by the Purchaser, the Company and any Person that will be responsible for signing any Sarbanes Certification with respect to a Securitization Transaction in response to evolving interpretations of Regulation AB);

         (ii) deliver to the Purchaser, any Master Servicer and any Depositor a report of a registered public accounting firm reasonably acceptable to the Purchaser, any Master Servicer and such Depositor that attests to, and reports on, the assessment of compliance made by the Company and delivered pursuant to the preceding paragraph. Such attestation shall be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act;

         (iii) cause each Subservicer and each Subcontractor, determined by the Company pursuant to Section 4.24(b) to be "participating in the servicing function" within the meaning of Item 1122 of Regulation AB, to deliver to the Purchaser and such Depositor an assessment of compliance and accountants' attestation as and when provided in this Section 6.06; and

         (iv) deliver, and cause each Subservicer and each Subcontractor described in clause (iii) to deliver to the Purchaser, any Master Servicer any Depositor and any other Person that will be responsible for signing the certification (a "Sarbanes Certification") required by Rules 13a-14(d) and 15d-14(d) under the Exchange Act (pursuant to Section 302 of the Sarbanes-Oxley Act of 2002) on behalf of an asset-backed issuer with respect to a Securitization Transaction a certification, signed by the appropriate officer of the Company, in the form attached hereto as Exhibit F.

         The Company acknowledges that the parties identified in clause (iv) above may rely on the certification provided by the Company pursuant to such clause in signing a Sarbanes Certification and filing such with the Commission. Neither the Purchaser nor any Depositor will request delivery of a certification under clause (iv) above unless a Depositor is required under



                                       49                 WELLS FARGO RESTRICTED
the Exchange Act to file an annual report on Form 10-K with respect to an issuing entity whose asset pool includes Mortgage Loans.

         Each assessment of compliance provided by a Subservicer pursuant to
Section 6.06(i) shall address each of the Servicing Criteria specified substantially in the form of Exhibit E hereto delivered to the Purchaser at the time of any Securitization Transaction or, in the case of a Subservicer subsequently appointed as such, on or prior to the date of such appointment. An assessment of compliance provided by a Subcontractor pursuant to Section 6.06(iii) need not address any elements of the Servicing Criteria other than those specified by the Company pursuant to Section 4.24.

Section 6.07      Remedies.

         (i) Any failure by the Company, any Subservicer, any Subcontractor or any Third-Party Originator to deliver any information, report, certification, accountants' letter or other material when and as required under Article IX,
Section 4.24, Section 6.04 or Section 6.06, or any breach by the Company of a representation or warranty set forth in Section 9.01(d)(iv)(A), or in a writing furnished pursuant to Section 9.01(d)(iv)(B) and made as of a date prior to the closing date of the related Securitization Transaction, to the extent that such breach is not cured by such closing date, or any breach by the Company of a representation or warranty in a writing furnished pursuant to Section 9.01(d)(iv)(B) to the extent made as of a date subsequent to such closing date, shall, except as provided in sub-clause (ii) of this Section, immediately and automatically, without notice or grace period, constitute an Event of Default with respect to the Company under this Agreement and any applicable Reconstitution Agreement, and shall entitle the Purchaser or any Depositor, as applicable, in its sole discretion to terminate the rights and obligations of the Company as servicer under this Agreement and/or any applicable Reconstitution Agreement without payment (notwithstanding anything in this Agreement or any applicable Reconstitution Agreement to the contrary) of any compensation to the Company (and, if the Company is servicing any of the Mortgage Loans in a Securitization Transaction, appoint a successor servicer reasonably acceptable to any Master Servicer for such Securitization Transaction); provided that to the extent than any provision of this Agreement and/or any applicable Reconstitution Agreement expressly provides for the survival of certain rights or obligations following termination of the Company as servicer, such provision shall be given effect.

         (ii) Any failure by the Company, any Subservicer or any Subcontractor to deliver any information, report, certification or accountants' letter when and as required under Section 6.04 or Section 6.06, including any failure by the Company to identify any Subcontractor "participating in the servicing function" within the meaning of Item 1122 of Regulation AB, which continues unremedied for ten (10) calendar days after the date on which such information, report, certification or accountants' letter was required to be delivered shall constitute an Event of Default with respect to the Company under this Agreement and any applicable Reconstitution Agreement, and shall entitle the Purchaser, any Master Servicer or any Depositor, as applicable, in its sole discretion to terminate the rights and obligations of the Company under this Agreement and/or any applicable Reconstitution Agreement without payment (notwithstanding anything in this Agreement to the contrary) of any compensation to the Company; provided that



                                       50                 WELLS FARGO RESTRICTED
to the extent that any provision of this Agreement and/or any applicable Reconstitution Agreement expressly provides for the survival of certain rights or obligations following termination of the Company as servicer, such provision shall be given effect.

         Neither the Purchaser nor any Depositor shall be entitled to terminate the rights and obligations of the Company pursuant to this Section 6.07(ii) if a failure of the Company to identify a Subcontractor "participating in the servicing function" within the meaning of Item 1122 of Regulation AB was attributable solely to the role or functions of such Subcontractor with respect to mortgage loans other than the Mortgage Loans.

         (iii) The Company shall promptly reimburse the Purchaser (or any designee of the Purchaser), any Master Servicer and any Depositor, as applicable, for all reasonable expenses incurred by the Purchaser (or such designee) or such Depositor, as such are incurred, in connection with the termination of the Company as servicer and the transfer of servicing of the Mortgage Loans to a successor servicer. The provisions of this paragraph shall not limit whatever rights the Purchaser or any Depositor may have under other provisions of this Agreement and/or any applicable Reconstitution Agreement or otherwise, whether in equity or at law, such as an action for damages, specific performance or injunctive relief.

Section 6.08      Right to Examine Company Records.

         The Purchaser, or its designee, shall have the right to examine and audit any and all of the books, records, or other information of the Company, whether held by the Company or by another on its behalf, with respect to or concerning this Agreement or the Mortgage Loans, during business hours or at such other times as may be reasonable under applicable circumstances, upon reasonable advance notice. The Purchaser shall pay its own travel expenses associated with such examination.

Section 6.09 Compliance with REMIC.

         Notwithstanding anything in this Agreement to the contrary, the Company
(a) shall not permit any modification with respect to any Mortgage Loan that would change the Mortgage Interest Rate and (b) shall not (unless the Mortgagor is in default with respect to the Mortgage Loan or such default is, in the judgment of the Company, reasonably foreseeable) make or permit any modification, waiver or amendment of any term of any Mortgage Loan that would both effect an exchange or reissuance of such Mortgage Loan under Section 1001 of the Code (or Treasury regulations promulgated thereunder).

         Prior to taking any action with respect to the Mortgage Loans which is not contemplated under the terms of this Agreement, the Company will obtain an Opinion of Counsel reasonably acceptable to the Securities Administrator with a copy to the Trustee with respect to whether such action could result in the imposition of a tax upon the REMIC (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code) (either such event, an "Adverse REMIC Event"), and the Company shall not take any such action or cause the Trust



                                       51                 WELLS FARGO RESTRICTED

Fund to take any such action as to which it has been advised that an Adverse REMIC Event could occur.

         The Company shall not permit the creation of any "interests" (within the meaning of Section 860G of the Code) in the REMIC. The Company shall not enter into any arrangement by which the REMIC will receive a fee or other compensation for services nor permit the REMIC to receive any income from assets other than "qualified mortgages" as defined in Section 860G(a)(3) of the Code or "permitted investments" as defined in Section 860G(a)(5) of the Code."


                                   ARTICLE VII

                              COMPANY TO COOPERATE

Section 7.01      Provision of Information.

         During the term of this Agreement, the Company shall furnish to the Purchaser such periodic, special, or other reports or information, and copies or originals of any documents contained in the Servicing File for each Mortgage Loan provided for herein. All other special reports or information not provided for herein as shall be necessary, reasonable, or appropriate with respect to the Purchaser or any regulatory agency will be provided at the Purchaser's expense. All such reports, documents or information shall be provided by and in accordance with all reasonable instructions and directions which the Purchaser may give.

         The Company shall execute and deliver all such instruments and take all such action as the Purchaser may reasonably request from time to time, in order to effectuate the purposes and to carry out the terms of this Agreement.

Section 7.02      Financial Statements; Servicing Facility.

         In connection with marketing the Mortgage Loans, the Purchaser may make available to a prospective Purchaser a Consolidated Statement of Operations of the Company for the most recently completed two (2) fiscal years for which such a statement is available, as well as a Consolidated Statement of Condition at the end of the last two (2) fiscal years covered by such Consolidated Statement of Operations. The Company also shall make available any comparable interim statements to the extent any such statements have been prepared by or on behalf of the Company (and are available upon request to members or stockholders of the Company or to the public at large).

         The Company also shall make available to Purchaser or prospective Purchaser a knowledgeable financial or accounting officer for the purpose of answering questions respecting recent developments affecting the Company or the financial statements of the Company, and to permit any prospective Purchaser to inspect the Company's servicing facilities for the purpose of satisfying such prospective Purchaser that the Company has the ability to service the Mortgage Loans as provided in this Agreement.




                                       52                 WELLS FARGO RESTRICTED

                                  ARTICLE VIII

                                  THE COMPANY

Section 8.01      Indemnification; Third Party Claims.

         The Company shall indemnify the Purchaser and hold it harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that the Purchaser may sustain in any way related to the failure of the Company to perform its duties and service the Mortgage Loans in strict compliance with the terms of this Agreement. The Company immediately shall notify the Purchaser if a claim is made by a third party with respect to this Agreement or the Mortgage Loans, assume (with the prior written consent of the Purchaser) the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or the Purchaser in respect of such claim. The Company shall follow any written instructions received from the Purchaser in connection with such claim. The Purchaser promptly shall reimburse the Company for all amounts advanced by it pursuant to the preceding sentence except when the claim is in any way related to the Company's indemnification pursuant to Section 3.03, or the failure of the Company to service and administer the Mortgage Loans in strict compliance with the terms of this Agreement.

Section 8.02      Merger or Consolidation of the Company.

         The Company shall keep in full effect its existence, rights and franchises and shall obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement or any of the Mortgage Loans and to perform its duties under this Agreement.

         Any person into which the Company may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Company shall be a party, or any Person succeeding to the business of the Company, shall be the successor of the Company hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, provided, however, that the successor or surviving Person shall be an institution which is a HUD/VA-approved company in good standing. Furthermore, in the event the Company transfers or otherwise disposes of all or substantially all of its assets to an affiliate of the Company, such affiliate shall satisfy the condition above, and shall also be fully liable to the Purchaser for all of the Company's obligations and liabilities hereunder.

Section 8.03      Limitation on Liability of Company and Others.

         Neither the Company nor any of the directors, officers, employees or agents of the Company shall be under any liability to the Purchaser for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment, provided, however, that this provision shall not protect the Company or any such person against any breach of warranties or representations made herein, or failure to perform its obligations in



                                       53                 WELLS FARGO RESTRICTED
strict compliance with any standard of care set forth in this Agreement or any other liability which would otherwise be imposed under this Agreement. The Company and any director, officer, employee or agent of the Company may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Company shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Mortgage Loans in accordance with this Agreement and which in its opinion may involve it in any expense or liability, provided, however, that the Company may, with the consent of the Purchaser, undertake any such action which it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto. In such event, the Company shall be entitled to reimbursement from the Purchaser of the reasonable legal expenses and costs of such action.

Section 8.04      Limitation on Resignation and Assignment by Company.

         The Purchaser has entered into this Agreement with the Company and subsequent purchaser will purchase the Mortgage Loans in reliance upon the independent status of the Company, and the representations as to the adequacy of its servicing facilities, plant, personnel, records and procedures, its integrity, reputation and financial standing, and the continuance thereof. Therefore, the Company shall neither assign this Agreement or the servicing rights hereunder or sell or otherwise dispose of all of its property or assets without the prior written consent of the Purchaser, which consent shall not be unreasonably withheld.

         The Company shall not resign from the obligations and duties hereby imposed on it except by mutual consent of the Company and the Purchaser or upon the determination that its duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Company. Any such determination permitting the resignation of the Company shall be evidenced by an Opinion of Counsel to such effect delivered to the Purchaser which Opinion of Counsel shall be in form and substance acceptable to the Purchaser. No such resignation shall become effective until a successor shall have assumed the Company's responsibilities and obligations hereunder in the manner provided in
Section 12.01.

         Without in any way limiting the generality of this Section 8.04, in the event that the Company either shall assign this Agreement or the servicing responsibilities hereunder or sell or otherwise dispose of all or substantially all of its property or assets, without the prior written consent of the Purchaser, then the Purchaser shall have the right to terminate this Agreement upon notice given as set forth in Section 10.01, without any payment of any penalty or damages and without any liability whatsoever to the Company or any third party.


                                   ARTICLE IX

                           SECURITIZATION TRANSACTION

Section 9.01      Securitization Transactions; Whole Loan Transfers and Agency
                  Sales

         The Purchaser and the Company agree that with respect to some or all of the Mortgage Loans, the Purchaser, at its sole option, may effect Whole Loan Transfers, Agency Sales or



                                       54                 WELLS FARGO RESTRICTED

Securitization Transactions, retaining the Company as the servicer thereof or subservicer if a master servicer is employed, or as applicable the "seller/servicer." In the event that any Mortgage Loan transferred pursuant to this Section 9.01 is rejected by the transferee, the Company shall continue to service such rejected Mortgage Loan on behalf of the Purchaser in accordance with the terms and provisions of this Agreement.

         The Company shall cooperate with the Purchaser in connection with each Whole Loan Transfer, Agency Sale or Securitization Transaction in accordance with this Section 9.01. In connection therewith:

         (a) the Company shall make all representations and warranties with respect to the Mortgage Loans as of the Closing Date and with respect to the Company itself as of the closing date of each Whole Loan Transfer, Agency Sale or Securitization Transaction;

         (b) the Company shall negotiate in good faith and execute any seller/servicer agreements or pooling and servicing agreements required to effectuate the foregoing provided such agreements create no greater obligation or cost on the part of the Company than otherwise set forth in this Agreement;

         (c) the Company shall provide such additional representations, warranties, covenants, opinions of counsel, or certificates of officers of the Company as are reasonably believed necessary by the trustee, any Rating Agency or the Purchaser, as the case may be, in connection with such Whole Loan Transfers, Agency Sales or Securitization Transactions. The Purchaser shall pay all third party costs associated with the preparation of such information. The Company shall execute any seller/servicer agreements required within a reasonable period of time after receipt of such seller/servicer agreements which time shall be sufficient for the Company and Company's counsel to review such seller/servicer agreements. Under this Agreement, the Company shall retain a Servicing Fee for each Mortgage Loan at the Servicing Fee Rate;

         (d) in connection with any Securitization Transaction, the Company shall (1) within five (5) Business Days following request by the Purchaser or any Depositor, provide to the Purchaser and such Depositor (or, as applicable, cause each Third-Party Originator and each Subservicer to provide), in writing and in form and substance reasonably satisfactory to the Purchaser and such Depositor, the information and materials specified in paragraphs (i), (ii), (iii) (vii) and (viii) of this subsection (d), and (2) as promptly as practicable following notice to or discovery by the Company, provide to the Purchaser and any Depositor (in writing and in form and substance reasonably satisfactory to the Purchaser and such Depositor) the information specified in paragraph (iv) of this subsection (d).

                  (i) if so requested by the Purchaser or any Depositor, the Company shall provide such information regarding
                           (1) the Company, as originator of the Mortgage Loans (including as an acquirer of Mortgage Loans from a Qualified Correspondent), or (2) each Third-Party Originator, and (3) as



                                       55                 WELLS FARGO RESTRICTED
                           applicable, each Subservicer, as is requested for the purpose of compliance with Items 1103(a)(1), 1105, 1110, 1117 and 1119 of Regulation AB. Such information shall include, at a minimum:

                           (A)      the originator's form of organization;

                           (B) a description of the originator's origina-tion program and how long the originator has been engaged in originating residential mortgage loans, which description shall include a discussion of the originator's experience in originating mortgage loans of a similar type as the Mortgage Loans; information regarding the size and composition of the originator's origination portfolio; and information that may be material, in the good faith judgment of the Purchaser, to an analysis of the performance of the Mortgage Loans, including the originators' credit-granting or underwriting criteria for mortgage loans of similar type(s) as the Mortgage Loans and such other information as the Purchaser or any Depositor may reasonably request for the purpose of compliance with Item 1110(b)(2) of Regulation AB;

                           (C) a description of any material legal or governmental proceedings pending (or known to be contemplated) against the Company, each Third-Party Originator and each Subservicer; and

                           (D)      a description of any affiliation or
                                    relationship (of a type described in Item
                                    1119 of Regulation AB) between the Company, each Third-Party Originator, each Subservicer and any of the following parties to a Securitization Transaction, as such parties are identified to the Company by the Purchaser or any Depositor in writing in advance of a Securitization Transaction:

                                    (1)     the sponsor;
                                    (2)     the depositor;
                                    (3)     the issuing entity;
                                    (4)     any servicer;
                                    (5)     any trustee;
                                    (6)     any originator;
                                    (7)     any significant obligor;
                                    (8) any enhancement or support provider; and
                                    (9) any other material transaction party.

                  (ii) If so requested by the Purchaser or any Depositor, the Company shall provide (or, as applicable, cause each Third-Party Originator to provide) Static Pool Information with respect to the mortgage loans (of a similar type as the Mortgage Loans, as reasonably identified by the Purchaser as provided below) originated by (1) the Company, if the Company is an


                                       56                 WELLS FARGO RESTRICTED
                           originator of Mortgage Loans (including as an acquirer of Mortgage Loans from a Qualified Correspondent), and/or (2) each Third-Party Originator. Such Static Pool Information shall be prepared by the Company (or Third-Party Originator) on the basis of its reasonable, good faith interpretation of the requirements of Item 1105(a)(1)-(3) of Regulation AB. To the extent that there is reasonably available to the Company (or Third-Party Originator) Static Pool Information with respect to more than one mortgage loan type, the Purchaser or any Depositor shall be entitled to specify whether some or all of such information shall be provided pursuant to this paragraph. The content of such Static Pool Information may be in the form customarily provided by the Company, and need not be customized for the Purchaser or any Depositor. Such Static Pool Information for each vintage origination year or prior securitized pool, as applicable, shall be presented in increments no less frequently than quarterly over the life of the mortgage loans included in the vintage origination year or prior securitized pool. The most recent periodic increment must be as of a date no later than 135 days prior to the date of the prospectus or other offering document in which the Static Pool Information is to be included or incorporated by reference. The Static Pool Information shall be provided in an electronic format that provides a permanent record of the information provided, such as a portable document format (pdf) file, or other such electronic format reasonably required by the Purchaser or the Depositor, as applicable.

                           Promptly following notice or discovery of a material error in Static Pool Information provided pursuant to the immediately preceding paragraph (including an omission to include therein information required to be provided pursuant to such paragraph), the Company shall provide corrected Static Pool Information to the Purchaser or any Depositor, as applicable, in the same format in which Static Pool Information was previously provided to such party by the Company.

                           If so requested by the Purchaser or any Depositor, the Company shall provide (or, as applicable, cause each Third-Party Originator to provide), at the expense of the requesting party (to the extent of any additional incremental expense associated with delivery pursuant to this Agreement), such statements and agreed-upon procedures letters of certified public accountants reasonably acceptable to the Purchaser or Depositor, as applicable, pertaining to Static Pool Information relating to prior securitized pools for securitizations closed on or after January 1, 2006 or, in the case of Static Pool Information with respect to the Company's or Third-Party Originator's originations or purchases, to calendar months commencing January 1, 2006, as the Purchaser or such Depositor shall reasonably request. Such statements and letters shall be addressed to and be for the benefit of such parties as the Purchaser or such Depositor shall designate, which may include, by way of example, any sponsor, any



                                       57                 WELLS FARGO RESTRICTED

                           Depositor and any broker dealer acting as underwriter, placement agent or initial purchaser with respect to a Securitization Transaction. Any such statement or letter may take the form of a standard, generally applicable document accompanied by a reliance letter authorizing reliance by the addressees designated by the Purchaser or such Depositor.

                  (iii) If so requested by the Purchaser or any Depositor, the Company shall provide such information regarding the Company, as servicer of the Mortgage Loans, and each Subservicer (each of the Company and each Subservicer, for purposes of this paragraph, a "Servicer"), as is requested for the purpose of compliance with Items 1108, 1117 and 1119 of Regulation AB. Such information shall include, at a minimum:

                           (A) the Servicer's form of organization;

                           (B) a description of how long the Servicer has been servicing residential mortgage loans; a general discussion of the Servicer's experience in servicing assets of any type as well as a more detailed discussion of the Servicer's experience in, and procedures for, the servicing function it will perform under this Agreement and any Reconstitution Agreements; information regarding the size, composition and growth of the Servicer's portfolio of residential mortgage loans of a type similar to the Mortgage Loans and information on factors related to the Servicer that may be material, in the good faith judgment of the Purchaser or any Depositor, to any analysis of the servicing of the Mortgage Loans or the related asset-backed securities, as applicable, including, without limitation:

                                     (1)    whether any prior securitizations of
                                            mortgage loans of a type similar to
                                            the Mortgage Loans involving the
                                            Servicer have defaulted or
                                            experienced an early amortization or
                                            other performance triggering event
                                            because of servicing during the
                                            three (3) year period immediately
                                            preceding the related Securitization
                                            Transaction;

                                     (2)    the extent of outsourcing the
                                            Servicer utilizes;

                                     (3)    whether there has been previous
                                            disclosure of material noncompliance
                                            with the applicable servicing
                                            criteria with respect to other
                                            securitizations of residential
                                            mortgage loans involving the
                                            Servicer as a servicer during the
                                            three (3) year period immediately
                                            preceding the related Securitization
                                            Transaction;



                                       58                 WELLS FARGO RESTRICTED

                                     (4)    whether the Servicer has been
                                            terminated as servicer in a
                                            residential mortgage loan
                                            securitization, either due to a
                                            servicing default or to application
                                            of a servicing performance test or
                                            trigger; and

                                     (5)    such other information as the
                                            Purchaser or any Depositor may
                                            reasonably request for the purpose
                                            of compliance with Item 1108(b)(2)
                                            of Regulation AB.

                           (C) a description of any material changes during the three (3) year period immediately preceding the related Securitization Transaction to the Servicer's policies or procedures with respect to the servicing function it will perform under this Agreement and any Reconstitution Agreements for mortgage loans of a type similar to the Mortgage Loans;

                           (D) information regarding the Servicer's financial condition, to the extent that there is a material risk that an adverse financial event or circumstance involving the Servicer could have a material adverse effect on the performance by the Company of its servicing obligations under this Agreement or any Reconstitution Agreement;

                           (E) information regarding advances made by the Servicer on the Mortgage Loans and the Servicer's overall servicing portfolio of residential mortgage loans for the three (3) year period immediately preceding the related Securitization Transaction, which may be limited to a statement by an authorized officer of the Servicer to the effect that the Servicer has made all advances required to be made on residential mortgage loans serviced by it during such period, or, if such statement would not be accurate, information regarding the percentage and type of advances not made as required, and the reasons for such failure to advance;

                           (F) a description of the Servicer's processes and procedures designed to address any special or unique factors involved in servicing loans of a similar type as the Mortgage Loans;

                           (G) a description of the Servicer's processes for handling delinquencies, losses, bankruptcies and recoveries, such as through liquidation of mortgaged properties, sale of defaulted mortgage loans or workouts;

                           (H) information as to how the Servicer defines or determines delinquencies and charge-offs, including the effect of any grace



                                       59                 WELLS FARGO RESTRICTED
                                    period, re-aging, restructuring, partial payments considered current or other practices with respect to delinquency and loss experience;

                           (I) a description of any material legal or governmental proceedings pending (or known to be contemplated) against the Servicer; and

                           (J)      a description of any affiliation or
                                    relationship between the Servicer and any of the following parties to a Securitization Transaction, as such parties are identified to the Servicer by the Purchaser or any Depositor in writing in advance of such Securitization Transaction:

                                    (1)  the sponsor;
                                    (2)  the depositor;
                                    (3)  the issuing entity;
                                    (4)  any servicer;
                                    (5)  any trustee;
                                    (6)  any originator;
                                    (7)  any significant obligor;
                                    (8)  any enhancement or support provider;
                                         and
                                    (9)  any other material transaction party.

                  (iv) For the purpose of satisfying the reporting obliga-tion under the Exchange Act with respect to any class of asset-backed securities, the Company shall (or shall cause each Subservicer and Third-Party Originator to) (1) provide prompt notice to the Purchaser, any Master Servicer and any Depositor in writing of (A) any material litigation or governmental proceedings involving the Company, any Subservicer or any Third-Party Originator and (B) any affiliations or relationships that develop following the closing date of a Securitization Transaction between the Company, any Subservicer or any Third-Party Originator and any of the parties specified in Section 9.01(d)(i)(D) (and any other parties identified in writing by the requesting party) with respect to such Securitization Transaction, (C) any Event of Default under the terms of this Agreement or any Reconstitution Agreement,
                           (D) any merger, consolidation or sale of substantially all of the assets of the Company, and
                           (E) the Company's entry into an agreement with a Subservicer to perform or assist in the performance of any of the Company's obligations under this Agreement or any Reconstitution Agreement and (2) provide to the Purchaser and any Depositor a description of such proceedings, affiliations or relationships.

                  All notification pursuant to this Section 9.01(e)(iv), other than those pursuant to Section 9.01(e)(iv)(A), should be sent to:

                                    EMC Mortgage Corporation
                                    2780 Lake Vista Drive
                                    Lewisville, TX  75067-3884


                                       60                 WELLS FARGO RESTRICTED

                                    Attention:  Conduit Seller Approval Dept.
                                    Facsimile:  (214) 626-3751
                                    Email:  sellerapproval@bear.com

                           With a copy to:

                                    Bear, Stearns & Co. Inc.
                                    383 Madison Avenue, 3rd Floor
                                    New York, NY  10179
                                    Attention:  Global Credit Administration
                                    Facsimile:  (212) 272-6564

                           Notifications pursuant to Section 9.01(e)(iv)(A) should be sent to:

                                    EMC Mortgage Corporation
                                    Two Mac Arthur Ridge
                                    909 Hidden Ridge Drive, Suite 200
                                    Irving, TX  75038
                                    Attention: Associate General Counsel for
                                               Loan Administration
                                    Facsimile:  (972) 831-2555

                           With copies to:

                                    Bear, Stearns & Co. Inc.
                                    383 Madison Avenue, 3rd Floor
                                    New York, NY  10179
                                    Attention:  Global Credit Administration
                                    Facsimile:  (212) 272-6564

                                    EMC Mortgage Corporation
                                    2780 Lake Vista Drive
                                    Lewisville, TX  75067-3884
                                    Attention:  Conduit Seller Approval Dept.
                                    Facsimile:  (214) 626-3751
                                    Email:  sellerapproval@bear.com


                  (v) As a condition to the succession to the Company or any Subservicer as servicer or Subservicer under this Agreement or any Reconstitution Agreement by any Person (i) into which the Company or such Subservicer may be merged or consolidated, or (ii) which may be appointed as a successor to the Company or any Subservicer, the Company shall provide to the Purchaser, any Master Servicer and any Depositor, at least fifteen (15) calendar days prior to the effective date of such succession or appointment, (x) written notice to the Purchaser and any Depositor of such succession or appointment and (y) in writing and in form and substance



                                       61                 WELLS FARGO RESTRICTED
                           reasonably satisfactory to the Purchaser and such Depositor, all information reasonably requested by the Purchaser or any Depositor in order to comply with is reporting obligation under Item 6.02 of Form 8-K with respect to any class of asset-backed securities.

                  (vi)     (A)    The Company shall be deemed to represent
                                  to the Purchaser, to any Master Servicer and to any Depositor, as of the date on which information is first provided to the Purchaser, any Master Servicer or any Depositor under this Section 9.01(d) that, except as disclosed in writing to the Purchaser, such Master Servicer or such Depositor prior to such date: (1) the Company is not aware and has not received notice that any default, early amortization or other performance triggering event has occurred as to any other securitization due to any act or failure to act of the Company; (2) the Company has not been terminated as servicer in a residential mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger; (3) no material noncompliance with the applicable servicing criteria with respect to other securitizations of residential mortgage loans involving the Company as servicer has been disclosed or reported by the Company; (4) no material changes to the Company's policies or procedures with respect to the servicing function it will perform under this Agreement and any Reconstitution
                                  Agreement for mortgage loans of a type similar to the Mortgage Loans have occurred during the three (3) year period immediately preceding the related Securitization Transaction; (5) there are no aspects of the Company's financial condition that could have a material adverse effect on the performance by the Company of its servicing obligations under this Agreement or any Reconstitution
                                  Agreement; (6) there are no material legal or governmental proceedings pending (or known to be contemplated) against the Company, any Subservicer or any Third-Party Originator; and
                                  (7) there are no affiliations, relationships or transactions relating to the Company, any Subservicer or any Third-Party Originator with respect to any Securitization Transaction and any party thereto identified by the related
                                  Depositor of a type described in Item 1119 of Regulation AB.

                           (B) If so requested by the Purchaser, any Master Servicer or any Depositor on any date following the date on which information is first provided to the Purchaser, any Master Servicer or any Depositor under this Section 9.01(d), the Company shall, within five (5) Business Days following such request, confirm in writing the accuracy of the representations and warranties set forth in sub clause (A) above or, if any such representation and warranty is not accurate as of the date of such request, provide reasonably



                                       62                 WELLS FARGO RESTRICTED
                                  adequate disclosure of the pertinent facts, in writing, to the requesting party.

                  (vii) In addition to such information as the Company, as servicer, is obligated to provide pursuant to other provisions of this Agreement, not later than ten (10) days prior to the deadline for the filing of any distribution report on Form 10-D in respect of any Securitization Transaction that includes any of the Mortgage Loans serviced by the Company or any Subservicer, the Company or such Subservicer, as applicable, shall, to the extent the Company or such Subservicer has knowledge, provide to the party responsible for filing such report (including, if applicable, the Master Servicer) notice of the occurrence of any of the following events along with all information, data, and materials related thereto as may be required to be included in the related distribution report on Form 10-D (as specified in the provisions of Regulation AB referenced below):

                           (i) any material modifications, extensions or waivers of pool asset terms, fees, penalties or payments during the distribution period or that have cumulatively become material over time (Item 1121(a)(11) of Regulation AB);

                           (ii) material breaches of pool asset representations or warranties or transaction covenants (Item 1121(a)(12) of Regulation AB); and

                           (iii) information regarding new asset-backed securities issuances backed by the same pool assets, any pool asset changes (such as, additions, substitutions or repurchases), and any material changes in origination, underwriting or other criteria for acquisition or selection of pool assets (Item 1121(a)(14) of Regulation AB).

                  (viii) The Company shall provide to the Purchaser, any Master Servicer and any Depositor, evidence of the authorization of the person signing any certification or statement, copies or other evidence of Fidelity Bond Insurance and Errors and Omission Insurance policy, financial information and reports, and such other information related to the Company or any Subservicer or the Company or such Subservicer's performance hereunder.

         (e) the Company shall indemnify the Purchaser, each affiliate of the Purchaser, and each of the following parties participating in a Securitization Transaction; each sponsor and issuing entity; each Person (including, but not limited to, any Master Servicer if applicable) responsible for the preparation, execution or filing of any report required to be filed with the Commission with respect to such Securitization Transaction, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to such Securitization Transaction; each broker dealer acting as underwriter, placement



                                       63                 WELLS FARGO RESTRICTED
                  agent or initial purchaser, each Person who controls any of such parties or the Depositor (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act); and the respective present and former directors, officers, employees, agents and affiliates of each of the foregoing and of the Depositor (each, an "Indemnified Party"), and shall hold each of them harmless from and against any claims, losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain arising out of or based upon:

                  (i) (A) any untrue statement of a material fact contained or alleged to be contained in any information, report, certification, data, accountants' letter or other material provided in written or electronic form under Sections 4.24, 6.04, 6.06, or 9.01 by or on behalf of the Company, or provided under Sections 4.24, 6.04, 6.06, or 9.01 by or on behalf of any Subservicer, Subcontractor or Third-Party Originator (collectively, the "Company Information"), or (B) the omission or alleged omission to state in the Company Information a material fact required to be stated in the Company Information or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, by way of clarification, that clause (B) of this paragraph shall be construed solely by reference to the Company Information and not to any other information communicated in connection with a sale or purchase of securities, without regard to whether the Company Information or any portion thereof is presented together with or separately from such other information;

                  (ii) any breach by the Company of its obligations under Sections 4.24, 6.04, 6.06, 6.07 or 9.01, including particularly any failure by the Company, any Subservicer, any Subcontractor or any Third-Party Originator to deliver any information, report, certification, accountants' letter or other material when and as required under Sections 4.24, 6.04, 6.06 or 9.01, including any failure by the Company to identify pursuant to Sections 4.24, 6.04, 6.06 or
                           9.01 any Subcontractor "participating in the servicing function" within the meaning of Item 1122 of Regulation AB;

                  (iii) any breach by the Company of a representation or warranty set forth in Section 9.01(d)(iv)(A) or in a writing furnished pursuant to Section 9.01(d)(iv)(B) and made as of a date prior to the closing date of the related Securitization Transaction, to the extent that such breach is not cured by such closing date, or any breach by the Company of a representation or warranty in a writing furnished pursuant to Section 9.01(d)(iv)(B) to the extent made as of a date subsequent to such closing date; or

                  (iv) the negligence, bad faith or willful misconduct of the Company in connection with its performance under Sections 4.24, 6.04, 6.06, 6.07 or 9.01.



                                       64                 WELLS FARGO RESTRICTED

                  If the indemnification provided for herein is unavailable or insufficient to hold harmless an Indemnified Party, then the Company agrees that it shall contribute to the amount paid or payable by such Indemnified Party as a result of any claims, losses, damages or liabilities incurred by such Indemnified Party in such proportion as is appropriate to reflect the relative fault of such Indemnified Party on the one hand and the Company on the other.

                  In the case of any failure of performance described in sub-clause (ii) of this Section 9.01(e), the Company shall promptly reimburse the Purchaser, any Depositor, as applicable, and each Person responsible for the preparation, execution or filing of any report required to be filed with the Commission with respect to such Securitization Transaction, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to such Securitization Transaction, for all costs reasonably incurred by each such party in order to obtain the information, report, certification, accountants' letter or other material not delivered as required by the Company, any Subservicer, any Subcontractor or any Third-Party Originator.

                  This indemnification shall survive the termination of this Agreement or the termination of any party to this Agreement.

         (f) the Purchaser and a credit-worthy parent of the Purchaser, reasonably acceptable to the Company, shall indemnify the Company, each affiliate of the Company, each Person who controls any of such parties or the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) and the respective present and former directors, officers, employees and agents of each of the foregoing and of the Company, and shall hold each of them harmless from and against any losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain arising out of or based upon:

                  (i) any untrue statement of a material fact contained or alleged to be contained in any offering materials related to a Securitization Transaction, including without limitation the registration statement, prospectus, prospectus supplement, any private placement memorandum, any offering circular, any freewriting prospectuses, any ABS informational and computational material, any computational materials, and any amendments or supplements to the foregoing (collectively, the "Securitization Materials") or

                  (ii) the omission or alleged omission to state in the Securitization Materials a material fact required to be stated in the Securitization Materials or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading,



                                       65                 WELLS FARGO RESTRICTED
                  but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission is other than a statement or omission arising out of, resulting from, or based upon the Company Information.

                  This indemnification shall survive the termination of this Agreement or the termination of any party to this Agreement

         The Purchaser and the Company acknowledge and agree that the purpose of Sections 4.24, 6.04, 6.06, 6.07 and 9.01 is to facilitate compliance by the Purchaser and any Depositor with the provisions of Regulation AB and related rules and regulations of the Commission. Although Regulation AB is applicable by its terms only to offerings of asset-backed securities that are registered under the Securities Act, the Company acknowledges that investors in privately offered securities may require that the Purchaser or any Depositor provide comparable disclosure in unregistered offerings. References in this Agreement to compliance with Regulation AB include provision of comparable disclosure in private offerings.

         Neither the Purchaser nor any Depositor shall exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than compliance with the Securities Act, the Exchange Act and the rules and regulations of the Commission thereunder (or the provision in a private offering of disclosure comparable to that required under the Securities Act). The Company acknowledges that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise, and agrees to comply with requests made by the Purchaser any Master Servicer or any Depositor in good faith for delivery of information under these provisions on the basis of evolving interpretations of Regulation AB. In connection with any Securitization Transaction, the Company shall cooperate fully with the Purchaser and any Master Servicer to deliver to the Purchaser (including any of its assignees or designees), any Master Servicer and any Depositor, any and all statements, reports, certifications, records and any other information necessary in the good faith determination of the Purchaser, the Master Servicer or any Depositor to permit the Purchaser, such Master Servicer or such Depositor to comply with the provisions of Regulation AB, together with such disclosures relating to the Company, any Subservicer, any Third-Party Originator and the Mortgage Loans, or the servicing of the Mortgage Loans, reasonably believed by the Purchaser or any Depositor to be necessary in order to effect such compliance.

         The Purchaser (including any of its assignees or designees) shall cooperate with the Company by providing timely notice of requests for information under these provisions and by reasonably limiting such requests to information required, in the Purchaser's reasonable judgment, to comply with Regulation AB.

         In the event the Purchaser has elected to have the Company hold record title to the Mortgages, prior to the Reconstitution Date the Company shall prepare an Assignment of Mortgage in blank or to the trustee or to the subsequent purchaser from the Company acceptable to the trustee or subsequent purchaser for each Mortgage Loan that is part of the Whole Loan Transfers, Agency Sale or Securitization Transactions. The Purchaser shall pay all preparation



                                       66                 WELLS FARGO RESTRICTED
and recording costs associated therewith. The Company shall execute each Assignment, track such Assignments of Mortgage to ensure they have been recorded and deliver them as required by the trustee or subsequent purchaser upon the Company's receipt thereof. Additionally, the Company shall prepare and execute, at the direction of the Purchaser, any note endorsements in connection with any and all seller/servicer agreements.

         Notwithstanding any provisions of this Agreement to the contrary, all Mortgage Loans sold or transferred to an Agency, shall be serviced in accordance with the guidelines of the respective Agency. All Mortgage Loans (i) not sold or transferred pursuant to Whole Loan Transfers, Agency Sales or Securitization Transactions or (ii) that are subject to a Securitization Transaction for which the related trust is terminated for any reason, shall remain subject to this Agreement and shall continue to be serviced in accordance with the terms of this Agreement and with respect thereto this Agreement shall remain in full force and effect.


                                    ARTICLE X

                                     DEFAULT

Section 10.01     Events of Default.

         Each of the following shall constitute an Event of Default on the part of the Company:

         (i) any failure by the Company to remit to the Purchaser any payment required to be made under the terms of this Agreement which continues unremedied for a period of five (5) days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Company by the Purchaser; or

         (ii) failure by the Company duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Company set forth in this Agreement which continues unremedied for a period of sixty (60) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Company by the Purchaser or by the Custodian; or

         (iii) failure by the Company to maintain its license to do business in any jurisdiction where the Mortgaged Property is located if such license is required; or

         (iv) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, including bankruptcy, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Company and such degree or order shall have remained in force undischarged or unstayed for a period of sixty (60) days; or



                                       67                 WELLS FARGO RESTRICTED

         (v) the Company shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Company or of or relating to all or substantially all of its property; or

         (vi) the Company shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency, bankruptcy or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations or cease its normal business operations for three (3) Business Days;

         (vii) the Company ceases to meet the qualifications of an Agency servicer; or

         (viii) the Company attempts to assign its right to servicing compensation hereunder or to assign this Agreement or the servicing responsibilities hereunder in violation of Section 8.04; or

         (ix)     an Event of Default as set forth in Section 6.07.

         In each and every such case, so long as an Event of Default shall not have been remedied, in addition to whatever rights the Purchaser may have at law or equity to damages, including injunctive relief and specific performance, the Purchaser, by notice in writing to the Company, may terminate all the rights and obligations of the Company under this Agreement and in and to the Mortgage Loans and the proceeds thereof.

         Upon receipt by the Company of such written notice, all authority and power of the Company under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the successor appointed pursuant to Section 12.01. Upon written request from any Purchaser, the Company shall prepare, execute and deliver to the successor entity designated by the Purchaser any and all documents and other instruments, place in such successor's possession all Mortgage Files, and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination, including but not limited to the transfer and endorsement or assignment of the Mortgage Loans and related documents, at the Company's sole expense. The Company shall cooperate with the Purchaser and such successor in effecting the termination of the Company's responsibilities and rights hereunder, including without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Company to the Custodial Account or Escrow Account or thereafter received with respect to the Mortgage Loans.

         If the Company is terminated pursuant to this Section 10.01, the Company shall promptly reimburse the Purchaser (or any designee of the Purchaser, such as a master servicer) and any Depositor, as applicable, for all reasonable expenses incurrent by the Purchaser (or such designee) or such Depositor, as such are incurred, in connection with the termination of the Company as servicer and the transfer of servicing of the Mortgage Loans to a successor servicer. The provisions of this paragraph shall not limit whatever rights the Purchaser or any Depositor may have under other provisions of this Agreement and/or any applicable Reconstitution



                                       68                 WELLS FARGO RESTRICTED

Agreement or otherwise, whether in equity or at law, such as an action for damages, specific performance or injunctive relief.

Section 10.02     Waiver of Defaults.

         By a written notice, the Purchaser may waive any default by the Company in the performance of its obligations hereunder and its consequences. Upon any waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.


                                   ARTICLE XI

                                  TERMINATION

Section 11.01     Termination.

         This Agreement shall terminate upon either: (i) the later of the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or the disposition of any REO Property with respect to the last Mortgage Loan and the remittance of all funds due hereunder; or (ii) mutual consent of the Company and the Purchaser in writing.

Section 11.02     Termination Without Cause.

         The Purchaser may terminate, at its sole option, any rights the Company may have hereunder, without cause as provided in this Section 11.02. Any such notice of termination shall be in writing and delivered to the Company by registered mail as provided in Section 12.05.

         The Company shall be entitled to receive, as such liquidated damages, upon the transfer of the servicing rights, an amount equal to: (i) 2.75% of the aggregate outstanding principal amount of the Mortgage Loans as of the termination date paid by the Purchaser to the Company with respect to all of the Mortgage Loans for which a servicing fee rate of 0.250% is paid per annum, (ii) 3.25% of the aggregate outstanding principal amount of the Mortgage Loans as of the termination date paid by the Purchaser to the Company with respect to all of the Mortgage Loans for which a servicing fee rate of .375% is paid per annum, and (iii) 3.75% of the aggregate outstanding principal amount of the Mortgage Loans as of the termination date paid by the Purchaser to the Company with respect to all of the Mortgage Loans for which a servicing fee rate of 0.44% or more is paid per annum.


                                   ARTICLE XII

                            MISCELLANEOUS PROVISIONS



                                       69                 WELLS FARGO RESTRICTED

Section 12.01     Successor to Company.

         Prior to termination of the Company's responsibilities and duties under this Agreement pursuant to Sections 8.04, 10.01, 11.01 (ii) or 11.02, the Purchaser shall, (i) succeed to and assume all of the Company's responsibilities, rights, duties and obligations under this Agreement, or (ii) appoint a successor having the characteristics set forth in Section 8.02 and which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Company under this Agreement prior to the termination of Company's responsibilities, duties and liabilities under this Agreement. In connection with such appointment and assumption, the Purchaser may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree. In the event that the Company's duties, responsibilities and liabilities under this Agreement should be terminated pursuant to the aforementioned sections, the Company shall discharge such duties and responsibilities during the period from the date it acquires knowledge of such termination until the effective date thereof with the same degree of diligence and prudence which it is obligated to exercise under this Agreement, and shall take no action whatsoever that might impair or prejudice the rights or financial condition of its successor. The resignation or removal of the Company pursuant to the aforementioned sections shall not become effective until a successor shall be appointed pursuant to this Section 12.01 and shall in no event relieve the Company of the representations and warranties made pursuant to Sections 3.01 and 3.02 and the remedies available to the Purchaser under Section 3.03, it being understood and agreed that the provisions of such Sections 3.01, 3.02, and 3.03 shall be applicable to the Company notwithstanding any such sale, assignment, resignation or termination of the Company, or the termination of this Agreement.

         Any successor appointed as provided herein shall execute, acknowledge and deliver to the Company and to the Purchaser an instrument accepting such appointment, wherein the successor shall make the representations and warranties set forth in Section 3.01, except for the portion of subsection (h) relating to sale of the mortgage loans and all of subsections (j) and (l) thereof, whereupon such successor shall become fully vested with all the rights, powers, duties, responsibilities, obligations and liabilities of the Company, with like effect as if originally named as a party to this Agreement. Any termination or resignation of the Company or termination of this Agreement pursuant to Section 8.04, 10.01, 11.01 or 11.02 shall not affect any claims that any Purchaser may have against the Company arising out of the Company's actions or failure to act prior to any such termination or resignation.

         The Company shall deliver promptly to the successor servicer the funds in the Custodial Account and Escrow Account and all Mortgage Files and related documents and statements held by it hereunder and the Company shall account for all funds and shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and definitively vest in the successor all such rights, powers, duties, responsibilities, obligations and liabilities of the Company.

         Upon a successor's acceptance of appointment as such, the Company shall notify by mail the Purchaser of such appointment in accordance with the procedures set forth in Section 12.05.



                                       70                 WELLS FARGO RESTRICTED

Section 12.02     Amendment.

         This Agreement may be amended from time to time by written agreement signed by the Company and the Purchaser.

Section 12.03     Governing Law.

         This Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

         Each of the Company and the Purchaser hereby knowingly, voluntarily and intentionally waives any and all rights it may have to a trial by jury in respect or any litigation based on, or arising out of, under, or in connection with, this Agreement, or any other documents and instruments executed in connection herewith, or any course of conduct, course of dealing, statements (whether oral or written), or actions of the Company or the Purchaser. This provision is a material inducement for the Purchaser to enter into this Agreement

Section 12.04     Duration of Agreement.

         This Agreement shall continue in existence and effect until terminated as herein provided. This Agreement shall continue notwithstanding transfers of the Mortgage Loans by the Purchaser.

Section 12.05     Notices.

         All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, postage prepaid, addressed as follows:

         (i) if to the Company with respect to servicing and investor reporting issues:

                  Wells Fargo Bank, N.A.
                  1 Home Campus
                  Des Moines, IA  50328-0001
                  Attention:  John B. Brown, MAC X2302-033
                  Fax: 515/324-3118



                                       71                 WELLS FARGO RESTRICTED

                  If to the Company with respect to all other issues:

                  Wells Fargo Bank, N.A.
                  7430 New Technology Way
                  Frederick, MD  21703
                  Attention:  Structured Finance Manager, MAC X3906-012
                  Fax:  301/846-8152

                  In each instance with a copy to:

                  Wells Fargo Bank, N.A.
                  1 Home Campus
                  Des Moines, Iowa  50328-0001
                  Attention:  General Counsel MAC X2401-06T

                  or such other address as may hereafter be furnished to the Purchaser in writing by the Company;

         (ii)     if to Purchaser:

                  EMC Mortgage Corporation
                  Mac Arthur Ridge II
                  909 Hidden Ridge Drive
                  Suite 200
                  Irving, Texas  75038
                  Attention:  Ralene Ruyle, President

Section 12.06     Severability of Provisions.

         If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be held invalid for any reason whatsoever, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

Section 12.07     Relationship of Parties.

         Nothing herein contained shall be deemed or construed to create a partnership or joint venture between the parties hereto and the services of the Company shall be rendered as an independent contractor and not as agent for the Purchaser.

Section 12.08     Execution; Successors and Assigns.

         This Agreement may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an



                                       72                 WELLS FARGO RESTRICTED
original; such counterparts, together, shall constitute one and the same agreement. Subject to Section 8.04, this Agreement shall inure to the benefit of and be binding upon the Company and the Purchaser and their respective successors and assigns. The parties agree that this Agreement and signature pages thereof may be transmitted between them by facsimile and that faxed signatures may constitute original signatures and that a faxed signature page containing the signature (faxed or original) is binding on the parties.

Section 12.09     Recordation of Assignments of Mortgage.

         To the extent permitted by applicable law, each of the Assignments of Mortgage is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected at the Company's expense in the event recordation is either necessary under applicable law or requested by the Purchaser at its sole option. The company shall only be responsible for the costs of recording the initial Assignments of Mortgage. In no event shall the Company be responsible for the cost of recording Assignments of Mortgage in connection with a subsequent sale or transfer of the Mortgage Loans by the Purchaser.

Section 12.10     Assignment by Purchaser.

         The Purchaser shall have the right, without the consent of the Company but subject to the limit set forth in Section 2.02 hereof, to assign, in whole or in part, its interest under this Agreement with respect to some or all of the Mortgage Loans, and designate any person to exercise any rights of the Purchaser hereunder, by executing an Assignment, Assumption and Recognition Agreement and the assignee or designee shall accede to the rights and obligations hereunder of the Purchaser with respect to such Mortgage Loans. All references to the Purchaser in this Agreement shall be deemed to include its assignee or designee.

Section 12.11  Solicitation of Mortgagor.

         Neither party shall, after the Closing Date, take any action to solicit the refinancing of any Mortgage Loan. It is understood and agreed that neither
(i) promotions undertaken by either party or any affiliate which are directed to the general public at large, including, without limitation, mass mailings based upon commercially acquired mailing lists, newspaper, radio, television advertisements nor (ii) serving the refinancing needs of a Mortgagor who, without solicitation, contacts either party in connection with the refinance of such Mortgage or Mortgage Loan, shall constitute solicitation under this Section.


Section 12.12  Third-Party Beneficiary.

         Each Master Servicer shall be considered a third-party beneficiary of this Agreement, entitled to all the rights and benefits hereof as if it were a direct party to this Agreement.


                                       73                 WELLS FARGO RESTRICTED

                [Intentionally Blank - Next Page Signature Page]

         IN WITNESS WHEREOF, the Company and the Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.



EMC MORTGAGE CORPORATION                       WELLS FARGO BANK, N.A.
PURCHASER                                      COMPANY

By:_________________________________           By:______________________________


Name:_______________________________           Name:____________________________


Title:______________________________           Title:___________________________




                                       75                 WELLS FARGO RESTRICTED

STATE OF                   )
                           )  ss:
COUNTY OF ___________      )


         On the _____ day of _______________, 20___ before me, a Notary Public in and for said State, personally appeared _________________________, known to me to be _______________________ of Wells Fargo Bank, N.A., the national banking association that executed the within instrument and also known to me to be the person who executed it on behalf of said bank, and acknowledged to me that such bank executed the within instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand affixed my office seal the day and year in this certificate first above written.


                                         _______________________________________
                                         Notary Public

                                         My Commission expires__________________



                                       76                 WELLS FARGO RESTRICTED

STATE OF                   )
                           )  ss:
COUNTY OF _________________)


         On the _____ day of _______________, 20___ before me, a Notary Public in and for said State, personally appeared ______________________________, known to me to be the ______________________________ of EMC Mortgage Corporation, the corporation that executed the within instrument and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand affixed my office seal the day and year in this certificate first above written.



                                         _______________________________________
                                         Notary Public

                                         My Commission expires__________________



                                       77                 WELLS FARGO RESTRICTED

                                    EXHIBIT A

                             MORTGAGE LOAN SCHEDULE

                                    EXHIBIT B

                         CONTENTS OF EACH MORTGAGE FILE

         With respect to each Mortgage Loan, the Mortgage File shall include each of the following items, which shall be available for inspection by the Purchaser and any prospective Purchaser, and which shall be retained by the Company in the Servicing File or delivered to the Custodian pursuant to Sections
2.01 and 2.03 of the Seller's Warranties and the Servicing Agreement to which this Exhibit is attached (the "Agreement"):

         1. The original Mortgage Note bearing all intervening endorsements, endorsed "Pay to the order of without recourse" and signed in the name of the Company by an authorized officer (in the event that the Mortgage Loan was acquired by the Company in a merger, the signature must be in the following form: "[Company], successor by merger to [name of predecessor]"; and in the event that the Mortgage Loan was acquired or originated by the Company while doing business under another name, the signature must be in the following form: "[Company], formerly know as [previous name]").

         2. The original of any guarantee executed in connection with the Mortgage Note.

         3. The recorded original related Mortgage pertaining to such Mortgage Loan, together with any addenda and riders, or a copy certified by Seller to be a true and correct copy of the original recorded document, or if the related Mortgage is in the process of being recorded, a photocopy of the related Mortgage, certified by the Company or an officer of the respective prior owner of such Mortgage Loan or by the applicable title insurance company, closing/settlement/escrow agent or company or closing attorney to be a true and correct copy of the related Mortgage transmitted for recordation. Provided, however, if the Purchaser requires a clerk certified copy of the original recorded Mortgage, the Company shall request such from the appropriate recording office and furnish it to the Purchaser as soon a practicable and no event later than 180 days of Purchaser's request;

         4. The originals or certified true copies of any document sent for recordation of all assumption, modification, consolidation or extension agreements, with evidence of recording thereon.

         5. Except for a MERS Mortgage Loan, the original Assignment of Mortgage for each Mortgage Loan, in form and substance acceptable for recording (except for the insertion of the name of the assignee and recording information). The Assignment of Mortgage must be duly recorded only if recordation is either necessary under applicable law or commonly required by private institutional mortgage investors in the area where the Mortgaged Property is located or on direction of the Purchaser. If the Assignment of Mortgage is to be recorded, the Mortgage shall be assigned to the Purchaser. If the Assignment of Mortgage is not to be recorded, the Assignment of Mortgage shall be delivered in blank. If the Mortgage Loan was acquired by the Company in a merger, the Assignment of Mortgage must be made by "[Company], successor by merger to [name of predecessor]." If the

                  Mortgage Loan was acquired or originated by the Company while doing business under another name, the Assignment of Mortgage must be by "[Company], formerly know as [previous name]." Subject to the foregoing and where permitted under the applicable laws of the jurisdiction wherein the Mortgaged property is located, such Assignments of Mortgage may be made by blanket assignments for Mortgage Loans secured by the Mortgaged Properties located in the same county.

         6. Except for a MERS Mortgage Loan, the recorded original, or a copy certified by the Company to be a true and correct copy of the original recorded, intervening Assignment of the Mortgage as is necessary to show a complete chain of title from the respective loan originator to the respective prior owner of such Mortgage Loan or, if any such original is unavailable because it is in the process of being recorded, a photocopy of such intervening Assignment certified by the Company or an officer of the prior owner of such Mortgage Loan to be a true and correct copy of such intervening Assignment submitted for recordation. Provided, however, if the Purchaser requires a clerk certified copy of the original recorded intervening Assignment, the Company shall request such from the appropriate recording office and furnish it to the Purchaser as soon a practicable and no event later than 180 days of Purchaser's request;

         7. The evidence of the issuance of the electronic MIC or LGC as applicable, where required pursuant to the Agreement.

         8. The original mortgagee policy of title insurance or other evidence of title such as a copy of the title commitment or copy of the preliminary title commitment.

         9. Any security agreement, chattel mortgage or equivalent executed in connection with the Mortgage.

With respect to each Mortgage Loan, the Servicing File shall include each of the following items to the extent in the possession of the Company or in the possession of the Company's agent(s):

         10. The original hazard insurance policy and, if required by law, flood insurance policy, in accordance with Section 4.10 of the Agreement.

         11.      Residential loan application.

         12.      Mortgage Loan closing statement.

         13. Verification of employment and income, unless originated under the Company's Limited Documentation program, Fannie Mae Timesaver Plus.

         14. Verification of acceptable evidence of source and amount of down payment.

         15.      Credit report on the Mortgagor.

         16.      Residential appraisal report.

         17.      Photograph of the Mortgaged Property.

         18. Survey of the Mortgage property, if required by the title company or applicable law.

         19. Copy of each instrument necessary to complete identification of any exception set forth in the exception schedule in the title policy, i.e. map or plat, restrictions, easements, sewer agreements, home association declarations, etc.

         20.      All required disclosure statements.

         21. If available, termite report, structural engineer's report, water potability and septic certification.

         22.      Sales contract, if applicable.

         23. Evidence of payment of taxes and insurance premiums, insurance claim files, correspondence, current and historical computerized data files, and all other processing, underwriting and closing papers and records which are customarily contained in a mortgage loan file and which are required to document the Mortgage Loan or to service the Mortgage Loan.

         24.      Amortization schedule, if available.

         25. Payment history for any Mortgage Loan that has been closed for more than ninety (90) days.

         26.      Original power of attorney, if applicable.

         In the event an Officer's Certificate of the Company is delivered to the Custodian because of a delay caused by the public recording office in returning any recorded document, the Company shall deliver to the Custodian, within 240 days of the Closing Date, an Officer's Certificate which shall (i) identify the recorded document, (ii) state that the recorded document has not been delivered to the Custodian due solely to a delay caused by the public recording office, (iii) state the amount of time generally required by the applicable recording office to record and return a document submitted for recordation, and (iv) specify the date the applicable recorded document will be delivered to the Custodian. The Company shall be required to deliver to the Custodian the applicable recorded document by the date specified in (iv) above. An extension of the date specified in (iv) above may be requested from the Purchaser, which consent shall not be unreasonably withheld.

         Notwithstanding paragraphs 1 and 6 above, the Purchaser acknowledges that the Company may deliver (i) a Mortgage Note for which the chain of endorsements is not identical to that of the intervening Assignments with respect to such Mortgage Note, which shall not affect the enforceability of such Mortgage Note, and/or (ii) intervening Assignments which are not identical to the chain of endorsements with respect to such Mortgage Note, which shall not affect the validity of such intervening Assignments; provided, however, that such acknowledgment shall in no way operate to negate the Purchaser's remedies for the Company's breach of the representations and warranties under this Agreement.

                                    EXHIBIT C

                               CUSTODIAL AGREEMENT

                                    EXHIBIT D

                ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT


                                                              ____________, 20__


         ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT, dated
___________________, 20____ between _________________, a _________________
corporation having an office at _________________ ("Assignor") and _________________, having an office at _________________ ("Assignee"):

         For and in consideration of the sum of one dollar ($1.00) and other valuable consideration the receipt and sufficiency of which are hereby acknowledge, and of the mutual covenants herein contained, the parties hereto hereby agree as follows:

         1. The Assignor hereby grants, transfers and assigns to Assignee all of the right, title and interest of Assignor, as Purchaser, in, to and under that certain Seller's Warranties and Servicing Agreement, (the "Seller's Warranties and Servicing Agreement"), dated as of _________________, by and between _________________ (the "Purchaser"), and _________________ (the "Company"), and
the Mortgage Loans delivered thereunder by the Company to the Assignor, and that certain Custodial Agreement, (the "Custodial Agreement"), dated as of _________________, by and among the Company, the Purchaser and _________________
(the "Custodian").

         2. The Assignor warrants and represents to, and covenants with, the Assignee that:

                  a. The Assignor is the lawful owner of the Mortgage Loans with the full right to transfer the Mortgage Loans free from any and all claims and encumbrances whatsoever;

                  b. The Assignor has not received notice of, and has no knowledge of, any offsets, counterclaims or other defenses available to the Company with respect to the Seller's Warranties and Servicing Agreement or the Mortgage Loans;

                  c. The Assignor has not waived or agreed to any waiver under, or agreed to any amendment or other modification of, the Seller's Warranties and Servicing Agreement, the Custodial Agreement or the Mortgage Loans, including without limitation the transfer of the servicing obligations under the Seller's Warranties and Servicing Agreement. The Assignor has no knowledge of, and has not received notice of, any waivers under or amendments or other modifications of, or assignments of rights or obligations under, the Seller's Warranties and Servicing Agreement or the Mortgage Loans; and

                  d. Neither the Assignor nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Mortgage Loans, any interest in the Mortgage Loans or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Mortgage Loans, any interest in the Mortgage Loans or any other similar security from, or otherwise approached or negotiated with respect to the Mortgage Loans, any interest in the Mortgage Loans or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action which would constitute a distribution of the Mortgage Loans under the Securities Act of 1933 (the "33 Act") or which would render the disposition of the Mortgage Loans a violation of Section 5 of the 33 Act or require registration pursuant thereto.

         3. That Assignee warrants and represent to, and covenants with, the Assignor and the Company pursuant to Section 12.10 of the Seller's Warranties and Servicing Agreement that:

                  a. The Assignee agrees to be bound, as Purchaser, by all of the terms, covenants and conditions of the Seller's Warranties and Servicing Agreement, the Mortgage Loans and the Custodial Agreement, and from and after the date hereof, the Assignee assumes for the benefit of each of the Company and the Assignor all of the Assignor's obligations as purchaser thereunder;

                  b. The Assignee understands that the Mortgage Loans have not been registered under the 33 Act or the securities laws of any state;

                  c. The purchase price being paid by the Assignee for the Mortgage Loans are in excess of $250,000.00 and will be paid by cash remittance of the full purchase price within 60 days of the sale;

                  d. The Assignee is acquiring the Mortgage Loans for investment for its own account only and not for any other person. In this connection, neither the Assignee nor any person authorized to act therefor has offered to Mortgage Loans by means of any general advertising or general solicitation within the meaning of Rule 502(c) of US Securities and Exchange Commission Regulation D, promulgated under the 1933 Act;

                  e. The Assignee considers itself a substantial sophisticated institutional investor having such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Mortgage Loans;

                  f. The Assignee has been furnished with all information regarding the Mortgage Loans that it has requested from the Assignor or the Company;

                  g. Neither the Assignee nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Mortgage Loans, any interest in the Mortgage Loans or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Mortgage Loans, any interest in the Mortgage Loans or any other similar security from, or otherwise approached or negotiated with respect to the Mortgage Loans, any interest in the Mortgage Loans or any other similar security with, any person in any manner which would constitute a distribution of the Mortgage Loans under the 33 Act or which would render the disposition of the Mortgage Loans a violation of Section 5 of the 33 Act or require registration pursuant thereto, nor will it act, nor has it authorized or will it authorize any person to act, in such manner with respect to the Mortgage Loans; and

                  h. Either (1) the Assignee is not an employee benefit plan ("Plan") within the meaning of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or a plan (also "Plan") within the meaning of section 4975(e)(1) of the Internal Revenue Code of 1986 ("Code"), and the Assignee is not directly or indirectly purchasing the Mortgage Loans on behalf of, investment manager of, as named fiduciary of, as Trustee of, or with assets of, a Plan; or (2) the Assignee's purchase of the Mortgage Loans will not result in a prohibited transaction under section 406 of ERISA or section 4975 of the Code.

                  i. The Assignee's address for purposes of all notices and correspondence related to the Mortgage Loans and the Seller's Warranties and Servicing Agreements is:

                           ___________________________________

                           ___________________________________

                           ___________________________________

                           Attention: _________________

         The Assignee's wire transfer instructions for purposes of all remittances and payments related to the Mortgage Loans and the Seller's Warranties and Servicing Agreement is:


                           ___________________________________

                           ___________________________________

                           ___________________________________

                           Attention: _________________

         4. From and after the date hereof, the Company shall note the transfer of the Mortgage Loans to the Assignee in its books and records, the Company shall recognize the Assignee as the owner of the Mortgage Loans and the Company shall service the Mortgage Loans for the benefit of the Assignee pursuant to the Seller's Warranties and Servicing Agreement, the terms of which are incorporated herein by reference. It is the intention of the Assignor, the Company and the Assignee that the Seller's Warranties and Servicing Agreement shall be binding upon and inure to the benefit of the Company and the Assignee and their respective successors and assigns.

                               [Signatures Follow]

         IN WITNESS WHEREOF, the parties have caused this Assignment, Assumption and Recognition Agreement to be executed by their duly authorized officers as of the date first above written.



___________________________________             ________________________________
Assignor                                        Assignee

By:________________________________             By:_____________________________

Name:______________________________             Name:___________________________

Its:_______________________________             Its:____________________________

Tax Payer Identification No.:                   Tax Payer Identification No.:

___________________________________             ________________________________

                                    EXHIBIT E


                       SERVICING CRITERIA TO BE ADDRESSED
                           IN ASSESSMENT OF COMPLIANCE


--------------------------------------------------------------------------------------------------------------------
REG AB REFERENCE                           SERVICING CRITERIA                            APPLICABLE     INAPPLICABLE
                                                                                         SERVICING       SERVICING
                                                                                          CRITERIA        CRITERIA
--------------------------------------------------------------------------------------------------------------------
                                    GENERAL SERVICING CONSIDERATIONS
--------------------------------------------------------------------------------------------------------------------
                   Policies and procedures are instituted to monitor any performance         X
                   or other triggers and events of default in accordance with the
1122(d)(1)(i)      transaction agreements.
--------------------------------------------------------------------------------------------------------------------
                   If any material servicing activities are outsourced to third              X
                   parties, policies and procedures are instituted to monitor the third party's performance and compliance with such
1122(d)(1)(ii)     servicing activities.
--------------------------------------------------------------------------------------------------------------------
                   Any requirements in the transaction agreements to maintain a                              X
1122(d)(1)(iii)    back-up servicer for the mortgage loans are maintained.
--------------------------------------------------------------------------------------------------------------------
                   A fidelity bond and errors and omissions policy is in effect              X
                   on the party participating in the servicing function
                   throughout the reporting period in the amount of coverage
                   required by and otherwise in accordance with the terms of the
1122(d)(1)(iv)     transaction agreements.
--------------------------------------------------------------------------------------------------------------------
                                   CASH COLLECTION AND ADMINISTRATION
--------------------------------------------------------------------------------------------------------------------
                   Payments on mortgage loans are deposited into the appropriate             X
                   custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such
1122(d)(2)(i)      other number of days specified in the transaction agreements.
--------------------------------------------------------------------------------------------------------------------
                   Disbursements made via wire transfer on behalf of an obligor              X
1122(d)(2)(ii)     or to an investor are made only by authorized personnel.
--------------------------------------------------------------------------------------------------------------------
                   Advances of funds or guarantees regarding collections, cash               X
                   flows or distributions, and any interest or other fees
                   charged for such advances, are made, reviewed and approved as
1122(d)(2)(iii)    specified in the transaction agreements.
--------------------------------------------------------------------------------------------------------------------
                   The related accounts for the transaction, such as cash                    X
                   reserve accounts or accounts established as a form of
                   overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the
1122(d)(2)(iv)     transaction agreements.
--------------------------------------------------------------------------------------------------------------------
                   Each custodial account is maintained at a federally insured               X
                   depository institution as set forth in the transaction
                   agreements. For purposes of this criterion, "federally
                   insured depository institution" with respect to a foreign
                   financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the
1122(d)(2)(v)      Securities  Exchange Act.
--------------------------------------------------------------------------------------------------------------------
                   Unissued checks are safeguarded so as to prevent                          X
1122(d)(2)(vi)     unauthorized access.
--------------------------------------------------------------------------------------------------------------------
                   Reconciliations are prepared on a monthly basis for all                   X
                   asset-backed securities related bank accounts, including
                   custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction
                   agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original
                   identification, or such other number of days specified in the
1122(d)(2)(vii)    transaction agreements.
--------------------------------------------------------------------------------------------------------------------
                                   INVESTOR REMITTANCES AND REPORTING
--------------------------------------------------------------------------------------------------------------------
                   Reports to investors, including those to be filed with the                X
                   Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and
1122(d)(3)(i)      other terms set forth in the transaction
--------------------------------------------------------------------------------------------------------------------




--------------------------------------------------------------------------------------------------------------------
                   agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and
                   regulations; and (D) agree with investors' or the trustee's records as to the total unpaid principal balance and number of mortgage loans serviced by the Servicer.
--------------------------------------------------------------------------------------------------------------------
                   Amounts due to investors are allocated and remitted in                    X
                   accordance with timeframes, distribution priority and other
1122(d)(3)(ii)     terms set forth in the transaction agreements.
--------------------------------------------------------------------------------------------------------------------
                   Disbursements made to an investor are posted within two                   X
                   business days to the Servicer's investor records, or such
1122(d)(3)(iii)    other number of days specified in the transaction agreements.
--------------------------------------------------------------------------------------------------------------------
                   Amounts remitted to investors per the investor reports agree with X cancelled checks, or other form of payment, or
1122(d)(3)(iv)     custodial bank statements.
--------------------------------------------------------------------------------------------------------------------
                                       POOL ASSET ADMINISTRATION
--------------------------------------------------------------------------------------------------------------------
                   Collateral or security on mortgage loans is maintained as                 X
                   required by the transaction agreements or related mortgage loan
1122(d)(4)(i)      documents.
--------------------------------------------------------------------------------------------------------------------
                   Mortgage loan and related documents are safeguarded as required           X
1122(d)(4)(ii)     by the transaction agreements
--------------------------------------------------------------------------------------------------------------------
                   Any additions, removals or substitutions to the asset pool are            X
                   made, reviewed and approved in accordance with any conditions or
1122(d)(4)(iii)    requirements in the transaction agreements.
--------------------------------------------------------------------------------------------------------------------
                   Payments on mortgage loans, including any payoffs, made in                X
                   accordance with the related mortgage loan documents are
                   posted to the Servicer's obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in
1122(d)(4)(iv)     accordance with the related mortgage loan documents.
--------------------------------------------------------------------------------------------------------------------
                   The Servicer's records regarding the mortgage loans agree                 X
                   with the Servicer's records with respect to an obligor's
1122(d)(4)(v)      unpaid principal balance.
--------------------------------------------------------------------------------------------------------------------
                   Changes with respect to the terms or status of an obligor's               X
                   mortgage loans (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in
                   accordance with the transaction agreements and related pool
1122(d)(4)(vi)     asset documents.
--------------------------------------------------------------------------------------------------------------------
                   Loss mitigation or recovery actions (e.g., forbearance plans,             X
                   modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other
1122(d)(4)(vii)    requirements established by the transaction agreements.
--------------------------------------------------------------------------------------------------------------------
                   Records documenting collection efforts are maintained during              X
                   the period a mortgage loan is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity's activities in monitoring delinquent mortgage loans including, for
                   example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g.,
1122(d)(4)(viii)   illness or unemployment).
--------------------------------------------------------------------------------------------------------------------
                   Adjustments to interest rates or rates of return for mortgage             X
                   loans with variable rates are computed based on the related
1122(d)(4)(ix)     mortgage loan documents.
--------------------------------------------------------------------------------------------------------------------
                   Regarding any funds held in trust for an obligor (such as escrow          X
                   accounts): (A) such funds are analyzed, in accordance with the obligor's mortgage loan documents, on at least an annual basis, or such other period specified in the transaction agreements;
                   (B) interest on such funds is paid, or credited, to obligors in accordance with applicable mortgage loan documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related mortgage loans, or such other number of days specified in the transaction
1122(d)(4)(x)      agreements.
--------------------------------------------------------------------------------------------------------------------
                   Payments made on behalf of an obligor (such as tax or                     X
                   insurance payments) are made on or before the related
                   penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such
1122(d)(4)(xi)     support has been received by the servicer at least 30
--------------------------------------------------------------------------------------------------------------------





--------------------------------------------------------------------------------------------------------------------
                   calendar days prior to these dates, or such other number of days specified in the transaction agreements.
--------------------------------------------------------------------------------------------------------------------
                   Any late payment penalties in connection with any payment to be           X
                   made on behalf of an obligor are paid from the Servicer's funds and not charged to the obligor, unless the late payment was due
1122(d)(4)(xii)    to the obligor's error or omission.
--------------------------------------------------------------------------------------------------------------------
                   Disbursements made on behalf of an obligor are posted within              X
                   two business days to the obligor's records maintained by
                   the servicer, or such other number of days specified in the
1122(d)(4)(xiii)   transaction agreements.
--------------------------------------------------------------------------------------------------------------------
                   Delinquencies, charge-offs and uncollectible accounts are                 X
                   recognized and recorded in accordance with the transaction
1122(d)(4)(xiv)    agreements.
--------------------------------------------------------------------------------------------------------------------
                   Any external enhancement or other support, identified in Item                             X
                   1114(a)(1) through (3) or Item 1115 of Regulation AB, is
1122(d)(4)(xv)     maintained as set forth in the transaction agreements.
--------------------------------------------------------------------------------------------------------------------


                                    EXHIBIT F


                         FORM OF SARBANES CERTIFICATION

     Re: The [ ] agreement dated as of [ ], 200[ ] (the "Agreement"), among
                               [IDENTIFY PARTIES]

I, ________________________________, the _______________________ of [Name of
Servicer], certify to [the Owner], [the Depositor], and the [Master Servicer] [Securities Administrator] [Trustee], and their officers, with the knowledge and intent that they will rely upon this certification, that:

         (1) I have reviewed the servicer compliance statement of the Servicer provided in accordance with Item 1123 of Regulation AB (the "Compliance Statement"), the report on assessment of the Servicer's compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB (the "Servicing Criteria"), provided in accordance with Rules 13a-18 and 15d-18 under Securities Exchange Act of 1934, as amended (the "Exchange Act") and Item 1122 of Regulation AB (the "Servicing Assessment"), the registered public accounting firm's attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and
         Section 1122(b) of Regulation AB (the "Attestation Report"), and all servicing reports, officer's certificates and other information relating to the servicing of the Mortgage Loans by the Servicer during 200[ ] that were delivered by the Servicer to the [Depositor] [Master Servicer] [Securities Administrator] [Trustee] pursuant to the Agreement (collectively, the "Servicer Servicing Information");

         (2) Based on my knowledge, the Servicer Servicing Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Servicer Servicing Information;

         (3) Based on my knowledge, all of the Servicer Servicing Information required to be provided by the Servicer under the Agreement has been provided to the [Depositor] [Master Servicer] [Securities Administrator] [Trustee];

         (4) I am responsible for reviewing the activities performed by the Servicer under the Agreement, and based on my knowledge and the compliance review conducted in preparing the Compliance Statement and except as disclosed in the Compliance Statement, the Servicing Assessment or the Attestation Report, the Servicer has fulfilled its obligations under the Agreement; and

(5) The Compliance Statement, the Servicing Assessment and the Attestation Report required to be provided by the Servicer pursuant to the Agreement have been provided to the [Depositor] [Master Servicer]. Any material instances of noncompliance described in such reports have been disclosed to the [Depositor] [Master Servicer]. Any material instance of noncompliance with the Servicing Criteria has been disclosed in such reports.


                                             Date:

                                             By:________________________________
                                             Name:______________________________
                                             Title:_____________________________

                        MORTGAGE LOAN PURCHASE AGREEMENT


         This is a Purchase Agreement (the "Agreement"), dated as of January 1, 2007 by and between EMC Mortgage Corporation, having an office at 909 Hidden Ridge Drive, Suite 200, Irving, Texas 75038 (the "Purchaser") and Wells Fargo Bank, N.A., having an office at 1 Home Campus, Des Moines, Iowa 50328-0001 (the "Seller").

                               W I T N E S S E T H

         WHEREAS, the Seller agrees to sell, and the Purchaser agrees to purchase, certain mortgage loans (the "Mortgage Loans") on a servicing retained basis as described herein:

         WHEREAS, the Mortgage Loans shall be delivered as whole loans;

         WHEREAS, the parties intend hereby to set forth the terms and conditions upon which the proposed transactions will be effected.

         NOW THEREFORE, in consideration of the promises and the mutual agreements set forth herein, the parties hereto agree as follows:

         SECTION 1. All capitalized terms not otherwise defined herein have the respective meanings set forth in the Seller's Warranties and Servicing Agreement, dated as of the date herewith (the "Seller's Warranties and Servicing Agreement"). The following terms are defined as follows (except as otherwise agreed by the parties):

         Cut-off Date:                      January 1, 2007

         Closing Date:                      January 18, 2007

         First Remittance Date:             February 20, 2007

         Servicing Fee Rate:                0.250%

         SECTION 2. Agreement to Purchase. The Seller agrees to sell, and the Purchaser agrees to purchase, Mortgage Loans having an aggregate principal balance on the Cut-off Date in the amount indicated on the Mortgage Loan Schedule or in such other amount as agreed by the Purchaser and the Seller as evidenced by the scheduled principal balance of the Mortgage Loans accepted by the Purchaser on the Closing Date. The Mortgage Loans will be delivered pursuant to a Seller's Warranties and Servicing Agreement, between the Purchaser and the Seller.

         SECTION 3. Mortgage Schedules. The Seller has provided the Purchaser with certain information constituting a listing of the Mortgage Loans to be purchased under this Agreement (the "Mortgage Loan Schedule") substantially in the form attached hereto as Exhibit 1. The Mortgage Loan Schedule shall conform to the definition of "Mortgage Loan Schedule" under the Seller's Warranties and Servicing Agreement.

         SECTION 4. Purchase Price. The Purchase Price, as calculated pursuant to the Seller's Warranties and Servicing Agreement, shall be paid by the Purchaser to the Seller for the Mortgage Loans on the Closing Date.

         The Purchaser shall be entitled to (1) all scheduled principal due after the Cut-off Date, (2) all other recoveries of principal collected after the Cut-off Date (provided, however, that all scheduled payments of principal due on or before the Cut-off Date and collected by the Seller after the Cut-off Date shall belong to the Seller), and (3) all payments of interest on the Mortgage Loans at the Mortgage Loan Remittance Rate (minus that portion of any such payment which is allocable to the period prior to the Cut-off Date). The principal balance of each Mortgage Loan as of the Cut-off Date is determined after application of payments of principal due on or before the Cut-off Date whether or not collected. Therefore, payments of scheduled principal and interest prepaid for a due date beyond the Cut-off Date shall not be applied to the principal balance as of the Cut-off Date. Such prepaid amounts (minus interest at the Servicing Fee Rate) shall be the property of the Purchaser. The Seller shall deposit any such prepaid amounts into the Custodial Account, which account is established for the benefit of the Purchaser for subsequent remittance by the Seller to the Purchaser.

         SECTION 5. Examination of Mortgage Files. Prior to the Closing Date, the Seller shall (a) deliver to the Purchaser in escrow, for examination, the Mortgage File for each Mortgage Loan, including a copy of the Assignment of Mortgage, pertaining to each Mortgage Loan, or (b) make the Mortgage Files available to the Purchaser for examination at the Seller's offices or such other location as shall otherwise be agreed upon by the Purchaser and the Seller. Such examination may be made by the Purchaser or by any prospective purchaser of the Mortgage Loans from the Purchaser, at any time before or after the Closing Date upon prior reasonable notice to the Seller. The fact that the Purchaser or any prospective purchaser of the Mortgage Loans has conducted or has failed to conduct any partial or complete examination of the Mortgage Files shall not affect the Purchaser's (or any of its successor's) rights to demand repurchase, substitution or other relief as provided under the related Seller's Warranties and Servicing Agreement.

         Prior to Seller's receipt of the Purchase Price, the Purchaser shall cause the Custodian to act as bailee for the sole and exclusive benefit of the Seller pursuant to the Custodial Agreement and act only in accordance with Seller's instructions. Upon the Seller's receipt of the Purchase Price, the Seller shall provide notification to the Custodian to release ownership of the Mortgage Loan Documents specified above to the Purchaser. Such notification shall be in a form of a written notice by facsimile or other electronic media, with a copy sent to the Purchaser. Subsequent to such release, such Mortgage Loan Documents shall be retained by the Custodian for the benefit of the Purchaser. All Mortgage Loan Documents related to Mortgage Loans not purchased by the Purchaser on the Closing Date, shall be maintained by the Custodian for the benefit of the Seller and shall be returned to the Seller within two (2) Business Days after the Closing Date.

         SECTION 6. Representations, Warranties and Agreements of Seller. The Seller agrees and acknowledges that it shall, as a condition to the consummation of the transactions contemplated hereby, make the representations and warranties specified in
Section 3.01 and 3.02 of the Seller's Warranties and Servicing Agreement, as of the Closing Date. The meaning of the term "Agreement" as used in Sections 3.01 and 3.02 of the Seller's Warranties and Servicing Agreement shall include this Agreement. The Seller, without conceding that the Mortgage Loans are securities, hereby makes the following additional representations, warranties and agreements which shall be deemed to have been made as of the Closing Date:

         a) neither the Seller nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of any Mortgage Loans, any interest in any Mortgage Loans or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of any Mortgage Loans, any interest in any Mortgage Loans or any other similar security from, or otherwise approached or negotiated with respect to any Mortgage Loans, any interest in any Mortgage Loans or any other similar security with, any Person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action which would constitute a distribution of the Mortgage Loans under the Securities Act or which would render the disposition of any Mortgage Loans a violation of Section 5 of the Securities Act or require registration pursuant thereto, nor will it act, nor has it authorized or will it authorize any Person to act, in such manner with respect to the Mortgage Loans; and

         b) the Seller has not dealt with any broker or agent or anyone else who might be entitled to a fee or commission in connection with this transaction other than the Purchaser.

         SECTION 7. Representation, Warranties and Agreement of Purchaser. The Purchaser, without conceding that the Mortgage Loans are securities, hereby makes the following representations, warranties and agreements, which shall have been deemed to have been made as of the Closing Date.

         a) the Purchaser understands that the Mortgage Loans have not been registered under the Securities Act or the securities laws of any state;

         b) the Purchaser is acquiring the Mortgage Loans for its own account only and not for any other Person;

         c) the Purchaser considers itself a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Mortgage Loans;

         d) the Purchaser has been furnished with all information regarding the Mortgage Loans which it has requested from the Seller or the Company; and

         e) neither the Purchaser nor anyone acting on its behalf offered, transferred, pledged, sold or otherwise disposed of any Mortgage Loan, any interest in any Mortgage Loan or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of any Mortgage Loan, any interest in any Mortgage Loan or any other similar security from, or otherwise approached or negotiated with respect to any Mortgage Loan, any interest in any Mortgage Loan or any other similar security with, any Person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action which would constitute a distribution of the Mortgage Loans under the Securities Act or which would render the disposition of any Mortgage Loan a violation of Section 5 of the Securities Act or require registration pursuant thereto, nor will it act, nor has it authorized or will it authorize any Person to act, in such manner with respect to the Mortgage Loans.

         SECTION 8. Closing. The closing for the purchase and sale of the Mortgage Loans, shall take place on the Closing Date. At the Purchaser's option, the Closing shall be either: by telephone, confirmed by letter or wire as the parties shall agree; or conducted in person, at such place as the parties shall agree.

         The closing shall be subject to each of the following conditions:

         a) all of the representations and warranties of the Seller under this Agreement and under each Seller's Warranties and Servicing Agreement shall be true and correct as of the Closing Date and no event shall have occurred which, with notice or the passage of time, would constitute a default under this Agreement or an Event of Default under the related Seller's Warranties and Servicing Agreement;

         b) the Purchaser shall have received, or the Purchaser's attorneys shall have received in escrow, all Closing Documents as specified in
         Section 9 of this Agreement, in such forms as are agreed upon and acceptable to the Purchaser, duly executed by all signatories other than the Purchaser as required pursuant to the respective terms thereof;

         c) the Seller shall have delivered to the Custodian under the Seller's Warranties and Servicing Agreement all documents required pursuant to the related Custodial Agreement; and

         d) all other terms and conditions of this Agreement shall have been complied with.

         Subject to the foregoing conditions, the Purchaser shall pay to the Seller on the Closing Date the Purchase Price, plus accrued interest pursuant to
Section 4 of this Agreement, by wire transfer of immediately available funds to the account designated by the Seller.

         SECTION 9. Closing Documents. With respect to the Mortgage Loans, the Closing Documents shall consist of fully executed originals of the following documents:

         1. the Seller's Warranties and Servicing Agreement, dated as of the Cut-off Date, in two counterparts;

         2.       this Agreement in two counterparts;

         3. a copy of the Custodial Agreement, dated as of November 30, 1999 by and between EMC Mortgage Corporation as Owner, and Wells Fargo Bank, N.A. (formerly Wells Fargo Bank Minnesota, N.A.) as Custodian, attached to the Seller's Warranties and Servicing Agreement ;

         4. the Mortgage Loan Schedule, one copy to be attached to each counterpart of the Seller's Warranties and Servicing Agreement;

         5. a trust receipt and certification, as required under the Custodial Agreement; and

         6. an Opinion of Counsel of the Seller, in the form of Exhibit 2 hereto.

         SECTION 10. Costs. The Purchaser shall pay any commissions due its salesmen, the legal fees and expenses of its attorneys and the costs and expenses associated with the Custodian. The Seller shall be responsible for reasonable costs and expenses associated with any preparation of the assignments of mortgage. All other costs and expenses incurred in connection with the transfer and delivery of the Mortgage Loans, including fees for title policy endorsements and continuations and the Seller's attorney fees, shall be paid by the Seller.

         SECTION 11. Servicing. The Mortgage Loans shall be serviced by the Seller in accordance with the terms of the applicable Seller's Warranties and Servicing Agreement. The Seller shall be entitled to servicing fees calculated as provided therein, at the Servicing Fee Rate shown on the first page of this Agreement unless otherwise agreed by the parties.

         SECTION 12. Financial Statements. The Seller understands that in connection with the Purchaser's marketing of the Mortgage Loans, the Purchaser may request from the Seller and make available to prospective purchasers a Consolidated Statement of Operations of the Seller for the most recently completed two (2) fiscal years respecting which such a statement is available, as well as a Consolidated Statement of Condition at the end of the last two (2) fiscal years covered by such Consolidated Statement of Operations. The Purchaser, upon request, shall also make available any comparable interim statements to the extent any such statements have been prepared by the seller in a format intended or otherwise suitable for the public at large. The Seller, upon request, agrees to furnish promptly to the Purchaser copies of the statements specified above. The Seller shall also make available information on its servicing performance with respect to loans in its own mortgage banking portfolio and loans serviced for others (if any), including foreclosure and delinquency ratios.

         The Seller also agrees to allow access to a knowledgeable (as shall be determined by the Seller) financial or accounting officer for the purpose of answering questions asked by any prospective purchaser regarding recent developments affecting the Seller or the financial statements of the Seller.

         SECTION 13. Mandatory Delivery. The sale and delivery on the Closing Date of the Mortgage Loans described on the Mortgage Loan Schedule is mandatory, it being specifically understood and agreed that each Mortgage Loan is unique and identifiable on the date hereof and that an award of money damages would be insufficient to compensate the Purchaser for the losses and damages incurred by the Purchaser (including damages to prospective purchasers of the Mortgage Loans) in the event of the Seller's failure to deliver the Mortgage Loans on or before the Closing Date. All rights and remedies of the Purchaser under this Agreement are distinct from, and cumulative with, any other rights or remedies under this Agreement or afforded by law or equity and all such rights and remedies may be exercised concurrently, independently or successively.

         SECTION 14. Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if mailed, by registered or certified mail, return receipt requested, or, if by other means, when received by the other party at the address shown on the first page hereof, or such other address as may hereafter be furnished to the other party by like notice. Any such demand, notice of communication hereunder shall be deemed to have been received on the date delivered to or received at the premises of the addressee (as evidenced, in the case of registered or certified mail, by the date noted on the return receipt).

         SECTION 15. Severability Clause. Any part, provision, representation or warranty of this Agreement which is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation or warranty of this Agreement which is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall be ineffective, as to such jurisdiction, to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any Mortgage Loan shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof. If the invalidity of any part, provision, representation or warranty of this Agreement shall deprive any party of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate, in good-faith, to develop a structure the economic effect of which is as close as possible to the economic effect of this Agreement without regard to such invalidity.

         SECTION 16. Counterparts. This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument. The parties agree that this Agreement and signature pages thereof may be transmitted between them by facsimile and that faxed signatures may constitute original signatures and that a faxed signature page containing the signature of an authorized individual (faxed or original) is binding on the respective parties.

         SECTION 17. Place of Delivery and Governing Law. This Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with the laws of the State of New York, except to the extent preempted by Federal Law.

         Each of the Seller and the Purchaser hereby knowingly, voluntarily and intentionally waives any and all rights it may have to a trial by jury in respect of any litigation based on, or arising out of, under, or in connection with, this Agreement, or any other documents and instruments executed in connection herewith, or any course of conduct, course of dealing, statements (whether oral or written), or actions of the Seller or the Purchaser. This provision is a material inducement for the Purchaser to enter into this Agreement.

         SECTION 18. Further Agreements. The Purchaser and the Seller each agree to execute and deliver to the other such additional documents, instruments or agreements as may be necessary or appropriate to effectuate the purposes of this Agreement.

         Without limiting the generality of the foregoing, the Seller shall reasonably cooperate with the Purchaser in connection with the initial resales of the Mortgage Loans by the Purchaser. In that connection, the Seller shall provide to the Purchaser: (i) any and all information and appropriate verification of information, whether through letters of its auditors and counsel or otherwise, as the Purchaser shall reasonably request, and (ii) such additional representations, warranties, covenants, opinions of counsel, letters from auditors and certificates of public officials or officers of the Seller as are reasonably believed necessary by the Purchaser in connection with such resales. Prior to incurring any out-of-pocket expenses pursuant to this paragraph, the Seller shall notify the Purchaser in writing of the estimated amount of such expense. The Purchaser shall reimburse the Seller for any such expense following its receipt of appropriate details thereof.

         SECTION 19. Intention of the Parties. It is the intention of the parties that the Purchaser is purchasing, and the Seller is selling, an undivided 100% ownership interest in the Mortgage Loans and not a debt instrument of the Seller or another security. Accordingly, the parties hereto each intend to treat the transaction for Federal income tax purposes as a sale by the Seller, and a purchase by the Purchaser, of the Mortgage Loans. The Purchaser shall have the right to review the Mortgage Loans and the related Mortgage Files to determine the characteristics of the Mortgage Loans which shall affect the Federal income tax consequences of owning the Mortgage Loans and the Seller shall cooperate with all reasonable requests made by the Purchaser in the course of such review.

         SECTION 20. Successors and Assigns; Assignment of Purchase Agreement. This Agreement shall bind and inure to the benefit of and be enforceable by the Seller and the Purchaser and the respective successors and assigns of the Seller and the Purchaser. This Agreement shall not be assigned, pledged or hypothecated by the Seller to a third party without the consent of the Purchaser.

         SECTION 21. Waivers; Other Agreements. No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

         SECTION 22. Exhibits. The exhibits to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

         SECTION 23. General Interpretive Principles. For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

         a) the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

         b) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

         c) references herein to "Articles", "Sections", "Subsections", "Paragraphs", and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

         d) a reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

         e) the words "herein", "hereof", "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

         f) the term "include" or "including" shall mean without limitation by reason of enumeration.

         SECTION 24. Reproduction of Documents. This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by any party at the closing, and (c) financial statements, certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

                               [Signatures Follow]

         IN WITNESS WHEREOF, the Seller and the Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first above written.


                                    EMC MORTGAGE CORPORATION
                                    (Purchaser)

                                    By: ________________________________________
                                    Name:_______________________________________
                                    Title:______________________________________


                                    WELLS FARGO BANK, N.A.
                                    (Seller)

                                    By:_________________________________________
                                    Name:_______________________________________
                                    Title:______________________________________

                                    EXHIBIT 1

                             MORTGAGE LOAN SCHEDULE

                                    EXHIBIT 2

                           FORM OF OPINION OF COUNSEL



@
@
@
@

Re:      Wells Fargo Bank, N.A.
         Mortgage Loan Series @

Dear Sir/Madam:

I am @ of Wells Fargo Bank, N.A. and have acted as counsel to Wells Fargo Bank, N.A. (the "Company"), with respect to certain matters in connection with the sale by the Company of the mortgage loans designated as Mortgage Loan Series @ (the "Mortgage Loans") pursuant to that certain Seller's Warranties and Servicing Agreement and Mortgage Loan Purchase Agreement by and between the Company and @ (the "Purchaser"), dated as of @, 20__, (the "Agreements"), which sale is in the form of whole Mortgage Loans. Capitalized terms not otherwise defined herein have the meanings set forth in the Seller's Warranties and Servicing Agreement.

I have examined the following documents:

1. the Seller's Warranties and Servicing Agreement;

2. the Mortgage Loan Purchase Agreement;

3. the Custodial Agreement;

4. the form of endorsement of the Mortgage Notes; and

5. such other documents, records and papers as I have deemed necessary and relevant as a basis for this opinion.

To the extent I have deemed necessary and proper, I have relied upon the representations and warranties of the Company contained in the Agreements. I have assumed the authenticity of all documents submitted to me as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all documents.

Based upon the foregoing, it is my opinion that;

1. The Company is a national banking association duly organized, validly existing and in good standing under the laws of the United States.

2. The Company has the power to engage in the transactions contemplated by the Agreements, the Custodial Agreement and all requisite power, authority and legal right to execute and deliver the Agreements, the Custodial Agreement and the Mortgage Loans, and to perform and observe the terms and conditions of such instruments.

3. Each person who, as an officer or attorney-in-fact of the Company, signed (a) the Agreements, each dated as of @, 20__, by and between the Company and the Purchaser, and (b) any other document delivered prior hereto or on the date hereof in connection with the sale and servicing of the Mortgage Loans in accordance with the Agreements was, at the respective times of such signing and delivery, and is, as of the date hereof, duly elected or appointed, qualified and acting as such officer or attorney-in-fact, and the signatures of such persons appearing on such documents are their genuine signatures.

4. Each of the Agreements, the Custodial Agreement and the Mortgage Loans, has been duly authorized, executed and delivered by the Company and is a legal, valid and binding agreement enforceable in accordance with its terms, subject to the effect of insolvency, liquidation, conservatorship and other similar laws administered by the Federal Deposit Insurance Corporation affecting the enforcement of contract obligations of insured banks and subject to the application of the rules of equity, including those respecting the availability of specific performance, none of which will materially interfere with the realization of the benefits provided thereunder or with the Purchaser's ownership of the Mortgage Loans.

5. The Company has been duly authorized to allow any of its officers to execute any and all documents by original or facsimile signature in order to complete the transactions contemplated by the Agreements and the Custodial Agreement and in order to execute the endorsements to the Mortgage Notes and the assignments of the Mortgages, and the original or facsimile signature of the officer at the Company executing the Agreements, the Custodial Agreement, the endorsements to the Mortgage Notes and the assignments of the Mortgages represents the legal and valid signature of said officer of the Company.

6. Either (i) no consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Company of or compliance by the Company with the Agreements, the Custodial Agreement or the sale and delivery of the Mortgage Loans or the consummation of the transactions contemplated by the Agreements and the Custodial Agreement; or (ii) any required consent, approval, authorization or order has been obtained by the Company.

7. Neither the consummation of the transactions contemplated by, nor the fulfillment of the terms of the Agreements and the Custodial Agreement, will conflict with or results in or will result in a breach of or constitutes or will constitute a default under the charter or by-laws of the Company, the terms of any indenture or other agreement or instrument to which the Company is a party or by which it is bound or to which it is subject, or violates any statute or order, rule, regulations, writ, injunction or decree of any court, governmental authority or regulatory body to which the Company is subject or by which it is bound.

8. There is no action, suit, proceeding or investigation pending or, to the best of my knowledge, threatened against the Company which, in my opinion, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Company or in any material impairment of the right or ability of the Company to carry on its business substantially as now conducted or in any material liability on the part of the Company or which would draw into question the validity of the Agreements, and the Custodial Agreement, or of any action taken or to be taken in connection with the transactions contemplated thereby, or which would be likely to impair materially the ability of the Company to perform under the terms of the Agreements and the Custodial Agreement.

9. For purposes of the foregoing, I have not regarded any legal or governmental actions, investigations or proceedings to be "threatened" unless the potential litigant or governmental authority has manifested to the legal department of the Company or an employee of the Company responsible for the receipt of process a present intention to initiate such proceedings; nor have I regarded any legal or governmental actions, investigations or proceedings as including those that are conducted by state or federal authorities in connection with their routine regulatory activities. The sale of each Mortgage Note and Mortgage as and in the manner contemplated by the Agreements is sufficient fully to transfer all right, title and interest of the Company thereto as noteholder and mortgagee, apart from the rights to service the Mortgage Loans pursuant to the Agreements.

10. The form of endorsement that is to be used with respect to the Mortgage Loans is legally valid and sufficient to duly endorse the Mortgage Notes to the Purchaser. Upon the completion of the endorsement of the Mortgage Notes and the completion of the assignments of the Mortgages, and the recording thereof, the endorsement of the Mortgage Notes, the delivery to the Custodian of the completed assignments of the Mortgages, and the delivery of the original endorsed Mortgage Notes to the Custodian would be sufficient to permit the entity to which such Mortgage Note is initially endorsed at the Purchaser's direction, and to whom such assignment of Mortgages is initially assigned at the Purchaser's direction, to avail itself of all protection available under applicable law against the claims of any present or future creditors of the Company, and would be sufficient to prevent any other sale, transfer, assignment, pledge or hypothecation of the Mortgages and the Mortgage Notes by the Company from being enforceable.

This opinion is given to you for your sole benefit, and no other person or entity is entitled to rely hereon except that the purchaser or purchasers to which you initially and directly resell the Mortgage Loans may rely on this opinion as if it were addressed to them as of its date.

Sincerely,

@
@

@/@

________________________________________________________________________________






                            EMC MORTGAGE CORPORATION
                                      Owner



                            GMAC MORTGAGE CORPORATION
                                    Servicer




                               SERVICING AGREEMENT

                             Dated as of May 1, 2001





________________________________________________________________________________

EXHIBITS


Exhibit A         Mortgage Loan Schedule

Exhibit B         Custodial Account Letter Agreement

Exhibit C         Escrow Account Letter Agreement

Exhibit D         Form of Request for Release

Exhibit E         Loan Level Scheduled-Scheduled Remittance Tape Layout

         THIS IS A SERVICING AGREEMENT, dated as of May 1, 2001, and is executed between EMC Mortgage Corporation (the "Owner") and GMAC Mortgage Corporation (the "Servicer").


                              W I T N E S S E T H :


         WHEREAS, the Owner is the owner of the Mortgage Loans;

         WHEREAS, the Owner and the Servicer wish to prescribe the permanent management, servicing and control of the Mortgage Loans;

         NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Owner and the Servicer agree as follows:


                                    ARTICLE I
                                   DEFINITIONS

         Section 1.01   Defined Terms

         Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meaning specified in this Article:

         Accepted Servicing Practices: With respect to any Mortgage Loan, those mortgage servicing practices (including collection procedures) that are in accordance with the Fannie Mae Guide.

         Adjustment Date: As to each ARM Loan, the date on which the Mortgage Interest Rate is adjusted in accordance with the terms of the related Mortgage Note.

         Agreement: This Servicing Agreement including all exhibits hereto, amendments hereof and supplements hereto.

         ARM Loans: First lien, conventional, 1-4 family residential Mortgage Loans with interest rates which adjust from time to time in accordance with the related Index and are subject to Periodic Rate Caps and Lifetime Rate Caps and which do not permit conversion to fixed interest rates.

         BIF: The Bank Insurance Fund, or any successor thereto.

         Business Day: Any day other than (i) a Saturday or Sunday, or (ii) a legal holiday in the States of New York, Iowa or the Commonwealth of Pennsylvania, or (iii) a day on which banks in the States of New York, Iowa or Pennsylvania are authorized or obligated by law or executive order to be closed.

         Code: The Internal Revenue Code of 1986, as it may be amended from time to time, or any successor statute thereto, and applicable U.S. Department of the Treasury regulations issued pursuant thereto.

         Condemnation Proceeds: All awards or settlements in respect of a Mortgaged Property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation, to the extent not required to be released to a Mortgagor in accordance with the terms of the related Mortgage Loan Documents.

         Custodial Account: The separate demand account or accounts created and maintained pursuant to Section 4.04 which shall be entitled "GMAC Mortgage Corporation Custodial Account in trust for [Owner], Owner of Whole Loan Mortgages and various Mortgagors" and shall be established at a Qualified Depository, each of which accounts shall in no event contain funds in excess of the FDIC insurance limits.

         Custodian: Wells Fargo Bank Minnesota, N.A., or such other custodian as Owner shall designate.

         Cut-off Date: As identified on the related Confirmation.

         Determination Date: The 15th day (or if such 15th day is not a Business Day, the Business Day immediately preceding such 15th day) of the month of the Remittance Date.

         Due Date: Each day on which payments of principal and interest are required to be paid in accordance with the terms of the related Mortgage Note, exclusive of any days of grace.

         Due Period: With respect to any Remittance Date, the period commencing on the second day of the month preceding the month of such Remittance Date and ending on the first day of the month of the Remittance Date.

         Effective Date: As identified on the related Confirmation.

         Escrow Account: The separate trust account or accounts created and maintained pursuant to Section 4.06 which shall be entitled "GMAC Mortgage Corporation Escrow Account, in trust for [Owner], Owner of Whole Loan Mortgages and various Mortgagors" and shall be established at a Qualified Depository, each of which accounts shall in no event contain funds in excess of the FDIC insurance limits.

         Escrow Payments: With respect to any Mortgage Loan, the amounts constituting ground rents, taxes, assessments, water rates, sewer rents, municipal charges, mortgage insurance premiums, fire and hazard insurance premiums, condominium charges, and any other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to the Mortgage or any other document.

         Event of Default: Any one of the conditions or circumstances enumerated in Section 9.01.

         Fannie Mae: Fannie Mae, or any successor thereto.

         Fannie Mae Guide: The Fannie Mae Selling Guide and the Fannie Mae Servicing Guide and all amendments or additions thereto.

         FDIC: The Federal Deposit Insurance Corporation, or any successor thereto.

         Fidelity Bond: A fidelity bond to be maintained by the Servicer pursuant to Section 4.12.

         FIRREA: The Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended from time to time.

         Freddie Mac: Freddie Mac, or any successor thereto.

         Freddie Mac Guide: The Freddie Mac Selling Guide and the Freddie Mac Servicing Guide and all amendments or additions thereto.

         Full Principal Prepayment: A Principal Prepayment made by a Mortgagor of the entire principal balance of a Mortgage Loan.

         GAAP: Generally accepted accounting procedures, consistently applied.

         HUD: The United States Department of Housing and Urban Development or any successor.

         Index: With respect to each ARM Loan, on the related Adjustment Date, the index used to determine the Mortgage Interest Rate on each such ARM Loan.

         Insurance Proceeds: With respect to each Mortgage Loan, proceeds of insurance policies insuring the Mortgage Loan or the related Mortgaged Property.

         Lifetime Rate Cap: With respect to each ARM Loan, the maximum Mortgage Interest Rate over the term of such Mortgage Loan, as specified in the related Mortgage Note.

         Liquidation Proceeds: Cash received in connection with the liquidation of a defaulted Mortgage Loan, whether through the sale or assignment of such Mortgage Loan, trustee's sale, foreclosure sale or otherwise, other than amounts received following the acquisition of an REO Property pursuant to Section 4.13.

         Margin: With respect to each ARM Loan, the fixed percentage amount set forth in each related Mortgage Note which is added to the Index in order to determine the related Mortgage Interest Rate.

         Monthly Advance: The aggregate of the advances made by the Servicer on any Remittance Date pursuant to Section 5.03.

         Monthly Payment: With respect to each Mortgage Loan, the scheduled monthly payment of principal and interest thereon which is payable by the related Mortgagor under the related Mortgage Note.

         Mortgage: The mortgage, deed of trust or other instrument securing a Mortgage Note which creates a first lien on an unsubordinated estate in fee simple in real property securing the Mortgage Note.

         Mortgage Interest Rate: The annual rate at which interest accrues on any Mortgage Loan in accordance with the provisions of the related Mortgage Note, and in the case of an ARM Loan, as adjusted from time to time on each Adjustment Date for such Mortgage Loan to equal the Index for such Mortgage Loan plus the Margin for such Mortgage Loan, and subject to the limitations on such interest rate imposed by the Periodic Rate Cap and the Lifetime Rate Cap.

         Mortgage Loan: An individual Mortgage Loan described herein, and as further identified on the Mortgage Loan Schedule, which Mortgage Loan includes without limitation the Mortgage Loan Documents, the Monthly Payments, Principal Prepayments, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, REO Disposition Proceeds, and all other rights, benefits, proceeds and obligations arising from or in connection with such Mortgage Loan.

         Mortgage Loan Documents: The original mortgage loan legal documents held by the Custodian.

         Mortgage Loan Remittance Rate: With respect to each Mortgage Loan, the annual rate of interest remitted to the Owner, which shall be equal to the related Mortgage Interest Rate minus the Servicing Fee Rate.

         Mortgage Loan Schedule: The schedule of Mortgage Loans attached hereto as Exhibit A, such schedule being acceptable to the Owner and the Servicer.

         Mortgage Note: The note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage.

         Mortgaged Property: The underlying real property securing repayment of a Mortgage Note, consisting of a single parcel of real estate considered to be real estate under the laws of the State in which such real property is located, which may include condominium units and planned unit developments, improved by a residential dwelling.

         Mortgagor: The obligor on a Mortgage Note. The Mortgagor is a natural person who is a party to the Mortgage Note and Mortgage in an individual capacity.

         Nonrecoverable Advance: Any advance previously made by the Servicer pursuant to Section 5.03 or any expenses incurred pursuant to Section 4.08 which, in the good faith judgment of the Servicer, may not be ultimately recoverable by the Servicer from Liquidation Proceeds. The determination by the Servicer that is has made a Nonrecoverable Advance, shall be evidenced by an Officer's Certificate of the Servicer delivered to the Owner and detailing the reasons for such determination.

         OCC: Office of the Comptroller of the Currency, its successors and assigns.

         Officers' Certificate: A certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the President, a Senior Vice President or a Vice President or by the Treasurer or the Secretary or one of the Assistant Treasurers or Assistant Secretaries of the Servicer, and delivered to the Owner as required by this Agreement.

         Opinion of Counsel: A written opinion of counsel, who may be an employee of the party on behalf of whom the opinion is being given, reasonably acceptable to the Owner.

         OTS: Office of Thrift Supervision, its successors and assigns.

         Owner: EMC Mortgage Corporation, its successors in interest and assigns.

         Partial Principal Prepayment: A Principal Prepayment by a Mortgagor of a partial principal balance of a Mortgage Loan.

         Pass-Through Transfer: The sale or transfer of same or all of the Mortgage Loans to a trust as part of a publicly issued or privately placed, rated or unrated Mortgage pass-through transaction.

         Periodic Rate Cap: With respect to each ARM Loan, the maximum increase or decrease in the Mortgage Interest Rate on any Adjustment Date.

         Permitted Investments: Any one or more of the following obligations or securities:

         (i) direct obligations of, and obligations fully guaranteed by the United States of America or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America; provided that obligations of Freddie Mac or Fannie Mae shall be Permitted Investments only if, at the time of investment, they are rated in one of the two highest rating categories by Standard & Poor's Rating Services, a division of The McGraw-Hill Companies Inc., Moody's Investors Service, Inc. and Fitch IBCA Inc.;

         (ii) (a) demand or time deposits, federal funds or bankers' acceptances issued by any depository institution or trust company incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or the short-term deposit rating and/or the long-term unsecured debt obligations or deposits of such depository institution or trust company at the time of such investment or contractual commitment providing for such investment are rated in one of the two highest rating categories by Standard & Poor's Rating Services, a division of The McGraw-Hill Companies Inc., Moody's Investors Service, Inc. and Fitch IBCA Inc. and (b) any other demand or time deposit or certificate of deposit that is fully insured by the Federal Deposit Insurance Corporation;

         (iii) repurchase obligations with respect to (a) any security described in clause (i) above or (b) any other security issued or guaranteed by an agency or instrumentality of the United States of America, the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in clause
         (ii)(a) above;

         (iv) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof that are rated in one of the two highest rating categories by Standard & Poor's Rating Services, a division of The McGraw-Hill Companies Inc., Moody's Investors Service, Inc. and Fitch IBCA Inc. at the time of such investment or contractual commitment providing for such investment; provided, however, that securities issued by any particular corporation will not be Permitted Investments to the extent that investments therein will cause the then outstanding principal amount of securities issued by such corporation and held as Permitted Investments to exceed 10% of the aggregate outstanding principal balances and amounts of all the Permitted Investments;

         (v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof) which are rated in one of the two highest rating categories by Standard & Poor's Rating Services, a division of The McGraw-Hill Companies Inc., Moody's Investors Service, Inc. and Fitch IBCA Inc. at the time of such investment;

         (vi) any other demand, money market or time deposit, obligation, security or investment as may be acceptable to each of Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc., Moody's Investors Service, Inc. and Fitch IBCA Inc.;

         (vii) any money market funds the collateral of which consists of obligations fully guaranteed by the United States of America or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America (which may include repurchase obligations secured by collateral described in clause (i)) and other securities and which money market funds are rated in one of the two highest rating categories by Standard & Poor's Rating Services, a division of The McGraw-Hill Companies Inc., Moody's Investors Service, Inc. and Fitch IBCA Inc.; and

         (viii) GMAC Variable Denomination Adjustable Rate Demand Notes constituting unsecured, senior debt obligations of General Motors Acceptance Corporation as outlined in the prospectus dated June 17, 1998 and rated by Moody's in its highest short-term rating category available and rated at least D-1 by Fitch;


provided, however, that no instrument or security shall be a Permitted Investment if such instrument or security evidences a right to receive only interest payments with respect to the obligations underlying such instrument or if such security provides for payment of both principal and interest with a yield to maturity in excess of 120% of the yield to maturity at par.

         Person: Any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

         Prepayment Interest Shortfall: The sum of the differences between interest actually received in a Due Period as a result of a full or partial prepayment or other unscheduled receipt of principal (including as a result of a liquidation) on each Mortgage Loan as to which such a payment is received and the interest portion of the Monthly Payment of such Mortgage Loan scheduled to be due at the applicable Mortgage Loan Remittance Rate; provided, however, Prepayment Interest Shortfalls shall not include Full Principal Prepayments received on or before the 15th day of the month in which a Remittance Date occurs which are remitted by the Servicer to the Owner on such Remittance Date.

         Primary Mortgage Insurance Policy: Each primary policy of mortgage insurance, or any replacement policy therefor obtained by the Servicer pursuant to Section 4.08.

         Prime Rate: The prime rate of U.S. money center banks as published from time to time in The Wall Street Journal.

         Principal Prepayment: Any payment or other recovery of principal on a Mortgage Loan, full or partial, which is received in advance of its scheduled Due Date, including any prepayment penalty or premium thereon and which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

         Qualified Appraiser: An appraiser, duly appointed by the Servicer, who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan, which appraiser and the appraisal made by such appraiser both satisfy the requirements of Title XI of FIRREA and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated.

         Qualified Depository: (a) The Custodian or (b) a depository, the accounts of which are insured by the FDIC through the BIF or the SAIF and the short term debt ratings and the long term deposit ratings of which are rated in one of the two highest rating categories by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies Inc., Moody's Investors Service, Inc., Fitch IBCA Duff & Phelps.

         Qualified Insurer: An insurance company duly qualified as such under the laws of the states in which the Mortgaged Properties are located, duly authorized and licensed in such states to transact the applicable insurance business and to write the insurance provided, approved as an insurer by Fannie Mae and Freddie Mac.

         REMIC: A "real estate mortgage investment conduit" within the meaning of Section 860D of the Code.

         REMIC Provisions: The provisions of the Federal income tax law relating to a REMIC, which appear at Section 860A through 860G of Subchapter M of Chapter 1, Subtitle A of the Code, and related provisions, and regulations, rulings or pronouncements promulgated thereunder, as the foregoing may be in effect from time to time.

         Remittance Date: The 18th day of any month, or if such 18th day is not a Business Day, the first Business Day immediately preceding such 18th day.

         REO Disposition: The final sale by the Servicer of any REO Property.

         REO Disposition Proceeds: Amounts received by the Servicer in connection with a related REO Disposition.

         REO Property: A Mortgaged Property acquired by the Servicer on behalf of the Owner as described in Section 4.13.

         SAIF: The Savings Association Insurance Fund, or any successor thereto.

         Servicer: GMAC Mortgage Corporation, or any of its successors in interest or any successor under this Agreement appointed as herein provided.

         Servicing Advances: All customary, reasonable and necessary "out of pocket" costs and expenses (including reasonable attorneys' fees and disbursements) incurred prior to, on and subsequent to the Effective Date in the performance by the Servicer of its servicing obligations relating to each Mortgage Loan, including, but not limited to, the cost of (a) the preservation, restoration and protection of the Mortgaged Property, (b) any enforcement, administrative or judicial proceedings, or any legal work or advice specifically related to servicing the Mortgage Loans, including but not limited to, foreclosures, bankruptcies, condemnations, drug seizures, elections, foreclosures by subordinate or superior lienholders, and other legal actions incidental to the servicing of the Mortgage Loans (provided that such expenses are reasonable and that the Servicer specifies the Mortgage Loan(s) to which such expenses relate), (c) the management and liquidation of the Mortgaged Property if the Mortgaged Property is acquired in full or partial satisfaction of the Mortgage, (d) taxes, assessments, water rates, sewer rates and other charges which are or may become a lien upon the Mortgaged Property, and Primary Mortgage Insurance Policy premiums and fire and hazard insurance coverage and
(e) compliance with the obligations under Section 4.08.

         Servicing Fee: With respect to each Mortgage Loan, the amount of the annual fee the Owner shall pay to the Servicer, which shall, for a period of one full month, be equal to one-twelfth of the product of (a) the applicable Servicing Fee Rate and (b) the outstanding principal balance of such Mortgage Loan. Such fee shall be payable monthly, computed on the basis of the same principal amount and period respecting which any related interest payment on a Mortgage Loan is computed. The obligation of the Owner to pay the Servicing Fee is limited to, and the Servicing Fee is payable solely from, the interest portion (not including recoveries of interest from Liquidation Proceeds or otherwise) of such Monthly Payment collected by the Servicer, or as otherwise provided under Section 4.05.

         Servicing Fee Rate: The Servicing Fee Rate shall be a rate per annum equal to 0.25%.

         Servicing File: The documents, records and other items pertaining to a particular Mortgage Loan, and any additional documents relating to such Mortgage Loan as are in, or as may from time to time come into, the Servicer's possession.

         Servicing Officer: Any officer of the Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name appears on a list of servicing officers furnished by the Servicer to the Owner upon request, as such list may from time to time be amended.

         Stated Principal Balance: As to each Mortgage Loan as of any date of determination, (i) the principal balance of such Mortgage Loan after giving effect to payments of principal due, whether or not received, minus (ii) all amounts previously distributed to the Owner with respect to the Mortgage Loan representing payments or recoveries of principal or advances in lieu thereof.

         Whole Loan Transfer: The sale or transfer of some or all of the ownership interest in the Mortgage Loans by the Owner to one or more third parties in whole loan or participation format, which third party may be Fannie Mae or Freddie Mac.


                                   ARTICLE II
                          SERVICING OF MORTGAGE LOANS;
                         POSSESSION OF SERVICING FILES;
                               BOOKS AND RECORDS;
                       DELIVERY OF MORTGAGE LOAN DOCUMENTS

         Section 2.01 Servicing of Mortgage Loans.

         From and after the Effective Date, the Servicer does hereby agree to service the Mortgage Loans, but subject to the terms of this Agreement. The rights of the Owner to receive payments with respect to the Mortgage Loans shall be as set forth in this Agreement.

         Section 2.02 Maintenance of Servicing Files.

         The Servicer shall maintain a Servicing File consisting of all documents necessary to service the Mortgage Loans. The possession of each Servicing File by the Servicer is for the sole purpose of servicing the Mortgage Loan, and such retention and possession by the Servicer is in a custodial capacity only. The Servicer acknowledges that the ownership of each Mortgage Loan, including the Note, the Mortgage, all other Mortgage Loan Documents and all rights, benefits, proceeds and obligations arising therefrom or in connection therewith, has been vested in the Owner. All rights arising out of the Mortgage Loans including, but not limited to, all funds received on or in connection with the Mortgage Loans and all records or documents with respect to the Mortgage Loans prepared by or which come into the possession of the Servicer shall be received and held by the Servicer in trust for the exclusive benefit of the Owner as the owner of the related Mortgage Loans. Any portion of the related Servicing Files retained by the Servicer shall be appropriately identified in the Servicer's computer system to clearly reflect the ownership of the related Mortgage Loans by the Owner. The Servicer shall release its custody of the contents of the related Servicing Files only in accordance with written instructions of the Owner, except when such release is required as incidental to the Servicer's servicing of the Mortgage Loans, such written instructions shall not be required.

         Section 2.03 Books and Records.

         The Servicer shall be responsible for maintaining, and shall maintain, a complete set of books and records for the Mortgage Loans which shall be appropriately identified in the Servicer's computer system to clearly reflect the ownership of the Mortgage Loan by the Owner. In particular, the Servicer shall maintain in its possession, available for inspection by the Owner, or its designee and shall deliver to the Owner upon demand, evidence of compliance with all federal, state and local laws, rules and regulations, and requirements of Fannie Mae or Freddie Mac, as applicable, including but not limited to documentation as to the method used in determining the applicability of the provisions of the Flood Disaster Protection Act of 1973, as amended, to the Mortgaged Property, documentation evidencing insurance coverage and eligibility of any condominium project for approval by Fannie

Mae and periodic inspection reports as required by Section 4.13. To the extent that original documents are not required for purposes of realization of Liquidation Proceeds or Insurance Proceeds, documents maintained by the Servicer may be in the form of microfilm or microfiche or such other reliable means of recreating original documents, including but not limited to, optical imagery techniques so long as the Servicer complies with the requirements of the Fannie Mae Guide.

         The Servicer shall maintain with respect to each Mortgage Loan and shall make available for inspection by any Owner or its designee the related Servicing File (or copies thereof) upon reasonable request during the time the Owner retains ownership of a Mortgage Loan and thereafter in accordance with applicable laws and regulations.

         Section 2.04. Transfer of Mortgage Loans.

         The Servicer shall keep at its servicing office books and records in which, subject to such reasonable regulations as it may prescribe from time to time, the Servicer shall note transfers of Mortgage Loans. No transfer of a Mortgage Loan may be made unless such transfer is in compliance with the terms hereof. For the purposes of this Agreement, the Servicer shall be under no obligation to deal with any person with respect to this Agreement or any Mortgage Loan unless a notice of the transfer of such Mortgage Loan has been delivered to the Servicer in accordance with this Section 2.04. The Owner may, subject to the terms of this Agreement, sell and transfer one or more of the Mortgage Loans in accordance with Sections 10.02 and 11.12, provided, however, that the transferee will not be deemed to be an Owner hereunder binding upon the Servicer unless such transferee shall agree in writing to be bound by the terms of this Agreement and an assignment and assumption of this Agreement reasonably acceptable to the Servicer. The Owner also shall advise the Servicer in writing of the transfer. Upon receipt of notice of the permitted transfer, the Servicer shall mark its books and records to reflect the ownership of the Mortgage Loans of such assignee, and shall release the previous Owner from its obligations hereunder with respect to the Mortgage Loans sold or transferred.

         Section 2.05 Delivery of Mortgage Loan Documents.

         The Servicer shall forward to the Custodian on behalf of the Owner original documents evidencing an assumption, modification, consolidation or extension of any Mortgage Loan entered into in accordance with Section 4.01 or
6.01 promptly after their execution; provided, however, that the Servicer shall provide the Custodian on behalf of the Owner with a certified true copy of any such document submitted for recordation promptly after its execution, and shall provide the original of any document submitted for recordation or a copy of such document certified by the appropriate public recording office to be a true and complete copy of the original within 180 days of its execution. If delivery is not completed within 180 days solely due to delays in making such delivery by reason of the fact that such documents shall not have been returned by the appropriate recording office, the Servicer shall continue to use its best efforts to effect delivery as soon as possible thereafter.

         From time to time the Servicer may have a need for Mortgage Loan Documents to be released by the Custodian. If the Servicer shall require any of the Mortgage Loan Documents, the Servicer shall notify the Custodian in writing of such request in the form of the request for release attached hereto as Exhibit D. The Custodian shall deliver to the Servicer promptly, and in no event later than within five (5) Business Days, any requested Mortgage Loan Document previously delivered to the Custodian, provided that such documentation is promptly returned to the Custodian when the Servicer no longer requires possession of the document, and provided that during the time that any such documentation is held by the Servicer, such possession is in trust for the benefit of the Owner.

         Section 2.06 Quality Control Procedures.

         The Servicer must have an internal quality control program that verifies, on a regular basis, the existence and accuracy of the legal documents, credit documents, property appraisals, and underwriting decisions. The program must be capable of evaluating and monitoring the overall quality of its servicing activities. The purpose of the program is to ensure that the Mortgage Loans are serviced in accordance with prudent mortgage banking practices and accounting principles; guard against dishonest, fraudulent, or negligent acts; and guard against errors and omissions by officers, employees, or other authorized persons.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                                 OF THE SERVICER

         The Servicer represents, warrants and covenants to the Owner that as of the Effective Date or as of such date specifically provided herein:

         (a) The Servicer is a validly existing corporation in good standing under the laws of the State of its organization and is qualified to transact business in, is in good standing under the laws of, and possesses all licenses necessary for the conduct of its business in, each state in which any Mortgaged Property is located or is otherwise exempt or not required under applicable law to effect such qualification or license and no demand for such qualification or license has been made upon the Servicer by any such state, and in any event the Servicer is in compliance with the laws of each such State to the extent necessary to ensure the enforceability of each Mortgage Loan and the servicing of the Mortgage Loans in accordance with the terms of this Agreement;

         (b) The Servicer has full power and authority to execute, deliver and perform, and to enter into and consummate all transactions contemplated by this Agreement and to conduct its business as presently conducted, has duly authorized the execution, delivery and performance of this Agreement, has duly executed and delivered this Agreement, and this Agreement constitutes a legal, valid and binding obligation of the Servicer, enforceable against it in accordance with its terms subject to bankruptcy laws and other similar laws of general application affecting rights of creditors and subject to the application of the rules of equity, including those respecting the availability of specific performance;

         (c) None of the execution and delivery of this Agreement, the consummation of the transactions contemplated thereby and hereby, or the fulfillment of or compliance with the terms and conditions of this Agreement will conflict with any of the terms, conditions or provisions of the Servicer's articles of incorporation or by-laws or materially conflict with or result in a material breach of any of the terms, conditions or provisions of any legal restriction or any agreement or instrument to which the Servicer is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the material violation of any law, rule, regulation, order, judgment or decree to which the Servicer or its property is subject;

         (d) There is no litigation pending or, to the Seller's knowledge, threatened with respect to the Servicer which is reasonably likely to have a material adverse effect on the execution, delivery or enforceability of this Agreement, or which is reasonably likely to have a material adverse effect on the financial condition of the Servicer;

         (e) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Servicer of or compliance by the Servicer with this Agreement or the consummation of the transactions contemplated by this Agreement except for consents, approvals, authorizations and orders which have been obtained;

         (f) The collection and servicing practices used by the Servicer, with respect to each Mortgage Note and Mortgage have been in all material respects legal. With respect to escrow deposits and payments that the Servicer collects, all such payments are in the possession of, or under the control of, the Servicer, and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. No escrow deposits or other charges or payments due under the Mortgage Note have been capitalized under any Mortgage or the related Mortgage Note;

         (g) The Servicer is in good standing to service mortgage loans for Fannie Mae and Freddie Mac and no event has occurred which would make the Servicer unable to comply with eligibility requirements or which would require notification to either Fannie Mae or Freddie Mac;

         (h) No written statement, report or other document furnished or to be furnished pursuant to the Agreement contains or will contain any statement that is or will be inaccurate or misleading in any material respect or omits to state a material fact required to be stated therein or necessary to make the information and statements therein not misleading;

         (i) No fraud or misrepresentation of a material fact with respect to the servicing of a Mortgage Loan has taken place on the part of the Servicer;

         (j) At the time Servicer commenced servicing the Mortgage Loans, either
(i) each Mortgagor was properly notified with respect to Servicer's servicing of the related Mortgage Loan in accordance with the Cranston Gonzalez National Affordable Housing Act of 1990, as the same may be amended from time to time, and the regulations provided in accordance with the Real Estate Settlement Procedures Act or (ii) such notification was not required;

         (k) At the time Servicer commenced servicing the Mortgage Loans, all applicable taxing authorities and insurance companies (including primary mortgage insurance policy insurers, if applicable) and/or agents were notified of the transfer of the servicing of the Mortgage Loans to Servicer, or its designee, and Servicer currently receives all related notices, tax bills and insurance statements. Additionally, any and all costs, fees and expenses associated with the Servicer's commencement of the servicing of the Mortgage Loans, including the costs of any insurer notifications, the transfer or implementation of tax service contracts, flood certification contracts, and any and all other servicing transfer-related costs and expenses have been paid for by the Servicer and will, in no event, be the responsibility of the Owner; and

         (l) The collection and servicing practices with respect to each Mortgage Note and Mortgage have been in all material respects legal. With respect to escrow deposits and payments that the Servicer collects, all such payments are in the possession of, or under the control of, the Servicer, and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. No escrow deposits or other charges or payments due under the Mortgage Note have been capitalized under any Mortgage or the related Mortgage Note.


                                   ARTICLE IV
                 ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

         Section 4.01 Servicer to Act as Servicer.

         The Servicer, as independent contract servicer, shall service and administer the Mortgage Loans in accordance with this Agreement and with Accepted Servicing Practices (giving due consideration to the Owner's reliance on the Servicer), and shall have full power and authority, acting alone, to do or cause to be done any and all things in connection with such servicing and administration which the Servicer may deem necessary or desirable and consistent with the terms of this Agreement and with Accepted Servicing Practices and shall exercise the same care that it customarily employs for its own account. Except as set forth in this Agreement, the Servicer shall service the Mortgage Loans in accordance with Accepted Servicing Practices in compliance with the servicing provisions of the Fannie Mae Guide, which include, but are not limited to, provisions regarding the liquidation of Mortgage Loans, the collection of Mortgage Loan payments, the payment of taxes, insurance and other charges, the maintenance of hazard insurance with a Qualified Insurer, the maintenance of fidelity bond and errors and omissions insurance, inspections, the restoration of Mortgaged Property, the maintenance of Primary Mortgage Insurance Policies, insurance claims, and title insurance, management of REO Property, permitted withdrawals with respect to REO Property, liquidation reports, and reports of foreclosures and abandonments of Mortgaged Property, the transfer of Mortgaged Property, the release of Mortgage Loan Documents, annual statements, and examination of records and facilities. In the event of any conflict, inconsistency or discrepancy between any of the servicing provisions of this Agreement and any of the servicing provisions of the Fannie Mae Guide, the provisions of this Agreement shall control and be binding upon the Owner and the Servicer. The Owner shall, upon reasonable request, deliver powers-of-attorney to the Servicer sufficient to allow the Servicer as servicer to execute all documentation requiring execution on behalf of Owner with respect to the servicing of the Mortgage Loans, including satisfactions, partial releases, modifications and foreclosure documentation or, in the alternative, shall as promptly as reasonably possible, execute and return such documentation to the Servicer.

         Consistent with the terms of this Agreement, the Servicer may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of any such term or in any manner grant indulgence to any Mortgagor if in the Servicer's reasonable and prudent determination such waiver, modification, postponement or indulgence is not materially adverse to the Owner, provided, however, that unless the Servicer has obtained the prior written consent of the Owner, the Servicer shall not permit any modification with respect to any Mortgage Loan that would change the Mortgage Interest Rate, forgive the payment of principal or interest, reduce or increase the outstanding principal balance (except for actual payments of principal) or change the final maturity date on such Mortgage Loan. In the event of any such modification which has been agreed to in writing by the Owner and which permits the deferral of interest or principal payments on any Mortgage Loan, the Servicer shall, on the Business Day immediately preceding the related Remittance Date in any month in which any such principal or interest payment has been deferred, deposit in the Custodial Account from its own funds, in accordance with Section 4.04 and Section 5.03, the difference between (a) such month's principal and one month's interest at the related Mortgage Loan Remittance Rate on the unpaid principal balance of such Mortgage Loan and (b) the amount paid by the Mortgagor. The Servicer shall be entitled to reimbursement for such advances to the same extent as for all other advances pursuant to Section 4.05. Without limiting the generality of the foregoing, the Servicer shall continue, and is hereby authorized and empowered, to prepare, execute and deliver, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Properties.

         The Servicer shall perform all of its servicing responsibilities hereunder or may, with the Owner's prior written approval, cause a subservicer to perform any such servicing responsibilities on its behalf, but the use by the Servicer of a subservicer shall not release the Servicer from any of its obligations hereunder and the Servicer shall remain responsible hereunder for all acts and omissions of each subservicer as fully as if such acts and omissions were those of the Servicer. Any such subservicer that the Owner shall be requested to consent to must be a Fannie Mae approved seller/servicer or a Freddie Mac seller/servicer in good standing and no event shall have occurred, including but not limited to, a change in insurance coverage, which would make it unable to comply with the eligibility requirements for lenders imposed by Fannie Mae or for seller/servicers by Freddie Mac, or which would require notification to Fannie Mae or Freddie Mac. The Servicer shall pay all fees and expenses of each subservicer from its own funds, and a subservicer's fee shall not exceed the Servicing Fee.

         At the cost and expense of the Servicer, without any right of reimbursement from the Custodial Account, the Servicer shall be entitled to terminate the rights and responsibilities of a subservicer and arrange, with the Owner's prior written approval, for any servicing responsibilities to be performed by a successor subservicer meeting the requirements in the preceding paragraph, provided, however, that nothing contained herein shall be deemed to prevent or prohibit the Servicer, at the Servicer's option, from electing to service the related Mortgage Loans itself. In the event that the Servicer's responsibilities and duties under this Agreement are terminated pursuant to
Section 8.04, 9.01 or 10.01, and if requested to do so by the Owner, the Servicer shall at its own cost and expense terminate the rights and responsibilities of each subservicer effective as of the date of termination of the Servicer. The Servicer shall pay all fees, expenses or penalties necessary in order to terminate the rights and responsibilities of each subservicer from the Servicer's own funds without reimbursement from the Owner.

         Notwithstanding any of the provisions of this Agreement relating to agreements or arrangements between the Servicer and a subservicer or any reference herein to actions taken through a subservicer or otherwise, the Servicer shall not be relieved of its obligations to the Owner and shall be obligated to the same extent and under the same terms and conditions as if it alone were servicing and administering the Mortgage Loans. The Servicer shall be entitled to enter into an agreement with a subservicer for indemnification of the Servicer by the subservicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

         Any subservicing agreement and any other transactions or services relating to the Mortgage Loans involving a subservicer shall be deemed to be between such subservicer and Servicer alone, and the Owner shall have no obligations, duties or liabilities with respect to such Subservicer including no obligation, duty or liability of Owner to pay such subservicer's fees and expenses. For purposes of distributions and advances by the Servicer pursuant to this Agreement, the Servicer shall be deemed to have received a payment on a Mortgage Loan when a subservicer has received such payment.

         Section 4.02 Collection of Mortgage Loan Payments.

         Continuously from the Effective Date until the date each Mortgage Loan ceases to be subject to this Agreement, the Servicer will proceed with reasonable diligence to collect all payments due under each Mortgage Loan when the same shall become due and payable and shall, to the extent such procedures shall be consistent with this Agreement and the terms and provisions of related Primary Mortgage Insurance Policy, follow such collection procedures as it follows with respect to mortgage loans comparable to the Mortgage Loans and held for its own account. Further, the Servicer will take reasonable care in ascertaining and estimating annual ground rents, taxes, assessments, water rates, fire and hazard insurance premiums, mortgage insurance premiums, and all other charges that, as provided in the Mortgage, will become due and payable to the end that the installments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable.

         Section 4.03 Realization Upon Defaulted Mortgage Loans.

         The Servicer shall use its reasonable efforts, consistent with the procedures that the Servicer would use in servicing loans for its own account and the requirements of the Fannie Mae Guide, to foreclose upon or otherwise comparably convert the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to
Section 4.01. The Servicer shall use its reasonable efforts to realize upon defaulted Mortgage Loans in such manner as will maximize the receipt of principal and interest by the Owner, taking into account, among other things, the timing of foreclosure proceedings. The foregoing is subject to the provisions that, in any case in which Mortgaged Property shall have suffered damage, the Servicer shall not be required to expend its own funds toward the restoration of such property unless it shall determine in its discretion (i) that such restoration will increase the proceeds of liquidation of the related Mortgage Loan to the Owner after reimbursement to itself for such expenses, and
(ii) that such expenses will be recoverable by the Servicer through Insurance Proceeds or Liquidation Proceeds from the related Mortgaged Property, as contemplated in Section 4.05. The Servicer shall notify the Owner in writing of the commencement of foreclosure proceedings. The Servicer shall be responsible for all costs and expenses incurred by it in any such proceedings or functions as Servicing Advances; provided, however, that it shall be entitled to reimbursement therefor from the related Mortgaged Property, as contemplated in
Section 4.05. Notwithstanding anything to the contrary contained herein, in connection with a foreclosure or acceptance of a deed in lieu of foreclosure, in the event the Servicer has reasonable cause to believe that a Mortgaged Property is contaminated by hazardous or toxic substances or wastes, or if the Owner otherwise requests an environmental inspection or review of such Mortgaged Property, such an inspection or review is to be conducted by a qualified inspector. Upon completion of the inspection, the Servicer shall promptly provide the Owner with a written report of the environmental inspection. After reviewing the environmental inspection report, the Owner shall determine how the Servicer shall proceed with respect to the Mortgaged Property.

         Section 4.04 Establishment of Custodial Accounts; Deposits in Custodial Accounts.

         The Servicer shall segregate and hold all funds collected and received pursuant to each Mortgage Loan separate and apart from any of its own funds and general assets and shall establish and maintain one or more Custodial Accounts. Each Custodial Account shall be established with a Qualified Depository. To the extent such funds are not deposited in a Custodial Account, such funds may be invested in Permitted Investments for the benefit of the Owner (with any income earned thereon for the benefit of the Servicer). Funds deposited in the Custodial Account may be drawn on by the Servicer in accordance with Section
4.05. The creation of any Custodial Account shall be evidenced by a letter agreement in the form shown in Exhibit B hereto. The original of such letter agreement shall be furnished to the Owner upon request. The Servicer acknowledges and agrees that the Servicer shall bear any losses incurred with respect to Permitted Investments. The amount of any such losses shall be immediately deposited by the Servicer in the Custodial Account, as appropriate, out of the Servicer's own funds, with no right to reimbursement therefor.

         The Servicer shall deposit in a mortgage clearing account on a daily basis, and in the Custodial Account or Accounts no later than the second Business Day after receipt of funds and retain therein the following payments and collections:

         (i) all payments on account of principal, including Principal Prepayments, on the Mortgage Loans received after the Cut-off Date;

         (ii) all payments on account of interest on the Mortgage Loans adjusted to the related Mortgage Loan Remittance Rate received after the Cut-off Date;

         (iii) all Liquidation Proceeds and REO Disposition Proceeds received after the Cut-off Date;

         (iv) any net amounts received by the Servicer after the Cut-off Date in connection with any REO Property pursuant to Section 4.13;

         (v) all Insurance Proceeds received after the Cut-off Date including amounts required to be deposited pursuant to Sections 4.08 and 4.10, other than proceeds to be held in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with the Servicer's normal servicing procedures, the loan documents or applicable law;

         (vi) all Condemnation Proceeds affecting any Mortgaged Property received after the Cut-off Date other than proceeds to be held in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with the Servicer's normal servicing procedures, the loan documents or applicable law;

         (vii) any Monthly Advances as provided in Section 5.03;

         (viii) any amounts received after the Cut-off Date and required to be deposited in the Custodial Account pursuant to 6.02; and

         (ix) with respect to each full or partial Principal Prepayment received after the Cut-off date, any Prepayment Interest Shortfalls, to the extent of the Servicer's aggregate Servicing Fee received with respect to the related Due Period.

         The foregoing requirements for deposit in the Custodial Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges and assumption fees, to the extent permitted by Section 6.01, need not be deposited by the Servicer in the Custodial Account. Any interest paid on funds deposited in the Custodial Account by the Qualified Depository shall accrue to the benefit of the Servicer and the Servicer shall be entitled to retain and withdraw such interest from the Custodial Account pursuant to Section 4.05(iv).

         Section 4.05 Permitted Withdrawals From the Custodial Account.

         The Servicer may, from time to time, make withdrawals from the Custodial Account for the following purposes:

         (i) to make payments to the Owner in the amounts and in the manner provided for in Section 5.01;

         (ii) to reimburse itself for Monthly Advances, the Servicer's right to reimburse itself pursuant to this subclause (ii) being limited to amounts received on the related Mortgage Loan which represent late collections (net of the related Servicing Fees) of principal and/or interest respecting which any such advance was made;

         (iii) to reimburse itself for unreimbursed Servicing Advances and unreimbursed Monthly Advances, the Servicer's right to reimburse itself pursuant to this subclause (iii) with respect to any Mortgage Loan being limited to Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds received after the Cut-off Date related to such Mortgage Loan;

         (iv) to pay to itself as servicing compensation (a) any interest earned on funds in the Custodial Account (all such interest to be withdrawn monthly not later than each Remittance Date) and (b) any payable Servicing Fee;

         (v) to reimburse itself for any Nonrecoverable Advances:

         (vi) to transfer funds to another Qualified Depository in accordance with Section 4.09 hereof;

         (vii) to remove funds inadvertently placed in the Custodial Account in error by the Servicer; and

         (viii) to clear and terminate the Custodial Account upon the termination of this Agreement.

         Section 4.06 Establishment of Escrow Accounts; Deposits in Escrow Accounts.

         The Servicer shall segregate and hold all funds collected and received pursuant to each Mortgage Loan which constitute Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more Escrow Accounts. Each Escrow Account shall be established with a Qualified Depository. To the extent such funds are not deposited in an Escrow Account, such funds may be invested in Permitted Investments. Funds deposited in an Escrow Account may be drawn on by the Servicer in accordance with Section 4.07. The creation of any Escrow Account shall be evidenced by a letter agreement in the form shown in Exhibit C. The original of such letter agreement shall be furnished to the Owner upon request. The Servicer acknowledges and agrees that the Servicer shall bear any losses incurred with respect to Permitted Investments. The amount of any such losses shall be immediately deposited by the Servicer in the Escrow Account, as appropriate, out of the Servicer's own funds, with no right to reimbursement therefor.

         The Servicer shall deposit in a mortgage clearing account on a daily basis, and in the Escrow Account or Accounts no later than the second Business Day after receipt of funds and retain therein:

         (i) all Escrow Payments collected on account of the Mortgage Loans, for the purpose of effecting timely payment of any items as are required under the terms of this Agreement;

         (ii) all Insurance Proceeds which are to be applied to the restoration or repair of any Mortgaged Property; and

         (iii) all Servicing Advances for Mortgagors whose Escrow Payments are insufficient to cover escrow disbursements.

         The Servicer shall make withdrawals from an Escrow Account only to effect such payments as are required under this Agreement, and for such other purposes as shall be as set forth in and in accordance with Section 4.07. The Servicer shall be entitled to retain any interest paid on funds deposited in an Escrow Account by the Qualified Depository other than interest on escrowed funds required by law to be paid to the Mortgagor and, to the extent required by law, the Servicer shall pay interest on escrowed funds to the Mortgagor notwithstanding that the Escrow Account is non-interest bearing or that interest paid thereon is insufficient for such purposes.

         Section 4.07 Permitted Withdrawals From Escrow Account.

         Withdrawals from the Escrow Account may be made by the Servicer only:

         (i) to effect timely payments of ground rents, taxes, assessments, water rates, fire and hazard insurance premiums, Primary Mortgage Insurance Policy premiums, if applicable, and comparable items;

         (ii) to reimburse Servicer for any Servicing Advance made by Servicer with respect to a related Mortgage Loan but only from amounts received on the related Mortgage Loan which represent late payments or collections of Escrow Payments thereunder;

         (iii) to refund to the Mortgagor any funds as may be determined to be overages;

         (iv) for transfer to the Custodial Account in connection with an acquisition of REO Property;

         (v) for application to restoration or repair of the Mortgaged Property;

         (vi) to pay to the Servicer, or to the Mortgagor to the extent required by law, any interest paid on the funds deposited in the Escrow Account;

         (vii) to pay to the Mortgagors or other parties Insurance Proceeds deposited in accordance with Section 4.06;

         (viii) to remove funds inadvertently placed in an Escrow Account in error by the Servicer; and

         (ix) to clear and terminate the Escrow Account on the termination of this Agreement.

         As part of its servicing duties, the Servicer shall pay to the Mortgagors interest on funds in an Escrow Account, to the extent required by law, and to the extent that interest earned on funds in the Escrow Account is insufficient, shall pay such interest from its own funds, without any reimbursement therefor.

         Section 4.08 Payment of Taxes, Insurance and Other Charges; Maintenance of Primary Mortgage Insurance Policies; Collections Thereunder.

         With respect to each Mortgage Loan, the Servicer shall maintain accurate records reflecting the status of ground rents, taxes, assessments, water rates and other charges which are or may become a lien upon the Mortgaged Property and the status of Primary Mortgage Insurance Policy premiums and fire and hazard insurance coverage and shall obtain, from time to time, all bills for the payment of such charges, including renewal premiums and shall effect payment thereof prior to the applicable penalty or termination date and at a time appropriate for securing maximum discounts allowable, employing for such purpose deposits of the Mortgagor in the Escrow Account which shall have been estimated and accumulated by the Servicer in amounts sufficient for such purposes, as allowed under the terms of the Mortgage or applicable law. To the extent that the Mortgage does not provide for Escrow Payments, the Servicer shall determine that any such payments are made by the Mortgagor at the time they first become due. The Servicer assumes full responsibility for the timely payment of all such bills and shall effect timely payments of all such bills irrespective of the Mortgagor's faithful performance in the payment of same or the making of the Escrow Payments and shall make advances from its own funds to effect such payments.

         The Servicer will maintain in full force and effect Primary Mortgage Insurance Policies issued by a Qualified Insurer with respect to each Mortgage Loan for which such coverage is herein required. Such coverage will be maintained until the ratio of the current outstanding principal balance of the related Mortgage Loan to the appraised value of the related Mortgaged Property, based on the most recent appraisal of the Mortgaged Property performed by a Qualified Appraiser, such appraisal to be included in the Servicing File, is reduced to 80.00% or less. The Servicer will not cancel or refuse to renew any Primary Mortgage Insurance Policy that is required to be kept in force under this Agreement unless a replacement Primary Mortgage Insurance Policy for such canceled or nonrenewed policy is obtained from and maintained with a Qualified Insurer. The Servicer shall not take any action which would result in noncoverage under any applicable Primary Mortgage Insurance Policy of any loss which, but for the actions of the Servicer would have been covered thereunder. In connection with any assumption or substitution agreement entered into or to be entered into pursuant to Section 6.01, the Servicer shall promptly notify the insurer under the related Primary Mortgage Insurance Policy, if any, of such assumption or substitution of liability in accordance with the terms of such policy and shall take all actions which may be required by such insurer as a condition to the continuation of coverage under the Primary Mortgage Insurance Policy. If such Primary Mortgage Insurance Policy is terminated as a result of such assumption or substitution of liability, the Servicer shall obtain a replacement Primary Mortgage Insurance Policy as provided above.

         In connection with its activities as servicer, the Servicer agrees to prepare and present, on behalf of itself and the Owner, claims to the insurer under any Private Mortgage Insurance Policy in a timely fashion in accordance with the terms of such Primary Mortgage Insurance Policy and, in this regard, to take such action as shall be necessary to permit recovery under any Primary Mortgage Insurance Policy respecting a defaulted Mortgage Loan. Pursuant to
Section 4.04, any amounts collected by the Servicer under any Primary Mortgage Insurance Policy shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section 4.05.

         Section 4.09 Transfer of Accounts.

         The Servicer may transfer the Custodial Account or the Escrow Account to a different Qualified Depository from time to time. The Servicer shall notify the Owner of any such transfer within 15 Business Days of transfer.

         Section 4.10 Maintenance of Hazard Insurance.

         The Servicer shall cause to be maintained for each Mortgage Loan fire and hazard insurance with extended coverage as is customary in the area where the Mortgaged Property is located in an amount which is equal to the lesser of
(i) the maximum insurable value of the improvements securing such Mortgage Loan or (ii) the greater of (a) the outstanding principal balance of the Mortgage Loan, and (b) the percentage such that the proceeds thereof shall be sufficient to prevent the Mortgagor and/or the Mortgagee from becoming a co-insurer. If the Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as being a special flood hazard area that has federally-mandated flood insurance requirements, the Servicer will cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of
(i) the outstanding principal balance of the Mortgage Loan, (ii) the maximum insurable value of the improvements securing such Mortgage Loan or (iii) the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended. The Servicer shall also maintain on the REO Property, fire and hazard insurance with extended coverage in an amount which is at least equal to the maximum insurable value of the improvements which are a part of such property, liability insurance and, to the extent required and available under the Flood Disaster Protection Act of 1973, as amended, flood insurance in an amount as provided above. Any amounts collected by the Servicer under any such policies other than amounts to be deposited in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or REO Property, or released to the Mortgagor in accordance with the Servicer's normal servicing procedures, shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section 4.05. It is understood and agreed that no other additional insurance need be required by the Servicer or the Mortgagor or maintained on property acquired in respect of the Mortgage Loans, other than pursuant to the Fannie Mae Guide or such applicable state or federal laws and regulations as shall at any time be in force and as shall require such additional insurance. All such policies shall be endorsed with standard mortgagee clauses with loss payable to the Servicer and its successors and/or assigns and shall provide for at least thirty days prior written notice of any cancellation, reduction in the amount or material change in coverage to the Servicer. The Servicer shall not interfere with the Mortgagor's freedom of choice in selecting either his insurance carrier or agent, provided, however, that the Servicer shall not accept any such insurance policies from insurance companies unless such companies currently reflect a General Policy Rating in Best's Key Rating Guide currently acceptable to Fannie Mae and are licensed to do business in the state wherein the property subject to the policy is located.

         Section 4.11 Adjustments to Mortgage Interest Rate and Monthly Payment.

         On each applicable Adjustment Date, the Mortgage Interest Rate shall be adjusted, in compliance with the requirements of the related Mortgage and Mortgage Note, to equal the sum of the Index plus the Margin (rounded in accordance with the related Mortgage Note) subject to the applicable Periodic Rate Cap and Lifetime Rate Cap, as set forth in the Mortgage Note. The Servicer shall execute and deliver the notices required by each Mortgage and Mortgage Note and applicable laws and regulations regarding interest rate adjustments.

         Section 4.12 Fidelity Bond, Errors and Omissions Insurance.

         The Servicer shall maintain, at its own expense, a blanket fidelity bond and an errors and omissions insurance policy, with broad coverage with responsible companies on all officers, employees or other persons acting in any capacity with regard to the Mortgage Loans and who handle funds, money, documents and papers relating to the Mortgage Loans. The Fidelity Bond and errors and omissions insurance shall be in the form of the Mortgage Banker's Blanket Bond and shall protect and insure the Servicer against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such persons. Such Fidelity Bond and errors and omissions insurance shall also protect and insure the Servicer against losses in connection with the failure to maintain any insurance policies required pursuant to this Agreement and the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby. No provision of this Section 4.12 requiring the Fidelity Bond and errors and omissions insurance shall diminish or relieve the Servicer from its duties and obligations as set forth in this Agreement. The minimum coverage under any such Fidelity Bond and insurance policy shall be at least equal to the corresponding amounts required by Fannie Mae in the Fannie Mae Guide or by

Freddie Mac in the Freddie Mac Guide. The Servicer shall, upon request of Owner, deliver to the Owner a certificate from the surety and the insurer as to the existence of the Fidelity Bond and errors and omissions insurance policy and shall obtain a statement from the surety and the insurer that such Fidelity Bond or insurance policy shall in no event be terminated or materially modified without thirty days prior written notice to the Owner. The Servicer shall notify the Owner within five Business Days of receipt of notice that such Fidelity Bond or insurance policy will be, or has been, materially modified or terminated. The Owner and its successors or assigns as their interests may appear must be named as loss payees on the Fidelity Bond and as additional insured on the errors and omissions policy.

         Section 4.13 Title, Management and Disposition of REO Property.

         In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be taken in the name of the Owner or its designee. Any such Person or Persons holding such title other than the Owner shall acknowledge in writing that such title is being held as nominee for the benefit of the Owner.

         The Servicer shall notify the Owner in accordance with prudent servicing practices of each acquisition of REO Property upon such acquisition, and thereafter assume the responsibility for marketing such REO Property in accordance with Accepted Servicing Practices. Thereafter, the Servicer shall continue to provide certain administrative services to the Owner relating to such REO Property as set forth in this Section 4.13. The REO Property must be sold within three years following the end of the calendar year of the date of acquisition, unless a REMIC election has been made with respect to the arrangement under which the Mortgage Loans and REO Property are held and (i) the Owner shall have been supplied with an Opinion of Counsel to the effect that the holding by the related trust of such Mortgaged Property subsequent to such three-year period (and specifying the period beyond such three-year period for which the Mortgaged Property may be held) will not result in the imposition of taxes on "prohibited transactions" of the related trust as defined in Section 860F of the Code, or cause the related REMIC to fail to qualify as a REMIC, in which case the related trust may continue to hold such Mortgaged Property (subject to any conditions contained in such Opinion of Counsel), or (ii) the Owner (at the Servicer's expense) or the Servicer shall have applied for, prior to the expiration of such three-year period, an extension of such three-year period in the manner contemplated by Section 856(e)(3) of the Code, in which case the three-year period shall be extended by the applicable period. If a period longer than three years is permitted under the foregoing sentence and is necessary to sell any REO Property, (i) the Servicer shall report monthly to the Owner as to progress being made in selling such REO Property and (ii) if, with the written consent of the Owner, a purchase money mortgage is taken in connection with such sale, such purchase money mortgage shall name the Servicer as mortgagee, and such purchase money mortgage shall not be held pursuant to this Agreement, but instead a separate participation agreement between the Servicer and Owner shall be entered into with respect to such purchase money mortgage.

         The Servicer shall not permit the creation of any "interests" (within the meaning of Section 860G of the Code) in any REMIC. The Servicer shall not enter into any arrangement by which a REMIC will receive a fee or other compensation for services nor permit a REMIC to receive any income from assets other than "qualified mortgages" as defined in Section 860G(a)(3) of the Code or "permitted investments" as defined in Section 860G(a)(5) of the Code.


         Notwithstanding any other provision of this Agreement, if a REMIC election has been made, no Mortgaged Property held by a REMIC shall be rented (or allowed to continue to be rented) or otherwise used for the production of income by or on behalf of the related trust or sold in such a manner or pursuant to any terms that would (i) cause such Mortgaged Property to fail to qualify at any time as "foreclosure property" within a meaning of Section 860G(a)(8) of the Code, (ii) subject the related trust to the imposition of any federal or state income taxes on "net income from foreclosure property" with respect to such Mortgaged Property within the meaning of Section 860G(c) of the Code, or (iii) cause the sale of such Mortgaged Property to result in the receipt by the related trust or any income from non-permitted assets as described in Section 860F(a) (2)(B) of the Code, unless the Servicer has agreed to indemnify and hold harmless the related trust with respect to the imposition of any such taxes.

         The Servicer shall, either itself or through an agent selected by the Servicer, and in accordance with the Fannie Mae Guide, manage, conserve, protect and operate each REO Property in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account, and in the same manner that similar property in the same locality as the REO Property is managed. Each REO Disposition shall be carried out by the Servicer at such price and upon such terms and conditions as the Servicer deems to be in the best interest of the Owner. The REO Disposition Proceeds from the sale of the REO Property shall be promptly deposited in the Custodial Account. As soon as practical thereafter, the expenses of such sale shall be paid and the Servicer shall reimburse itself for any related Servicing Advances, or Monthly Advances made pursuant to Section 5.03.

         The Servicer shall cause each REO Property to be inspected promptly upon the acquisition of title thereto and shall cause each REO Property to be inspected at least monthly thereafter or more frequently as may be required by the circumstances. The Servicer shall make or cause the inspector to make a written report of each such inspection. Such reports shall be retained in the Servicing File and copies thereof shall be forwarded by the Servicer to the Owner.

         Notwithstanding anything to the contrary set forth in this Section 4.13, the parties hereto hereby agree that the Owner, at its option, shall be entitled to manage, conserve, protect and operate each REO Property for its own benefit (such option, an "REO Option"). In connection with the exercise of an REO Option, the prior two paragraphs and the related provisions of Section 4.03 and Section 4.04(iii) (such provisions, the "REO Marketing Provisions") shall be revised as follows. Following the acquisition of any Mortgaged Property, the Servicer shall submit a detailed invoice to the Owner for all related Servicing Advances and, upon exercising the REO Option, the Owner shall promptly reimburse the Servicer for such amounts. In the event the REO Option is exercised with respect to an REO Property, Section 4.04 (iii) shall not be applicable thereto. References made in Section 4.03 with respect to the reimbursement of Servicing Advances shall, for purposes of such REO Property, be deemed to be covered by this paragraph. The Owner acknowledges that, in the event it exercises an REO Option, with respect to the related REO Property, there shall be no breach by the Servicer based upon or arising out of the Servicer's failure to comply with the REO Marketing Provisions.

                                    ARTICLE V

                              PAYMENTS TO THE OWNER

         Section 5.01 Remittances.

         On each Remittance Date, the Servicer shall remit to the Owner (i) all amounts credited to the Custodial Account as of the close of business on the related preceding Determination Date, except (a) Partial Principal Prepayments received on or after the first day of the month in which the Remittance Date occurs shall be remitted to the Owner on the next following Remittance Date, (b) Full Principal Prepayments received on or before the 15th day of the month in which a Remittance Date occurs shall be remitted to the Owner on the Remittance Date of such month, and (c) Full Principal Prepayments received after the 15th day of the month shall be remitted to the Owner on the next following Remittance Date, each net of charges against or withdrawals from the Custodial Account pursuant to Section 4.05, plus, to the extent not already deposited in the Custodial Account, the sum of (ii) all Monthly Advances, if any, which the Servicer is obligated to distribute pursuant to Section 5.03 and (iii) all Prepayment Interest Shortfalls the Servicer is required to make up pursuant to
Section 4.04, minus (iv) any amounts attributable to Monthly Payments collected after the Cut-off Date but due on a Due Date or Dates subsequent to the last day of the related Due Period, which amounts shall be remitted on the related Remittance Date next succeeding the Due Period for such amounts.

         With respect to any remittance received by the Owner after the Business Day on which such payment was due, the Servicer shall pay to the Owner interest on any such late payment at an annual rate equal to the Prime Rate, adjusted as of the date of each change, plus two percentage points, but in no event greater than the maximum amount permitted by applicable law. Such interest shall be deposited in the Custodial Account by the Servicer on the date such late payment is made and shall cover the period commencing with the day following such Business Day and ending with the Business Day on which such payment is made, both inclusive. Such interest shall be remitted along with the distribution payable on the next succeeding related Remittance Date. The payment by the Servicer of any such interest shall not be deemed an extension of time for payment or a waiver of any Event of Default by the Servicer.

         Section 5.02 Statements to the Owner.

         The Servicer shall furnish to the Owner an individual Mortgage Loan accounting report (a "Report"), as of the last Business Day of each month, in the Servicer's assigned loan number order to document Mortgage Loan payment activity on an individual Mortgage Loan basis. With respect to each month, such Report shall be received by the Owner (i) no later than the fifth Business Day of the following month of the related Remittance Date on a disk or tape or other computer-readable format, in such format as may be mutually agreed upon by both the Owner and the Servicer, and (ii) no later than the tenth Business Day of the following month of the related Remittance Date in hard copy, which Report shall contain the following:

         (i) with respect to each Monthly Payment, the amount of such remittance allocable to interest

         (ii) the amount of servicing compensation received by the Servicer during the prior distribution period;

         (iii)  the aggregate Stated Principal Balance of the Mortgage Loans;

         (iv) the number and aggregate outstanding principal balances of Mortgage Loans (a) delinquent (1) 30 to 59 days, (2) 60 to 89 days, (3) 90 days or more; (b) as to which foreclosure has commenced; and (c) as to which REO Property has been acquired; and

         (v)    such other reports as may reasonably be required by the Owner.

         The Servicer shall also provide a trial balance, sorted in the Owner's assigned loan number order, and such other loan level scheduled-scheduled remittance information as described on Exhibit E, in electronic tape form, with each such Report.

         The Servicer shall prepare and file any and all information statements or other filings required to be delivered to any governmental taxing authority or to Owner pursuant to any applicable law with respect to the Mortgage Loans and the transactions contemplated hereby. In addition, the Servicer shall provide the Owner with such information concerning the Mortgage Loans as is necessary for the Owner to prepare its federal income tax return as the Owner may reasonably request from time to time.

         In addition, not more than 60 days after the end of each calendar year, the Servicer shall furnish to each Person who was an Owner at any time during such calendar year an annual statement in accordance with the requirements of applicable federal income tax law as to the aggregate of remittances of principal and interest for the applicable portion of such year.

         Section 5.03 Monthly Advances by the Servicer.

         Not later than the close of business on the Business Day preceding each Remittance Date, the Servicer shall deposit in the Custodial Account an amount equal to all payments not previously advanced by the Servicer, whether or not deferred pursuant to Section 4.01, of Monthly Payments, adjusted to the related Mortgage Loan Remittance Rate, which are delinquent at the close of business on the related Determination Date; provided, however, that the amount of any such deposit may be reduced by (i) the Amount Held for Future Distribution (as defined below) then on deposit in the Custodial Account, plus (ii) with respect to the initial Remittance Date, the Non-held Early Pay Amount (as defined below). Any portion of the Amount Held for Future Distribution used to pay Monthly Advances shall be replaced by the Servicer by deposit into the Custodial Account on any future Remittance Date to the extent that the funds that are available in the Custodial Account for remittance to the Owner on such Remittance Date are less than the amount of payments required to be made to the Owner on such Remittance Date.

         The "Amount Held for Future Distribution" as to any Remittance Date shall be the total of the amounts held in the Custodial Account at the close of business on the preceding Determination Date which were received after the Cut-off Date on account of (i) Liquidation Proceeds, Insurance Proceeds, and Partial Principal Prepayments received or made in the month of such Remittance Date, (ii) Full Principal Payments received after the 15th day of the month in the month of such Remittance Date, and (iii) payments which represent early receipt of scheduled payments of principal and interest due on a date or dates subsequent to the related Due Date. The "Non-held Early Pay Amount" shall be the total of the amounts on account of payments which represent early receipt of scheduled payments of principal and interest received on or prior to the Cut-off Date.

         The Servicer's obligation to make such Monthly Advances as to any Mortgage Loan will continue through the final disposition or liquidation of the Mortgaged Property, unless the Servicer deems such advance to be nonrecoverable from Liquidation Proceeds, REO Disposition Proceeds or Insurance Proceeds with respect to the applicable Mortgage Loan. In such latter event, the Servicer shall deliver to the Owner an Officer's Certificate of the Servicer to the effect that an officer of the Servicer has reviewed the related Servicing File and has obtained a recent appraisal and has made the reasonable determination that any additional advances are nonrecoverable from Liquidation or Insurance Proceeds with respect to the applicable Mortgage Loan.

         Section 5.04 Liquidation Reports.

         Upon the foreclosure sale of any Mortgaged Property or the acquisition thereof by the Owner pursuant to a deed-in-lieu of foreclosure, the Servicer shall submit to the Owner a liquidation report with respect to such Mortgaged Property in such form as the Servicer and the Owner shall agree. The Servicer shall also provide reports on the status of REO Property containing such information as Owner may reasonably require.

                                   ARTICLE VI

                          GENERAL SERVICING PROCEDURES

         Section 6.01 Assumption Agreements.

         The Servicer will, to the extent it has knowledge of any conveyance or prospective conveyance by any Mortgagor of a Mortgaged Property (whether by absolute conveyance or by contract of, sale, and whether or not the Mortgagor remains or is to remain liable under the Mortgage Note and/or the Mortgage), exercise its rights to accelerate the maturity of such Mortgage Loan under any "due-on-sale" clause to the extent permitted by law; provided, however, that the Servicer shall not exercise any such rights if prohibited by law or the terms of the Mortgage Note from doing so or if the exercise of such rights would impair or threaten to impair any recovery under the related Primary Mortgage Insurance Policy, if any. If the Servicer reasonably believes it is unable under applicable law to enforce such "due-on-sale" clause, the Servicer, with the approval of the Owner (such approval not to be unreasonably withheld), will enter into an assumption agreement with the person to whom the Mortgaged Property has been conveyed or is proposed to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, to the extent permitted by applicable state law, the Mortgagor remains liable thereon. Where an assumption is allowed pursuant to this Section 6.01, the Servicer, with the prior consent of the primary mortgage insurer, if any, is authorized to enter into a substitution of liability agreement with the person to whom the Mortgaged Property has been conveyed or is proposed to be conveyed pursuant to which the original mortgagor is released from liability and such Person is substituted as mortgagor and becomes liable under the related Mortgage Note. Any such substitution of liability agreement shall be in lieu of an assumption agreement.

         In connection with any such assumption or substitution of liability, the Servicer shall follow the underwriting practices and procedures of the Fannie Mae Guide. With respect to an assumption or substitution of liability, the Mortgage Interest Rate borne by the related Mortgage Note and the amount of the Monthly Payment may not be changed. The Servicer shall notify the Owner that any such substitution of liability or assumption agreement has been completed by forwarding to the Owner the original of any such substitution of liability or assumption agreement, which document shall be added to the related Mortgage Loan Documents and shall, for all purposes, be considered a part of such related mortgage file to the same extent as all other documents and instruments constituting a part thereof. All fees collected by the Servicer for entering into an assumption or substitution of liability agreement shall belong to the Servicer.

         Notwithstanding the foregoing paragraphs of this section or any other provision of this Agreement, the Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or any assumption which the Servicer may be restricted by law from preventing, for any reason whatsoever. For purposes of this Section 6.01, the term "assumption" is deemed to also include a sale of the Mortgaged Property subject to the Mortgage that is not accompanied by an assumption or substitution of liability agreement.

         Section 6.02 Satisfaction of Mortgages and Release of Mortgage Loan Documents.

         Upon the payment in full of any Mortgage Loan, the Servicer will immediately notify the Custodian with a certification and request for release by a Servicing Officer, which certification shall include a statement to the effect that all amounts received in connection with such payment which are required to be deposited in the Custodial Account pursuant to Section 4.04 have been so deposited, and a request for delivery to the Servicer of the portion of the Mortgage Loan Documents held by the Custodian, and unless the related Mortgage Loans are the subject of a Pass-Through Transfer, such request is to be acknowledged by the Owner. Upon receipt of such certification and request, the Owner shall promptly release or cause the Custodian to promptly release the related Mortgage Loan Documents to the Servicer and the Servicer shall prepare and deliver for execution by the Owner or at the Owner's option execute under the authority of a power of attorney delivered to the Servicer by the Owner any satisfaction or release. No expense incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Custodial Account.

         In the event the Servicer satisfies or releases a Mortgage without having obtained payment in full of the indebtedness secured by the Mortgage or should it otherwise prejudice any right the Owner may have under the mortgage instruments, the Servicer, upon written demand, shall remit within two Business Days to the Owner the then outstanding principal balance of the related Mortgage Loan by deposit thereof in the Custodial Account. The Servicer shall maintain the Fidelity Bond insuring the Servicer against any loss it may sustain with respect to any Mortgage Loan not satisfied in accordance with the procedures set forth herein.

         From time to time and as appropriate for the servicing or foreclosure of the Mortgage Loans, including for the purpose of collection under any Primary Mortgage Insurance Policy, upon request of the Servicer and delivery to the Custodian of a servicing receipt signed by a Servicing Officer (and unless the related Mortgage Loans are the subject of a Pass-Through Transfer, acknowledged by the Owner), the Custodian shall release the portion of the Mortgage Loan Documents held by the Custodian to the Servicer. Such servicing receipt shall obligate the Servicer to promptly return the related Mortgage Loan Documents to the Custodian, when the need therefor by the Servicer no longer exists, unless the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Custodial Account or such documents have been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Servicer has promptly delivered to the Owner or the Custodian a certificate of a Servicing Officer certifying as to the name and address of the Person to which such documents were delivered and the purpose or purposes of such delivery. Upon receipt of a certificate of a Servicing Officer stating that such Mortgage Loan was liquidated, the servicing receipt shall be released by the Owner or the Custodian, as applicable, to the Servicer.

         Section 6.03 Servicing Compensation.

         As compensation for its services hereunder, the Servicer shall be entitled to withdraw from the Custodial Account or to retain from interest payments on the Mortgage Loans the amounts provided for as the Servicer's Servicing Fee. Additional servicing compensation in the form of assumption fees, as provided in Section 6.01, late payment charges and other ancillary fees shall be retained by the Servicer to the extent not required to be deposited in the Custodial Account. The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement therefor except as specifically provided for.

         Section 6.04 Annual Statement as to Compliance.

         The Servicer will deliver to the Owner not later than 90 days following the end of each fiscal year of the Servicer, an Officers' Certificate stating, as to each signatory thereof, that (i) a review of the activities of the Servicer during the preceding calendar year and of performance under this Agreement has been made under such officers' supervision, and (ii) to the best of such officers' knowledge, based on such review, the Servicer has fulfilled all of its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officers and the nature and status thereof except for such defaults as such Officers in their good faith judgment believe to be immaterial.

         Section 6.05 Annual Independent Certified Public Accountants' Servicing Report.

         Not later than 90 days following the end of each fiscal year of the Servicer, the Servicer at its expense shall cause a firm of independent public accountants which is a member of the American Institute of Certified Public Accountants to furnish a statement to the Owner to the effect that such firm has examined certain documents and records relating to the Servicer's servicing of mortgage loans of the same type as the Mortgage Loans pursuant to servicing agreements substantially similar to this Agreement, which agreements may include this Agreement, and that, on the basis of such an examination, conducted substantially in accordance with the Uniform Single Attestation Program for Mortgage Bankers, such firm is of the opinion that the Servicer's servicing has been conducted in compliance with the agreements examined pursuant to this
Section 6.05, except for (i) such exceptions as such firm shall believe to be immaterial, and (ii) such other exceptions as shall be set forth in such statement.

         Section 6.06 Owner's Right to Examine Servicer Records.

         The Owner shall have the right to examine and audit, at its expense, upon reasonable notice to the Servicer, during business hours or at such other times as might be reasonable under applicable circumstances, any and all of the books, records, documentation or other information of the Servicer, or held by another for the Servicer or on its behalf or otherwise, which relate to the performance or observance by the Servicer of the terms, covenants or conditions of this Agreement.

         The Servicer shall provide to the Owner and any supervisory agents or examiners representing a state or federal governmental agency having jurisdiction over the Owner, including but not limited to OTS, FDIC and other similar entities, access to any documentation regarding the Mortgage Loans in the possession of the Servicer which may be required by any applicable regulations. Such access shall be afforded without charge, upon reasonable request, during normal business hours and at the offices of the Servicer, and in accordance with the applicable federal government agency, FDIC, OTS, or any other similar regulations.

         Section 6.07 Compliance with REMIC Provisions.

         If a REMIC election has been made with respect to the arrangement under which the Mortgage Loans and REO Property are held, the Servicer shall not take any action, cause the REMIC to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be could (i) endanger the status of the REMIC as a REMIC or (ii) result in the imposition of a tax upon the REMIC (including but not limited to the tax on "prohibited transactions" as defined in Section 860F(a)(2) of the Code and the tax on "contribution" to a REMIC set forth in Section 860G(d) of the Code unless the Servicer has received an Opinion of Counsel (at the expense of the party seeking to take such actions) to the effect that the contemplated action will not endanger such REMIC status or result in the imposition of any such tax.

         Section 6.08 Non-solicitation.

         The Servicer shall not knowingly conduct any solicitation exclusively targeted to the Mortgagors for the purpose of inducing or encouraging the early prepayment or refinancing of the related Mortgage Loans. It is understood and agreed that promotions undertaken by the Servicer or any agent or affiliate of the Servicer which are directed to the general public at large, including, without limitation, mass mailings based on commercially acquired mailing lists, newspaper, radio and television advertisements shall not constitute solicitation under this section. Nothing contained herein shall prohibit the Servicer from
(i) distributing to Mortgagors any general advertising including information brochures, coupon books, or other similar documentation which indicates services the Seller offers, including refinances or (ii) providing financing of home equity loans to Mortgagors at the Mortgagor's request.

                                   ARTICLE VII

                       REPORTS TO BE PREPARED BY SERVICER

         Section 7.01 Servicer Shall Provide Information as Reasonably Required.

         The Servicer shall furnish to the Owner upon request, during the term of this Agreement, such periodic, special or other reports or information, whether or not provided for herein, as shall be necessary, reasonable or appropriate with respect to the purposes of this Agreement. The Servicer may negotiate with the Owner for a reasonable fee for providing such report or information, unless (i) the Servicer is required to supply such report or information pursuant to any other section of this Agreement, or (ii) the report or information has been requested in connection with Internal Revenue Service, OTS, FDIC or other regulatory agency requirements. All such reports or information shall be provided by and in accordance with all reasonable instructions and directions given by the Owner. The Servicer agrees to execute and deliver all such instruments and take all such action as the Owner, from time to time, may reasonably request in order to effectuate the purpose and to carry out the terms of this Agreement.

                                  ARTICLE VIII

                                  THE SERVICER

         Section 8.01 Indemnification; Third Party Claims.

         The Servicer agrees to indemnify the Owner and hold it harmless from and against any and all claims, losses, damages, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that the Owner may sustain in any way related to the failure of the Servicer to perform in any way its duties and service the Mortgage Loans in strict compliance with the terms of this Agreement and for breach of any representation or warranty of the Servicer contained herein. The Servicer shall immediately notify the Owner if a claim is made by a third party with respect to this Agreement or the Mortgage Loans, assume (with the consent of the Owner and with counsel reasonably satisfactory to the Owner) the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or the Owner in respect of such claim but failure to so notify the Owner shall not limit its obligations hereunder. The Servicer agrees that it will not enter into any settlement of any such claim without the consent of the Owner unless such settlement includes an unconditional release of the Owner from all liability that is the subject matter of such claim. The provisions of this
Section 8.01 shall survive termination of this Agreement. In no event will either Purchaser or Seller be liable to the other party to this Agreement for incidental or consequential damages, including, without limitation, loss of profit or loss of business or business opportunity, regardless of the form of action whether in contract, tort or otherwise.


         Section 8.02 Merger or Consolidation of the Servicer.

         The Servicer will keep in full effect its existence, rights and franchises as a corporation under the laws of the state of its incorporation except as permitted herein, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement or any of the Mortgage Loans and to perform its duties under this Agreement.

         Any Person into which the Servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Servicer shall be a party, or any Person succeeding to the business of the Servicer whether or not related to loan servicing, shall be the successor of the Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person shall be an institution (i) having a GAAP net worth of not less than $25,000,000, (ii) the deposits of which are insured by the FDIC, SAIF and/or BIF, or which is a HUD-approved mortgagee whose primary business is in origination and servicing of first lien mortgage loans, and (iii) which is a Fannie Mae or Freddie Mac approved seller/servicer in good standing.

         Section 8.03 Limitation on Liability of the Servicer and Others.

         Neither the Servicer nor any of the officers, employees or agents of the Servicer shall be under any liability to the Owner for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment made in good faith; provided, however, that this provision shall not protect the Servicer or any such person against any breach of warranties or representations made herein, or failure to perform in any way its obligations in compliance with any standard of care set forth in this Agreement, or any liability which would otherwise be imposed by reason of negligence or any breach of the terms and conditions of this Agreement. The Servicer and any officer, employee or agent of the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by the Owner respecting any matters arising hereunder. The Servicer shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Mortgage Loans in accordance with this Agreement and which in its opinion may involve it in any expenses or liability; provided, however, that the Servicer may, with the consent of the Owner, which consent shall not be unreasonably withheld, undertake any such action which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto. In such event, the reasonable legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities for which the Owner will be liable, and the Servicer shall be entitled to be reimbursed therefor from the Owner upon written demand.

         Section 8.04 Servicer Not to Resign.

         The Servicer shall not resign from the obligations and duties hereby imposed on it except by mutual consent of the Servicer and the Owner or upon the determination that its duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Servicer. Any such determination permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Owner which Opinion of Counsel shall be in form and substance acceptable to the Owner. No such resignation shall become effective until a successor shall have assumed the Servicer's responsibilities and obligations hereunder in the manner provided in
Section 11.01.

         Section 8.05 No Transfer of Servicing.

         With respect to the retention of the Servicer to service the Mortgage Loans hereunder, the Servicer acknowledges that the Owner has acted in reliance upon the Servicer's independent status, the adequacy of its servicing facilities, plan, personnel, records and procedures, its integrity, reputation and financial standing and the continuance thereof. Without in any way limiting the generality of this section, the Servicer shall not either assign this Agreement or the servicing hereunder or delegate its rights or duties hereunder or any portion thereof, or sell or otherwise dispose of all or substantially all of its property or assets, without the prior written approval of the Owner, which approval shall not be unreasonably withheld; provided that the Servicer may assign the Agreement and the servicing hereunder without the consent of Owner to an affiliate of the Servicer to which all servicing of the Servicer is assigned so long as (i) such affiliate is a Fannie Mae and Freddie Mac approved servicer and (ii) if it is intended that such affiliate be spun off to the shareholders of the Servicer, such affiliate have a GAAP net worth of at least $10,000,000 and (iii) such affiliate shall deliver to the Owner a certification pursuant to which such affiliate shall agree to be bound by the terms and conditions of this Agreement and shall certify that such affiliate is a Fannie Mae and Freddie Mac approved servicer in good standing.

                                   ARTICLE IX

                                     DEFAULT

         Section 9.01 Events of Default.

         In case one or more of the following Events of Default by the Servicer shall occur and be continuing, that is to say:

         (i) any failure by the Servicer to remit to the Owner any payment required to be made under the terms of this Agreement which continues unremedied for a period of three (3) Business Days after written notice thereof (it being understood that this subparagraph shall not affect Servicer's obligation pursuant to Section 5.01 to pay default interest on any remittance received by the Owner after the Business Day on which such payment was due); or

         (ii) any failure on the part of the Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Servicer set forth in this Agreement, the breach of which has a material adverse effect and which continue unremedied for a period of sixty days (except that such number of days shall be fifteen in the case of a failure to pay any premium for any insurance policy required to be maintained under this Agreement and such failure shall be deemed to have a material adverse effect) after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Owner; or

         (iii) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of sixty days; or

         (iv) the Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of its property; or

         (v) the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

         (vi) the Servicer ceases to be approved by either Fannie Mae or Freddie Mac (to the extent such entities are then operating in a capacity similar to that in which they operate on the Closing Date) as a mortgage loan servicer for more than thirty days to the extent such entities perform similar functions; or

         (vii) the Servicer attempts to assign its right to servicing compensation hereunder or the Servicer attempts, without the consent of the Owner, to sell or otherwise dispose of all or substantially all of its property or assets or to assign this Agreement or the servicing responsibilities hereunder or to delegate its duties hereunder or any portion thereof except as otherwise permitted herein.

         then, and in each and every such case, so long as an Event of Default shall not have been remedied, the Owner, by notice in writing to the Servicer may, in addition to whatever rights the Owner may have under Section 8.01 and at law or equity to damages, including injunctive relief and specific performance, terminate all the rights and obligations of the Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof without compensating the Servicer for the same. On or after the receipt by the Servicer of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the successor appointed pursuant to Section 11.01. Upon written request from the Owner, the Servicer shall prepare, execute and deliver, any and all documents and other instruments, place in such successor's possession all Servicing Files, and do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise, at the Servicer's sole expense. The Servicer agrees to cooperate with the Owner and such successor in effecting the termination of the Servicer's responsibilities and rights hereunder, including, without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Servicer to the Custodial Account or Escrow Account or thereafter received with respect to the Mortgage Loans or any REO Property.

         Section 9.02 Waiver of Defaults.

         The Owner may waive only by written notice any default by the Servicer in the performance of its obligations hereunder and its consequences. Upon any such waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived in writing.

                                    ARTICLE X

                                   TERMINATION

         Section 10.01 Termination.

         The respective obligations and responsibilities of the Servicer shall terminate upon: (i) the later of the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or the disposition of all REO Property and the remittance of all funds due hereunder; or (ii) by mutual consent of the Servicer and the Owner in writing; or (iii) termination by the Owner pursuant to Section 9.01. Simultaneously with any such termination and the transfer of servicing hereunder, the Servicer shall be entitled to be reimbursed for any outstanding Servicing Advances and Monthly Advances.

         Section 10.02 Removal of Mortgage Loans from Inclusion under this Agreement upon a Whole Loan Transfer or a Pass-Through Transfer.

         The Servicer acknowledges and the Owner agrees that with respect to some or all of the Mortgage Loans, the Owner may effect either (1) one or more Whole Loan Transfers, or (2) one or more Pass-Through Transfers.

         The Servicer shall cooperate with the Owner in connection with any Whole Loan Transfer or Pass-Through Transfer contemplated by the Owner pursuant to this Section. In connection therewith, and without limitation, the Owner shall deliver any reconstitution agreement or other document related to the Whole Loan Transfer or Pass-Through Transfer to the Servicer at least 15 days prior to such transfer (or 30 days if such transfer is to take place in March, June, September or December) and the Servicer shall execute any such reconstitution agreement which contains provisions substantially similar to those herein or otherwise reasonably acceptable to the Owner and the Servicer and which restates the representations and warranties contained in Article III as of the date of transfer (except to the extent any such representation or warranty is not accurate on such date).

         With respect to each Whole Loan Transfer or Pass-Through Transfer, as the case may be, effected by the Owner, Owner (i) shall reimburse Servicer for all reasonable out-of-pocket third party costs and expenses related thereto and
(ii) shall pay Servicer a reasonable amount representing time and effort expended by Servicer related thereto (which amount shall be reasonably agreed upon by Servicer and Owner prior to the expenditure of such time and effort); provided, however, that for each Whole Loan Transfer and/or Pass-Through Transfer, the sum of such amounts described in subsections (i) and (ii) above shall in no event exceed $5,000. For purposes of this paragraph, all Whole Loan Transfers and/or Pass-Through Transfers made to the same entity within the same accounting cycle shall be considered one Whole Loan Transfer or Pass-Through Transfer.

         All Mortgage Loans not sold or transferred pursuant to a Whole Loan Transfer or Pass-Through Transfer shall be subject to this Agreement and shall continue to be serviced in accordance with the terms of this Agreement and with respect thereto this Agreement shall remain in full force and effect.

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

         Section 11.01 Successor to the Servicer.

         Prior to termination of the Servicer's responsibilities and duties under this Agreement pursuant to Sections 8.04, 9.01 or 10.01(ii), the Owner shall (i) succeed to and assume all of the Servicer's responsibilities, rights, duties and obligations under this Agreement, or (ii) appoint a successor having the characteristics set forth in Section 8.02 hereof and which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Servicer under this Agreement prior to the termination of the Servicer's responsibilities, duties and liabilities under this Agreement. In connection with such appointment and assumption, the Owner may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as the Owner and such successor shall agree. In the event that the Servicer's duties, responsibilities and liabilities under this Agreement should be terminated pursuant to the aforementioned sections, the Servicer shall discharge such duties and responsibilities during the period from the date it acquires knowledge of such termination until the effective date thereof with the same degree of diligence and prudence which it is obligated to exercise under this Agreement, and shall take no action whatsoever that might impair or prejudice the rights or financial condition of its successor. The resignation or removal of the Servicer pursuant to the aforementioned sections shall not become effective until a successor shall be appointed pursuant to this section and shall in no event relieve the Servicer of the representations and warranties made pursuant to Article III and the remedies available to the Owner under
Section 8.01, it being understood and agreed that the provisions of such Article III and Section 8.01 shall be applicable to the Servicer notwithstanding any such resignation or termination of the Servicer, or the termination of this Agreement.

         Any successor appointed as provided herein shall execute, acknowledge and deliver to the Servicer and to the Owner an instrument accepting such appointment, whereupon such successor shall become fully vested with all the rights, powers, duties, responsibilities, obligations and liabilities of the Servicer, with like effect as if originally named as a party to this Agreement. Any termination or resignation of the Servicer or this Agreement pursuant to
Section 8.04, 9.01 or 10.01 shall not affect any claims that the Owner may have against the Servicer arising prior to any such termination or resignation.

         The Servicer shall promptly deliver to the successor the funds in the Custodial Account and the Escrow Account and the Servicing Files and related documents and statements held by it hereunder and the Servicer shall account for all funds. The Servicer shall execute and deliver such instruments and do such other things all as may reasonably be required to more fully and definitely vest and confirm in the successor all such rights, powers, duties, responsibilities, obligations and liabilities of the Servicer. The successor shall make such arrangements as it may deem appropriate to reimburse the Servicer for unrecovered Servicing Advances which the successor retains hereunder and which would otherwise have been recovered by the Servicer pursuant to this Agreement but for the appointment of the successor servicer.

         Upon a successor's acceptance of appointment as such, the Servicer shall notify the Owner of such appointment.

         Section 11.02 Amendment.

         This Agreement may be amended from time to time by the Servicer and the Owner by written agreement signed by the Servicer and the Owner.

         Section 11.03 Recordation of Agreement.

         To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any of all the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Owner at the Owner's expense on direction of the Owner accompanied by an opinion of counsel to the effect that such recordation materially and beneficially affects the interest of the Owner or is necessary for the administration or servicing the Mortgage Loans.

         Section 11.04 Governing Law.

         THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAWS. THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

         Section 11.05 Notices.

         Any demands, notices or other communications permitted or required hereunder shall be in writing and shall be deemed conclusively to have been given if personally delivered at or mailed by registered mail, postage prepaid, and return receipt requested or transmitted by telecopier and confirmed by a similar mailed writing, as follows:

(i)               if to the Servicer:

                  500 Enterprise Road
                  Horsham, Pennsylvania 19044
                  Attention: Mr. Frank Ruhl
                  Telecopier No.: (215) 682-3396

(ii)              if to the Owner:

                  Mac Arthur Ridge II,
                  909 Hidden Ridge Drive, Suite 200
                  Irving, Texas 75038
                  Attention:  Mr. Edward Raice
                  Telecopier No.:  (972) 444-2810

or such other address as may hereafter be furnished to the other party by like notice. Any such demand, notice, or communication hereunder shall be deemed to have been received on the date delivered to or received at the premises of the address (as evidenced, in the case of registered or certified mail, by the date noted on the return receipt).

         Section 11.06 Severability of Provisions.

         Any part, provision, representation or warranty of this Agreement which is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation or warranty of this Agreement which is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall be ineffective, as to such jurisdiction, to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any Mortgage Loan shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof. If the invalidity of any part, provision, representation or warranty of this Agreement shall deprive any party of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate, in good faith, to develop a structure the economic effect of which is nearly as possible the same as the economic effect of this Agreement without regard to such invalidity.

         Section 11.07 Exhibits.

         The exhibits to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

         Section 11.08 General Interpretive Principles.

         For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

         (i) the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

         (ii) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

         (iii) references herein to "Articles," "Sections," "Subsections," "Paragraphs," and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

         (iv) a reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

         (v) the words "herein," "hereof," "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

         (vi) the term "include" or "including" shall mean without limitation by reason of enumeration.

         Section 11.09 Reproduction of Documents.

         This Agreement and all documents relating hereto, including, without limitation, (i) consents, waivers and modifications which may hereafter be executed, (ii) documents received by any party at the closing, and (iii) financial statements, certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

         Section 11.10 Confidentiality of Information.

         Each party recognizes that, in connection with this Agreement, it may become privy to non-public information regarding the financial condition, operations and prospects of the other party. Except as required to be disclosed by law, each party agrees to keep all non-public information regarding the other party strictly confidential, and to use all such information solely in order to effectuate the purpose of this Agreement.

         Section 11.11 Recordation of Assignments of Mortgage.

         To the extent permitted by applicable law, each of the Assignments of Mortgage is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Servicer at the Owner's expense.

         Section 11.12 Assignment by the Owner.

         The Owner shall have the right, without the consent of the Servicer hereof, to assign, in whole or in part, its interest under this Agreement with respect to some or all of the Mortgage Loans, and designate any person to exercise any rights of the Owner hereunder, by executing an assignment and assumption agreement reasonably acceptable to the Servicer and the assignee or designee shall accede to the rights and obligations hereunder of the Owner with respect to such Mortgage Loans. In no event shall Owner sell a partial interest in any Mortgage Loan. All references to the Owner in this Agreement shall be deemed to include its assignees or designees. It is understood and agreed between the Owners and the Servicer that no more than five (5) Persons shall have the right of owner under this Agreement at any one time.

         Section 11.13 No Partnership.

         Nothing herein contained shall be deemed or construed to create a co-partnership or joint venture between the parties hereto and the services of the Servicer shall be rendered as an independent contractor and not as agent for Owner.

         Section 11.14 Execution; Successors and Assigns.

         This Agreement may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same agreement. Subject to Section 8.04, this Agreement shall inure to the benefit of and be binding upon the Servicer and the Owner and their respective successors and assigns.

         Section 11.15 Entire Agreement.

         Each of the Servicer and the Owner acknowledge that no representations, agreements or promises were made to it by the other party or any of its employees other than those representations, agreements or promises specifically contained herein. This Agreement sets forth the entire understanding between the parties hereto and shall be binding upon all successors of both parties.

         IN WITNESS WHEREOF, the Servicer and the Owner have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date and year first above written.




                                   GMAC MORTGAGE CORPORATION
                                   Servicer

                                   By:
                                      ---------------------------------------
                                      Name:
                                      Title:


                                   EMC MORTGAGE CORPORATION
                                   Owner


                                   By:
                                      ---------------------------------------

                                    EXHIBIT A

                             MORTGAGE LOAN SCHEDULE

                                    EXHIBIT B

                       CUSTODIAL ACCOUNT LETTER AGREEMENT
                                     (date)


To:______________________
_________________________
_________________________
    (the "Depository")

         As "Servicer" under the Servicing Agreement, dated as of _______________, (the "Agreement"), we hereby authorize and request you to establish an account, as a Custodial Account pursuant to Section 4.04 of the Agreement, to be designated as "[Servicer] Custodial Account, in trust for [Owner], Owner of Whole Loan Mortgages, and various Mortgagors." All deposits in the account shall be subject to withdrawal therefrom by order signed by the Servicer. You may refuse any deposit which would result in violation of the requirement that the account be fully insured as described below. This letter is submitted to you in duplicate. Please execute and return one original to us.



                                   By:____________________
                                   Name:__________________
                                   Title:_________________

         The undersigned, as "Depository", hereby certifies that the above described account has been established under Account Number __________, at the office of the depository indicated above, and agrees to honor withdrawals on such account as provided above. The full amount deposited at any time in the account will be insured up to applicable limits by the Federal Deposit Insurance Corporation through the Bank Insurance Fund or the Savings Association Insurance Fund or will be invested in Permitted Investments as defined in the Agreement.

                                   [                  ]
                                   (name of Depository)
                                   By:____________________
                                   Name:__________________
                                   Title:_________________

                                    EXHIBIT C

                         ESCROW ACCOUNT LETTER AGREEMENT

                                     (date)

To:___________________________
______________________________
______________________________
       (the "Depository")

         As "Servicer" under the Servicing Agreement, dated as of ________________________ (the "Agreement"), we hereby authorize and request you to establish an account, as an Escrow Account pursuant to Section 4.06 of the Agreement, to be designated as "[Servicer] Escrow Account, in trust for [Owner], Owner of Whole Loan Mortgages, and various Mortgagors." All deposits in the account shall be subject to withdrawal therefrom by order signed by the Servicer. You may refuse any deposit which would result in violation of the requirement that the account be fully insured as described below. This letter is submitted to you in duplicate. Please execute and return one original to us.



                                   By:____________________
                                   Name:__________________
                                   Title:_________________

         The undersigned, as "Depository", hereby certifies that the above described account has been established under Account Number __________, at the office of the depository indicated above, and agrees to honor withdrawals on such account as provided above. The full amount deposited at any time in the account will be insured up to applicable limits by the Federal Deposit Insurance Corporation through the Bank Insurance Fund or the Savings Association Insurance Fund or will be invested in Permitted Investments as defined in the Agreement.

                                   [                  ]
                                   (name of Depository)
                                   By:____________________
                                   Name:__________________
                                   Title:_________________

                                    EXHIBIT D

                               REQUEST FOR RELEASE

                                    EXHIBIT E

                         LOAN LEVEL SCHEDULED-SCHEDULED
                             REMITTANCE TAPE LAYOUT

                             AMENDMENT NUMBER THREE
                                     to the

                               SERVICING AGREEMENT

                          Dated as of December 20, 2005

                                     between

                            EMC MORTGAGE CORPORATION,
                                    as Owner

                                       and

                           GMAC MORTGAGE CORPORATION,
                                   as Servicer

         This AMENDMENT NUMBER THREE (this "Amendment") is made and entered into this 20th day of December, 2005, by and between EMC Mortgage Corporation, a Delaware corporation, as owner (the "Owner") and GMAC Mortgage Corporation, as servicer (the "Servicer") in connection with the Servicing Agreement, dated as of May 1, 2001, between the above mentioned parties (the "Agreement"). This Amendment is made pursuant to Section 11.02 of the Agreement.

                                    RECITALS

         WHEREAS, the parties hereto have entered into the Agreement;

         WHEREAS, the Agreement provides that the parties thereto may enter into an amendment to the Agreement;

         WHEREAS, the parties hereto desire to amend the Agreement as set forth in this Amendment; and

         NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows: 1. Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Agreement.

         2. Article I of the Agreement is hereby amended effective as of the date hereof by adding the following definitions to Section 1.01:

         Commission or SEC: The Securities and Exchange Commission.

         Depositor: The depositor, as such term is defined in Regulation AB, with respect to any Securitization Transaction.

         Exchange Act: The Securities Exchange Act of 1934, as amended.

         Master Servicer: With respect to any Securitization Transaction, the "master servicer," if any, identified in the related transaction document.

         Pass-Through Transfer: Any transaction involving either (1) a sale or other transfer of some or all of the Mortgage Loans directly or indirectly to an issuing entity in connection with an issuance of publicly offered or privately placed, rated or unrated mortgage-backed securities or (2) an issuance of publicly offered or privately placed, rated or unrated securities, the payments on which are determined primarily by reference to one or more portfolios of residential mortgage loans consisting, in whole or in part, of some or all of the Mortgage Loans.

         Qualified Correspondent: Any Person from which the Servicer purchased Mortgage Loans, provided that the following conditions are satisfied: (i) such Mortgage Loans were originated pursuant to an agreement between the Servicer and such Person that contemplated that such Person would underwrite mortgage loans from time to time, for sale to the Servicer, in accordance with underwriting guidelines designated by the Servicer ("Designated Guidelines") or guidelines that do not vary materially from such Designated Guidelines; (ii) such Mortgage Loans were in fact underwritten as described in clause (i) above and were acquired by the Servicer within 180 days after origination; (iii) either (x) the Designated Guidelines were, at the time such Mortgage Loans were originated, used by the Servicer in origination of mortgage loans of the same type as the Mortgage Loans for the Servicer's own account or (y) the Designated Guidelines were, at the time such Mortgage Loans were underwritten, designated by the Servicer on a consistent basis for use by lenders in originating mortgage loans to be purchased by the Servicer; and (iv) the Servicer employed, at the time such Mortgage Loans were acquired by the Servicer, pre-purchase or post-purchase quality assurance procedures (which may involve, among other things, review of a sample of mortgage loans purchased during a particular time period or through particular channels) designed to ensure that Persons from which it purchased mortgage loans properly applied the underwriting criteria designated by the Servicer.

         Regulation AB: Subpart 229.1100 - Asset Backed Securities (Regulation
AB), 17 C.F.R. ss.ss.229.1 100-229.1123, as amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

         Securities Act: The Securities Act of 1933, as amended.

         Securitization Transaction: Any transaction involving either (1) a sale or other transfer of some or all of the Mortgage Loans directly or indirectly to an issuing entity in connection with an issuance of publicly offered or privately placed, rated or unrated mortgage-backed securities or (2) an issuance of publicly offered or privately placed, rated or unrated securities, the payments on which are determined primarily by reference to one or more portfolios of residential mortgage loans consisting, in whole or in part, of some or all of the Mortgage Loans.

         Servicing Criteria: As of any date of determination, the "servicing criteria" set forth in Item 1122(d) of Regulation AB, or any amendments thereto, a summary of the requirements of which as of the date hereof is attached hereto as Exhibit G for convenience of reference only. In the event of a conflict or inconsistency between the terms of Exhibit G and the text of Item 1122(d) of Regulation AB, the text of Item 1122(d) of Regulation AB shall control (or those Servicing Criteria otherwise mutually agreed to by the Owner, Servicer and any Person that will be responsible for signing any Sarbanes Certification with respect to a Securitization Transaction in response to evolving interpretations of Regulation AB and incorporated into a revised Exhibit G).

         Static Pool Information: Static pool information as described in Item 1 105(a)(1)-(3) and 1105(c) of Regulation AB.

         Subcontractor: Any vendor, subcontractor or other Person that is not responsible for the overall servicing (as "servicing" is commonly understood by participants in the mortgage-backed securities market) of Mortgage Loans but performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to Mortgage Loans under the direction or authority of the Servicer or a Subservicer.

         Subservicer: Any Person that services Mortgage Loans on behalf of the Servicer or any Subservicer and is responsible for the performance (whether directly or through Subservicers or Subcontractors) of a substantial portion of the material servicing functions required to be performed by the Servicer under this Agreement or any Reconstitution Agreement that are identified in Item 1122(d) of Regulation AB.

         Third-Party Originator: Each Person, other than a Qualified Correspondent, that originated Mortgage Loans acquired by the Servicer.

         3. Article III of the Agreement is hereby amended effective as of the date hereof by adding the following new clause (m):

         (m) As of the date of each Pass-Through Transfer, and except as has been otherwise disclosed to the Owner, any Master Servicer and any Depositor:
(1) the Servicer is not aware and has not received notice that any default or servicing related performance trigger has occurred as to any other securitization due to any act or failure to act of the Servicer; (2) no material noncompliance with applicable servicing criteria as to any other securitization involving residential mortgage loans involving the Servicer as servicer has been disclosed or reported by the Servicer; (3) the Servicer has not been terminated as servicer in a residential mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger;
(4) no material changes to the Servicer's servicing policies and procedures with respect to the servicing function it will perform under this Agreement or any Reconstitution Agreement has occurred in the preceding three years; (5) there are no aspects of the Servicer's financial condition that could have a material adverse impact on the performance by the Servicer of its servicing obligations hereunder; (6) there are no legal proceedings pending, or known to be contemplated by governmental authorities, against the Servicer that could be material to investors in the securities issued in such Pass-Through Transfer; and (7) there are no affiliations, relationships or transactions relating to the Servicer of a type that are described under Item 1119 of Regulation AB. 4.
Article IV of the Agreement is hereby amended effective as of the date hereof by adding the following new Section 4.14:

         Section 4.14 Financial Statements.

         Upon request by the Purchaser, the Servicer shall provide its financial statements of its parent for the previous two fiscal years. 5. The Agreement is hereby amended effective as of the date hereof by moving clauses (a) through (m) of Article III to Section 3.01.

         6. The Agreement is hereby amended effective as of the date hereof by adding the following new Section 3.02:

         Section 3.02 Updates.

         (a) If so requested by the Owner or any Depositor on any date, the Servicer shall, within five Business Days, and in no event later than seven Business Days following such request, confirm in writing the accuracy of the representations and warranties set forth in clause (m) of this Article III or, if any such representation and warranty is not accurate as of the date of such request, provide reasonably adequate disclosure of the pertinent facts, in writing, to the requesting party.

         (b) If so requested by the Owner or any Depositor for the purpose of satisfying its reporting obligation under the Exchange Act with respect to any class of asset-backed securities, the Servicer shall (or shall cause each Subservicer to) (i) notify the Owner, any Master Servicer and any Depositor in writing of (A) any material litigation or governmental proceedings pending against the Servicer or any Subservicer, (B) any affiliations or relationships that develop following the closing date of a Pass-Through Transfer between the Servicer or any Subservicer and any of the parties specified in clause (7) of paragraph (m) of Section 3.01 (and any other parties identified in writing by the requesting party) with respect to such Pass-Through Transfer, (C) any Event of Default under the terms of this Agreement or any Reconstitution Agreement,
(D) any merger, consolidation or sale of substantially all of the assets of the Servicer, and (E) the Servicer's entry into an agreement with a Subservicer to perform or assist in the performance of any of the Servicer's obligations under this Agreement or any Reconstitution Agreement and (ii) provide to the Owner and any Depositor a description of such proceedings, affiliations or relationships.

         All notification pursuant to this Section 3.02(b), other than those pursuant to Section 3 .02(b)(i)(A), should be sent to:

         EMC Mortgage Corporation
         2780 Lake Vista Drive
         Lewisville, TX 75067-3 884
         Attention: Conduit Seller Approval Dept.
         Facsimile: (214) 626-3751
         Email: sellerapproval@bear.com

         With a copy to:

         Bear, Stearns & Co. Inc.
         383 Madison Avenue, 3rd Floor
         New, York, NY 10179
         Attention: Global Credit Administration
         Facsimile: (212) 272-6564

         Notifications pursuant to Section 3.01(b)(i)(A) should be sent to:

         EMC Mortgage Corporation
         Two Mac Arthur Ridge
         909 Hidden Ridge Drive, Suite 200
         Irving, TX 75038
         Attention: Associate General Counsel for Loan Administration
         Facsimile:  (972) 831-2555

         With copies to:

         Bear, Stearns & Co. Inc.
         383 Madison Avenue, 3rd Floor
         New, York, NY 10179
         Attention: Global Credit Administration
         Facsimile: (212) 272-6564

         EMC Mortgage Corporation
         2780 Lake Vista Drive
         Lewisville, TX 75067-3 884
         Attention: Conduit Seller Approval Dept.
         Facsimile: (214) 626-3751
         Email: sellerapproval@bear.com

         (c) As a condition to the succession to the Servicer or any Subservicer as servicer or subservicer under this Agreement or any Reconstitution Agreement by any Person (i) into which the Servicer or such Subservicer may be merged or consolidated, or (ii) which may be appointed as a successor to the Servicer or any Subservicer, the Servicer shall provide to the Owner, any Master Servicer and any Depositor, at least fifteen (15) calendar days prior to the effective date of such succession or appointment, (x) written notice to the Owner, any Master Servicer and any Depositor of such succession or appointment and (y) in writing and in form and substance reasonably satisfactory to the Owner, any Master Servicer and such Depositor, all information reasonably requested by the Owner, any Master Servicer or any Depositor in order to comply with its reporting obligation under Item 6.02 of Form 8-K with respect to any class of asset-backed securities.

         7. Article IV of the Agreement is hereby amended effective as of the date hereof by adding the following after the first sentence of Section 4.01:

         In addition, the Servicer shall furnish information regarding the borrower credit files related to such Mortgage Loan to credit reporting agencies in compliance with the provisions of the Fair Credit Reporting Act and the applicable implementing regulations.

         8. Article IV of the Agreement is hereby amended effective as of the date hereof by revising the first paragraph of Section 4.03 by adding the following after the first sentence:

         In determining the delinquency status of any Mortgage Loan, the Servicer will use delinquency recognition policies as utilized by the Servicer in connection with the servicing of mortgage loans on its own securitizations.

         9. Article V of the Agreement is hereby amended effective as of the date hereof by deleting Section 5.02 in its entirety and replacing it with the following:

         Section 5.02 Statements to the Owner.

         The Servicer shall furnish to the Owner an individual Mortgage Loan accounting report (a "Report"), as of the last Business Day of each month, in the Servicer's assigned loan number order to document Mortgage Loan payment activity on an individual Mortgage Loan basis. With respect to each month, such Report shall be received by the Owner (i) no later than the fifth Business Day of the following month of the related Remittance Date on a disk or tape or other computer-readable format, in such format as may be mutually agreed upon by both the Owner and the Servicer, and (ii) no later than the tenth Business Day of the following month of the related Remittance Date in hard copy, which Report shall contain the following:

         (i) with respect to each Mortgage Loan and each Monthly Payment, the amount of such remittance allocable to principal (including a separate breakdown of any Principal Prepayment, including the date of such prepayment, and any prepayment penalties or premiums, along with a detailed report of interest on principal prepayment amounts remitted in accordance with Section 4.04);

         (ii) with respect to each Mortgage Loan and each Monthly Payment, the amount of such remittance allocable to interest;

         (iii) with respect to each Mortgage Loan, the amount of servicing compensation received by the Servicer during the prior distribution period;

         (iv) the Stated Principal Balance of each Mortgage Loan and the aggregate Stated Principal Balance of all Mortgage Loans as of the first day of the distribution period and the last day of the distribution period;

         (v) with respect to each Mortgage Loan, the current Mortgage Interest Rate;

         (vi) with respect to each Mortgage Loan, the aggregate amount of any Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds and REO Disposition Proceeds received during the prior distribution period;

         (vii) with respect to each Mortgage Loan, the amount of any Prepayment Interest Shortfalls paid by the Servicer in accordance with Section 4.04(viii) during the prior distribution period;

         (viii) with respect to each Mortgage Loan, the Stated Principal Balance of each Mortgage Loan (a) delinquent as grouped in the following intervals through final liquidation of such Mortgage Loan: 30 to 59 days, 60 to 89 days, 90 days or more; (b) as to which foreclosure has commenced; and (c) as to which REO Property has been acquired;

         (ix) with respect to each Mortgage Loan, and in the aggregate for all Mortgage Loans, the amount of any Monthly Advances made by the Servicer during the prior distribution period;

         (x) with respect to each Mortgage Loan, the amount of any Servicing Advances made by the Servicer with respect to such Mortgage Loan, and the aggregate amount of Servicing Advances for all Mortgage Loans during the prior distribution period;

         (xi) with respect to each Mortgage Loan, a description of any Nonrecoverable Advances made by the Servicer with respect to such Mortgage Loan including the amount, terms and general purpose of such Nonrecoverable Advances, and the aggregate amount of Nonrecoverable Advances for all Mortgage Loans during the prior distribution period;

         (xii) with respect to any Mortgage Loan, a description of any material modifications, extensions or waivers to the terms, fees, penalties or payments of such Mortgage Loan during the prior distribution period or that have cumulatively become material over time;

         (xiii) with respect to each Mortgage Loan, the Stated Principal Balance of any substitute Mortgage Loan provided by the Servicer and the Stated Principal Balance of any Mortgage Loan that has been replaced by a substitute Mortgage Loan in accordance with Section 3.03 herein;

         (xiv) with respect to each Mortgage Loan, the Stated Principal Balance of any Mortgage Loan that has been repurchased by the Servicer in accordance with Section 3.03 herein.

         For any Mortgage Loan in a Pass-Through Transfer, the Servicer shall also furnish the following items in the Report to the Master Servicer, provided that if these items are included in the report to the Owner they need not be incorporated in the Report:

         (i) the beginning and ending balances of the Custodial Account and Escrow Account;

         (ii) with respect to each Mortgage Loan, a description of any Monthly Advances, Servicing Advances and Nonrecoverable Advances reimbursed to the Servicer with respect to such Mortgage Loan during the prior distribution period pursuant to Section 4.05, and the source of funds for such reimbursement, and the aggregate amount of any Monthly Advances, Servicing Advances and Nonrecoverable Advances reimbursed to the Servicer for all Mortgage Loans during the prior distribution period pursuant to Section 4.05; and

         (iii) a description of any material breach of a representation or warranty set forth in Section 3.01 or Section 3.02 herein or of any other breach of a covenant or condition contained herein and the status of any resolution of such breach.

         In addition, the Servicer shall provide to the Owner such other information known or available to the Servicer that is necessary in order to provide the distribution and pool performance information as required under Item 1121 of Regulation AB, as amended from time to time, as determined by the Owner in its reasonable discretion. Notwithstanding the foregoing, the Servicer shall be under no obligation to provide information that the Owner deems required under Regulation AB if (i) the Servicer does not reasonably believe that such information is required under Regulation AB and (ii) the Servicer is not providing such information for (A) its own securitizations, or (B) any third party securitizations with mortgage loans serviced by the Servicer[, unless the Owner pays all reasonable actual costs incurred by the Servicer in connection with the preparation and delivery of such information and the Servicer is given reasonable time to establish the necessary systems and procedures to produce such information; provided, however, that the costs incurred by the Servicer in connection with establishing the necessary systems and procedures will be split pro rata with any other purchaser that makes a request for similar information.

         The Servicer shall also provide a monthly report, in the form of Exhibit E hereto, or such other form as is mutually acceptable to the Servicer, the Owner and any Master Servicer, Exhibit H or such other agreeable format with respect to defaulted mortgage loans and Exhibit I, with respect to realized losses and gains, with each such report.

         The Servicer shall prepare and file any and all information statements or other filings required to be delivered to any governmental taxing authority or to Owner pursuant to any applicable law with respect to the Mortgage Loans and the transactions contemplated hereby. In addition, the Servicer shall provide Owner with such information concerning the Mortgage Loans as is necessary for Owner to prepare its federal income tax return as Owner may reasonably request from time to time.

         In addition, not more than sixty (60) days after the end of each calendar year, the Servicer shall furnish to each Person who was an Owner at any time during such calendar year an annual statement in accordance with the requirements of applicable federal income tax law as to the aggregate of remittances for the applicable portion of such year.

         10. Article VI of the Agreement is hereby amended effective as of the date hereof by deleting Section 6.04 in its entirety and replacing it with the following:

         Section 6.04 Annual Statement as to Compliance; Annual Certification.

         (a) The Servicer will deliver to the Owner and any Master Servicer, using its best efforts to deliver on March 1, but in no event later than March 15, of each calendar year beginning in 2007, an Officers' Certificate acceptable to the Owner (an "Annual Statement of Compliance") stating, as to each signatory thereof, that (i) a review of the activities of the Servicer during the preceding calendar year and of performance under this Agreement or other applicable servicing agreement has been made under such officers' supervision and (ii) to the best of such officers' knowledge, based on such review, the Servicer has fulfilled all of its obligations under this Agreement or other applicable servicing agreement in all material respects throughout such year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status of cure provisions thereof. Such Annual Statement of Compliance shall contain no restrictions or limitations on its use.

         (b) With respect to any Mortgage Loans that are the subject of a Pass-Through Transfer, using its best efforts to deliver on March 1, but in no event later than March 15, of each calendar year beginning in 2007, an officer of the Servicer shall execute and deliver an Officers' Certificate (an "Annual Certification") to the Owner, any Master Servicer and any related Depositor for the benefit of each such entity and such entity's affiliates and the officers, directors and agents of any such entity and such entity's affiliates, in the form attached hereto as Exhibit F.

         In the event that the Servicer fails to timely comply with this Section
6.04 after the cure period set forth herein, commencing on March 15th of the related year, the Owner shall use its commercially reasonable efforts to obtain written or verbal statements or assurances from the Commission, by March 30th of the related year (or such extension of time granted by the Commission so that it can review the facts surrounding any requests made by the Owner) that such failure to provide the required Assessment of Compliance and Attestation Report on a timely basis, and a one time additional failure by the Servicer to comply with this Section 6.04, will not result in any adverse effect on the Owner or its affiliates with respect to any Shelf Registration on Form S-3 of the Owner or any of its affiliates. Any costs or expenses incurred by the Owner in obtaining such statement or assurances from the Commission shall be reimbursed to the Owner by the Servicer. In the event that the Owner is unable to receive any such assurances from the Commission after the use of such commercially reasonable efforts by March 30th (or any extension period granted by the Commission) of the related year, such failure by the Servicer to comply with this Section 6.04 shall be deemed an Event of Default, automatically at such time, without notice and without any cure period, and Owner may, in addition to whatever rights the Owner may have under Section 8.01, subject to the limitation expressed therein, and at law or equity or to damages, including injunctive relief and specific performance, terminate all the rights and obligations of the Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof without compensating the Servicer for the same, as provided in Section 9.01 . Such termination shall be considered with cause pursuant to Section 10.01 of this Agreement. This paragraph shall supersede any other provision in this Agreement or any other agreement to the contrary.

         Failure to provide the Annual Statement of Compliance or Annual Certification will be treated as a failure of the Servicer to perform its duties under the Agreement and will be subject to the indemnification provisions of
Section 8.01, subject to the limitation expressed therein, of the Agreement. This indemnification is understood by the parties hereto to cover any gross negligence, bad faith or willful misconduct of the Servicer in connection with its performance hereunder. For any indemnification from the Servicer to any Master Servicer, the Servicer in no event will be liable for punitive or consequential damages, regardless of the form of action, whether in contract, tort or otherwise.

         If the indemnification provided for therein is unavailable or insufficient to hold harmless the Owner, each affiliate of the Owner, and each of the following parties participating in a Pass-Through Transfer: each sponsor and issuing entity; each Person (including, but not limited to, any Master Servicer, if applicable) responsible for the preparation, execution or filing of any report required to be filed with the Commission with respect to such Pass-Through Transfer, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to such Pass-Through Transfer; each broker dealer acting as underwriter, placement agent or initial purchaser, each Person who controls any of such parties or the Depositor (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act); and the respective present and former directors, officers, employees, agents and affiliates of each of the foregoing and of the Depositor (each, an "Indemnified Party"), then the Servicer agrees that it shall contribute to the amount paid or payable by such Indemnified Party as a result of any claims, losses, damages or liabilities incurred by such Indemnified Party in such proportion as is appropriate to reflect the relative fault of such Indemnified Party on the one hand and the Servicer on the other.

         In the case of any failure of performance described above, the Servicer shall promptly reimburse the Owner, any Depositor, as applicable, and each Person responsible for the preparation, execution or filing of any report required to be filed with the Commission with respect to such Securitization Transaction, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to such Securitization Transaction, for all costs reasonably incurred by each such party in order to obtain the information, report, certification, accountants' letter or other material not delivered as required by the Servicer, any Subservicer or any Subcontractor.

         This indemnification shall survive the termination of this Agreement or the termination of any party to this Agreement.

         11. Article VI of the Agreement is hereby amended effective as of the date hereof by deleting Section 6.05 in its entirety and replacing it with the following:

         Section 6.05 [Reserved].

         12. Article VI of the Agreement is hereby amended effective as of the date hereof by adding the following new Section 6.09:

         Section 6.09 Assessment of Compliance with Servicing Criteria.

         On and after January 1, 2006, the Servicer shall service and administer, and shall cause each subservicer to servicer or administer, the Mortgage Loans in accordance with all applicable requirements of the Servicing Criteria.

         With respect to any Mortgage Loans that are the subject of a Pass-Through Transfer, the Servicer shall use its best efforts to deliver to the Owner or its designee, any Master Servicer and any Depositor on March 1, but in no event later than March 15 of each calendar year beginning in 2007 a report (an "Assessment of Compliance") reasonably satisfactory to the Owner, any Master Servicer and any Depositor regarding the Servicer's assessment of compliance with the Servicing Criteria during the preceding calendar year as required by Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB or as otherwise required by the Master Servicer. Such report shall be addressed to the Owner and such Depositor and signed by an authorized officer of the Servicer, and shall address each of the Servicing Criteria specified on a certification substantially in the form of Exhibit G hereto delivered to the Owner concurrently with the execution of this Agreement.

         With respect to any Mortgage Loans that are the subject of a Pass-Through Transfer, the Servicer shall use its best efforts to deliver to the Owner or its designee, any Master Servicer and any Depositor on March 1, but in no event later than March 15 of each calendar year beginning in 2007 a report (an "Attestation Report") by a registered public accounting firm that attests to, and reports on, the Assessment of Compliance made by the Servicer, as required by Rules 13a-18 and 1 5d- 18 of the Exchange Act and Item 1122(b) of Regulation AB or as otherwise required by the Master Servicer, which Attestation Report must be made in accordance with standards for attestation reports issued or adopted by the Public Servicer Accounting Oversight Board.

         The Servicer shall cause each Subservicer, and each Subcontractor determined by the Servicer pursuant to Section 11.19 to be "participating in the servicing function" within the meaning of Item 1122 of Regulation AB, to deliver to the Owner, any Master Servicer and any Depositor an assessment of compliance and accountants' attestation as and when provided in Sections 6.09. Each assessment of compliance provided by a Subservicer shall address each of the Servicing Criteria specified on a certification substantially in the form of Exhibit G hereto delivered to the Owner concurrently with the execution of this Agreement or, in the case of a Subservicer subsequently appointed as such, on or prior to the date of such appointment.

         In the event that the Servicer fails to timely comply with this Section
6.09 after the cure period set forth herein, commencing on March 15th of the related year, the Owner shall use its commercially reasonable efforts to obtain written or verbal statements or assurances from the Commission, by March 30th of the related year (or such extension of time granted by the Commission so that it can review the facts surrounding any requests made by the Owner) that such failure to provide the required Assessment of Compliance and Attestation Report on a timely basis, and a one time additional failure by the Servicer to comply with this Section 6.09, will not result in any adverse effect on the Owner or its affiliates with respect to any Shelf Registration on Form S-3 of the Owner or any of its affiliates. Any costs or expenses incurred by the Owner in obtaining such statement or assurances from the Commission shall be reimbursed to the Owner by the Servicer. In the event that the Owner is unable to receive any such assurances from the Commission after the use of such commercially reasonable efforts by March 30th (or any extension period granted by the Commission) of the related year, such failure by the Servicer to comply with this Section 6.09 shall be deemed an Event of Default, automatically at such time, without notice and without any cure period, and Owner may, in addition to whatever rights the Owner may have under Section 8.01, subject to the limitation expressed therein, and at law or equity or to damages, including injunctive relief and specific performance, terminate all the rights and obligations of the Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof without compensating the Servicer for the same, as provided in Section 9.01 . Such termination shall be considered with cause pursuant to Section 10.01 of this Agreement. This paragraph shall supersede any other provision in this Agreement or any other agreement to the contrary.

         Failure to provide the Assessment of Compliance or Attestation Report will be treated as a failure of the Servicer to perform its duties under the Agreement and will be subject to the indemnification provisions of Section 8.01, subject to the limitation expressed therein, of the Agreement. This indemnification is understood by the parties hereto to cover any gross negligence bad faith or willful misconduct of the Servicer in connection with its performance hereunder. For any indemnification from the Servicer to any Master Servicer, the Servicer in no event will be liable for punitive or consequential damages, regardless of the form of action, whether in contract, tort or otherwise.

         If the indemnification provided for therein is unavailable or insufficient to hold harmless the Owner, each affiliate of the Owner, and each of the following parties participating in a Pass-Through Transfer: each sponsor and issuing entity; each Person (including, but not limited to, any Master Servicer, if applicable) responsible for the preparation, execution or filing of any report required to be filed with the Commission with respect to such Pass-Through Transfer, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to such Pass-Through Transfer; each broker dealer acting as underwriter, placement agent or initial purchaser, each Person who controls any of such parties or the Depositor (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act); and the respective present and former directors, officers, employees, agents and affiliates of each of the foregoing and of the Depositor (each, an "Indemnified Party"), then the Servicer agrees that it shall contribute to the amount paid or payable by such Indemnified Party as a result of any claims, losses, damages or liabilities incurred by such Indemnified Party in such proportion as is appropriate to reflect the relative fault of such Indemnified Party on the one hand and the Servicer on the other.

         In the case of any failure of performance described above, the Servicer shall promptly reimburse the Owner, any Depositor, as applicable, and each Person responsible for the preparation, execution or filing of any report required to be filed with the Commission with respect to such Securitization Transaction, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to such Securitization Transaction, for all costs reasonably incurred by each such party in order to obtain the information, report, certification, accountants' letter or other material not delivered as required by the Servicer, any Subservicer or any Subcontractor.

         This indemnification shall survive the termination of this Agreement or the termination of any party to this Agreement.

         13. Article VI of the Agreement is hereby amended effective as of the date hereof by adding the following new Section 6.10:

         Section 6.10 Intent of the Parties; Reasonableness.

         The Owner and the Servicer acknowledge and agree that a purpose of
Section 3.01(m), 4.14, Sections 5.02, 6.04, 6.09 and 10.02 of this Agreement is to facilitate compliance by the Owner and any Depositor with the provisions of Regulation AB and related rules and regulations of the Commission. None of the Owner, any Master Servicer or any Depositor shall exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than compliance with the Securities Act, the Exchange Act and the rules and regulations of the Commission thereunder. The Servicer acknowledges that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise, and agrees to comply with requests made by the Owner or any Depositor in good faith for delivery of information under these provisions on the basis of evolving interpretations of Regulation AB. In connection with any Pass-Through Transfer, the Servicer shall cooperate fully with the Owner to deliver to the Owner (including any of its assignees or designees) and any Depositor, any and all statements, reports, certifications, records and any other information necessary in the good faith determination of the Owner or any Depositor to permit the Owner or such Depositor to comply with the provisions of Regulation AB, together with such disclosures relating to the Servicer, any Subservicer, any Third-Party Originator and the Mortgage Loans, or the servicing of the Mortgage Loans, reasonably believed by the Owner or any Depositor to be necessary in order to effect such compliance.

         Notwithstanding anything to the contrary herein, the Servicer shall be under no obligation to provide information that the Owner deems required under Regulation AB if (i) the Servicer does not reasonably believe that such information is required under Regulation AB and (ii) the Servicer is not providing such information for its own securitizations unless the Owner pays all reasonable costs incurred by the Servicer in connection with the preparation and delivery of such information and the Servicer is given reasonable time to establish the necessary systems and procedures to produce such information; provided, however, that the costs incurred by the Servicer in connection with establishing the necessary systems and procedures will be split pro rata with any other purchaser that makes a request for similar information.

         14. Article IX of the Agreement is hereby amended effective as of the date hereof by deleting the first sentence of the last paragraph of Section 9.01 and replacing it with the following (new text underlined):

         then, and in each and every such case, so long as an Event of Default shall not have been remedied, the Owner, by notice in writing to the Servicer (or as otherwise stated herein, in which case, automatically and without notice) may, in addition to whatever rights the Owner may have under Section 8.01, subject to the limitation expressed therein, and at law or equity to damages, including injunctive relief and specific performance, terminate all the rights and obligations of the Servicer (and if the Servicer is servicing any of the Mortgage Loans in a Securitization Transaction, appoint a successor servicer reasonably acceptable to any Master Servicer for such Securitization Transaction) under this Agreement and in and to the Mortgage Loans and the proceeds thereof without compensating the Servicer for the same. On or after the receipt by the Servicer of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the successor appointed pursuant to
Section 11.01. Upon written request from the Owner, the Servicer shall prepare, execute and deliver, any and all documents and other instruments, place in such successor's possession all Servicing Files, and do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise, at the Servicer's sole expense. The Servicer agrees to cooperate with the Owner and such successor in effecting the termination of the Servicer's responsibilities and rights hereunder, including, without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Servicer to the Custodial Account or Escrow Account or thereafter received with respect to the Mortgage Loans or any REO Property.

         15. Article IX of the Agreement is hereby amended effective as of the date hereof by adding the following at the end of the last paragraph of Section 9.01:

         The Servicer shall promptly reimburse the Owner (or any designee of the Owner, such as a Master Servicer) and any Depositor, as applicable, for all reasonable expenses incurred by the Owner (or such designee) or such Depositor, as such are incurred, in connection with the termination of the Servicer as servicer and the transfer of servicing of the Mortgage Loans to a successor servicer. The provisions of this paragraph shall not limit whatever rights the Owner or any Depositor may have under other provisions of this Agreement and/or any applicable Reconstitution Agreement or otherwise, whether in equity or at law, such as an action for damages, specific performance or injunctive relief.

         16. Article X of the Agreement is hereby amended effective as of the date hereof by restating Section 10.02 in its entirety as follows:

         Section 10.02. Cooperation of Servicer with a Reconstitution.

         The Servicer and the Owner agree that with respect to some or all of the Mortgage Loans, on or after the related Closing Date, on one or more dates (each a "Reconstitution Date") at the

Owner's sole option, the Owner may effect a sale (each, a "Reconstitution") of some or all of the Mortgage Loans then subject to this Agreement, without recourse, to:

         (1) one or more third party purchasers in one or more in whole loan transfers (each, a "Whole Loan Transfer"); or

         (2) one or more trusts or other entities to be formed as part of one or more Pass-Through Transfers.

         With respect to each Whole Loan Transfer or Pass-Through Transfer, as the case may be, the Servicer shall (i) following request by the Owner or any Depositor, use best efforts to provide within five, and in no event later than seven Business Days the Owner and such Depositor (or, as applicable, cause each Subservicer to provide), in writing and in form and substance reasonably satisfactory to the Owner and such Depositor, the information and materials specified in paragraphs (a), (b), (c) and (d) of this Section, and (ii) as promptly as practicable following notice to or discovery by the Servicer, provide to the Owner and any Depositor (in writing and in form and substance reasonably satisfactory to the Owner and such Depositor) the information specified in paragraph (d) of this Section.

         (a) If so requested by the Owner or any Depositor, the Servicer shall provide such information regarding the Servicer, as servicer of the Mortgage Loans, and each Subservicer (each of the Servicer and each Subservicer, for purposes of this clause (a), a "Servicer"), as is requested for the purpose of compliance with Item 1108 of Regulation AB. Such information shall include, at a minimum:

         (1) the Servicer's form of organization;

         (2) a description of how long the Servicer has been servicing residential mortgage loans; a general discussion of the Servicer's experience in servicing assets of any type as well as a more detailed discussion of the Servicer's experience in, and procedures for, the servicing function it will perform under this Agreement and any Reconstitution Agreements; information regarding the size, composition and growth of the Servicer's portfolio of residential mortgage loans of a type similar to the Mortgage Loans and information on factors related to the Servicer that may be material, in the good faith judgment of the Owner or any Depositor, to any analysis of the servicing of the Mortgage Loans or the related asset-backed securities, as applicable, including, without limitation:

                (i) whether any prior securitizations of mortgage loans of a type similar to the Mortgage Loans involving the Servicer have defaulted or experienced an early amortization or other performance triggering event because of servicing during the three-year period immediately preceding the related Securitization Transaction;

                (ii) the extent of outsourcing the Servicer utilizes;

                (iii) whether there has been previous disclosure of material noncompliance with the applicable servicing criteria with respect to other securitizations of residential mortgage loans involving the Servicer as a servicer during the three-year period immediately preceding the related Securitization Transaction;

                (iv) whether the Servicer has been terminated as servicer in a residential mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger; and

                (v) such other information as the Owner or any Depositor may reasonably request for the purpose of compliance with Item 1 108(b)(2) of Regulation AB;

         (3) a description of any material changes during the three-year period immediately preceding the related Securitization Transaction to the Servicer's policies or procedures with respect to the servicing function it will perform under this Agreement and any Reconstitution Agreements for mortgage loans of a type similar to the Mortgage Loans;

         (4) information regarding the Servicer's financial condition, to the extent that there is a material risk that an adverse financial event or circumstance involving the Servicer could have a material adverse effect on the performance by the Servicer of its servicing obligations under this Agreement or any Reconstitution Agreement;

         (5) information regarding advances made by the Servicer on the Mortgage Loans and the Servicer's overall servicing portfolio of residential mortgage loans for the three-year period immediately preceding the related Securitization Transaction, which may be limited to a statement by an authorized officer of the Servicer to the effect that the Servicer has made all advances required to be made on residential mortgage loans serviced by it during such period, or, if such statement would not be accurate, information regarding the percentage and type of advances not made as required, and the reasons for such failure to advance;

         (6) a description of the Servicer's processes and procedures designed to address any special or unique factors involved in servicing loans of a similar type as the Mortgage Loans;

         (7) a description of the Servicer's processes for handling delinquencies, losses, bankruptcies and recoveries, such as through liquidation of mortgaged properties, sale of defaulted mortgage loans or workouts; and

         (8) information as to how the Servicer defines or determines delinquencies and charge-offs, including the effect of any grace period, re-aging, restructuring, partial payments considered current or other practices with respect to delinquency and loss experience.

      (b) If so requested by the Owner or any Depositor for the purpose of satisfying its reporting obligation under the Exchange Act with respect to any class of asset-backed securities, the Servicer shall (or shall cause each Subservicer to) (i) notify the Servicer, any Master Servicer and any Depositor in writing of (A) any material litigation or governmental proceedings involving the Company or any Subservicer, (B) any affiliations or relationships that develop following the closing date of a Securitization Transaction between the Owner or any Subservicer and any of the parties specified in clause (D) of paragraph (a) of this Section (and any other parties identified in writing by the requesting party) with respect to such Securitization Transaction, (C) any Event of Default under the terms of this Agreement or any Reconstitution Agreement, (D) any merger, consolidation or sale of substantially all of the assets of the Owner, and (E) the Owner's entry into an agreement with a Subservicer to perform or assist in the performance of any of the Owner's obligations under this Agreement or any Reconstitution Agreement and (ii) provide to the Servicer and any Depositor a description of such proceedings, affiliations or relationships.

         As a condition to the succession to the Owner or any Subservicer as servicer or subservicer under this Agreement or any Reconstitution Agreement by any Person (i) into which the Owner or such Subservicer may be merged or consolidated, or (ii) which may be appointed as a successor to the Owner or any Subservicer, the Owner shall provide to the Servicer, any Master Servicer, and any Depositor, at least 15 calendar days prior to the effective date of such succession or appointment, (x) written notice to the Servicer and any Depositor of such succession or appointment and (y) in writing and in form and substance reasonably satisfactory to the Servicer and such Depositor, all information reasonably requested by the Servicer or any Depositor in order to comply with its reporting obligation under Item 6.02 of Form 8-K with respect to any class of asset-backed securities;

         In addition to such information as the Owner, as servicer, is obligated to provide pursuant to other provisions of this Agreement, not later than ten days prior to the deadline for the filing of any distribution report on Form 1 0-D in respect of any Securitization Transaction that includes any of the Mortgage Loans serviced by the Owner or any Subservicer, the Owner or such Subservicer, as applicable, shall, to the extent the Owner or such Subservicer has knowledge, provide to the party responsible for filing such report (including, if applicable, the Master Servicer) notice of the occurrence of any of the following events along with all information, data, and materials related thereto as may be required to be included in the related distribution report on Form 10-D (as specified in the provisions of Regulation AB referenced below):

              (A) any material modifications, extensions or waivers of pool asset terms, fees, penalties or payments during the distribution period or that have cumulatively become material over time (Item 1121 (a)( 11) of Regulation AB);

              (B) material breaches of pool asset representations or warranties or transaction covenants (Item 1 121(a)(12) of Regulation AB); and

              (C) information regarding new asset-backed securities issuances backed by the same pool assets, any pool asset changes (such as, additions, substitutions or repurchases), and any material changes in origination, underwriting or other criteria for acquisition or selection of pool assets (Item 1121 (a)( 14) of Regulation AB); and

     The Owner shall provide to the Servicer, any Master Servicer and any Depositor, evidence of the authorization of the person signing any certification or statement, copies or other evidence of Fidelity Bond Insurance and Errors and Omission Insurance policy, financial information and reports, and such other information related to the Owner or any Subservicer or the Owner or such Subservicer's performance hereunder.

         Notwithstanding the foregoing, the Servicer shall be under no obligation to provide information that the Owner deems required under Regulation AB if (i) the Servicer does not reasonably believe that such information is required under Regulation AB and (ii) the Servicer is not providing such information for (A) its own securitizations, or (B) any third party securitizations with mortgage loans serviced by the Servicer, unless the Owner pays all reasonable actual costs incurred by the Servicer in connection with the preparation and delivery of such information and the Servicer is given reasonable time to establish the necessary systems and procedures to produce such information; provided, however, that the costs incurred by the Servicer in connection with establishing the necessary systems and procedures will be split pro rata with any other purchaser that makes a request for similar information..

         All Mortgage Loans not sold or transferred pursuant to a Reconstitution shall remain subject to, and serviced in accordance with the terms of, this Agreement and the related Term Sheet, and with respect thereto this Agreement and the related Term Sheet shall remain in full force and effect.

         17. Article XI of the Agreement is hereby amended effective as of the date hereof by adding the following new Section 11.16:

         Section 11.16. Use of Subservicers and Subcontractors.

         (a) The Servicer shall not hire or otherwise utilize the services of any Subservicer to fulfill any of the obligations of the Servicer as servicer under this Agreement or any Reconstitution Agreement unless the Servicer complies with the provisions of paragraph (b) of this Section. The Servicer shall not hire or otherwise utilize the services of any Subcontractor, and shall not permit any Subservicer to hire or otherwise utilize the services of any Subcontractor, to fulfill any of the obligations of the Servicer as servicer under this Agreement or any Reconstitution Agreement unless the Servicer complies with the provisions of paragraph (d) of this Section.

         (b) It shall not be necessary for the Servicer to seek the consent of the Owner to the utilization of any subservicer. The Servicer shall cause any Subservicer used by the Servicer (or by any Subservicer) for the benefit of the Owner and any Depositor to comply with the provisions of this Section and with Sections 3.01(m), 4.14, 6.04, 6.09 and 10.02 of this Agreement to the same extent as if such Subservicer were the Servicer, and to provide the information required with respect to such Subservicer under Section 3.02(b) of this Agreement. The Servicer shall be responsible for obtaining from each Subservicer and delivering to the Owner, any Master Servicer and any Depositor any Annual Statement of Compliance required to be delivered by such Subservicer under
Section 6.04(a), any Assessment of Compliance and Attestation Report required to be delivered by such Subservicer under Section 6.09 and any Annual Certification required under Section 6.04(b) as and when required to be delivered.

         (c) The Servicer shall promptly upon request provide to the Owner, any Master Servicer and any Depositor (or any designee of the Depositor, such as an administrator) a written description (in form and substance satisfactory to the Owner, any Master Servicer and such Depositor) of the role and function of each Subcontractor utilized by the Servicer or any Subservicer, specifying (i) the identity of each such Subcontractor, (ii) which (if any) of such Subcontractors are "participating in the servicing function" within the meaning of Item 1122 of Regulation AB, and (iii) which elements of the Servicing Criteria will be addressed in assessments of compliance provided by each Subcontractor identified pursuant to clause (ii) of this paragraph.

         (d) As a condition to the utilization of any Subcontractor determined to be "participating in the servicing function" within the meaning of Item 1122 of Regulation AB, the Servicer shall cause any such Subcontractor used by the Servicer (or by any Subservicer) for the benefit of the Owner and any Depositor to comply with the provisions of Sections 6.09 and 10.02 of this Agreement to the same extent as if such Subcontractor were the Servicer. The Servicer shall be responsible for obtaining from each Subcontractor and delivering to the Owner and any Depositor any Assessment of Compliance and Attestation Report and the other certificates required to be delivered by such Subservicer and such Subcontractor under Section 6.09, in each case as and when required to be delivered.

         18. Article XI of the Agreement is hereby amended effective as of the date hereof by adding the following new Section 11.17:

         For purposes of this Agreement, and with respect to any Mortgage Loan in a Pass-Through Transfer, the related Master Servicer shall be considered a third party beneficiary to this Agreement, entitled to all the rights and benefits hereof as if it were a direct party to this Agreement, with respect to such Mortgage Loans.

         19. The Agreement is hereby amended effective as of the date hereof by deleting Exhibit E in its entirety and replacing it with the following:

                                                              EXHIBIT E

                                                     REPORTING DATA FOR MONTHLY

                                           REPORT STANDARD FILE LAYOUT - MASTER SERVICING
--------------------------------------------------------------------------------------------------------------------------------
         COLUMN NAME                            DESCRIPTION                      DECIMAL           FORMAT COMMENT            MAX
                                                                                                                            SIZE
--------------------------------------------------------------------------------------------------------------------------------
  SER_INVESTOR_NBR            A value assigned by the Servicer to define a                  Text up to 10 digits             20
                              group of loans.
--------------------------------------------------------------------------------------------------------------------------------
  LOAN_NBR                    A unique identifier assigned to each loan by                  Text up to 10 digits             10
                              the investor.
--------------------------------------------------------------------------------------------------------------------------------
  SERVICER_LOAN_NBR           A unique number assigned to a loan by the                     Text up to 10 digits             10
                              Servicer. This may be different than the LOAN_N
                              BR.
--------------------------------------------------------------------------------------------------------------------------------
  BORROWER_NAME               The borrower name as received in the file. It                 Maximum length of 30 (Last,      30
                              is not separated by first and last name.                      First)
--------------------------------------------------------------------------------------------------------------------------------

                                       19

  SCHED_PAY_AMT               Scheduled monthly principal and scheduled             2       No commas(,) or dollar signs     11
                              interest payment that a borrower is expected                  ($)
                              to pay, P&I constant.
--------------------------------------------------------------------------------------------------------------------------------
  NOTE_I NT_RATE              The loan interest rate as reported by the             4       Max length of 6                   6
                              Servicer.
--------------------------------------------------------------------------------------------------------------------------------
  NET_INT_RATE                The loan gross interest rate less the service         4       Max length of 6                   6
                              fee rate as reported by the Servicer.
--------------------------------------------------------------------------------------------------------------------------------
  SERV_FEE_RATE               The servicer's fee rate for a loan as reported        4       Max length of 6                   6
                              by the Servicer.
--------------------------------------------------------------------------------------------------------------------------------
  SERV_FEE_AMT                The servicer's fee amount for a loan as               2       No commas(,) or dollar signs     11
                              reported by the Servicer.                                     ($)
--------------------------------------------------------------------------------------------------------------------------------
  NEW_PAY_AMT                 The new loan payment amount as reported by the        2       No commas(,) or dollar signs     11
                              Servicer.                                                     ($)
--------------------------------------------------------------------------------------------------------------------------------
  NEW_LOAN_RATE               The new loan rate as reported by the Servicer.        4       Max length of 6                   6
--------------------------------------------------------------------------------------------------------------------------------
  ARM_INDEX_RATE              The index the Servicer is using to calculate a        4       Max length of 6                   6
                              forecasted rate.
--------------------------------------------------------------------------------------------------------------------------------
  ACTL_BEG_PRIN_BAL           The borrower's actual principal balance at the        2       No commas(,) or dollar signs     11
                              beginning of the processing cycle.                            ($)
--------------------------------------------------------------------------------------------------------------------------------
  ACTL_END_PRIN_BAL           The borrower's actual principal balance at the        2       No commas(,) or dollar signs     11
                              end of the processing cycle.                                  ($)
--------------------------------------------------------------------------------------------------------------------------------
  BORR_NEXT_PAY_DUE_D         The date at the end of processing cycle that                  MM/DD/YYYY                       10
  ATE                         the borrower's next payment is due to the
                              Servicer, as reported by Servicer.
--------------------------------------------------------------------------------------------------------------------------------
  SERV_CURT_AMT_1             The first curtailment amount to be applied.           2       No commas(,) or dollar signs     11
                                                                                            ($)
--------------------------------------------------------------------------------------------------------------------------------
  SERV_CURT_DATE_1            The curtailment date associated with the first                MM/DD/YYYY                       10
                              curtailment amount.
--------------------------------------------------------------------------------------------------------------------------------
  CURT_ADJ_ AMT_1             The curtailment interest on the first                 2       No commas(,) or dollar signs     11
                              curtailment amount, if applicable.                            ($)
--------------------------------------------------------------------------------------------------------------------------------
  SERV_CURT_AMT_2             The second curtailment amount to be applied.          2       No commas(,) or dollar signs     11
                                                                                            ($)
--------------------------------------------------------------------------------------------------------------------------------
  SERV_CURT_DATE_2            The curtailment date associated with the second               MM/DD/YYYY                       10
                              curtailment amount.
--------------------------------------------------------------------------------------------------------------------------------
  CURT_ADJ_ AMT_2             The curtailment interest on the second                2       No commas(,) or dollar signs     11
                              curtailment amount, if applicable.                            ($)
--------------------------------------------------------------------------------------------------------------------------------
  SERV_CURT_AMT_3             The third curtailment amount to be applied.           2       No commas(,) or dollar signs     11
                                                                                            ($)
--------------------------------------------------------------------------------------------------------------------------------
  SERV_CURT_DATE_3            The curtailment date associated with the third                MM/DD/YYYY                       10
                              curtailment amount.
--------------------------------------------------------------------------------------------------------------------------------
  CURT_ADJ_AMT_3              The curtailment interest on the third                 2       No commas(,) or dollar signs     11
                              curtailment amount, if applicable.                            ($)
--------------------------------------------------------------------------------------------------------------------------------
  PIF_AMT                     The loan "paid in full" amount as reported by         2       No commas(,) or dollar signs     11
                              the Servicer.                                                 ($)
--------------------------------------------------------------------------------------------------------------------------------
  PIF_DATE                    The paid in full date as reported by the                      MM/DD/YYYY                       10
                              Servicer.
--------------------------------------------------------------------------------------------------------------------------------
  ACTION_CODE                 The standard FNMA numeric code used to indicate               Action Code Key:                  2
                              the default/delinquent status of a particular                 1 5=Bankruptcy,
                              loan.                                                         30=Foreclosure, , 60=PIF,
                                                                                            63=Substitution,
                                                                                            65=Repurchase,70=REO
--------------------------------------------------------------------------------------------------------------------------------
  INT_ADJ_AMT                 The amount of the interest adjustment as              2       No commas(,) or dollar signs     11
                              reported by the Servicer.                                     ($)
--------------------------------------------------------------------------------------------------------------------------------
  SOLDIER_SAILOR_ADJ_AMT      The Soldier and Sailor Adjustment amount, if          2       No commas(,) or dollar signs     11
                              applicable.                                                   ($)
--------------------------------------------------------------------------------------------------------------------------------
  NON_ADV_LOAN_AMT            The Non Recoverable Loan Amount, if applicable.       2       No commas(,) or dollar signs     11
                                                                                            ($)
--------------------------------------------------------------------------------------------------------------------------------
  LOAN_LOSS_AMT               The amount the Servicer is passing as a loss,         2       No commas(,) or dollar signs     11
                              if applicable.                                                ($)
--------------------------------------------------------------------------------------------------------------------------------

                                       20

--------------------------------------------------------------------------------------------------------------------------------
  SCHED_BEG_PRIN_BAL          The scheduled outstanding principal amount due        2       No commas(,) or dollar signs     11
                              at the beginning of the cycle date to be                      ($)
                              passed through to investors.
--------------------------------------------------------------------------------------------------------------------------------
  SCHED_END_PRIN_BAL          The scheduled principal balance due to                2       No commas(,) or dollar signs     11
                              investors at the end of a processing cycle.                   ($)
--------------------------------------------------------------------------------------------------------------------------------
  SCHED_PRIN_AMT              The scheduled principal amount as reported by         2       No commas(,) or dollar signs     11
                              the Servicer for the current cycle -- only                    ($)
                              applicable for Scheduled/Scheduled Loans.
--------------------------------------------------------------------------------------------------------------------------------
  SCHED_NET_INT               The scheduled gross interest amount less the          2       No commas(,) or dollar signs     11
                              service fee amount for the current cycle as                   ($)
                              reported by the Servicer -- only applicable for
                              Scheduled/Scheduled Loans.
--------------------------------------------------------------------------------------------------------------------------------
  ACTL_PRIN_AMT               The actual principal amount collected by the          2       No commas(,) or dollar signs     11
                              Servicer for the current reporting cycle --                   ($)
                              only applicable for Actual/Actual Loans.
--------------------------------------------------------------------------------------------------------------------------------
  ACTL_NET_INT                The actual gross interest amount less the             2       No commas(,) or dollar signs     11
                              service fee amount for the current reporting                  ($)
                              cycle as reported by the Servicer -- only
                              applicable for Actual/Actual Loans.
--------------------------------------------------------------------------------------------------------------------------------
  PREPAY_PENALTY_ AMT         The penalty amount received when a borrower           2       No commas(,) or dollar signs     11
                              prepays on his loan as reported by the Servicer.              ($)
--------------------------------------------------------------------------------------------------------------------------------
  PREPAY_PENALTY_             The prepayment penalty amount for the loan            2       No commas(,) or dollar signs     11
  WAIVED                      waived by the servicer.                                       ($)
--------------------------------------------------------------------------------------------------------------------------------
  MOD_DATE                    The Effective Payment Date of the Modification                MM/DD/YYYY                       10
                              for the loan.
--------------------------------------------------------------------------------------------------------------------------------
  MOD_TYPE                    The Modification Type.                                        Varchar - value can be alpha     30
                                                                                            or numeric
--------------------------------------------------------------------------------------------------------------------------------

  DELINQ_P&I_ADVANCE_A        The current outstanding principal and interest        2       No commas(,) or dollar signs     11
  MT                          advances made by Servicer.                                    ($)
--------------------------------------------------------------------------------------------------------------------------------


         20. The Agreement is hereby amended effective as of the date hereof by adding the following new Exhibit F:

                                    EXHIBIT F

                         FORM OF SERVICER CERTIFICATION

Re: The [ ] agreement dated as of [ l, 200[ ] (the "Agreement"), among [IDENTIFY PARTIES]

               I,___________________________________________,
       the_____________________________________________ of [NAME OF SERVICER]
       (the "Company"), certify to [the Purchaser], [the Depositor], and the [Master Servicer] [Securities Administrator] [Trustee], and their officers, with the knowledge and intent that they will rely upon this certification, that:

                        I have reviewed the servicer compliance statement of the
               Company provided in accordance with Item 1123 of Regulation AB (the "Compliance Statement"), the report on assessment of the Company's compliance with the servicing criteria set forth in
               Item 1122(d) of Regulation AB (the "Servicing Criteria"), provided in accordance with Rules 13a-18 and 15d-18 under Securities Exchange Act of 1934, as amended (the "Exchange

         Act") and Item 1122 of Regulation AB (the "Servicing Assessment"), the registered public accounting firm's attestation report provided in accordance with Rules 13a-18 and 1 5d- 18 under the Exchange Act and
         Section 1122(b) of Regulation AB (the "Attestation Report"), and all servicing reports, officer's certificates and other information relating to the servicing of the Mortgage Loans by the Company during 200[ ] that were delivered by the Company to the [Depositor] [Master Servicer] [Securities Administrator] [Trustee] pursuant to the Agreement (collectively, the "Company Servicing Information");

                  Based on my knowledge, the Company Servicing Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Company Servicing Information;

                  Based on my knowledge, all of the Company Servicing Information required to be provided by the Company under the Agreement has been provided to the [Depositor] [Master Servicer] [Securities Administrator] [Trustee];

                  I am responsible for reviewing the activities performed by the Company as servicer under the Agreement, and based on my knowledge and the compliance review conducted in preparing the Compliance Statement and except as disclosed in the Compliance Statement, the Servicing Assessment or the Attestation Report, the Company has fulfilled its obligations under the Agreement in all material respects; and

The Compliance Statement required to be delivered by the Company pursuant to this Agreement, and the Servicing Assessment and Attestation Report required to be provided by the Company and by any Subservicer and Subcontractor pursuant to the Agreement, have been provided to the [Depositor] [Master Servicer]. Any material instances of noncompliance described in such reports have been disclosed to the [Depositor] [Master Servicer]. Any material instance of noncompliance with the Servicing Criteria has been disclosed in such reports.

         21. The Agreement is hereby amended effective as of the date hereof by adding the following new Exhibit G:

                                    EXHIBIT G

         SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

         The assessment of compliance to be delivered by [the Servicer] [Name of Subservicer] shall address, at a minimum, the criteria identified as below as "Applicable Servicing Criteria":

------------------------------------------------------------------------------------------------------------------
                                                                                                  APPLICABLE
                                  SERVICING CRITERIA                                         SERVICING CRITERIA
------------------------------------------------------------------------------------------------------------------
       REFERENCE                        CRITERIA
------------------------------------------------------------------------------------------------------------------
                              GENERAL SERVICING CONSIDERATIONS
------------------------------------------------------------------------------------------------------------------
 11 22(d)(1 )(i)    Policies and procedures are instituted to
                    monitor any performance or other triggers and events of
                    default in accordance with the transaction agreements.
--------------------                                                                     -------------------------
 11 22(d)(1 )(ii)   If any material servicing activities are
                    outsourced to third parties, policies and procedures are
                    instituted to monitor the third party's performance and
                    compliance with such servicing activities.
--------------------                                                                     -------------------------
 11 22(d)(1 )(iii)  Any requirements in the transaction
                    agreements to maintain a back-up servicer for the mortgage loans are maintained.
--------------------                                                                     -------------------------
 11 22(d)(1 )(iv)   A fidelity bond and errors and omissions
                    policy is in effect on the party participating in the
                    servicing function throughout the reporting period in the
                    amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.
--------------------                                                                     -------------------------
                             CASH COLLECTION AND ADMINISTRATION
--------------------                                                                     -------------------------
 11 22(d)(2)(i)     Payments on mortgage loans are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.
--------------------                                                                     -------------------------
 11 22(d)(2)(ii)    Disbursements made via wire transfer on behalf
                    of an obligor or to an investor are made only by authorized personnel.
--------------------                                                                     -------------------------
 11 22(d)(2)(iii)   Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.
--------------------                                                                     -------------------------
 11 22(d)(2)(iv)    The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.
--------------------                                                                     -------------------------
 11 22(d)(2)(v)     Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements.
                    For purposes of this criterion, "federally insured depository institution" with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule
                    13k-1(b)(1) of the Securities Exchange Act.
--------------------                                                                     -------------------------
 11 22(d)(2)(vi)    Unissued checks are safeguarded so as to prevent unauthorized access.
--------------------                                                                     -------------------------
 11 22(d)(2)(vii)   Reconciliations are prepared on a monthly basis for all
                    asset-backed securities related bank accounts, including
                    custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B)
                    prepared within 30 calendar days after the bank statement
                    cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and
                    (D) contain explanations for reconciling items. These
                    reconciling items are resolved within 90 calendar days of
                    their original identification, or such other number of days specified in the transaction agreements.
--------------------                                                                     -------------------------
                                  INVESTOR REMITTANCES AND REPORTING
--------------------                                                                     -------------------------
 1122(d)(3)(i)      Reports to investors, including those to be filed with the
                    Commission, are maintained in accordance with the
                    transaction agreements and applicable Commission
                    requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction
                    agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors' or the trustee's records as to the total unpaid principal
                    balance and number of mortgage loans serviced by the
                    Servicer.
--------------------                                                                     -------------------------
 1122(d)(3)(ii)     Amounts due to investors are allocated and remitted in
                    accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.
--------------------                                                                     -------------------------
 1122(d)(3)(iii)    Disbursements made to an investor are posted within two
                    business days to the Servicer's investor records, or such
                    other number of days specified in the transaction
                    agreements.
--------------------                                                                     -------------------------

                                       23

------------------------------------------------------------------------------------------------------------------
                                                                                                  APPLICABLE
                                  SERVICING CRITERIA                                         SERVICING CRITERIA
------------------------------------------------------------------------------------------------------------------
       REFERENCE                        CRITERIA
------------------------------------------------------------------------------------------------------------------
                              GENERAL SERVICING CONSIDERATIONS
------------------------------------------------------------------------------------------------------------------
                    Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or
                    custodial bank
 11 22(d)(3)(iv)    statements.
--------------------                                                                     -------------------------
                                         POOL ASSET ADMINISTRATION
--------------------                                                                     -------------------------
 11 22(d)(4)(i)     Collateral or security on mortgage loans is maintained as required by the transaction agreements or related mortgage loan documents.
--------------------                                                                     -------------------------
 1122(d)(4)(ii)     Mortgage loan and related documents are safeguarded as
                    required by the transaction agreements
--------------------                                                                     -------------------------
 1122(d)(4)(iii)    Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any
                    conditions or requirements in the transaction agreements.
--------------------                                                                     -------------------------
 1122(d)(4)(iv)     Payments on mortgage loans, including any payoffs, made in accordance with the related mortgage loan documents are
                    posted to the Servicer's obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and
                    allocated to principal, interest or other items (e.g.,
                    escrow) in accordance with the related mortgage loan
                    documents.
--------------------                                                                     -------------------------
 1122(d)(4)(v)      The Servicer's records regarding the mortgage loans agree
                    with the Servicer's records with respect to an obligor's
                    unpaid principal balance.
--------------------                                                                     -------------------------
 1122(d)(4)(vi)     Changes with respect to the terms or status of an obligor's mortgage loans (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in
                    accordance with the transaction agreements and related pool asset documents.
--------------------                                                                     -------------------------
 1122(d)(4)(vii)    Loss mitigation or recovery actions (e.g., forbearance
                    plans, modifications and deeds in lieu of foreclosure,
                    foreclosures and repossessions, as applicable) are
                    initiated, conducted and concluded in accordance with the
                    timeframes or other requirements established by the
                    transaction agreements.
--------------------                                                                     -------------------------
 1122(d)(4)(viii)   Records documenting collection efforts are maintained during the period a mortgage loan is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity's activities in monitoring delinquent mortgage loans including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).
--------------------                                                                     -------------------------
 1122(d)(4)(ix)     Adjustments to interest rates or rates of return for
                    mortgage loans with variable rates are computed based on the related mortgage loan documents.
--------------------                                                                     -------------------------
 1122(d)(4)(x)      Regarding any funds held in trust for an obligor (such as
                    escrow accounts): (A) such funds are analyzed, in accordance with the obligor's mortgage loan documents, on at least an annual basis, or such other period specified in the
                    transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable
                    mortgage loan documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related mortgage loans, or such other
                    number of days specified in the transaction agreements.
--------------------                                                                     -------------------------
 1122(d)(4)(xi)     Payments made on behalf of an obligor (such as tax or
                    insurance payments) are made on or before the related
                    penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such
                    support has been received by the servicer at least 30
                    calendar days prior to these dates, or such other number of days specified in the transaction agreements.
--------------------                                                                     -------------------------
 1122(d)(4)(xii)    Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer's funds and not charged to the obligor, unless the late
                    payment was due to the obligor's error or omission.
--------------------                                                                     -------------------------
 1122(d)(4)(xiii)   Disbursements made on behalf of an obligor are posted within two business days to the obligor's records maintained by the servicer, or such other number of days specified in the
                    transaction agreements.
--------------------                                                                     -------------------------

                                       24

------------------------------------------------------------------------------------------------------------------
                                                                                                  APPLICABLE
                                  SERVICING CRITERIA                                         SERVICING CRITERIA
------------------------------------------------------------------------------------------------------------------
       REFERENCE                        CRITERIA
------------------------------------------------------------------------------------------------------------------
                              GENERAL SERVICING CONSIDERATIONS
------------------------------------------------------------------------------------------------------------------
 11 22(d)(4)(xiv)  Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements. Any external enhancement or other
                   support, identified in Item 11 14(a)(1) through (3) or Item
                   1115 of Regulation AB, is maintained as set forth in the
 11 22(d)(4)(xv)   transaction agreements.
------------------------------------------------------------------------------------------------------------------

                                     [NAME OF COMPANY] [NAME OF
                                     SUBSERVICER]


                                     Date:
                                          ------------------------------------


                                     By:
                                        -------------------------------------
                                     Name:
                                     Title:

         22. The Agreement is hereby amended effective as of the date hereof by adding the following new Exhibit H:

                                                        EXHIBIT H

                                           REPORTING DATA FOR DEFAULTED LOANS


                                      STANDARD FILE LAYOUT - DELINQUENCY REPORTING

----------------------------------------------------------------------------------------------------------------------
          COLUMN/HEADER NAME                              DESCRIPTION                          DECIMAL        FORMAT
                                                                                                              COMMENT
----------------------------------------------------------------------------------------------------------------------
 SERVICER_LOAN_NBR                   A unique number assigned to a loan by the Servicer.
                                     This may be different than the LOAN_NBR
----------------------------------------------------------------------------------------------------------------------
 LOAN_NBR                            A unique identifier assigned to each loan
                                     by the originator.
----------------------------------------------------------------------------------------------------------------------
 CLIENT_NBR                          Servicer Client Number
----------------------------------------------------------------------------------------------------------------------
 SERV_INVESTOR_NBR                   Contains a unique number as assigned by an
                                     external servicer to identify a group of
                                     loans in their system.
----------------------------------------------------------------------------------------------------------------------
 BORROWER_FIRST_NAME                 First Name of the Borrower.
----------------------------------------------------------------------------------------------------------------------
 BORROWER_LAST_NAME                  Last name of the borrower.
----------------------------------------------------------------------------------------------------------------------
 PROP_ADDRESS                        Street Name and Number of Property
----------------------------------------------------------------------------------------------------------------------
 PROP_STATE                          The state where the property located.
----------------------------------------------------------------------------------------------------------------------
 PROP_ZIP                            Zip code where the property is located.
----------------------------------------------------------------------------------------------------------------------
 BORR_NEXT_PAY_DUE_DATE              The date that the borrower's next payment
                                     is due to MM/DD/YYYY the servicer at the
                                     end of processing cycle, as reported by
                                     Servicer.
----------------------------------------------------------------------------------------------------------------------
 LOAN_TYPE                           Loan Type (i.e. FHA, VA, Conv)
----------------------------------------------------------------------------------------------------------------------

                                       25


----------------------------------------------------------------------------------------------------------------------
 BANKRUPTCY_FILED_DATE               The date a particular bankruptcy claim was filed.                    MM/DD/YYYY
----------------------------------------------------------------------------------------------------------------------
 BANKRUPTCY_CHAPTER_CODE             The chapter under which the bankruptcy was filed.
----------------------------------------------------------------------------------------------------------------------
 BANKRUPTCY_CASE_NBR                 The case number assigned by the court to the
                                     bankruptcy filing.
----------------------------------------------------------------------------------------------------------------------
 POST_PETITION_DUE_DATE              The payment due date once the bankruptcy has been                    MM/DD/YYYY
                                     approved by the courts
----------------------------------------------------------------------------------------------------------------------
 BANKRUPTCY_DCHRG_DISM_DATE          The Date The Loan Is Removed From Bankruptcy. Either                 MM/DD/YYYY
                                     by Dismissal, Discharged and/or a Motion For Relief
                                     Was Granted.
----------------------------------------------------------------------------------------------------------------------
 LOSS_MIT_APPR_DATE                  The Date The Loss Mitigation Was Approved By The                     MM/DD/YYYY
                                     Servicer
----------------------------------------------------------------------------------------------------------------------
 LOSS_MIT_TYPE                       The Type Of Loss Mitigation Approved For A Loan Such
                                     As;
----------------------------------------------------------------------------------------------------------------------
 LOSS_MIT_EST_COMP_DATE              The Date The Loss Mitigation /Plan Is Scheduled To                   MM/DD/YYYY
                                     End/Close
----------------------------------------------------------------------------------------------------------------------
 LOSS_MIT_ACT_COMP_DATE              The Date The Loss Mitigation Is Actually Completed                   MM/DD/YYYY
----------------------------------------------------------------------------------------------------------------------
 FRCLSR_APPROVED_DATE                The date DA Admin sends a letter to the servicer with                MM/DD/YYYY
                                     instructions to begin foreclosure proceedings.
----------------------------------------------------------------------------------------------------------------------
 ATTORNEY_REFERRAL_DATE              Date File Was Referred To Attorney to Pursue                         MM/DD/YYYY
                                     Foreclosure
----------------------------------------------------------------------------------------------------------------------
 FIRST_LEGAL_DATE                    Notice of 1st legal filed by an Attorney in a                        MM/DD/YYYY
                                     Foreclosure Action
----------------------------------------------------------------------------------------------------------------------
 FRCLSR_SALE_EXPECTED_DATE           The date by which a foreclosure sale is expected to                  MM/DD/YYYY
                                     occur.
----------------------------------------------------------------------------------------------------------------------
 FRCLSR_SALE_DATE                    The actual date of the foreclosure sale.                             MM/DD/YYYY
----------------------------------------------------------------------------------------------------------------------
 FRCLSR_SALE_AMT                     The amount a property sold for at the foreclosure            2       No commas(,)
                                     sale.                                                                or dollar
                                                                                                          signs ($)
----------------------------------------------------------------------------------------------------------------------
 EVICTION_START_DATE                 The date the servicer initiates eviction of the                      MM/DD/YYYY
                                     borrower.
----------------------------------------------------------------------------------------------------------------------
 EVICTION_COMPLETED_DATE             The date the court revokes legal possession
                                     of the MM/DD/YYYY property from the
                                     borrower.
----------------------------------------------------------------------------------------------------------------------
 LIST_PRICE                          The price at which an REO property is marketed.              2       No commas(,)
                                                                                                          or dollar
                                                                                                          signs ($)
----------------------------------------------------------------------------------------------------------------------
 LIST_DATE                           The date an REO property is listed at a particular                   MM/DD/YYYY
                                     price.
----------------------------------------------------------------------------------------------------------------------
 OFFER_AMT                           The dollar value of an offer for an REO property.            2       No commas(,)
                                                                                                          or dollar
                                                                                                          signs ($)
----------------------------------------------------------------------------------------------------------------------
 OFFER_DATE_TIME                     The date an offer is received by DA Admin or by the                  MM/DD/YYYY
                                     Servicer.
----------------------------------------------------------------------------------------------------------------------
 REO_CLOSING_DATE                    The date the REO sale of the property is scheduled to                MM/DD/YYYY
                                     close.
----------------------------------------------------------------------------------------------------------------------
 REO_ACTUAL_CLOSING_DATE             Actual Date Of REO Sale                                              MM/DD/YYYY
----------------------------------------------------------------------------------------------------------------------
 OCCUPANT_CODE                       Classification of how the property is occupied.
----------------------------------------------------------------------------------------------------------------------
 PROP_CONDITION_CODE                 A code that indicates the condition of the property.
----------------------------------------------------------------------------------------------------------------------
 PROP_INSPECTION_DATE                The date a property inspection is performed.                         MM/DD/YYYY
----------------------------------------------------------------------------------------------------------------------
 APP RAISAL_DATE                     The date the appraisal was done.                                     MM/DD/YYYY
----------------------------------------------------------------------------------------------------------------------
 CURR_PROP_VAL                       The current "as is" value of the property based on           2
                                     brokers price opinion or appraisal.
----------------------------------------------------------------------------------------------------------------------
 REPAIRED_PROP_VAL                   The amount the property would be worth if repairs are        2
                                     completed pursuant to a broker's price opinion or
                                     appraisal.
----------------------------------------------------------------------------------------------------------------------
 IF APPLICABLE:
----------------------------------------------------------------------------------------------------------------------
 DELINQ_STATUS_CODE                  FNMA Code Describing Status of Loan
----------------------------------------------------------------------------------------------------------------------
 DELINQ_REASON_CODE                  The circumstances which caused a borrower to stop
                                     paying on a loan. Code indicates the reason why the
                                     loan is in default for this cycle.
----------------------------------------------------------------------------------------------------------------------

                                       26

----------------------------------------------------------------------------------------------------------------------
 MI_CLAIM_FILED_DATE                 Date Mortgage Insurance Claim Was Filed With Mortgage                MM/DD/YYYY
                                     Insurance Company.
----------------------------------------------------------------------------------------------------------------------
 MI_CLAIM_AMT                        Amount of Mortgage Insurance Claim Filed                             No commas(,)
                                                                                                          or dollar
                                                                                                          signs ($)
----------------------------------------------------------------------------------------------------------------------
 MI_CLAIM_PAID_DATE                  Date Mortgage Insurance Company Disbursed Claim                      MM/DD/YYYY
                                     Payment
----------------------------------------------------------------------------------------------------------------------
 MI_CLAIM_AMT_PAID                   Amount Mortgage Insurance Company Paid On Claim              2       No commas(,)
                                                                                                          or dollar
                                                                                                          signs ($)
----------------------------------------------------------------------------------------------------------------------
 POOL_CLAIM_FILED_DATE               Date Claim Was Filed With Pool Insurance Company                     MM/DD/YYYY
----------------------------------------------------------------------------------------------------------------------
 POOL_CLAIM_AMT                      Amount of Claim Filed With Pool Insurance Company            2       No commas(,)
                                                                                                          or dollar
                                                                                                          signs ($)
----------------------------------------------------------------------------------------------------------------------
 POOL_CLAIM_PAID_DATE                Date Claim Was Settled and The Check Was Issued By                   MM/DD/YYYY
                                     The Pool Insurer
----------------------------------------------------------------------------------------------------------------------
 POOL_CLAIM_AMT_PAID                 Amount Paid On Claim By Pool Insurance Company               2       No commas(,)
                                                                                                          or dollar
                                                                                                          signs ($)
----------------------------------------------------------------------------------------------------------------------
 FHA_PART_A_CLAIM_FILED_DATE         Date FHA Part A Claim Was Filed With HUD                             MM/DD/YYYY
----------------------------------------------------------------------------------------------------------------------
 FHA_PART_A_CLAIM_AMT                Amount of FHA Part A Claim Filed                             2       No commas(,)
                                                                                                          or dollar
                                                                                                          signs ($)
----------------------------------------------------------------------------------------------------------------------
 FHA_PART_A_CLAIM_PAID_DATE          Date HUD Disbursed Part A Claim Payment                              MM/DD/YYYY
----------------------------------------------------------------------------------------------------------------------
 FHA_PART_A_CLAIM_PAID_AMT           Amount HUD Paid on Part A Claim                              2       No commas(,)
                                                                                                          or dollar
                                                                                                          signs ($)
----------------------------------------------------------------------------------------------------------------------
 FHA_PART_B_CLAIM_FILED_DATE         Date FHA Part B Claim Was Filed With HUD                             MM/DD/YYYY
----------------------------------------------------------------------------------------------------------------------
 FHA_PART_B_CLAIM_AMT                Amount of FHA Part B Claim Filed                             2       No commas(,)
                                                                                                          or dollar
                                                                                                          signs ($)
----------------------------------------------------------------------------------------------------------------------
 FHA_PART_B_CLAIM_PAID_DATE          Date HUD Disbursed Part B Claim Payment                              MM/DD/YYYY
----------------------------------------------------------------------------------------------------------------------
 FHA_PART_B_CLAIM_PAID_AMT           Amount HUD Paid on Part B Claim                              2       No commas(,)
                                                                                                          or dollar
                                                                                                          signs ($)
----------------------------------------------------------------------------------------------------------------------
 VA_CLAIM_FILED_DATE                 Date VA Claim Was Filed With the Veterans Admin                      MM/DD/YYYY
----------------------------------------------------------------------------------------------------------------------
 VA_CLAIM_PAID_DATE                  Date Veterans Admin. Disbursed VA Claim Payment                      MM/DD/YYYY
----------------------------------------------------------------------------------------------------------------------
 VA_CLAIM_PAID_AMT                   Amount Veterans Admin. Paid on VA Claim                      2       No commas(,)
                                                                                                          or dollar
                                                                                                          signs ($)
----------------------------------------------------------------------------------------------------------------------



EXHIBIT 2: STANDARD FILE CODES - DELINQUENCY REPORTING

The LOSS MIT TYPE field should show the approved Loss Mitigation Code as follows:
        o ASUM- Approved Assumption
        o BAP- Borrower Assistance Program
        o CO-Charge Off
        o DIL- Deed-in-Lieu
        o FFA- Formal Forbearance Agreement
        o MOD- Loan Modification
        o PRE- Pre-Sale
        o SS- Short Sale
        o MISC- Anything else approved by the PMI or Pool Insurer

NOTE: Wells Fargo Bank will accept alternative Loss Mitigation Types to those above, provided that they are consistent with industry standards. If Loss Mitigation Types other than those above are used, the Servicer must supply Wells Fargo Bank with a description of each of the Loss Mitigation Types prior to sending the file.

The OCCUPANT CODE field should show the current status of the property code as follows:

       o Mortgagor
       o Tenant
       o Unknown
       o Vacant

The PROPERTY CONDITION field should show the last reported condition of the property as follows:
       o Damaged
       o Excellent
       o Fair
       o Gone
       o Good
       o Poor
       o Special Hazard
       o Unknown

             The FNMA DELINQUENT REASON CODE field should show the Reason for Delinquency as follows:

             -------------------------------------------------------------
             DELINQUENCY     DELINQUENCY DESCRIPTION
             CODE
             -------------------------------------------------------------
              001            FNMA-Death of principal mortgagor
             -------------------------------------------------------------
              002            FNMA-Illness of principal mortgagor
             -------------------------------------------------------------
              003            FNMA-Illness of mortgagor's family member
             -------------------------------------------------------------
              004            FNMA-Death of mortgagor's family member
             -------------------------------------------------------------
              005            FNMA-Marital difficulties
             -------------------------------------------------------------
              006            FNMA-Curtailment of income
             -------------------------------------------------------------
              007            FNMA-Excessive Obligation
             -------------------------------------------------------------
              008            FNMA-Abandonment of property
             -------------------------------------------------------------
              009            FN MA-Distant employee transfer
             -------------------------------------------------------------
              011            FNMA-Property problem
             -------------------------------------------------------------
              012            FNMA-Inability to sell property
             -------------------------------------------------------------
              013            FNMA-Inability to rent property
             -------------------------------------------------------------
              014            FNMA-Military Service
             -------------------------------------------------------------
              015            FNMA-Other
             -------------------------------------------------------------
              016            FNMA-Unemployment
             -------------------------------------------------------------
              017            FNMA-Business failure
             -------------------------------------------------------------
              019            FNMA-Casualty loss
             -------------------------------------------------------------
              022            FNMA-Energy environment costs
             -------------------------------------------------------------
              023            FNMA-Servicing problems
             -------------------------------------------------------------
              026            FNMA-Payment adjustment
             -------------------------------------------------------------
              027            FNMA-Payment dispute
             -------------------------------------------------------------
              029            FNMA-Transfer of ownership pending
             -------------------------------------------------------------
              030            FNMA-Fraud
             -------------------------------------------------------------
              031            FNMA-Unable to contact borrower
             -------------------------------------------------------------
              INC            FNMA-Incarceration
             -------------------------------------------------------------

The FNMA DELINQUENT STATUS CODE field should show the Status of Default as follows:

             -------------------------------------------------------------
                 STATUS CODE       STATUS DESCRIPTION

             -------------------------------------------------------------
                 09          Forbearance
             -------------------------------------------------------------
                 17          Pre-foreclosure Sale Closing Plan Accepted
             -------------------------------------------------------------
                 24          Government Seizure
             -------------------------------------------------------------
                 26          Refinance
             -------------------------------------------------------------
                 27          Assumption
             -------------------------------------------------------------
                 28          Modification
             -------------------------------------------------------------
                 29          Charge-Off
             -------------------------------------------------------------
                 30          Third Party Sale
             -------------------------------------------------------------
                 31          Probate
             -------------------------------------------------------------
                 32          Military Indulgence
             -------------------------------------------------------------
                 43          Foreclosure Started
             -------------------------------------------------------------
                 44          Deed-in-Lieu Started
             -------------------------------------------------------------
                 49          Assignment Completed
             -------------------------------------------------------------
                 61          Second Lien Considerations
             -------------------------------------------------------------
                 62          Veteran's Affairs-No Bid
             -------------------------------------------------------------
                 63          Veteran's Affairs-Refund
             -------------------------------------------------------------
                 64          Veteran's Affairs-Buydown
             -------------------------------------------------------------
                 65          Chapter 7 Bankruptcy
             -------------------------------------------------------------
                 66          Chapter 11 Bankruptcy
             -------------------------------------------------------------
                 67          Chapter 13 Bankruptcy
             -------------------------------------------------------------



         23. The Agreement is hereby amended effective as of the date hereof by adding the following new Exhibit I:

                                    EXHIBIT I
                  REPORTING DATA FOR REALIZED LOSSES AND GAINS

          CALCULATION OF REALIZED LOSS/GAIN FORM 332- INSTRUCTION SHEET

         NOTE: DO NOT NET OR COMBINE ITEMS. SHOW ALL EXPENSES INDIVIDUALLY AND ALL CREDITS AS SEPARATE LINE ITEMS. CLAIM PACKAGES ARE DUE ON THE REMITTANCE REPORT DATE. LATE SUBMISSIONS MAY RESULT IN CLAIMS NOT BEING PASSED UNTIL THE FOLLOWING MONTH. THE SERVICER IS RESPONSIBLE TO REMIT ALL FUNDS PENDING LOSS APPROVAL AND /OR RESOLUTION OF ANY DISPUTED ITEMS.

1.

2. The numbers on the 332 form correspond with the numbers listed below.

LIQUIDATION AND ACQUISITION EXPENSES:

1. The Actual Unpaid Principal Balance of the Mortgage Loan. For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

2. The Total Interest Due less the aggregate amount of servicing fee that would have been earned if all delinquent payments had been made as agreed. For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

3. Accrued Servicing Fees based upon the Scheduled Principal Balance of the Mortgage Loan as calculated on a monthly basis. For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

4-12.   Complete as applicable. Required documentation:

          * For taxes and insurance advances - see page 2 of 332 form - breakdown required showing period of coverage, base tax, interest, penalty. Advances prior to default require evidence of servicer efforts to recover advances.

          * For escrow advances - complete payment history (to calculate advances from last positive escrow balance forward)

          * Other expenses - copies of corporate advance history showing all payments * REO repairs > $1500 require explanation

          * REO repairs >$3000 require evidence of at least 2 bids.

          * Short Sale or Charge Off require P&L supporting the decision and WFB 's approved Officer Certificate

          * Unusual or extraordinary items may require further documentation.

13. The total of lines 1 through 12.

3.       CREDITS:

14-21. Complete as applicable. Required documentation:

          * Copy of the HUD 1 from the REO sale. If a 3rd Party Sale, bid instructions and Escrow Agent / Attorney Letter of Proceeds Breakdown.

          * Copy of EOB for any MI or gov't guarantee

          * All other credits need to be clearly defined on the 332 form

22. The total of lines 14 through 21.

Please Note: For HUD/VA loans, use line (1 8a) for Part A/Initial proceeds and line (1 8b) for Part B/Supplemental proceeds.

TOTAL REALIZED LOSS (OR AMOUNT OF ANY GAIN)

23. The total derived from subtracting line 22 from 13. If the amount represents a realized gain, show the amount in parenthesis ( ).

                   CALCULATION OF REALIZED LOSS/GAIN FORM 332

        Prepared by:_____________________________________         Date:
        Phone:_________________________________ Email Address:_________________


Servicer Loan No.            Servicer Name                     Servicer Address


        WELLS FARGO BANK, N.A. LOAN NO._________________________________________

        Borrower's Name:
        Property Address:

LIQUIDATION TYPE: REO SALE      3RD PARTY SALE         SHORT SALE     CHARGE OFF

WAS THIS LOAN GRANTED A BANKRUPTCY DEFICIENCY OR CRAMDOWN         YES        NO
If "Yes", provide deficiency or cramdown amount

LIQUIDATION AND ACQUISITION EXPENSES:

(1)  Actual Unpaid Principal Balance of Mortgage Loan           $_____________  (1)
(2)  Interest accrued at Net Rate                               ______________  (2)
(3)  Accrued Servicing Fees                                     ______________  (3)
(4)  Attorney's Fees                                            ______________  (4)
(5)  Taxes (see page 2)                                         ______________  (5)
(6)  Property Maintenance                                       ______________  (6)
(7)  MI/Hazard Insurance Premiums (see page 2)                  ______________  (7)
(8)  Utility Expenses                                           ______________  (8)
(9)  Appraisal/BPO                                              ______________  (9)
(10) Property Inspections                                       ______________  (10)
(11) FC Costs/Other Legal Expenses                              ______________  (11)
(12) Other (itemize)                                            ______________  (12)
       Cash for Keys________________________________            ______________  (12)
       HOA/Condo Fees_______________________________            ______________  (12)
       _____________________________________________            ______________  (12)



         TOTAL EXPENSES CREDITS:                                $_____________  (13)

(14) Escrow Balance                                             $_____________  (14)
(15) HIP Refund                                                                 (15)
(16) Rental Receipts                                                            (16)
(17) Hazard Loss Proceeds                                                       (17)

                                       32


(18) Primary Mortgage Insurance / Gov't Insurance                               (18a)
HUD Part A                                                                      (18b)
HUD Part B                                                                      (19)
(19) Pool Insurance Proceeds
(20) Proceeds from Sale of Acquired Property                                    (20)
(21) Other (itemize)                                                            (21)
                                                                                (21)

TOTAL CREDITS                                                   $_____________  (22)
TOTAL REALIZED LOSS (OR AMOUNT OF GAIN)                         $_____________  (23)


ESCROW DISBURSEMENT DETAIL

TYPE            DATE PAID       PERIOD OF       TOTAL PAID      BASE AMOUNT     PENALTIES       INTEREST
(TAX/INS.)                      COVERAGE


         24. Except as amended above, the Agreement shall continue to be in full force and effect in accordance with its terms.

         25. This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts and of said counterparts taken together shall be deemed to constitute one and the same instrument.

                            [SIGNATURE PAGES FOLLOW]

         IN WITNESS WHEREOF, the following parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

                             EMC MORTGAGE CORPORATION, as Owner


                             By:
                                 ----------------------------------------------
                             Name:
                             Title:


                             GMAC MORTGAGE CORPORATION, as Servicer


                             By:
                                 ----------------------------------------------
                             Name:
                             Title:

                                   SCHEDULE II

                Assignment, Assumption and Recognition Agreements



                                     S-2-1

                                                                  Execution Copy



                ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT

         THIS ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT (the "Assignment and Assumption Agreement"), dated as of March 15, 2007, by Bear Stearns Asset Backed Securities I LLC (the "Assignor"), Citibank, N.A., not individually but solely as trustee for the holders of Bear Stearns Asset Backed Securities Trust 2007-SD2, Asset-Backed Certificates, Series 2007-SD2 (the "Assignee") and EMC Mortgage Corporation (the "Company"), acknowledged and agreed to by Wells Fargo Bank, National Association, as securities administrator (in such capacity, the "Securities Administrator") and master servicer (in such capacity, the "Master Servicer"), under the Pooling and Servicing Agreement, dated as February 1, 2007 (the "Pooling and Servicing Agreement"), by and among the Assignor, the Securities Administrator, the Master Servicer and Assignee.

         WHEREAS, the Assignor and the Company entered into that certain Servicing Agreement dated as of February 1, 2007, (the "Servicing Agreement") attached hereto as Exhibit A, pursuant to which the Company agreed to service certain mortgage loans listed on Exhibit B annexed hereto, as such Exhibit may be revised on any Subsequent Transfer Date provided in the Pooling and Servicing Agreement, as applicable (the "Mortgage Loans") on behalf of Assignor.

         NOW, THEREFORE, in consideration of the mutual promises and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Mortgage Loans serviced by the Company for the Assignor and its successors and assigns pursuant to the Servicing Agreement shall be subject to the terms of this Assignment and Assumption Agreement. Capitalized terms used herein but not otherwise defined shall have the meanings assigned to them in the Servicing Agreement.

Assignment and Assumption
-------------------------

         1. Except as expressly provided for herein, the Assignor hereby grants, transfers and assigns to the Assignee all of its right, title and interest in, to and under (a) the Mortgage Loans and (b) the Servicing Agreement with respect to the Mortgage Loans; provided, however, that the Assignor is not assigning to the Assignee any of its right, title and interest, to and under the Servicing Agreement with respect to any mortgage loan other than the Mortgage Loans. Except as is otherwise expressly provided herein, the Assignor makes no representations, warranties or covenants to the Assignee and the Assignee acknowledges that the Assignor has no obligations to the Assignee under the terms of the Servicing Agreement or otherwise relating to the transaction contemplated herein (including, but not limited to, any obligation to indemnify the Assignee).

         Assignor acknowledges and agrees that upon execution of this Assignment and Assumption Agreement, with respect to the Mortgage Loans, the Assignee shall become the "Owner" under the Servicing Agreement, and all representations, warranties and covenants by the "Servicer" to the "Owner" under the Servicing Agreement including, but not limited to, the right to receive indemnification, shall accrue to Assignee by virtue of this Assignment and Assumption Agreement.

Representations Warranties and Covenants
----------------------------------------

         2. The Assignor warrants and represents to, and covenants with, the Assignee that as of the date hereof:

         (a) Attached hereto as Exhibit A is a true and accurate copy of the Servicing Agreement, which agreement is in full force and effect as of the date hereof and the provisions of which have not been waived, further amended or modified in any respect, nor has any notice of termination been given thereunder;

         (b) The Assignor is the lawful owner of the Mortgage Loans with full right to transfer the Mortgage Loans and any and all of its interests, rights and obligations under the Servicing Agreement as they relate to the Mortgage Loans, free and clear from any and all claims and encumbrances; and upon the transfer of the Mortgage Loans to the Assignee as contemplated herein, Assignee shall have good title to each and every Mortgage Loan, as well as any and all of the Assignor's interests, rights and obligations under the Servicing Agreement as they relate to the Mortgage Loans, free and clear of any and all liens, claims and encumbrances;

         (c) There are no offsets, counterclaims or other defenses available to the Assignor with respect to the Mortgage Loans or the Servicing Agreement;

         (d) The Assignor has no knowledge of, and has not received notice of, any waivers under, or any modification of, any Mortgage Loan;

         (e) The Assignor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite power and authority to acquire, own and sell the Mortgage Loans;

         (f) The Assignor has full corporate power and authority to execute, deliver and perform its obligations under this Assignment and Assumption Agreement, and to consummate the transactions set forth herein. The consummation of the transactions contemplated by this Assignment and Assumption Agreement is in the ordinary course of the Assignor's business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of the Assignor's charter or by-laws or any legal restriction, or any material agreement or instrument to which the Assignor is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which Assignor or its property is subject. The execution, delivery and performance by the Assignor of this Assignment and Assumption Agreement and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on part of the Assignor. This Assignment and Assumption Agreement has been duly executed and delivered by the Assignor and, upon the due authorization, execution and delivery by the Assignee and the Company, will constitute the valid and legally binding obligation of the Assignor enforceable against the Assignor in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

         (g) No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by the Assignor in connection with the execution, delivery or performance by the Assignor of this Assignment and Assumption Agreement, or the consummation by it of the transactions contemplated hereby.

         (h) Neither the Assignor nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Mortgage Loans or any interest in the Mortgage Loans, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Mortgage Loans, or any interest in the Mortgage Loans or otherwise approached or negotiated with respect to the Mortgage Loans, or any interest in the Mortgage Loans with any Person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action which would constitute a distribution of the Mortgage Loans under the Securities Act of 1933, as amended (the "1933 Act") or which would render the disposition of the Mortgage Loans a violation of Section 5 of the 1933 Act or require registration pursuant thereto;

         (i) The Assignor has received from the Company, and has delivered to the Assignee, all documents required to be delivered to the Assignor by the Company prior to the date hereof pursuant to the Servicing Agreement with respect to the Mortgage Loans and has not received, and has not requested from the Company, any additional documents; and

         (j) There is no action, suit, proceeding, investigation or litigation pending or, to Assignor's knowledge, threatened, which either in any instance or in the aggregate, if determined adversely to Assignor, would adversely affect Assignor's execution or delivery of, or the enforceability of, this AAR Agreement, or the Assignor's ability to perform its obligations under this AAR Agreement.

         3. The Assignee warrants and represents to, and covenants with, Assignor and Company that as of the date hereof:

         (a) The Assignee is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority to hold the Mortgage Loans on behalf of the holders of Bear Stearns Asset Backed Securities Trust 2007-SD2, Asset-Backed Certificates, Series 2007-SD2;

         (b) The Assignee has full corporate power and authority to execute, deliver and perform under its obligations this Assignment and Assumption Agreement, and to consummate the transactions set forth herein. The consummation of the transactions contemplated by this Assignment and Assumption Agreement is in the ordinary course of the Assignee's business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of the Assignee's charter or by-laws or any legal restriction, or any material agreement or instrument to which the Assignee is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Assignee or its property is subject. The execution, delivery and performance by the Assignee of this Assignment and Assumption Agreement and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on part of the Assignee. This Assignment and Assumption Agreement has been duly executed and delivered by the Assignee and, upon the due authorization, execution and delivery by the Assignor and the Company, will constitute the valid and legally binding obligation of Assignee enforceable against the Assignee in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

         (c) No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by the Assignee in connection with the execution, delivery or performance by the Assignee of this Assignment and Assumption Agreement, or the consummation by it of the transactions contemplated hereby; and

         (d) The Assignee assumes all of the rights of the Assignor as "Owner" under the Servicing Agreement with respect to the Mortgage Loans.

         4. The Company warrants and represents to, and covenants with, the Assignor and the Assignee as of the date hereof:

         (a) Attached hereto as Exhibit A is a true and accurate copy of the Servicing Agreement, which agreement is in full force and effect as of the date hereof and the provisions of which have not been waived, further amended or modified in any respect, nor has any notice of termination been given thereunder;

         (b) The Company is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite power and authority to service the Mortgage Loans and otherwise to perform its obligations under the Servicing Agreement;

         (c) The Company has full corporate power and authority to execute, deliver and perform its obligations under this Assignment and Assumption Agreement, and to consummate the transactions set forth herein. The consummation of the transactions contemplated by this Assignment and Assumption Agreement is in the ordinary course of the Company's business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of the Company's charter or by-laws or any legal restriction, or any material agreement or instrument to which the Company is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Company or its property is subject. The execution, delivery and performance by the Company of this Assignment and Assumption Agreement and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary action on part of the Company. This Assignment and Assumption Agreement has been duly executed and delivered by the Company, and, upon the due authorization, execution and delivery by Assignor and Assignee, will constitute the valid and legally binding obligation of Company, enforceable against the Company in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

         (d) No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by the Company in connection with the execution, delivery or performance by the Company of this Assignment and Assumption Agreement, or the consummation by it of the transactions contemplated hereby;

         (e) The Company shall establish a Custodial Account and an Escrow Account under the Servicing Agreement in favor of the Assignee with respect to the Mortgage Loans separate from the Custodial Account and Escrow Account previously established under the Servicing Agreement in favor of Assignor; and

         (f) Neither this Assignment and Assumption Agreement nor any certification, statement, report or other agreement, document or instrument furnished or to be furnished by the Company pursuant to this Assignment and Assumption Agreement contains or will contain any materially untrue statement of fact or omits or will omit to state a material fact necessary to make the statements contained therein not misleading; and

         (g) Pursuant to Section 10.02 of the Servicing Agreement, the Company hereby restates the representations and warranties set forth in Article III of the Servicing Agreement with respect to the Company as of the date hereof.

         5. Company warrants and represents to, and covenants with the Assignor as of the date hereof:

         (a)

                Company is not aware and has not received notice that any default, early amortization or other performance triggering event has occurred as to any other securitization due to any act or failure to act of the Company;

         (b) No material noncompliance with the applicable servicing criteria with respect to other securitizations of residential mortgage loans involving the Company as servicer has been disclosed or reported by the Company;

         (c) Company has not been terminated as servicer in a residential mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger;

         (d) No material changes to the Company's policies or procedures with respect to the servicing function it will perform under the Servicing Agreement and this Assignment and Assumption Agreement for mortgage loans of a type similar to the Mortgage Loans have occurred during the three-year period immediately preceding the date hereof;

         (e) There are no aspects of the Company's financial condition that could have a material adverse effect on the performance by the Company of its servicing obligations under the Servicing Agreement and this Assignment and Assumption Agreement;

         (f) There are no material legal or governmental proceedings pending (or known to be contemplated) against the Company, any Subservicer or any third-party originator; and

         (g) There are no affiliations, relationships or transactions relating to the Company or any Subservicer with respect to this securitization transaction and any party thereto of a type described in Item 1119 of Regulation AB.

         6. Notwithstanding anything to the contrary in the Servicing Agreement, the Company shall (or shall cause any Third-Party Originator to) (i) immediately notify Assignor in writing of (A) legal proceedings pending against the Company, or proceedings known to be contemplated by governmental authorities against the Company which in the judgment of the Company would be, in each case, material to purchasers of securities backed by the Mortgage Loans and (B) any affiliations or relationships of the type described in Item 1119(b) of Regulation AB that develop following the date hereof between the Company and any of the above listed parties or other parties identified in writing by the Assignor with respect to the Securitization Transaction and (ii) provide to the Assignor a description of such proceedings, affiliations or relationships.

         Each such notice/update should be sent to the Assignor by e-mail to regABnotifications@bear.com. Additionally, all such notifications, other than those pursuant to (i)(A) above, should be sent to:

                EMC Mortgage Corporation
                2780 Lake Vista Drive
                Lewisville, TX 75067-3884
                Attention:  Conduit Seller Approval Dept.
                Facsimile:  (214) 626-3751
                Email:  sellerapproval@bear.com
                with copies to:

                Bear, Stearns & Co. Inc.
                383 Madison Avenue, 3rd Floor
                New York, NY  10179
                Attention:  Global Credit Administration
                Facsimile:  (212) 272-6564

                EMC Mortgage Corporation
                2780 Lake Vista Drive
                Lewisville, TX  75067-3884
                Attention:  General Counsel
                Facsimile:  (469) 759-4714

         Notifications pursuant to (i)(A) above should be sent to:

                EMC Mortgage Corporation
                2780 Lake Vista Drive
                Lewisville, TX  75067-3884
                Attention:  General Counsel
                Facsimile:  (469) 759-4714


                with a copy to:

                Bear, Stearns & Co. Inc.
                383 Madison Avenue, 3rd Floor
                New York, NY  10179
                Attention:  Global Credit Administration
                Facsimile:  (212) 272-6564

         7.

                Assignor hereby agrees to indemnify and hold the Assignee (and its successors and assigns) harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that Assignee (and its successors and assigns) may sustain in any way related to any breach of the representations or warranties of Assignor set forth in this Assignment and Assumption Agreement or the breach of any covenant or condition contained herein.

         8. The Company hereby acknowledges that Wells Fargo Bank, N.A. and any successor thereto, has been appointed as master servicer of the Mortgage Loans pursuant to the Pooling and Servicing Agreement, and therefore has the right to enforce all obligations of the Company, as they related to the Mortgage Loans, under the Servicing Agreement that have been assigned hereby. Such right will include, without limitation, the right to receive all remittances required to be made by the Company under the Servicing Agreement, the right to receive all monthly reports and other data required to be delivered by the Company under the Servicing Agreement, the right to examine the books and records of the Company, indemnification rights, and the right to exercise certain rights of consent and approval relating to actions taken by the Company.

         9. Notwithstanding any term hereof to the contrary, the execution and delivery of this Assignment and Assumption Agreement by the Assignee is solely in its capacity as trustee for the holders of Bear Stearns Asset Backed Securities Trust 2007-SD2, Asset-Backed Certificates, Series 2007-SD2 and not individually, and any recourse against the Assignee in respect of any obligations it may have under or pursuant to the terms of this Assignment and Assumption Agreement shall be limited solely to the assets it may hold as trustee of Bear Stearns Asset Backed Securities Trust 2007-SD2, Asset-Backed Certificates, Series 2007-SD2.

Recognition of Assignee
-----------------------

         10. From and after the date hereof, Company shall recognize Assignee as owner of the Mortgage Loans and will service the Mortgage Loans for Assignee as if Assignee and Company had entered into a separate servicing agreement for the servicing of the Mortgage Loans in the form of the Servicing Agreement, the terms of which are incorporated herein by reference. Notwithstanding anything to the contrary contained herein or in the Servicing Agreement, Company acknowledges that the Mortgage Loans will be part of one or more REMICs and hereby agrees that in no event will it service the Mortgage Loans in a manner that would (i) cause any REMIC to fail to qualify as a REMIC or (ii) result in the imposition of a tax upon any REMIC (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code). It is the intention of Assignor, Company and Assignee that this Assignment and Assumption Agreement shall be binding upon and for the benefit of the respective successors and assigns of the parties hereto. Neither Company nor Assignor shall amend or agree to amend, modify, waive, or otherwise alter any of the terms or provisions of the Servicing Agreement which amendment, modification, waiver or other alteration would in any way affect the Mortgage Loans without the prior written consent of Assignee.

         11. A copy of all assessments, attestations, reports and certificates required to be delivered by the Company under this Assignment and Assumption Agreement and the Servicing Agreement shall be delivered to the Master Servicer by the date(s) specified herein or therein, and where such documents are required to be addressed to any party, such addresses shall include the Master Servicer and the Master Servicer shall be entitled to rely on such documents.

         12. Distributions shall be made by wire transfer of immediately available funds to:

                Bear Stearns BSABS 2007-SD2 Distribution Account

                Wells Fargo Bank, N.A.
                ABA# 121000248
                Account Name: SAS Clearing
                Account # 3970771416
                For Further Credit to: BSABS 2007-SD2, Distribution Account #50994800


and the Company shall deliver all reports required to be delivered under the Servicing Agreement to the Master Servicer at:

                Wells Fargo Bank, N.A.
                9062 Old Annapolis Road
                Columbia, Maryland 21045
                Attention: Client Manager BSABS 2007-SD2
                Telecopier No.: (410) 715-2380

         13.    Notices:

         The Assignor's address for purposes of all notices and correspondence related to the Mortgage Loans and this Assignment and Assumption Agreement is:

                Bear Stearns Asset Backed Securities I LLC
                383 Madison Avenue
                New York, New York 10179
                Attention:  Global Credit Administration
                Facsimile:  (212) 272-6564


         The Assignee's address for purposes of all notices and correspondence related to the Mortgage Loans and this Assignment and Assumption Agreement is:

                Citibank, N.A., as trustee
                388 Greenwich Street, 14th Floor
                New York, NY 10013
                Attention: Structured Finance Agency & Trust
                BSABS 2007-SD2
                Telecopier No.: (212) 816-5527

         The Company's address for purposes of all notices and correspondence related to the Mortgage Loans and this Assignment and Assumption Agreement is:

                EMC Mortgage Corporation
                2780 Lake Vista Drive
                Lewisville, TX 75067-3884
                Attention:  Conduit Seller Approval Dept.
                Facsimile:  (214) 626-3751

Miscellaneous:
--------------

          14. Each party will pay any commissions it has incurred and the Assignor shall pay the fees of its attorneys and the reasonable fees of the attorneys of the Assignee and the Company in connection with the negotiations for, documenting of and closing of the transactions contemplated by this Assignment and Assumption Agreement.

         15. This Assignment and Assumption Agreement shall be construed in accordance with the laws of the State of New York, including Sections 5-1401 and 5-1402 of the New General Obligations Law, but otherwise without regard to conflicts of law principles, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

         16. No term or provision of this Assignment and Assumption Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

         17. This Assignment and Assumption Agreement shall inure to the benefit of the successors and assigns of the parties hereto. Any entity into which Assignor, Assignee or Company may be merged or consolidated shall, without the requirement for any further writing, be deemed Assignor, Assignee or Company, respectively, hereunder.

         18. This Assignment and Assumption Agreement shall survive the conveyance of the Mortgage Loans and the assignment of the Servicing Agreement to the extent of the Mortgage Loans by Assignor to Assignee and the termination of the Servicing Agreement.

         19. This Assignment and Assumption Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original and all such counterparts shall constitute one and the same instrument.

         20. In the event that any provision of this Assignment and Assumption Agreement conflicts with any provision of the Servicing Agreement with respect to the Mortgage Loans, the terms of this Assignment and Assumption Agreement shall control.

         21. Any new loan number assigned to a Mortgage Loan by the Assignee shall be provided to the Company at the following address: EMC Mortgage Corporation, 2780 Lake Vista Drive, Lewisville, TX 75067-3884, Attention:
General Counsel. In addition, if Assignee has changed its document custodian from the previous custodian, such new custodian's name, address and contact information shall be provided to the Company at the aforementioned address.

         IN WITNESS WHEREOF, the parties hereto have executed this AAR Agreement on the date first above written.





BEAR STEARNS ASSET BACKED                 CITIBANK, N.A., AS TRUSTEE FOR THE
SECURITIES I LLC, THE ASSIGNOR            HOLDERS OF BEAR STEARNS ASSET BACKED
                                          SECURITIES TRUST 2007-SD2,
                                          ASSET-BACKED CERTIFICATES,
                                          SERIES 2007-SD2, THE ASSIGNEE


By:                                       By:
   -----------------------------------        ----------------------------------


Its:                                      Its:
    ----------------------------------        ----------------------------------



EMC MORTGAGE CORPORATION, AS COMPANY


By:
   -----------------------------------


Its:
    ----------------------------------


Acknowledged and agreed:
WELLS FARGO BANK, NATIONAL ASSOCIATION


By:
   -----------------------------------


Its:
    ----------------------------------

                                    Exhibit A
                                    ---------

         Servicing Agreement, dated as of February 1, 2007, by and between Bear Stearns Asset Backed Securities I LLC and EMC Mortgage Corporation.

                                    Exhibit B
                                    ---------

                                 Mortgage Loans

                            [available upon request]

                                                                  Execution Copy



                ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT

         THIS ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT (the "Assignment and Assumption Agreement"), dated as of March 15, 2007, by EMC Mortgage Corporation, a Delaware corporation (the "Assignor"), Citibank, N.A., not individually but solely as trustee for the holders of Bear Stearns Asset Backed Securities Trust 2007-SD2 Asset-Backed Certificates, Series 2007-SD2 (the "Assignee") and Wells Fargo Bank, N.A. (the "Company") and is acknowledged and agreed to by Bear Stearns Asset Backed Securities I LLC as the depositor, and Wells Fargo Bank, National Association as master servicer.

         WHEREAS, the Assignor purchased certain mortgage loans listed on Exhibit A (the "Wells Mortgage Loans") from the Company on a servicing-retained basis;

         WHEREAS, the Company is currently servicing the Wells Mortgage Loans pursuant to those certain Seller's Warranties and Servicing Agreements (the "Original Warranties and Servicing Agreements"), set forth in Schedule 1 attached hereto;

         WHEREAS, the Company is currently subservicing, for the benefit of the Assignor, certain mortgage loans listed on Exhibit B (the "EMC Mortgage Loans" and, together with the Wells Mortgage Loans, the "Mortgage Loans") pursuant to that certain Subservicing Agreement, dated as of May 1, 2005, by and between the Assignor, as owner, and the Company, as servicer; and

         WHEREAS, the Assignor and the Company desire that, from and after the date hereof, all of the Mortgage Loans be serviced in accordance with the terms and conditions of that certain Seller's Warranties and Servicing Agreement dated as of January 1, 2007 (WFHM 6689, 6690, 6691, 6692, 6693 and 6694), (the
"Warranties and Servicing Agreement") between the Assignor and the Company, attached hereto as Schedule 2.

         NOW, THEREFORE, in consideration of the mutual promises and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Mortgage Loans shall hereby be serviced by the Company for the Assignor and its successors and assigns pursuant to the Warranties and Servicing Agreement, subject to the terms of this Assignment and Assumption Agreement. Capitalized terms used herein but not otherwise defined shall have the meanings assigned to them in the Warranties and Servicing Agreement.

Assignment and Assumption
-------------------------

         1. Except as expressly provided for herein, the Assignor hereby grants, transfers and assigns to the Assignee all of its right, title and interest in, to and under (a) the Mortgage Loans and (b) the Warranties and Servicing Agreement with respect to the Mortgage Loans; provided, however, that the Assignor is not assigning to the Assignee any of its right, title and interest, to and under the Warranties and Servicing Agreement with respect to any mortgage loan other than the Mortgage Loans listed on Exhibits A and B. Notwithstanding anything to the contrary contained herein, the Assignor specifically reserves and does not assign to the Assignee any right, title and interest in, to or under the representations and warranties contained in Section
3.01 and Section 3.02 of the Warranties and Servicing Agreement, and any obligation of the

Company to cure, repurchase or substitute for a mortgage loan and to indemnify the Assignor with respect to a breach of such representations and warranties pursuant to Section 3.03 of the Warranties and Servicing Agreement, and the Assignor is retaining the right to enforce the representations and warranties and the obligations of the Company set forth in those sections against the Company. Except as is otherwise expressly provided herein, the Assignor makes no representations, warranties or covenants to the Assignee and the Assignee acknowledges that the Assignor has no obligations to the Assignee under the terms of the Warranties and Servicing Agreement or otherwise relating to the transaction contemplated herein (including, but not limited to, any obligation to indemnify the Assignee).

Representations Warranties and Covenants
----------------------------------------

         2. The Assignor warrants and represents to, and covenants with, the Assignee that as of the date hereof:

                (a) Attached hereto as Schedule 2 is a true and accurate copy of the Warranties and Servicing Agreement, which agreement is in full force and effect as of the date hereof and the provisions of which have not been waived, further amended or modified in any respect, nor has any notice of termination been given thereunder;

                (b) The Assignor is the lawful owner of the Mortgage Loans with full right to transfer the Mortgage Loans and any and all of its interests, rights and obligations under the Original Warranties and Servicing Agreements and the Warranties and Servicing Agreement as they relate to the Mortgage Loans, free and clear from any and all claims and encumbrances; and upon the transfer of the Mortgage Loans to the Assignee as contemplated herein, Assignee shall have good title to each and every Mortgage Loan, as well as any and all of the Assignor's interests, rights and obligations under the Warranties and Servicing Agreement as they relate to the Mortgage Loans, free and clear of any and all liens, claims and encumbrances;

                (c) There are no offsets, counterclaims or other defenses available to the Company with respect to the Mortgage Loans, the Original Warranties and Servicing Agreements or the Warranties and Servicing Agreement;

                (d) The Assignor has no knowledge of, and has not received notice of, any waivers under, or any modification of, any Mortgage Loan;

                (e) The Assignor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite power and authority to acquire, own and sell the Mortgage Loans;

                (f) The Assignor has full corporate power and authority to execute, deliver and perform its obligations under this Assignment and Assumption Agreement, and to consummate the transactions set forth herein. The consummation of the transactions contemplated by this Assignment and Assumption Agreement is in the ordinary course of the Assignor's business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of the Assignor's charter or by-laws or any legal restriction, or any material agreement or instrument to which the Assignor is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which Assignor or its property is subject. The execution, delivery and performance by the Assignor of this Assignment and Assumption Agreement and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on part of the Assignor. This Assignment and Assumption Agreement has been duly executed and delivered by the Assignor and, upon the due authorization, execution and delivery by the Assignee and the Company, will constitute the valid and legally binding obligation of the Assignor enforceable against the Assignor in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

                (g) No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by the Assignor in connection with the execution, delivery or performance by the Assignor of this Assignment and Assumption Agreement, or the consummation by it of the transactions contemplated hereby. Neither the Assignor nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Mortgage Loans or any interest in the Mortgage Loans, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Mortgage Loans, or any interest in the Mortgage Loans or otherwise approached or negotiated with respect to the Mortgage Loans, or any interest in the Mortgage Loans with any Person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action which would constitute a distribution of the Mortgage Loans under the Securities Act of 1933, as amended (the "1933 Act") or which would render the disposition of the Mortgage Loans a violation of Section 5 of the 1933 Act or require registration pursuant thereto; and

                (h) The Assignor has received from the Company, and has delivered to the Assignee, all documents required to be delivered to the Assignor by the Company prior to the date hereof pursuant to the Original Warranties and Servicing Agreements and the Warranties and Servicing Agreement with respect to the Mortgage Loans and has not received, and has not requested from the Company, any additional documents.

         3. The Assignee warrants and represents to, and covenants with, Assignor and Company as of the date hereof:

                (a) The Assignee is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority to hold the Mortgage Loans on behalf of the holders of Bear Stearns Asset Backed Securities Trust 2007-SD2, Asset-Backed Certificates, Series 2007-SD2;

                (b) The Assignee has full corporate power and authority to execute, deliver and perform under this Assignment and Assumption Agreement, and to consummate the transactions set forth herein. The consummation of the transactions contemplated by this

         Assignment and Assumption Agreement is in the ordinary course of the Assignee's business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of the Assignee's charter or by-laws or any legal restriction, or any material agreement or instrument to which the Assignee is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Assignee or its property is subject. The execution, delivery and performance by the Assignee of this Assignment and Assumption Agreement and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on part of the Assignee. This Assignment and Assumption Agreement has been duly executed and delivered by the Assignee and, upon the due authorization, execution and delivery by the Assignor and the Company, will constitute the valid and legally binding obligation of Assignee enforceable against the Assignee in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

                (c) No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by the Assignee in connection with the execution, delivery or performance by the Assignee of this Assignment and Assumption Agreement, or the consummation by it of the transactions contemplated hereby; and

                (d) The Assignee assumes all of the rights of the Assignor under the Warranties and Servicing Agreement with respect to the Mortgage Loans other than the right to enforce the obligations of the Company under the Warranties and Servicing Agreement.

         4. The Company warrants and represents to, and covenants with, the Assignor and the Assignee as of the date hereof:

                (a) Attached hereto as Schedule 2 is a true and accurate copy of the Warranties and Servicing Agreement, which agreement is in full force and effect as of the date hereof and the provisions of which have not been waived, further amended or modified in any respect, nor has any notice of termination been given thereunder;

                (b) The Company is a national banking association duly organized, validly existing and in good standing under the laws of the United States, and has all requisite power and authority to service the Mortgage Loans and otherwise to perform its obligations under the Warranties and Servicing Agreement;

                (c) The Company has full power and authority to execute, deliver and perform its obligations under this Assignment and Assumption Agreement, and to consummate the transactions set forth herein. The consummation of the transactions contemplated by this Assignment and Assumption Agreement is in the ordinary course of the Company's business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of the Company's charter or by-laws or any legal restriction, or any material agreement or instrument to which the Company is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Company or its property is subject. The execution, delivery and performance by the Company of this Assignment and Assumption Agreement and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary action on part of the Company. This Assignment and Assumption Agreement has been duly executed and delivered by the Company, and, upon the due authorization, execution and delivery by Assignor and Assignee, will constitute the valid and legally binding obligation of Company, enforceable against the Company in accordance with its terms except as enforceability may be limited by the effect of insolvency, liquidation, conservatorship and other similar laws administered by the Federal Deposit Insurance Corporation affecting the enforcement of contract obligations of insured banks and subject to the application of the rules of equity;

                (d) No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by the Company in connection with the execution, delivery or performance by the Company of this Assignment and Assumption Agreement, or the consummation by it of the transactions contemplated hereby;

                (e) The Company shall establish a Custodial Account and an Escrow Account under the Warranties and Servicing Agreement in favor of the Assignee with respect to the Mortgage Loans separate from the Custodial Account and Escrow Account previously established under the Warranties and Servicing Agreement in favor of Assignor; and

                (f) Pursuant to Section 9.01 of the Warranties and Servicing Agreement, the Company hereby restates the representations and warranties set forth in Section 3.01 of the Warranties and Servicing Agreement with respect to the Company as of the date hereof, other than, in the case of the EMC Mortgage loans only, the representations and warranties set forth in Section 3.01(b) (but only with respect to the transfer, assignment and conveyance of the EMC Mortgage Loans),
         Section 3.01(j) and Section 3.01(l).

         5. Assignor hereby agrees to indemnify and hold the Assignee (and its successors and assigns) harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that Assignee (and its successors and assigns) may sustain in any way related to any breach of the representations or warranties of Assignor set forth in this Assignment and Assumption Agreement or the breach of any covenant or condition contained herein.

         6. The Company hereby acknowledges that Wells Fargo Bank, N.A. and any successor thereto (the "Master Servicer"), has been appointed as master servicer of the Mortgage Loans pursuant to the Pooling and Servicing Agreement dated as of February 1, 2007 the "Pooling and Servicing Agreement"), among Bear Stearns Asset Backed Securities I LLC, the Assignor, the Assignee and the Master Servicer, and therefore has the right to enforce all obligations of the Company under the Warranties and Servicing Agreement that have been assigned hereby. Such right will include, without limitation, the right to receive all remittances required to be made by the Company under the Warranties and Servicing Agreement, the right to receive all monthly reports and other data required to be delivered by the Company under the Warranties and Servicing Agreement, the right to examine the books and records of the Company, indemnification rights, and the right to exercise certain rights of consent and approval relating to actions taken by the Company.

         7. Notwithstanding any term hereof to the contrary, the execution and delivery of this Assignment and Assumption Agreement by the Assignee is solely in its capacity as trustee for Bear Stearns Asset Backed Securities Trust 2007-SD2 Asset-Backed Certificates, Series 2007-SD2 and not individually, and any recourse against the Assignee in respect of any obligations it may have under or pursuant to the terms of this Assignment and Assumption Agreement shall be limited solely to the assets it may hold as trustee of Bear Stearns Asset Backed Securities Trust 2007-SD2 Asset-Backed Certificates, Series 2007-SD2.

Modification of the Warranties and Servicing Agreement
------------------------------------------------------

         8. The Company and Assignor hereby amend the Warranties and Servicing Agreement as follows:

                (a) Article I of the Warranties and Servicing Agreement is amended by adding the following definitions:

                Certificates: The Bear Stearns Asset Backed Securities Trust 2007-SD2 Asset-Backed Certificates, Series 2007-SD2.

                Pooling and Servicing Agreement: That certain Pooling and Servicing Agreement, dated as of February 1, 2007, among Bear Stearns Asset Backed Securities I LLC, the Trustee, the Master Servicer, the Securities Administrator and EMC Mortgage Corporation.

                Securities Administrator: Wells Fargo Bank, National Association or its successors in interest.

                Trustee: Citibank, N.A., or its successor in interest, or any successor trustee appointed as provided in the Pooling and Servicing Agreement.

                (b) Article I of the Warranties and Servicing Agreement is amended by deleting the definition of Master Servicer in its entirety and replacing it with the following:

                Master Servicer: Wells Fargo Bank, National Association, or its successors in interest who meet the qualifications of the Pooling and Servicing Agreement and this Agreement.

                (c) Article I of the Warranties and Servicing Agreement is amended by deleting the definition of First Remittance Date in its entirety and replacing it with the following:

                First Remittance Date:  March 16, 2007.
                ---------------------

                (d) Article I of the Warranties and Servicing Agreement is amended by deleting the definition of Remittance Date in its entirety and replacing it with the following (new text underlined):

                Remittance Date: The 18th day (or if such 18th day is not a Business Day, the first Business Day immediately preceding such 18th day) of any month, beginning with the First Remittance Date.

                (e) Section 4.01 of the Warranties and Servicing Agreement is hereby amended by deleting the word "Servicer" in the third paragraph thereof, and replacing it with "Company".

                (f) Section 4.05 of the Warranties and Servicing Agreement is hereby amended by deleting the word "and" in subclause (viii) thereof, by replacing the period with ";" at the end of subclause (ix), and by adding the following new subclauses (x) and (xi):

                        "(x)   notwithstanding any other provision of this
                Section 4.05, to reimburse itself for any Monthly Advances or Servicing Advances made in connection with a Mortgage Loan modified pursuant to Section 4.01, to the extent that such Advances or Servicing Advances have been added to the Stated Principal Balance of the Mortgage Loan during the related Due Period, the Company's right to reimburse itself pursuant to this subclause (xi) being limited to amounts received on the Mortgage Loans with respect to principal only; and

                        (xi)   to reimburse itself for any Nonrecoverable
                Advance."

                (g) Section 4.16 of the Warranties and Servicing Agreement is hereby amended by inserting at the end of the first sentence of the fourth paragraph thereof the following proviso:

                "and provided that the Company provides the Master Servicer under such REMIC an Opinion of Counsel to the effect that the holding of such REO Property for a period longer than three
                (3) years will not result in the imposition of taxes on "prohibited transactions" as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in
                Section 860G(d) of the Code, or cause the transaction to fail to qualify as a REMIC".

                (h) Article V of the Warranties and Servicing Agreement is hereby amended by deleting Section 5.02 in its entirety and replacing it with the following:

                Section 5.02   Statements to the Purchaser.

                No later than the tenth (10th) calendar day (or if such tenth
         (10th) day is not a Business Day, the first Business Day immediately preceding such tenth (10th day) of each month, the Company shall furnish to the Master Servicer an electronic file containing the data specified in Exhibit G, which data shall reflect information as to the period ending on the last day of the preceding month, Exhibit H with respect to defaulted mortgage loans and Exhibit I, with respect to realized losses and gains, with each such report.

                (i) Section 6.02 of the Warranties and Servicing Agreement is hereby amended by inserting at the end of the first sentence of the second paragraph thereof the following:

                ", or, with respect to an EMC Mortgage Loan only, the Company shall deposit in the Custodial Account the entire principal balance plus all accrued interest on such Mortgage Loan on the day preceding the next Remittance Date."

                (j) Section 6.04 (Annual Statements as to Compliance) of the Warranties and Servicing Agreement is hereby amended by deleting the references to "the Purchaser, any Master Servicer and any Depositor" and "the Purchaser, such Master Servicer and such Depositor" and replacing each with "the Master Servicer".

                (k) Section 6.06 (Report on Assessment of Compliance and Attestation) of the Warranties and Servicing Agreement is hereby amended by replacing the references to "the Purchaser, any Master Servicer and any Depositor" and "the Purchaser, such Master Servicer and such Depositor" with "the Master Servicer".

                (l) Section 6.07(i) of the Warranties and Servicing Agreement is hereby amended by deleting the reference to "Section 4.24".

                (m) Section 10.01(ii) of the Warranties and Servicing Agreement is hereby amended by inserting after "Agreement" the words "(other than the Company's obligations under Sections 6.04 and 6.06)".

                (n) Section 12.03 of the Warranties and Servicing Agreement is hereby amended by inserting after the words "New York" the words "without regard to conflict of law principles (other than Section 5-1401 of the New York General Obligations Law)".

                (o) The Warranties and Servicing Agreement is hereby amended as of the date hereof by inserting a new Exhibit G, a copy of which is annexed hereto as Exhibit C.

                (p) The Warranties and Servicing Agreement is hereby amended as of the date hereof by inserting a new Exhibit H, a copy of which is annexed hereto as Exhibit D.

                (q) The Warranties and Servicing Agreement is hereby amended as of the date hereof by inserting a new Exhibit I, a copy of which is annexed hereto as Exhibit E.

Recognition of Assignee
-----------------------

         9. From and after the date hereof, Company shall recognize Assignee as owner of the Mortgage Loans and will service the Mortgage Loans for Assignee as if Assignee and Company had entered into a separate servicing agreement for the servicing of the Mortgage

Loans in the form of the Warranties and Servicing Agreement (as modified herein), the terms of which are incorporated herein by reference. Notwithstanding anything to the contrary contained herein or in the Warranties and Servicing Agreement, Company acknowledges that the Mortgage Loans will be part of a REMIC and hereby agrees that in no event will it service the Mortgage Loans in a manner that would (i) cause any REMIC to fail to qualify as a REMIC or (ii) result in the imposition of a tax upon any REMIC (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code). It is the intention of Assignor, Company and Assignee that this Assignment and Assumption Agreement shall be binding upon and for the benefit of the respective successors and assigns of the parties hereto. Neither Company nor Assignor shall amend or agree to amend, modify, waive, or otherwise alter any of the terms or provisions of the Warranties and Servicing Agreement which amendment, modification, waiver or other alteration would in any way affect the Mortgage Loans without the prior written consent of Assignee.

Indemnification
---------------

         10. The Company agrees to indemnify and hold harmless the Assignor and Bear Stearns Asset Backed Securities I LLC (the "Depositor"), each representative of the Assignor and each officer and director of the Depositor who signed the Registration Statement, Bear, Stearns & Co. Inc. (the "Underwriter") and each person, if any, who controls the Assignor, the Depositor or any Underwriter within the meaning of either Section 15 of the 1933 Act or
Section 20 of the 1934 Act, and each of their respective affiliates (each an "Indemnified Party" and collectively, the "Indemnified Parties"), against any and all losses, claims, damages, penalties, fines, forfeitures or liabilities that (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Free Writing Prospectus, dated March 14, 2007 (the "Free Writing Prospectus") or the Prospectus Supplement, dated March 14, 2007 (the "Prospectus Supplement"), each issued in connection with the securitization of the Assigned Loans under the sections entitled "SERVICING OF THE MORTGAGE LOANS - The Servicers - Wells Fargo Bank", and "THE MORTGAGE POOL - The Originators- Wells Fargo Bank, N.A., as Originator," specifically provided by the Company for inclusion in the Term Sheet Supplement and the Prospectus Supplement, respectively (the "Company Information"), or (ii) arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, by way of clarification, that clause (ii) of this paragraph shall be construed solely by reference to the Company Information and not to any other information communicated in connection with the Certificates, without regard to whether the Company Information or any portion thereof is presented together with or separately from such other information. The Company shall in each case reimburse each Indemnified Party for any legal or other costs, fees, or expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such loss, claim, damage, penalty, fine, forfeiture, liability or action. The Company's liability under this Section 10 shall be in addition to any other liability that the Company may otherwise have.

         The Assignor and the Depositor agree to indemnify and hold harmless the Company, each representative and affiliate of the Company, each officer and director of the Company, and each person, if any, who controls the Company within the meaning of either Section 15 of the

1933 Act or Section 20 of the 1934 Act, and each of their respective affiliates (each a "Wells Fargo Party" and collectively, the "Wells Fargo Parties"), against any and all losses, claims, damages, penalties, fines, forfeitures or liabilities to which each Wells Fargo Party may become subject, under the 1933 Act, the 1934 Act or otherwise, to the extent that such losses, claims, damages, penalties, fines, forfeitures or liabilities (or actions in respect thereof) (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Free Writing Prospectus or the Prospectus Supplement, together with the related base prospectus, dated March 14, 2007 and any related private placement memorandum, (in each case other than in the related Company Information) or (ii) arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading and the Assignor and the Depositor shall in each case reimburse each Wells Fargo Party for any legal or other, costs, fees or expenses reasonably incurred by such Wells Fargo Party in connection with investigating or defending any such loss, damage, penalty, fine, forfeiture, liability, claim or action. The Assignor's and Depositor's liability under this Section 10 shall be in addition to any other liability that the Assignor or Depositor may otherwise have.

         If the indemnification provided for in this Section 10 shall for any reason be unavailable to an indemnified party under this section, then the party which would otherwise be obligated to indemnify with respect thereto, on the one hand, and the parties which would otherwise be entitled to be indemnified, on the other hand, shall contribute to the aggregate losses, liabilities, claims, damages, penalties, fines, forfeitures and expenses of the nature contemplated herein and incurred by the parties hereto in such proportions that are appropriate to reflect the relative benefit to the Assignor and the Depositor, on one hand, and the Company, on the other hand, in connection with the applicable misstatements or omissions as well as any other relevant equitable considerations. Notwithstanding the foregoing, no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any Person that was not guilty of such fraudulent misrepresentation. For purposes of this section, each director, officer, partner and controlling Person of the Assignor and the Depositor shall have the same rights to contribution as such party.

         Promptly after receipt by an indemnified party under this section of notice of any claim or the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this section, notify the indemnifying party in writing of the claim or the commencement thereof; but the omission to so notify the indemnifying party shall not relieve it from any liability it may have to any indemnified party otherwise than under this section. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that, by written notice delivered to each indemnified party promptly after receiving the aforesaid notice from an indemnified party, the indemnifying party elects to assume the defense thereof, it may participate (jointly with any other indemnifying party similarly notified) with counsel satisfactory to each indemnified party; provided, however, that if the defendants in any such action include both an indemnified party and the indemnifying party and the indemnified party or parties shall reasonably have concluded that there may be legal defenses available to it or them and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of such counsel, the indemnifying party shall not be liable to such indemnified party under this paragraph for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) such indemnified party shall have employed separate counsel (plus any local counsel) in connection with the assertion of legal defenses in accordance with the proviso to the immediately preceding sentence, (ii) the indemnifying party shall not have employed counsel satisfactory to such indemnified party to represent such indemnified party within a reasonable time after notice of commencement of the action or (iii) such indemnifying party shall have authorized the employment of counsel for such indemnified party at the expense of the indemnifying party. No party shall be liable for contribution with respect to any action or claim settled without its consent, which consent shall not be unreasonably withheld. In no event shall any indemnifying party be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from its own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

         11. A copy of all assessments, attestations, reports and certificates required to be delivered by the Company under this AAR Agreement and the Purchase Agreement shall be delivered to the Master Servicer by the date(s) specified herein or therein, and where such documents are required to be addressed to any party, such addresses shall include the Master Servicer and the Master Servicer shall be entitled to rely on such documents.

         12. Distributions shall be made by wire transfer of immediately available funds to:

                Bear Stearns BSABS I 2007-SD2 Distribution Account Wells Fargo Bank, N.A.
                ABA# 121000248
                Account Name: SAS Clearing
                Account # 3970771416
                For Further Credit to: BSABS 2007-SD2, A/C#50994800


and the Company shall deliver all reports required to be delivered under the Warranties and Servicing Agreement to the Master Servicer at:

                Wells Fargo Bank, N.A.
                9062 Old Annapolis Road
                Columbia, Maryland 21045
                Attention: Client Manager BSABS I 2007-SD2
                Telecopier No.: (410) 715-2380

         13.    Notices:

         The Assignor's address for purposes of all notices and correspondence related to the Mortgage Loans and this Assignment and Assumption Agreement is:

                EMC Mortgage Corporation
                2780 Lake Vista Drive
                Lewisville, TX 75067-3884
                Attention:  Conduit Seller Approval Dept.
                Facsimile: (214) 626-3751

                With a copy to:

                Bear Stearns Mortgage Capital Corporation
                383 Madison Avenue
                New York, New York 10179
                Attention: Global Credit Administration

         The Assignee's address for purposes of all notices and correspondence related to the Mortgage Loans and this Assignment and Assumption Agreement is:

                Citibank,N.A., as trustee
                388 Greenwich Street, 14th Floor
                New York, NY 10013
                Attention: Structured Finance Agency BSABS I 2007-SD2 Telecopier No.: (410) 715-2380


         The Company's address for purposes of all notices and correspondence related to the Mortgage Loans and this Assignment and Assumption Agreement is:

                Wells Fargo Bank, N.A.
                1 Home Campus
                Des Moines, Iowa 50328-0001
                Attention: John B. Brown, MAC X2302-033

                With a copy to:

                Wells Fargo Bank, N.A.
                1 Home Campus
                Des Moines, Iowa 50328-0001
                Attention: General Counsel - MAC X2401-06T

Miscellaneous:
--------------

         14. Each party will pay any commissions it has incurred and the Assignor shall pay the fees of its attorneys and the reasonable fees of the attorneys of the Assignee and the Company in connection with the negotiations for, documenting of and closing of the transactions contemplated by this Assignment and Assumption Agreement.

         15. This Assignment and Assumption Agreement shall be construed in accordance with the laws of the State of New York, including Sections 5-1401 and 5-1402 of the New General Obligations Law, but otherwise without regard to conflicts of law principles, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

         16. No term or provision of this Assignment and Assumption Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

         17. This Assignment and Assumption Agreement shall inure to the benefit of the successors and assigns of the parties hereto. Any entity into which Assignor, Assignee or Company may be merged or consolidated shall, without the requirement for any further writing, be deemed Assignor, Assignee or Company, respectively, hereunder.

         18. This Assignment and Assumption Agreement shall survive the conveyance of the Mortgage Loans and the assignment of the Warranties and Servicing Agreement to the extent of the Mortgage Loans by Assignor to Assignee and the termination of the Warranties and Servicing Agreement.

         19. This Assignment and Assumption Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original and all such counterparts shall constitute one and the same instrument.

         20. In the event that any provision of this Assignment and Assumption Agreement conflicts with any provision of the Warranties and Servicing Agreement with respect to the Mortgage Loans, the terms of this Assignment and Assumption Agreement shall control.

         21. Any new loan number assigned to a Mortgage Loan by the Assignee shall be provided to the Company at the following address: Wells Fargo Bank, N.A., 1 Home Campus, MAC X2302-033, Des Moines, Iowa 50328-0001 Attention: John
B. Brown. In addition, if Assignee has changed its document custodian from the previous custodian, such new custodian's name, address and contact information shall be provided to the Company at the aforementioned address.

         IN WITNESS WHEREOF, the parties have caused this Assignment and Assumption Agreement to be executed by their duly authorized officers as of the date first above written.

                               CITIBANK, N.A., not individually but solely as trustee for the holders of Bear Stearns Asset Backed Securities Trust 2007-SD2 Asset-Backed Certificates, Series 2007-SD2


                               By:
                                  ----------------------------------------------
                                  Name:
                                  Title:



                               MC MORTGAGE CORPORATION


                               By:
                                  ----------------------------------------------
                                  Name:
                                  Title:



                               WELLS FARGO BANK, N.A., as Company


                               By:
                                  ----------------------------------------------
                                  Name:
                                  Title:



Acknowledged and Agreed

WELLS FARGO BANK, N.A.,
 as Master Servicer


By:
   ----------------------------
Name:
Title:


BEAR STEARNS ASSET BACKED
SECURITIES I LLC
As depositor


By:
   ----------------------------
Name:
Title:

                                    Exhibit A
                                    ---------

                              Wells Mortgage Loans

                            [available upon request]

                                    Exhibit B
                                    ---------

                               EMC Mortgage Loans

                            [available upon request]

                                    Exhibit C
                                    ---------

                                    EXHIBIT G

                        REPORTING DATA FOR MONTHLY REPORT

                                               STANDARD FILE LAYOUT - MASTER SERVICING

COLUMN NAME                   DESCRIPTION                                          DECIMAL        FORMAT                 MAX
                                                                                                  COMMENT                SIZE
SER_INVESTOR_NBR              A value assigned by the Servicer to define a                        Text up to 10           20
                              group of loans.                                                     digits

LOAN_NBR                      A unique identifier  assigned to each loan by the                   Text   up   to  10      10
                              investor.                                                           digits

SERVICER_LOAN_NBR             A  unique  number  assigned  to  a  loan  by  the                   Text   up   to  10      10
                              Servicer. This may be different than the                            digits
                              LOAN_NBR.

BORROWER_NAME                 The  borrower  name as received  in the file.  It                   Maximum  length of      30
                              is not separated by first and last name.                            30 (Last, First)

SCHED_PAY_AMT                 Scheduled   monthly   principal   and   scheduled       2           No   commas(,)  or      11
                              interest  payment  that a borrower is expected to                   dollar signs ($)
                              pay, P&I constant.

NOTE_INT_RATE                 The  loan   interest  rate  as  reported  by  the       4           Max length of 6          6
                              Servicer.

NET_INT_RATE                  The loan  gross  interest  rate less the  service       4           Max length of 6          6
                              fee rate as reported by the Servicer.

SERV_FEE_RATE                 The  servicer's  fee rate for a loan as  reported       4           Max length of 6          6
                              by the Servicer.

SERV_FEE_AMT                  The  servicer's fee amount for a loan as reported       2           No   commas(,)  or      11
                              by the Servicer.                                                    dollar signs ($)

NEW_PAY_AMT                   The new loan  payment  amount as  reported by the       2           No   commas(,)  or      11
                              Servicer.                                                           dollar signs ($)

NEW_LOAN_RATE                 The new loan rate as reported by the Servicer.          4           Max length of 6          6

ARM_INDEX_RATE                The index the  Servicer  is using to  calculate a       4           Max length of 6          6
                              forecasted rate.

ACTL_BEG_PRIN_BAL             The borrower's  actual  principal  balance at the       2           No   commas(,)  or      11
                              beginning of the processing cycle.                                  dollar signs ($)

ACTL_END_PRIN_BAL             The borrower's  actual  principal  balance at the       2           No   commas(,)  or      11
                              end of the processing cycle.                                        dollar signs ($)

(continued)

                                               STANDARD FILE LAYOUT - MASTER SERVICING

COLUMN NAME                   DESCRIPTION                                          DECIMAL        FORMAT                 MAX
                                                                                                  COMMENT                SIZE
BORR_NEXT_PAY_DUE_DATE        The date at the end of processing  cycle that the                   MM/DD/YYYY              10
                              borrower's  next payment is due to the  Servicer,
                              as reported by Servicer.

SERV_CURT_AMT_1               The first curtailment amount to be applied.             2           No   commas(,)  or      11
                                                                                                  dollar signs ($)

SERV_CURT_DATE_1              The  curtailment  date  associated with the first                   MM/DD/YYYY              10
                              curtailment amount.

CURT_ADJ_ AMT_1               The    curtailment    interest   on   the   first       2           No   commas(,)  or      11
                              curtailment amount, if applicable.                                  dollar signs ($)

SERV_CURT_AMT_2               The second curtailment amount to be applied.            2           No   commas(,)  or      11
                                                                                                  dollar signs ($)

SERV_CURT_DATE_2              The  curtailment  date associated with the second                   MM/DD/YYYY              10
                              curtailment amount.

CURT_ADJ_ AMT_2               The   curtailment    interest   on   the   second       2           No   commas(,)  or      11
                              curtailment amount, if applicable.                                  dollar signs ($)

SERV_CURT_AMT_3               The third curtailment amount to be applied.             2           No   commas(,)  or      11
                                                                                                  dollar signs ($)

SERV_CURT_DATE_3              The  curtailment  date  associated with the third                   MM/DD/YYYY              10
                              curtailment amount.

CURT_ADJ_AMT_3                The    curtailment    interest   on   the   third       2           No   commas(,)  or      11
                              curtailment amount, if applicable.                                  dollar signs ($)

PIF_AMT                       The loan  "paid in full"  amount as  reported  by       2           No   commas(,)  or      11
                              the Servicer.                                                       dollar signs ($)

PIF_DATE                      The  paid  in  full  date  as   reported  by  the                   MM/DD/YYYY              10
                              Servicer.
                                                                                                  Action  Code  Key:       2
                                                                                                  15=Bankruptcy,
                                                                                                  30=Foreclosure,  ,
                                                                                                  60=PIF,
                                                                                                  63=Substitution,
                                                                                                  65=Repurchase,70=REO
ACTION_CODE                   The standard FNMA numeric code used to indicate
                              the default/delinquent status of a particular
                              loan.

INT_ADJ_AMT                   The  amount  of  the   interest   adjustment   as       2           No   commas(,)  or      11
                              reported by the Servicer.                                           dollar signs ($)

SOLDIER_SAILOR_ADJ_AMT        The  Soldier  and Sailor  Adjustment  amount,  if       2           No   commas(,)  or      11
                              applicable.                                                         dollar signs ($)

NON_ADV_LOAN_AMT              The Non Recoverable Loan Amount, if applicable.         2           No   commas(,)  or      11
                                                                                                  dollar signs ($)

LOAN_LOSS_AMT                 The amount the Servicer is passing as a loss,  if       2           No   commas(,)  or      11
                              applicable.                                                         dollar signs ($)

(continued)

                                               STANDARD FILE LAYOUT - MASTER SERVICING

COLUMN NAME                   DESCRIPTION                                          DECIMAL        FORMAT                 MAX
                                                                                                  COMMENT                SIZE
SCHED_BEG_PRIN_BAL            The scheduled  outstanding  principal  amount due       2           No   commas(,)  or      11
                              at the  beginning  of the cycle date to be passed                   dollar signs ($)
                              through to investors.

SCHED_END_PRIN_BAL            The scheduled  principal balance due to investors       2           No   commas(,)  or      11
                              at the end of a processing cycle.                                   dollar signs ($)

SCHED_PRIN_AMT                The  scheduled  principal  amount as  reported by       2           No   commas(,)  or      11
                              the  Servicer  for  the  current  cycle  --  only                   dollar signs ($)
                              applicable for Scheduled/Scheduled Loans.

SCHED_NET_INT                 The  scheduled  gross  interest  amount  less the       2           No   commas(,)  or      11
                              service  fee  amount  for the  current  cycle  as                   dollar signs ($)
                              reported by the Servicer -- only  applicable  for
                              Scheduled/Scheduled Loans.

ACTL_PRIN_AMT                 The  actual  principal  amount  collected  by the       2           No   commas(,)  or      11
                              Servicer for the current  reporting cycle -- only                   dollar signs ($)
                              applicable for Actual/Actual Loans.

ACTL_NET_INT                  The  actual  gross   interest   amount  less  the       2           No   commas(,)  or      11
                              service  fee  amount  for the  current  reporting                   dollar signs ($)
                              cycle  as  reported  by  the   Servicer  --  only
                              applicable for Actual/Actual Loans.

PREPAY_PENALTY_ AMT           The  penalty  amount  received  when  a  borrower       2           No   commas(,)  or      11
                              prepays   on  his   loan  as   reported   by  the                   dollar signs ($)
                              Servicer.

PREPAY_PENALTY_ WAIVED        The  prepayment   penalty  amount  for  the  loan       2           No   commas(,)  or      11
                              waived by the servicer.                                             dollar signs ($)

MOD_DATE                      The  Effective  Payment Date of the  Modification                   MM/DD/YYYY              10
                              for the loan.

MOD_TYPE                      The Modification Type.                                              Varchar   -  value      30
                                                                                                  can  be  alpha  or
                                                                                                  numeric

DELINQ_P&I_ADVANCE_AMT        The current  outstanding  principal  and interest       2           No   commas(,)  or      11
                              advances made by Servicer.                                          dollar signs ($)


                                    Exhibit D
                                    ---------

                                    EXHIBIT H

                STANDARD LAYOUT FOR MONTHLY DEFAULTED LOAN REPORT

EXHIBIT  : STANDARD FILE LAYOUT - DELINQUENCY REPORTING




 *The column/header names in BOLD are the minimum fields Wells Fargo must receive from every Servicer


COLUMN/HEADER NAME                                            DESCRIPTION                          DECIMAL     FORMAT COMMENT
SERVICER_LOAN_NBR                        A unique number assigned to a loan by the Servicer.
                                         This may be different than the LOAN_NBR

LOAN_NBR                                 A unique identifier assigned to each loan by the
                                         originator.

CLIENT_NBR                               Servicer Client Number

SERV_INVESTOR_NBR                        Contains a unique number as assigned by
                                         an external servicer to identify a
                                         group of loans in their system.

BORROWER_FIRST_NAME                      First Name of the Borrower.

BORROWER_LAST_NAME                       Last name of the borrower.

PROP_ADDRESS                             Street Name and Number of Property

PROP_STATE                               The state where the  property located.

PROP_ZIP                                 Zip code where the property is located.

BORR_NEXT_PAY_DUE_DATE                   The date that the borrower's next
                                         payment is due to MM/DD/YYYY the
                                         servicer at the end of processing
                                         cycle, as reported by Servicer.

LOAN_TYPE                                Loan Type (i.e. FHA, VA, Conv)

BANKRUPTCY_FILED_DATE                    The date a particular bankruptcy claim was filed.                     MM/DD/YYYY

BANKRUPTCY_CHAPTER_CODE                  The chapter under which the bankruptcy was filed.

BANKRUPTCY_CASE_NBR                      The case number assigned by the court to the
                                         bankruptcy filing.

POST_PETITION_DUE_DATE                   The payment due date once the bankruptcy has been                     MM/DD/YYYY
                                         approved by the courts

BANKRUPTCY_DCHRG_DISM_DATE               The Date The Loan Is Removed From  Bankruptcy.  Either                MM/DD/YYYY
                                         by Dismissal, Discharged and/or a Motion For Relief
                                         Was Granted.

LOSS_MIT_APPR_DATE                       The Date The Loss Mitigation Was Approved By The                      MM/DD/YYYY
                                         Servicer

LOSS_MIT_TYPE                            The Type Of Loss Mitigation Approved For A Loan Such
                                         As;

(continued)


COLUMN/HEADER NAME                                            DESCRIPTION                          DECIMAL     FORMAT COMMENT
LOSS_MIT_EST_COMP_DATE                   The Date The Loss Mitigation/Plan Is Scheduled To                     MM/DD/YYYY
                                         End/Close

LOSS_MIT_ACT_COMP_DATE                   The Date The Loss Mitigation Is Actually Completed                    MM/DD/YYYY

FRCLSR_APPROVED_DATE                     The date DA Admin sends a letter to the servicer  with                MM/DD/YYYY
                                         instructions to begin foreclosure proceedings.

ATTORNEY_REFERRAL_DATE                   Date File Was Referred To Attorney to Pursue                          MM/DD/YYYY
                                         Foreclosure

FIRST_LEGAL_DATE                         Notice of 1st legal filed by an Attorney in a                         MM/DD/YYYY
                                         Foreclosure Action

FRCLSR_SALE_EXPECTED_DATE                The date by which a foreclosure sale is expected to                   MM/DD/YYYY
                                         occur.

FRCLSR_SALE_DATE                         The actual date of the foreclosure sale.                              MM/DD/YYYY

FRCLSR_SALE_AMT                          The amount a property sold for at the foreclosure           2         No commas(,)
                                         sale.                                                                 or
                                                                                                               dollar
                                                                                                               signs
                                                                                                               ($)

EVICTION_START_DATE                      The date the servicer initiates eviction of the                       MM/DD/YYYY
                                         borrower.

EVICTION_COMPLETED_DATE                  The date the court revokes legal
                                         possession of the MM/DD/YYYY property
                                         from the borrower.

LIST_PRICE                               The price at which an REO property is marketed.             2         No commas(,)
                                                                                                               or dollar
                                                                                                               signs ($)

LIST_DATE                                The date an REO property is listed at a particular                    MM/DD/YYYY
                                         price.

OFFER_AMT                                The dollar value of an offer for an REO property.           2         No commas(,)
                                                                                                               or dollar
                                                                                                               signs ($)

OFFER_DATE_TIME                          The date an offer is received by DA Admin or by the                   MM/DD/YYYY
                                         Servicer.

REO_CLOSING_DATE                         The date the REO sale of the property is scheduled to                 MM/DD/YYYY
                                         close.

REO_ACTUAL_CLOSING_DATE                  Actual Date Of REO Sale                                               MM/DD/YYYY

OCCUPANT_CODE                            Classification of how the property is occupied.

PROP_CONDITION_CODE                      A code that indicates the condition of the property.
PROP_INSPECTION_DATE                     The date a  property inspection is performed.                         MM/DD/YYYY

APPRAISAL_DATE                           The date the appraisal was done.                                      MM/DD/YYYY

CURR_PROP_VAL                            The current "as is" value of the property based on          2
                                         brokers price opinion or appraisal.

REPAIRED_PROP_VAL                        The amount the property would be worth if repairs are       2
                                         completed pursuant to a broker's price opinion or
                                         appraisal.

IF APPLICABLE:

DELINQ_STATUS_CODE                       FNMA Code Describing Status of Loan

DELINQ_REASON_CODE                       The circumstances which caused a borrower to stop
                                         paying on a loan.  Code indicates the reason why the
                                         loan is in default for this cycle.

(continued)


COLUMN/HEADER NAME                                            DESCRIPTION                          DECIMAL     FORMAT COMMENT
MI_CLAIM_FILED_DATE                      Date Mortgage Insurance Claim Was Filed With Mortgage                 MM/DD/YYYY
                                         Insurance Company.

MI_CLAIM_AMT                             Amount of Mortgage Insurance Claim Filed                              No commas(,)
                                                                                                               or dollar
                                                                                                               signs ($)

MI_CLAIM_PAID_DATE                       Date Mortgage Insurance Company Disbursed Claim                       MM/DD/YYYY
                                         Payment

MI_CLAIM_AMT_PAID                        Amount Mortgage Insurance Company Paid On Claim              2        No commas(,)
                                                                                                               or dollar
                                                                                                               signs ($)

POOL_CLAIM_FILED_DATE                    Date Claim Was Filed With Pool Insurance Company                      MM/DD/YYYY

POOL_CLAIM_AMT                           Amount of Claim Filed With Pool Insurance Company            2        No commas(,)
                                                                                                               or dollar
                                                                                                               signs ($)

POOL_CLAIM_PAID_DATE                     Date Claim Was Settled and The Check Was Issued By                    MM/DD/YYYY
                                         The Pool Insurer

POOL_CLAIM_AMT_PAID                      Amount Paid On Claim By Pool Insurance Company               2        No commas(,)
                                                                                                               or dollar
                                                                                                               signs ($)

FHA_PART_A_CLAIM_FILED_DATE              Date FHA Part A Claim Was Filed With HUD                              MM/DD/YYYY

FHA_PART_A_CLAIM_AMT                     Amount of FHA Part A Claim Filed                            2         No commas(,)
                                                                                                               or dollar
                                                                                                               signs ($)

FHA_PART_A_CLAIM_PAID_DATE               Date HUD Disbursed Part A Claim Payment                               MM/DD/YYYY

FHA_PART_A_CLAIM_PAID_AMT                Amount HUD Paid on Part A Claim                             2         No commas(,)
                                                                                                               or dollar
                                                                                                               signs ($)

FHA_PART_B_CLAIM_FILED_DATE              Date FHA Part B Claim Was Filed With HUD                              MM/DD/YYYY

FHA_PART_B_CLAIM_AMT                     Amount of FHA Part B Claim Filed                           2          No commas(,)
                                                                                                               or dollar
                                                                                                               signs ($)

FHA_PART_B_CLAIM_PAID_DATE               Date HUD Disbursed Part B Claim Payment                               MM/DD/YYYY

FHA_PART_B_CLAIM_PAID_AMT                Amount HUD Paid on Part B Claim                             2         No commas(,)
                                                                                                               or dollar
                                                                                                               signs ($)

VA_CLAIM_FILED_DATE                      Date VA Claim Was Filed With the Veterans Admin                       MM/DD/YYYY

VA_CLAIM_PAID_DATE                       Date Veterans Admin. Disbursed VA Claim Payment                       MM/DD/YYYY

VA_CLAIM_PAID_AMT                        Amount Veterans Admin. Paid on VA Claim                     2         No commas(,)
                                                                                                               or dollar
                                                                                                               signs ($)

EXHIBIT 2: STANDARD FILE CODES - DELINQUENCY REPORTING




The LOSS MIT TYPE field should show the approved Loss Mitigation Code as follows:

    o    ASUM- Approved Assumption
    o    BAP-  Borrower Assistance Program
    o    CO-   Charge Off
    o    DIL-  Deed-in-Lieu
    o    FFA-  Formal Forbearance Agreement
    o    MOD-  Loan Modification
    o    PRE-  Pre-Sale
    o    SS-   Short Sale
    o    MISC-     Anything else approved by the PMI or Pool Insurer


NOTE: Wells Fargo Bank will accept alternative Loss Mitigation Types to those above, provided that they are consistent with industry standards. If Loss Mitigation Types other than those above are used, the Servicer must supply Wells Fargo Bank with a description of each of the Loss Mitigation Types prior to sending the file.



The OCCUPANT CODE field should show the current status of the property code as follows:

    o    Mortgagor
    o    Tenant
    o    Unknown
    o    Vacant


The PROPERTY CONDITION field should show the last reported condition of the property as follows:

    o    Damaged
    o    Excellent
    o    Fair
    o    Gone
    o    Good
    o    Poor
    o    Special Hazard
    o    Unknown

The FNMA DELINQUENT REASON CODE field should show the Reason for Delinquency as follows:



           DELINQUENCY          DELINQUENCY DESCRIPTION
           CODE

           001                  FNMA-Death of principal mortgagor

           002                  FNMA-Illness of principal mortgagor

           003                  FNMA-Illness of mortgagor's family member

           004                  FNMA-Death of mortgagor's family member

           005                  FNMA-Marital difficulties

           006                  FNMA-Curtailment of income

           007                  FNMA-Excessive Obligation

           008                  FNMA-Abandonment of property

           009                  FNMA-Distant employee transfer

           011                  FNMA-Property problem

           012                  FNMA-Inability to sell property

           013                  FNMA-Inability to rent property

           014                  FNMA-Military Service

           015                  FNMA-Other

           016                  FNMA-Unemployment

           017                  FNMA-Business failure

           019                  FNMA-Casualty loss

           022                  FNMA-Energy environment costs

           023                  FNMA-Servicing problems

           026                  FNMA-Payment adjustment

           027                  FNMA-Payment dispute

           029                  FNMA-Transfer of ownership pending

           030                  FNMA-Fraud

           031                  FNMA-Unable to contact borrower

           INC                  FNMA-Incarceration



EXHIBIT 2: STANDARD FILE CODES - DELINQUENCY REPORTING, CONTINUED



The FNMA DELINQUENT STATUS CODE field should show the Status of Default as follows:



              STATUS CODE    STATUS DESCRIPTION

                09           Forbearance

                17           Pre-foreclosure Sale Closing Plan Accepted

                24           Government Seizure

                26           Refinance

                27           Assumption

                28           Modification

                29           Charge-Off

                30           Third Party Sale

                31           Probate

                32           Military Indulgence

                43           Foreclosure Started

                44           Deed-in-Lieu Started

                49           Assignment Completed

                61           Second Lien Considerations

                62           Veteran's Affairs-No Bid

                63           Veteran's Affairs-Refund

                64           Veteran's Affairs-Buydown

                65           Chapter 7 Bankruptcy

                66           Chapter 11 Bankruptcy

                67           Chapter 13 Bankruptcy

                                    Exhibit E
                                    ---------

                                    EXHIBIT I

                  REPORTING DATA FOR REALIZED LOSSES AND GAINS



          CALCULATION OF REALIZED LOSS/GAIN FORM 332- INSTRUCTION SHEET

         NOTE: DO NOT NET OR COMBINE ITEMS. SHOW ALL EXPENSES INDIVIDUALLY AND ALL CREDITS AS SEPARATE LINE ITEMS. CLAIM PACKAGES ARE DUE ON THE REMITTANCE REPORT DATE. LATE SUBMISSIONS MAY RESULT IN CLAIMS NOT BEING PASSED UNTIL THE FOLLOWING MONTH. THE SERVICER IS RESPONSIBLE TO REMIT ALL FUNDS PENDING LOSS APPROVAL AND /OR RESOLUTION OF ANY DISPUTED ITEMS.



                     THE NUMBERS ON THE 332 FORM CORRESPOND WITH THE NUMBERS LISTED BELOW.

         LIQUIDATION AND ACQUISITION EXPENSES:
         ------------------------------------

         1. The Actual Unpaid Principal Balance of the Mortgage Loan. For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

2. The Total Interest Due less the aggregate amount of servicing fee that would have been earned if all delinquent payments had been made as agreed. For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

3. Accrued Servicing Fees based upon the Scheduled Principal Balance of the Mortgage Loan as calculated on a monthly basis. For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

         4-12.    Complete as applicable. Required documentation:

                  * For taxes and insurance advances - see page 2 of 332 form - breakdown required showing period of coverage, base tax, interest, penalty. Advances prior to default require evidence of servicer efforts to recover advances.

                  * For escrow advances - complete payment history

                    (to calculate advances from last positive escrow balance forward)

                  * Other expenses -  copies of corporate advance history
                    showing all payments

                  * REO repairs > $1500 require explanation

                  * REO repairs >$3000 require evidence of at least 2 bids.

                  * Short Sale or Charge Off require P&L supporting the decision and WFB's approved Servicing Officer certification

                  * Unusual or extraordinary items may require further documentation.

         4.     The total of lines 1 through 12.

         Credits:

         14-21.   Complete as applicable. Required documentation:

                  * Copy of the HUD 1 from the REO sale. If a 3rd Party Sale, bid instructions and Escrow Agent / Attorney Letter of Proceeds Breakdown.

                  *  Copy of EOB for any MI or gov't guarantee

                  * All other credits need to be clearly defined on the 332 form

         5.     The total of lines 14 through 21.


         Please Note:      For HUD/VA loans, use line (18a) for Part
                           A/Initial proceeds and line (18b) for Part
                           B/Supplemental proceeds.

         TOTAL REALIZED LOSS (OR AMOUNT OF ANY GAIN)
         -------------------------------------------

         6. The total derived from subtracting line 22 from 13. If the amount represents a realized gain, show the amount in parenthesis ( ).

                   CALCULATION OF REALIZED LOSS/GAIN FORM 332

         Prepared by:  __________________              Date:  _______________
         Phone:  ______________________   Email Address:_____________________




Servicer Loan No.              Servicer Name                    Servicer Address




         WELLS FARGO BANK, N.A. LOAN NO._____________________________


         Borrower's Name: ______________________________________________________

         Property Address: _____________________________________________________

         LIQUIDATION TYPE: REO SALE    3RD PARTY SALE    SHORT SALE   CHARGE OFF


         WAS THIS LOAN GRANTED A BANKRUPTCY DEFICIENCY OR CRAMDOWN    YES    NO
         If "Yes", provide deficiency or cramdown amount _______________________

         LIQUIDATION AND ACQUISITION EXPENSES:
         (1)  Actual Unpaid Principal Balance of Mortgage Loan $ __________ (1)
         (2)  Interest accrued at Net Rate                     ____________ (2)
         (3)  Accrued Servicing Fees                           ____________ (3)
         (4)  Attorney's Fees                                  ____________ (4)
         (5)  Taxes (see page 2)                               ____________ (5)
         (6)  Property Maintenance                             ____________ (6)
         (7)  MI/Hazard Insurance Premiums (see page 2)        ____________ (7)
         (8)  Utility Expenses                                 ____________ (8)
         (9)  Appraisal/BPO                                    ____________ (9)
         (10) Property Inspections                             ____________ (10)
         (11) FC Costs/Other Legal Expenses                    ____________ (11)

         (12) Other (itemize)                                  ____________ (12)
                  Cash for Keys__________________________      ____________ (12)
                  HOA/Condo Fees_______________________        ____________ (12)
                  ______________________________________       ____________ (12)

                  TOTAL EXPENSES                               $ __________ (13)
         CREDITS:
         (14) Escrow Balance                                   $ __________ (14)
         (15) HIP Refund                                       ____________ (15)
         (16) Rental Receipts                                  ____________ (16)
         (17) Hazard Loss Proceeds                             ____________ (17)
         (18) Primary Mortgage Insurance / Gov't Insurance     ____________(18a)
                                                                      HUD Part A
                                                               ____________(18b)
         HUD Part B
         (19) Pool Insurance Proceeds                          ____________ (19)
         (20) Proceeds from Sale of Acquired Property          ____________ (20)
         (21) Other (itemize)                                  ____________ (21)
              _________________________________________        ____________ (21)

              TOTAL CREDITS                                    $ __________ (22)
         TOTAL REALIZED LOSS (OR AMOUNT OF GAIN)               $ __________ (23)

ESCROW DISBURSEMENT DETAIL

     TYPE         DATE PAID    PERIOD OF COVERAGE   TOTAL PAID      BASE AMOUNT        PENALTIES         INTEREST

  (TAX /INS.)



                                   Schedule 1

                              Servicing Agreements

         1. Subservicing Agreement dated as of May 1, 2005, by and between Wells Fargo Bank, N.A., as servicer and EMC Mortgage Corporation, as owner.

         2. Seller's Warranties and Servicing Agreement dated as of July 1, 2005 by and between EMC Mortgage Corporation, as purchaser and Wells Fargo Bank, N.A., as seller and servicer (regarding WFHM Mortgage Loan Pools 6344, 6345, 6346, 6347 and 6348).

         3. Seller's Warranties and Servicing Agreement, dated and effective as of April 1, 2006, by and between EMC Mortgage Corporation, as purchaser and Wells Fargo Bank, N.A., as seller and servicer (regarding WFHM Mortgage Loan Pools 6518, 6519, 6520, 6521, 6522 and 6523).

         4. Seller's Warranties and Servicing Agreement dated as of June 1, 2006 by and between EMC Mortgage Corporation, as purchaser and Wells Fargo Bank, N.A., as seller and servicer (regarding WFHM Mortgage Loan Pools 6543, 6544, 6545, 6546 and 6547).

         5. Seller's Warranties and Servicing Agreement dated as of July 1, 2006 by and between EMC Mortgage Corporation, as purchaser and Wells Fargo Bank, N.A., as seller and servicer (regarding WFHM Mortgage Loan Pools 6567, 6568, 6569, 6570, 6571 and 6572).

         6. Seller's Warranties and Servicing Agreement dated as of September 1, 2006 by and between EMC Mortgage Corporation, as purchaser and Wells Fargo Bank, N.A., as seller and servicer (regarding WFHM Mortgage Loan Pools 6603, 6604, 6605, 6606, 6607 and 6608).

         7. Seller's Warranties and Servicing Agreement dated as of October 1, 2006 by and between EMC Mortgage Corporation, as purchaser and Wells Fargo Bank, N.A., as seller and servicer (regarding WFHM Mortgage Loan Pools 6638, 6639, 6640, 6641, and 6642).

         8. Seller's Warranties and Servicing Agreement dated as of December 1, 2006 by and between EMC Mortgage Corporation, as purchaser and Wells Fargo Bank, N.A., as seller and servicer (regarding WFHM Mortgage Loan Pools 6655, 6656, 6657, 6658, 6659 and 6660).

         9. Seller's Warranties and Servicing Agreement dated as of January 1, 2007 by and between EMC Mortgage Corporation, as purchaser and Wells Fargo Bank, N.A., as seller and servicer (regarding WFHM Mortgage Loan Pools 6689, 6690, 6691, 6692, 6693 and 6694).

                                   Schedule 2

         Seller's Warranties and Servicing Agreement, dated and effective as of January 1, 2007, by and between EMC Mortgage Corporation, as purchaser and Wells Fargo Bank, N.A., as seller and servicer (regarding WFHM Mortgage Loan Pools 6689, 6690, 6691, 6692, 6693 and 6694).

                             [Provided upon request]

                                                                  Execution Copy



                ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT

         THIS ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT (the "Assignment and Assumption Agreement"), dated as of March 15, 2007, by EMC Mortgage Corporation, a Delaware corporation (the "Assignor"), Citibank, National Association, not individually but solely as trustee for the holders of Bear Stearns Asset Backed Securities Trust 2007-SD2 Asset-Backed Certificates, Series 2007-SD2 (the "Assignee") and GMAC Mortgage LLC (formerly known as GMAC Mortgage Corporation) (the "Company") and is acknowledged and agreed to by Bear Stearns Asset Backed Securities I LLC as the depositor (the "Depositor") and Wells Fargo Bank, N.A., as master servicer (the "Master Servicer").

         WHEREAS, the Assignor and the Company entered into that certain Servicing Agreement dated as of May 1, 2001, as amended by Amendment Number One thereto dated as of October 1, 2001, Amendment Number Two thereto dated as of July 31, 2002 and Amendment Number Three thereto dated as of December 20, 2005 (as amended, the "Servicing Agreement") attached hereto as Exhibit A, pursuant to which the Company agreed to service the Mortgage Loans listed on Exhibit B annexed hereto (the "Mortgage Loans") on behalf of Assignor.

         NOW, THEREFORE, in consideration of the mutual promises and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Mortgage Loans now serviced by the Company for the Assignor and its successors and assigns pursuant to the Servicing Agreement shall be subject to the terms of this Assignment and Assumption Agreement. Capitalized terms used herein but not otherwise defined shall have the meanings assigned to them in the Servicing Agreement.

Assignment and Assumption
-------------------------

         1. Except as expressly provided for herein, the Assignor hereby grants, transfers and assigns to the Assignee all of its right, title and interest in, to and under (a) the Mortgage Loans and (b) the Servicing Agreement with respect to the Mortgage Loans; provided, however, that the Assignor is not assigning to the Assignee any of its right, title and interest, to and under the Servicing Agreement with respect to any mortgage loan other than the Mortgage Loans listed on Exhibit A. Notwithstanding anything to the contrary contained herein, the Assignor specifically reserves and does not assign to the Assignee any right, title and interest in, to or under the representations and warranties contained in Article III of the Servicing Agreement, and any obligation of the Company to cure, repurchase or substitute for a mortgage loan and to indemnify the Assignor with respect to a breach of such representations and warranties pursuant to Section 8.01 of the Servicing Agreement, and the Assignor is retaining the right to enforce the representations and warranties and the obligations of the Company set forth in those sections against the Company. Except as is otherwise expressly provided herein, the Assignor makes no representations, warranties or covenants to the Assignee and the Assignee acknowledges that the Assignor has no obligations to the Assignee under the terms of the Servicing Agreement or otherwise relating to the transaction contemplated herein (including, but not limited to, any obligation to indemnify the Assignee).

Representations Warranties and Covenants
----------------------------------------

         2. The Assignor warrants and represents to, and covenants with, the Assignee that as of the date hereof:

                (a) Attached hereto as Exhibit B is a true and accurate copy of the Servicing Agreement, which agreement is in full force and effect as of the date hereof and the provisions of which have not been waived, further amended or modified in any respect, nor has any notice of termination been given thereunder;

                (b) The Assignor is the lawful owner of the Mortgage Loans with full right to transfer the Mortgage Loans and any and all of its interests, rights and obligations under the Servicing Agreement as they relate to the Mortgage Loans, free and clear from any and all claims and encumbrances; and upon the transfer of the Mortgage Loans to the Assignee as contemplated herein, Assignee shall have good title to each and every Mortgage Loan, as well as any and all of the Assignee's interests, rights and obligations under the Servicing Agreement as they relate to the Mortgage Loans, free and clear of any and all liens, claims and encumbrances;

                (c) There are no offsets, counterclaims or other defenses available to the Company with respect to the Mortgage Loans or the Servicing Agreement;

                (d) The Assignor has no knowledge of, and has not received notice of, any waivers under, or any modification of, any Mortgage Loan;

                (e) The Assignor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite power and authority to acquire, own and sell the Mortgage Loans;

                (f) The Assignor has full corporate power and authority to execute, deliver and perform its obligations under this Assignment and Assumption Agreement, and to consummate the transactions set forth herein. The consummation of the transactions contemplated by this Assignment and Assumption Agreement is in the ordinary course of the Assignor's business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of the Assignor's charter or by-laws or any legal restriction, or any material agreement or instrument to which the Assignor is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which Assignor or its property is subject. The execution, delivery and performance by the Assignor of this Assignment and Assumption Agreement and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on part of the Assignor. This Assignment and Assumption Agreement has been duly executed and delivered by the Assignor and, upon the due authorization, execution and delivery by the Assignee and the Company, will constitute the valid and legally binding obligation of the Assignor enforceable against the Assignor in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

                (g) No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by the Assignor in connection with the execution, delivery or performance by the Assignor of this Assignment and Assumption Agreement, or the consummation by it of the transactions contemplated hereby.

                (h) Neither the Assignor nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Mortgage Loans or any interest in the Mortgage Loans, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Mortgage Loans, or any interest in the Mortgage Loans or otherwise approached or negotiated with respect to the Mortgage Loans, or any interest in the Mortgage Loans with any Person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action which would constitute a distribution of the Mortgage Loans under the Securities Act of 1933, as amended (the "1933 Act") or which would render the disposition of the Mortgage Loans a violation of Section 5 of the 1933 Act or require registration pursuant thereto;

                (i) The Assignor has received from the Company, and has delivered to the Assignee, all documents required to be delivered to the Assignor by the Company prior to the date hereof pursuant to the Servicing Agreement with respect to the Mortgage Loans and has not received, and has not requested from the Company, any additional documents; and

                (j) There is no action, suit, proceeding, investigation or litigation pending or, to Assignor's knowledge, threatened, which either in any instance or in the aggregate, if determined adversely to Assignor, would adversely affect Assignor's execution or delivery of, or the enforceability of, this AAR Agreement, or the Assignor's ability to perform its obligations under this AAR Agreement.

         3. The Assignee warrants and represents to, and covenants with, Assignor and Company as of the date hereof:

                (a) The Assignee is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority to hold the Mortgage Loans on behalf of the holders of Bear Stearns Asset Backed Securities Trust 2007-SD2 Asset-Backed Certificates, Series 2007-SD2;

                (b) The Assignee has full corporate power and authority to execute, deliver and perform under this Assignment and Assumption Agreement, and to consummate the transactions set forth herein. The consummation of the transactions contemplated by this Assignment and Assumption Agreement is in the ordinary course of the Assignee's business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of the Assignee's charter or by-laws or any legal restriction, or any material agreement or instrument to which the Assignee is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Assignee or its property is subject. The execution, delivery and performance by the Assignee of this Assignment and Assumption Agreement and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on part of the Assignee. This Assignment and Assumption Agreement has been duly executed and delivered by the Assignee and, upon the due authorization, execution and delivery by the Assignor and the Company, will constitute the valid and legally binding obligation of Assignee enforceable against the Assignee in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

                (c) No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by the Assignee in connection with the execution, delivery or performance by the Assignee of this Assignment and Assumption Agreement, or the consummation by it of the transactions contemplated hereby; and

                (d) The Assignee assumes all of the rights of the Purchaser under the Servicing Agreement with respect to the Mortgage Loans other than the right to enforce the obligations of the Company under the Servicing Agreement.

         4. The Company warrants and represents to, and covenants with, the Assignor and the Assignee as of the date hereof:

                (a) Attached hereto as Exhibit B is a true and accurate copy of the Servicing Agreement, which agreement is in full force and effect as of the date hereof and the provisions of which have not been waived, further amended or modified in any respect, nor has any notice of termination been given thereunder;

                (b) The Company is a Delaware limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to service the Mortgage Loans and otherwise to perform its obligations under the Servicing Agreement;

                (c) The Company has full power and authority to execute, deliver and perform its obligations under this Assignment and Assumption Agreement, and to consummate the transactions set forth herein. The consummation of the transactions contemplated by this Assignment and Assumption Agreement is in the ordinary course of the Company's business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of the Company's organizational documents or any legal restriction, or any material agreement or instrument to which the Company is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Company or its property is subject. The execution, delivery and performance by the Company of this Assignment and Assumption Agreement and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary action on part of the Company. This Assignment and Assumption Agreement has been duly executed and delivered by the Company, and, upon the due authorization, execution and delivery by Assignor and Assignee, will constitute the valid and legally binding obligation of Company, enforceable against the Company in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

                (d) No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by the Company in connection with the execution, delivery or performance by the Company of this Assignment and Assumption Agreement, or the consummation by it of the transactions contemplated hereby;

                (e) The Company shall establish a Custodial Account and an Escrow Account under the Servicing Agreement in favor of the Assignee with respect to the Mortgage Loans separate from the Custodial Account and Escrow Account previously established under the Servicing Agreement in favor of Assignor;

                (f) Pursuant to Section 10.02 of the Servicing Agreement, the Company hereby restates the representations and warranties set forth in
Article III of the Servicing Agreement with respect to the Company as of the date hereof; and

                (g) Neither this Assignment and Assumption Agreement nor any certification, statement, report or other agreement, document or instrument furnished or to be furnished by the Company pursuant to this Assignment and Assumption Agreement contains or will contain any untrue statement of fact or omits or will omit to state a fact necessary to make the statements contained therein not materially misleading.

         5. Notwithstanding anything to the contrary in the Servicing Agreement, the Company shall (or shall cause any Third-Party Originator to) (i) immediately notify Assignor and BSABS I in writing of (A) legal proceedings pending against the Company, or proceedings known to be contemplated by governmental authorities against the Company which in the judgment of the Company would be, in each case, material to purchasers of securities backed by the Mortgage Loans and (B) any affiliations or relationships of the type described in Item 1119(b) of Regulation AB that develop following the date hereof between the Company and any of the above listed parties or other parties identified in writing by the Assignor or BSABS I with respect to the Securitization Transaction and (ii) provide to the Assignor and BSABS I a description of such proceedings, affiliations or relationships.

         Each notice/update regarding Regulation AB should be sent to the Assignor by e-mail to regABnotifications@bear.com. Additionally, all such notifications, other than those pursuant to (i)(A) above, should be sent to:

                EMC Mortgage Corporation
                2780 Lake Vista Drive
                Lewisville, TX 75067-3884
                Attention:  Conduit Seller Approval Dept.
                Facsimile:  (214) 626-3751
                Email:  sellerapproval@bear.com

                with copies to:

                Bear, Stearns & Co. Inc.
                383 Madison Avenue, 3rd Floor
                New York, NY  10179

                Attention:  Global Credit Administration
                Facsimile:  (212) 272-6564

                EMC Mortgage Corporation
                2780 Lake Vista Drive
                Lewisville, TX  75067-3884
                Attention:  General Counsel
                Facsimile:  (469) 759-4714

         Notifications pursuant to (i)(A) above should be sent to:

                EMC Mortgage Corporation
                2780 Lake Vista Drive
                Lewisville, TX  75067-3884
                Attention:  General Counsel
                Facsimile:  (469) 759-4714

                with a copy to:

                Bear, Stearns & Co. Inc.
                383 Madison Avenue, 3rd Floor
                New York, NY  10179
                Attention:  Global Credit Administration
                Facsimile:  (212) 272-6564

         6. Assignor hereby agrees to indemnify and hold the Assignee (and its successors and assigns) harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that Assignee (and its successors and assigns) may sustain in any way related to any breach of the representations or warranties of Assignor set forth in this Assignment and Assumption Agreement or the breach of any covenant or condition contained herein.

         7. The Company hereby acknowledges that Wells Fargo Bank, N.A. and any successor thereto has been appointed as master servicer of the Mortgage Loans pursuant to the Pooling and Servicing Agreement dated as of February 1, 2007 the "Pooling and Servicing Agreement"), among the Depositor, the Assignor, the Assignee and the Master Servicer, and therefore has the right to enforce all obligations of the Company under the Servicing Agreement that have been assigned hereby. Such rights will include, without limitation, as they relate to the Mortgage Loans, the right to receive all remittances required to be made by the Company under the Servicing Agreement, the right to receive all monthly reports and other data required to be delivered by the Company under the Servicing Agreement, the right to examine the books and records of the Company, indemnification rights, and the right to exercise certain rights of consent and approval relating to actions taken by the Company.

         8. Notwithstanding any term hereof to the contrary, the execution and delivery of this Assignment and Assumption Agreement by the Assignee is solely in its capacity as trustee for Bear Stearns Asset Backed Securities Trust 2007-SD2 Asset-Backed Certificates, Series

2007-SD2 and not individually, and any recourse against the Assignee in respect of any obligations it may have under or pursuant to the terms of this Assignment and Assumption Agreement shall be limited solely to the assets it may hold as trustee of Bear Stearns Asset Backed Securities Trust 2007-SD2 Asset-Backed Certificates, Series 2007-SD2.

Modification of Servicing Agreement
-----------------------------------

         i. Section 1.01 of the Servicing Agreement is amended by deleting the definition of Business Day in its entirety and replacing it with the following (deleted text stricken and new text underlined):

                Business Day: Any day other than (i) a Saturday or Sunday, or
                (ii) a legal holiday in the States of New York, Iowa, Maryland, Minnesota or the Commonwealth of Pennsylvania, or (iii) a day on which banks in the States of New York, Iowa, Maryland, Minnesota or Pennsylvania are authorized or obligated by law or executive order to be closed.

         ii. Section 1.01 of the Servicing Agreement is amended by deleting the definition of Custodian in its entirety and replacing it with the following (deleted text stricken and new text underlined):

                Custodian: Wells Fargo Bank Minnesota, N.A., or such other custodian as Owner shall designate.

         iii. Section 3.01(a) of the Servicing Agreement is hereby amended by deleting the word "corporation" thereof and replacing it with "limited liability company".

         iv. Section 3.01(c) of the Servicing Agreement is hereby amended by deleting the word "articles of incorporation or by-laws" thereof and replacing it with "organizational documents".

         v. Section 6.04 of the Servicing Agreement is hereby amended by deleting the references to "2007" and replacing each with "2008".

         vi. Section 6.09 of the Servicing Agreement is hereby amended by deleting the references to "2007" and replacing each with "2008".

         vii. Section 9.01(ii) of the Servicing Agreement is hereby amended by inserting "(other than Section 6.04 and Section 6.09)" immediately before the first comma of such section.

         viii. Section 9.01 is further amended by adding "; or" at the end of subclause (vii) and adding the following new subclause (viii):

                (viii) any failure on the part of the Servicer to comply with its obligations under Section 6.04 and Section 6.09 within the timeframe set forth therein.

         ix. Section 11.04 of the Servicing Agreement is hereby amended by inserting at the end of the first sentence thereof, "(OTHER THAN
                SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW)".

         x. The Servicing Agreement is hereby amended as of the date hereof by adding a new Exhibit G, a copy of which is annexed hereto as Exhibit C.

         xi. The Servicing Agreement is hereby amended as of the date hereof by adding a new Exhibit E, a copy of which is annexed hereto as Exhibit D.

         xii. The Servicing Agreement is hereby amended as of the date hereof by adding a new Exhibit H, a copy of which is annexed hereto as Exhibit E.

Recognition of Assignee
-----------------------

         9. From and after the date hereof, Company shall recognize Assignee as owner of the Mortgage Loans and will service the Mortgage Loans for Assignee as if Assignee and Company had entered into a separate servicing agreement for the servicing of the Mortgage Loans in the form of the Servicing Agreement (as modified herein), the terms of which are incorporated herein by reference. Notwithstanding anything to the contrary contained herein or in the Servicing Agreement, Company acknowledges that the Mortgage Loans will be part of a REMIC and hereby agrees that in no event will it service the Mortgage Loans in a manner that would (i) cause any REMIC to fail to qualify as a REMIC or (ii) result in the imposition of a tax upon any REMIC (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the
Code). It is the intention of Assignor, Company and Assignee that this Assignment and Assumption Agreement shall be binding upon and for the benefit of the respective successors and assigns of the parties hereto. Neither Company nor Assignor shall amend or agree to amend, modify, waive, or otherwise alter any of the terms or provisions of the Servicing Agreement which amendment, modification, waiver or other alteration would in any way affect the Mortgage Loans without the prior written consent of Assignee.

         10. A copy of all assessments, attestations, reports and certificates required to be delivered by the Company under this AAR Agreement and the Purchase Agreement shall be delivered to the Master Servicer by the date(s) specified herein or therein, and where such documents are required to be addressed to any party, such addresses shall include the Master Servicer and the Master Servicer shall be entitled to rely on such documents.

         11. Distributions shall be made by wire transfer of immediately available funds to: Bear Stearns BSABS 2007-SD2 Distribution Account Wells Fargo Bank, N.A.
                ABA# 121000248
                Account Name: SAS Clearing
                Account # 3970771416
                For Further Credit to: BSABS 2007-SD2, A/C# 50994800 and the Company shall deliver all reports required to be delivered under the Servicing Agreement to the Master Servicer at:

                Wells Fargo Bank, N.A.
                9062 Old Annapolis Road
                Columbia, Maryland 21045
                Attention: Client Manager BSABS 2007-SD2
                Telecopier No.: (410) 715-2380

         12.    Notices:

         The Assignor's address for purposes of all notices and correspondence related to the Mortgage Loans and this Assignment and Assumption Agreement is:

                EMC Mortgage Corporation
                2780 Lake Vista Drive
                Lewisville, TX 75067-3884
                Attention:  Conduit Seller Approval Dept.
                Facsimile: (214) 626-3751

                With a copy to:

                Bear Stearns Mortgage Capital Corporation
                383 Madison Avenue
                New York, New York 10179
                Attention: Global Credit Administration

         The Assignee's address for purposes of all notices and correspondence related to the Mortgage Loans and this Assignment and Assumption Agreement is:

                Citibank, N.A., as trustee
                388 Greenwich Street, 14th Floor
                New York, NY  10013
                Attention: Structured Finance Agency & Trust - BSABS 2007-SD2 Telecopier No.: (212) 816-5527


                With a copy to:

                Wells Fargo Bank, N.A.
                9062 Old Annapolis Road
                Columbia, Maryland 21045
                Attention: Client Manager BSABS 2007-SD2
                Telecopier No.: (410) 715-2380

         The Company's address for purposes of all notices and correspondence related to the Mortgage Loans and this Assignment and Assumption Agreement is:

                GMAC Mortgage, LLC
                500 Enterprise Road
                Horsham, Pennsylvania 19044
                Attention: Frank Ruhl
                Telecopier No: (215) 682-3396

Miscellaneous:
--------------

         13. Each party will pay any commissions it has incurred and the Assignor shall pay the fees of its attorneys and the reasonable fees of the attorneys of the Assignee and the Company in connection with the negotiations for, documenting of and closing of the transactions contemplated by this Assignment and Assumption Agreement.

         14. This Assignment and Assumption Agreement shall be construed in accordance with the laws of the State of New York, including Sections 5-1401 and 5-1402 of the New General Obligations Law, but otherwise without regard to conflicts of law principles, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

         15. No term or provision of this Assignment and Assumption Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

         16. This Assignment and Assumption Agreement shall inure to the benefit of the successors and assigns of the parties hereto. Any entity into which Assignor, Assignee or Company may be merged or consolidated shall, without the requirement for any further writing, be deemed Assignor, Assignee or Company, respectively, hereunder.

         17. This Assignment and Assumption Agreement shall survive the conveyance of the Mortgage Loans and the assignment of the Servicing Agreement to the extent of the Mortgage Loans by Assignor to Assignee and the termination of the Servicing Agreement.

         18. This Assignment and Assumption Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original and all such counterparts shall constitute one and the same instrument.

         19. In the event that any provision of this Assignment and Assumption Agreement conflicts with any provision of the Servicing Agreement with respect to the Mortgage Loans, the terms of this Assignment and Assumption Agreement shall control.

         20. Any new loan number assigned to a Mortgage Loan by the Assignee shall be provided to the Company at the following address: GMAC Mortgage, LLC 500 Enterprise Road, Horsham, Pennsylvania 19044, Attention: Frank Ruhl. In addition, if Assignee has changed its document custodian from the previous custodian, such new custodian's name, address and contact information shall be provided to the Company at the aforementioned address.

         IN WITNESS WHEREOF, the parties have caused this Assignment and Assumption Agreement to be executed by their duly authorized officers as of the date first above written.

                                        CITIBANK, N.A., not individually but
                                        solely as trustee for the holders of
                                        Bear Stearns Asset Backed Securities
                                        Trust 2007-SD2 Asset-Backed
                                        Certificates, Series 2007-SD2


                                        By:
                                           -------------------------------------
                                        Name:
                                        Title:



                                        EMC MORTGAGE CORPORATION


                                        By:
                                           -------------------------------------
                                        Name:
                                        Title:


                                        GMAC MORTGAGE, LLC
                                        as Company


                                        By:
                                           -------------------------------------
                                        Name:
                                        Title:



Acknowledged and Agreed

WELLS FARGO BANK, N.A.,
as Master Servicer

By:
   -------------------------------------
Name:
Title

BEAR STEARNS ASSET BACKED
SECURITIES I LLC
As depositor


By:
   -------------------------------------
Name:
Title

                                    Exhibit A
                                    ---------

         Servicing Agreement dated as of May 1, 2001, between EMC Mortgage Corporation and GMAC Mortgage LLC, as amended by Amendment Number One thereto dated as of October 1, 2001, Amendment Number Two thereto dated as of July 31, 2002 and Amendment Number Three thereto dated as of December 20, 2005 (as amended, the "Servicing Agreement").

                             [Provided upon request]

                                    Exhibit B
                                    ---------

                                 Mortgage Loans

                            [available upon request]

                                    Exhibit C
                                    ---------

                                    EXHIBIT G

         SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

                       SERVICING CRITERIA TO BE ADDRESSED

                           IN ASSESSMENT OF COMPLIANCE

                          (RMBS unless otherwise noted)

         Key:

         X - obligation


         Where there are multiple checks for criteria the attesting party will identify in their management assertion that they are attesting only to the portion of the distribution chain they are responsible for in the related transaction agreements.


REGAB Reference                Servicing Criteria                                                              Servicers

                               General Servicing Considerations
                      Policies and procedures  are  instituted to monitor any  performance or other                  X
1122(d)(1)(i)         triggers and events of default in accordance with the transaction agreements.

                      If any  material  servicing  activities  are  outsourced  to  third  parties,                  X
                      policies  and   procedures  are  instituted  to  monitor  the  third  party's
1122(d)(1)(ii)        performance and compliance with such servicing activities.

                      Any requirements in the transaction agreements to maintain                                     X
1122(d)(1)(iii)       a back-up servicer for the Pool Assets are maintained.
                      A fidelity bond and errors and omissions policy is in
                      effect on the party participating in the servicing
                      function throughout the reporting period in the amount of
                      coverage required by and otherwise in accordance with the
1122(d)(1)(iv)        terms of the transaction agreements.

                       Cash Collection and Administration

                      Payments on pool assets are deposited into the appropriate                                     X
                      custodial bank accounts and related bank clearing
                      accounts no more than two business days following receipt, or such other number of days specified in the transaction
1122(d)(2)(i)         agreements.

                      Disbursements  made  via wire  transfer  on  behalf  of an  obligor  or to an                  X
1122(d)(2)(ii)        investor are made only by authorized personnel.

                      Advances of funds or guarantees regarding collections,                                         X
                      cash flows or distributions, and any interest or other
                      fees charged for such advances, are


                                      C-1



REGAB Reference                Servicing Criteria                                                              Servicers

1122(d)(2)(iii)       made, reviewed and approved as specified in the transaction agreements.

                      The related  accounts for the  transaction,  such as cash reserve accounts or                  X
                      accounts  established  as a form of over  collateralization,  are  separately maintained  (e.g.,  with respect to  commingling of cash) as set forth in the
1122(d)(2)(iv)        transaction agreements.

                      Each custodial account is maintained at a federally                                            X
                      insured depository institution as set forth in the
                      transaction agreements. For purposes of this criterion,
                      "federally insured depository institution" with respect to a foreign financial institution means a foreign financial
                      institution that meets the requirements of
1122(d)(2)(v)         Rule 13k-1(b)(1) of the Securities Exchange Act.

1122(d)(2)(vi)        Unissued checks are safeguarded so as to prevent
                      unauthorized access.                                                                           X

                      Reconciliations are prepared on a monthly basis for all                                        X
                      asset-backed securities related bank accounts, including
                      custodial accounts and related bank clearing accounts.
                      These reconciliations are (A) mathematically accurate; (B)
                      prepared within 30 calendar days after the bank statement
                      cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by
                      someone other than the person who prepared the
                      reconciliation; and (D) contain explanations for
                      reconciling items. These reconciling items are resolved
                      within 90 calendar days of their original identification,
                      or such other number of days specified in the transaction
1122(d)(2)(vii)       agreements.

                      Investor Remittances and Reporting

                      Reports to investors, including those to be filed with the                                     X
                      Commission, are maintained in accordance with the
                      transaction agreements and applicable Commission
                      requirements. Specifically, such reports (A) are prepared
                      in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information
                      calculated in accordance with the terms specified in the
                      transaction agreements; (C) are filed with the Commission
                      as required by its rules and regulations; and (D) agree
                      with investors' or the trustee's records as to the total
                      unpaid principal balance and number of Pool
1122(d)(3)(i)         Assets serviced by the Servicer.

                      Amounts due to investors are allocated and remitted in                                         X
                      accordance with timeframes, distribution priority and
1122(d)(3)(ii)        other terms set forth in the transaction agreements.

                      Disbursements made to an investor are posted within two                                        X
                      business days to the Servicer's investor records, or
                      such other number of days specified in the transaction
1122(d)(3)(iii)       agreements.

                      Amounts remitted to investors per the investor reports                                         X
                      agree with cancelled checks, or other form of payment,
1122(d)(3)(iv)        or custodial bank statements.

                            Pool Asset Administration

                      Collateral or security on pool assets is maintained as                                         X
                      required by the


                                      C-2



REGAB Reference                Servicing Criteria                                                              Servicers

X 1122(d)(4)(i)       transaction agreements or related pool asset documents.

                      Pool assets and related documents are safeguarded as                                           X
1122(d)(4)(ii)        required by the transaction agreements

                      Any additions, removals or substitutions to the asset pool                                     X
                      are made, reviewed and approved in accordance with any
1122(d)(4)(iii)       conditions or requirements in the transaction agreements.

                      Payments on pool assets, including any payoffs, made in                                        X
                      accordance with the related pool asset documents are
                      posted to the Servicer's obligor records maintained no
                      more than two business days after receipt, or such other
                      number of days specified in the transaction agreements,
                      and allocated to principal, interest or other items (e.g., escrow) in accordance with the related pool asset
1122(d)(4)(iv)        documents.

                      The Servicer's records regarding the pool assets agree                                         X
                      with the Servicer's records with respect to an
1122(d)(4)(v)         obligor's unpaid principal balance.


                      Changes with respect to the terms or status of an                                              X
                      obligor's pool assets (e.g., loan modifications or
                      re-agings) are made, reviewed and approved by authorized
                      personnel in accordance with the transaction agreements
1122(d)(4)(vi)        and related pool asset documents.


                      Loss mitigation or recovery actions (e.g., forbearance                                         X
                      plans, modifications and deeds in lieu of foreclosure,
                      foreclosures and repossessions, as applicable) are
                      initiated, conducted and concluded in accordance with the
                      timeframes or other requirements established by the
1122(d)(4)(vii)       transaction agreements.

                      Records documenting collection efforts are maintained                                          X
                      during the period a pool asset is delinquent in
                      accordance with the transaction agreements. Such records
                      are maintained on at least a monthly basis, or such other
                      period specified in the transaction agreements, and
                      describe the entity's activities in monitoring delinquent
                      pool assets including, for example, phone calls, letters
                      and payment rescheduling plans in cases where
                      delinquency is deemed temporary (e.g.,
1122(d)(4)(viii)      illness or unemployment).

                      Adjustments to interest rates or rates of return for pool                                      X
                      assets with variable rates are computed based on the
1122(d)(4)(ix)        related pool asset documents.

                      Regarding any funds held in trust for an obligor (such as                                      X
                      escrow accounts): (A) such funds are analyzed, in
                      accordance with the obligor's pool asset documents, on at
                      least an annual basis, or such other period specified in
                      the transaction agreements; (B) interest on such funds is
                      paid, or credited, to obligors in accordance with
                      applicable pool asset documents and state laws; and (C)
                      such funds are returned to the obligor within 30 calendar
                      days of full repayment of the related pool assets, or such other number of days specified in the transaction
1122(d)(4)(x)         agreements.

                      Payments made on behalf of an obligor (such as tax or                                          X
                      insurance payments) are made on or before the related
                      penalty or expiration dates, as indicated on the
                      appropriate bills or notices for such payments, provided
1122(d)(4)(xi)        that such support


                                      C-3



REGAB Reference                Servicing Criteria                                                              Servicers

                      has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

                      Any late payment penalties in connection with any payment                                      X
                      to be made on behalf of an obligor are paid from the
                      Servicer's funds and not charged to the obligor, unless
                      the late payment was due to the obligor's error or
1122(d)(4)(xii)       omission.

                      Disbursements made on behalf of an obligor are posted                                          X
                      within two business days to the obligor's records
                      maintained by the servicer, or such other number of
1122(d)(4)(xiii)      days specified in the transaction agreements.

                      Delinquencies, charge-offs and uncollectible accounts are                                      X
                      recognized and recorded in accordance with the
1122(d)(4)(xiv)       transaction agreements.

                      Any external enhancement or other support, identified in
                      Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction
1122(d)(4)(xv)        agreements.


                                        [NAME OF OWNER] [NAME OF SUBSERVICER]


                                        Date:
                                              ----------------------------------

                                        By:
                                              ----------------------------------

                                        Name:
                                        Title:


                                      C-4


                                                            Exhibit D
                                                            ---------

                                                            EXHIBIT E


                                    Standard Loan Level File Layout -
                                    Master Servicing
Exhibit 1:  Layout

Column Name                        Description                                          Decimal         Format                 Max
                                                                                                        Comment                Size
Each File Requires the Following Fields:

SER_INVESTOR_NBR                   A value assigned by the Servicer to define a                         Text up to 20
                                   group of loans.                                                      digits                 20

LOAN_NBR                           A unique identifier assigned to each loan by                         Text up to 10
                                   the investor.                                                        digits                 10

SERVICER_LOAN_NBR                  A unique number assigned to a loan by the                            Text up to 10
                                   Servicer. This may be different than the                             digits                 10
                                   LOAN_NBR.

SCHED_PAY_AMT                      Scheduled monthly principal and scheduled                   2        No commas(,) or
                                   interest payment that a borrower is expected to                      dollar signs ($)       11
                                   pay, P&I constant.

NOTE_INT_RATE                      The loan interest rate as reported by the                   4        Max length of 6         6
                                   Servicer.

NET_INT_RATE                       The loan gross interest rate less the service               4        Max length of 6         6
                                   fee rate as reported by the Servicer.

SERV_FEE_RATE                      The servicer's fee rate for a loan as reported              4        Max length of 6         6
                                   by the Servicer.

SERV_FEE_AMT                       The servicer's fee amount for a loan as                     2        No commas(,) or
                                   reported by the Servicer.                                            dollar signs ($)       11

NEW_PAY_AMT                        The new loan payment amount as reported by the              2        No  commas(,) or
                                   Servicer.                                                            dollar signs ($)       11

NEW_LOAN_RATE                      The new loan rate as reported by the Servicer.              4        Max length of 6
                                                                                                                                6
ARM_INDEX_RATE                     The index the  Servicer is using to  calculate a            4        Max length of 6
                                   forecasted rate.
                                                                           6
ACTL_BEG_PRIN_BAL                  The borrower's  actual principal  balance at the            2        No  commas(,) or
                                   beginning of the processing cycle.                                   dollar signs ($)       11

ACTL_END_PRIN_BAL                  The borrower's  actual principal  balance at the            2        No  commas(,) or
                                   end of the processing cycle.                                         dollar signs ($)       11

BORR_NEXT_PAY_DUE_DATE             The  date at the end of  processing cycle that                       MM/DD/YYYY
                                   the  borrower's  next  payment  is  due  to  the                                            10
                                   Servicer, as reported by Servicer.

SERV_CURT_AMT_1                    The first curtailment amount to be applied.                 2        No commas(,) or
                                                                                                        dollar signs ($)       11





SERV_CURT_DATE_1                   The curtailment date associated with the first                       MM/DD/YYYY
                                   curtailment amount.                                                                         10

CURT_ADJ_ AMT_1                    The curtailment interest on the first                       2        No commas(,) or
                                   curtailment amount, if applicable.                                   dollar signs ($)       11

SERV_CURT_AMT_2                    The second curtailment amount to be applied.                2        No  commas(,) or
                                                                                                        dollar signs ($)       11

SERV_CURT_DATE_2                   The curtailment date associated with the second                      MM/DD/YYYY
                                   curtailment amount.                                                                         10

CURT_ADJ_ AMT_2                    The curtailment interest on the second                      2        No commas(,) or
                                   curtailment amount, if applicable.                                   dollar signs ($)       11

Exhibit 1: Continued               Standard Loan Level File Layout

Column Name                        Description                                          Decimal         Format                 Max
                                                                                                        Comment                Size

SERV_CURT_AMT_3                    The third curtailment amount to be applied.                 2        No commas(,)
                                                                                                        or dollar              11
                                                                                                        signs ($)

SERV_CURT_DATE_3                   The curtailment date associated with the third                       MM/DD/YYYY
                                   curtailment amount.                                                                         10

CURT_ADJ_AMT_3                     The curtailment interest on the third                       2        No commas(,)
                                   curtailment amount, if applicable.                                   or dollar              11
                                                                                                        signs ($)

PIF_AMT                            The loan "paid in full" amount as reported by               2        No commas(,)
                                   the Servicer.                                                        or dollar              11
                                                                                                        signs ($)

PIF_DATE                           The paid in full date as reported by the                             MM/DD/YYYY
                                   Servicer.                                                                                   10

ACTION_CODE                        The standard FNMA numeric code used to indicate                      Action Code
                                   the default/delinquent status of a particular                        Key:                   2
                                   loan.                                                                15=Bankruptcy,
                                                                                                        30=Foreclosure,
                                                                                                        60=PIF,
                                                                                                        63=Substitution,
                                                                                                        65=Repurchase,70
                                                                                                        =REO

INT_ADJ_AMT                        The amount of the interest adjustment as                    2        No commas(,)
                                   reported by the Servicer.                                            or dollar              11
                                                                                                        signs ($)

SOLDIER_SAILOR_ADJ_AMT             The Soldier and Sailor Adjustment amount,  if               2        No commas(,)
                                   applicable.                                                          or dollar              11
                                                                                                        signs ($)

NON_ADV_LOAN_AMT                   The Non Recoverable Loan Amount, if applicable.             2        No commas(,)
                                                                                                        or dollar              11
                                                                                                        signs ($)

LOAN_LOSS_AMT                      The amount the Servicer is passing as a loss,  if           2        No commas(,)
                                   applicable.                                                          or dollar              11
                                                                                                        signs ($)




Plus the Following Applicable Fields:

SCHED_BEG_PRIN_BAL                 The scheduled outstanding principal amount                  2        No commas(,)
                                   due at the  beginning  of the cycle date to be                       or dollar              11
                                   passed through to investors.                                         signs ($)

SCHED_END_PRIN_BAL                 The   scheduled   principal   balance  due  to              2        No commas(,)
                                   investors at the end of a processing cycle.                          or  dollar             11
                                                                                                        signs ($)

SCHED_PRIN_AMT                     The scheduled  principal amount as reported by              2        No commas(,)
                                   the  Servicer  for the  current  cycle -- only                       or dollar              11
                                   applicable for Scheduled/Scheduled Loans.                            signs ($)

SCHED_NET_INT                      The scheduled  gross interest  amount less the              2        No commas(,)
                                   service  fee amount for the  current  cycle as                       or dollar              11
                                   reported by the  Servicer  -- only  applicable                       signs ($)
                                   for Scheduled/Scheduled Loans.

ACTL_PRIN_AMT                      The actual  principal  amount collected by the              2        No commas(,)
                                   Servicer  for the current  reporting  cycle --                       or dollar              11

                                   only applicable for Actual/Actual Loans.                             signs ($)
ACTL_NET_INT                       The  actual  gross  interest  amount  less the              2        No commas(,)
                                   service fee amount for the  current  reporting                       or dollar              11
                                   cycle  as  reported  by the  Servicer  -- only                       signs ($)
                                   applicable for Actual/Actual Loans.

PREPAY_PENALTY_ AMT                The penalty amount received when a borrower                 2        No commas(,)
                                   prepays on his loan as reported by the                               or dollar              11
                                   Servicer.                                                            signs ($)

PREPAY_PENALTY_ WAIVED             The prepayment penalty amount for the loan                  2        No commas(,)
                                   waived by the servicer.                                              or dollar              11
                                                                                                        signs ($)

Exhibit 1: Continued                  Standard Loan Level File Layout


Column Name                        Description                                          Decimal         Format                 Max
                                                                                                        Comment                Size

MOD_DATE                           The Effective Payment Date of the                                    MM/DD/YYYY
                                   Modification for the loan.                                                                  10

MOD_TYPE                           The Modification Type.                                               Varchar - value
                                                                                                        can be alpha or        30
                                                                                                        numeric

DELINQ_P&I_ADVANCE_AMT             The current outstanding principal and                       2        No commas(,)
                                   interest advances made by Servicer.                                  or dollar              11
                                                                                                        signs ($)

BREACH_FLAG                        Flag to indicate if the repurchase of a loan                         Y=Breach
                                   is due to a breach of Representations and                                                   1
                                   Warranties
                                                                                                        N=NO Breach
                                                                                                        Let blank if
                                                                                                        N/A



                                    Exhibit E
                                    ---------

                                    EXHIBIT H

Exhibit  : Standard File Layout - Delinquency Reporting

*The column/header names in bold are the minimum fields Wells Fargo must receive from every Servicer

Column/Header Name                 Description                                                     Decimal         Format
                                                                                                                   Comment

SERVICER_LOAN_NBR                  A unique number assigned to a loan by the Servicer.
                                   This may be different than the LOAN_NBR

LOAN_NBR                           A unique identifier assigned to each loan by the
                                   originator.

CLIENT_NBR                         Servicer Client Number

SERV_INVESTOR_NBR                  Contains a unique number as
                                   assigned by an external servicer
                                   to identify a group of loans in
                                   their system.

BORROWER_FIRST_NAME                First Name of the Borrower.

BORROWER_LAST_NAME                 Last name of the borrower.

PROP_ADDRESS                       Street Name and Number of Property

PROP_STATE                         The state where the property located.

PROP_ZIP                           Zip code where the property is located.

BORR_NEXT_PAY_DUE_DATE             The date that the borrower's next
                                   payment is due to MM/DD/YYYY the
                                   servicer at the end of processing
                                   cycle, as reported by Servicer.

LOAN_TYPE                          Loan Type (i.e. FHA, VA, Conv)

BANKRUPTCY_FILED_DATE              The date a particular bankruptcy claim was filed.                            MM/DD/YYYY

BANKRUPTCY_CHAPTER_CODE            The chapter under which the bankruptcy was filed.

BANKRUPTCY_CASE_NBR                The case number assigned by the court to the
                                   bankruptcy filing.

POST_PETITION_DUE_DATE             The payment due date once the bankruptcy has been                            MM/DD/YYYY
                                   approved by the courts

BANKRUPTCY_DCHRG_DISM_DATE         The Date The Loan Is Removed From Bankruptcy.  Either                        MM/DD/YYYY
                                   by Dismissal, Discharged and/or a Motion For Relief
                                   Was Granted.

LOSS_MIT_APPR_DATE                 The Date The Loss Mitigation Was Approved By The                             MM/DD/YYYY
                                   Servicer

LOSS_MIT_TYPE                      The Type Of Loss Mitigation Approved For A Loan Such
                                   As;

LOSS_MIT_EST_COMP_DATE             The Date The Loss Mitigation/Plan Is Scheduled  To                           MM/DD/YYYY
                                   End/Close

LOSS_MIT_ACT_COMP_DATE             The Date The Loss Mitigation Is Actually Completed                           MM/DD/YYYY







FRCLSR_APPROVED_DATE               The date DA Admin sends a letter to the  servicer  with                      MM/DD/YYYY
                                   instructions to begin foreclosure proceedings.

ATTORNEY_REFERRAL_DATE             Date File Was Referred To Attorney to Pursue                                 MM/DD/YYYY
                                   Foreclosure

FIRST_LEGAL_DATE                   Notice of 1st legal filed by an Attorney  in  a                              MM/DD/YYYY
                                   Foreclosure Action

FRCLSR_SALE_EXPECTED_DATE          The date by which a foreclosure sale is expected  to                         MM/DD/YYYY
                                   occur.

FRCLSR_SALE_DATE                   The actual date of the foreclosure sale.                                     MM/DD/YYYY

FRCLSR_SALE_AMT                    The amount a property sold for at the foreclosure sale.                 2    No commas(,)
                                                                                                                or dollar
                                                                                                                signs ($)

EVICTION_START_DATE                The date the servicer initiates eviction of the                              MM/DD/YYYY
                                   borrower.

EVICTION_COMPLETED_DATE            The date the court revokes legal
                                   possession of the MM/DD/YYYY
                                   property from the borrower.

LIST_PRICE                         The price at which an REO property is marketed.                         2    No commas(,)
                                                                                                                or  dollar
                                                                                                                signs ($)

LIST_DATE                          The date an REO property is listed at a particular                           MM/DD/YYYY
                                   price.

OFFER_AMT                          The dollar value of an offer for an REO property.                       2    No commas(,)
                                                                                                                or dollar
                                                                                                                signs ($)

OFFER_DATE_TIME                    The date an offer is received by DA Admin or by the                          MM/DD/YYYY
                                   Servicer.

REO_CLOSING_DATE                   The date the REO sale of the property is scheduled to                        MM/DD/YYYY
                                   close.

REO_ACTUAL_CLOSING_DATE            Actual Date Of REO Sale                                                      MM/DD/YYYY

OCCUPANT_CODE                      Classification of how the property is occupied.

PROP_CONDITION_CODE                A code that indicates the condition of the property.

PROP_INSPECTION_DATE               The date a  property inspection is performed.                                MM/DD/YYYY

APPRAISAL_DATE                     The date the appraisal was done.                                             MM/DD/YYYY

CURR_PROP_VAL                      The current "as is" value of the  property based on                     2
                                   brokers price opinion or appraisal.

REPAIRED_PROP_VAL                  The amount the property would be worth if repairs are                   2
                                   completed pursuant to a broker's price opinion or
                                   appraisal.

If applicable:
-------------

DELINQ_STATUS_CODE                 FNMA Code Describing Status of Loan

DELINQ_REASON_CODE                 The circumstances which caused a borrower to stop
                                   paying on a loan.  Code indicates the reason why the
                                   loan is in default for this cycle.

MI_CLAIM_FILED_DATE                Date Mortgage Insurance Claim Was Filed With Mortgage                        MM/DD/YYYY
                                   Insurance Company.

MI_CLAIM_AMT                       Amount of Mortgage Insurance Claim Filed                                     No commas(,)
                                                                                                                or dollar
                                                                                                                signs ($)




MI_CLAIM_PAID_DATE                 Date Mortgage Insurance Company Disbursed Claim Payment                      MM/DD/YYYY

MI_CLAIM_AMT_PAID                  Amount Mortgage Insurance Company Paid On Claim                         2    No commas(,)
                                                                                                                or dollar
                                                                                                                signs ($)

POOL_CLAIM_FILED_DATE              Date Claim Was Filed With Pool Insurance Company                             MM/DD/YYYY

POOL_CLAIM_AMT                     Amount of Claim Filed With Pool Insurance Company                       2    No commas(,)
                                                                                                                or dollar
                                                                                                                signs ($)

POOL_CLAIM_PAID_DATE               Date Claim Was Settled and The Check Was Issued By The                       MM/DD/YYYY
                                   Pool Insurer

POOL_CLAIM_AMT_PAID                Amount Paid On Claim By Pool Insurance Company                          2    No commas(,)
                                                                                                                or dollar
                                                                                                                signs ($)

FHA_PART_A_CLAIM_FILED_DATE        Date FHA Part A Claim Was Filed With HUD                                     MM/DD/YYYY

FHA_PART_A_CLAIM_AMT               Amount of FHA Part A Claim Filed                                        2    No commas(,)
                                                                                                                or dollar
                                                                                                                signs ($)

FHA_PART_A_CLAIM_PAID_DATE         Date HUD Disbursed Part A Claim Payment                                      MM/DD/YYYY

FHA_PART_A_CLAIM_PAID_AMT          Amount HUD Paid on Part A Claim                                         2    No commas(,)
                                                                                                                or dollar
                                                                                                                signs ($)

FHA_PART_B_CLAIM_FILED_DATE        Date FHA Part B Claim Was Filed With HUD                                     MM/DD/YYYY

FHA_PART_B_CLAIM_AMT               Amount of FHA Part B Claim Filed                                        2    No commas(,)
                                                                                                                or dollar
                                                                                                                signs ($)

FHA_PART_B_CLAIM_PAID_DATE         Date HUD Disbursed Part B Claim Payment                                      MM/DD/YYYY

FHA_PART_B_CLAIM_PAID_AMT          Amount HUD Paid on Part B Claim                                         2    No commas(,)
                                                                                                                or dollar
                                                                                                                signs ($)

VA_CLAIM_FILED_DATE                Date VA Claim Was Filed With the Veterans Admin                              MM/DD/YYYY

VA_CLAIM_PAID_DATE                 Date Veterans Admin. Disbursed VA Claim Payment                              MM/DD/YYYY

VA_CLAIM_PAID_AMT                  Amount Veterans Admin. Paid on VA Claim                                 2    No commas(,)
                                                                                                                or dollar
                                                                                                                signs ($)

MOTION_FOR_RELIEF_DATE             The date the Motion for Relief was filed                                10   MM/DD/YYYY

FRCLSR_BID_AMT                     The foreclosure sale bid amount                                              No commas(,) or
                                                                                                           11   dollar signs ($)

FRCLSR_SALE_TYPE                   The foreclosure sales results: REO, Third Party,
                                   Conveyance to HUD/VA

REO_PROCEEDS                       The net proceeds from the sale of the REO property.                          No commas(,) or
                                                                                                                dollar signs ($)

BPO_DATE                           The date the BPO was done.

CURRENT_FICO                       The current FICO score






HAZARD_CLAIM_FILED_DATE            The date the Hazard Claim was filed with the Hazard                          MM/DD/YYYY
                                   Insurance Company.                                                      10

HAZARD_CLAIM_AMT                   The amount of the Hazard Insurance Claim filed.                              No commas(,) or
                                                                                                           11   dollar signs ($)

HAZARD_CLAIM_PAID_DATE             The date the Hazard Insurance Company disbursed the                          MM/DD/YYYY
                                   claim payment.                                                          10

HAZARD_CLAIM_PAID_AMT              The amount the Hazard Insurance Company paid on the                          No commas(,) or
                                   claim.                                                                  11   dollar signs ($)

ACTION_CODE                        Indicates loan status                                                        Number

NOD_DATE                                                                                                        MM/DD/YYYY

NOI_DATE                                                                                                        MM/DD/YYYY

ACTUAL_PAYMENT_PLAN_START_DATE                                                                                  MM/DD/YYYY

ACTUAL_PAYMENT_ PLAN_END_DATE

ACTUAL_REO_START_DATE                                                                                           MM/DD/YYYY

REO_SALES_PRICE                                                                                                 Number

REALIZED_LOSS/GAIN                 As defined in the Servicing Agreement                                        Number







Exhibit 2: Standard File Codes - Delinquency Reporting


The Loss Mit Type field should show the approved Loss Mitigation Code as follows:

         o    ASUM- Approved Assumption

         o    BAP-  Borrower Assistance Program

         o    CO-   Charge Off

         o    DIL-  Deed-in-Lieu

         o    FFA-  Formal Forbearance Agreement

         o    MOD-  Loan Modification

         o    PRE-  Pre-Sale

         o    SS-   Short Sale

         o    MISC- Anything else approved by the PMI or Pool Insurer

NOTE: Wells Fargo Bank will accept alternative Loss Mitigation Types to those above, provided that they are consistent with industry standards. If Loss Mitigation Types other than those above are used, the Servicer must supply Wells Fargo Bank with a description of each of the Loss Mitigation Types prior to sending the file.

The Occupant Code field should show the current status of the property code as follows:

         o    Mortgagor

         o    Tenant

         o    Unknown

         o    Vacant

The Property Condition field should show the last reported condition of the property as follows:

         o    Damaged

         o    Excellent

         o    Fair

         o    Gone

         o    Good

         o    Poor

         o    Special Hazard

         o    Unknown

The FNMA Delinquent Reason Code field should show the Reason for Delinquency as follows:


   Delinquency              Delinquency Description
   Code

   001                      FNMA-Death of principal mortgagor

   002                      FNMA-Illness of principal mortgagor

   003                      FNMA-Illness of mortgagor's family member

   004                      FNMA-Death of mortgagor's family member

   005                      FNMA-Marital difficulties

   006                      FNMA-Curtailment of income

   007                      FNMA-Excessive Obligation

   008                      FNMA-Abandonment of property

   009                      FNMA-Distant employee transfer

   011                      FNMA-Property problem

   012                      FNMA-Inability to sell property

   013                      FNMA-Inability to rent property

   014                      FNMA-Military Service

   015                      FNMA-Other

   016                      FNMA-Unemployment

   017                      FNMA-Business failure

   019                      FNMA-Casualty loss

   022                      FNMA-Energy environment costs

   023                      FNMA-Servicing problems

   026                      FNMA-Payment adjustment

   027                      FNMA-Payment dispute

   029                      FNMA-Transfer of ownership pending

   030                      FNMA-Fraud

   031                      FNMA-Unable to contact borrower

   INC                      FNMA-Incarceration

The FNMA Delinquent Reason Code field should show the Reason for Delinquency as follows:



Status Code        Status Description

    09             Forbearance

    17             Pre-foreclosure Sale Closing Plan Accepted

    24             Government Seizure

    26             Refinance

    27             Assumption

    28             Modification

    29             Charge-Off

    30             Third Party Sale

    31             Probate

    32             Military Indulgence

    43             Foreclosure Started

    44             Deed-in-Lieu Started

    49             Assignment Completed

    61             Second Lien Considerations

    62             Veteran's Affairs-No Bid

    63             Veteran's Affairs-Refund

    64             Veteran's Affairs-Buydown

    65             Chapter 7 Bankruptcy

    66             Chapter 11 Bankruptcy

    67             Chapter 13 Bankruptcy

                                  SCHEDULE III

            Yield Maintenance Agreements Projected Principal Balances

               Please see Schedule B in the Prospectus Supplement


                                     S-3-1

                                   SCHEDULE IV

                      Coupon Strip Reserve Account Schedule

               Please see Schedule C in the Prospectus Supplement


                                     S-4-1